As filed with the Securities and Exchange Commission on July 24, 1998

                                          Registration No. 333-54011
___________________________________________________________________________



                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              AMENDMENT NO. 1
                                     TO
                                  FORM S-1

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           ICON Income Fund Eight
 ICON Income Fund Eight A L.P., a Delaware limited partnership (ICON Eight
                                    A)
 ICON Income Fund Eight B L.P., a Delaware limited partnership (ICON Eight
                                    B)
      (Exact name of registrant as specified in governing instruments)


                                  DELAWARE
       (State or other jurisdiction of incorporation or organization)

                                    7394
          (Primary Standard Industrial Classification Code Number)

       ICON Eight A [13-4006824], ICON Eight B [to be applied for]
                  (I.R.S. Employer Identification Numbers)

     600 MAMARONECK AVENUE, HARRISON, NEW YORK 10528 (914) 698-0600 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    JOHN L. LEE, ASSISTANT SECRETARY
                             ICON Capital Corp.
                          600 Mamaroneck Avenue
                        Harrison, New York 10528
                             (914) 698-0600
  (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             Ross Pascal, Esq.
                          Day, Berry & Howard LLP
                            260 Franklin Street
                        Boston, Massachusetts 02109
                          (counsel to registrants)
___________________________________________________________________________

Approximate date of commencement of proposed sale to public:
Estimated to be November 10, 1998, which is the next day following expiration of the period of effectiveness of the current offering (which ends November 9, 1998), ICON Cash Flow Partners L.P. Seven (Registration
No.: 33-94458), sponsored by ICON Capital Corp.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         PAGE 1 of ________ PAGES EXHIBIT INDEX IS ON PAGE ________




                                 Page 12



                          ICON INCOME FUND 8 L.P.

      Cross Reference Sheet Required by Item 501(b) of Regulation S-K


Item Number and Caption                        Location in Prospectus

1.    Forepart of the Registration             Cover  Pages of  Registration
Statement
      Statement and Outside Front              and Prospectus
      Cover Page of Prospectus

2.    Inside Front and Outside Back            Cover Page; Back Page
      Cover Pages of Prospectus

3.    Summary Information, Risk           Summary  of  the  Offering;   Risk
Factors
      Factors and Ratio of Earnings to
      Fixed Charges

4.    Use of Proceeds               Sources and Uses of Offering Proceeds;
                                    Summary of Compensation; Investment
                                    Objectives and Policies

5.    Determination of Offering Price               *

6.    Dilution                            *

7.    Selling Security Holders                 *

8.    Plan of Distribution                Cover Pages; Plan of Distribution

9.    Description of Securities to be               Cover   Pages;   Summary
of the Offering;
      Registered                    Summary of the Partnership Agreement;
                                    Partnership Agreement

10.   Interests of Named Experts               Legal Matters; Experts
      and Counsel

11.   Information with Respect to              Summary   of  the   Offering;
Management;
      the Registrant                      Investment      Objectives     and
Policies;
                                    Summary of the Partnership Agreement;
                                    Financial Statements

12.   Disclosure of Commission            Fiduciary Responsibility;
      Position on Indemnification              Partnership Agreement
      for Securities Act Liabilities
_____________________
* Omitted because the item is inapplicable or the answer is negative.


                           ICON Income Fund Eight
                                $150,000,000
                 1,500,000 Units of Limited Partnership Interests
   (in two limited partnerships, each having a minimum capitalization of
                               12,000 Units)
              $100.00 Per Unit/Minimum Investment 25 Units ($2,500)
                 (10 Units ($1,000) for IRAs and Qualified Plans)

    ICON Income Fund Eight is an equipment  leasing  program (the Program)
consisting  of  two  Delaware  limited   partnerships   (collectively,   the
Partnerships,  or, individually, a Partnership);  ICON Income Fund Eight
A L.P., a Delaware limited partnership, (ICON Eight A) and ICON Income Fund Eight B L.P., a Delaware limited partnership, (ICON Eight B). Each Partnership will be formed by ICON Capital Corp. (the General Partner) immediately prior to the Offering of its Units. The Partnerships will be separate entities and an investor will have an interest only in the Partnership in which he purchases Units. This prospectus describes an
investment  by  investors   (Limited   Partners)  in  limited  partnership
interests (or Units) of the Partnership. Each Partnership may sell as few as 12,000 or as many as 750,000 of Units.

An investment in Units of the Partnerships involves certain risks (see RISK FACTORS, Page 15).

    * Limited Partners must rely on the skills, integrity and business expertise of the General Partner.
    * The profitability of an investment in Units cannot be estimated. All Investment decisions will be made solely by the General Partner.
    * The General Partner and its affiliates will receive substantial fees, only a portion of which is contingent on amounts paid to Limited Partners.
    * No public market for Units exists. As a result, Limited Partners may only be able to resell their Units, if at all, at a discount and should, therefore, be prepared to hold their Units for the entire life of the Partnership.
    * The General Partner manages similar existing partnerships and this may give rise to potential conflicts of interest, including a conflict for management services and available investments.
    * There are certain tax risks associated with the Partnerships, including the possible adverse effects of future tax legislation.
    * The Partnerships' ability to realize lease revenues and make cash distributions is subject to the risk of lessee defaults.
    The Partnerships intend to use the funds invested by the Limited Partners, together with the Partnerships' borrowings, to buy and lease a wide range of equipment primarily to businesses located in North America and Europe which are diversified as to industry types and geographic location. The Partnerships may also provide financing to such companies secured by equipment used in their businesses. ICON Capital Corp. (the General Partner) estimates that not less than 80.40% of the gross amount of funds invested by Limited Partners (the Gross Offering Proceeds) will be used to make investments in such equipment and financings (assuming a Maximum Offering with the maximum intended leverage permitted in such circumstances of 67%). 1% of Gross Offering Proceeds will be used to establish a working capital reserve and the balance (of up to 19.60% of Gross Offering Proceeds) will be used to pay the costs of organizing the Partnerships offering Units to the public and acquiring the Partnerships' assets.

    It is intended that the Partnerships will (a) make monthly distributions, primarily to the Limited Partners and to a much lesser extent to the General Partner, of cash generated by its operations beginning the month following a Limited Partner's admission to a Partnership and (b) reinvest undistributed net cash from normal Partnership operations and sale proceeds during their respective
Reinvestment Periods in additional Leases and Financing Transactions. Thereafter, the Partnerships intend to (x) sell all their assets in an orderly manner and (y) distribute the cash proceeds to the Limited
Partners,   and  to  a  much  lesser  extent  to  the  General  Partner,  in accordance with the terms set forth in this Prospectus. The Offering is presently expected to have a termination date not later than twelve (12) months from the date of this Prospectus for ICON Eight A L.P., and twelve
(12) months thereafter for ICON Income Fund Eight B L.P.; provided that the General Partner may, in its sole and absolute discretion, extend the offering of Units in each Partnership for a further period not more than an additional twelve (12) months. In no event may the Offering of the Program extend beyond forty-eight (48) months from the date of this Prospectus. The Offering may terminate sooner than twenty-four (24) months from the date of this Prospectus if either (i) the General Partner terminates the Offering earlier or (ii) subscriptions for the Maximum Offering of 750,000 Units per Partnership are received prior to the end of such period. See INVESTMENT OBJECTIVES AND POLICIES. The Partnerships are intended for income-oriented investment purposes and not as tax shelters. The majority of their income is expected to be passive activity income for federal income tax purposes.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

----------------------------------------------------------------------------
                                             Price
Proceeds
----------------------------------------------------------------------------
----------------------------------------------------------------------------
                                            to  Public(1)         Sales
Costs(2)        to Partnership(3)
----------------------------------------------------------------------------
Per Unit                         $        100         $    10    $      90
Total (Minimum per Partnership of 12,000 Units)(5)          1,200,000(3)(4)
120,000              1,080,000
----------------------------------------------------------------------------
Total (Maximum per Partnership of 750,000 Units)            75,000,000(4)
7,500,000            67,500,000
----------------------------------------------------------------------------
                    The date of this Prospectus is, ____
                           ICON SECURITIES CORP.
          600 Mamaroneck Avenue, Harrison, NY 10528 (914) 698-0600
                                     -

   Footnotes from Cover Page. All capitalized terms used in these footnotes and in the balance of this Prospectus are defined in the Glossary that appears in Section 17 of the Partnership Agreement attached hereto as
                                 (Exhibit A).

(1) The Gross Unit Price is  $100.00,  except  that  officers,  employees  and securities representatives of the General Partner, its Affiliates and Selling Dealers (Affiliated Limited Partners) may purchase Units for investment purposes only for the Net Unit Price of $92.00 per Unit. The Partnerships will incur no obligation to pay any Sales Commissions with respect to such purchases. The General Partner's and its Affiliates' purchases of Units are limited to a maximum of 10% of the total Units purchased of each Partnership.

(2) The Partnerships will pay to a Selling Dealer or to the Dealer-Manager (which is an Affiliate of the General Partner) a Sales Commission of $8.00 (8% of the Gross Unit Price) for each Unit sold by their respective registered representatives (except as noted in footnote 1). In addition, the Partnerships will pay the Dealer-Manager Underwriting Fees of $2.00 (2.0% of Gross Offering Proceeds of the Partnership in question) for each Unit sold for its services in managing the Offering and to reimburse it, on a non-accountable basis, for the wholesaling fees and expenses of the Sponsor. See PLAN OF DISTRIBUTION.

(3)  Proceeds to the Partnerships are calculated before deduction of:

    (a) the O & O Expense Allowance in an amount equal to 3.50% of the first $25,000,000 of Gross Offering Proceeds, 2.50% of Gross Offering Proceeds over $25,000,000 but less than $50,000,000 and 1.50% of Gross Offering Proceeds above $50,000,000. The O & O Expense Allowance is payable to the General Partner and/or the Dealer-Manager on a non-accountable basis for expenses of organizing the Partnerships, registering it with federal and state securities authorities and printing the Prospectus and related legal and accounting costs and other costs of organizing the Partnership and offering Units to the public. The O & O Expense Allowance may be less or greater than the General Partner's actual expenses. The General Partner is responsible to pay Organizational and Offering Expenses which exceed such Allowance; and

    (b) Acquisition Fees in an amount equal to 3.0% (subject to certain conditions and limitations specified in the Partnership Agreement) of the sum of (i) the aggregate Purchase Price paid (including indebtedness incurred or assumed) by the Partnerships for all items of Equipment and
    (ii) the principal amount of all financing provided by the Partnerships to Users is payable to the General Partner for its services and expenses of finding, evaluating, documenting and acquiring the Partnerships' Investments. See SUMMARY OF COMPENSATION.



(4) The amounts shown exclude ten Units ($1,000) in each Partnership that were purchased by the Original Limited Partner in connection with the organization of each Partnership and which will be refunded to the Original Limited Partner, and his Units will be retired, upon the Initial Closing Date. Such amounts also exclude the excess, if any, of (a) total Units which the General Partner and its Affiliates are entitled to purchase for their own investment account (a maximum of 10% of all non-affiliate Unit
purchases)  over  (b)  600  Units  ($60,000),   the  maximum  amount  of  Unit
purchases by the Sponsor which may be counted in determining whether the Minimum Offering of 12,000 Units has been completed. Accordingly, of the Minimum Offering of 12,000 Units, only 11,400 Units would need to be purchased by the general public to satisfy such condition if the General Partner and its Affiliates purchased 600 Units of such total (as they are permitted to do).

(5) A minimum of 12,000 Units (the Minimum Offering) and a maximum of 750,000 Units will be offered in each Partnership.1 The General Partner in its sole discretion may increase the maximum number of Units which may be sold in ICON Income Fund Eight B L.P. by the number of authorized and unsold Units in ICON Income Fund Eight A L.P. (including any Units which were not sold because of the failure of ICON Income Fund Eight A L.P. to receive acceptable subscription for the minimum number of Units.)

    NOTICE TO PENNSYLVANIA INVESTORS: BECAUSE THE MINIMUM CLOSING AMOUNT IS LESS THAN $24,000,000 (A MAXIMUM TO MINIMUM OFFERING RATIO OF 20:1) YOU ARE CAUTIONED TO CAREFULLY EVALUATE THE PROGRAM'S ABILITY TO FULLY ACCOMPLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF PROGRAM SUBSCRIPTIONS.

    THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX
CONSEQUENCE  WHICH  MAY  FLOW  FROM  AN  INVESTMENT  IN  THIS  PROGRAM  IS NOT
PERMITTED.

    THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE, AND MAY ONLY BE TRANSFERRED OR RESOLD IN CONFORMITY WITH THE AGREEMENT OF LIMITED PARTNERSHIP OF THE PARTNERSHIPS AND IN COMPLIANCE WITH APPLICABLE LAW.



General

      Investors are subject to certain suitability standards described herein. The General partner will generally not have direct knowledge of the investor's financial situation so it will be relying upon the investor's representations concerning his financial situation in concluding that such suitability standards will be met. In addition, Soliciting Dealers are obligated to have reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, financial situation and any other information known by it concerning the investor, that an investment in a Partnership is suitable for that investor. Consequently, it is important that the information provided by the investor to the Soliciting Dealer and the General Partner be complete and accurate.

    Investor Suitability -- To be eligible to purchase Units, all prospective investors are required to comply with the Partnership's basic suitability requirements. In general, prospective owners of Units must either have:

    (i) both (A) a net worth of not less than $30,000 (determined exclusive of the net fair market value of (a) his or her home, (b) home furnishings and (c) personal automobiles) and (B) $30,000 of annual gross income; or

      (ii)a net worth of at least $75,000 (determined as above).

    Who Should  Invest -- You should  only invest in the  Partnerships  if you
    (a) are prepared to make an investment for the entire Reinvestment Period seven (7) years from the date of this Prospectus as well as the additional Liquidation Period of from twelve (12) to thirty-six (36) months thereafter, (b) have no need for liquidity of such investment (except as may be provided by monthly cash distributions) and (c) are prepared to assume the substantial risks associated with such investment. An investment in Units is not suitable for investors who will need access to their Capital Contribution during the term of the Partnerships or for whom the projected monthly cash distributions are an essential source of funds to pay their necessary living expenses. An investment also may produce unrelated business taxable income for pension, profit-sharing and other Qualified Plans in excess of applicable exemptions. Each potential investor should review the information
    appearing  under  the  captions  RISK   FACTORS,   FEDERAL  INCOME  TAX
    CONSEQUENCES   and   INVESTOR   SUITABILITY   AND   MINIMUM   INVESTMENT
    REQUIREMENTS; SUBSCRIPTION PROCEDURES with particular care and should consult his or her tax and investment advisors to determine (1) if an investment in Units is appropriate for him or her in light of his particular tax and investment situation and (2) if so, what portion of his or her total investment portfolio may prudently be invested in Units.

    Minimum Investment -- The minimum investment by an investor (whether by subscription or through resale) is 25 Units except IRAs and Qualified Plans for which the minimum investment is 10 Units.







 ________________________________________________________________________

                              TABLE OF CONTENTS


_________________________________________________________________________

                                                             Page

   SUMMARY OF THE OFFERING....................................   7
      Risk Factors  ..........................................   7
      The Partnership.........................................   7
      Terms of the Offering...................................   7
      Sources and Uses of Offering Proceeds and Related Indebtedness
   8
      Summary of Compensation  ...............................   8
      Conflicts of Interest ..................................   9
      Fiduciary Responsibility................................   9
      Other Offerings by the General Partner and its Affiliates    9
      Management;  Financial  Statements of the General  Partner and of the
   Partnership................................................   9
      Investment Objectives and Policies......................  10
      Federal Income Tax Considerations.......................  11
      Capitalization .........................................  11
      Summary of Partnership Agreement........................  11
      Transfer of Units.......................................  11
      Fiscal Year.............................................  13
      Glossary of Terms.......................................  13

   RISK FACTORS...............................................  14
      Operating Risks.........................................  14
      Partnership and Investment Risks........................  14
      Federal Income Tax Risks and ERISA Matters..............  18

   SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS  20

   COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES.........  22
      Organization and Offering Stage.........................  23
      Operational Stage.......................................  24
      Interest in Partnership Profits or Losses...............  27

   CONFLICTS OF INTEREST......................................  29
      Lack of  Separate  Legal  Representation  and  Lack of  Arm's  Length
   Negotiation
        of the Program Agreements.............................  29
      Compensation of the General Partner and Affiliates......  29
      Effect of Leverage on Compensation Arrangements.........  30
      Competition With the General Partner and its Affiliates. 30 Determination of Reserves and Liability of the General Partner for
   Partnership Obligations....................................  31
      Joint Ventures..........................................  32
      Lease Referrals.........................................  32
      Participation of a Securities Sales Affiliate in this Offering
   32
      General Partner to Act as Tax Matters Partner...........  32

   FIDUCIARY RESPONSIBILITY...................................  32
      General.................................................  32
      Conflicts...............................................  33
      Indemnification  of the General Partner,  Dealer-Manager  and Selling
Dealers.......................................................  33
      Investor Remedies.......................................  34

   OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES..  35
      Prior Public Programs...................................  35

   STATUS OF THE OFFERING.....................................  37

   CERTAIN RELATIONSHIPS WITH THE PARTNERSHIPS................  38


                                                              Page

   MANAGEMENT.................................................  38
      The General Partner.....................................  38
      Affiliates of the General Partner.......................  39

   INVESTMENT OBJECTIVES AND POLICIES.........................  40
      General.................................................  40
      Acquisition Policies and Procedures.....................  40
      Leases and Financing Transactions.......................  41
      Financing Transactions..................................  42
      Credit Review Procedures................................  43
      Equipment...............................................  43
      Portfolio Acquisitions..................................  44
      Other Investments.......................................  45
      Cash Distributions to Partners..........................  45
      Reinvestment of Undistributed  Cash in Additional  Equipment,  Leases
   and
        Financing Transactions................................  47

   FEDERAL INCOME TAX CONSEQUENCES............................  47
      Summary.................................................  49
      Opinion of Tax Counsel..................................  49
      Classification as a Partnership.........................  50
      Publicly Traded Partnerships............................  50
      Taxation of Distributions...............................  51
      Partnership Income Versus Partnership Distributions.....  52
      Allocations of Profits and Losses.......................  52
      Deductibility  of  Losses:  Passive  Losses,  Tax Basis and At Risk
   Limitation.................................................  53
      Deductions for Organizational and Offering Expenses; Start-up Costs
   54
      Tax Treatment of the Leases.............................  55
      Cost Recovery...........................................  55
      Limitations on Cost Recovery Deductions.................  56
      Deferred Payment Leases.................................  57
      Sale or Other Disposition of Partnership Property.......  57
      Sale or Other Disposition of Partnership Interest.......  58
      Treatment of Cash Distributions Upon Redemption.........  58
      Gifts of Units..........................................  58
      Consequence of No Section 754 Election..................  58
      Tax  Treatment  of  Termination  of the  Partnership  Pursuant to the
   Partnership Agreement......................................  58
      Audit by the Service....................................  58
      Alternative Minimum Tax.................................  60
      Interest Expense........................................  61
      Self-Employment Income and Tax..........................  61
      Maximum Individual Tax Rates............................  61
      Section 183.............................................  61
      Registration, Interest, and Penalties...................  62
      State and Local Taxation................................  63
      Foreign Investors.......................................  64
      Tax Treatment of Certain Trusts and Estates.............  64
      Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations
   64
      Corporate Investors.....................................  64

   INVESTMENT BY QUALIFIED PLANS..............................  64
      Fiduciaries under ERISA.................................  64
      Prohibited Transactions Under ERISA and the Code........  65
      Plan Assets.............................................  65
      Other ERISA Considerations..............................  66

   CAPITALIZATION.............................................  68




                                                              Page

   MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION.............  68
      Liquidity and Capital Resources.........................  68
      Operations..............................................  68

   SUMMARY OF THE PARTNERSHIP AGREEMENT.......................  69
      Establishment and Nature of the Partnership.............  69
      Name and Address........................................  69
      Purposes and Powers.....................................  69
      Duration of Partnership.................................  69
      Capital Contributions...................................  69
      Powers of the Partners..................................  70
      Limitations on Exercise of Powers by the General Partner  70
      Indemnification of the General Partner..................  71
      Liability of Partners...................................  71
      Non-assessability of Units..............................  72
      Distribution of Distributable Cash From Operations
        and Distributable Cash From Sales.....................  72
      Allocation of Profits and Losses........................  73
      Withdrawal of the General Partner.......................  74
      Transfer of Units.......................................  74
      Dissolution and Winding up..............................  74
      Access to Books and Records.............................  74
      Meetings and Voting Rights of Limited Partners..........  75
      Amendments..............................................  75

   TRANSFER OF UNITS..........................................  76
      Withdrawal .............................................  76
      Restrictions on the Transfer of Units...................  76
      Limited Right of Presentment for Redemption of Units....  77
      Certain Consequences of Transfer........................  78

   REPORTS TO LIMITED PARTNERS................................  79
      Annual Reports..........................................  79
      Quarterly Reports.......................................  79

   PLAN OF DISTRIBUTION.......................................  79
      Segregation of Subscription Payments ...................  80

   INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
     SUBSCRIPTION PROCEDURES..................................  81
      General Suitability Considerations......................  81
      State Requirements Concerning Minimum Investment and Minimum Investor
        Net Worth/Income......................................  81
      Subscriber Representations..............................  83
      Citizenship ............................................  85
      Special Limit on Ownership of Units by Benefit Plans....  85
      Minimum Investment and Suitability Standards............  85
      How to Subscribe........................................  85
      Partners; Closings......................................  86

   SALES MATERIAL.............................................  86

   LEGAL MATTERS..............................................  87

   EXPERTS....................................................  87

   ADDITIONAL INFORMATION.....................................  87



                                                              Page

   TABULAR INFORMATION CONCERNING PRIOR PUBLIC PROGRAMS.......  87

   FINANCIAL STATEMENTS.......................................  87

   GLOSSARY - Section 17 of the Limited Partnership Agreement

   EXHIBITS:
      A.  Agreement of Limited Partnership.................... A-1
      B.  Prior Performance Tables for the Prior Public Programs   B-1
      C.  Subscription Documents.............................. C-1




                               Page 53



                      SUMMARY OF THE OFFERING


    The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus and in the Exhibits hereto. See the Glossary contained in Section 17 of the Agreement of Limited Partnership attached as Exhibit A
(the   Partnership   Agreement)   to  this   Prospectus  for  the
definition of certain terms used in this Summary and throughout this Prospectus.

    ICON Income Fund Eight is an equipment leasing program consisting of two Delaware limited partnerships (collectively, the Partnerships and, individually, a Partnership) the first of which was formed on July 9, 1997 primarily to engage in the business of leasing Equipment or acquiring residual interests thereon and providing financing, secured by equipment, to companies, determined to be creditworthy by the General Partner as well as to engage in any other businesses which are consistent with the Partnership's objectives and in which the Partnership may lawfully engage. The General Partner expects that most of the Net Offering Proceeds will be invested in Equipment which is subject to Leases which produce passive income but that a portion of Proceeds will be invested in Financing Transactions as well as Leases or other transactions which produce portfolio income if the General Partner, in its sole discretion, believes such Investments to be in the best interests of each of the Partnerships. See SUMMARY OF THE PARTNERSHIP AGREEMENT. Each of the Partnerships is expected to complete its Reinvestment Period seven (7) years from the date of the commencement of the Offering in each Partnership provided that such period may be extended at the sole and absolute discretion of the General
Partner. The General Partner will then liquidate each of the Partnerships' Investments in the ordinary course of business within a further period ending eight (8) years but no later than ten (10) years after the date of this Prospectus. Investors should therefor expect to hold their Units for the full term of the Partnership in question (i.e. from 7 to 10 years from the time they invest).

Investment Objectives and Policies

    The Partnerships intend to acquire and lease various types of Equipment to businesses primarily within the United States but also in other countries expected to be primarily in North America and Europe but in every case determined by the General Partner to be politically stable and to have suitable legal systems (see Risks Associated with Foreign Investments). The Partnerships will also provide financing to these same types of businesses secured by tangible and intangible personal property and other or additional collateral located determined by the General Partner to be politically stable and to have suitable legal systems which additional collateral the General Partner determines to be sufficient in amounts and types to provide adequate security for the current and future obligations of such borrowers (see INVESTMENT OBJECTIVES AND POLICIES - Leases and Lessees).

    The terms of the Partnerships' Leases are expected to range from two to seven years provided that such period may be extended  at the sole and  absolute  discretion  of the General
    Partner. Each such investment is expected to provide for aggregate, basic contractual payments (rents in the case of Leases and debt service in the case of Financing Transactions) which are intended to return the Partnerships' cost of such Investments (including Front-End Fees), together with investment income. After its initial term, each Lease will be expected to produce additional investment income from the re-lease and/or ultimate sale of the Equipment.

    The Partnerships' overall investment objectives are:

   (i) INVESTMENT IN EQUIPMENT: to invest in a diversified portfolio of low obsolescence Equipment having long lives and high residual values, at prices that the General Partner believes to be below inherent values and to place the Equipment on lease or under other contractual arrangements with lessees of Equipment;

   (ii) CASH DISTRIBUTIONS: to generate cash distributions after the minimum number of Units are sold, which may be substantially tax-deferred (i.e., distributions which are not subject to current taxation) during the early years of the Partnership. Such cash distributions will commence the month following the month in which the investor is admitted as a Limited Partner;

   (iii) SAFETY: to create a significant degree of safety relative to other equipment leasing investments through the purchase of a diversified equipment portfolio. This diversification reduces the exposure to market fluctuations in any one sector. The purchase of used long-lived, low obsolescence equipment typically at prices which are substantially below the cost of new equipment also reduces the impact of economic depreciation and can create the opportunity for appreciation in certain market situations, where supply and demand return to balance from oversupply conditions; and

   (iv) TOTAL RETURN: to provide to limited partners a total return on their investment which, by the end of the Liquidation Period, compares favorably with other investment alternative with similar risk profiles. There can be no assurance, however, that an above average rate of return can be achieved while satisfying the other stated investment objectives of the Partnerships and, as such, the General Partner intends to target the highest available rate or return consistent with prudent risk management and reasonably conservative investment decisions.

    Not less than 80.40% of the Gross Offering Proceeds will be used to make investments in Equipment, Leases and Financing
    Transactions (collectively Investments) on behalf of the Partnerships (assuming a Maximum Offering) (see SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS) and 1% of Gross Offering Proceeds will be initially set aside in a working capital reserve. If one assumed that individual investors (1) could purchase Investments with the same average yield as the Partnerships is able to achieve, (2) could arrange financing on the same terms and (3) could make such acquisitions without paying any transfer taxes or fees to brokers or attorneys to locate, negotiate and document such transactions (each of which assumptions the General Partner believes to be unlikely), then an investor's return from a direct ownership of Leases and Financing Transactions would be greater than the return from an investment in the Partnerships. In addition, if one assumed that an investor would incur no expenses in (1) managing Investments (e.g. billing and collecting rents, corresponding with the Lessees, insurers and others, administering sales, use and property tax collections, accounting and remittances to appropriate taxing authorities, etc.) and (2) re-marketing the Equipment (both of which assumptions the General Partner also believes to be unlikely), then such investor's annual share of gross revenues could be said to be reduced in direct proportion to the fees payable to the General Partner for performing such services.

Summary of Certain Risk Factors

    An investment in the Partnerships has many risks. The information appearing under the caption RISK FACTORS in this Prospectus contains a detailed discussion of the most important risks associated with an investment in Units. Please refer thereto for a discussion of the following specific risk factors as well as other relevant risk factors:

    Operating Risks:

      The Equipment owned by each Partnership will be subject to unanticipated declines in market value and Lessee defaults, both of which can adversely effect such Partnership's financial performance. To the extent the Partnership's Equipment will be acquired in part with borrowed funds, a Lessee default increases the risk of a material loss to the Partnership.

    Partnership and Investment Risks:

   o No one can predict whether Limited Partners will receive cash distributions in amounts sufficient to return their original investment or the amount of profit thereon, if any, that they will ultimately receive.

   o The Investments to be acquired or entered into by each Partnership have not been specified as of the date of this Prospectus and will be determined solely by the General Partner.

   o  Investors   will  have  no  right  to  be   involved  in  the
      management of the Partnership and will not have the opportunity to vote except in extraordinary circumstances. As a result, they must rely on the skills, integrity and business expertise of the General Partner.

   o The General Partner, the Dealer-Manager and the Selling Dealers will receive significant compensation for organizing the Partnership and conducting the Offering and managing the Partnership's business. None of this compensation has been the subject of arm's length negotiations. (See Compensation to the General Partners and Affiliates).

o Investors must be prepared to hold their Units for the entire operational life of the Partnerships which currently is estimated to be 8 years, but, may be as long as ten (10) years because (a) only a limited secondary market exists for partnership units generally, (b) a buyer for Units (other than the Partnership under certain circumstances) may not exist and (c) they are likely to be unable to resell or dispose of Units except at a substantial discount from their purchase price. (See TRANSFER OF UNITS--Limited Right of Presentment for a discussion of redemption rights and prices).

   o The Partnership may not raise sufficient Gross Offering Proceeds to achieve its objectives of owning a broadly diversified portfolio of Investments. Each Partnership may lease a portion of its Equipment to Lessees formed under the laws of foreign countries or to other Lessees which conduct operations outside the United States for use exclusively outside the United States (or between foreign countries and the United States). In such cases, regulatory requirements of other countries governing Equipment registration, maintenance, liability of owners and lessors and similar considerations might reduce the value of the Partnership's Equipment in unanticipated ways. (See RISK FACTORS - Risk Factors Associated With Foreign Investments).

     Federal Income Tax Risks:

       The risk that income and expenses of the Partnership's, due to their classification as passive income or portfolio
      income,  may  not  be  able  to  be  offset   against  other
      activities on an investor's income tax return.

      The risk that certain of each Partnerships investment transactions or deductions could be re-characterized which could result in loss of certain tax benefits associated with an investment in Units.

      The risk that each of the Partnership's may be treated as a publicly-traded partnership and therefore taxed at the partnership level as though it were a corporation with a second tax assessed against investors on Partnership distributions received by them.



Sources and Uses of Offering Proceeds and Related Indebtedness

    Not less than 80.40% of Gross Offering Proceeds will be used to make Investments (assuming a Maximum Offering), 1% will be held in reserves (including working capital) and the balance will be applied to pay fees and expenses to the Sponsor and its Affiliates and to others involved in the Offering. See
    SOURCES   AND   USES  OF   OFFERING   PROCEEDS   AND   RELATED
    INDEBTEDNESS   for  a  breakdown  of  the  General   Partner's
    estimate as to how the capital of each raises and a portion of the indebtedness it may employ will be used.

Summary of Compensation

    The Dealer-Manager (an Affiliate of the General Partner which will select the Selling Dealers and manage the Offering of Units) and the General Partner (which will acquire the assets for and manage the business of the Partnerships) will receive compensation for their services. The section of the Prospectus entitled SUMMARY OF COMPENSATION details the estimated amount and range of each item of compensation payable to the Dealer Manager and the General Partner by the Partnerships. The most significant items of compensation are:

o Approximately 19.60% of Gross Offering Proceeds (assuming a Maximum Offering will be used to pay the costs of organizing each Partnership, offering the Units to the public and acquiring Partnership assets and, of such percentage, approximately 11.60% of Gross Offering Proceeds will be paid to the General Partner or an Affiliate and approximately 8.0% of Gross Offering Proceeds is expected to be paid to unrelated Selling Dealers. (See SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS).

o The General Partner will generally be entitled to receive a Management Fee of between 2% and 5% of annual gross rental payments (fee percentages for Leases are based on whether they are Full-Payout or Operating Leases) and 2% of payments on Financing Transactions.

o The General Partner shall receive 1% and the Limited Partners 99% of each distribution of Distributable Cash From Operations and Distributable Cash From Sales until the Limited Partners have received total cash distributions in an amount equal to Payout (i.e., the time when each of the Limited Partners has received cash distributions in an amount equal to the sum of
    (i) his or her Capital Contribution plus (ii) an 8.0% cumulative annual return thereon, computed from a date not later than the last day of the calendar quarter in which such Capital Contribution is made (determined by treating cash actually distributed to such Limited Partner as first being applied to satisfy such 8% return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Limited Partner's Capital Contribution).
    Income  earned on  escrowed  funds and  distributed  to Limited
    Partners  may  be  used  to  satisfy  such  cumulative   return
    requirement.

    o After  Payout   distributions  of  Distributable   Cash  From
    Operations and Distributable Cash From Sales shall be 90% to the Limited Partners and 10% to the General Partner.

o There are a number of other items of compensation and expense reimbursements that the General Partner may receive during the operation of the Partnerships. See SUMMARY OF COMPENSATION.

Conflicts of Interest

      Each Partnership will be subject to various conflicts of interest arising out of its relationship to the General Partner and its Affiliates. These conflicts may include, but are not limited to:

       the  lack  of  arm's  length   negotiations  in  determining
      compensation;

       competition with other leasing programs sponsored by the General Partner or its Affiliates (including the other Partnership) for the acquisition, lease, financing or sale of Equipment;

       competition with an Affiliate of the General Partner for the acquisition, lease, financing or sale of Equipment; and

       competition with certain other leasing programs sponsored by the General Partner or its Affiliates for management services.

    In addition to the fiduciary duty that the General Partner owes to the Limited Partners, the Partnership Agreement contains certain provisions intended to minimize conflicts between the General Partner and its Affiliates on the one hand and the Limited Partners on the other. See SUMMARY OF THE PARTNERSHIP AGREEMENT and CONFLICTS OF INTEREST.

Fiduciary Responsibility

    The General Partner will act as fiduciary to each Partnership. However, each Partnership will be obligated to provide certain indemnities to the General Partner, and, as detailed under CONFLICTS OF INTEREST, the General Partner will be permitted to engage in certain activities that may involve a conflict of interest.

Other Offerings by the General Partner and its Affiliates

    The General Partner has sponsored, and is currently managing, seven other public leasing programs with objectives similar to those of the Partnerships. (See OTHER OFFERINGS BY THE
    GENERAL   PARTNER  AND  ITS   AFFILIATES   for  more  detailed
    information concerning the Prior Public Programs (ICON Cash Flow Partners, L.P., Series A through Series E, ICON Cash Flow Partners L.P. Six and ICON Cash Flow Partners L.P. Seven and the Prior Performance Tables included in Exhibit B to this Prospectus for tabular and statistical data concerning the Prior Public Programs.)

Management; Financial Statements of the General Partner and of the Partnership

    The sole General Partner of the Partnerships is ICON Capital Corp., a Connecticut corporation located at 600 Mamaroneck Avenue, Harrison, New York 10528 (telephone 914-698-0600). The General Partner will manage and control the affairs of the
    Partnerships.   See  MANAGEMENT  for  a  description  of  the
    officers and other key personnel who will be responsible for the management of the Partnerships' business.

    The financial statements of the General Partner and of ICON Income Fund Eight A L.P. are located in the Prospectus under the caption FINANCIAL STATEMENTS.
    INVESTMENT IN EQUIPMENT:  to invest in a diversified  portfolio of low obsolescence Equipment having long lives and high residual values, at prices that the General Partner believes to be below inherent values and to place the Equipment on lease or under other contractual arrangements with lessees of Equipment;
    CASH DISTRIBUTIONS:  to generate cash distributions,  which may be substantially tax-deferred (i.e., distributions which are not subject to current taxation) during the early years of the Partnership. Such cash distributions will commence the month following the month in which the investor is admitted as a Limited Partner;
    SAFETY:  to create a significant  degree of safety  relative to other equipment leasing investments through the purchase of a diversified equipment portfolio. This diversification reduces the exposure to market fluctuations in any one sector. The purchase of used long-lived, low obsolescence equipment typically at prices which are substantially below the cost of new equipment also reduces the impact of economic depreciation and can create the opportunity for appreciation in certain market situations, where supply and demand return to balance from oversupply conditions; and
    TOTAL  RETURN:  to provide to limited  partners a total  return on their investment which, by the end of the Liquidation Period, compares favorably with other investment alternative with similar risk profiles. There can be no assurance, however, that an above average rate of return can be achieved while satisfying the other stated investment objectives of the Partnerships and, as such, the General Partner intends to target the highest available rate or return consistent with prudent risk management and reasonably conservative investment decisions.

Federal Income Tax Considerations

    See FEDERAL INCOME TAX CONSEQUENCES for a discussion of significant federal income tax issues pertinent to the Partnerships. Such Section also contains a description of the legal opinion regarding federal income tax matters that the Partnerships will receive, which together with such opinion, addresses the material federal income tax issues which are expected to be of relevance to U.S. taxpayers who are individuals. Other tax issues of relevance to other taxpayers should be reviewed carefully by such investors, prior to their subscription, to determine special tax consequences of an investment to the Partnerships.

    The Partnerships have obtained an opinion from Day, Berry & Howard LLP, Tax Counsel to the General Partner, concerning the Partnerships' classification as partnerships for federal
    income   tax   purposes.    See   --   Classification   as   a
    Partnership. The opinion states further that the summaries of federal income tax consequences to individual holders of Units and to certain tax-exempt entities, including qualified plans, set forth in this Prospectus under the headings RISK FACTORS--Federal Income Tax Risks and FEDERAL INCOME TAX CONSEQUENCES and INVESTMENT BY QUALIFIED PLANS have been reviewed by Tax Counsel and that, to the extent such summaries contain statements or conclusions of law, Tax Counsel are of the opinion that such statements or conclusions are correct under the Internal Revenue Code, as presently in effect, and applicable current and proposed Treasury Regulations, current published administrative positions of the Service contained in Revenue Rulings and Revenue Procedures and judicial decisions.

Capitalization

    The  section  of  this  Prospectus  entitled   CAPITALIZATION
    details, in tabular form, the Partnerships' current and projected capitalization, after deduction of Sales Commissions, Underwriting Fees and the O & O Expense Allowance.

Summary of Partnership Agreements

    Each Partnership Agreement governs the relationship between the Limited Partners and the General Partner. Investors should be particularly aware that under either Partnership
    Agreement:

    (1)  they will have limited voting rights;

    (2) their Units will not be freely transferable, and, even if transferable, can probably only be sold at a substantial discount; and

    (3) the fiduciary duty owed by the General Partner to the Limited Partners has been modified in recognition of its sponsorship of the Prior Public Programs so as to avoid conflicts in fiduciary standards that would otherwise apply to the sponsor of only one investment program.

See SUMMARY OF THE  PARTNERSHIP  AGREEMENT,  TRANSFER OF UNITS,
REPORTS TO LIMITED PARTNERS and FIDUCIARY RESPONSIBILITY for further details.

Transfer of Units

    The transfer of Units in each Partnership is subject to restrictions contained in the Partnership Agreement for that Partnership which are primarily intended to avoid having the Partnerships be treated as a publicly traded partnership and thereby become subject to taxation as a corporation (see
    FEDERAL    INCOME    TAX     CONSEQUENCES--Publicly     Traded
    Partnerships). As a result of such limitations, however, it is possible that a Limited Partner wishing to transfer Units might not be able to do so if the aggregate transfer limits of the Partnerships have been reached for such year. See the TRANSFER OF UNITS section of the Prospectus discusses the restrictions on transfer of Units in greater detail.

Plan of Distribution

    The Offering - Each of the Partnerships is offering a minimum of 12,000 Units and a maximum of 750,000 units in each Partnership with a total maximum offering of $75,000,000 for each Partnership. Such offering is on a best efforts basis; that is, there is no guarantee that any specified amount of money will be raised. Units will be offered for sale by ICON Securities Corp. (the Dealer-Manager) and NASD-member firms (the Selling Dealers) which have entered into Selling Dealer Agreements with the Dealer-Manager.

    Offering Period -- The Offering of Units in each Partnership may be terminated in the discretion of the General Partner at any time. The Offering Period for Units is presently expected to have a termination date not later than twelve (12) months from the date of this Prospectus for ICON Eight A L.P., and twelve (12) months thereafter for ICON Eight B L.P.; provided that the General Partner may, in its sole and absolute discretion, extend the offering of Units in each Partnership for a further period not more than an additional twelve (12) months. In no event may the Offering of the program extend beyond forty-eight (48) months from the date of this Prospectus. The General Partner has a reasonable period of time (generally not in excess of 5 business days) in which to conclude the closing of a Partnership after the termination of such Partnership's offering. The Offering Period may be terminated at the option of the General Partner at any earlier time. Further, after the first Partnership offering is terminated, the General Partner is not required to undertake the second Partnership offering. In most states, continued offering beyond one year after the effective date in such state is subject to approval by the applicable state securities authority. The Offering will terminate sooner than twenty-four (24) months if either (1) the General Partner terminates the Offering earlier or (2) subscriptions for the Maximum Offering of 750,000 Units per Partnership are received prior to the end of such period. The end of the Offering Period is also called the Termination Date. Subscriptions for Units will only be accepted from the date of this Prospectus until the Termination Date.Minimum Offering -- Unless each Partnership receives subscriptions for 12,000 Units prior to the completion of its Offering Period, no Units will be issued and all funds received in connection with the Offering (including accrued interest on Subscription Monies) will be promptly refunded. Although the General Partner and its Affiliates may purchase up to ten percent (10%) of the total Units purchased, not more than 600 of such Units may be included in determining whether the Minimum Offering has been achieved.

    Escrow Agent; Distribution of Escrow Interest -- All subscription payments for each Partnership, will be deposited and held in an interest-bearing escrow account with a national banking association (or another banking institution named by the General Partner in the event that such bank is unable to serve as escrow agent) until the earlier to occur of (i) the date on which the Minimum Offering (or $1,200,000 in subscriptions) have been received (exclusive of subscriptions from Pennsylvania residents) or (ii) twelve (12) months after the commencement of the Offering of each Partnership. Subscriptions from residents of Pennsylvania are subject to the further conditions that (1) each such subscription must be held in escrow until such time as at least $3,750,000 in subscriptions per Partnership (5% of the Maximum Offering of $75,000,000 per Partnership) have been received from all investors and (2) each Pennsylvania subscriber must be offered the opportunity to rescind his or her subscription if such condition has not been met, initially 120 days following the date his or her subscription is received by the Escrow Agent and every 120 days thereafter during the effective period of the offering in Pennsylvania. During the period that subscription monies are held in escrow, such funds will be invested in a savings or money-market account with the Escrow Agent and earn interest at the prevailing rates applicable to such accounts from the time on the subscription payments deposited with the Escrow Agent until the earlier of the date
    (i) the subscriber is admitted to the Program as a Limited Partner, (ii) in the case of Pennsylvania investors, at the end of the respective 120 day period following the Effective Date during which his subscription was received (during which period aggregate subscriptions of $3,750,000 per Partnership must be satisfied for such investor to be admitted as a Limited Partner or rescission of his subscription offered to him) or (iii) one year from the commencement of the Offering Period of the Partnership in question. The interest so earned will be paid to the subscriber upon his or her admission to a Partnership (or, if such subscriber is not admitted to a Partnership, when the subscription payments are returned). After the Initial Closing Date (see Closings), subscriptions will be held in a special, segregated, interest-bearing subscription account of the Partnership pending each subsequent Closing (other than subscriptions from Pennsylvania investors, which will continue to be held in the Escrow Account until subscriptions for at least $3,750,000 of Units per Partnership have been received and the next Closing is held).

    Subscription -- Every investor must manually execute a Subscription Agreement in the form attached as Exhibit C hereto in order to purchase Units. By subscribing for Units, each investor will be deemed to have made all of the representations and warranties contained therein and will be bound by all of the terms of such Agreement and of the Partnership Agreement.


      Closings -- The initial Closing for each Partnership will be held after subscriptions for at least 12,000 Units have been received by the Escrow Agent, at which time subscribers for at least such number of Units may be admitted to that Partnership as Limited Partners. After the Initial Closing Date, each Partnership intends to hold daily Closings until the Offering is completed or terminated.

      Status of the Offering -- As of the date of this Prospectus, investors have not been admitted as Limited Partners to a Partnership.


Fiscal Year

    The fiscal year of each Partnership will end on December 31.

Glossary of Terms

    For definitions of certain terms used in this  Prospectus,  see
    Section 17 of the Partnership Agreement included as Exhibit A to this Prospectus.





                           RISK FACTORS


    The purchase of Units may be considered speculative and subject to certain risks. In addition to the factors set forth elsewhere in this Prospectus, prospective investors should consider the following:

Operating Risks

    General. The Partnerships will engage in the business of equipment leasing and providing financing, which entail certain economic and other risks, including, but not limited to, the following: the risk of sharp changes in the market value or technological obsolescence of some or all of the types of Equipment that the Partnerships may lease or finance and the physical deterioration of such Equipment; the possibility of Lessee or User defaults; fluctuations in general business and economic conditions; the adoption of legislation or regulations that may affect the cost, manner of operations, and titling and registration (when necessary) of certain of the Partnerships' Equipment. Many of the foregoing risks are outside the control of the Partnerships and may adversely affect their operating costs or revenues and the amounts of residual equipment values actually realizable by them. Such risks are further discussed below.

Partnership Risks and Investment Risks

    Investments Unspecified. The Equipment to be purchased and the Leases and Financing Transactions to be entered into or acquired have not been determined as of the date of this Prospectus. The General Partner will have complete discretion in investing the Net Offering Proceeds and proceeds from Partnerships' Indebtedness within the limits set forth under the caption INVESTMENT OBJECTIVES AND POLICIES. In addition, because the Partnerships' Investments have not been specified, no one can make a judgment as to whether or not the investments to be made will result in investors receiving distributions sufficient to return their investment and/or profit thereon.

    Limited Voting Rights of Limited Partners. All decisions with respect to management of the Partnerships, including the determination as to which Equipment the Partnerships will purchase and which Leases and Financing Transactions each will enter into or acquire, will be made exclusively by the General
Partner. The success of the Partnerships, to a large extent, will depend on the quality of the investment decisions made by the General Partner, particularly as it relates to the purchase of Equipment, the acquisition of Leases and Financing Transactions and the re-leasing and disposition of its
Equipment. Limited Partners are not permitted to take part in the management of the Partnerships or the establishment of the Partnerships' investment objectives or policies. Accordingly, potential investors should not purchase Units unless they are willing to entrust all aspects of the management of the Partnerships to the General Partner.

    Generally speaking, only extraordinary matters, such as a proposed amendment to the Partnership Agreement, are required to be submitted for vote of the Limited Partners. For any matter submitted for vote of the Limited Partners, the Consent of the Majority Interest (more than 50% of the relevant Partnership's Interests) is required for approval. The Partnership Agreement provides that in determining the requisite percentage of Interests necessary for a vote concerning (i) the removal of the Sponsor as General Partner or (ii) any transaction between the Sponsor and the Program, any Interests owned by the Sponsor shall not be included. See Section 13.2 of the Partnership Agreement, Voting Rights of the Limited Partners.

   Investment Portfolio Composition. There can be no assurance as to the ultimate composition of the Partnerships' actual Investment portfolio, as there is no way of anticipating what types of Equipment, Leases and Financing Transactions will be available on reasonable terms at the times the Partnerships are ready to invest their funds. The General Partner may vary the Partnerships' Investment portfolio and may invest a substantial portion of the Net Offering Proceeds and Cash From Operations and/or Cash From Sales in Leases and Financing Transactions other than those described under the caption INVESTMENT OBJECTIVES AND POLICIES or may invest in Financing Transactions to a greater degree than currently anticipated. Net Offering Proceeds, in this instance, means the gross amount of Capital Contributions of all limited partners less underwriting fees, sales commissions and the O & O Expense Allowance payable by the Partnership.

      Residual Value of Equipment. With respect to Leases - as distinguished from Financing Transactions- a significant part of the value of any such transaction to the Partnerships is the potential value of the Equipment once the primary Lease term expires. Each investor's ultimate investment return from the Partnerships will depend, in part upon the residual value of the Partnerships' Equipment at the time of its sale or re-lease. Inasmuch as an item of Equipment's residual value is viewed as a percentage of its acquisition cost, the General Partner's ability to purchase Equipment at a favorable price is an important factor in maximizing its ultimate residual value. The extent to which this residual value can be realized will also depend to a significant extent on the ability of the General Partner to acquire Leases with Lease agreements containing provisions which have the effect of preserving or enhancing the value of the Equipment upon its return by the Lessee to the Partnership in question at the expiration of the primary Lease term and the General Partner's ability to maximize the value of the Equipment in the market for used equipment such as the Equipment existing at such time. The residual value realized by the Partnerships will also depend, however, on factors beyond the control of the Partnerships such as the cost of new equipment similar to the Equipment at the time the Equipment is being remarketed by the Partnership in question, the extent to which technological
developments   during   the  Lease   term  have   reduced  to  an
unanticipated extent the market for used equipment such as the Equipment and the strength of the economy at such time.

    A Lack of Diversification of Investments Would Result if only the Minimum Offering were Raised. The Partnership may begin operations with minimum capitalization of approximately
$1,038,000 (after payment of estimated Sales Commissions, Underwriting Fees and O & O Expense Allowance totaling 13.50% or $162,000 of Gross Offering Proceeds). The ability of the Partnerships to diversify its Investments and its profitability could be adversely affected by the amount of funds at its disposal. To the extent that the minimum number of Units are sold, it is likely that the Partnerships would not be able to achieve as great a degree of diversification in their portfolio of Investments as would be possible with more capital to invest.
See   SOURCES   AND  USES  OF   OFFERING   PROCEEDS   AND  RELATED
INDEBTEDNESS.

    Investment in Options. The Partnerships may enter into transactions where the Partnerships acquire or enter into an option to purchase Equipment for a fixed price at a future date (typically at the end of the Lease Term encumbering the asset). In the event of the bankruptcy of the party granting the option or the Lessee in the underlying Lease, the option held by the Partnerships might be unenforceable and the price paid by the Partnerships might prove to be unrecoverable in whole or in part.

    Risks Associated with Lessee or User Default. If a Lessee or User defaulted on its payment obligations under a Lease or Financing Transaction, the relevant Partnership would need to repossess the Equipment in question or foreclose on such Equipment and/or other collateral securing such transaction. If the Partnership in question was then unable to sell or re-lease the foreclosed Equipment or collateral upon rental terms comparable to those under the original lease or were unable to repossess such Equipment or collateral promptly or at all, the relevant Partnership might realize a significant loss of anticipated revenues that may result in the inability of such Partnership to recover fully its investment in such Lease or Financing Transaction. In that regard, if a Lessee or User
(meaning any equipment user to whom the Partnership provides financing pursuant to a Financing Transaction) default occurs in connection with the bankruptcy of such Lessee or User, there could be a significant delay in the Partnership being able to recover possession of the Equipment in question which delay could, as noted in the preceding sentence, result in significant loss to the Partnership. In the event a Lease was partially financed with borrowed funds and there was a default by the Lessee, the entire value of the Equipment realized upon its repossession must first go to repay the related Lender and only after that had occurred would any of the remaining realized value be available for distribution to investors or reinvestment by the Partnership. In any such circumstance, it is possible that the Partnership's entire investment in the Investment would be lost.

   Risks  Of  Investment  In   Securitization   Transactions.   The
Partnerships may invest in subordinated interests in special purpose entities formed to acquire pools of Leases and Financing Transactions. The pool of Leases and Financing Transactions owned by such a special purpose entity would typically consist of many hundreds of such transactions. A loss reserve may be required based on historical data to account for the small percentage of these transactions projected to be in default over the life of the securitization. If a reserve pool is created, and the actual default experience of a special purpose entity in which a Partnership invested is worse than the loss reserve, the Partnership's return on its investment, or the investment itself, could be reduced or eliminated. If no reserve account is created, the Partnership's return on its equity investment in the securitization would be affected by the loss experience of the pool.

    Leveraged Investment--Increased Risk of Loss. It is expected that each Partnership will acquire a portion of their Investments for cash consideration and to acquire other Investments subject to existing (primarily non-recourse) indebtedness. The General
Partner   intends   to  use   borrowings   (or   leverage)   from
unaffiliated lenders to acquire additional Investments and generate additional Gross Revenues for the Partnerships. Typically, such borrowings are secured by a lien on the item of the Partnership's Equipment being financed and the related
Leases. Such loans are generally, although not exclusively, non-recourse to the other assets of the Partnership. Although the use of borrowings permits the Partnership to acquire a greater number and variety of Investments, borrowings may also increase the Partnership's risk of loss. For example, if a Lessee defaults in the payment of rentals due under a Lease which has been assigned to a Lender, and if the Partnership is unable to sell or re-lease such Equipment or collateral upon rental terms comparable to those under the original Lease or is unable to repossess such Equipment or collateral promptly or at all, the Lender could foreclose on such Equipment and the Partnership could be unable to recover its Investment.

    It is also possible that the Partnership may, on occasion, find it necessary to borrow funds for use in operations (for example to upgrade Equipment so that it can be remarketed more effectively.) There can be no assurance that, if the need to borrow funds for use in operations were to develop, financing would be available on terms satisfactory to the Partnership.

    Risks Associated with Foreign Investments. The Partnerships may lease a portion of their Equipment to lessees formed under the laws of foreign countries or to other Lessees for use exclusively outside the United States (or between foreign countries and the United States). In such cases, regulatory requirements of other countries governing equipment registration, maintenance, noise control and other environmental factors, liability of owners and lessors and other matters would apply. Use of different accounting or financial reporting practices in such countries may make it difficult to judge the risk that the Lessees and Users will maintain their financial viability for the entire term of the related Lease and Financing Transactions thereby creating the risk of default and the possible loss of a Partnership's investment in the related Lease and Financing Transactions. Foreign registries may permit the recordation of liens which would cloud the Partnership's title to its Equipment or may omit to record liens or charges permitted under the laws of such countries needed to ensure the relevant Partnership's interest in any such Investment. The recognition in foreign courts of judgments obtained in United States courts may be difficult or impossible to obtain and foreign procedural rules may otherwise delay such recognition. Political instability, changes in national policy, competitive pressures, fuel shortages, labor stoppages, recessions and other political and economic events adversely affecting world or regional trading markets of a particular foreign Lessee or User could also create the risk that a foreign Lessee would fail or be unable to perform its obligations to the Partnerships. It may be difficult for the Partnerships to obtain possession of Equipment used outside of the United States in the event of a default by the Lessee, or for a Partnership to enforce its rights under the related Lease or Financing Transaction. Moreover, foreign jurisdictions may confiscate or expropriate Equipment without paying adequate compensation. The use and operation of Equipment in a foreign jurisdiction will be subject to the tax laws of that jurisdiction, which may impose unanticipated taxes on the ownership of Equipment, or the income derived therefrom. The General Partner anticipates that the Leases and Financing Transactions will contain provisions requiring the Lessees and Users to reimburse the Partnerships for all taxes arising out of the use and operation of the Equipment and to maintain insurance covering the risks of confiscation of the Equipment by foreign countries.

    Changes in Currency Exchange Rates. Although the Partnerships expect that most of their Investments will require payment in
U.S. dollars, payments under such Leases and/or Financing Transactions may be payable in foreign currency. To avoid the risks associated with changes in currency exchange rates the Partnerships will only purchase Equipment subject to Leases or Financing Transactions in which the rental payments are either U.S. dollar denominated or where a foreign exchange contract or letter or credit to assure the U.S. dollar value of the full
Lease or Financing Transaction payment schedule has been purchased. In those circumstances where a Partnership acquires a residual interest in Equipment, the amount and timing of receipt of which is inherently unpredictable, it may be impossible to hedge a foreign currency exposure which could positively or adversely affect a Partnership's income from such a transaction as measured in U.S. dollars. It is possible that a country in which Equipment acquired by the Partnerships is operated or registered may subsequently impose regulations or restrictions upon the exchange or transfer of currency, so that payment in U.S. currency may be prevented.

   Risks Of Currency Hedge Contracts. A Partnership may enter into Leases or Financing Transactions pursuant to which it would receive periodic payments in currencies other than United States dollars. In such circumstance the Partnership may elect to enter into a hedge contract pursuant to which it would receive a fixed United States dollar equivalent of such payments regardless of subsequent fluctuations in the exchange rate between the two currencies. In the event of a disruption in the foreign currency payments due the Partnership from the Lease or Financing Transaction in question, due to the default by the related Lessee or obligor, the Partnership would probably be required to continue to meet its obligations under the hedge contract by acquiring the foreign currency equivalent of the missing hedged payments at what might then be unfavorable exchange rates

    Risks of Joint Ventures. The Partnership Agreement permits the Partnerships to invest in Joint Ventures with other limited partnerships or investment programs sponsored by the General Partner and its Affiliates as well as programs sponsored by non Affiliates. Joint Ventures will not permit the Partnerships indirectly to engage in activities which it cannot directly engage in as sole owner of any Investment under the terms of the Partnership Agreement. Investing in Joint Ventures rather than a direct investment in Leases or Financing Transactions may, under some circumstances, involve additional risks, including risks associated with the possibility that the Partnerships' co-investors might become bankrupt or that such co-investors may have economic or business interests or goals which are inconsistent with the business interests or goals of the Partnerships. Among other things, actions by such a co-investor might have the result of subjecting Leases or Financing
Transactions owned by the Joint Venture to liabilities in excess of those contemplated by the Partnerships or might have other adverse consequences for the Partnerships. It is possible that, if no one Person controls the Joint Venture, there will be a potential risk of impasse on decisions, including a proposed sale or other transfer of any Leases or Financing Transactions.

    Uninsured Losses. The Partnerships' Leases and Financing Transactions will generally require Lessees and Users to arrange, at their expense, for comprehensive insurance (including fire, liability and extended coverage) and to assume the risk of loss of the Equipment or the collateral securing the Leases and Financing Transactions, whether or not insured. When the Lessee or User is not required to provide such insurance, the Partnerships will obtain it at their own expense. However, there are certain types of losses (generally of a catastrophic nature such as those due to war or earthquakes) which are either uninsurable or not economically insurable. Should such a disaster occur with respect to Equipment or collateral securing the Leases and Financing Transactions the Partnerships could suffer a total loss of such Investments.

    Risk of Loss of Equipment Registration. Aircraft and marine vessels are subject to certain registration requirements. Registration with the Federal Aviation Administration (FAA) may be required for the operation of aircraft within the United States. Similarly, certain types of marine vessels must be registered with the United States Coast Guard prior to operation in the waterways of the United States and rolling stock and over-the-road vehicles may be subject to registration requirements. Failure to register or loss of such registration for these types of equipment could result in substantial penalties, the premature sale of such Equipment and the inability to operate and lease the Equipment.

    Rate of Limited Partner Cash Distributions Not Fixed. While it is the Partnerships' objective to make monthly cash distributions from net cash flows from operations, the General
Partner may determine it is in the best interest of the Partnerships to change the amount of such cash flows which are distributed to the Limited Partners and reinvested in additional Investments. (see CASH DISTRIBUTIONS TO PARTNERS - Monthly Cash Distributions.)

    Return Difficult to Predict. Until all cash distributions from the operations of the Partnerships and from sale of all its assets has been completed the final level of an investor's return on investment, if any, cannot be determined. There is no assurance that investors will achieve any specified rate of return on their respective capital contributions to the Partnerships and the total return on capital of the Partnerships can only be determined at the termination of the Partnership after all residual cash flows (proceeds from sale and re-leasing of equipment after the initial and any subsequent lease terms have expired) have been realized (see CASH DISTRIBUTIONS TO PARTNERS - Monthly Cash Distributions.)

    Decrease in Distributions during Liquidation Period. During the Liquidation Period of each Partnership, it is expected that distributions may sharply decrease relative to the annual cash distribution objectives for the Reinvestment Period, because as Investments are liquidated there will be fewer Leases and Financing Transactions available to generate cash from operations.

    Lack of a Secondary Market for Units; Restricted Transferability. The Units are limited partnership interests. In order to avoid treatment as a publicly traded partnership, the Code and regulations promulgated thereunder by the Department of the Treasury of the United States impose severe limitations on the ability of the General Partner or the Partnerships to create or participate in a secondary market for Units. As a result of the foregoing, only a limited market for limited partnership interests, such as Units, currently exists. The ability of an owner of Units to sell or otherwise transfer such Units (other than at a substantial discount) is extremely limited. As a result, an investor must view an investment in the Partnerships as a long-term, illiquid investment. See TRANSFER OF UNITS.

    Redemption Price for Units Not Equal to Capital Account Balance. Commencing with the second full quarter following the Final Closing Date, any Limited Partner (other than any Affiliated Limited Partner) may request that a Partnership redeem up to 100% of the Units held by such Limited Partner. A Partnership is under no obligation to do so. The redemption price payable in the event the General Partner determines in its sole discretion to redeem such Units has been unilaterally set.
Such redemption price initially approximates the Net Offering Proceeds realized by a Partnership from Capital Contributions of a Limited Partner on the date of his or her admission to a Partnership after deduction of Front-End Fees and has a maximum value equal to the Capital Account balance of such Limited Partner as of the end of the quarter preceding the redemption, reduced by cash distributions for the calendar quarter in which the redemption occurs. See TRANSFER OF UNITS--Limited Right of Presentment for Redemption of Units. However, during the term of a Partnership, the redemption price may have no direct relationship to a Limited Partner's Capital Account at the time of a redemption. In the event a Limited Partner's interest in a Partnership is redeemed it is probable that the redemption price would provide a significantly lower value than the value realized by retaining the Limited Partner's interest in a Partnership.

    Liability of Limited Partners for Certain Distributions. A Limited Partner's personal liability for obligations of the Partnerships generally will be limited under the Delaware Act to the amount of such Limited Partner's Capital Contribution. Under the Delaware Act, a Limited Partner may be liable to return to a Partnership any amount distributed for a period of three years from the date of such distribution if such distribution causes the liabilities of the Partnership (other than Partnership liabilities to Partners on account of their partnership interests and non-recourse debt) to exceed the fair market value of the assets of such Partnership in the event the Limited Partner knew such facts at the time of such distribution.

    Conflicts of Interest. The Partnerships will be subject to various conflicts of interest arising out of its relationship to the General Partner and its Affiliates which may arise during the life of the Partnerships--see the CONFLICTS OF INTEREST Section of this Prospectus. Such conflicts may include:

    the lack of separate legal representation and arm's length negotiations of the program agreements and of compensation payable to the General Partner;

    the  General   Partner  would  realize  a  greater   amount  of
   Acquisition Fees (subject to a ceiling on such fees) if a greater percent of debt were employed;

    the Partnership Agreement does not prohibit the General Partner or its Affiliates from competing with a Partnership for Equipment acquisitions, financing, refinancing, leasing and re-leasing opportunities on its or their own behalf or on behalf of the prior Programs;

    because a deficiency in the amount of reserves relative to the Partnerships' contingent liabilities may expose the General Partner to potential liability to creditors of the Partnership, the General Partner may have a conflict of interest in determining when to allocate cash flow for distribution to the Limited Partners or to the Partnerships' Reserve Account;

    if the Partnership enters into a Joint Venture, the General Partner would have a fiduciary duty to the Partnerships and to any other partnerships sponsored by it which participate in the joint venture which may result in conflicts arising in determining when and whether to dispose of any jointly owned interest;

    the General Partner may be presented with the opportunity to earn fees or other compensation for referring a prospective lessee to a lessor other than the Partnerships or other programs sponsored by the General Partner or to its Affiliates;

    due to affiliation with the General Partner, the Dealer-Manager's review and investigation of the Partnerships and the information provided in this Prospectus will not have the benefit of a review and investigation by an independent securities firm in the capacity of a dealer-manager; and

    as Tax Matters Partner, the General Partner is empowered, among other acts, to enter into negotiations with the Service to settle tax disputes and to thereby bind the Partnerships and the Limited Partners by such settlement. There is no assurance that such settlement will be in the best interest of any
   specific   Limited   Partner  given  his  or  her  specific  tax
   situation.

       Certain of such conflicts are affected by (i) the fiduciary duty that the General Partner owes to the Limited Partners and by
(ii) provisions of the Partnership Agreement which are intended to minimize conflicts between the General Partner and its Affiliates on the one hand and the Limited Partners on the other. See SUMMARY OF THE PARTNERSHIP AGREEMENT and CONFLICTS
OF INTEREST.

    Participation of a Securities Sales Affiliate in this Offering. The Dealer-Manager is an Affiliate of the General Partner. As a result, the information provided in this Prospectus will not have the benefit of a review and investigation by an independent securities firm in the capacity of a dealer-manager.

    General Partner Not Employed by Partnership Exclusively. The Partnerships will not employ their own full-time officers, directors or employees. The General Partner will supervise and control the business affairs of the Partnerships. The Partnerships will contract with the General Partner to manage the Partnerships' Investments. The officers and employees of the General Partner will devote to the Partnerships' affairs only such time as may be reasonably necessary to conduct its business. See CONFLICTS OF INTEREST.


    Equipment Leases May be Subject to Usury Laws. Equipment leases have, on occasion, been held by the courts to be loan transactions subject to state usury laws. It is expected that all of the Financing Transactions will be treated as loan transactions by the Partnerships. It is anticipated that the
Partnerships will structure their Leases and Financing Transactions so as to avoid application of the usury laws of the states in which it will conduct their operations. However, there can be no assurance that the Partnerships will be successful in doing so.

Federal Income Tax Risks and ERISA Risks

    Federal Tax Considerations in General. Although certain federal income tax aspects may be important in analyzing the attractiveness of an investment in the Partnerships' Units, prospective investors in the Partnerships should make an investment based primarily on economic rather than tax factors. While the Partnerships have obtained an opinion of Tax Counsel as to various tax matters and Tax Counsel has reviewed the FEDERAL INCOME TAX CONSEQUENCES Section of this Prospectus for accuracy, that opinion and such review is limited largely to those tax matters believed to be material to an individual taxpayer. Furthermore, such tax opinion is subject to certain assumptions concerning the future operations of the Partnerships (which may vary from such assumptions) and is not binding on the Internal Revenue Service (the Service). In addition, no ruling has been or will be sought from the Service on any federal income tax issue. Because of such facts and because each investor's other income and expenses may materially affect the tax consequences of an investment in Units, there can be no assurance that the tax consequences described in this Prospectus will be obtained by every investor. Prospective investors and their advisors should, therefore, not only carefully review the FEDERAL INCOME TAX
CONSEQUENCES   Section  of  this   Prospectus,   but  should  also
carefully review their own particular circumstances. Many of the tax consequences described herein are unclear because of the passage in recent years of major tax legislation, which has not been interpreted through Treasury Regulations, published administrative positions of the service or court decisions. Availability of the tax benefits described herein may be challenged by the Service upon audit of any tax return of the Partnerships. Any adjustment to any tax return of the Partnerships as a result of an audit could also result in adjustments to the income tax returns of the Limited Partners, and might result in an examination of such returns for items unrelated to the Partnerships, or an examination of such returns for prior years. The Limited Partners could incur substantial legal and accounting costs in contesting any Service challenge, regardless of the outcome.

    Partnership  Status. The Service may successfully  contend that
a   Partnership   should  be   treated   as  a   publicly   traded
partnership (PTP) that is treated as a corporation for federal income tax purposes rather than as a partnership. In such event, substantially all of the possible tax benefits (primarily non-taxation of a Partnership and a pass-through to investors of all income and losses) of an investment in a Partnership could be eliminated. See FEDERAL INCOME TAX CONSEQUENCES-- --Publicly Traded Partnerships. If a Partnership were treated as a PTP, the following results would occur: (a) losses realized by a Partnership would not pass through to Partners, (b) a Partnership would be taxed at income tax rates applicable to corporations, and (c) distributions to the Partners would be taxable to them as dividend income to the extent of current and accumulated earnings and profits. In order to minimize the possibility of PTP treatment for a Partnership, Section 10 of the Partnership Agreement provides for restrictions on transfers of Units by incorporating certain safe harbor tests specified in Treasury Regulations.

    Tax Treatment of Leases as Sales or Financings. Although the General Partner expects that with respect to each Lease the Partnerships will be treated, for federal income tax purposes, as the owner and lessor of the Equipment, it is possible that the Service may challenge some or all of the Partnerships' Leases and assert that they are properly characterized as sales or financings for federal tax purposes. Such treatment would result in the loss of cost recovery deductions by the Partnerships with respect to the Equipment subject to such Leases. See FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of the Leases.

    Tax Liability From Operations And Sales or Other Dispositions. The tax liability of Limited Partners may materially exceed net income for financial reporting purposes. The General Partner expects that taxable income for each year will generally, if not always, be less than cash distributions for the same year. However, the sale or other disposition of a Unit or Partnerships' property may result in Limited Partners realizing federal income tax liabilities that exceed the amount of cash (if any) realized from such sale or other disposition.

    Audit of Partnership Return. An audit of a Partnership's information return may lead to an audit of income tax returns of Limited Partners which could lead to adjustments of items unrelated to a Partnership.

    Limitations on the Deduction of Losses. The ability of individuals, trusts, estates, personal service corporations and certain other closely-held corporations to deduct losses generated by the Partnerships is limited to the amounts such investors have at risk in the activity, i.e., generally the amount paid for their Units plus any profit allocations, reduced by loss allocations and distributions. Additionally, such investors are subject to restriction on the deductibility of
losses   attributable   to  certain   passive   activities.   The
Partnerships' operations will constitute passive activities. Such investors can only use passive losses to offset passive income in calculating tax liability. See FEDERAL INCOME TAX
CONSEQUENCES--Deductibility of Losses: Passive Losses, Tax Basis and --'At Risk' Limitations.

    Allocation of Profits and Losses. Allocations of Profits or Losses between the General Partner and Limited Partners might be successfully challenged by the Service if they did not have substantial economic effect or were not made in accordance with
the  interests  of  the  Partners.   If  such  a  challenge  were
upheld,  taxable  income and loss might be  reallocated,  resulting in the Limited Partners being allocated more taxable income or less loss than that allocated to them under the Partnership Agreement. To avoid such a challenge, the Partnership Agreement includes provisions regarding special allocations and curative
allocations   to  comply  with  the  applicable   requirements  of
Treasury   Regulations.   See  FEDERAL  INCOME  TAX  CONSEQUENCES-
Allocations of Profits and Losses.

   Unrelated Business Income. Investors that are entities customarily exempt from federal income taxation on their income, such as qualified corporate pension, profit sharing and stock bonus plans, including Keogh Plans (Qualified Plans), IRAs and certain charitable and other organizations described in Section
501(c)  of  the  Code,  are  nevertheless   subject  to  unrelated
business  tax  under  the  Code  on  unrelated  business  taxable income (UBTI). Such entities are required to file federal income tax returns if they have total UBTI from all sources in excess of $1,000 per year. The Partnerships' leasing income and certain other income of the Partnerships will generally constitute UBTI taxable to such entities. See FEDERAL INCOME TAX CONSEQUENCES--Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations.

    Equitable Owner of Properties. The Partnerships and Joint Ventures in which it invests will be entitled to cost recovery, depreciation or amortization deductions with respect to their properties only if they are considered to be the equitable owners of the Partnerships' properties for federal income tax purposes. The determination of who is the equitable owner is based on many factors. If the Partnerships were deemed not to be the equitable owner of its Equipment and other properties, it would not be entitled to cost recovery, depreciation or amortization deductions, and the character of Partnerships' leasing income might be deemed to be portfolio income instead of passive income. See FEDERAL INCOME TAX CONSEQUENCES -- Tax Treatment of the Leases and -Deductibility of Losses: Passive Losses, Tax Basis and 'At Risk' Limitation.

    Foreign Investors. Foreign investors should be aware that income from the Partnerships may be subject to United States federal income tax withholding. Such investors may also be required to file United States federal income tax returns. See FEDERAL INCOME TAX CONSEQUENCES -- Foreign Investors.

    Additional Taxes and Reporting Obligations. Limited Partners may be required to pay various taxes in connection with an investment in the Partnerships, such as the alternative minimum tax (AMT). Each Limited Partner is expected to be allocated a ratable share of tax preference items and the operations of the Partnerships may give rise to other adjustments which could increase a particular investor's AMT. AMT is treated in the same manner as the regular income tax for purposes of payment of
estimated   taxes.   See   FEDERAL   INCOME   TAX    CONSEQUENCES-
Alternative Minimum Tax.

    Limited Partners also may be subject to state and local taxation, such as income, franchise or personal property taxes in the state in which they are a resident, as a result of their Partnership investment. The Partnerships' use of Equipment outside the United States might also subject the Partnerships or Limited Partners to income or other taxation in foreign countries.

    ERISA Risks. Under certain circumstances, ERISA and the Code, as interpreted by the Department of Labor, will apply a look-through rule under which the assets of an entity in which a  Qualified  Plan  or  IRA  has  made  an  equity  investment  may
constitute   plan   assets.  Under  certain   circumstances,   an
investment in Units may not be an appropriate investment for Qualified Plans or IRAs due to such interpretations. Fiduciaries of Qualified Plans and IRAs, in consultation with their advisors, should carefully consider: (1) whether an investment in Units is consistent with their fiduciary responsibilities and (2) the effect of the possible treatment of assets if the Partnerships' underlying assets are treated as plan assets. See INVESTMENT
BY QUALIFIED PLANS.

    THE FOREGOING IS A SUMMARY OF THE SIGNIFICANT FEDERAL INCOME TAX RISKS RELATING TO A PURCHASE OF UNITS AND THE FORMATION AND PROPOSED OPERATIONS OF THE PARTNERSHIPS. THE RISKS DESCRIBED ABOVE AND THE OTHER SIGNIFICANT FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE PURCHASE OF UNITS ARE FURTHER DESCRIBED IN FEDERAL INCOME TAX CONSEQUENCES.

    VARIOUS TAX RULES INCLUDING, WITHOUT LIMITATION, STATE, LOCAL AND FOREIGN TAXES, THE ALTERNATIVE MINIMUM TAX, THE 'AT-RISK,' PASSIVE LOSS AND INVESTMENT INTEREST LIMITATIONS, AND THE UNRELATED BUSINESS INCOME TAX RULES PRODUCE TAX EFFECTS THAT CAN VARY BASED ON A LIMITED PARTNER'S PARTICULAR CIRCUMSTANCES. THEREFORE, PROSPECTIVE LIMITED PARTNERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR CONSEQUENCES OF AN INVESTMENT IN UNITS.



  SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS


    The following tables set forth the General Partner's best estimate of the use of the Gross Offering Proceeds from the sale of the Minimum Offering ($1,200,000) and the Maximum Offering
($75,000,000) for each Partnership. Because the Partnerships have not made any acquisitions, certain of the amounts below cannot be precisely calculated at the present time and may vary substantially from these estimates. As shown below, it is projected that 80.40% of Gross Offering Proceeds will be used to make investments in Leases and Financing Transactions (assuming a Maximum Offering). See footnote 7 to the following table.

                  Minimum Offering           Maximum Offering
                  Dollar                     Dollar
                  Amount per Partnership     %(1)
Amount per Partnership             %(1)

Gross Offerings Proceeds (2)$1,200,000             100.00%$75,000,000
100.00%
Expenses:
Sales Commissions (3) (96,000)    (8.00%)   (6,000,000)     (8.00%)
Underwriting Fees (4) (24,000)    (2.00%)   (1,500,000)     (2.00%)
O & O Expense Allowance (5)(42,000)(3.50%)  (1,875,000)     (2.50%)
Public Offering Expenses(162,000)(13.50%)   (9,375,000)    (12.50%)

Acquisition Fees (attributable to
 Offering Proceeds and
 Borrowings)(7)      (138,000)   (11.50%)   (5,328,102)     (7.10%)

Gross Offering Proceeds
Available for Investments
                     $900,000     75.00%   $60,296,898      80.40%


(1)All percentages shown in the table above are percentages of Gross Offering Proceeds.

(2) Does not include $1,000 in cash contributed by both the Original Limited Partner and the General Partner to each Partnership at the time of its formation. Upon the Initial Closing of each Partnership, the Original Limited Partner will withdraw from such Partnership and his capital contribution of $1,000 will be refunded.

(3)Each Partnership will pay to participating broker-dealers a Sales
Commission
   of $8.00 per Unit sold (8% of Gross Offering Proceeds), except that no Sales Commission will be paid in respect of Units sold to Affiliated Limited Partners. The General Partner expects that substantially all Sales Commissions will be paid to unaffiliated Selling Dealers.

(4)Each Partnership will pay the Dealer-Manager an Underwriting Fee equal to $2.00 for each Unit sold (2.0% of Gross Offering Proceeds) for managing the Offering of Units and to reimburse, on a non-accountable basis, for the wholesaling fees and expenses of the Sponsor.

(5)Each Partnership will pay the General Partner an O & O Expense Allowance equal to $3.50 for each Unit sold (3.5% of Gross Offering
   Proceeds) if the Offering results in Gross Offering Proceeds of $25,000,000 or less. The General Partner will reduce the percentage of O & O Expense Allowance payable to it by the Partnership from 3.5% to 2.5% for Gross Offering Proceeds exceeding $25,000,000 but less than $50,000,000; and from 2.5% to 1.5% for Gross Offering Proceeds exceeding $50,000,000. The
   O & O Expense Allowance will be paid on a non-accountable basis, which means that such compensation may be less than, or greater than, the actual costs and expenses paid by the General Partner and the Dealer-Manager in (a) organizing the Partnerships and offering Units for sale (which may include advertising and promotional expenses incurred in preparing the Partnerships for registration and subsequently offering and distributing the Units to the public--the Organizational and Offering Expenses) and (b) fees and expenses actually incurred by the Dealer-Manager and prospective Selling
   Dealers. Such due diligence fees and expenses are limited to an aggregate amount not to exceed the lesser of (a) one-half of 1% of Gross Offering Proceeds or (b) the amount permitted to be paid pursuant to Appendix F to Article III of the NASD
   Rules of Fair Practice.  The General Partner has agreed in the
   Partnership Agreement to pay all Organizational and Offering
   Expenses in excess of those previously noted, in the aggregate, without recourse to, or reimbursement from, the Partnerships. See PLAN OF DISTRIBUTION and SUMMARY OF THE
   PARTNERSHIP AGREEMENT.

(6)The Partnerships intend to establish an initial Reserve equal to 1.0% of Gross Offering Proceeds, which will be maintained and used for insurance, certain repairs, replacements and miscellaneous contingencies.

(7)The amounts and percentages shown in the column entitled Minimum Offering represent for the Minimum Offering the maximum Acquisition
   Fees which are payable from Gross Offering Proceeds. The amounts and percentages shown in the column entitled Maximum
   Offering represent for the Maximum Offering the minimum
   Acquisition Fees which are payable from Gross Offering
   Proceeds The amounts and percentage shown are computed by multiplying 3% by the total purchase price of Investments purchased with both Capital Contributions and with borrowings and the result is then reduced to the amounts and percentages shown on the foregoing chart.



        COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES


   The following table discloses in summary fashion the forms and estimated amounts of all compensation or distributions which may be paid, directly or indirectly, by the Partnerships to the General Partner and its Affiliates. Some of such compensation will be paid regardless of the success or profitability of the Partnerships' operations. The following compensation was not determined by arm's-length negotiations.

   Notwithstanding the fact that some of the compensation disclosed below may vary in amount from the amounts projected, the total amounts of compensation payable to all Persons, including the General Partner, is limited by provisions of the Partnership Agreement and the requirements of (a) the NASAA Guidelines, which include specific maximum sponsor compensation and minimum use of proceeds requirements and (b) the NASD's Rules of Fair Practice (which limit selling compensation).

                            Organization and
                              Offering Stage
Form of  (and  Entity                            Estimated   Dollar
Receiving)               Method       of         Amount
Compensation             Compensation

Underwriting      Fees                           A minimum  of $24,000
(payable    to    ICON   2.0%    ($2.00    per   if    the     Minimum
Securities  Corp., the   Unit)  of  the  Gross   Offering   of  12,000
Dealer-Manager)        Offering  Proceeds on   Units   is  sold  per
                         all Units sold.         Partnership   and   a
                                                 maximum            of
                                                 $1,500,000   if   the
                                                 Maximum  Offering  of
                                                 750,000    Units   is
                                                 sold per Partnership.

Sales      Commissions   8.0%    ($8.00    per   Not  determinable  at
(expected  to be  paid   Unit)  of  the  Gross   this time.
primarily  to  Selling   Offering  Proceeds of
Dealers   with   a  de   all    Units    sold,   If  all  Units   sold
minimis         amount   except    for   Units   were   sold   by  the
expected  to  be  paid   sold  to   Affiliated   Dealer-Manager
to   ICON   Securities   Limited     Partners,   (which  is   actually
Corp.)                   which  shall  be sold   expected    to   sell
                         on  a  net  of  Sales   only  a  de   minimis
                         Commission basis.       number   of   Units),
                                                 the  maximum   amount
                                                 of Sales  Commissions
                                                 that              the
                                                 Dealer-Manager  could
                                                 receive    would   be
                                                 $96,000     if    the
                                                 Minimum  Offering  of
                                                 12,000  Units is sold
                                                 per  Partnership  and
                                                 $6,000,000   if   the
                                                 Maximum  Offering  of
                                                 750,000    Units   is
                                                 sold              per
                                                 Partnership,  in each
                                                 case       calculated
                                                 without        giving
                                                 effect  to   possible
                                                 reduction   of   such
                                                 Sales     Commissions
                                                 not    payable    for
                                                 Units   purchased  by
                                                 Affiliated    Limited
                                                 Partners, if any.

O    &    O    Expense   3.5%    ($3.50    per   Not  determinable  at
Allowance  (payable to   Unit)  of  the  first   this time.
ICON  Capital   Corp.,   $25,000,000  of  each
the           General   Unit  sold for  Gross   A minimum  of $42,000
Partner,    or    the   Offering    Proceeds;   if    the     Minimum
Dealer-Manager,     or   2.5%    ($2.50    per   Offering   of  12,000
both,              for   Unit)  of  each  Unit   Units   is  sold  per
Organizational     and   sold    for     Gross   Partnership   and   a
Offering Expenses)       Offering  Proceeds in   maximum            of
                         excess             of   $1,875,000   if   the
                         $25,000,000  but less   Maximum  Offering  of
                         than     $50,000,000;   750,000    Units   is
                         and 1.5%  ($1.50  per   sold per Partnership.
                         Unit)    for    Gross
                         Offering     Proceeds
                         exceeding
                         $50,000,000.      The
                         General  Partner  has
                         agreed     in     the
                         Partnership
                         Agreement    to   pay
                         actual
                         Organizational    and
                         Offering     Expenses
                         for this  Offering to
                         the    extent    such
                         expenses       exceed
                         the  O  &  O  Expense
                         Allowance.

                         The  General  Partner
                         will  pay or  advance
                         the  bona   fide  due
                         diligence   fees  and
                         expenses    of    the
                         Dealer-Manager    and
                         actual            and
                         prospective   Selling
                         Dealers  on  a  fully
                         accountable     basis
                         from  such  Allowance
                         up  to,  but  not  in
                         excess,     of    the
                         lesser     of     the
                         maximum        amount
                         payable   under   the
                         NASD  Rules  of  Fair
                         Practice,  or 1/2 1% of
                         Gross        Offering
                         Proceeds   per   Unit
                         with  respect to each
                         Partnership   payable
                         to                the
                         Dealer-Manager.

                         Operational Stage

Form of  (and  Entity
Receiving)               Method       of         Estimated   Dollar
Compensation             Compensation            Amount

Acquisition        Fee   3.0%   of   (a)   the   The   total   of  all
(payable    to    ICON   purchase  price  paid   Acquisition      Fees
Capital Corp.)           by  the   Partnership   paid  to the  General
                         to  the   seller   of   Partner  and  to  any
                         each      item     of   other   Persons  over
                         Equipment    acquired   the   life   of  each
                         or   residual   value   Partnership  will not
                         interest    acquired,   exceed  the lesser of
                         in     each      case   (a)   15%  of   Gross
                         inclusive   of   debt   Offering  Proceeds or
                         incurred  or  assumed   (b)   an    aggregate
                         or debt  which  would   amount         which,
                         be   assumed  if  the   together  with  other
                         option  to  acquire a   Front-End  Fees, does
                         residual        value   not     exceed    the
                         interest         were   maximum   amount   of
                         immediately             Front-End        Fees
                         exercised   and   (b)   allowable       under
                         the principal  amount   Section  IV.C.2.   of
                         of   each   Financing   the NASAA Guidelines.
                         Transaction   entered
                         into or  acquired  by   Total     Acquisition
                         the Partnership.        Fees   would    equal
                                                 11.5%     of    Gross
                                                 Offering     Proceeds
                                                 per  Partnership  (or
                                                 $138,000    if    the
                                                 Minimum  Offering  of
                                                 12,000  Units is sold
                                                 per  Partnership) and
                                                 7.10%     of    Gross
                                                 Offering     Proceeds
                                                 per  Partnership ( or
                                                 $5,328,102   if   the
                                                 Maximum  Offering  of
                                                 750,000    Units   is
                                                 sold              per
                                                 Partnership.)

                                                 In        calculating
                                                 Acquisition     Fees,
                                                 fees  payable  by  or
                                                 on   behalf  of  each
                                                 Partnership        to
                                                 unaffiliated  finders
                                                 and  brokers  will be
                                                 deducted         from
                                                 Acquisition      Fees
                                                 otherwise  payable to
                                                 the           General
                                                 Partner.           No
                                                 finder's  or broker's
                                                 fees  may be  paid to
                                                 any  Affiliate of the
                                                 General Partner.



Form of  (and  Entity    Method       of         Estimated   Dollar
Receiving)               Compensation            Amount
Compensation
                                                 Acquisition  Fees are
                                                 required     to    be
                                                 reduced  or  refunded
                                                 if the  Partnerships'
                                                 Investment         in
                                                 Equipment   is   less
                                                 than the  greater  of
                                                 (i) 80% of the  Gross
                                                 Offering     Proceeds
                                                 reduced   by   .0625%
                                                 for    each   1%   of
                                                 borrowings
                                                 encumbering       the
                                                 Partnerships'
                                                 Equipment,   or  (ii)
                                                 75%  of   the   Gross
                                                 Offering    Proceeds.
                                                 .  See  SOURCES  AND
                                                 USES   OF    OFFERING
                                                 PROCEEDS  AND RELATED
                                                 INDEBTEDNESS.

Management   Fee   for   The lesser of:          Not  determinable  at
actively  managing the                           this time.
leasing,   re-leasing,   (i)(a)  5%  of  gross
financing          and   rental  payments from   The  General  Partner
refinancing         of   Operating      Leases   has     agreed     to
Partnership     Leases   (except     Operating   subordinate  (without
and          Financing   Leases  (if  any) for   interest)         its
Transactions  (payable   which      management   receipt   of  monthly
to     the     General   services          are   payments    of    the
Partner)                 performed    by   non   Management   Fees  to
                         Affiliates  under the   the           Limited
                         supervision   of  the   Partners'  receipt of
                         General  Partner  for   the    First     Cash
                         which  1%  of  annual   Distributions   until
                         gross          rental   the  earlier  of  (1)
                         payments   shall   be   receipt     by    the
                         payable),               Limited Partners,  of
                                                 all    accrued    but
                         (b)   2%   of   gross   previously    unpaid,
                         rental  payments  and   and          current,
                         debt          service   installments       of
                         payments         from   First            Cash
                         Full-Payout    Leases   Distributions  (as so
                         with    net     lease   limited)    or    (2)
                         provisions,   2%   of   expiration   of   the
                         annual          gross   Reinvestment
                         principal         and   Period.           Any
                         interest     payments   Management   Fees  so
                         from        Financing   deferred    will   be
                         Transactions     (see   deferred      without
                         INVESTMENT             interest  during  the
                         OBJECTIVES        AND   Reinvestment   Period
                         POLICIES-Financing      until   the   Limited
                         Transactions),         Partners         have
                                                 received          the
                         (c)  and 7% of  gross   previously     unpaid
                         rental  payments from   portion    of   First
                         Equipment    operated   Cash    Distributions
                         by  the   Partnership   described    in   the
                         as  provided in NASAA   preceding sentence.
                         Guidelines    Section
                         IV.E.4(2), or           Management       Fees
                                                 payable  with respect
                                                 to        Investments
                                                 acquired    by    the
                                                 Partnership  prior to
                                                 the  effective   date
                                                 of the  withdrawal of
                                                 the  General  Partner
                                                 shall remain  payable
                                                 to    the     General
                                                 Partner
                                                 notwithstanding   any
                                                 such   withdrawal  as
                                                 and      when     the
                                                 Partnership  receives
                                                 the  rental  proceeds
                                                 from             such
                                                 Investments  creating
                                                 the   obligation   to
                                                 pay  such  Management
                                                 Fees.

(2)If the General Partner provides both equipment management and additional services, relating to the continued and active operation of program Equipment, such as on-going marketing and re-leasing of Equipment, hiring or arranging for the hiring of crews or operating personnel for the Partnerships' Equipment and similar services, it may charge the Partnerships a management fee not to exceed 7.0% of the gross rental payments from Equipment operated by the Partnerships.




Form of  (and  Entity
Receiving)               Method       of         Estimated   Dollar
Compensation             Compensation            Amount

                         (ii)  management fees which
                         are competitive
                         and/or customarily
                         charged by others
                         rendering similar
                         services as an
                         ongoing public
                         activity in the same
                         geographic location
Distributable     Cash   for similar             Not  determinable  at
From        Operations   equipment and           this time.
(share   distributable   Financing
to     the     General   Transactions.
Partner)
                         Prior    to    Payout
                         (i.e.  the time  when
                         cash    distributions
                         in  an  amount  equal
                         to  the  sum  of  the
                         Limited     Partners'
                         (i)           capital
                         contributions     and
                         (ii)      an     8.0%
                         cumulative     annual
                         return thereon,  have
                         been           made),
                         distributions      of
                         Distributable    Cash
                         From       Operations
                         shall  be made 99% to
                         the Limited  Partners
                         and    1%   to    the
                         General      Partner.
                         After         Payout,
                         distributions      of
                         Distributable    Cash
                         From       Operations
                         shall be  tentatively
                         attributed   90%   to
                         the Limited  Partners
                         and    10%   to   the
                         General Partner.


Distributable     Cash   Prior    to    Payout   Not  determinable  at
From   Sales    (share   (i.e.  the time  when   this time.
distributable  to  the   cash    distributions
General Partner)         in  an  amount  equal
                         to  the  sum  of  the
                         Limited     Partners'
                         (i)           capital
                         contributions     and
                         (ii)      an     8.0%
                         cumulative     annual
                         return       thereon,
                         compounded     daily,
                         have   been    made),
                         distributions      of
                         Distributable    Cash
                         From  Sales  shall be
                         made   99%   to   the
                         Limited  Partners and
                         1%  to  the   General
                         Partner.        After
                         Payout,
                         distributions      of
                         Distributable    Cash
                         From       Operations
                         shall be  tentatively
                         attributed   90%   to
                         the Limited  Partners
                         and    10%   to   the
                         General Partner.




Form of  (and  Entity
Receiving)               Method       of         Estimated   Dollar
Compensation             Compensation            Amount

Subordinated             With    respect    to   Not  determinable  at
Remarketing   Fee  for   sales      of     the   this time.
arranging  the sale of   Equipment  and of the
the      Partnerships'   Financing
Equipment  and  of the   Transactions,       a
Partnerships'            Subordinated
Financing                Remarketing       Fee
Transactions  (payable   payable     to    the
to     the     General   General   Partner  in
Partner).                an  amount  equal  to
                         the  lesser of (i) 3%
                         of    the    contract
                         sales  price  for the
                         Partnerships'
                         Investments       (as
                         defined     in    the
                         Glossary),   or  (ii)
                         one-half  the  normal
                         competitive
                         commission    charged
                         by       unaffiliated
                         parties    for   such
                         services  in light of
                         the  size,  type  and
                         location    of    the
                         Leases and  Financing
                         Transactions.      No
                         Subordinated
                         Remarketing  Fee will
                         accrue or be  payable
                         with  respect  to any
                         portion  of Cash From
                         Sales     which    is
                         reinvested         in
                         additional
                         Partnership
                         Investments.
                         Payment    of    such
                         Subordinated
                         Remarketing  Fee will
                         be   deferred   until
                         after    Payout   and
                         will be made  without
                         interest.

Reimbursement      for   Subject     to    the   Not  determinable  at
out-of-pocket            limitations             this time.
Acquisition   Expenses   contained  in Section
incurred     by    the   6.4       of      the
General   Partner  and   Partnership
Affiliates    directly   Agreement,        the
attributable   to  the   Partnership      will
acquisition         of   reimburse         the
Equipment  (payable to   General  Partner  and
the  General   Partner   its   Affiliates  for
and Affiliates) (3)      certain      expenses
                         incurred  by  them in
                         connection  with  the
                         Partnership's
                         operations.

              Interest in Partnership Profits or Losses

Partnerships'  Profits   The  General  Partner   Not  determinable  at
and   Losses  for  Tax   will   be   allocated   this time.
Purposes        (share   shares     of     the
allocable    to    the   Partnerships'
General Partner)         Profits   and  Losses
                         for   Tax    Purposes
                         that        generally
                         approximate       its
                         share              of
                         Distributable    Cash
                         From  Operations  and
                         of      Distributable
                         Cash From Sales.  See
                         FEDERAL  INCOME  TAX
                         CONSEQUENCES-
                         Allocations        of
                         Profits and Losses.

(3) In the event the General Partner or an Affiliate temporarily purchases Equipment with its own funds in order to facilitate the later purchase by the Partnerships, the General Partner or such Affiliate, as the case may be, will retain any rent or other payments received for the Equipment, and bear all expenses and liabilities with respect to such Equipment, for all periods during which the invested capital of the General Partner or an Affiliate is at risk and prior to the acquisition of the Equipment by the Partnerships.


   As described in the above table, the General Partner will reduce the percent of O & O Expense Allowance payable to it by the Partnership from the 3.5% of Gross Offering Proceeds of $25,000,000 or less to 2.5% for Gross Offering Proceeds exceeding $25,000,000 but less than $50,000,000; and from 2.5% to 1.5% for
Gross Offering Proceeds exceeding $50,000,000. on a non-accountable basis, (exclusive of Sales Commissions), whether or not incurred. Such Organizational and Offering Expenses include, but are not limited to, legal, accounting and printing costs, and filing and qualification fees and disbursements, bona fide due diligence fees and expenses actually incurred by the Dealer-Manager and prospective Selling Dealers up to an aggregate amount equal to the lesser of one-half of 1% of Gross Offering Proceeds or the amount permitted to be paid pursuant to Appendix F to Article III of the NASD Rules of Fair Practice and expenses for salaries and direct expenses of officers and directors of the General Partner while directly engaged in organizing the Partnerships and registering the Units. The General Partner has agreed to pay any amount by which such O & O Expense Allowance exceeds the foregoing.

   As described in the above table, the General Partner will be entitled to receive Acquisition Fees from the Partnerships for evaluating, selecting, negotiating and closing the acquisition of the Partnerships' Equipment and entering into Financing Transactions. In addition, sellers of Equipment to the Partnerships may pay fees to brokers or finders representing such sellers, but in no event may such brokers or finders include the General Partner or any of its Affiliates.

   Acquisition Fees payable by the Partnerships to the General Partner will equal the sum of 3.0% of (a) the aggregate purchase price paid for all items of Equipment acquired by the
Partnerships and (b) the aggregate principal amount of Financing Transactions entered into by the Partnerships with unaffiliated Users, subject to certain conditions and limitations specified in the Partnership Agreement. The Acquisition Fees presented under the caption SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS are calculated assuming that, on average, total indebtedness will equal 67% of the Purchase Price of all of the Partnership's Investments.

   The General Partner has agreed to limit maximum permitted Partnership borrowings during the Offering Period in the event Gross Offering Proceeds exceed $25,000,000; the reduction will be pro rata from the 80% permitted borrowings if Gross Offering Proceeds do not exceed $25,000,000 to an aggregate of 67% if a Maximum Offering involving Gross Offering Proceeds of $75,000,000 are realized by the Partnership. Following the Offering Period and to the extent the limitations in the immediately preceding sentence require leverage of less than 75%, the Partnerships' permitted leverage may rise to 75% at the time reinvestment proceeds are reinvested by the Partnership. To the extent that such limitation is not otherwise satisfied, the Acquisition Fees payable or paid to the General Partner by the Partnerships will be reduced or refunded by the General Partner to the Partnerships to the extent necessary to comply with such limitation. Any such refund shall bear interest calculated at a rate of 1% per month if such refund is not made within 30 days after the end of any calendar quarter in which the Partnerships' Investment in Equipment fails to satisfy such minimum investment.

   In addition to the O & O Expense Allowance, the Partnerships will reimburse the General Partner and its Affiliates for (1) the actual costs to them of goods and materials used for or by the Partnerships and obtained from unaffiliated parties; (2) expenses related to the purchase, operation, financing and disposition of the Partnerships' Leases and Financing Transactions incurred prior to the time that each Partnership has funds available to pay such expenses directly; and (3) administrative services necessary to the prudent operation of a Partnership, not in excess of the lesser of the General Partner's (or Affiliate's) costs or 90% of the costs which a Partnership would be required to pay to independent parties for comparable services. Each Partnerships' Annual Reports to its Limited Partners will provide a breakdown of services performed by, and amounts reimbursed to, the General Partner and its Affiliates.

   Assuming the sale of 750,000 Units in a twelve (12) month period, the General Partner estimates that it would incur the following expenses which would be potentially eligible to be reimbursed by the Partnerships at the end of such period pursuant to the NASAA Guidelines and section 6.4(i) of the Partnership Agreement (subject to the limitations on such reimbursements described below):

    Salaries and benefits:
    Accounting staff$150,000
    Professional staff270,000
    Secretarial staff90,000
    Investor relations staff   150,000
    Computer and equipment     90,000
    Maintenance     30,000

    Total         $780,000

   Section 6.4(i) of the Partnership Agreement provides limitations on types and annual amounts of eligible expenses of the Partnerships which may actually be paid by the Partnerships. In general, neither the Sponsor nor any Affiliated Entity may be reimbursed by the Partnerships for amounts expended with respect to the following for purposes other than specific to the business of the Partnerships:

   (11) salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any Controlling Person of the Sponsor or any such Affiliated Entity; and

   (22) expenses for rent, depreciation and utilities or for capital equipment or other administrative items (other than as specified provided in such Section 6.4(i)).

   In addition to the foregoing limitations, the reimbursement for administrative expenses authorized by such Section 6.4(i) which is made in any year during the Reinvestment Period may not exceed the sum of (a) 2% of the Partnerships' Gross Revenues (excluding any Cash From Sales) for such year plus (b) the excess (if any) of such expense reimbursement limitation for all prior years over the amounts of such expenses actually reimbursed by the Partnerships for such prior years. To the extent that the total of such expenses which are actually incurred in any year exceed the amount which is actually reimbursed for such year, the unreimbursed expenses will be accrued and may be paid to the General Partner, without interest thereon, in any succeeding year for which the administrative expenses are less than such year's expense reimbursement limitation.

   While a Partnership is not permitted to pay any remuneration to any officer or director of the General Partner or any Affiliated Entity for services on a Partnership's behalf, the Sponsor or the Dealer-Manager may apply any portion or none of the O & O Expense Allowance paid to it to defray such costs.

   No specific arrangements have been made for the General Partner or any of its Affiliates of the General Partner to
provide   financing  for  a  Partnership's   Leases  and  Financing
Transactions. All such financing is subject to certain restrictions set forth in Section 6.4 of the Partnership Agreement.


                        CONFLICTS OF INTEREST


   The Partnerships will be subject to various conflicts of interest with the General Partner, its Affiliates and investment entities advised, managed or controlled by them. Certain provisions of the Partnership Agreement are intended to protect the Limited Partners' interests (specifically Sections 6.2 and 6.4, which limit the General Partner's exercise of powers and its and its Affiliates' compensation therefor). In addition, see
FIDUCIARY   RESPONSIBILITY   for  a  discussion  of  the  General
Partner's fiduciary obligations to the Limited Partners, which, in general, require the General Partner to consider the best interests of the Limited Partners in managing the Partnerships' assets and affairs.

   The General Partner intends to use its best business judgment and discretion in resolving any conflicts which arise. These conflicts include, but are not limited to, the following:

Lack of Separate Legal Representation and Lack of Arm's Length Negotiation of the Program Agreements

   The Partnerships, the Dealer-Manager and the General Partner are represented by the same Counsel. The Limited Partners, as a group, have not been represented by legal counsel and the Partnerships' Counsel has not acted on behalf of prospective investors nor conducted a review or investigation on their behalf. None of the agreements and arrangements between the
Partnerships on the one hand and the General Partner or Dealer-Manager on the other hand have been negotiated on an arm's length basis. The attorneys, accountants and other experts who perform services for the Partnerships will also perform services for the General Partner, the Dealer-Manager, certain of its Affiliates and for other partnerships or ventures which the General Partner or its Affiliates may sponsor. However, should a dispute arise between a Partnership, on the one hand, and the General Partner or Dealer-Manager, on the other hand, the General Partner will cause such Partnership to retain separate legal counsel to represent such Partnership in connection with such dispute.

Compensation of the General Partner and Affiliates

   The compensation payable by the Partnerships to the General Partner and Dealer-Manager have been determined unilaterally by the General Partner and, therefore, are not the result of arm's-length negotiations. However, the amount of such compensation is believed to be representative of practices in the industry and complies with the NASAA Guidelines as in effect on the date of this Prospectus. The General Partner and Dealer-Manager will receive substantial compensation upon each Closing and upon, or from, the Partnerships' acquisition, use and sale of its Leases and Financing Transactions. Decisions involving these transactions will be made by the General Partner in its discretion. See SUMMARY OF COMPENSATION.

   A conflict of interest may also arise from decisions by the General Partners concerning the timing of the Partnerships' purchases and sales of Equipment or the termination of the
Partnership,  each of  which  events  will  have an  effect  on the timing and amounts of its compensation. In such circumstances, the interest of the General Partner in continuing the Partnerships and receiving Management Fees, for example, may conflict with the interests of the Limited Partners in realizing an earlier return of their capital and any investment return thereon.

Effect of Leverage on Compensation Arrangements

   The General Partner intends to acquire the Partnerships' Investments with borrowings approximating 67% of the aggregate purchase price of the Partnerships' total Investments, but is permitted to finance up to 80% of the aggregate purchase price of all the Partnership Investments in the event Gross Offering Proceeds are $25,000,000 or less. If Gross Offering Proceeds are $25,000,000 or less for each Partnership the General Partner believes that higher leverage will best serve the Partnership in question by allowing for greater diversification of Equipment and lower concentrations from a Lessee credit standpoint than could be the case if lower leverage standards existed. Since Acquisition Fees are based upon the purchase price of all
Equipment acquired by the Partnerships, including related borrowings, the General Partner would realize a greater amount of Acquisition Fees (subject to a ceiling on such fees) if a greater percent of debt were employed. If Gross Offering Proceeds exceed $25,000,000, however, the General Partners has agreed to a pro rata limitation on the aggregate permitted borrowings by the Partnerships. If Gross Offering Proceeds were $50,000,000, their permitted borrowing limitation would be reduced from 80% of the aggregate purchase price of the Partnerships' Total Investment to 75%. In the event of a Maximum Offering of $75,000,000, the limitation would be reduced further to 67% of the aggregate purchase price of the Partnerships' Total Investments. Following the Offering Period and to the extent the limitations in the immediately preceding sentence require leverage of less than 75%, the Partnerships' permitted leverage may rise to 75% at the time reinvestment proceeds are reinvested by the Partnership. (See SUMMARY OF COMPENSATION).

Competition With the General Partner and its Affiliates

   The General Partner and its Affiliates are engaged directly and indirectly in the business of acquiring and leasing equipment for their own respective accounts as well as for other Programs. The General Partner or any of its Affiliates may in the future form or sponsor, or act as a general partner of, or as an advisor to, other investment entities (including other public equipment ownership and leasing partnerships) which have investment objectives similar to the Partnerships' and which may be in a position to acquire the same Investments at the same time as the Partnerships. See CERTAIN RELATIONSHIPS WITH THE PARTNERSHIP
and   MANAGEMENT  for  a  chart  of  and  a  description  of  the relationships of the Partnerships to the General Partner and relevant Affiliates.

   The Partnership Agreement does not prohibit the General Partner or its Affiliates from competing with a Partnership for
Equipment acquisitions, financing, refinancing, leasing and re-leasing opportunities on its or their own behalf or on behalf of the prior Programs. Neither the General Partner nor any of its Affiliates will be obligated by the Partnership Agreement to present particular Investments opportunities that come to its attention to a Partnership even if such opportunities are of a character which might be suitable for such Partnership except as noted below.

   Neither the General Partner nor any Affiliate of the General Partner shall be obligated to present any particular investment opportunity to a Partnership, and the General Partner and each such Affiliate shall have the right, subject only to the provisions of the next following paragraph, to take for its own account (individually or otherwise), or to recommend to any Affiliated Entity (including the Partnerships), any particular investment opportunity, considering, among other things, the following factors with respect to itself and each Affiliated
Entity:

      (aa)   its  own  and   each   Affiliated   Entity's   general
      investment objectives and policies, including, without limitation, cash distribution objectives and leverage policies;

      (bb) its own and each Affiliated Entity's existing portfolio, including the diversification thereof (by type of equipment, by Lessee or borrower, by length of lease term, by industry and by geographic area) and the effect the making of such investment would have thereon;

      (cc) the cash available to it and to each Affiliated Entity for the purpose of making such investment and the length of time such funds have been available;

      (dd) its own and each Affiliated Entity's current and long-term liabilities; and

      (ee)  the   estimated   income  tax   consequences   of  such
      investment to it and each Affiliated Entity and to the individual investors participating therein.

   Any conflicts in determining and allocating Investments between the General Partner and its Affiliated Entities on the one hand and a Partnership will be resolved by the Investment Committee, which will evaluate the suitability of all prospective lease acquisitions and Financing Transactions for investment by a Partnership before it makes a decision about the suitability of the opportunity for the it's own portfolio. In general, the General Partner intends to apply the following criteria and the prospective transaction is expected to be considered for the General Partner's own portfolio only if:

       The required cash investment is greater than the cash available for investment by a Partnership;

       The amount of debt is above levels deemed acceptable for a Partnership;

       The equipment type is not appropriate to a Partnership's objectives, which include, among others, the avoidance of concentration of exposure to any one class of equipment;

       The lessee credit quality does not satisfy a Partnership's objective of maintaining a high-quality portfolio with low credit losses while avoiding a concentration of exposure to any individual lessee or borrower;

       The  term   remaining   exceeds   the   Liquidation   Period
      guidelines established in the Partnership Agreement;

       The   available   cash  flow  (or  lack   thereof)   is  not
      commensurate with a Partnership's need to make certain distributions during the Reinvestment Period (as defined);

       The transaction structure, particularly with respect to the end-of-lease options governing the equipment, does not provide a Partnership with the residual value opportunity commensurate with the total return requirements of the Partnership; and

       The   transaction   does  not  comply  with  the  terms  and
      conditions of the Partnership Agreement.

If the Investments available from time to time to a Partnership and to other Affiliated Entities is less than the aggregate amount of Investment then sought by them, the available Investment shall generally be allocated to the investment entity which has been seeking Investments for the longest period of time.

   The General Partner shall make investment opportunities available as set forth above on a rotation basis; provided that until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners as provided in the Partnership Agreement, all such investment opportunities (other than certain Leases) shall be presented to the Partnerships first.

   Conflicts may also arise between two or more Affiliated Entities (including the Partnerships) advised or managed by the General Partner or any of its Affiliates, or between one or more of such Affiliated Entities and any Affiliate of the General
Partner  acting  for its  own  account,  which  may be  seeking  to re-lease or sell similar equipment at the same time. In any such case involving Affiliated Entities, the first opportunity to re-lease or sell equipment shall generally be allocated to the Affiliated Entity attempting to re-lease or sell equipment which has been subject to the lease which expired first, or, if the leases expire simultaneously, the lease which was first to take effect. However, the General Partner in its discretion may make exceptions to this general policy where equipment is subject to remarketing commitments which provide otherwise or in cases in which, in the General Partner's judgment, other circumstances make the application of such policy inequitable or not economically feasible for a particular Investment Entity.

Determination of Reserves and Liability of the General Partner for Partnership Obligations

   As a general rule, the General Partner is liable for the Partnerships' liabilities which exceed its assets (including Reserves for working capital and contingent liabilities). The General Partner has sole discretion to determine the amount of
Reserves and the allocation of the Partnerships' cash flow to maintain or increase the amount the Reserve account. Because a deficiency in the amount of reserves relative to the Partnerships' contingent liabilities may expose the General Partner to potential liability to creditors of the Partnerships, the General Partner may have a conflict of interest in determining when to allocate cash flow for distribution to the Limited Partners or to the Partnerships' Reserve Account.

Joint Ventures

   To permit added diversification, the Partnerships may invest in joint ventures with other limited partnerships or other investment entities sponsored by the General Partner, any Affiliate or any non Affiliate. If the Partnership enters into a joint venture, the General Partner would have a fiduciary duty to the Partnerships and to any other partnerships sponsored by it which participate in the joint venture which may result in conflicts arising in determining when and whether to dispose of any jointly owned investment. In order to minimize the likelihood of a conflict between these fiduciary duties, the Partnership Agreement restricts investments in such joint ventures by requiring that such joint investment must comply with the investment criteria and investment objectives of the
Partnerships.   See  RISK   FACTORS--Partnership   and  Investment
Risks--Risks of Joint Ventures.

Lease Referrals

   From time to time, the General Partner may be presented with the opportunity to earn fees or other compensation for referring a prospective lessee to a lessor other than the Partnerships or other programs sponsored by the General Partner or to its Affiliates. Such activities could involve conflicts of interest in that the General Partner would receive compensation as a result of such referral even though the Partnerships would not receive any benefits. Section 6.5 of the Partnership Agreement provides that, if the Partnerships have funds available for investment, the General Partner will not refer prospective lessees to third parties for compensation unless using the criteria listed above under Competition with the General Partner and its Affiliates the investment in question is deemed by the General Partner to be inconsistent with the investment objectives and diversification of the Partnerships.

Participation of a Securities Sales Affiliate in this Offering

   Units  will  be  sold  on  a  best-efforts  basis  through  ICON
Securities Corp. which will act as Dealer-Manager and will receive Underwriting Fees, with respect to sales of all Units and will receive Sales Commissions for Units (if any) sold by its securities representatives (except for sales of Units to Affiliated Limited Partners). Because of affiliation with the General Partner, its review and investigation of the Partnerships and of the information provided in this Prospectus will not have the benefit of a review and investigation by an independent securities firm in the capacity of a dealer-manager.


General Partner to Act as Tax Matters Partner

   The General Partner has been designated as the Tax Matters Partner under the Partnership Agreement for purposes of dealing with the Internal Revenue Service (Service) on any audit or other administrative proceeding before the Service and/or any legal proceeding. As Tax Matters Partner, the General Partner is empowered, among other acts, to enter into negotiations with the Service, to settle tax disputes and to thereby bind the Partnerships and the Limited Partners by such settlement. While the General Partner will seek to take into consideration the interest of the Limited Partners generally in agreeing to any settlement of any disputed items of Partnerships' income and expense, there is no assurance that such settlement will be in the best interest of any specific Limited Partner given his or her specific tax situation.



                      FIDUCIARY RESPONSIBILITY


General

   The General Partner is accountable to the Partnerships as a fiduciary pursuant to the terms of the Partnership Agreement. In accordance therewith, the General Partner must at all times act with integrity and good faith and exercise due diligence in the conduct of the business of the Partnerships and in resolving conflicts of interest, subject to certain limitations set forth in the Partnership Agreement.

Conflicts

   General. Under Delaware law, general partners are held to a duty of the highest good faith in conducting partnership affairs. This has been interpreted to mean that a general partner cannot engage in a business which would create an interest for the general partner that is adverse to that of the Partnerships. Because the General Partner and certain partnerships and other investment entities which it has sponsored, or in the future may sponsor, will acquire and lease equipment and enter into financing arrangements, the General
Partner   may  be  deemed  to  have  a  position   adverse  to  the
Partnerships.

Modification. The Partnership Agreement includes certain provisions which are intended to facilitate resolution of conflicts of interest which may arise between the Partnerships and other
Programs sponsored by the General Partner or any Affiliates of the General Partner with respect to particular investment opportunities that become available. The General Partner shall make investment opportunities available as described in that section; provided that until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners as provided in the Partnership Agreement, all such investment opportunities shall be presented to the Partnerships first. Furthermore, if two or more entities sponsored by the General Partner or any of its Affiliates are in a position to lease the same equipment or provide the same financing, the General Partner will generally afford priority to the entity that has equipment which has been available for lease or sale or that has had funds available to invest for the longest period of time. It is not clear under Delaware law whether such provisions would be enforceable.

   Detriment and Benefit. Without modifying the general common law fiduciary duties, the General Partner could not serve as the general partner for the Partnerships and any other investor program which might acquire, finance and lease equipment at the same time. The modification made by the Partnership Agreement may operate as a detriment to the Limited Partners because there may be business opportunities that will not be made available to the Partnerships.

   The foregoing modifications permit the General Partner to act as the General Partner of more than one similar investment program and for the Partnerships to benefit from its experience resulting therefrom, but relieves the General Partner and/or its Affiliates of the strict fiduciary duty of a general partner acting as such for only one investment program at a time, and permits the Partnerships to use joint ventures to acquire larger and more diverse assets. The Partnership Agreement provisions are intended to reconcile the applicable requirements of the Delaware Act with the fact that the General Partner is currently managing, and will continue to manage during the term of the Partnerships, a number of other equipment leasing programs with which possible conflicts of interest may arise and be resolved in a manner consistent with the expectation of the investors of all such programs, the General Partner's fiduciary duties and the Partnerships' and such other entities' investment objectives, including especially that of investment diversification.

Indemnification   of  the  General  Partner,   Dealer-Manager   and
Selling Dealers

   The Partnership Agreement provides that the General Partner shall have limited liability to the Partnerships and the Limited Partners, and provides for the indemnification of the General Partner and its Affiliates by the Partnerships, from the assets of the Partnerships (and not by the Limited Partners), for any liability, loss, cost and expense of litigation that arises out of certain acts or omissions by the General Partner and its
Affiliates, provided that the General Partner or the Affiliate determined in good faith that such action or inaction was in the best interests of the Partnerships and such course of conduct did not constitute negligence or misconduct by the General Partner or such Affiliate. Notwithstanding the foregoing, the General Partner and each Affiliate shall be liable, responsible and accountable, and the Partnerships shall not be liable to any such party, for any portion of any such liability, loss, cost or expense which resulted from such party's own fraud, negligence, misconduct or, if applicable, breach of fiduciary duty to the Partnerships or any Partner, as determined by a court of competent jurisdiction. As a result, purchasers of Units may have a more limited right of action in certain circumstances than they would in the absence of such provisions in the Partnership Agreement which provisions could be asserted by the General
Partner as a defense to suit by a Limited Partner for alleged breach by the General Partner of its fiduciary duty in conducting the affairs of the Partnerships.

   In addition, the General Partner has agreed to indemnify the Dealer-Manager and the Selling Dealers against all losses, claims, damages, liabilities and expenses incurred by any of them (except those arising as a result of their own fraud, negligence or misconduct) in connection with the offer or sale of Units. A successful claim for any indemnification would deplete the Partnerships' assets by the amount paid and could reduce the amount of distributions subsequently made to the Limited Partners.

   The Partnerships are not permitted, however, to furnish indemnification to the General Partner, any Affiliate of the General Partner, any Affiliate or any Person acting as a Selling Dealer (as the case may be) for any losses, liabilities or litigation, settlement or any other costs or expenses arising from or out of an alleged violation of federal or state securities laws unless (i)(A) there has been a successful adjudication on the merits in favor of such indemnitee or Selling Dealer on each count involving alleged securities laws violations by such indemnitee or Selling Dealer, (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or (C) a court of competent jurisdiction shall have approved a settlement of the claims against the indemnitee and indemnification in respect of the costs thereof, and (ii) the court shall have been advised by the General Partner as to the current position of the Securities and Exchange Commission, the Securities Divisions of the Commonwealths of Massachusetts and Pennsylvania, the States of Missouri and Tennessee and any other relevant regulatory body with respect to the issue of indemnification for securities law violations.

Investor Remedies

   Under the Delaware Act, a Limited Partner may institute legal action (i) on behalf of himself and all other similarly situated Limited Partners (a class action) to recover damages for a breach by the General Partner of its fiduciary duty or (ii) on behalf of the Partnerships (a derivative action) to recover damages from the  General  Partner  or from  third  parties  where  the  General
Partner has failed or refused to enforce an obligation. In addition, (i) investors may have the right, subject to procedural and jurisdictional requirements, to bring partnership class actions in federal courts to enforce their rights under federal and state securities laws; and (ii) investors who have suffered losses in connection with the purchase or sale of their Units may be able to recover such losses from the entity (e.g., a Selling Dealer or the Dealer-Manager (including all Persons associated therewith)) which is determined to have violated the anti-fraud provisions of federal or state securities laws.

   In addition, where an employee benefit plan has acquired Units, case law applying the fiduciary duty concepts of ERISA to an insurance company in connection with an insurance contract could be viewed to apply with equal force to the General Partner. The General Partner will provide quarterly and annual reports of operations and must, on demand, give any Limited Partner or his/her legal representative a copy of the Form 10-K and true and full information concerning the Partnerships' affairs. Further, the Partnerships' books and records may be inspected or copied by its Limited Partners or their legal representatives at any time during normal business hours. See
SUMMARY  OF THE  PARTNERSHIP  AGREEMENT  --  Access  to Books  and
Records.

   This is a rapidly developing and changing area of the law and this summary, which describes in general terms the remedies available to Limited Partners for breaches of fiduciary duty by the General Partner, is based on statutes and judicial and administrative decisions as of the date of this Prospectus. Limited Partners who have questions concerning the duties of the General Partner or who believe that a breach of fiduciary duty by the General Partner has occurred should consult their own counsel.

   To the extent  that the  indemnification  provisions  purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the Commission, such indemnification is contrary to public policy and therefore unenforceable. If a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted against the Partnerships by the General Partner under the Partnership Agreement or otherwise, the Partnerships will submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





      OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES


   Prior Public Programs

  The General Partner was formed in 1985 to finance and lease equipment, and sponsor and act as the general partner for publicly offered, income-oriented equipment leasing limited partnerships. In addition to the Partnership, the General Partner is the general partner of ICON Cash Flow Partners, L.P., Series A (Series A), ICON Cash Flow Partners, L.P., Series B (Series B), ICON Cash Flow Partners, L.P., Series C (Series
C), ICON Cash Flow Partners, L.P., Series D (Series D), ICON Cash Flow Partners, L.P., Series E (Series E), ICON Cash Flow Partners L.P. Six (L.P. Six) and ICON Cash Flow Partners L.P. Seven (L.P. Seven). Series A, Series B, Series C, Series D, Series E, L.P. Six and L.P. Seven are referred to collectively as the Prior Public Programs. The Prior Public Programs were also publicly-offered and income-oriented equipment leasing limited partnerships with objectives similar to the Partnerships. The General Partner and its Affiliates have also engaged in the past and may in the future engage, to a limited extent, in the business of brokering equipment leasing or Financing Transactions which do not meet the investment criteria established by the General Partner and the Prior Public Programs (such as creditworthiness, equipment types, excess transaction size or concentration by lessee, location or industry).

  As of  February  1, 1989 (the  final  date for  admission  of its limited partners), Series A had held twelve closings beginning May 6, 1988 and ending January 8, 1989, and had received a total of $2,504,500 in limited partner capital contributions from 222 investors. As of November 16, 1990 (the final date for admission of its limited partners), Series B had held twenty-seven closings beginning September 22, 1989 and ending on November 16, 1990 following which a total of 1,742 investors, holding limited partnership interests equal to the entire $20,000,000 offering of such partnership, were admitted as limited partners in the Series B partnership. As of June 20, 1991 (the final date for admission of its limited partners), Series C had held thirteen closings beginning January 3, 1991 and ending on June 20, 1991 following which a total of 1,732 investors, holding limited partnership interests equal to the entire $20,000,000 offering of such partnership, were admitted as limited partners in the Series C partnership. As of June 5, 1992 (the final date for admission of its limited partners), Series D had held nineteen closings beginning September 18, 1991 and ending on June 5, 1992, following which a total of 3,054 investors, holding limited partnership interests equal to the entire $40,000,000 offering of such partnership, were admitted as limited partners in the Series D partnership. As of August 6, 1993, Series E had held 27 closings beginning July 6, 1992 and ended on August 6, 1993, following which a total of 3,738 investors which had subscribed for units in such partnership through July 31, 1993 (the termination date of Series E's offering period) and which held limited partnership interests equal to $61,041,150 out of the original $80,000,000 offering which was registered had been admitted as Limited Partners to the Series E partnership. As of November 8, 1995, L.P. Six had held 41 closings beginning March 31, 1994 and ending on November 8, 1995, following which a total of 2,272 investors, which had subscribed for units in such partnership and held limited partnership interests equal to
$38,385,712 out of the original $120,000,000 offering which was registered, had been admitted to the partnership. As of June 30, 1998, L.P. Seven had held 53 closings beginning January 19, 1996 and including June 30, 1998, following which a total of 4,126 investors, which had subscribed for units in such partnership and held limited partnership interests equal to $85,793,834 out of the original $100,000,000 offering which was registered, and had been admitted to the L.P. Seven partnership.

  The Prior Public Programs are all actively engaged in the purchase of Equipment and the entering into and the acquiring of Leases and Financing Transactions. As of March 31, 1998, the Prior Public Programs had originated or acquired investments (stated in terms of their respective original acquisition costs) as follows: Series A had acquired a total of $6,033,973 of leased equipment (by original cost), $1,542,785 of Financing Transactions (by original cost) and total investments of $7,576,758 (by original cost). Series B had acquired a total of $61,466,203 of leased equipment, $4,114,770 of Financing Transactions and total investments of $65,580,973; Series C had acquired a total of $66,504,867 of leased equipment, $3,752,413 of Financing Transactions and total investments of $70,257,280; Series D had acquired a total of $112,606,872 of leased
equipment,   $20,164,549  of  Financing   Transactions   and  total
investments of $132,771,421; Series E had acquired a total of $207,778,033 of leased equipment, $22,998,729 of Financing Transactions and total investments of $230,776,762; and L.P. Six had acquired a total of $142,702,746 of leased equipment, $12,307,967 of Financing Transactions and total investments of $155,010,713.; L.P. Seven acquired a total of $257,234,989 of leased equipment, $778,060of Financing Transactions and total investments of $258,013,049.

  As of March 31, 1998, Series A had equipment under management (by original cost of investment acquired less the total original cost of assets sold) consisting of $98,054 of leases and $209,693 of Financing Transactions which represents 2% and 14% of the original cost of investments acquired, respectively. Series B had equipment under management (determined as above) consisting of $2,153,000 of leases and $1,516,343 of Financing Transactions which represents 4% and 27% of the original cost of investments acquired, respectively. Series C had equipment under management (determined as above) consisting of $4,081,683of leases and $2,017,927 of Financing Transactions which represents 6% and 54% of the original cost of investments acquired, respectively. Series D had equipment under management (determined as above) consisting of $32,194,705 of leases and $2,783,652 of Financing Transactions which represents 29% and 14% of the original cost of investments acquired, respectively. Series E had equipment under management (determined as above) consisting of $73,180,285 of leases and $12,233,536 of Financing Transactions which represents 35% and 53% of the original cost of investments acquired, respectively, L.P. Six had equipment under management (determined as above) consisting of $83,787,630 of leases and $4,192,552 of Financing Transactions which represents 59% and 34% of the original cost of investments acquired, respectively and L.P. Seven had equipment under management (determined as above) consisting of $221,417,949 of leases and $778,060 of Financing Transactions which represents 86% and 100% of the original cost of investments acquired, respectively.

  The percentages and amounts of cash distributions which represented investment income (after deductions for depreciation and amortization of initial direct costs of its investments) and
a  return  of   capital   (corresponding   to  a  portion   of  the
depreciation deductions for the related equipment) for Series A through L.P. Seven for each year from their respective dates of formation through March 31, 1998 are included in TABLE III of Exhibit B to the Prospectus. Certain additional investment information concerning such Programs as of March 31, 1998 is also included in Tables I, II and V of Exhibit B to the Prospectus.

  Three of the Prior Public Programs, Series A, Series B and Series C experienced unexpected losses in 1992 as shown on TABLE III of Exhibit B to Cumulative Supplement No. 3. Series A experienced losses of $133,569 in 1992 primarily related to the bankruptcy of Richmond Gordman Stores, Inc. In 1992, Series B wrote down its residual positions by $506,690, $138,218 of which was related to the bankruptcy of Richmond Gordman Stores, Inc. and $368,472 of which was related to rapid obsolescence of equipment due to unexpected withdrawal of software support by the manufacturer. Series C wrote-down its residual position in 1992 by $1,412,365 relating to the bankruptcy of PharMor, Inc. which involved the reported misappropriation of funds by the management of such company and the overstatement of inventory on its audited financial statements. The Sponsor has taken certain steps which it believes will assist Series A, Series B and Series C in the partial recovery of losses, including the following: (1) foregone Administrative Expense reimbursements for the period July 1, 1991 through September 30, 1993, to which it was otherwise entitled in the amount of $34,961 (Series A), $697,463 (Series B) and $859,961 (Series C); (2) reduced the annual cash distribution rate to 9% effective September 1, 1993 for Series A, B and C to make available additional funds for supplemental reinvestments for each of such Programs; (3) effective September 30, 1993 the
Sponsor deferred $38,081 in Series A management fees and effective November 15, 1995 and June 19, 1996, eliminated Series B and C's obligation to pay $220,000 and $529,125, respectively, in accrued and future management fees; (4) effective January 1, 1994 reduced the management fees which Series A, Series B and Series C would each pay to the Sponsor to a flat rate of 2% and effective January 1, 1995 further reduced the management fees which Series A pays to the Sponsor to a flat rate of 1%; (5) effective January 31, 1994, converted the variable rate borrowing facilities of Series A, B and C to fixed rate, term loan financings in the original principal amounts of $720,000,
$1,600,000 and $1,500,000, respectively, to eliminate interest rate risk on the related portions of such Programs' portfolios;
(6) effective January 31, 1995, amended the partnership agreement of Series A, by vote of a majority of its limited partners to (a) extend the reinvestment period of Series A by not less than 2 nor more than 4 years, (b) authorize loans by the Sponsor to Series A under certain conditions for a term in excess of twelve months and up to $250,000, and (c) (as noted in clause (4), above) decrease the rate of management fees payable by Series A to the Sponsor to a flat 1% of gross revenues from all of its Leases and Financing Transactions (pursuant to the amendments, the Sponsor, in February and March 1995, lent $75,000 and $100,000, respectively, to Series A), which was converted to a capital contribution in September, 1997; (7) effective November 15, 1995, amended the Partnership Agreement of Series B, by vote of a majority of its Limited Partners to (a) extend the reinvestment period of Series B for up to four additional years and thereby delay the start and end of the Liquidation Period, and (b) eliminate the obligation of Series B to pay the General Partner $220,000 of the $347,000 of accrued management fees and any future management fees, and (c) limit past management fees payable by Series B to $127,000  and  require  the General  Partner to pay such amount to Series B as an additional capital contribution; and (8) effective June 19, 1996, amended the Partnership Agreement of Series C by vote of a majority of its Limited Partners to (a) extend the reinvestment period of Series C for up to four and one half additional years and thereby delay the start and the end of the Liquidation Period, and (b) eliminate the obligation of series B to pay the General Partner $529,125 of the $634,125 of management fees and (c) limit past management fees payable by Series C to $105,000 and require the General Partner to pay such amount to Series C as an additional capital contribution. There can be no assurance that the forgoing steps will be successful in recovering the full amount of the losses of Series A, Series B and Series C which are described in this paragraph. To the extent such efforts are not successful and, as a result Series B or Series C do not earn sufficient amounts through their respective remaining periods of operations to recoup such losses, any of such Programs so effected would not be able to return all of its respective investors' capital.

  The General Partner hereby agrees that it will provide the most recent Form 10-K, with exhibits, for the Partnerships, upon written request (with no fee but with reimbursement of its actual out of pocket costs and expenses of copying and mailing such Form 10-K.)

  The information presented in this Section concerning the Prior Public Programs and the information and data in the Tables included as Exhibit B for the Prior Public Programs are unaudited and represent the experience of the General Partner and its Affiliates in the Prior Programs. Persons who invest in Units in a Partnership will not have any ownership interest in any other program as a result of such investment and should not assume that they will experience returns, if any, comparable to those experienced by the investors in the Prior Public Programs.



                       STATUS OF THE OFFERING


   As of the date of this Prospectus, a Partnership has not had an Initial Closing.





             CERTAIN RELATIONSHIPS WITH THE PARTNERSHIPS


   The following diagram shows the relationship of the Partnerships and the General Partner with certain Affiliates of the General Partner. The solid lines indicate ownership and the broken lines certain contractual relationships. All of the entities shown below are corporations except as otherwise indicated.

                        ICON Holdings Corp.
                                 |

                                |
                                |
                                |
ICON Securities Corp.
ICON Capital Corp.
(the Dealer-Manager)                        (General Partner)
(100% of the outstanding                          (100% of the
securities of the Dealer-                    outstanding securities
Manager is owned by ICON                     of the General Partner
Holdings Corp.)                                   is owned by
    |                                       ICON Holdings Corp.)
    |                                                         |
    |                                                         |
-------------------------------------------ICON Income Fund Eight 1
L.P.-------------------------------------------


1 A or B


                             MANAGEMENT


The General Partner

   The General Partner, ICON Capital Corp., is a Connecticut corporation which was formed in 1985 under the name ICON Properties, Inc. The name of the General Partner was changed on
July 19, 1990 to more accurately reflect the scope and focus of its business activities. The General Partner's principal offices are located at 600 Mamaroneck Avenue, Harrison, New York 10528 ((914) 698-0600), with additional offices located at 31 Milk Street, Suite 1111, Boston, Massachusetts 02109 ((617) 338-4292) and Four Embarcadero Center, Suite 1810, San Francisco, California 94111 ((415) 981-4266). The officers of the General Partner, listed below, have extensive experience in selecting, acquiring, leasing, financing, managing and remarketing (re-leasing and selling) equipment.

   The General Partner will perform, or cause to be performed, all services relating to the day-to-day management of the Equipment purchased and Leases and Financing Transactions acquired or entered into by the Partnerships. Such services include the collection of payments due from the Lessees and Users, re-leasing services in connection with Equipment which is off-lease, inspections of the Equipment, liaison with Lessees and Users, supervision of maintenance being performed by third parties, and monitoring of performance by the Lessees of their obligations under the Leases and Users, including payment of rent or principal and interest and all operating expenses.

     The officers and directors of the General Partner are:

   Beaufort J. B. Clarke       Chairman,      President,      Chief
Executive Officer and Director
   Thomas W. Martin       Executive Vice  President,  Treasurer and
Director
   Paul B. Weiss          Executive Vice President
   Allen V. Hirsch        Senior Vice President
   Gary N. Silverhardt         Senior   Vice    President,    Chief
Financial Officer and Director
   Robert W. Kohlmeyer, Jr.         Senior   Vice    President   of
Operations
   David W. Parr          Vice   President,   General  Counsel  and
Assistant Secretary
   John L. Lee            Secretary


   Beaufort J. B. Clarke, 51, became the Chairman, President, Chief Executive Officer and Director of both the General Partner and the Dealer-Manager in August of 1996. Prior to his present positions, Mr. Clarke was founder, President and Chief Executive Officer of Griffin Equity Partners, Inc. (a purchaser of equipment leasing portfolios) from October 1993 through August 1996. Previous to that time, Mr. Clarke was president of Gemini Financial Holdings, Inc. (an equipment leasing company) from June 1990 through September 1993. Prior to that time, Mr. Clarke was a Vice President of AT&T Systems Leasing. Mr. Clarke formerly was an attorney with Shearman and Sterling and has over 20 years of senior management experience in the U.S. leasing industry. Mr. Clarke received a B.A. degree from the University of Virginia and a J.D. degree from the University of South Carolina.

   Thomas W. Martin, 44, was appointed Executive Vice President, Treasurer and Director of the General Partner in August of 1996. Mr. Martin also became the Executive Vice President and Director of the Dealer-Manager in August of 1996. Prior to his present positions, Mr. Martin was the Executive Vice President and Chief Financial Officer of Griffin Equity Partners, Inc. from October 1993 to August 1996. Prior to this time, Mr. Martin was Senior Vice President and a member of the Executive Committee of Gemini Financial Holdings from April 1992 to October 1993 and he held the position of Vice President at Chancellor Corporation (an equipment leasing company) for 7 years. Mr. Martin has a B.S. degree from University of New Hampshire.

   Paul B. Weiss, 37, became Executive Vice President of the General Partner responsible for lease acquisitions in November of 1996. Mr. Weiss served as Executive Vice President and co-founder of Griffin Equity Partners, Inc. for the period from October of 1993 through November of 1996. Prior to that time, Mr. Weiss was Senior Vice President of Gemini Financial Holdings, Inc. from 1991 to 1993 and Vice President of Pegasus Capital Corporation (an equipment leasing company) from 1989 through 1991. Mr. Weiss has a B.A. in Economics from Connecticut College.

   Allen V. Hirsch, 44, joined the General Partner in December of 1996 as Senior Vice President. Mr. Hirsch also became the President and Chief Executive Officer of the Dealer Manager in December of 1996. Prior to joining ICON, Mr. Hirsch spent 16 years with PLM Financial Services and Affiliates most recently as President of PLM Securities Corp. for four years and he also served as the Vice Chairman of the Board of PLM International (an equipment leasing company) from May of 1989 through June of 1996. Mr. Hirsch holds a B.S. degree in Civil Engineering from the University of Illinois, an M.S. degree in Transportation from the University of Maryland and an M.B.A. from Harvard Business School.

   Gary N. Silverhardt, 38, joined ICON in 1989. He served as Vice President and Controller from 1989 through 1996, prior to being promoted to Chief Financial Officer. From 1985 to 1989 he was with Coopers & Lybrand, most recently as an Audit Supervisor. Prior to 1985, Mr. Silverhardt was employed by Katz, Schneeberg & Co. He received a B.S. degree from the State
University  of New  York at New  Paltz  and is a  Certified  Public
Accountant.

  Robert W. Kohlmeyer, Jr., 36, was appointed Vice President of Operations of the General Partner in August of 1996. Prior to joining ICON, Mr. Kohlmeyer was President of Corporate Capital Services, an investment banking firm, which he founded in March 1993. Prior to that time, Mr. Kohlmeyer held the title of Vice President with Gemini Financial Holdings from September 1991 to February 1993. Mr. Kohlmeyer has a B.B.A. degree from Texas Christian University.

  David W. Parr, 40, became Vice President and General Counsel of the General Partner in September of 1996 and is the Assistant Secretary of the Dealer Manager. Prior to joining ICON, Mr. Parr was Vice President, Clerk and General Counsel of Chancellor Corporation from June of 1990 to September of 1996. Mr. Parr served as Vice President and Associate General Counsel of American Finance Group, Inc. (an equipment leasing company) from
December of 1986 through June of 1990 and previously counseled leasing companies as an attorney with the law firm Widett, Slater & Goldman, P.C. from 1983 through 1986. Mr. Parr received a B.A. from Trinity College, a J.D. degree from Syracuse University and a LL.M. degree, in taxation, from Boston University.

   John L. Lee, 54, became Assistant Secretary of the General Partner in April of 1997 and serves as Senior Vice President and General Partner of ICON Holdings Corp. Mr. Lee had been a partner at the Boston law firm of Peabody & Brown with a practice focusing on commercial aircraft and vessel leasing and from of 1992 through April of 1997. Prior to joining Peabody & Brown, Mr. Lee served as General Counsel of American Finance Group, Inc. for over ten years, and was earlier an associate with the law firm of Shearman & Sterling in New York City. Mr. Lee received an A.B. degree from the University of North Carolina (Chapel Hill) and a J.D. degree from Harvard Law School.

Affiliates of the General Partner

   ICON Securities Corp., (the Dealer-Manager), is a New York corporation and a wholly owned subsidiary of ICON Holdings Corp., and was formed in 1982 to manage the equity sales for investor programs sponsored by its Affiliates. The Dealer-Manager is registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc.
and the Securities Investor Protection Corporation. ICON Securities Corp. will act as the Dealer-Manager of the Offering.



                 INVESTMENT OBJECTIVES AND POLICIES


General

   Investment Objectives. The Partnerships intend to purchase various types of Equipment and to acquire or enter into Leases and Financing Transactions primarily to businesses located within North America and Europe. Such Lessees and Users shall be those which the General Partner determines likely be able to meet all of their obligations to the Partnership in a timely and complete manner. The Partnerships' overall objectives are:

   (i) INVEST IN EQUIPMENT: to invest in a diversified portfolio of new or used, long-lived, low obsolescence equipment expected to have high residual values, at purchase prices that the General Partner believes to be favorable, such Equipment to be subject to leases or other contractual arrangements with the lessees or users of the Equipment;

   (ii) CASH DISTRIBUTIONS: to make, from rental payments received from Lessees and Users, cash distributions which may be substantially tax-deferred (i.e., distributions which are not subject to current taxation) during the early years of each Partnership to investors, beginning in the quarter following the month in which the minimum number of Units are sold;

   (iii) SAFETY: to create a relative degree of safety through the accumulation of Investments which, when taken as a group, represent a diversified equipment portfolio. In the opinion of the General Partner, this diversification reduces the exposure to market fluctuations in any one sector. Furthermore, the purchase of new or used, long-lived, low obsolescence equipment typically at prices below the cost of new equipment may reduce the impact of economic depreciation; and

   (iv) TOTAL RETURN: to provide to limited partners a total return on their investment which, by the end of the Liquidation Period, compares favorably with other investment alternatives with similar risk profiles. There can be no assurance, however, that an above average rate of return can be achieved while satisfying the other stated investment objectives of the Partnerships and, as such, the General Partner intends to target the highest available rate or return consistent with prudent risk management and reasonably conservative investment decisions.

   It is expected that each Partnership will initially invest a minimum of the sum of (x) 75% of Gross Offering Proceeds which will increase to 80.40% in the event of a Maximum Offering (see SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS) and (y) related borrowings (which may equal 80% of each Partnership's Investments declining to 67% in the event of a Maximum Offering), together with amounts payable from the rentals due from its Leases and excess Cash From Operations, to make Investments.

THERE  CAN  BE  NO  ASSURANCE   THAT  EACH   PARTNERSHIP   WILL  BE
SUCCESSFUL IN MEETING ALL OF ITS OBJECTIVES.

Acquisition Policies and Procedures

   The General Partner believes that there are significant benefits available through purchasing long-lived, low obsolescence capital equipment whether constituting new Equipment or used Equipment, subject to Leases, Financing Transactions and options, as described below. The principal investment vehicle for the Partnerships will be the outright acquisition of Equipment, where the Partnerships will purchase an item of Equipment and hold title to that Equipment directly or through a special purpose equipment owning entity and enter into leases or other contracts with unaffiliated parties regarding the use of Equipment. The Partnerships may, within certain limitations, also jointly purchase Equipment with other Affiliated Entities and with unaffiliated third parties. Under these forms of investment, the Partnerships would generate cash proceeds from the leasing or operation of its Equipment and ultimately receive sales proceeds upon the liquidation of the Equipment.

   In certain circumstances, a Partnership may make an investment which would provide it with a future option to assume a lease or to purchase Equipment at prices or rates which the General Partner considers favorable. In such a case, a Partnership would, upon its exercise of the option, receive the ownership of the Equipment. Such an arrangement would generate no cash flow to such Partnership until such time as it exercised its option, if at all. The Partnerships may also, on occasion, make other commitments to lease, purchase or purchase options in Equipment at future points in time on conditions which the General Partner deems to be in the Partnerships' best interest. A wide range of investment structures exists and the General Partner has experience in tailoring equipment investment structures to a particular investment opportunity.

   The Partnerships will only acquire Equipment which a non Affiliated Lessee has committed to lease from the Partnerships or
which  is  subject  to  an  existing   lease.   See  --Leases  and
Financing   Transactions   in   this   section.   Typically,   the
Partnerships will purchase used Equipment from the current users (which may be the proposed Lessees pursuant to a sale-leaseback or other arrangement) or other leasing companies, or new
Equipment from manufacturers, dealers or proposed Lessees (through a sale-leaseback or other arrangement). Substantial Equipment purchases by the Partnerships will only be made subject to the General Partner obtaining such information and reports, and undertaking such inspections and surveys, as the General Partner may deem necessary or advisable to determine the probable economic life, reliability and productivity of such Equipment, as well as the competitive position, suitability and desirability of investing in such Equipment as compared with other investment opportunities.



Leases and Financing Transactions

   Leases in General. In the typical lease, the Partnerships will be the owner of the Equipment for every purpose and the Lessee of such Equipment makes periodic payments, usually a fixed amount payable periodically for a fixed term, to the Partnerships for the right to use the Equipment. The most important characteristic that distinguishes a lease from other contractual arrangements involving capital equipment is that the Lessee has the right to use the Equipment for a term that leaves a significant part of the Equipment's economic life remaining at the end of that term. It is the value remaining after the expiration of the initial fixed lease term that is the residual value of the Equipment and in most cases the profitability of the transaction for the Lessor is determined by the Lessor's ability to realize the Equipment's residual value.

   The Partnerships also expect to acquire transactions where the only direct economic benefit to be derived from its investment is the residual value of the Equipment in question. These transactions usually take one of two forms. The first is a leveraged lease in which the lessor, instead of receiving periodic rent payments followed by the residual value, borrows funds from a third party lender and assigns to the lender the periodic rent payments (and perhaps a portion of the residual value of the Equipment) which are calculated to fully repay the loan. The net effect is that in a leveraged lease transaction the cash purchase price of the Equipment to the lessor is much lower because the loan usually defrays a significant portion of the Equipment's purchase price. The lessor retains the tax benefits of owning the Equipment (See Federal Income Tax Consequences - Tax Treatment of The Leases) as well as its residual value. The second type of transaction where the only economic benefit to the Partnership is the Equipment's residual value is in those instances where the Partnerships purchase an option to purchase the Equipment, usually for a fixed price at the expiration of an existing lease term.

   It is anticipated that the Partnerships may acquire Leases where the Lessees' obligations under such Leases are denominated in a currency other than United States dollars. If a lease is denominated in a major currency such as the pound sterling, deutschmark or yen which historically have stable exchange relationships with the United States, dollar hedging may be unnecessary or not cost effective. The General Partner expects Leases denominated in more volatile currencies will be hedged. In any such circumstance a Partnership may elect to enter into a hedge contract so that the Partnership would receive a fixed number of United States dollars with respect to the rent and any other fixed, periodic payments due under any such Lease even though the exchange rate between the United States dollar and the currency the Lease is denominated in could change over the Lease term. It is expected that the Partnerships would enter into hedge contracts only if two additional requirements could be satisfied. First, the hedge transaction expenses would have to be low enough so that the economics of the Lease in question, even with these transaction expenses taken into account, met the Partnerships' objectives. Second, the Lessee whose Lease obligations are being hedged must be superior from a credit standpoint since a Partnership would typically remain obligated under the hedge contract even if the Lessee in question defaulted on the Lease obligations being hedged. See RISK FACTORS - Risks of Currency Hedge Contracts.

   Leveraged Investments. The General Partner intends to use each Partnerships' indebtedness (or leverage) as a tool in acquiring and building a pool of Partnerships' Investments and related receivables. It expects that, each Partnership may acquire a portion of its Investments entirely for cash and the balance of its Investments (particularly Leases with investment-grade Lessees) with a mixture of cash and (primarily non-recourse) indebtedness (as to which the lender will generally have no recourse to assets of a Partnership other than to foreclose on a Partnership's interest in such Lease and dispose of the related Equipment).

   As a result of borrowings, the General Partner expects that each Partnership may achieve substantial additional earnings for the Partnership represented by the difference between the rate at which earnings on its Leases and Financing Transactions exceed the interest and other costs to the Partnership of such borrowings.

   The Partnerships' Leases are anticipated to have terms ranging from two to seven years.

   Lease Provisions. The specific provisions of each Lease to be entered into or be acquired by each Partnership will depend upon a variety of factors, including (i) the type and intended use of the Equipment covered thereby, (ii) the business, operations and financial condition of the Lessee party thereto,
(iii) regulatory considerations and (iv) the tax consequences and accounting treatment of certain provisions thereof.

   The General Partner anticipates that each Lease entered into on behalf of the Partnerships, as well as each existing Lease acquired on behalf of the Partnerships, will generally provide that the Lessee will: (i) pay rent and other payments without deduction or offset of any kind; (ii) bear the risk of loss of the Equipment subject thereto and maintain both (a) casualty insurance in an amount equal to the lesser of the market value of the Equipment subject thereto or a specified amount set forth in such Lease and (b) liability insurance (naming such Partnership as an additional insured) in an amount consistent with industry standards; (iii) pay sales, use or similar taxes relating to the lease or other use of the Equipment; (iv) indemnify the Partnerships against any liability resulting from any act or omission of the Lessee or its agents; (v) maintain the Equipment in good working order and condition during the term of such Lease; and (vi) not permit the assignment or sublease of the Equipment subject thereto without the prior written consent of the General Partner. The General Partner also anticipates that, in general, Leases will not be cancelable during their initial terms; provided that the General Partner may agree to Lease provisions which permit cancellation of a Lease upon payment of an appropriate compensation such that the cancellation will not prevent the Partnership from achieving its objectives if such provisions are deemed by the General Partner to be in the Partnership's best interest.

   In the opinion of the General Partner, each such Lease will also otherwise generally afford each Partnership overall protection substantially equivalent to that provided in leases
then  being   negotiated   by  leasing   companies   and  financial
institutions.

   Each such Lease will prescribe certain events of default, including, without limitation, (i) a default, subject to applicable grace periods (if any), in the payment of rent, (ii) a failure, subject to applicable grace periods (if any), to observe or perform covenants or terms of such Lease and (iii) certain events with respect to the bankruptcy or insolvency of the Lessee party thereto. Enforcement of remedies is subject to applicable bankruptcy and similar laws. If, and to the extent that, each Partnership borrows funds in connection with any Lease, it will generally be required to assign some or all of its rights under such Lease as collateral for such borrowing.

   At the end of each Lease term, the Lessee may have the option to buy the Equipment subject thereto or to terminate the Lease and return such Equipment.

   Financing Transactions, in General. The Partnerships also expect to invest in transactions which are frequently structured as leases but which, because the lessee has the right under the transaction documents to use the Equipment for its entire useful life, are treated as secured loans for most purposes and are referred to herein as Financing Transactions or Full-Payout Leases. The nominal lessee is treated as the owner from the outset of the transaction and the nominal lessor is treated as a lender whose loan is secured by the Equipment. Since the Lessor gets no residual value in this type of transaction, the profitability of the transaction to the Lessor is determined solely by the periodic payments it receives from the lessee during the term.

   The Partnerships may also enter into Financing Transactions with Users. Such Financing Transactions shall be evidenced in one of two ways. First, in the form of a Lease (described above) which would include a nominal or bargain purchase option; in any such circumstance the User is deemed the owner of the Equipment from the inception of the transaction with a Partnership deemed to be a lender with a security interest in the Equipment. Second, by a written promissory note or other instrument of the User evidencing the irrevocable obligation of such User to repay the principal amount thereof, together with interest thereon, in accordance with the terms thereof, which repayment obligation shall be sufficient to return the Partnership's full cost associated with such Financing Transaction, together with an appropriate yield. Furthermore, such repayment obligation would be collateralized by a security interest in such tangible or intangible personal property (in addition to the Equipment) of such User as the Investment Committee may deem to be appropriate. In either of the two cases described above, the General Partner will use its best efforts to perfect such security interest so that such security interest will constitute a perfected lien on the Equipment. Financing Transactions will not include participation features for the General Partner, its Affiliates or Users. The General Partner expects that a substantial minority of Net Offering Proceeds will be invested in Financing Transactions unless, in its sole discretion, such Investments at a later date appear to be in the best interests of a Partnership.

   The Partnerships' may also invest in subordinate interests in structured finance transactions in which a special purpose entity not affiliated with the General Partner (but managed by the General Partner as Servicer) accumulates a portfolio consisting primarily of middle market and small ticket leases or loans. When a suitably large portfolio of such transactions has been accumulated, the portfolio is rated by rating agencies, and senior debt and subordinate debt or equity interests are sold to investors.

       In the structure typical of securitization transactions of the kind the Partnerships may acquire an equity interest in senior and subordinate investors make investments and loans to the special purpose entity and receive certificates or notes issued by such entity; the proceeds of such investments are used to acquire a portfolio of, typically, many hundreds of
Financing   Transactions  (Leases  and  Loans).  The  investors
receive a return on their investments from the rents received by the special purpose entity from the Leases and Financing Transactions owned by it by combining a large number of relatively small transactions into one pool, by having the pool rated by rating agencies such as Moody's Investors Services, Inc. or Fitch IBCA, Inc., and through the issuance of senior and subordinate debt on the pool assets. The cost of financing the pool of transactions is substantially less than financing
them   individually.   The  subordinate   interest  in  such  a
securitzation entity receives a significantly higher percentage return on its investment than the senior lenders receive on theirs.

Transaction Approval Procedures

   All  investment  decisions  with  respect  to  the  purchase  of
Equipment and the acquisition or entering into of Leases and Financing Transactions shall be made by the Investment Committee of the General Partner using investment policies described herein and the undertakings set forth under CONFLICTS OF INTEREST. All potential Leases and Financing Transactions shall be evaluated on the basis of (i) the extent to which such transaction appears to satisfy the Partnerships' investment objectives, (ii) the financial condition of the prospective Lessee or User and the character of its business, (iii) the type of equipment to be purchased for lease or which will secure the proposed Financing Transaction, and (iv) to the extent deemed prudent, the availability of additional collateral and credit enhancements to support the transaction in the event of a lack of performance by the potential Lessee or User.

   The General Partner has established an Investment Committee, which has set, and may from time to time revise, standards and procedures for the review and approval of potential Leases and Financing Transactions. The Investment Committee will be responsible for supervising and approving significant individual transactions or portfolio purchases as well as transactions which vary from standard credit criteria and policies. The Investment Committee will, at all times, consist of four persons designated by the General Partner. It is anticipated that all four persons comprising the Investment Committee will be officers and employees of the General Partner or an Affiliate of the General Partner. Action by the Investment Committee shall be determined by a majority and a written report of any action taken thereby shall promptly be completed. As of the date of this Prospectus, the members of the Investment Committee are Messrs. Clarke, Martin, Weiss and Kohlmeyer.

Credit Review Procedures

   The General  Partner's  credit  department  is  responsible  for following the credit review procedures described below and determining compliance therewith. The General Partner intends that such procedures (or similar procedures that it believes to be equally reliable) shall be observed in reviewing potential
Lessees  and  Users.   Such   procedures   generally   require  the
following:



   (i) receipt and analysis of such potential Lessee's or User's current and recent years' financial statements and, if deemed appropriate, income tax returns;

   (ii) for Lessees and Users which do not have senior debt rated investment grade by an independent rating agency, independent verification of the potential Lessee's or User's credit history, bank accounts, trade references, credit reports concerning the potential Lessee or User from credit agencies such as Dun & Bradstreet, TRW, etc.; and

   (iii) review and verification of underlying equipment or other collateral.

Equipment

   Used Equipment. The General Partner anticipates that the majority of the Partnerships' Investments, based on cash purchase price, will be comprised of used Equipment (that is, Equipment initially delivered to the current Lessee more than two months prior to the Partnerships' purchase of such Equipment). Used Equipment transactions frequently may be advantageous because the Partnerships' credit department may have the opportunity to analyze payment histories and compliance with other Lease provisions particularly the condition of the Equipment and how the Equipment is used and maintained by the Lessee and or User prior to entering into a purchase commitment.

   Equipment Registration. The ownership of, and liens and encumbrances on, certain types of assets, most notably aircraft and marine vessels, over-the-road motor vehicles, rolling stock are recorded in central registries maintained by state or, in case of rolling stock, aircraft and marine vessels, the federal government. Many foreign countries maintain similar registries for transportation assets as well. The advantage of such registries is that they permit a purchaser to independently confirm that the seller they are dealing with is the true owner of an asset and to independently confirm that the asset is free of liens. Such registries also add certainty to the securing of a lender's security interest in an asset which can reduce the cost of such loans.

   Types of Equipment. The Partnerships' Equipment is expected to include:

   (i) aircraft (including airframes, engines, avionics and ground handling equipment, rail and over-the-road transportation equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their railroad track), tractors, trailers, heavy duty trucks and intermodal (rail, over-the-road and marine) containers and chassis, and marine vessels (including, but not limited to, towboats and barges);

   (ii)  machine  tools  and   manufacturing   equipment   such  as
   computer- and mechanically-controlled lathes, drill presses, vertical or horizontal milling machines, rotary or cylindrical grinders, metal fabrication or slitting equipment, and other metal forming equipment used in the production of a broad range of products;

   (iii)  materials  handling  equipment  such  as  fork-lifts  and
   other  more  specialized   equipment  for  moving  materials  in
   warehouse or shipping or areas;

   (iv) furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment, medical diagnostic and testing equipment (such as radiology equipment, sonographic equipment, patient monitoring equipment, miscellaneous medical equipment (such as lab test equipment, blood-gas analyzers, treatment room furniture), and

   (v) office and management information systems equipment (such as microcomputer management information systems, communication and related peripheral equipment, including, terminals, tape, magnetic or optical, disc drives, disc controllers, printers, optical character scanning devices, and communication devices and modems), graphic processing equipment (such as typesetters, printing presses, computer aided design/computer aided manufacturing (CAD/CAM) equipment) and photocopying equipment and printing systems (such as electronic laser printers).

   Length of Ownership of Equipment. In most transactions, the General Partner will seek out leasing opportunities where the remaining lease term is greater than two years and, on expiry of the lease, at least one-third of the economic useful life of the Equipment is likely to remain, based on the Equipment age or utilization history. To maximize its remarketing options (and its returns), the General Partner seeks to avoid in investing in Equipment that may become technologically obsolete or is otherwise of limited utility (including from excessive wear and tear).



                              Page 86
   The General Partner intends to evaluate the Partnerships' Investments at least annually, and more frequently as circumstances require, to determine whether all items of Leases and Financing Transactions should remain in its portfolio or should be sold. The General Partner will make that decision based upon the Partnerships' operating results, general economic conditions, tax considerations, the nature and condition of items of Equipment, the financial condition of the parties obligated to make payments under Leases and Financing Transactions, alternate investment opportunities then available to the Partnership and other factors that the General Partner deems appropriate to such evaluation. Following the expiration of any Lease entered into by the Partnerships, the Partnerships will seek to remarket the Equipment subject thereto by either (i) extending or renewing such Lease with the existing Lessee, (ii) leasing such Equipment to a new Lessee or (iii) selling such Equipment to the existing Lessee or a third party.

Portfolio Acquisitions

   Each Partnership may purchase portfolios of Equipment subject to Leases or Financing Transactions (hereinafter Portfolios).

   In evaluating a portfolio acquisition, the General Partner will typically follow one or more of the following procedures:

   (i) either the largest of the Leases and Financing Transactions (by present value of contractual payments and assumed residual) or a substantial random sampling in the event that there is not a concentration of large transactions will be reviewed for completeness and accuracy of documentation;

   (ii) where practicable Lessee and User payment histories will be reviewed and verified;

   (iii)   underlying   Equipment  or  other   collateral  will  be
   evaluated and the values thereof verified;

   (iv) under certain circumstances, Dun & Bradstreet and/or TRW credit reports will be obtained for a representative number of non-investment grade potential Lessees and Users; and

   (vi) Uniform Commercial Code lien searches will be performed against selected potential Lessees and Users, as well as against the current holder of such Portfolio.

   In connection with the acquisition of any Portfolio, the General Partner may require that such acquisition be full or partially recourse to the current holder of such Portfolio in the event of any underlying Lessee or User default.

Other Investments

   Each Partnership may also, from time to time, invest in certain other types of property, both real and personal, tangible and intangible, including, without limitation, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general and including, subject to the limitations set forth elsewhere in this Prospectus), Affiliated Entities, joint ventures, other entities, and is not precluded form repurchasing Partnership Interests in such Partnership if such repurchasing does not impair the operations of the Program; provided that each Partnership may make such Investments only in furtherance of its investment objectives and in accordance with its investment policies. The General Partner does not expect that such Investments will comprise a substantial portion of each Partnership's Investments outstanding at any time.

Interim Financing

   A General Partner or any Affiliate of the General Partner (other than Prior Programs) may acquire Equipment for a Partnership on an interim basis provided that (i) the acquisition is in the best interest of a Partnership and (ii) no benefit to the General Partner or its Affiliates arises from the acquisition, other than the interim income or loss derived from rent or other payments received less expenses incurred during the interim period (not to exceed six (6) months). If a loan secured by Equipment is assumed in connection with any such acquisition, such loan must have the same interest terms at the time such Equipment is acquired by a Partnership as it had at the time such Equipment was first acquired by the General Partner or an Affiliate. The General Partner does not intend to hold such Equipment for more than six months prior to transfer to a Partnership. The General Partner shall resell the Equipment to a Partnership for a price equal to the cost of the Equipment to the General Partner or its Affiliate. The General Partner or such other Affiliate will retain any rent or other payments received for the Equipment, and bear all expenses and liabilities with respect to such Equipment, for all periods during which the invested capital of the General Partner or other Affiliate is at risk and prior to the acquisition of the Equipment by a Partnership. The General Partner's ability to purchase Equipment and operate it on an interim basis prior to transferring it to a Partnership in no way alters the General Partner's fiduciary duty to act at all times with integrity and to exercise due diligence in all matters relating to such Partnership. In addition, the ability to purchase and operate Equipment on an interim basis in no way alters the General Partner's general policy, in instances where Equipment is suitable for two or more programs or entities under the control of the General Partner, of placing the Equipment with the program or entity that has had funds available to purchase Equipment the longest. The General Partner shall make investment opportunities available on a equitable basis; provided that until all Capital Contributions have been invested or committed to invest, all such investment opportunities shall be presented to the Partnerships first.




                  CASH DISTRIBUTIONS TO PARTNERS


   WHILE IT IS THE PARTNERSHIPS' OBJECTIVE TO MAKE THE MONTHLY CASH DISTRIBUTIONS DESCRIBED BELOW, NO PREDICTION CAN BE MADE AS TO WHAT LEVEL OF DISTRIBUTIONS OR RETURN ON INVESTMENT, IF ANY, WILL BE ACHIEVED. NO PORTION OF DISTRIBUTIONS IS GUARANTEED AND LIMITED PARTNERS BEAR A SIGNIFICANT RISK OF LOSS.

   Monthly Cash Distributions. Section 8.1(a) of the Partnership Agreement provides that each Limited Partner is entitled to receive monthly cash distributions computed as provided in this paragraph. Such distributions will be made for the period which begins with his or her admission to a Partnership and ending with the expiration or termination of the Reinvestment Period (the period of active investment and reinvestment by a Partnership which ends five (5) years after each of the Partnerships' Final Closing Date to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose. The annual amount of such distributions will be computed by multiplying 10.75% by such Limited Partner's original Capital Contribution reduced by any portion thereof which has been (A) returned to such Limited Partner pursuant to Section 8.6, or (B) redeemed by a Partnership pursuant to Section 10.5, of the Partnership Agreement. A ratable portion (i.e., one-twelfth) of such annual distribution amount shall be payable monthly. Such distributions, if made, will reduce the amount of money that may be reinvested by a Partnership. Since
Distributable Cash From Operations or From Sales represents all cash from operations or from sales, as the case may be, less a Partnership's expenses (the timing and amounts of which are expected to be largely non-discretionary) and moneys which the General Partner determines in its discretion to (i) set aside as Reserves (which must be maintained at a minimum of 1% of Gross Offering Proceeds) and (ii) reinvest in additional Partnership Investments, decisions by the General Partner to establish additional Reserves or to make Investments, or both, might effect the ability of a Partnership to make such distributions. As noted in this Section in the --Reinvestment of Undistributed Cash in Additional Equipment, Leases, and Financing Transactions Subsection, a Partnership's ability to make cash distributions to its Limited Partners may be subject to certain restrictions imposed upon a Partnership by its banks or other lenders.

   Such cash distributions will be noncumulative; meaning that, if Distributable Cash From Operations and Distributable Cash From Sales are insufficient in any calendar month to pay the full amount of such distributions, only the actual amount thereof is required to be distributed. Such cash distributions will also be computed on a non-compounded basis; meaning that the principal amount upon which such cash distributions is computed will not be increased as the result of the inability of each Partnership to distribute any monthly portion of such annual amounts, or reduced by any of such distributions actually made, in any prior period. It is expected that a substantial portion of all of such cash distributions (e.g. the portion thereof which exceeds taxable income for GAAP purposes) will be treated as a return of Limited Partners' originally invested capital) and that the balance of such distributions will be treated as a return thereon (e.g. the portion thereof which equals taxable income for GAAP purposes).

    Section 8.1(a) of the Partnership Agreement also provides that each Limited Partner is entitled to receive monthly cash distributions (if the distributions described above are not adequate) in amounts which would permit the Limited Partners to pay federal, state and local income taxes resulting from a
Partnership's Operations (assuming that all Limited Partners are subject to income taxation at a 31% cumulative tax rate on taxable distributions for GAAP purposes). Such distributions will be made to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose.

   It is anticipated that distributions of Cash From Operations and Cash From Sales, if available, will be made monthly (approximately 15 days after the end of each month), commencing in the first full month following the Initial Closing Date. The monthly distribution of Cash From Operations and Cash From Sales is subject to the availability of funds and, accordingly, there can be no assurance that any such anticipated monthly distributions will be made or that any or all of the Capital Contributions of the Limited Partners will be returned out of Cash From Operations and/or Cash From Sales.

   First Cash Distributions to the Limited Partners. Section 6.4(g) of the Partnership Agreement (Exhibit A) provides that unless each Limited Partner has received distributions equal to 8.0% as a percentage of such Limited Partner's Capital
Contribution  (as  reduced  by any  amounts of  uninvested  capital returned to such Limited Partner pursuant to Section 8.6 of the Partnership Agreement and by any amount paid to such Limited
Partner  in  redemption  of  such  Limited  Partner's  Units)  (the
First  Cash   Distributions),   the  Management   Fees  otherwise
payable on a monthly basis to the General Partner in its capacity as Manager shall be deferred and shall be paid without interest upon the earlier to occur of (i) receipt by the Limited Partners of all current and accrued but unpaid First Cash Distributions or
(ii) expiration of the Reinvestment Period.

   In addition, Section 8.1 of the Partnership Agreement provides that upon Payout (see Section 17 of the Partnership Agreement for a definition of such term) of Limited Partners' Capital Contributions and an economic return thereon, the General Partner is entitled to an increase from 1% to 10% of Cash From Operations and Cash From Sales when cash distributions to the limited Partners upon Payout (i.e. the time when cash distributions in an amount equal to the sum of the Limited Partners' (i) capital contributions and (ii) an 8.0% cumulative annual return thereon, compounded daily, have been made), distributions of Distributable Cash From Sales shall be made 99% to the Limited Partners and 1% to the General Partner and that, after Payout, distributions of Distributable Cash From Sales shall be tentatively attributed 90% to the Limited Partners and 10% to the General Partner.

   It is the objective of each Partnership to make the First Cash Distributions regardless of the number of Units sold, subject
only   to   the   limitations    described   in   --Monthly   Cash
Distributions. A portion of such distributions may represent a return of Capital Contributions recovered in the form of depreciation deductions on the Equipment and the balance of such distributions may represent investment income on such Capital Contribution in the form of a Limited Partner's proportionate share of net taxable income of each Partnership for such taxable year. Because neither a Partnership nor the General Partner or any of its Affiliates had acquired any Equipment, Leases or Financing Transactions as of the date of this Prospectus, it is not possible to predict what proportion of such distributions may consist, from month-to-month during the Reinvestment Period, of a return of, or investment income on, capital. See Tables III and IV of Exhibit B hereto for Prior Performance of the Prior Public Programs which contain past performance information with regard to cash distributions made for such Programs (which information is not necessarily indicative of either such Programs' or a Partnership's future performance as to the amount, if any, of such future distributions or the relative composition thereof from year to year.)

   Each cash  distribution  may  consist,  in whole or in part,  of
(1) an investor's pro rata share of a Partnership's net income generated from operations, after deduction or amortization of non-cash expenses (such as depreciation and initial direct costs) and cash expenses (such as interest on indebtedness), (as determined under generally accepted accounting principles
(GAAP)) and/or (2) a return of investors' original capital investment (on a GAAP basis).

   A material portion of each cash distribution may consist of a distribution of an investor's original capital investment which, under GAAP, is deemed to be that portion of cash distributions which are not attributable to a Partnership's net income for the period of the distribution, irrespective of whether such distributions have in fact been paid from cash from current or past operations. Accordingly, cash distributions received by a limited partner may not, in all instances, be characterized solely or primarily as investment income earned on such limited partner's investment in a Partnership. Each Partnership anticipates that it will receive gross revenues (e.g., rent or debt payments) from all of its Financing Transactions and the majority of its Leases over the respective terms of each such investment in an amount equal to the sum of (1) the purchase price of such Financing Transactions and the Equipment subject to such Leases plus (2) investment income earned on such investments.

   Reinvestment of Undistributed Cash in Additional Equipment, Leases, and Financing Transactions. During the Reinvestment Period, each Partnership intends to reinvest substantially all undistributed (1) Cash From Operations and (2) Cash From Sales as well as (3) proceeds of non-recourse and recourse financing which
are  not  needed  to  pay   current   obligations   in   additional
Equipment, Leases and Financing Transactions. The Cash From Sales realized by each Partnership from the sale or other disposition of an item of Equipment (including indemnity and insurance payments arising from the loss or destruction of the Equipment), after the payment of, or provision for, all related Partnership liabilities, may be reinvested at the sole discretion of the General Partner, during the Reinvestment Period. Each Partnership's ability to make cash distributions to its Limited Partners may be subject to certain restrictions imposed upon that Partnership by its banks or other lenders.

   Distribution of Cash From Sales of the Partnership's Investments. After the Reinvestment Period, it is an objective of each Partnership to sell or otherwise dispose of its Equipment and liquidate all its investments in Financing Transactions as soon as is deemed prudent, usually not prior to the expiry of the then remaining term of the related Lease, and to distribute substantially all the proceeds therefrom (Distributable Cash
From   Sales)   together   with   Reserves  and  other  Cash  From
Operations and Cash From Sales not previously distributed to its Partners, less the estimated costs and expenses and projected disbursements and reserves required for prompt and orderly termination of each Partnership and the payment of deferred Management Fees and Subordinated Remarketing Fees, which in each
case  have   accrued  but  not  been  paid  (if  any).   See  RISK
FACTORS--Partnership   and  Investment   Risks--Residual  Value  of
Equipment.   Distributions  made  after  the  Reinvestment  Period
will depend upon results of operations, Cash From Sales of each Partnership's Investments, and the amount of Cash From Operations (if any) which each Partnership derives from the operation of its remaining Investments (if any) during such period.

   Reinvestment of Distributions. The Limited Partners have the option to elect that their distributions from a Partnership be reinvested in additional Units of a Partnership. Distributions shall be invested promptly, and in no event later than 30 days from the distribution date, in the Units to the extent that they are available. All such investment of distributions in Units will be purchased at the public offering price and commissions equal to 8% of the Units purchase price shall be paid to the unaffiliated Selling Dealer responsible for the sale to the Limited Partner of his or her original Units. Investors may choose to elect for reinvestment of their distributions at any time by completing the appropriate authorization form which appears in Exhibit C, Subscription Documents. Reinvestment of Distributions will commence with the next distribution payable after receipt by a Partnership of an investor's authorization form or subscription agreement.

   The General Partner reserves the right to prohibit qualified plan investors from the reinvestment of distributions if such participation would cause the underlying assets of each
Partnership  to  constitute   plan  assets.  See  INVESTMENT  BY
QUALIFIED PLANS.



                  FEDERAL INCOME TAX CONSEQUENCES


Summary

    THIS SECTION ADDRESSES THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN A PARTNERSHIP FOR AN INDIVIDUAL TAXPAYER. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS, SINCE TAX CONSEQUENCES WILL NOT BE THE SAME FOR ALL INVESTORS AND ONLY BY A CAREFUL ANALYSIS OF A PROSPECTIVE INVESTOR'S PARTICULAR TAX SITUATION CAN AN INVESTMENT IN A PARTNERSHIP BE EVALUATED PROPERLY. IN PARTICULAR, INVESTORS THAT ARE TRUSTS, CORPORATIONS, TAX-EXEMPT ORGANIZATIONS (SUCH AS EMPLOYEE BENEFIT PLANS), OR ANY OTHER INVESTORS THAT ARE NOT DOMESTIC INDIVIDUAL TAXPAYERS SHOULD UNDERSTAND THAT THE TAX CONSEQUENCES OF AN INVESTMENT IN A PARTNERSHIP ARE LIKELY TO DIFFER, PERHAPS MATERIALLY, FROM THE PRINCIPAL TAX CONSEQUENCES OUTLINED IN THIS SECTION. SEE -- FOREIGN INVESTORS, -- TAX
TREATMENT  OF  CERTAIN   TRUSTS  AND   ESTATES,  --  TAXATION  OF
EMPLOYEE BENEFIT PLANS AND OTHER TAX-EXEMPT ORGANIZATIONS AND -- CORPORATE INVESTORS. STATE AND LOCAL TAX CONSEQUENCES MAY ALSO DIFFER FROM THE FEDERAL INCOME TAX CONSEQUENCES DESCRIBED BELOW. SEE -- STATE AND LOCAL TAXATION.

    For federal income tax purposes, a partnership is treated as a pass through entity as to which the partners, and not the partnership, pay tax on partnership income and deduct losses incurred by the partnership. The Limited Partners will report on their federal income tax returns their share of the income, gain, loss and deduction incurred by each Partnership and pay the tax on their share of any resulting taxable income generated by each Partnership. The most substantial tax risk to the Limited Partners is that each Partnership will be treated as a publicly traded partnership. In such event, each Partnership would have to pay tax on Partnership income and the Limited Partners may be subject to a further tax on distributions from each Partnership. Tax Counsel are of the opinion that each Partnership, will not be treated as a publicly-traded partnership.

    The General Partner expects that the items of income and loss generated by each Partnership will be treated as either passive
or   portfolio   income  and  losses  for   federal   income  tax
purposes. Limited Partners will not be able to use any passive losses produced by such Partnership to offset either ordinary income (such as salaries and fees) or portfolio income (such as dividend, interest income or certain capital gains).

    The overwhelming majority of each Partnership's income is expected to be generated from leasing activities. The General Partner expects the majority of the partnerships' leases to be treated as such for federal income tax purposes and will attempt to have such leasing activities comply with any requirements necessary to cause the Partnerships to be treated as the owners of the leased equipment for federal income tax purposes.. If the Service were successfully to challenge such tax treatment, the amount and timing of taxable income or loss to the Limited Partners may be adversely affected.

Opinion of Tax Counsel

    The Partnerships have obtained an opinion from Day, Berry & Howard LLP, Tax Counsel to the General Partner, concerning the Partnerships' classification as partnerships for federal income tax purposes. See -- Classification as a Partnership. The opinion states further that the summaries of federal income tax consequences to individual holders of Units and to certain tax-exempt entities, including qualified plans, set forth in this Prospectus under the headings RISK FACTORS--Federal Income Tax Risks and FEDERAL INCOME TAX CONSEQUENCES and INVESTMENT BY QUALIFIED PLANS have been reviewed by Tax Counsel and that, to the extent such summaries contain statements or conclusions of law, Tax Counsel is of the opinion that such statements or conclusions are correct under the Internal Revenue Code, as presently in effect, and applicable current and proposed Treasury Regulations, current published administrative positions of the Service and judicial decisions.

    The opinion of Tax Counsel is based upon facts described in this Prospectus and upon facts that have been represented by the General Partner to Tax Counsel. Any alteration of such facts may adversely affect the opinion rendered. Furthermore, as noted above, the opinion of Tax Counsel is based upon existing law, which is subject to change, either prospectively or retroactively.

    Each prospective investor should note that the tax opinion represents only Tax Counsel's best legal judgment and has no binding effect or official status of any kind. There can be no assurance that the Service will not challenge the conclusions set forth in Tax Counsel's opinion.

    As of the date of the opinion of Tax Counsel, no Equipment has been acquired by a Partnership. Therefore, it is impossible at this time to opine on the application of the tax law to the specific facts that will exist when a particular item of
Equipment is acquired and placed under lease. The issues on which Tax Counsel have declined to express an opinion, and the likely adverse federal income tax consequences resulting from an unfavorable resolution of any of those issues, are set forth
below  in  the  following   subsections   of  this   Section:   --
Allocations of Profits and Losses, -- Tax Treatment of the Leases, -- Cost Recovery, and -- Limitations on Cost Recovery Deductions.

Classification as a Partnership

    Under current Treasury Regulations, a business entity with two or more members that does not fall within certain specified categories will be classified as a partnership for federal income tax purposes unless it elects otherwise. The Partnerships have received an opinion of Tax Counsel that, under current federal income tax laws, case law and administrative regulations and published rulings, each Partnership will be classified as a partnership and not as an association taxable as a corporation. The Partnerships will not request rulings from the IRS as to their classification as Partnerships for Federal income tax purposes.

    The opinion of Tax Counsel is based, in part, on representations of the General Partner to the effect that: (1) the business of each Partnership will be as described in this Memorandum and (2) neither Partnership will elect to be classified as an association taxable as a corporation.

    If either Partnership is or at any time hereafter becomes taxable as a corporation, it would be subject to federal income tax at the tax rates and under the rules applicable to corporations generally. The major consequences of being treated as a corporation would be that such Partnership's losses would not be passed through to the Partners, and Partnership income could be subject to double tax. Corporations are required to pay federal income taxes on their taxable income and corporate distributions are taxable to investors at ordinary income tax rates to the extent of the corporation's earnings and profits and are not deductible by the corporation in computing its taxable income. If either Partnership at any time is taxable as a corporation, and particularly should that occur retroactively, the effects of corporate taxation could have a substantial adverse effect on the after-tax investment return of investors. Furthermore, a change in the tax status of either Partnership from a partnership to an association taxable as a corporation would be treated by the Service as involving an exchange. Such an exchange may give rise to tax liabilities for the Limited Partners under certain circumstances (e.g., if such Partnership's debt exceeds the tax basis of such Partnership's assets at the time of such exchange) even though they might not receive cash distributions from such Partnership to cover such tax liabilities.

Publicly Traded Partnerships

    Certain limited partnerships may be classified as publicly traded partnerships (PTPs). If a partnership is classified as a PTP (either at inception or as a result of subsequent events) and derives less than 90% of its gross income from qualified sources (such as interest and dividends, rents from real property and gains from the sale of real property) it will be taxed as a corporation. A PTP is defined as any partnership in which interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent of such market. Units in each Partnership are not currently traded on an established securities market (and the General Partner does not intend to list the Units on any such market). Units are also not readily tradable on a secondary market nor are they expected to be in the future. Therefore, each Partnership will be a PTP only if the Units become readily tradable on the substantial equivalent of a secondary market.

    Limited partnership interests may be readily tradable if they are regularly quoted by persons who are making a market in the interests or if prospective buyers and sellers of the interests have a readily available, regular and ongoing opportunity to buy, sell or exchange interests in a market that is publicly available, in a time frame which would be provided by a market maker, and in a manner which is comparable, economically, to trading on an established securities market. Limited partnership interests are not readily tradable merely
because  a  general  partner   provides   information  to  partners
regarding partners' desires to buy or sell interests to each other or if it arranges occasional transfers between partners.

    Treasury   Regulations   provide   certain  safe  harbor  tests
relating  to  PTP  status.   If  the  trading  of  interests  in  a
partnership falls into one of the safe harbor tests, then interests in the partnership will not be considered to be traded on a substantial equivalent of a secondary market and the partnership will not be treated as a PTP. Safe harbor tests include a 2% safe harbor test. A partnership satisfies the 2% safe harbor test if the partnership interests that are sold or otherwise disposed of during the taxable year do not exceed 2% of the total interests in partnership capital or profits. Certain transfers (Excluded Transfers) are excluded from the 2% safe harbor test, including transfers at death, transfers between certain family members and block transfers (i.e., transfers by a single partner (and related persons) within a 30-day period of interests representing in the aggregate more than 2% of the total interests in partnership capital or profits). In addition to Excluded Transfers, for the 2% safe harbor test, transfers pursuant to a qualified matching service are not counted. A matching service is a qualified matching service only if (1) it consists of a computerized or printed listing system that lists customer's bid and/or ask quotes in order to match sellers and buyers; (2) matching occurs either by matching the list of interested buyers to bid on the listed interest; (3) sellers cannot enter into a binding agreement to sell the interest until at least 15 days after the date information regarding the Offering of the interest for sale is made available to potential buyers (notice date); and (4) the closing of the sale does not occur prior to 45 days after the notice date; (5) the matching service displays only quotes at which any person is committed to boy or sell a partnership interest at the quoted price (firm quotes); (6) the seller's information is removed from the matching service within 120 days after the notice date and, following any removal (other than removal by reason of a sale of any part of such interest) of the seller's information from the matching service, no offer to sell an interest in the partnership is entered into the matching service by the seller for at least 60 calendar days; and (7) the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership (other than through private transfers) does not exceed 10 percent of the total interests in partnership capital or profits. A failure to satisfy one of the specified safe harbor tests does not give rise to a presumption that interests are readily tradable on a secondary market or the substantial equivalent thereof.

    In the opinion of Tax Counsel, the Partnerships will not be treated as PTPs. For the purpose of this opinion, Tax Counsel has received a representation from the General Partner that the Units will not be listed on a securities exchange or NASDAQ and that, acting in accordance with Section 10.2(c) of the Partnership Agreement, the General Partner will refuse to permit any assignment of Units which violates the safe harbor tests described above. See TRANSFER OF UNITS--Restrictions on the Transfer of Units.

    If either Partnership were classified as a PTP it would be treated for federal income tax purposes as an association taxable as a corporation unless 90% or more of its income were to come
from   certain   qualified   sources.   The   business   of   the
Partnerships  will be the leasing and  financing  of personal  (not real) property. Thus, their income would not be from such qualified sources. The major consequences of being treated as a corporation would be that the Partnership's losses would not be passed through to the Partners, and the Partnership's income could be subject to double tax. Corporations are required to pay federal income taxes on their taxable income and corporate distributions are taxable to investors at ordinary income tax rates to the extent of the corporation's earnings and profits and are not deductible by the corporation in computing its taxable income. If the Partnerships at any time are taxable as corporations, and particularly should that occur retroactively, the effects of corporate taxation could have a substantial adverse effect on the after-tax investment return of investors. Furthermore, a change in the tax status of either Partnership from a partnership to an association taxable as a corporation would be treated by the Service as involving an exchange. Such an exchange may give rise to tax liabilities for the Limited Partners under certain circumstances (e.g., if the Partnership's debt exceeds the tax basis of the Partnership's assets at the time of such exchange) even though they might not receive cash distributions from the Partnership to cover such tax liabilities. See -- Classification as a Partnership and --
Sale  or  Other  Disposition  of  Partnership   Interest  in  this
Section.

Taxation of Distributions

    If a Partnership is classified as a partnership for federal income tax purposes, it will not be subject to federal income tax.  Each  Partner  will be  required  to  report  on his  federal income tax return his share of the income, gains, losses, deductions and credits of a Partnership for each year.

    Each Partnership will report its operations on an accrual basis for federal income tax purposes using a December 31 fiscal year and will file an annual partnership information return with the Service. Each Limited Partner will be furnished with all information with respect to a Partnership necessary for preparation of his federal income tax return within 75 days after each fiscal year end.

    Cash distributions to a Limited Partner in any year may be greater or less than his share of a Partnership's taxable income for such year. Distributions in excess of income will not be taxable to the Limited Partner but will first reduce the tax basis for his Units (as increased or decreased by such Limited Partner's allocable share of a Partnership's income or loss for the year in which such distributions occur) to the extent thereof. Any cash distributions in excess of his basis will then be taxable to such Limited Partner, generally as capital gains, provided the Units are capital assets in the hands of the Limited Partner.

   To the extent a Partnership reinvests Cash From Operations or Cash From Sales in additional or replacement Investments, each Partnership intends to make sufficient cash distributions to the Limited Partners during the Reinvestment Period to enable them to pay when due their respective federal income taxes on such Cash From Operations and Cash From Sales (assuming each Limited Partner is in the highest marginal federal income tax bracket, determined without regard to surtaxes, if any).

    To the extent that the principal amount of the Partnerships' indebtedness is repaid from cash derived from rentals or sales of the Partnerships' Equipment, the taxable income of a Limited Partner in a Partnership may exceed the related cash distributions for such year. Depreciation or other cost recovery with respect to Equipment may create a deferral of tax liability in that larger cost recovery deductions in the early years may reduce or eliminate the Partnerships' taxable income in those early years of the Partnerships' operations. However, this deferral is offset in later years by smaller or no depreciation or cost recovery deductions, while an increasingly larger portion of the Partnerships' income must be applied to reduce debt principal (thereby, possibly generating taxable income in excess of cash distributions in those years).

    Miscellaneous itemized deductions of an individual taxpayer, which include investment expenses (such as organizational expenses; see -- Deductions for Organizational and Offering Expenses; Start-Up Costs), are deductible only to the extent they exceed 2% of the taxpayer's adjusted gross income. Temporary Regulations prohibit the indirect deduction through partnerships and other pass-through entities of an amount that would not be deductible if paid by the individual. Thus, these limitations may apply to certain of the Partnerships' expenses under certain circumstances.

Partnership Income Versus Partnership Distributions

    The income reported each year by each Partnership to the Limited Partners will not be equivalent to the cash distributions made by the Partnerships to the Limited Partners. The difference in the two amounts primarily arise from the fact that depreciation and other cost recovery deductions reduce the Partnerships' income but not its cash available for distribution, and revenues reinvested by the Partnerships or used to repay debt principal will generally constitute income even though not
distributed   to  the  Limited   Partners.   See  --  Taxation  of
Distributions and -- Cost Recovery.

Allocations of Profits and Losses

    As a general rule, during the Reinvestment Period, 99% of each Partnership's Profits (including, inter alia, taxable income and gains and items thereof, and items of revenue exempt from tax) will be allocated among the Limited Partners in proportion to their respective numbers of Units and 1% will be allocated to the General Partner, until the later of such time as (1) each Limited Partner's Adjusted Capital Contribution (i.e., such Limited
Partner's Capital Contribution reduced by distributions from a Partnership that are in excess of such Limited Partner's 8% Cumulative Return) is reduced to zero and (2) each Limited Partner has been allocated Profits equal to the sum of (i) such Limited Partner's aggregate 8% Cumulative Return plus (ii) any Partnerships' Losses previously allocated to such Limited Partner. Thereafter the Partnerships' Profits will be allocated 90% among the Limited Partners in proportion to their respective numbers of Units and 10% to the General Partner. During the Disposition Period, the Partnerships' Profits first will be allocated to all Partners in the amount necessary to eliminate any deficits in their capital accounts, and, thereafter, will be allocated as described above.

    As a general rule, 99% of the Partnerships' Losses (including, inter alia, tax losses and deductions and items thereof, and items of expense that are not deductible for federal income tax purposes) will be allocated among the Limited Partners in proportion to their respective numbers of Units and 1% will be allocated to the General Partner throughout the term of each Partnership.

    A Limited Partner's share of any item of income, gain, loss, deduction, or credit is determined by the Partnership Agreement, unless the allocation set forth therein does not have
substantial   economic   effect.  If  an  allocation  made  by  a
Partnership does not have substantial economic effect, the partner's share of any such item will be determined in accordance with the Limited Partner's interest in the Partnership, taking into account all the facts and circumstances.

    An allocation of a Partnership's income, gain, loss, deduction, or credit provided for in a partnership agreement will generally be upheld if: (a) the allocation has substantial economic effect, or (b) the partners can show that, taking into
account  all  facts  and  circumstances,   the  allocation  is  in
accordance with the partner's interest in the partnership or (c) the allocation is deemed to be in accordance with the partner's interest in the partnership under special rules requiring that partners receiving allocations of losses and deductions which the partnership was able to generate as a result of, inter alia, purchasing assets with borrowed money, be charged back income and gain to the extent that such income and gain is generated by the assets that generated such losses and deductions (minimum gain charge-back).

    The determination of substantial economic effect is to be made at the end of each of the partnership's taxable years. In general, the regulations provide that in order for an allocation to have economic effect, among other things: (a) the allocation must be appropriately reflected by an increase or decrease in the dollar amount of the relevant partner's capital account; (b) liquidation proceeds must be distributed in accordance with the partners' capital account balances; and (c) either (i) upon liquidation of the partnership, any partner with a deficit balance in his capital account must be required to restore the deficit amount to the partnership, which amount will be distributed to partners in accordance with their positive capital account balances or paid to creditors or (ii) in the absence of an obligation to restore such deficit, the partnership agreement must contain a qualified income offset provision pursuant to which a partner who is allocated losses and deductions by the partnership which cause or increase a capital account deficit must be allocated income and gains as quickly as possible so as to eliminate any deficit balance in his capital accounts that is greater than any amount that he is, in fact, obligated to restore. For this purpose, capital accounts are required to be kept in accordance with certain tax accounting principles described in the regulations.

    The economic effect of an allocation is deemed to be substantial if there is a reasonable possibility that the allocation will affect substantially the amount to be received by the partners from the partnership, independent of tax consequences. An economic effect is not considered substantial if, at the time the allocation becomes part of the partnership agreement, (1) at least one partner's after-tax consequences may, in present value terms, be enhanced compared to such consequences if the allocation were not contained in the partnership agreement and (2) there is a strong likelihood that the after-tax consequences of no partner will, in present value terms, be substantially diminished compared to such consequences if the allocation were not contained in the partnership agreement. The regulations state that, in determining after-tax consequences, the partner's tax attributes that are unrelated to the partnership will also be taken into account.

    The Partnership Agreement requires that (1) all allocations of revenues, income, gain, costs, expenses, losses, deductions and distributions be reflected by an increase or decrease in the relevant Partners' capital accounts, (2) all Partners who are allocated losses and deductions generated by assets acquired with borrowed money be charged back income and gains generated by such assets, and (3) although no Limited Partner having a deficit balance in his Capital Account after the final liquidating distribution will be required to make a cash contribution to capital in the amount necessary to eliminate the deficit, the Partnership Agreement does contain a provision for a qualified income offset.

    The tax benefits of investment in a Partnership are largely dependent on the Service's acceptance of the allocations provided under the Partnership Agreement. The allocations in the Partnership Agreement are designed to have substantial economic effect. However, because the substantiality of an allocation having economic effect depends in part on the interaction of such allocation with the taxable income and losses of the Partners derived from other sources, Tax Counsel can render no opinion on whether the allocations of a Partnership's income, gain, loss, deduction or credit (or items thereof) under the Partnership Agreement will be recognized, and no assurance can be given that the Service will not challenge those allocations on the ground that they lack substantial economic effect. If, upon audit, the Service took the position that any of those allocations should not be recognized and that position was sustained by the courts, the Limited Partners could be taxed upon a portion of the income allocated to the General Partner and all or part of the deductions allocated to the Limited Partners could be disallowed.

    Each Partnership will determine its income or loss annually, based on a fiscal year ending December 31 and using the accrual basis of accounting. For purposes of allocating such income or loss (or items thereof) among the Partners, each Partnership will treat its operations as occurring ratably over each fiscal year. Each Partnership's income and loss (or items thereof) for any fiscal year will be allocated among the Limited Partners based on the number of Units held by each Limited Partner throughout the fiscal year, or, if any Partners hold their Units for less than the entire fiscal year, the portion of the fiscal year during which each of such Partners held his Units.

Deductibility  of Losses:  Passive Losses,  Tax Basis and At Risk
Limitation

    Passive Losses

    The passive activity rules allow taxpayers to deduct their passive activity losses only against their passive activity
income.   Passive  activity  income  does  not  include  portfolio
income such as interest,  dividends  and  royalties,  and ordinary income such as salary and other compensation for personal services. Therefore, taxpayers will generally be required to segregate income and loss as follows: active trade or business income or loss; passive activity income or loss; or portfolio income or loss. The passive activity rules apply to individuals, estates, trusts, personal service corporations and certain closely-held corporations (including S corporations).

    A passive activity is one that involves the conduct of a trade or business in which the taxpayer does not materially participate. Generally, rental activities are considered passive activities. Furthermore, the status of limited partners is generally considered passive with respect to a partnership's activities.

    Accordingly, a Limited Partner's distributive share of a Partnership's income or losses is expected to be characterized as passive activity income or loss (except to the extent attributable to portfolio income or loss, such as interest earned on a Partnership's funds pending their investment or reinvestment in Equipment). Any loss suspended under the passive activity rules may be carried forward indefinitely to offset passive activity income, if any, derived in future years, including income generated from the activity producing the suspended loss. Additionally, suspended losses generally may be deducted against non-passive income when a taxpayer recognizes gain or loss upon a taxable disposition of his entire interest in the passive activity. Finally, passive income from a Partnership can be used to absorb losses from other passive activities, subject to the rules regarding publicly-traded partnerships.

    Losses from a publicly traded partnership are treated as passive activity losses that may not be used to offset income from any other activity other than income subsequently generated
by  the  same  publicly   traded   partnership.   Income  from  a
publicly traded partnership (to the extent not used to offset losses from the same partnership) is generally treated as portfolio income. Each Partnership has been structured so as to avoid treatment as a publicly traded partnership. However, income or losses from each Partnership may not be used to offset losses or income from a Limited Partner's interest in any other partnerships which are treated as publicly traded partnerships.

    Tax Basis

    A Limited Partner's initial tax basis in his Partnership interest will be his capital contribution to a Partnership (i.e., the price he paid for his Units). His tax basis will then be increased (or decreased) by his share of income (or loss) and by his share of any increase (or decrease) of a Partnership's indebtedness as to which no Partner is personally liable, and reduced by the amount of any cash distributions. A Limited Partner may only deduct his allocable share of a Partnership's losses, if any, to the extent of his basis in his Units.

    At Risk Limitation

    Generally, taxpayers (including certain closely-held corporations) may not deduct losses incurred in most activities, including the leasing of equipment, in an amount exceeding the aggregate amount the taxpayer is at risk in the activity at the close of a Partnership's tax year. Generally, a taxpayer is considered at risk with respect to an activity to the extent of money and the adjusted basis of other property contributed to the activity.

    A Limited Partner generally will not be at risk, and will not be entitled to increase the tax basis of his Units, with respect to recourse liabilities, if any, of each Partnership (such as trade payables), and he will not be at risk with respect to nonrecourse liabilities incurred by a Partnership (such as amounts borrowed to finance purchases of Equipment), even though such nonrecourse liabilities may increase the tax basis of the Units. Thus, a Limited Partner's initial amount at risk effectively will be the amount of his capital contribution to a Partnership. Such amount will be reduced subsequently by cash distributions and loss allocations, and increased by allocations of a Partnership's income.

    The effect of the at risk rules generally is to limit the availability of a Partnership's losses to offset a Limited Partner's income from other sources to an amount equal to his capital contribution to a Partnership, less cash distributions received and allocations of such Partnership's losses, plus any of such Partnership's income allocated to him. Therefore, although a Partnership may generate tax losses for a taxable year, the Limited Partners who are subject to the at risk rules will be unable to use such losses to the extent they exceed such Limited Partner's at risk amount in computing taxable income for the year. Any unused losses may be carried forward indefinitely until such Limited Partners have sufficient at risk amounts in the Partnership to use the losses.

Deductions  for  Organizational  and  Offering  Expenses;  Start-Up
Costs

    The costs of organizing and syndicating each Partnership, as well as certain start-up costs, may not be deducted currently and must be capitalized.

    Section 709 of the Code provides that no current deduction is allowed to a partnership for organizational expenses. Organizational expenses include legal fees incident to the organization of the partnership, accounting fees for establishing a partnership accounting system and necessary filing fees. Such expenses may be written off ratably over a 60-month period. Similar rules apply to start-up expenditures under Section 195 of the Code

    Under  Section  709,  no  deduction  is  allowed at all for any amounts paid or incurred to promote or effect the sale of an interest in a partnership (syndication expenses). Syndication expenses may be deducted, if at all, only upon liquidation of the Partnership, and then perhaps only as a capital loss.
Syndication   expenses   include  brokerage  fees  (such  as  the
Underwriting Fees and Sales Commissions), registration fees, legal fees of underwriters and placement agents and the issuer (the Partnership) for securities advice and advice concerning the adequacy of tax disclosures in the Offering documents, accounting fees for the preparation of information to be included in the Offering materials, printing and reproduction costs and other selling or promotional expenses.

    The General Partner will endeavor to treat the organizational, start-up and syndication costs of each Partnership in accordance with the foregoing rules. However, because there is uncertainty about the distinction between trade or business expenses that may be currently deducted and organizational, start-up and syndication costs that must be capitalized and either amortized or deferred, there can be no assurance that the Service will not challenge the current deduction of certain expenses of each Partnership on the grounds that such expenses are not currently deductible.

Tax Treatment of the Leases

    The availability to Limited Partners of depreciation or cost recovery deductions with respect to a particular item of
Equipment depends, in part, upon the classification of the particular lease of that Equipment as a true lease of property under which a Partnership is the owner, rather than as a sale, financing or refinancing arrangement for federal income tax purposes.

    Whether a Partnership is the owner of any particular item of Equipment and whether any of its Leases is a true lease for federal income tax purposes depends upon questions of fact and law. The Service has published guidelines for purposes of issuing advance rulings on the tax treatment of leveraged leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts (although they have been so applied in a number of instances).

    The Partnerships will not request, and probably would not be able to obtain, a ruling from the Service that each of its Leases will qualify as such for tax purposes, nor is it expected that the General Partner will obtain the advice of Tax Counsel with respect to any particular Lease. Moreover, the General Partner may determine that a Partnership should enter into specific Leases on such terms that the tax treatment of the Leases would be questionable. Should a Lease be recharacterized as a sale, financing, or refinancing transaction for income tax purposes, a portion of the rental income of a Partnership equivalent to interest on the amount financed under such Lease would be treated as interest income, without offset for deductions for depreciation or cost recovery, and the balance of such rental income would be a tax-free recovery of principal. The general result would be increased amounts of taxable income in the initial years of the Lease followed by decreased amounts of income in later years.

    Whether each Partnership Lease will meet the relevant requirements and whether a Partnership otherwise will be treated, for federal income tax purposes, as the owner of each item of Equipment acquired by that Partnership, will depend on the specific facts in each case, which are undeterminable because they will occur in the future. Accordingly, Tax Counsel can render no opinion on this issue.

Cost Recovery

    In general, equipment of the sort anticipated to be acquired and leased by each Partnership is classified as either 3-year property, 5-year property or 7-year property, and may be
written  off  for  federal  income  tax  purposes   (through  cost
recovery  or   depreciation   deductions)  over  its  respective
recovery period using the 200 percent declining-balance depreciation method, with a switch to the straight-line method at a time that maximizes the deduction. A taxpayer may elect to use a straight-line method of depreciation. A half-year convention (under which a half-year's depreciation is allowed in the year that the property is placed in service) will generally apply in computing the first year's depreciation. However, if more than 40% of the aggregate basis of depreciable property is placed in service in the last three months of the tax year, a mid-quarter
convention   must  be  used  whereunder  all  property  placed  in
service during any quarter of a tax year is treated as placed in service at the midpoint of such quarter.

    The General Partner expects that a Partnership's Equipment will consist primarily of 5-year property. The General Partner intends to claim cost recovery deductions with respect to each Partnership's Equipment under the method(s) deemed by the General Partner to be in the best interests of each Partnership, which generally will be a straight-line method. Whether the Partnerships will be entitled to claim cost recovery deductions with respect to any particular item of Equipment and the applicable method and convention to be used depends on a number of factors, including whether the Leases are treated as true leases for federal income tax purposes. See -- Tax Treatment of the Leases in this Section.

    Each Partnership will allocate all or part of the Acquisition Fees to be paid to the General Partner to the cost basis of Equipment on which cost recovery is computed. No assurance can be given that the Service will agree that the amount of such fee which is so allocated is properly attributable to purchased
Equipment such that cost recovery deductions based on such additional basis are properly allowable. The Service might assert that the Acquisition Fees are attributable to items other than the Equipment or are not subject to cost recovery at all. If the Service were successful, the cost recovery deductions available to each Partnership would be reduced accordingly. Because the determination of this issue will depend on the magnitude and type of services performed in consideration for these fees, which facts are presently undeterminable and may vary in connection with each piece of Equipment acquired by each Partnership, Tax Counsel is unable to render an opinion thereon.

    Under certain circumstances, a taxpayer will be required to recover the cost of an asset over a period longer than the period described above. Such circumstances include the use of equipment predominantly outside the United States and the use of equipment by a tax-exempt entity. See -- Limitations on Cost Recovery Deductions.

Limitations on Cost Recovery Deductions

    Property Used Predominantly Outside the United States.

    Each Partnership may own and lease Equipment that is used predominantly outside the United States. The cost of such Equipment must be written off for federal income tax purposes using  the  straight  line  method  of  depreciation  over a period
corresponding   to  the   Equipment's   ADR  Class  Life   (which
generally  is longer  than the  3-year,  5-year  or 7-year  periods permitted for other property) and the applicable half-year or mid-quarter convention. If the Equipment does not have an ADR
Class  Life,  a  12-year   period  must  be  used.   See  --  Cost
Recovery.

    However, certain types of property which are used predominantly outside the United States nevertheless qualify for the normal rules discussed in -- Cost Recovery (that is, a shorter depreciable life should be allowable). The exceptions include the following: (1) aircraft registered in the United States which are operated to and from the United States; (2) certain railroad rolling stock which is used within and without the United States; (3) vessels documented under the laws of the United States which are operated in the foreign or domestic commerce of the United States; and (4) containers of a United States person which are used in the transportation of property to and from the United States. It is not presently determinable whether any Equipment owned and leased by the Partnership will be in any of these categories.

    Tax-Exempt Leasing.

    The Partnership may lease Equipment to certain tax-exempt entities. Property leased to tax-exempt entities (tax-exempt
use  property)   must  be  written  off  for  federal  income  tax
purposes using the applicable half-year or mid-quarter convention and applying the straight line method of depreciation over a period corresponding to the longer of (i) the Equipment's ADR Class Life (which generally is longer than the 3-year, 5-year or 7-year periods permitted for other property) and (ii) or 125% of the term of the lease. The term of a lease will include all options to renew as well as certain successive leases, determined under all of the facts and circumstances. The use of property by a tax-exempt entity at any point in a chain of use results in its characterization as tax-exempt use property (e.g., a sublease by a non-tax-exempt lessee to a tax-exempt sublessee).

    The definition of a tax-exempt entity includes governmental bodies and tax-exempt governmental instrumentalities, tax-exempt organizations, certain foreign persons and entities, and certain international organizations. The term also generally includes certain organizations which were tax-exempt at any time during the five-year period ending on the date such organization first uses the property involved. Foreign persons or entities are treated as tax-exempt entities with respect to property if 50% or less of the income derived from the leased property is subject to U.S. income tax.

    The term tax-exempt use property does not include: (1) any portion of property which is used predominantly by a tax-exempt entity (directly, or through a partnership in which the tax-exempt entity is a partner) in an unrelated trade or business if the income from such trade or business is included in the computation of income subject to the tax on unrelated business taxable income; (2) property leased to a tax-exempt entity under a short-term lease (that is, a lease which has a term of less than the greater of one year or 30% of the property's ADR Class Life, but in any case less than three years); and (3) certain high-technology equipment.

    If any property which is not otherwise tax-exempt use property is owned by a partnership which has both a tax-exempt entity and a person who is not a tax-exempt entity as partners, such tax-exempt entity's proportionate share of such property is treated as tax-exempt use property unless certain specific requirements relating to the allocation of profits and losses among the partners are met. These requirements will not be met by the Partnerships. However, taxable income from the Partnerships will probably be treated as unrelated business taxable income in the hands of employee benefit plans and other tax-exempt investors. See -- Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations. Additionally, a substantial portion of the Partnerships' taxable income will be treated as United States source business income in the hands of foreign Limited Partners for which no exemption is available. See --
Foreign Investors. Therefore, it is not anticipated that the depreciation limitations applicable to tax-exempt use property will be material as they relate to Equipment owned by the Partnerships and not leased to or used by a tax-exempt entity.

Deferred Payment Leases

    Both the lessor and lessee under certain rental agreements (Section 467 rental agreements) are required to accrue annually the rent allocable to the taxable year, as well as interest on deferred rental payments, where actual payment of the rent is deferred. A Section 467 rental agreement is defined as any rental agreement for the use of tangible property which involves total payments in excess of $250,000 and either (i) provides for increasing or decreasing rental payments or (ii) provides for rentals payable beyond the close of the calendar year following the year in which the associated use occurred. In general, the rent allocable to a taxable year will be determined by reference to the terms of the lease. However, if a Section 467 rental agreement is silent as to the allocation of rents, or, if (1) a
Section 467 rental agreement provides for increasing or decreasing rents, (2) a principal purpose for providing for increasing or decreasing rents is the avoidance of taxes and (3) the lease is part of a leaseback transaction or is for a term in excess of 75% of certain prescribed asset write-off periods, then rents will be deemed to accrue on a level basis in amounts having a present value (as determined by utilizing a discount rate equal to 110% of the applicable federal rate, which is roughly equivalent to the rate on certain U.S. government securities with comparable maturities) equal to the present value (as so determined) of the aggregate rentals actually payable under the agreement. The differences between the rent actually paid and the recomputed rents are treated as loans bearing interest at the applicable federal rate.

    Each Partnership may enter into transactions which will subject it to these provisions. The application of such provisions could result in the acceleration of income recognition by the Partnerships prior to receipt of corresponding cash flow.

Sale or Other Disposition of Partnership Property

    In general, an individual's long term capital gains (i.e., gains on sales of capital assets held for more than 18 months) are taxed at 20% and mid-term capital gains (i.e., gains on sales of capital assets held for more than 12 months but no more than 18 months) are taxed at 28% under current law while the maximum tax rate for ordinary income is 39.6%. For corporations, the highest maximum tax rate for both capital gains and ordinary income is 35%.

    Because  of the  different  individual  tax rates  for  capital gains and ordinary income, the Internal Revenue Code provides various rules concerning the characterization of income as ordinary or capital and for distinguishing between long-term, mid-term and short-term gains and losses. The distinction between ordinary income and capital gains is relevant for other purposes as well. For example, the amount of capital losses which an individual may offset against ordinary income is limited to $3,000 ($1,500 in the case of a married individual filing separately).

    Upon a sale or other disposition of the Equipment of a Partnership (including a sale or other disposition resulting from destruction of the Equipment or from foreclosure or other enforcement of a security interest in the Equipment), that the
Partnership will realize gain or loss equal to the difference between the basis of the Equipment at the time of sale or disposition and the amount realized upon sale or disposition. The amount realized on a foreclosure would include the face amount of the debt being discharged in a foreclosure, even though a Partnership receives no cash. Since the Equipment constitutes tangible personal property, upon a sale or other disposition of the Equipment, all of the recovery deductions (depreciation) taken by a Partnership will, to the extent of any realized gain, be subject to recapture (i.e., treated by the Partners as ordinary income). Recapture cannot be avoided by holding the Equipment for any specified period of time. If a Partnership were to sell property on an installment basis, all depreciation recapture income is recognized at the time of sale, even though the payments are received in later taxable years.

    Any gain in excess of the amount of recapture will constitute gain or loss described in Section 1231 of the Code if the property sold or otherwise disposed of either was used in a Partnership's trade or business and held for more than one year or was a capital asset which was held for more one year and not held primarily for sale to customers. Under Section 1231 of the Code, if the sum of the gains on sale or exchange of certain assets (generally, depreciable property, other than inventory and literary properties) used in a trade or business and held for more than one year and the gains from certain compulsory or involuntary conversions exceed the losses on such sales, exchanges and conversions, such excess gains will be treated as capital gains (subject to a special Section 1231 recapture rule described below). If such losses exceed such gains, however, such excess losses will be treated as ordinary losses.

    There is a special rule under Section 1231 for casualty and theft losses on depreciable business property and capital assets which are held for more than one year and are held in connection with a trade or business or a transaction entered into for
profit.   Such  gains  and  losses  must  be   separately   grouped
together and if casualty gains equal or exceed casualty losses, then the gains and losses are further grouped with other Section 1231 transactions to determine whether there is an overall
Section 1231 gain or loss. If the casualty or theft losses exceed gains, the resulting net loss is not further grouped with other
Section 1231 transactions, but is, instead, excluded from Section 1231 and treated as an ordinary loss.

    Under a special Section 1231 recapture rule, net Section 1231 gain will be treated as ordinary income to the extent of the
taxpayer's    non-recaptured    net    Section    1231    losses.
Non-recaptured net Section 1231 losses are any net Section 1231 losses from the five preceding taxable years which have not yet been offset against net Section 1231 gains in those years.

    If, at the time of sale, the sold Equipment is a capital asset (i.e., was not used in a Partnership's trade or business) and had been held by a Partnership for one year or less, or if a Partnership is a dealer in Equipment of the type sold, any gain or loss will be treated as short-term capital gain or loss or ordinary income or loss, respectively.

Sale or Other Disposition of Partnership Interest

    Gain or loss recognized by a Limited Partner on the sale of his interest in a Partnership (which would include both the cash or other consideration received by such Limited Partner from the purchaser as well as such Limited Partner's share of the Partnership's nonrecourse indebtedness) will, except as noted below, be taxable as a long-term, mid-term or short-term capital gain or loss, depending on his holding period for his Units and assuming that his Units qualify as capital assets in his hands. That portion of a selling Partner's gain allocable to a Partnership's unrealized receivables (including depreciation recapture) and inventory (the ordinary income assets), however, would be treated as ordinary income. The term ordinary income assets would include assets subject to recapture of recovery deductions determined as if a selling Partner's proportionate share of a Partnership's properties had been sold at that time. Thus, a substantial portion of a Limited Partner's gain upon the sale of his Units may be treated as ordinary income. For a discussion of the relevance of the distinction between ordinary income and capital gain, see -- Sale or Other Disposition of Partnership Property in this Section.

    In connection with the sale or exchange of a Partnership interest, the transferor must promptly notify the Partnership of the sale or exchange, and, once the Partnership is notified, it is required to inform the Service (and the seller and the buyer of the Partnership interest) on or before January 31 following the calendar year of sale of the fair market value of the allocable share of unrealized receivables and appreciated inventory attributable to the Partnership interest sold or exchanged. Penalty for failure to file is $50 for each failure, with a limit of $100,000. In addition, failure of the transferor of a Partnership interest to notify the Partnership will result in a $50 penalty per failure.

Treatment of Cash Distributions Upon Redemption

    The  redemption  by a  Partnership  of  all or a  portion  of a
Limited   Partner's   Units  (see   SUMMARY  OF  THE   PARTNERSHIP
AGREEMENT) will be treated as a sale or exchange of such Units by the Limited Partner and may generate taxable income to him. The amount realized by such Limited Partner on such redemption will equal the sum of the cash received by such Limited Partner, plus the Limited Partner's share of the Partnership's non-recourse liabilities.

    Under Section 751(b) of the Code, in the event a Partnership distributes cash to a Partner and, simultaneously, the Limited Partner's interest in the Partnership's ordinary income assets is reduced, the Limited Partner will be deemed to receive the cash, or a portion thereof, in exchange for the ordinary income assets. The Limited Partner will recognize ordinary income to the extent the portion of the distribution that is attributable to the ordinary income assets exceeds such Limited Partner's undivided interest in a Partnership's adjusted basis in such assets prior to the exchange. The remainder of the distribution, if any, will be treated in the same manner as a partnership distribution (i.e., the Limited Partner will recognize income only to the extent the cash distributions exceed such Limited
Partner's adjusted basis in his Units). See -- Taxation of Distributions.

    The Partnerships anticipate that any redemption of a Limited Partner's Units will be payable out of Cash From Operations and
Cash From Sales that otherwise would be available for distribution to all Limited Partners or for reinvestment in additional Equipment. Accordingly, while any redemption of Units by a Partnership would decrease the aggregate number of Units outstanding and thereby proportionally increase each remaining Limited Partner's distributive share of the Partnership's income, gain, loss and deductions and items thereof, it may also reduce the total amount of cash which is available for investment or reinvestment.

Gifts of Units

    Generally, no gain or loss is recognized upon the gift of property. However, a gift of Units (including a charitable contribution) may be treated partially as a sale to the extent of the transferor's share of a Partnership's nonrecourse liabilities, if any. Gain may be required to be recognized in an amount equal to the difference between such nonrecourse debt share and that portion of the basis in the Units allocable to the sale transaction. Charitable contribution deductions for the fair market value of the Units will be reduced by the amounts involved in such partial sale and, in any event, may be subject to reduction in certain cases by the amount of gain which would be taxed as ordinary income to the transferor on a sale of his Units.

Consequence of No Section 754 Election

    Because of the complexities of the tax accounting required, each Partnership does not presently intend to file elections under Section 754 of the Code to adjust the basis of property in the case of transfers of Units. As a consequence, a transferee of Units may be subject to tax upon a portion of the proceeds of sales of a Partnership's property that represents, as to him, a return of capital. This may affect adversely the price that potential purchasers would be willing to pay for Units.

Tax Treatment of Termination of the Partnership Pursuant to the Partnership Agreement

    In the event of termination of a Partnership pursuant to the Partnership Agreement (see SUMMARY OF THE PARTNERSHIP AGREEMENT
-- Duration of Partnership) the General Partner is required to sell or dispose of the Partnership assets, apply the proceeds and other Partnership funds to repayment of the liabilities of the Partnership and distribute any remaining funds to the Partners in accordance with their positive Capital Accounts balances. Sales and other dispositions of that Partnership's assets would have the tax consequences described in -- Sale or Other Disposition
of  Partnership   Property  in  this  Section.   Liquidating  cash
distributions in excess of a Partner's tax basis for his Partnership interest generally would be taxable (generally as capital gain, provided the Partnership interests constitute capital assets in the hands of the Partners); cash distributions in amounts less than such basis may result in a loss (generally a capital loss which would be subject to the general limitations on deductibility of losses). The tax basis for the Units of a Limited Partner is increased (or decreased) by his share of a Partnership's taxable income (or loss) resulting from the sale or other disposition of Equipment. Hence, if a Partnership's Equipment has been sold or disposed of under circumstances resulting in a loss, distribution of the sale proceeds upon liquidation of the Partnership may result in taxable gain to the Partners.

Audit by the Service

    No tax rulings have been sought by either Partnership from the Service. While the Partnerships (and any joint ventures in which the Partnerships participate) intends to claim only such deductions and assert only such tax positions for which there is a substantial basis, the Service may audit the returns of the Partnerships or any such joint venture and it may not agree with some or all of the positions taken by the Partnerships (or such joint venture).

    An audit of a Partnership's information return may result in an increase in a Partnership's income, the disallowance of deductions, and the reallocation of income and deductions among the Partners. In addition, an audit of a Partnership's information return may lead to an audit of income tax returns of Limited Partners which could lead to adjustments of items unrelated to a Partnership.

    Partners must report a Partnership's items on their individual returns in a manner consistent with the Partnership's return unless the Partner files a statement with the Service identifying the inconsistency or unless the Partner can prove his return is in accordance with information provided by such Partnership. Failure to comply with this requirement is subject to penalties and may result in an extended statute of limitations. In addition, in most circumstances the federal tax treatment of items of a Partnership's income, gain, loss, deduction and credit will be determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with its partners.

    Any audit of a Partnership will be at the Partnership's level and the Service will deal with the Partnership's Tax Matters
Partner  (the  TMP)  with  respect  to  its  tax  matters.   The
General Partner is designated as each Partnership's TMP in the Partnership Agreement. Only those Limited Partners having at least a 1% interest in a Partnership (the Notice Partners) will be entitled to receive separate notice from the Service of the audit of a Partnership's return and of the results thereof, and Limited Partners who have an interest of less than 1% (Non-notice Partners) will not be entitled to notice from the Service. However, groups of Non-notice Partners who together own a 5% or greater interest in a Partnership (a Notice Group) may, by notification to the Service, designate a member of their group to receive Service notices. All Partners in a Partnership have the right to participate in any audit of the Partnership. The General Partner is required to keep all Limited Partners informed of any administrative and judicial proceedings involving the tax matters of a Partnership. Also, the General Partner will keep Non-notice Partners advised of any significant audit activities in respect of a Partnership.

    The TMP is authorized to enter into settlement agreements with the Service that are binding upon Non-notice Partners, except Non-notice Partners who are members of a Notice Group or who have filed a statement with the Service that the TMP does not have authority to enter into settlement agreements that are binding upon them. Any Partner will have the right to have any favorable settlement agreement reached between the Service and any other Partners with respect to an item of his Partnership applied to him.

    The General Partner is empowered by the  Partnership  Agreement to conduct, on behalf of each Partnership and Limited Partners, all examinations by tax authorities relating to each Partnership,
at  the  expense  of  each   Partnership.   See   SUMMARY  OF  THE
PARTNERSHIP   AGREEMENT.  A  tax   controversy   could  result  in
substantial  legal  and  accounting  expense  being  charged  to  a
Partnership  subject  to  the  controversy,   irrespective  of  the
outcome.

Alternative Minimum Tax

    An alternative minimum tax (AMT) is payable by taxpayers to the extent it exceeds the taxpayer's regular federal income tax liability for the year. For noncorporate taxpayers, the AMT is
imposed  on  alternative   minimum  taxable  income  (AMTI)  in
excess of an exemption amount. The AMTI is based on the taxpayer's taxable income, as recomputed with certain adjustments and increased by certain tax preference items. A two-tiered AMT rate schedule for noncorporate taxpayers exists consisting of a 26% rate (which applies to the first $175,000 ($87,500 for married individuals filing separately) of a taxpayer's AMTI in excess of the exemption amount) and a 28% rate (which applies to the amount in excess of $175,000 ($87,500 for married individuals filing separately) over the exemption amount). The exemption amount is $45,000 for married individuals filing jointly, $33,750 for single persons, and $22,500 for estates, trusts, and married individuals filing separately.

    The principal adjustments include the following: (1) depreciation deductions cannot exceed those computed under the
150% declining balance method and , for property placed in service before January 1, 1999, an extended recovery period, (2) mining exploration and development costs are capitalized and amortized ratably over ten years, (3) magazine circulation expenditures are amortized over three years, (4) research and experimental expenditures are amortized over ten years, (5)
miscellaneous itemized deductions are not allowed, (6) medical expenses are deductible only to the extent they exceed 10% of adjusted gross income, (7) state and local property and income taxes are not deductible, (8) interest deductions are subject to further restrictions, (9) the standard deduction and personal
exemptions  are  not  allowed,   (10)  only  alternative  tax  net
operating losses are deductible and (11) the excess of the fair market value of stock received on the exercise of an incentive stock option over the exercise price must be included as income.

    The principal tax preference items which must be added to taxable income for AMT purposes include the following: (1) the excess of depletion over the adjusted basis of the property at the end of the year, (2) the excess of intangible drilling costs over 65% of net oil and gas income, and (3) private activity bond interest.

    The General Partner does not anticipate that any significant tax preference items will be generated by either Partnership.
The principal Partnership items that may have an impact on a particular Partner's AMTI are interest and depreciation. It is anticipated that each Partnership will generally depreciate its Equipment using the straight line method. Therefore, a Partnership's activities should not give rise to any significant depreciation adjustments for purposes of computing the AMTI of the Limited Partners. Prospective investors should be aware, however, that for purposes of computing AMTI, interest incurred to acquire or maintain an ownership interest in a passive activity (such as a Partnership) is deductible only to the extent that such interest, when added to the passive activity income or loss of the taxpayer (computed with the appropriate alternative minimum tax adjustments and tax preferences), does not result in a passive activity loss (as so computed). Accordingly, Limited Partners who borrow money and incur interest expense in connection with their purchase of Units may only be allowed a limited deduction for such interest in computing their AMTI.

    The rules relating to the alternative minimum tax for corporations are different than those just described. Corporations contemplating purchase of the Units should consult their tax advisors as to the possible AMT consequences of an investment in a Partnership.

Interest Expense

    In general, interest expense incurred in connection with investment activities is deductible only against investment income. Interest expense incurred in connection with investments
in  passive   activities  (such  as  the  Partnership  and  other
limited partnerships) may only be deducted in accordance with the rules applicable to losses derived from passive activities. See -- Deductibility of Losses: Passive Losses, Tax Basis and 'At Risk' Limitation.

    Interest expense incurred by a Partnership probably will be treated as passive activity interest, as would interest expense incurred by a Limited Partner on money he borrows to purchase or carry his interest in a Partnership but may be deductible against related income of a Partnership allocable to the Units purchased with such borrowed money.

    Each Partnership may enter into transactions involving the prepayment of interest or the payment of points, commitment fees and loan origination or brokerage fees. In general, prepaid
interest,   points  and  similar  costs  may  not  be  deductible
currently and, instead, may have to be capitalized and written off over the life of the related loan. The General Partner will treat such costs in accordance with the applicable requirements.

Self-Employment Income and Tax

    A Limited Partner's net earnings from self-employment for purposes of the Social Security Act and the Code will not include his distributive share of any item of income or loss from a Partnership, other than any guaranteed payments made to such Limited Partner for services rendered to or on behalf of a Partnership.

Maximum Individual Tax Rates

    The federal income tax on individuals applies at a 15%, 28%, 31%, 36% and 39.6% rate. The personal exemption, which is $2,650 for 1997, is reduced by 2% for each $2,500 by which an individual's adjusted gross income exceeds $181,800 for joint returns, $151,500 for heads of household, $121,200 for single taxpayers, and $90,900 for married persons filing separately (as these amounts are adjusted for inflation). An individual is required to reduce the amount of certain of his otherwise allowable itemized deductions by 3% of the excess of his adjusted gross income over $124,800 or $62,250 in the case of married taxpayers filing separately (as these amounts are adjusted for inflation).

Section 183

    Section 183 of the Code limits deductions attributable to activities not engaged in for profit. Section 183 contains a presumption that an activity is engaged in for profit if the gross income from the activity exceeds the deductions from the activity in at least three out of the five consecutive years ending with taxable year at issue. The General Partner intends to operate each Partnership for the purpose of providing an economic profit and anticipates that each Partnership will have sufficient gross income to entitle it to the benefit of the presumption referred to above. If either Partnership's activities were treated as not being engaged in for profit, any deductions of that Partnership in excess of its gross income might be permanently disallowed.

Foreign Source Taxable Income

    It is possible that certain rental income and interest received by the Partnerships from sources within foreign countries will be subject to withholding and/or income taxes imposed by such countries. In addition, capital gains on the sale of equipment may also be subject to capital gains taxes in some of the foreign countries where the Partnerships sell equipment. Tax treaties between certain countries and the United States may reduce or eliminate certain of such taxes. The activities of the Partnerships within certain foreign countries may cause Limited Partners to be required to file tax returns in such foreign countries. It is impossible to predict in advance the rate of foreign tax the income of the Partnerships will be subject to since the amount of the Partnerships' assets to be invested in various countries is not known.

    The Limited Partners will be informed by the Partnerships as to their proportionate share of the foreign source of income of and foreign taxes paid by the Partnerships which they will be required to include in their income. The Limited Partners generally will be entitled to claim either a credit (subject to the limitations discussed below) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their Federal income taxes.

    Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the Limited Partner's Federal tax (before the credit) attributable to its total foreign source taxable income. A Limited Partner's share of the Partnerships' rental income and interest attributable to equipment used outside the U.S. generally will qualify as foreign source income. Generally, the source of income realized upon the sale of personal property, such as equipment, will be based on the location of the equipment.

    The limitation on the foreign tax credit is applied separately to different types of foreign source income, including foreign source passive income, such as interest. Special limitations also apply with respect to income from the sale of capital assets. In addition, the foreign tax credit is allowed to offset only 90% of the alternative minimum tax imposed on corporations and individuals. Furthermore, for foreign tax credit limitation purposes, the amount of a Limited Partner's foreign source income is reduced by various deductions that are allocated and/or apportioned to such foreign source income. One such deduction is interest expense, a portion of which will generally reduce the foreign source income of any Limited Partner who owns (directly or indirectly) foreign assets. For these purposes, foreign assets owned by the Partnerships will be treated as owned by the Limited Partners in the Partnerships and indebtedness incurred by the Partnerships will be treated as incurred by Limited Partners in the Partnerships.

    Because of these limitations, Limited Partners may be unable to claim credit for the full amount of their proportionate share of the foreign taxes attributable to the income of the Partnerships. In addition, foreign losses, if any, generated by the Partnerships could reduce the tax credits available to a Limited Partner from unrelated foreign source income. The foregoing is only a general description of the foreign tax credit under current law. Moreover, since the availability of a credit or deduction depends on the particular circumstances of each Limited Partner, Limited Partners are advised to consult their own tax advisers.

Registration, Interest, and Penalties

    Tax Shelter Registration

    Tax   shelters  are  required  to  be  registered   with  the
Service. Under Temporary Treasury Regulations, an investment constitutes a tax shelter for this purpose if a potential investor could reasonably infer from representations made in connection with the sale of the investment that the aggregate amount of deductions and 350% of the credits potentially allowable with respect to the investment for any of the first five years will be greater than twice the amount to be invested. Each Partnership is a tax shelter under this definition because the term amount of deductions means gross deductions and gross income expected to be realized by a Partnership is not counted. The Temporary Treasury Regulations also provide that a tax shelter is not required to be registered initially if it is a projected income investment. A projected income investment is any tax shelter that is not expected to reduce the cumulative tax liability of any investor as of the close of any of the first five years of the investment. The General Partner expects, based on economic and business assumptions which the General Partner believes to be reasonable, that no Limited Partner's cumulative tax liability will be reduced during any of the first five years after the effective date of this Prospectus by reason of an investment in a Partnership. There can be no assurance, however, that unexpected economic or business developments will not cause Limited Partners to incur tax losses from a Partnership, with the result that their cumulative tax liability during the first five years might be reduced. Therefore, the General Partner has registered each Partnership as a tax shelter with the Service.
A Tax Shelter Registration Number is expected to be received shortly. However, for so long as a Partnership is a projected income investment, the Limited Partners are not required to include a Partnership's registration number on their tax returns.

    Even though each Partnership may be a projected income investment, each Partnership will nonetheless be required to maintain a list identifying each person who has been sold a Unit and containing such other information as required by the regulations. This list must be made available to the Service upon request.

    In the event each Partnership ceases to be a projected income investment, each Partnership and the Limited Partners will become subject to all remaining requirements applicable to tax shelters. This means, among other things, that the Limited
Partners will be required to include a Partnership's registration number on their tax returns.

    Pursuant to the Temporary Treasury Regulations, the General Partner is required to notify the Limited Partners that a Partnership is no longer a projected income investment and to inform each Limited Partner that he must report a Partnership's registration number on any return on which he claims a deduction, credit or other tax benefit from that Partnership.

    The General Partner is required by the Temporary Treasury Regulations to include the following legend herein: ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE.

    Interest on Underpayments

    The interest that taxpayers must pay for underpayment of federal taxes is the Federal short-term rate plus three percentage points, compounded daily. The Federal short-term rate is set quarterly by the Treasury based on the yield of U.S. obligations with maturities of three years or less.

    Penalty for Substantial Understatements

    The Code also contains a penalty for substantial understatement of federal income tax liability equal to 20% of the amount of the understatement. An understatement occurs if the correct tax for the year (as finally determined after all administrative and judicial proceedings) exceeds the tax liability actually shown on the taxpayer's returns for the year. An understatement on an individual's return will be considered substantial for purposes of the penalty if it exceeds both (a) 10% of the correct tax, and (b) $5,000. The imposition of this penalty may be avoided however if, in the case of any item that is not attributable to a tax shelter, (a) there was substantial authority for the taxpayer's treatment of the item, or (b) the relevant facts affecting the item's tax treatment were adequately disclosed in the taxpayer's return provided that the taxpayer had a reasonable basis for the tax treatment of such item. In the case of an item that is attributable to a tax shelter, the penalty may be avoided if (a) there was substantial authority for the taxpayer's treatment of the item, and (b) the taxpayer reasonably believed that his treatment of the item on the return was more likely than not the proper treatment.

    For purposes of the understatement penalty, tax shelter includes a partnership if a significant purpose of the partnership is the avoidance or evasion of Federal income tax. Each Partnership should not be treated as a tax shelter within the meaning of this provision primarily because (1) each
Partnership's objectives include the provision of cash distributions (real economic gain) to the investors throughout the operating life of a Partnership, and (2) claiming the tax benefits associated with the ownership of equipment would be consistent with Congressional purpose in providing those benefits.

State and Local Taxation

    In addition to the federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in a Partnership. A Limited Partner's share of the taxable income or loss of a Partnership generally will be required to be included in determining reportable income for state or local tax purposes in the jurisdiction in which the Limited Partner is a resident. In addition, other states in which a Partnership owns Equipment or does business may require nonresident Limited Partners to file state income tax returns and may impose taxes determined with reference to their pro rata share of a Partnership's income derived from such state. Any tax losses generated through a Partnership from operations in such states may not be available to offset income from other sources in other states. To the extent that a nonresident Limited Partner pays tax to a state by virtue of the operations of a Partnership within that state, he may be entitled to a deduction or credit against tax owed to his state of residence with respect to the same income. Payment of state and local taxes will constitute a deduction for federal income tax purposes, assuming that the Limited Partner itemizes deductions. Each investor is advised to consult his own tax adviser to determine the effect of state and local taxes, including gift and death taxes as well as income taxes, which may be payable in connection with an investment in a Partnership.

Foreign Investors

    Foreign investors in each Partnership should be aware that, to a substantial degree, the income of a Partnership will consist of trade or business income that is attributable to or effectively
connected   with   a   fixed   place   of   business    (permanent
establishment)   maintained  by  a   Partnership   in  the  United
States. As such, a Partnership's income will be subject to U.S. taxation in the hands of foreign investors and it is unlikely that any exemption will be available under any applicable tax treaty. Such foreign investors may be required to file a U.S. federal income tax return to report their distributive shares of a Partnership's income, gains, losses and deductions. Additionally, a Partnership is required to withhold tax on each such foreign investor's distributive share of income from that Partnership (whether or not any cash distributions are made); any amount required to be withheld will be deducted from distributions otherwise payable to such foreign investor and such foreign investor will be liable to repay that Partnership for any withholdings in excess of the distributions to which he is otherwise entitled. Foreign investors must consult with their tax advisors as to the applicability to them of these rules and as to the other tax consequences described herein.

Tax Treatment of Certain Trusts and Estates

    The tax treatment of trusts and estates can differ somewhat from the tax treatment of individuals. Investors which are trusts and estates should consult with their tax advisors as to the applicability to them of the tax rules discussed herein.

Taxation   of   Employee   Benefit   Plans  and  Other   Tax-Exempt
Organizations

    Employee benefit plans, such as qualified pension and profit sharing plans, Keogh plans, and IRAs, generally are exempt from
federal  income  tax,   except  to  the  extent  their   unrelated
business taxable income exceeds $1,000 in any taxable year. The excess unrelated business taxable income is subject to an unrelated business income tax. Other charitable and tax-exempt organizations are likewise subject to the unrelated business income tax. Tax-exempt investors in a Partnership will be deemed to be engaged in the business carried on by such Partnership and, therefore, subject to the unrelated business income tax. Such investors must consult with tax advisors as to the tax consequences to them of investing in a Partnership.

Corporate Investors

    The federal income tax consequences to investors which are corporations (other than certain closely-held corporations, which are subject to the at risk and passive loss limitations discussed herein) may differ materially from the tax consequences discussed herein, particularly as they relate to the alternative minimum tax. Such investors must consult with tax advisors as to the tax consequences to them of investing in a Partnership.



                    INVESTMENT BY QUALIFIED PLANS



Fiduciaries under ERISA

    A fiduciary of a Qualified Plan is subject to certain requirements under ERISA, including the duty to discharge its responsibilities solely in the interest of, and for the benefit of, the Qualified Plan's participants and beneficiaries. A fiduciary is required to (a) perform its duties with the skill, prudence and diligence of a prudent man acting in like capacity,
(b) diversify investments so as to minimize the risk of large losses and (c) act in accordance with the Qualified Plan's governing documents.

    Fiduciaries with respect to a Qualified Plan include, for example, any persons who exercise any authority or control respecting the management or disposition of the funds or other property of the Qualified Plan. For example, any person who is responsible for choosing a Qualified Plan's investments, or who is a member of a committee that is responsible for choosing a Qualified Plan's investments, is a fiduciary of the Qualified Plan. Also, an investment professional who renders, or who has the authority or responsibility to render, investment advice with respect to the funds or other property of a Qualified Plan may be a fiduciary of the Qualified Plan, as may any other person with special knowledge or influence with respect to a Qualified Plan's investment or administrative activities.

    IRAs  generally  are not  subject  to  ERISA's  fiduciary  duty rules. In addition, where a participant in a Qualified Plan exercises control over such participant's individual account in the Qualified Plan in a self-directed investment arrangement that meets the requirements of Section 404(c) of ERISA, such
Participant  (rather  than the  person  who  would  otherwise  be a fiduciary of such Qualified Plan) will generally be held responsible for the consequences of his investment decisions under interpretations of applicable regulations of the Department of Labor. Certain Qualified Plans of sole proprietorships, partnerships and closely-held corporations of which the owners of 100% of the equity of such business and their respective spouses are the sole participants in such plans at all times are generally not subject to ERISA's fiduciary duty rules, although they are subject to the Code's prohibited transaction rules, explained below.

    A person subject to ERISA's fiduciary rules with respect to a Qualified Plan (or, where applicable, IRA) should consider those rules in the context of the particular circumstances of the Qualified Plan (or IRA) before authorizing an investment of a portion of the Qualified Plan's (or IRA's) assets in Units.

Prohibited Transactions Under ERISA and the Code

    Section 4975 of the Code (which applies to all Qualified Plans and IRAs) and Section 406 of ERISA (which does not apply to IRAs or to certain transactions with respect to Qualified Plans that, under the rules summarized above, are not subject to ERISA's fiduciary rules) prohibit Qualified Plans and IRAs from engaging in certain transactions involving plan assets with parties that
are   disqualified   persons   under  the  Code  or  parties  in
interest under ERISA (disqualified persons and parties in interest are hereinafter referred to as Disqualified Persons). Disqualified Persons include, for example, fiduciaries of the Qualified Plan or IRA, officers, directors and certain shareholders and other owners of the company sponsoring the Qualified Plan and natural persons and legal entities sharing certain family or ownership relationships with other Disqualified Persons. In addition, the beneficiary - owner or account holder - of an IRA is generally considered to be a Disqualified Person for purposes of the prohibited transaction rules.

    Prohibited transactions include, for example, any direct or indirect transfer to, or use by or for the benefit of, a Disqualified Person of a Qualified Plan's or IRA's assets, any act by a fiduciary that involves the use of a Qualified Plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a Qualified Plan or IRA in connection with a transaction involving the assets of the Qualified Plan or the
IRA. Under ERISA, a Disqualified Person that engages in a prohibited transaction will be required to disgorge any profits made in connection with the transaction and will be required to compensate any Qualified Plan that was a party to the prohibited transaction for any losses sustained by the Qualified Plan. In addition, ERISA authorizes additional penalties and further relief from such transaction. Section 4975 of the Code imposes excise taxes on a Disqualified Person that engages in a prohibited transaction with a Qualified Plan or IRA. Prohibited transactions subject to these sanctions will generally be required to be unwound to avoid incurring additional penalties.

    In order to avoid the occurrence of a prohibited transaction under Section 4975 of the Code and/or Section 406 of ERISA, Units may not be purchased by a Qualified Plan or IRA from assets as to which the General Partner or any of its Affiliates are fiduciaries. Additionally, fiduciaries of Qualified Plans and IRAs should be alert to the potential for a prohibited transaction in the context of a particular Qualified Plan's or IRA's decision to purchase Units if, for example, such purchase were to constitute a use of plan assets by or for the benefit of, or a purchase of Units from, a Disqualified Person.

Plan Assets

    If a Partnership's assets were determined under ERISA or the Code to be plan assets of Qualified Plans and/or IRAs holding Units, fiduciaries of such Qualified Plans and IRAs might under certain circumstances be subject to liability for actions taken by the General Partner or its Affiliates. In addition, certain of the transactions described in this Prospectus in which a Partnership might engage, including certain transactions with
Affiliates, might constitute prohibited transactions under the Code and ERISA with respect to such Qualified Plans and IRAs, even if their acquisition of Units did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to Qualified Plans and/or IRAs subject to ERISA's fiduciary duty rules might be deemed to have improperly delegated their fiduciary responsibilities to the General Partner in violation of ERISA.

    Although under certain circumstances ERISA and the Code, as interpreted by the Department of Labor (DOL) in currently
effective  regulations,   generally  apply  a  look-through  rule
under which the assets of an entity in which a Qualified Plan or IRA has made an equity investment may constitute plan assets, the applicable regulations exempt investments in certain publicly-registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors, from the application of the look-through principle. Under the DOL's current regulations governing the determination of what constitutes the assets of a Qualified Plan or IRA in the context of investment securities such as the Units, an undivided interest in the underlying assets of a collective investment entity such
as  a  Partnership   will  not  be  treated  as  plan  assets  of
Qualified Plan or IRA investors if (i) the securities are publicly offered, (ii) less than 25% by value of each class of equity securities of the entity is owned by Qualified Plans, IRAs, and certain other employee benefit plans or (iii) the entity is an operating company.

    In order to qualify for the publicly-offered exception described above, the securities in question must be freely transferable, owned by at least 100 investors independent of the issuer and of one another, and either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of a public Offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the issuer's fiscal year during which the Offering occurred. Units will be sold as part of an Offering registered under the Securities Act of 1933. Further, the General Partner has represented (a) that it intends to register the Units in each Partnership under the Securities Exchange Act of 1934 in compliance with the DOL's requirements and (b) that it is highly likely that substantially more than 100 independent investors will purchase and hold Units in each Partnership. Accordingly, the determination of whether the Units will qualify for the publicly-offered exception will depend on whether they are freely transferable within the meaning of the DOL regulations. Although whether a security is freely transferable is a factual determination, the limitations on the assignment of Units and substitution of Limited Partners contained in Sections 10.2, 10.3 and 10.4 of the Partnership Agreement appear to fall within the scope of certain restrictions enumerated in the DOL's current regulations that ordinarily will not affect a determination that securities are freely transferable when the minimum investment, as in the case of the Units, is $10,000 or less. Because, however, the effect of the restrictions on transferability of Units on the ultimate determination of whether Units are freely transferable for purposes of the DOL's regulations (as well as the determination of whether each Partnership will be an operating company under the alternative DOL exemption set forth above) is not certain, the General Partner has decided to rely on the 25% ownership exemption described above for these purposes. Consequently, pending favorable clarification of such matters from the DOL, in order to ensure that the assets of the Partnerships will not constitute plan assets of Qualified Plan and IRA Unitholders, the General Partner will take such steps as are necessary to ensure that ownership of Units by Qualified Plans, IRAs, and certain other employee benefit plan investors is at all times less than 25% of the total value of outstanding
Units. In calculating this limit, the General Partner will, as provided in the DOL's regulations, disregard the value of any Units held by a person (other than a Qualified Plan, IRA, or certain other employee benefit plans) who has discretionary authority or control with respect to the assets of the Partnerships, or any person who provides investment advice for a fee (direct or indirect) with respect to the assets of the Partnerships, or any affiliate of any such a person. (See
Investor Suitability Standards.) Whether the assets of the Partnerships will constitute plan assets is a factual issue which may depend in large part on the General Partner's ability throughout the life of the Partnerships to satisfy the 25% ownership exemption. Accordingly, tax counsel are unable to express an opinion on this issue.

Other ERISA Considerations

    In addition to the above  considerations in connection with the
plan  asset   question,   a  fiduciary's   decision  to  cause  a
Qualified Plan or IRA to acquire Units should involve, among other factors, considerations that include whether (a) the investment is in accordance with the documents and instruments governing the Qualified Plan or IRA, (b) the purchase is prudent in light of the diversification of assets requirement for such Plan and the potential difficulties that may exist in liquidating Units, (c) the investment will provide sufficient cash distributions in light of the Qualified Plan's likely required benefit payments and other needs for liquidity, (d) the investment is made solely in the interests of plan participants,
(e) the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on unrelated business taxable income derived from the Partnerships, and (f) the fair market value of Units will be sufficiently ascertainable, and with sufficient frequency, to enable the Qualified Plan or IRA to value its assets in accordance with the rules and policies applicable to the Qualified Plan or IRA.





                           CAPITALIZATION




    The capitalization of the Partnerships as of the date of this Prospectus and as adjusted to reflect the sale of the Minimum and Maximum Offering of Units is as follows:


                      As of Minimum OfferingMaximum Offering
                    the date per Partnership per Partnership
                     hereof (1)(12,000 Units)(750,000 Units)

General Partner's
Capital Contribution (1)          $    1,000     $      1,000 $
1,000

Limited Partner's
Capital Contribution (2)            1,000(1)     1,200,000
75,000,000

Total Capitalization        $     2,000    $     1,201,000    $
75,001,000

Less Estimated
Organizational and
Offering Expenses (3)                  -                         (162,000)
(9,375,000)

Net Capitalization                $    2,000
$           1,039,000(2)               $ 55,626,000 (2)

(1) Each   Partnership   was   originally    capitalized   by   the
    contribution of $1,000 by the General Partner and $1,000 by the Original Limited Partner.

(2) The Original Limited Partner will withdraw from a Partnership and receive a return of his original Capital Contribution on the Initial Closing Date upon the admission of the Initial Limited Partners to such Partnership.

(3) The amounts shown reflect the Gross Offering Proceeds from sale of Units at $100.00 per Unit before deduction of (a) Sales Commissions in amount equal to 8.0% of Gross Offering Proceeds (or $8 per Unit sold, which will be paid except in the case of Units sold to Affiliated Limited Partners), (b) Underwriting Fees equal in amount to 2.0% of Gross Offering Proceeds (or $2.00 per Unit sold) and (c) the O & O Expense Allowance (without regard to such actual expenses) of 3.5% ($3.50 per Unit) of the first $25,000,000 of each Unit sold for Gross Offering Proceeds; 2.5% ($2.50 per Unit) of each Unit sold for Gross Offering Proceeds in excess of $25,000,000 but less than $50,000,000; and 1.5% ($1.50 per Unit) for Gross Offering Proceeds exceeding $50,000,000. The General Partner has agreed in the Partnership Agreement to pay actual Organizational and Offering Expenses for this Offering to the extent such expenses exceed the O & O Expense Allowance. (No fees or compensation were payable with regard to either the General Partner's or Original Limited Partner's original subscription payment).

    The  maximum  dollar  amount  of  such  items  of  compensation payable to the General Partner, its Affiliates and non-affiliated Selling Dealers will equal $162,000 for the Minimum Offering of 12,000 Units per Partnership and
    $9,375,000 for the Maximum Offering of 750,000 Units per Partnership, in each case computed as if all Units are sold to the general public without purchases by Affiliated Limited Partners. Affiliated Limited Partners may acquire Units (for investment purposes only) on a net of Sales Commissions basis for a price of $92.00 per Unit (and a proportionate Net Unit Price for each fractional Unit purchased). To the extent that Units are purchased by such Affiliated Limited Partners, both the total Capital Contributions of the Limited Partners and each Partnership's obligation to pay Sales Commissions will be
    reduced   accordingly.   See  SOURCES  AND  USES  OF  OFFERING
    PROCEEDS AND RELATED INDEBTEDNESS.






          MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION



Liquidity and Capital Resources

   Each Partnership will have limited funds at its formation because the capital anticipated to be raised by each Partnership through its Offering of Units will not be available on the date of formation.

   Each Partnership's capital resources are expected to undergo major changes during its initial year of operations as a result of completion of its Offering and acquisition of its Equipment. Thereafter, each Partnership's capital needs and resources are expected to be relatively stable over the holding periods of the Equipment. Each Partnership intends to acquire its Equipment as required to commit all Net Proceeds available for Investment in Equipment. As of the date of this Prospectus, no material commitments with respect to capital expenditures of any Partnership have been made. The General Partner anticipates that reserves sufficient to pay each Partnership's operating expenses and to make Distributions to the Limited Partners will initially be derived from rental payments from the Leases. To date, no Partnership has had any operations. During the period of ownership of the Equipment, each Partnership's operations will consist principally of the ownership and leasing of Equipment.

   Each Partnership intends to establish initially working capital reserves of approximately 1% of Gross Proceeds per Unit, an amount which is anticipated to be sufficient to satisfy general liquidity requirements. Liquidity would, however, be adversely affected by unanticipated or greater than anticipated operating costs or losses (including Lessees' inability to make timely
Lease payments). To the extent that working capital reserves are or may be insufficient to satisfy the cash requirements of a Partnership, it is anticipated that additional funds would be obtained through revenues from Partnership operations, the proceeds from the sale of Equipment, bank loans, short-term loans from the General Partner or its Affiliates or the sale of Equipment. The General Partner may use a portion of Cash From
Operations and Cash From Sales or Refinancings to re-establish working capital reserves. In no event will a Partnership's reserves be reduced for the purpose of making Distributions to the Partners below a level which the General Partner deems necessary for Partnership operations. There can be no assurance, however, that the amounts in the working capital reserve will be adequate to meet a Partnership's Obligations.

Operations

   Each Partnership is newly formed and has had no operations to date. Until receipt and acceptance of subscriptions for 12,000 Units and the admission of the subscribers therefor as Limited Partners on the Initial Closing Date, a Partnership will not commence active operations. During the period commencing with the Initial Closing Date and continuing throughout the Reinvestment Period, each Partnership will be in active operation.

   Each Partnership will acquire Equipment with Net Offering Proceeds and indebtedness, (which is expected to average at least 50% of a Partnership's aggregate Purchase Price for all of its Equipment, determined when the Net Offering Proceeds of this Offering are fully invested). However, in the event a Partnership requires additional cash or the General Partner determines that it is in the best interests of a Partnership to obtain additional funds to increase cash available for Investment in Equipment and Financing Transactions or for any other proper business need of a Partnership, a Partnership may borrow, on a secured or unsecured basis, amounts up to 67% of the aggregate Purchase Price of all Investments acquired by such Partnership at any given time following full investment of the Net Offering Proceeds. The Partnerships currently have no arrangements with, or commitments from, any Lender with respect to any such borrowings. The General Partner anticipates that any acquisition financing or other borrowings (including Commission Loans) will
be   obtained   from   institutional   lenders.   See   INVESTMENT
OBJECTIVES AND POLICIES--Acquisition Policies and Procedures.







               SUMMARY OF THE PARTNERSHIP AGREEMENT


    The following is a brief summary of the material  provisions of
the   Agreement   of   Limited    Partnership   (the   Partnership
Agreement) which will be executed by the General Partner, which sets forth the terms and conditions upon which each Partnership will conduct its business and affairs and certain of the rights and obligations of the Limited Partners of such Partnership. Such summary does not purport to be complete and is subject to the detailed provisions of, and qualified in its entirety by express reference to, the Partnership Agreement, a copy of which is included as Exhibit A to the Registration Statement of which this Prospectus forms a part. Prospective investors in the Partnership should study the Partnership Agreement carefully before making any investment. References below to Partnership and the Partnership Agreement refer to each Partnership and its Partnership Agreement.

Establishment and Nature of the Partnerships

    ICON Income Fund Eight A L.P. was organized under the Delaware Revised Uniform Limited Partnership Act (the Delaware Act) with ICON Capital Corp., a Connecticut corporation, as its General Partner. A limited partnership is a partnership having one or more general partners and one or more limited partners. A limited partner ordinarily does not play a role in the management or control of a partnership's affairs and his liability for partnership obligations is generally limited to his investment, while a general partner is, in general, personally liable for all partnership obligations.

Name and Address

    The Partnerships will be conducted under the name ICON Income Fund Eight which has its principal office and place of business at 600 Mamaroneck Avenue, Harrison, New York 10528 (unless such offices are changed by the General Partner with written notice to the Limited Partners).

Purposes and Powers

    Each Partnership has been organized, without limitation, for the purposes of (a) acquiring, investing in, owning, leasing, re-leasing, financing, refinancing, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, Equipment of all kinds, residual interests therein, and options to purchase Equipment and residual interests therein, (b) lending and providing financing to other Persons for their acquisition of items of equipment and other tangible and intangible personal property of all kinds, pursuant to financing arrangements or transactions secured by various items of equipment (or interests therein and leases thereof) and other such personal property, and
(c)  establishing,   acquiring,  conducting  and  carrying  on  any
business suitable, necessary, useful or convenient in connection therewith, in order to generate monthly cash distributions to the Limited Partners during the term of each Partnership. In conducting such business, the Partnerships are not limited to any part of the world (including, without limitation, all land, waters and space under, on or above such part of the world).

Duration of Partnership

    The term of ICON Income Fund Eight A L.P. commenced upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on July 9, 1997 and will terminate at midnight on December 31, 2017, subject, however, to earlier termination upon the occurrence of any Dissolution Event, including, without limitation, (i) the withdrawal, removal or dissolution of, or the occurrence of certain bankruptcy events with respect to, the General Partner (unless a Substitute General Partner will be timely admitted to such Partnership), (ii) the Sale of all or substantially all of such Partnership's assets and (iii) the voluntary dissolution of such Partnership.

Capital Contributions

    General Partner. The General Partner has contributed $1,000, in cash, as its Capital Contribution to ICON Income Fund Eight A L.P. in exchange for a one percent (1%) Partnership Interest.

    Original Limited Partner. The Original Limited Partner has made a capital contribution of $1,000 to ICON Income Fund Eight A L.P. in exchange for ten (10) Units then representing a 99% Partnership Interest. On the Initial Closing Date, the Original Limited Partner will withdraw from such Partnership, his capital contribution of $1,000 will be returned to him in full and his original Partnership Interest of ten (10) Units will be retired upon the admission of additional Limited Partners.

    Limited Partners. Each Limited Partner (other than the Original Limited Partner and Affiliated Limited Partners) will make a Capital Contribution, in cash, in an amount equal to the Gross Unit Price to the capital of each Partnership for each Unit or fraction thereof purchased in exchange for such Unit. Each Affiliated Limited Partner will make a Capital Contribution, in cash, in an amount equal to the Net Unit Price for each Unit or fraction thereof purchased in exchange for such Unit.

Powers of the Partners

    General Partner. Except as otherwise specifically provided in the Partnership Agreement, the General Partner will have complete and exclusive discretion in the management and control of the affairs and business of the Partnerships and will be authorized to employ all powers necessary or advisable to carry out the purposes and investment policies, conduct the business and affairs and exercise the powers of the Partnerships. Without limiting the generality of the foregoing, the General Partner will have the right to make Investments for and on behalf of the Partnerships and to manage such Investments and all other assets of the Partnerships. The Limited Partners will not be permitted to participate in the management of the Partnerships. Except to the extent limited by the Delaware Act or the Partnership
Agreement, the General Partner may delegate all or any of its duties under the Partnership Agreement to any Person (including, without limitation, any Affiliate of the General Partner).

    The General Partner will have the sole and absolute discretion to accept or refuse to accept the admission of any subscriber as a Limited Partner to a Partnership; provided that no such admission will be accepted unless (i) the Minimum Offering will have been achieved, (ii) such admission will not have certain tax consequences and (iii) the Person seeking such admission will agree in writing to be bound by the provisions of the Partnership Agreement, will make a written representation as to whether such Person is or is not a United States Person and will satisfy all applicable suitability requirements (see INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES).

    The General Partner is designated as the Partnership's Tax Matters Partner and is authorized and directed by the Partnership Agreement to represent the Partnerships and their Limited Partners in connection with all examinations of the Partnerships' affairs by tax authorities and any resulting administrative or judicial proceedings, and to expend the Partnerships' funds in doing so.

    Limited Partners. No Limited Partner shall participate in or have any control over a Partnership's business or have any right or authority to act for, or to bind or otherwise obligate, the Partnerships (except one who is also the General Partner, and then only in its capacity as the General Partner).

Limitations on Exercise of Powers by the General Partner

    The General Partner will have no power to take any action prohibited by the Partnership Agreement or the Delaware Act. Furthermore, the General Partner is subject to certain provisions in its administration of the business and affairs of the Partnerships, as outlined below.

    From and after the date when all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners in accordance with the Partnership Agreement, each Partnership will not incur or assume additional Indebtedness in connection with the acquisition of any Investment to the extent that the sum of the principal amount of such additional Indebtedness plus the aggregate principal amount of Indebtedness of such Partnership then outstanding would exceed 67% of the aggregate Purchase Price paid by such Partnership for Investments then held by that Partnership (inclusive of the Purchase Price of any Investment then being acquired).

    Each Partnership will neither purchase ,or lease Investments from, nor sell or lease Investments to, the General Partner or any Affiliate of the General Partner (including, without limitation, any Program in which the General Partner or any such Affiliate has an interest) except only upon the satisfaction of certain conditions, including, but not limited to, the following:

    (i) the General Partner has determined that such Affiliated Investment is in the best interests of a Partnership;

    (ii) such Affiliated Investment is made by a Partnership upon terms (including price) no less favorable to such Partnership than the terms upon which the General Partner or such Affiliate entered into such Affiliated Investment;

    (iii) neither the General Partner nor any such Affiliate will realize any gain or other benefit, other than permitted reasonable compensation, as a result of such Affiliated Investment; and

    (iv) such Affiliated Investment was held only on an interim basis (generally not longer than six months) by the General Partner or any Affiliate of the General Partner for purposes of facilitating the acquisition of such Investment by a Partnership, borrowing money or obtaining financing for a Partnership or for other purposes related to the business of a Partnership.

    No loans may be made by the Partnerships to the General Partner or any Affiliate of the General Partner. The General
Partner or any such Affiliate, however, may make Partnership Loans to the Partnerships, provided the terms of such Partnership Loan will include, without limitation, the following:

    (i) interest will be payable with respect to such Partnership Loan at a rate not in excess of the lesser of (A) the rate at which the General Partner or such Affiliate itself borrowed funds for the purpose of making such Partnership Loan, (B) if no such borrowing was incurred, the rate obtainable by a Partnership in an arms-length borrowing with similar terms (without reference to the General Partner's or such Affiliate's financial abilities or guarantees) or (C) the rate from time to time announced by The Chase Manhattan Bank (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% per annum;

    (ii) such Partnership Loan will be fully repaid within twelve months after the date on which it was made; and

    (iii) neither the General Partner nor any such Affiliate may receive financial charges or fees in connection with such Partnership Loan (except that the General Partner or such Affiliate may be reimbursed, dollar for dollar, for actual reasonable out-of-pocket expenses).

The Partnerships will not acquire any Investments in exchange for Interests in the Partnerships.

The Partnerships may make Investments in Joint Ventures provided that:


    (i) the General Partner has determined that such Investment is in the best interests of a Partnership and will not result in duplicate fees to the General Partner or any Affiliate of the General Partner;

    (ii) such Investment will (if made with participants affiliated with the Sponsor) be made by a Partnership upon terms that are substantially identical to the terms upon which such participants have invested in such Joint Venture; and

    (iii) such Investment will (if made with non-affiliated Persons) give veto power on disposition decisions only in such Joint Venture to a Partnership and such Joint Venture will own and lease specific Equipment and/or invest in one or more specific Financing Transactions.

During the Reinvestment Period, the General Partner may not dissolve a Partnership or sell or otherwise dispose of all or substantially all of the assets of a Partnership without the Consent of the Majority Interest.

Indemnification of the General Partner

    Pursuant to the Partnership Agreement, except to the limited extent provided therein, the General Partner and any Affiliate of the General Partner and individual officers engaged in the performance of services for the Partnerships will be indemnified by the Partnerships from assets of the Partnerships (and not by the Limited Partners) for any liability, loss, cost and expense of litigation suffered by such party, which arises out of certain actions (for example, legal costs associated with enforcing the Partnerships' rights against Lessees, Users and others) or omissions to act (for example, the cost of a tax bond while contesting the magnitude of, or liability for, state or local taxes) by the General Partner or such Affiliate. See FIDUCIARY RESPONSIBILITY -- Indemnification of the General Partner, Dealer-Manager and Selling Dealers.

Liability of Partners

    Liability of the General Partner. The General Partner will be liable for all general obligations of the Partnership to the extent not paid by the Partnerships; provided that neither the General Partner nor any Affiliate of the General Partner will have any personal liability for obligations of the Partnerships that are specifically non-recourse to the General Partner or for the repayment of the Capital Contribution of any Limited Partner. All decisions made for or on behalf of the Partnerships by the General Partner will be binding upon the Partnerships. See FIDUCIARY RESPONSIBILITY -- General.

    Limited Liability of the Limited Partners. No Limited Partner will have any personal liability on account of any obligations and liabilities of, including any amounts payable by, a Partnership and will only be liable, in its capacity as a Limited Partner, to the extent of such Limited Partner's Capital Contribution and pro rata share of any undistributed Profits and other assets of such Partnership. Notwithstanding any of the foregoing, any Limited Partner who participates in the management or control of a Partnership's affairs may be deemed to be acting as a General Partner and may lose any entitlement to limited liability as against third parties who reasonably believe, in connection with the transaction of business with a Partnership, that such Limited Partner is a General Partner. See also RISK FACTORS -- Partnership and Investment Risks -- Liability of Limited Partners for Certain Distributions.

    The Delaware Act provides that, for a period of three years from the date on which any distribution is made to any Limited Partner, such Limited Partner may be liable to a Partnership for such distribution if (i) after giving effect to such distribution, all liabilities of a Partnership (other than liabilities to Partners on account of their Partnership Interests and liabilities for which the recourse of creditors is limited to specified property of a Partnership), exceed the fair value of the assets of a Partnership (except that the fair value of any property that is subject to such a limited recourse liability will be included in the assets of a Partnership only to the extent that the fair value of such property exceeds such liability) and (ii) such Limited Partner knew at the time of such distribution that such distribution was made in violation of the Delaware Act.

Non-assessability of Units

    The Units are nonassessable. Except as may otherwise be required by law or by the Partnership Agreement, after the payment of all Subscription Monies for the Units purchased by such Limited Partner, no Limited Partner will have any further obligations to a Partnership, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, a Partnership, but may, under certain circumstances, be required to return distributions made to such Limited Partner in violation of the Delaware Act as described in the immediately preceding paragraph.

Distribution   of   Distributable    Cash   From   Operations   and
    Distributable Cash From Sales

    Distributable Cash from Operations and Distributable Cash From Sales (Available Cash from such sources) that is not reinvested in Equipment and Financing Transactions will be distributed 99% to the Limited Partners as a group and 1% to the General Partner until Payout (which is defined as the time when the aggregate amount of cash distributions (from whatever sources) to a Limited Partner equals the amount of such Limited Partner's Capital Contribution plus an amount equal to an eight (8%) percent annual cumulative return on such Capital Contribution, from a date not later than the last day of the calendar quarter in which such Capital Contribution is made (determined by treating distributions actually made to a Limited Partner as first being applied to satisfy such 8% return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Limited Partner's Capital Contribution.) Income earned on escrowed funds and distributed to Limited Partners may be used to satisfy such cumulative return requirement. Thereafter, such distributions will be distributable 90% to the Limited Partners as a group and 10% to the General Partner.

    During the Reinvestment Period (the period of active investment and reinvestment by a Partnership which ends five (5) years after a Partnership's Final Closing Date, the General Partner will have the sole discretion to determine the amount of Distributable Cash From Operations and Distributable Cash From Sales that are to be reinvested in new Investments and the amounts that are to be distributed; provided, however, each Limited Partner is entitled to receive, and shall receive, to the extent available, monthly cash distributions computed as provided in this paragraph. Such distributions will be made to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose. The annual amount of such distributions will be computed by multiplying 10.75% by such Limited Partner's original Capital Contribution reduced by any portion thereof which has been (A) returned to such Limited Partner pursuant to Section 8.6, or (B) redeemed by a Partnership pursuant to Section 10.5, of this Agreement. A ratable portion (i.e., one-twelfth) of such annual distribution amount shall be payable monthly. Such distributions, if made, will reduce the amount  of  money  that  may be  reinvested  by a  Partnership.  As
discussed   in   INVESTMENT    OBJECTIVES    AND    POLICIES--Cash
Distributions to Partners, decisions by the General Partner as to the amounts of Reserves which a Partnership establishes and the amounts of that Partnership's funds which will be reinvested may effect the ability of such Partnership to make such cash distributions.

    Such cash distributions will be noncumulative; meaning that, if Distributable Cash From Operations and Distributable Cash From Sales are insufficient in any calendar month to pay the full amount of such distributions, only the actual amount thereof is required to be distributed. Such cash distributions will also computed on a non-compounded basis; meaning that the principal amount upon which such cash distributions is computed will not be increased as the result of the inability of a Partnership to distribute any monthly portion of such annual amounts, or reduced by any of such distributions actually made, in any prior period. It is expected that a substantial portion of all of such cash distributions (e.g. the portion thereof which exceeds taxable income for GAAP purposes) will be treated as a return of Limited Partners' originally invested capital) and that the balance of such distributions will be treated as a return thereon (e.g. the portion thereof which equals taxable income for GAAP purposes).

    Section 8.1(a) of the Partnership Agreement also provides that each Limited Partner is entitled to receive monthly cash distributions (if the distributions described above are not adequate) in amounts which would permit the Limited Partners to pay federal, state and local income taxes resulting from Partnership Operations (assuming that all Limited Partners are subject  to  income  taxation  at a  31%  cumulative  tax  rate  on taxable distributions for GAAP purposes). Such distributions will be made to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose.

    During the Disposition Period, each Partnership intends to promptly distribute substantially all Distributable Cash From Operations and Distributable Cash From Sales.

    Section 6.4(g) of the Partnership Agreement provides that the General Partner will be paid its monthly Management Fee for any month during the Reinvestment Period only after payment in full of any accrued and unpaid First Cash Distributions for such month and any previous month. To the extent such Management Fee is not paid currently, it will be paid without interest out of the first funds available therefore. (See the SUMMARY OF COMPENSATION.)

Allocation of Profits and Losses

    As a general rule, during the Reinvestment Period, a Partnership's Profits (including, inter alia, taxable income and gains and items thereof, and items of revenue exempt from tax) will be allocated, first, 99% to the Limited Partners in proportion to their respective numbers of Units and 1% to the General Partner, until each Limited Partner has been allocated Profits equal to the excess, if any, of (1) such Limited
Partner's Unpaid Target Distribution (i.e. the sum of such Limited Partner's (a) Adjusted Capital Contribution plus (b) Unpaid Cumulative Return thereon) over (2) such Limited Partner's Capital Account balance; next, in a manner which in a manner that will cause (a) the excess of the Limited Partners' aggregate
Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (b) the General Partner's Capital Account balance, to be in the ratio of 90% to 10%; and thereafter, 90% to the Limited Partners in proportion to their respective numbers of Units and 10% to the General Partner. During the Disposition Period, a Partnership's Profits first will be allocated to all Partners in the amount necessary to eliminate any deficits in their capital accounts, and, thereafter, will be allocated as described above.

    As a general rule, 99% of a Partnership's Losses (including, inter alia, tax losses and deductions and items thereof, and items of expense that are not deductible for federal income tax purposes) will be allocated among the Limited Partners in proportion to their respective numbers of Units and 1% will be allocated to the General Partner throughout the term of such Partnership.

    In addition to the general provisions regarding allocations of Profits and Losses, the Partnership Agreement contains a number of special allocations that are intended to meet certain safe harbor provisions contained in the Treasury Regulations relating to partnership allocations (for example, a qualified income offset provision requires that Profits be allocated to any Limited Partners developing deficits in their Capital Account in an amount necessary to eliminate such deficits; and minimum gain chargeback provisions require that depreciation recapture and other similar items of income be allocated back to the Partners who were initially allocated the depreciation deductions or other related items of deduction); and certain other special allocations that are designed to reflect the business deal among the Partners (for example, the Sales Commissions with respect to any Unit are allocated to the owner of that Unit) or to protect the Limited Partners in the event a Partnership is subjected to an unexpected tax liability because of a particular Partner (for example, local taxes that are imposed on the Partnership because of a Partner's residence in that locality will be charged to that Partner).

    The Partnership Agreement provides that Limited Partners who own Units for less than an entire fiscal year will be allocated Profits or Losses (which will be treated as if they occurred ratably over the fiscal year) based on the proportionate part of the fiscal year that they owned their Units.

Withdrawal of the General Partner

    Voluntary Withdrawal The General Partner may not voluntarily withdraw as a General Partner from a Partnership without (i) 60 days' advance written notice to the Limited Partners, (b) an opinion of Tax Counsel that such withdrawal will not cause the termination of such Partnership or materially adversely affect the federal tax status of that the Partnership and (c) a selection of, and acceptance of its appointment as such by, a Substitute General Partner (i) acceptable to a Majority Interest of the Limited Partners with an adequate net worth in the opinion of Tax Counsel.

    Involuntary Withdrawal The General Partner may be removed by Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect.

    Neither  the  General  Partner  nor any of its  Affiliates  may
participate   in  any  vote  by  the   Limited   Partners   to  (i)
involuntarily remove the General Partner or (ii) cancel any management or service contract with the General Partner or any such Affiliate.

Management Fees payable with respect to Investments acquired by the Partnership prior to the effective date of the withdrawal of the General Partner shall remain payable to the General Partner notwithstanding any such withdrawal as and when the Partnership receives the gross rental from such Investments creating the obligation to pay such Management Fees. In the event that the General Partner pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the voluntary or involuntary withdrawal of the General Partner.

    Liability of Withdrawn General Partner Generally speaking, the General Partner shall remain liable for all obligations and liabilities incurred by it or by a Partnership while it was acting in the capacity of General Partner and for which it was liable as General Partner, but shall be free of any obligation or liability incurred on account of or arising from the activities of a Partnership from and after the time such withdrawal shall have become effective.
Transfer of Units

    Withdrawal of a Limited Partner A Limited Partner may withdraw from a Partnership only by Assigning or having all Units owned by such Limited Partner redeemed in accordance with the Partnership Agreement. A Limited Partner may generally assign all of his Units and may assign a portion of his or her Units except certain impermissible types of assignees or assignments which would adversely effect a Partnership (See Exhibit A--Section 10.2).

    Limited Right of Presentment for Redemption of Units Described herein are the provisions by which the General Partner is enabled to effect the redemption of Units as set forth in
Section 10.5 of the Partnership Agreement. Commencing with the second full calendar quarter following the Final Closing Date and at any time and from time to time thereafter until termination of the Partnership, any Limited Partner (other than an Affiliated
Limited Partner) may request that the Partnership redeem all or any portion of his or her Units. Subject to the availability of funds and the other provisions of Section 10 of the Partnership Agreement (see TRANSFER OF UNITS Section Limited Right of Presentment for Redemption of Units, below).

Dissolution and Winding-up

    Events Causing Dissolution A Partnership shall be dissolved upon the happening of any of the following events (each a Dissolution Event) (i) the withdrawal of the General Partner (unless a Substitute General Partner has been duly admitted to a Partnership); (ii) the voluntary dissolution of a Partnership (A) by the General Partner with the Consent of the Majority Interest or (B) subject to Section 13 of the Partnership Agreement, by the Consent of the Majority Interest without action by the General Partner; (iii) the sale of all or substantially all of the assets of a Partnership; (iv) expiration of a Partnership term specified in the Partnership Agreement; (v) the Operations of a Partnership shall cease to constitute legal activities under the Delaware Act or any other applicable law; or (vi) any other event which causes the dissolution or winding-up of a Partnership under the Delaware Act.

    Liquidation   of  a  Partnership   Upon  the  occurrence  of  a
Dissolution Event, the Investments and other assets of a Partnership will be liquidated and the proceeds thereof will be distributed to the Partners after payment of liquidation expenses and the debts of a Partnership and otherwise in the order of priority set forth in the Partnership Agreement and the existence of a Partnership will be terminated. No Limited Partner is guaranteed the return of, or a return on, such Limited Partner's Capital Contribution.

Access to Books and Records

   The General Partner will maintain the books and records of each Partnership at the Partnerships' principal office. Each Limited Partner will have the right to have a copy of the Participant List (including, among other things, the names and addresses of, and number of Units held by, each Limited Partner) mailed to it for a nominal fee; provided such Limited Partner will certify that such Participant List will not be sold or otherwise provided to another party or used for commercial purpose other than in the interest of the requesting party relative to his or its interest in such Partnership matters. as to the non-commercial In addition, each Limited Partner or his representative will have the right, upon written request, subject to reasonable Notice and at such Limited Partner's expense, to inspect and copy such other books and records of a Partnership as will be maintained by the General Partner.

Meetings and Voting Rights of Limited Partners

    Meetings A meeting of the Limited Partners to act upon any matter on which the Limited Partners may vote may be called by the General Partner at any time on its own initiative and will be called by the General Partner following its receipt of written request(s) for a meeting from Limited Partners holding 10% or more of the then outstanding Units. In addition, in lieu of a meeting, any such matter may be submitted for action by Consent of the Limited Partners.

    Voting Rights of Limited Partners The Limited Partners, acting by the Consent of the Majority Interest constituting a numerical majority (i.e., more than 50%) of Units, may take action on the following matters without the concurrence of the General Partner:

    (i) amendment of the  Agreement;  provided that such  amendment
    (A) may not in any manner  allow the  Limited  Partners to take part in the control or management of a Partnership's business, and (B) may not, without the specific Consent of the General Partner, alter the rights, powers and duties of the General Partner as set forth in the Partnership Agreement;

    (ii) dissolution of a Partnership;

    (iii) Sale or series of Sales of all or substantially all of the assets of a Partnership (except any such Sale or series of Sales in the ordinary course of liquidating a Partnership's Investments during the Disposition Period (see Dissolution
    and   Winding-up--Liquidation   of  a  Partnership,   in  this
    Section); and

    (iv) removal of the General Partner and election of one or more Substitute General Partners.

Limited Partners who dissent from any vote approved by the Majority Interest are bound by such vote and do not have a right to appraisal of, or automatic repurchase of, their Units as a result thereof.

Amendments

    Amendment by Limited Partners without Concurrence of the General Partner. The Limited Partners, acting by the Consent of the Majority Interest without the concurrence of the General Partner, may amend the Partnership Agreement to effect any change therein, except (i) in any manner to allow the Limited Partners to take part in the control or management of a Partnership's business, and (ii) without the specific Consent of the General Partner, to alter the rights, powers and duties of the General Partner as set forth in the Partnership Agreement. Notwithstanding the foregoing, (x) any amendment of the provisions of the Partnership Agreement relating to amendments of the Partnership Agreement will require the Consent of each Limited Partner and (y) any amendment that will increase the liability of any Partner or adversely affect any Partner's share of distributions of cash or allocations of Profits or Losses for Tax Purposes or of any investment tax credit amounts of a Partnership will require the Consent of each Partner affected thereby.

    Amendment by General Partner without the Consent of the Limited Partners. The General Partner may, without the Consent of the Majority Interest, amend the Partnership Agreement to effect any change therein for the benefit or protection of the Limited Partners, including, without limitation:

    (i) to add to the representations, duties or obligations of the General Partner or to surrender any right or power granted to the General Partner;

    (ii) to cure any ambiguity in, or to correct or supplement, any provision thereof;

    (iii) to preserve the status of a Partnership as a limited partnership for federal income tax purposes (or under the Delaware Act or any other applicable law);

    (iv) to delete or add any provision thereof or thereto required to be so deleted or added by the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any blue sky commission) or by any Administrator or similar official;

    (v) to permit the Units to fall within any exemption from the definition of plan assets contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

    (vi) under certain circumstances, to amend the allocation provisions thereof, in accordance with the advice of Tax Counsel, the Accountants or the IRS, to the minimum extent necessary; and

    (vii) to change the name of a Partnership or the location of its principal office.



                         TRANSFER OF UNITS


Withdrawal

    A Limited Partner may withdraw from a Partnership only by Assigning or having redeemed all Units owned by such Limited Partner in accordance with the terms of the Partnership Agreement.

Restrictions on the Transfer of Units

    There is no public or  secondary  market for the Units and none is expected to develop. Moreover, a Limited Partner may Assign Units owned by such Limited Partner to an Assignee only upon the satisfaction of certain conditions and subject to certain restrictions. Finally, an Assignee of any Partnership Interest will become a Substitute Limited Partner only if the General
Partner has reasonably determined that all conditions to an Assignment have been satisfied and that no adverse effect to a Partnership does or may result from the admission of such Substitute Limited Partner to a Partnership and such Assignee will have executed a transfer agreement and such other forms, including executing a power of attorney to the effect set forth in the Partnership Agreement, as the General Partner reasonably may require. Consequently, holders of Units may not be able to liquidate their investments in the event of emergencies or for any other reasons or to obtain financing from lenders who will readily accept Units as collateral.

    A Limited Partner may Assign Units held by it to any Person (an Assignee) only upon the satisfaction of certain conditions, including, but not limited to the following:

    (i) such Limited Partner and such Assignee will each execute a written Assignment instrument, in form and substance satisfactory to the General Partner, which will, among other things, state the intention of such Limited Partner that such Assignee will become a Substitute Limited Partner, evidence the acceptance by the Assignee of all of the terms and provisions of the Partnership Agreement and include a representation by both such Limited Partner and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

    (ii) such Assignee will pay to a Partnership a fee not exceeding $150.00 to the Partnership for costs and expenses reasonably incurred in connection with such Assignment.

    Furthermore, unless the General Partner will specifically Consent, no Units may be Assigned:

    (i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

    (ii) to any Person if, in the Opinion of Tax Counsel, such Assignment would result in the termination of a Partnership's taxable year or its status as a partnership for federal income tax purposes, provided that a Partnership may permit such Assignment to become effective if and when, in the opinion of Tax Counsel, such Assignment would no longer result in the termination of a Partnership's taxable year or its status as a partnership for federal income tax purposes;

    (iii)  to  any  Person  if  such  Assignment   would  affect  a
    Partnership's existence or qualification as a limited partnership under the Delaware Act or the applicable laws of any other jurisdiction in which a Partnership is then conducting business;

    (iv)  to any  Person  not  permitted  to be an  Assignee  under
    applicable  law,  including,  without  limitation,   applicable
    federal and state securities laws;

    (v) if such Assignment would result in the transfer of a Partnership Interest representing less than twenty-five (25) Units, or ten (10) Units in the case of an IRA or Qualified Plan (unless such Assignment is of the entire Partnership Interest owned by such Limited Partner);

    (vi) if such Assignment would result in the retention by such Limited Partner of a portion of its Partnership Interest representing less than the greater of (A) twenty-five (25) Units, or ten (10) Units in the case of an IRA or Qualified Plan, and (B) the minimum number of Units required to be purchased under minimum investment standards applicable to an initial purchase of Units by such Limited Partner;

    (vii) if, in the reasonable belief of the General Partner, such Assignment might violate applicable law;

    (viii) if the effect of such Assignment would be to cause the equity participation in a Partnership by benefit plan
    investors   (both   within   the   meaning   of  DOL  Reg.
    2510.3-101(f)) to equal or exceed 25%; or

    (ix)  if  such   Assignment   would   cause  an   impermissible
    percentage of Units to be owned by non-United States Citizens.

Any attempt to make any Assignment of Units in violation of the provisions of the Partnership Agreement or applicable law will be null and void ab initio and will not bind the Partnership.

    The Partnership Agreement provides further that so long as there are adverse federal income tax consequences from being treated as a publicly traded partnership for federal income tax purposes, the General Partner will not permit any interest in a Unit to be Assigned on a Secondary Market and, if the General Partner determines in its sole discretion, that a proposed assignment was effected on a Secondary Market, a Partnership and the General Partner have the right to refuse to recognize any such proposed Assignment and to take any action deemed necessary or appropriate in the General Partner's reasonable discretion so that such proposed Assignment is not in fact recognized.

    Any Assignment which results in a failure to meet the safe harbor provisions of Treasury Regulations 1.7704-1, or any substitute safe-harbor provisions subsequently established by Treasury Regulations or published notices, will be treated as causing the Units to be publicly traded. Pursuant to the Partnership Agreement, the Limited Partners will agree to provide all information respecting Assignments, which the General Partner deems necessary in order to determine whether a proposed transfer occurred on a Secondary Market.

    Assignments of Units will be recognized by a Partnership as of the first day of the Segment following the date upon which all conditions to such Assignment will have been satisfied.

Limited Right of Presentment for Redemption of Units

    A Partnership will at no time be under any obligation to redeem Units of a Limited Partner and will do so only in the sole and absolute discretion of the General Partner. Commencing with the second full calendar quarter following the Final Closing Date and at any time and from time to time thereafter until termination of a Partnership, any Limited Partner may request that a Partnership redeem, and, subject to the availability of funds and provided that a Partnership will not in any calendar year redeem Partnership Interests that, in the aggregate, exceed 2% of the total Partnership Interests outstanding as of the last day of such calendar year, with the prior Consent of the General Partner, a Partnership will redeem, for cash, up to 100% of the Partnership Interest of such Limited Partner, at the Applicable Redemption Price. The Applicable Redemption Price, with respect to any Unit, will be an amount (determined as of the date of redemption of such Unit), as follows:

    (a) during the second year of the Reinvestment Period, each Limited Partner shall receive equal to 90% of the original Capital Contribution of such Limited Partner Unit;
    (b) during the third year, each limited partner shall receive equal to 92% of the original Capital Contribution of such Limited Partner;
    (c) during the fourth year, each limited partner shall receive equal to 94% of the original Capital Contribution of such Limited Partner;
    (d) during the fifth year, each limited partner shall receive equal to 96% of the original Capital Contribution of such Limited Partner;
    (e) during the first year of the Liquidation Period, each limited partner shall receive equal to 98% of the original Capital Contribution of such Limited Partner;
    (f) during the second year of the Liquidation Period, each limited partner shall receive equal to 100% of the original Capital Contribution of such Limited Partner;

    less the sum of (i) 100% of previous distributions to such Limited Partner of uninvested Capital Contributions, (ii) 100% of previous distributions of Distributable Cash, (iii) 100% of any previous allocations to such Limited Partner of investment tax credit amounts and (iv) the aggregate amount, not exceeding $150.00, of expenses reasonably incurred by a Partnership in connection with the redemption such Unit.

    provided, however, that in no event will the applicable redemption price computed under clauses (a) through (f) exceed an amount equal to such Limited Partner's Capital Account balance as of the end of the calendar quarter preceding such redemption minus cash distributions which have been made or are due to be made for the calendar quarter in which the redemption occurs (for a redemption of all Units owned by such Limited Partner or that portion of such amount which is proportionate to the percentage of such Limited Partner's Units which are redeemed in the case of partial redemptions).

    There can be no assurance that the Applicable Redemption Price will in any way reflect the fair market value of the Units at the time of redemption.

    The availability of funds for the redemption of any Unit will be subject to the availability of sufficient Distributable Cash. In this connection, it should be noted that the General Partner intends to reinvest a substantial portion of a Partnership's Cash From Operations and substantially all Cash From Sales during the Reinvestment Period. Furthermore, Units may be redeemed only if such redemption would not impair the capital or the Operations of the Partnership and would not result in the termination under the Code of a Partnership's taxable year or of its federal income tax status as a partnership. Any amounts used to redeem Units will reduce a Partnership's funds available to make Investments and distributions to the remaining Partners. In the event that a Partnership receives requests to redeem more Units than there are funds sufficient to redeem, the General Partner will honor redemption requests in the order in which duly executed and supported redemption requests are received. The General Partner will use its reasonable efforts to honor requests for redemptions of Units with the same request date first as to Hardship
Redemptions, second so as to provide liquidity for IRAs or Qualified Plans to meet required distributions and finally as to all other redemption requests. A Limited Partner desiring to have a portion or all or his Units redeemed will submit a written request to the General Partner on a form approved by the General Partner duly signed by all owners of such Units on the books of a Partnership. Redemption requests hereunder will be deemed given on the earlier of the date the same is (i) personally delivered with receipt acknowledged, or (ii) mailed by certified mail, return receipt requested, postage prepaid, at the General Partners address set forth herein. Requests arising from death, major medical expense and family emergency related to disability or a material loss of family income, (collectively Hardship Redemptions) will be treated as having been received at 12:01 A.M. EST and all other requests will be deemed received with the start of the business day during which received. Within the times specified above, the General Partner will accept or deny each redemption request. The General Partner will, in its sole discretion, decide whether a redemption is in the best interest of a Partnership.

Certain Consequences of Transfer

    Any Units tendered to, and accepted by, a Partnership for redemption will be canceled when redeemed and, as of the date of such redemption, will no longer represent a Partnership Interest. In the event that any Limited Partner will Assign all Units owned by such Limited Partner, or have all such Units accepted for redemption by a Partnership, such Limited Partner will thereupon cease to be a Limited Partner and will no longer have any of the rights or privileges of a Limited Partner in a Partnership. Whether or not any Assignee becomes a Substitute Limited Partner, however, the Assignment by a Limited Partner of such Limited Partner's entire Partnership Interest will not release such Limited Partner from liability to a Partnership to the extent of any portion of such Limited Partner's Capital Contribution not yet paid and of any distributions (including any return of or on such Limited Partner's Capital Contribution) made to such Limited Partner in violation of the Delaware Act or other applicable law.





                               A-116

    The  sale of Units  by a  Limited  Partner  may  result  in the
recapture  of  all  of  the  depreciation   deductions   previously
allocated to such Limited Partner. See the FEDERAL INCOME TAX CONSEQUENCES--Sale or Other Disposition of Partnership Interest.

    Neither the General Partner nor any of its Affiliates (i.e., no Affiliate Limited Partner) may redeem their Partnership Units, if any.

    Gain or loss realized on the redemption of a Unit by a Limited Partner who holds his Units as a capital asset and who has held such Unit for more than one year, will be capital gain or loss, as the case may be, except that any gain realized will be treated as ordinary income to the extent attributable to the Limited Partner's share of potential depreciation recapture on a Partnership's Equipment, substantially appreciated inventory
items  and  unrealized   receivables.   See  FEDERAL   INCOME  TAX
CONSEQUENCES--Treatment of Cash Distributions Upon Redemption.



                     REPORTS TO LIMITED PARTNERS


Annual Reports

    By March 15 of each Fiscal Year, the General Partner will deliver to each Limited Partner a statement of such Partner's share of a Partnership's income, gains, losses, deductions, and items thereof, and credits, if any, for the Fiscal Year most recently completed to enable such Limited Partner to prepare his federal income tax return.

    Within 120 days after the end of a Partnership's fiscal year, the General Partner will send to each Person who was a Limited Partner at any time during such Fiscal Year an annual report including, among other things:

    (i) financial statements for a Partnership for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Partners' equity, which will be prepared as required by the Partnership Agreement and accompanied by an auditor's report containing an opinion of the Accountants;

    (ii) a breakdown (by source) of distributions made during such Fiscal Year to the General Partner and the Limited Partners;

    (iii) a status report with respect to each item of Equipment and each Financing Transaction which individually represents at least 10% of the aggregate Purchase Price of a
    Partnership's Investments at the end of such Fiscal Year, including (among other things) information relevant to the condition and utilization of such Equipment or the collateral securing such Financing Transaction;

    (iv) a breakdown of the compensation paid to, and any amounts reimbursed to, the Sponsor and a summary of the terms and conditions of any contract with the Sponsor which was not filed as an exhibit to the Registration Statement of which this Prospectus forms a part any other Programs of the Sponsor demonstrating the allocation thereof between a Partnership and such other Programs;

    (v) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners in accordance with the Partnership Agreement, certain information regarding Investments made by a Partnership during such Fiscal Year.

Quarterly Reports

    Within 60 days after the end of each of the first three Fiscal Quarters in any Fiscal Year, the General Partner will send, to each Person who was a Limited Partner at any time during such Fiscal Quarter, an interim report for such Fiscal Quarter including, among other things:

    (i) unaudited financial statements for a Partnership at and for such Fiscal Quarter, including a balance sheet and related statements of operations, cash flows and changes in Partners' equity;

    (ii) a tabular summary of the compensation paid to, and any amounts reimbursed to, the Sponsor, including (among other things) a statement of the services performed or expenses incurred in consideration therefor and a summary of the terms and conditions of any contract with the Sponsor which was not filed as an exhibit to the Registration Statement of which this Prospectus forms a part; and

    (iv) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners in accordance with a Partnership Agreement, certain information regarding Investments made by a Partnership during such Fiscal Quarter.



                        PLAN OF DISTRIBUTION


    Subject to the conditions set forth in this Prospectus and in accordance with the terms and conditions of the Partnership
Agreement, pursuant to the Dealer-Manager Agreement between a Partnership and the Dealer-Manager, a Partnership will offer through the Dealer-Manager, on a best efforts basis, a Maximum Offering of 750,000 Units per Partnership, all of which are priced at $100 per Unit (except for certain Units which may be purchased by Affiliated Limited Partners for the Net Unit Price of $92.00 per Unit). The minimum subscription is 25 Units (10 Units for IRAs and Qualified Plans, including Keogh plans except in certain states as set forth in the INVESTOR SUITABILITY AND
MINIMUM   INVESTMENT    REQUIREMENTS;    SUBSCRIPTION   PROCEDURES
Section).   See  INVESTOR  SUITABILITY   STANDARDS--Minimum   Unit
Purchase.

    The Offering Period for ICON Eight B will begin following the Closing of ICON Eight A. The Offering is expected to terminate not later than September 30, 1999 for ICON Eight A and September 30, 2000 for ICON Eight B, provided that in no event will the Offering Period for any Partnership continue for longer than twenty four months. The General Partner has a reasonable period of time (generally not in excess of 5 business days) to conclude a Partnership's closing after the termination of such Partnership's Offering. The sale of Units in 1999 in various states may require extensions of the Offering permits by their state securities commissions, which extensions may not be granted. Each Offering Period may be terminated at the option of the General Partner at any time during the Offering Period.

    Only one Partnership will accept subscriptions at a time. An individual subscription may not specify in which of the Partnerships a subscriber wishes to invest. Subscription payments not applied to the purchase of Units of a Partnership will be retained in escrow, carried over and automatically deemed a subscription for Units in the next Partnership in this program. Accordingly, subscribers will generally not have the right to withdraw or receive their funds from the Escrow Account unless and until the Offering of ICON Eight B is terminated, which may be as late forty eight (48) months after the effective date of this Prospectus.

    Units will be sold primarily through the Selling Dealers and to a limited extent by the Dealer-Manager. Each Partnership will pay to the Selling Dealer or the Dealer-Manager, as the case may be, a Sales Commission equal to 8.0% of the Gross Offering Proceeds from the sale of such Units (except for Units sold to Affiliated Limited Partners, as to which no Sales Commission is payable) from Gross Offering Proceeds of such sales.

    Generally, Units are purchased by all subscribers at a price of $100.00 per Units except for:

    (a) officers, employees and securities representatives of the General Partner, its Affiliates and Selling Dealers (Affiliated Limited Partners) who may purchase Units for investment purposes only for the Net Unit Price of $92.00 per Unit. A Partnership will incur no obligation to pay any Sales Commissions with respect to such purchases. The General Partner's and its Affiliates' purchases of Units are limited to a maximum of 10% of the total Units purchased.

    The total marketing compensation to be paid to the Dealer-Manager and all participating Selling Dealers in connection with the Offering of Units in the Partnerships, including Sales Commissions and Underwriting Fees, will not exceed a maximum of 10.0% of the Gross Offering Proceeds (except that the General Partner may pay bona fide due diligence fees and expenses incurred by the Dealer-Manager and prospective Selling Dealers from its O & O Expense Allowance up to the lesser of (i) an additional 1/2 of 1% of such Gross Offering Proceeds or (ii) the maximum amount allowable under the NASD Rules of Fair Practice). Any payments made in connection with due diligence activities will only be paid on a fully accountable basis and only for bona fide due diligence activities. Amounts paid or advanced for Sales Commissions and due diligence fees and expenses will be made only for bona fide sales or due diligence activities as evidenced by receipt of duly executed subscription documents (in the case of sales) and an invoice and other evidence satisfactory to the General Partner confirming the nature and cost of due diligence activity performed (in the case of due diligence activities). The sums which may be expended in connection with due diligence activities are included in the O & O Expense Allowance paid by each Partnership to the General Partner. See SUMMARY OF COMPENSATION.

    The Dealer-Manager Agreement and the Selling Dealer Agreements contain provisions for the indemnification of the Dealer-Manager and participating Selling Dealers by a Partnership with respect to certain liabilities, including liabilities arising under the Securities Act. The Dealer-Manager may be deemed to be an underwriter for purposes of the Securities Act in connection with this Offering.

Segregation of Subscription Payments

    Commencing on the effective date of this Prospectus and until subscriptions for 12,000 Units (or 37,500 Units per Partnership
in the case of residents  of  Pennsylvania)  have been  accepted by the General Partner and such subscribers have been admitted as Limited Partners on the Initial Closing Date (or a subsequent
Closing Date in the case of Pennsylvania residents), all funds received by the Dealer-Manager from subscriptions for Units will be placed in an escrow account, at a Partnership's expense, with or another banking institution designated by the General Partner, as escrow agent. Thereafter, funds received through the
Termination Date will be deposited in the Qualified Subscription Account maintained by a Partnership.

    The General Partner will promptly accept or reject subscriptions for Units after its receipt of a prospective investor's Subscription Documents and subscription funds. Each subscriber has the right to cancel his or her subscription during a period of five business days after the date of his or her executed Subscription Agreement. The Initial Closing Date will be as soon as practicable after the receipt and acceptance by a Partnership of subscriptions for 12,000 Units (excluding for such purpose subscriptions from residents of Pennsylvania). Subsequent to the Initial Closing Date, it is anticipated that daily Closings will be held (provided the number of Units subscribed for is sufficient to justify the burden and expense of a Closing). Once subscriptions for a total of 37,500 Units per Partnership (including subscriptions from residents of Pennsylvania), all subscription payments then remaining in escrow would be released from escrow and the escrow agreement would be terminated. Thereafter subscription payments would continue to be deposited with the Bank of New York (NJ) in a special, segregated, subscription account of a Partnership which will be maintained during the Offering Period for the receipt and investment of subscription payments. At each Closing, a Partnership will admit as Limited Partners, effective as of the next day, all subscribers whose subscriptions have been received and accepted by a Partnership and who are then eligible to be admitted to a Partnership (e.g., Pennsylvania subscribers are not eligible to be admitted to the Partnership prior to sale of 37,500 Units per Partnership) for the funds representing such subscriptions will be released from the escrow account or from a Partnership's segregated subscription account (as the case may be) to a Partnership.

    Interest earned, if any, on subscription funds of subscribers who are accepted and admitted to a Partnership will be remitted to the subscribers by the Escrow Agent or the General Partner as soon as practicable after their admission. If 12,000 Units have not been subscribed for on or before the anniversary of the date on the Cover of this Prospectus (which is dated as of the Effective Date) (or, in the case of each subscriber from
Pennsylvania, if 37,500 Units per Partnership have not be sold within 120 days of the Escrow Agent's receipt of such subscription, and such subscriber has been offered and has elected to rescind his or her subscription), then a Partnership will direct the Escrow Agent to release the applicable subscription payments from escrow and return them promptly to the related subscribers, together with all interest earned thereon, in which case such Partnership will be terminated. The procedure described in the preceding sentence will be applied to return subscription payments (if any) which are held in the Escrow Account for twelve months from the date of this Prospectus. In addition, any Net Proceeds from the sale of Units in a Partnership which have not been invested or committed for investment within two years after the Effective Date (except for Reserve and necessary operating capital) will be returned, without interest, to the Limited Partners in proportion to their respective Capital Contributions. Any such returned proceeds will include, in addition, a return of the proportionate share of the O & O Expense Allowance, Underwriting Fees and any Sales Commissions paid to the General Partner or any of its Affiliates. See INVESTMENT OBJECTIVES AND POLICIES - Return of Uninvested Net Proceeds.



     INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
                       SUBSCRIPTION PROCEDURES


General Suitability Considerations

    Among the reasons for establishing investor suitability standards and minimum dollar amounts of investment is that there is no public market for the Units, which are not freely transferable, and none is expected to develop. Accordingly, only Persons able to make a long-term investment and who have adequate financial means and no need for liquidity with regard to their investment should purchase Units. Investors subscribing for Units should carefully consider the risk factors and other special considerations (including the lack of a market for Units and the resulting long-term nature of an investment in Units) described under RISK FACTORS--Partnership and Investment Risks-- Restricted Transferability and Illiquidity of Units, TRANSFER OF UNITS--Restrictions on the Transfer of Units and --Limited Right of Presentment. An investment in Units is not appropriate for investors who must rely on cash distributions with respect to their Units as their primary, or as an essential, source of income to meet their necessary living expenses.

State  Requirements   Concerning  Minimum  Investment  and  Minimum
Investor Net Worth/Income

    Minimum Investment. All Investors other than Qualified Plans and IRAs: The minimum number of Units an investor may purchase is 25 Units (other than residents of Nebraska, for whom the minimum investment is 50 Units).

Qualified Plans and IRAs: The minimum number of Units which a Qualified Plan and an IRA may purchase is 10 Units.

    Minimum Net Worth/Income. Except with respect to Qualified Plans and IRAs and except for residents of states with higher suitability standards (as described below), Units will be sold during the Offering only to an investor who represents, in writing:

    (i) that such investor has either (A) both a net worth of at least $30,000 in excess of Capital Contributions required to be made in respect of Units subscribed for by such investor and an annual gross income of at least $30,000, or (B) irrespective of annual gross income, a net worth of at least $75,000 or that such investor is purchasing in a fiduciary capacity for a Person who meets either such condition, or

    (ii) that such investor satisfies the suitability standards applicable in such investor's state of residence or domicile, if such standards are more stringent (as listed in --Certain
    State   Requirements   paragraph   below  or  in  the  current
    Supplement to this Prospectus).

All computations of net worth for purposes of all suitability standards (whether described above or below) exclude the value of such investor's home, home furnishings and personal automobiles and, in connection therewith, all of such investor's assets must be valued at their fair market value.

    If an investor is a Qualified Plan or an IRA, such investor must represent (i) that the IRA owner or the participant in the self-directed Qualified Plan satisfies the foregoing standards, or (ii) if other than a self-directed Qualified Plan, that the Qualified Plan satisfies the foregoing suitability standards.

    Each investor must execute a copy of the Subscription Agreement, the form of which is included as an exhibit to the Registration Statement of which this Prospectus forms a part, or an Assignment instrument or other writing, to evidence such investor's compliance with such standards and the requirements of applicable laws.

    Certain State Requirements. Suitability. More stringent investor suitability standards than those established by the Partnership apply to North Dakota and South Dakota investors. Residents of North Dakota and South Dakota must have either (a) a minimum annual gross income of $45,000 and a minimum net worth of $45,000 (net worth shall be determined exclusive of the net fair market value of (i) home, (ii) home furnishings and (iii) automobiles) or (b) a minimum net worth of $150,000 (determined as above).

    Legending of Unit certificates issued to residents of California. The California Corporations Commissioner requires that certificates evidencing ownership of Units for all Units issued, or subsequently transferred, to Persons who are residents of, or who are either domiciled or actually present in, the State of California, must bear the following legend restricting transfer:

    IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF A LIMITED PARTNERSHIP INTEREST, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

    Fiduciary  and  Qualified  Plan  Subscriptions.  When Units are
purchased for fiduciary accounts, such as trusts and retirement plans, the foregoing conditions must be met either by the fiduciary account or by the Person who directly or indirectly supplies the funds for the purchase of Units. In the case of gifts to minors by a donor, the foregoing conditions must be met by the donor who directly or indirectly supplies the funds for such purchase. A transferee will be required to comply with all of the foregoing requirements as a condition to admission as a Substitute Limited Partner.

    In addition, it should be noted that an investment in a Partnership will not, in and of itself, create an IRA or Qualified Plan and that, in order to create an IRA or Qualified Plan, an investor must itself comply with all applicable provisions of the Code and ERISA. IRAs or Qualified Plans, and other tax-exempt organizations, when making a decision concerning an investment in a Partnership, should consider the following:

    (i)  any  income  or  gain  realized  by  such  entity  will be
    unrelated   business   taxable  income  and  subject  to  the
    unrelated business tax;

    (ii) investments in a Partnership made by Qualified Plans and IRAs may cause a pro rata portion of such Partnership's assets to be considered to be plan assets with respect to such entities for purposes of ERISA and the excise taxes imposed by
    Section 4975 of the Code; and

    (iii) such entities, since they are exempt from federal income taxation, will be unable to take full advantage of the tax benefits, if any, generated by a Partnership.

See RISK FACTORS--Federal Income Tax Risks and ERISA Matters -- Unrelated Business Income, FEDERAL INCOME TAX CONSEQUENCES --
Taxation   of   Employee   Benefit   Plans  and  Other   Tax-Exempt
Organizations and INVESTMENT BY QUALIFIED PLANS.

    A Fiduciary  or  Investment  Manager (as such terms are defined
in  Sections  3(21)  and  3(38)  of  ERISA,   respectively)   of  a
Qualified Plan or IRA or a fiduciary of another tax-exempt organization should consider all risks and investment concerns, including those unrelated to tax considerations, in deciding whether an investment in a Partnership is appropriate and economically advantageous for a Qualified Plan or other
tax-exempt   organization.    See   RISK   FACTORS,   INVESTMENT
OBJECTIVES AND POLICIES, FEDERAL INCOME TAX CONSEQUENCES and INVESTMENT BY QUALIFIED PLANS.

    Although the General Partner believes that Units may represent suitable investments for individuals, Qualified Plans, IRAs and many  different  types  of  entities,  Units  may  not be  suitable investments for such entities due to tax rules of particular application to certain types of entities. (For example, the General Partner believes that Units will generally not be a suitable investment for charitable remainder trusts.) Furthermore, the foregoing standards represent minimum requirements, and a Person's satisfaction of such standards alone does not mean that an investment in a Partnership would be suitable for such Person. A prospective investor should consult his personal tax and financial advisors to determine whether an investment in a Partnership would be advantageous in light of his particular situation.

    Transfer. Units are subject to substantial transfer restrictions and may be transferred only under certain circumstances and subject to certain conditions (see TRANSFER OF UNITS -- Restrictions of Transfer of Units), including, among others, that Units may be sold only to an Assignee who meets all applicable suitability standards and any Limited Partner making an Assignment of Units may also become subject to the securities laws of the state or other jurisdiction in which the transfers are deemed to take place. Furthermore, following a transfer of less than all of the Units owned by any Limited Partner, each Limited Partner must generally retain a sufficient number of Units to satisfy the minimum investment standards applicable to such Limited Partner's initial purchase of Units. In the case of a transfer in which a member firm of the National Association of Securities Dealers, Inc. (NASD) is involved, such firm must be satisfied that a proposed Assignee of Units satisfies the suitability requirements as to financial position and net worth specified in Section 3(b) of Appendix F to the NASD's Rules of Fair Practice and must inform the proposed Assignee of all pertinent facts relating to the liquidity and marketability of the Units during the term of any investment therein.

Subscriber Representations

    By signing and initialing the block provided in Section 5 of the Subscription Agreement and paying for Units, each investor makes the representations contained such Section 5 (except as provided to the contrary therein) and will be bound by all the terms thereof. In addition, each investor acknowledges in his Subscription Agreement that his subscription is subject to acceptance by the General Partner, in its sole discretion, and may be rejected in whole or in part for any reason.

    The  representations   made  by  each  subscriber  (except  for
certain of the representations which may not be made by the residents of certain states as noted on such Page C-4) are set forth on page C-3 of Exhibit C to this Prospectus and confirm that each subscriber signing the Subscription Agreement: (i) has received a copy of the Prospectus; (ii) has read the General Instructions (on Page C-2) of the Subscription Agreement; (iii) that an investment in Units is not liquid; and (iv) that the General Partner may rely upon the accuracy of the factual data concerning such subscriber which is contained in the Subscription Agreement (including, without limitation, that (A) if such investor is an IRA, Qualified Plan or other Benefit Plan, has accurately identified itself as such; (B) has accurately identified himself as either a U.S. Citizen or non-U.S. Citizen (i.e., as determined in the manner described under Citizenship below) and (C) has accurately reported his federal taxpayer identification number and is not subject to backup withholding of federal income taxes). Specifically, by representing whether he is a United States Citizen, Resident Alien or resident of another country, each subscriber will be deemed to have made a representation as to whether he is or is not a United States
Person  as  defined  in  Section   7710(a)(30)  of  the  Code.  In
addition,  each  subscriber  appoints  the  General  Partner as his true and lawful attorney-in-fact to execute such documents (including the Partnership Agreement) as may be required for the such subscriber's admission as a Limited Partner.

    Each Partnership will require such  representations  to be made by each subscriber in order to assist NASD-registered securities sales representatives, Selling Dealers and the Dealer-Manager to determine whether an investment in Units is suitable for such subscriber. The General Partner will rely upon the accuracy and completeness of the subscriber's representations in complying with its obligations under applicable state and federal securities laws and may assert such representations as a defense against the subscribers or securities regulatory agencies.

    Each subscriber is also instructed on Page C-2 of the Subscription Agreement that: (a) no offer to sell Units may be made except by means of the Prospectus and, consequently, (b)
SUBSCRIBERS SHOULD NOT RELY UPON ANY ORAL STATEMENTS BY ANY PERSON, OR UPON ANY WRITTEN INFORMATION OTHER THAN AS SPECIFICALLY SET FORTH IN THE PROSPECTUS AND SUPPLEMENTS THERETO OR IN PROMOTIONAL BROCHURES CLEARLY MARKED AS BEING PREPARED AND AUTHORIZED BY THE GENERAL PARTNER, ICON CAPITAL CORP., OR BY THE DEALER-MANAGER, ICON SECURITIES CORP., FOR USE IN CONNECTION WITH OFFERING OF UNITS TO THE GENERAL PUBLIC BY MEANS OF THE
PROSPECTUS. Each subscriber is hereby further advised that an investment in Units of a Partnership involves certain risks including,  without  limitation,  the  matters  set  forth  in this
Prospectus  under  the  captions  Risk  Factors,   Conflicts  of
Interest,  Management  and  Income  Tax  Considerations.  Each
subscriber is hereby advised that the representations set forth herein do not constitute a waiver of any of such subscriber's rights under the Delaware Limited Partnership Act and applicable federal and state securities laws. Each subscriber is hereby instructed that: (a) the Units are subject to substantial restrictions on transferability; (b) there will be no public market for the Units; and (c) it may not be possible for subscriber to readily liquidate his investment in the Partnership in question, if at all, even in the event of an emergency. Any transfer of Units is subject to the General Partner's approval and must comply with the terms of Section 10 of the Partnership Agreement. In particular, any purchaser or transferee must satisfy the minimum investment and investor suitability standards for his domiciliary state. See INVESTOR SUITABILITY AND MINIMUM
INVESTMENT   REQUIREMENTS;    SUBSCRIPTION   PROCEDURES.   Various
states may also impose more stringent standards than the general requirements. See INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES. In addition, the State of California has additional transfer requirements as summarized in the following legend:

IT  IS  UNLAWFUL  TO   CONSUMMATE  A  SALE  OR  TRANSFER  OF  THIS
SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

    Each subscriber's acknowledgment that he has received this Prospectus and the instruction that he should rely on no information other than that contained in this Prospectus, are required in order that the General Partner may make an informed judgment as to whether it should accept such subscriber's offer to subscribe for Units. The General Partner recognizes that in the sales process of this Offering a potential subscriber will usually discuss a Partnership with his registered representative. It is possible that a subscriber may misunderstand what he is told or that someone might tell him something different from, or contrary to, the information contained in this Prospectus. Additionally, a subscriber might be relying on something he read or heard from sources for which the neither the Dealer-Manager nor the General Partner is responsible, over which they have no control and which contradicts the data and information contained in this Prospectus. If a subscriber becomes a Limited Partner and later makes claims against a Partnership, the Dealer Manager and/or the General Partner alleging that he did not receive a Prospectus for this Offering or that although he did receive a Prospectus, he relied upon information that is contradictory to that disclosed in this Prospectus, then each Partnership, the Dealer Manager and the General Partner anticipate that they will rely upon the acknowledgment and receipt of this Prospectus and the instruction concerning non-reliance on any Offering material other than this Prospectus as evidence that such subscriber did, in fact, receive a Prospectus and that such subscriber was properly notified that he should not rely upon any information other than the information disclosed in this Prospectus.

    The General Instructions on Page C-2 also ask a potential investor to review the disclosure in this Prospectus concerning certain conflicts of interest faced by a Partnership's management and certain risks involved in an investment in a Partnership and that any federal income tax benefits which may be available as a result of such purchase may be adversely affected as set forth in this Prospectus under the captions Risk Factors, Conflicts of Interest, Management and Income Tax Considerations. Such instruction has been included because, since the investment involves inherent conflicts of interest and risks as disclosed in this Prospectus, the General Partner does not intend to admit a subscriber as a Limited Partner unless it has reason to believe that the investor is aware of the risks involved with an investment in a Partnership. If a subscriber becomes a Limited Partner and later makes claims against a Partnership, the Dealer Manager and/or the General Partner to the effect that he was not aware that an investment in a Partnership involved the inherent risks described in this Prospectus, each Partnership, the Dealer Manager and the General Partner anticipate that they will rely upon this instruction as evidence that such subscriber had been aware of the degree of risks involved in an investment in such Partnership for the reasons set forth in this Prospectus under Risk Factors.

    Each Selling Dealer must countersign each Subscription Agreement for subscribers solicited by such firm. By such signature, each Selling Dealer selling Units to a subscriber certifies that it has obtained information from the subscriber sufficient to enable it to determine that the subscriber has satisfied the suitability standards named thereon. Since each Partnership, the Dealer Manager and the General Partner will not have had the opportunity to obtain such information directly from the subscriber, the General Partner will rely on such representation so as to determine whether to admit a subscriber to such Partnership as a Limited Partner. If a subscriber becomes a Limited Partner and later makes claims against a Partnership, the Dealer Manager and/or the General Partner alleging that the Units sold to him were not a suitable investment for him because he did not meet the financial requirements contained in the investor suitability standards, such Partnership, the Dealer Manager and the General Partner anticipate that they will rely upon such representation as evidence that such subscriber met such financial requirements.

    The representation that a subscriber has agreed to all the terms and conditions of the Partnership Agreement is necessary because the General Partner and each Limited Partner are bound by all of the terms and conditions there of, notwithstanding that the Limited Partners do not actually sign the Partnership
Agreement. Since the Partnership Agreement is not actually signed by each subscriber but pursuant to powers of attorney granted in the Subscription Agreement, the General Partner thereby obligates each subscriber to each of the terms and conditions of the Partnership Agreement. If a subscriber becomes a Limited Partner and later makes claims against a Partnership, the Dealer Manager and/or the General Partner that he did not agree to be bound by all of the terms of the Partnership Agreement and the Subscription Agreement, such Partnership, the Dealer Manager and the General Partner anticipate that they will rely upon such representation and the power of attorney as evidence of the subscriber's agreement to be bound by all the terms of such agreement.

Citizenship

    Federal law restricts the extent to which aircraft and marine vessels which are to be registered in the United States may be owned or controlled by Persons who are not United States
Citizens.   For  these  purposes,   United  States   Citizens  is
defined to include (i) individuals who are citizens of the United States or one of its possessions, (ii) partnerships in which each partner is an individual who is a citizen of the United States, in the case of aircraft, or in which at least 75% of the equity in the partnership is held by citizen of the United States, in the case of vessels, (iii) certain trusts, the trustees of which are citizens of the United States (provided that, in the case of aircraft, persons who are not citizens of the United States or resident aliens do not possess more than 35% of the aggregate power to direct or remove the trustee, and in the case of vessels, each of the beneficiaries of the trust is a citizen of the United States), and (iv) domestic corporations of which the president (and the chairman of the board of directors, in the case of vessels) and two-thirds or more of the members of the board of directors and other managing officers are citizens of the United States and in which at least 75% of the voting interest (or, in the case of certain vessels, a majority voting interest) is owned or controlled by Persons who are citizens of the United States.

    As a consequence of those rules, a Partnership may cause title to certain aircraft and vessels to be held by a trust of which a Partnership is the sole beneficiary by a limited partnership beneficially owned by a Partnership or a limited liability company of which the Partnership is a member. See RISK FACTORS -- Business Risks - Risk of Loss of Equipment Registration. In addition, each investor will be required to represent and warrant whether or not the investor is a United States Citizen, and subscriptions will be accepted from only a limited number of
Persons  who  are  not  United  States   Citizens.   See  PLAN  OF
DISTRIBUTION -- Offering of Units. The General Partner will not admit a non-United States Citizen as if such admission would result in the potential invalidation of Equipment registration. See RISK FACTORS -- General -- Limited Transferability of Units.

Special Limit on Ownership of Units by Benefit Plans

    To avoid classification of a pro rata portion of a Partnership's underlying assets as plan assets of investors which are benefit plan investors, each Partnership intends to restrict the ownership of Units by benefit plan investors to less than 25% of the total value of outstanding Units at all times. (See INVESTMENT BY QUALIFIED PLANS -- Plan Assets.)

Minimum Investment and Suitability Standards

    Each Selling Dealer Agreement and the Dealer-Manager Agreement each requires that the broker-dealer selling Units in a Partnership make diligent inquiry, as required by law, of each prospective investor to determine whether a purchase of Units is suitable for such Person in light of his or her circumstances and, if so and upon receipt of a subscription for Units, to promptly transmit to the General Partner all Subscription Monies and duly executed Subscription Agreements and related documents received by them.

    To demonstrate that its registered representative has complied with Sections 3(b) and 4(d) of Appendix F of Article III, Section 34 of the NASD Rules of Fair Practice in connection with the Offering of Units to an investor, each Selling Dealer is required to countersign each Subscription Agreement solicited by its registered representative to confirm that such Selling Dealer had reasonable grounds to believe (based on information requested from the investor concerning investment objectives, other investments, financial situation and needs, as well as any other information known to such registered representative) that (i) the proposed investment in a Partnership is suitable for such investor, (ii) such Selling Dealer or registered representative had delivered a copy of this Prospectus to the investor at the time of or prior to solicitation of the subscription, (iii) such Selling Dealer or registered representative has informed the investor of the lack of liquidity and marketability of the investment and (4) such Selling Dealer or registered representative has confirmed that the investor's signature or the signature of the authorized Person appears on the subscribing document where required.

How to Subscribe

    An investor who meets the suitability standards set forth above may subscribe to acquire Units. Subscribers must personally execute the Subscription Agreement and deliver to a securities sales representative a check for all Subscription Monies payable in connection with such subscription, made payable as provided in the next paragraph, in order to subscribe for Units. In the case of IRA, SEP and Keogh plan owners, both such owners and the plan fiduciary (if any) must sign the Subscription Agreement. In the case of donor trusts or other trusts in which the donor is the fiduciary, such donor must sign the subscription agreement. In the case of other fiduciary accounts in which the donor neither exercises control over, nor is a fiduciary, the plan fiduciary alone may sign the Subscription Agreement.

    Until subscriptions for 12,000 Units (or 37,500 Units per Partnership in the case of residents of Pennsylvania) are received by the Partnership, checks for the payment of Subscription Monies should be made payable to -- ICON Income Fund Eight Escrow Account for deposit into such Escrow Account. After the Initial Closing Date, checks for the payment of Subscription Monies should be made payable to ICON Income Fund
Eight   Subscription   Account   for  deposit   into  a  Qualified
Subscription Account.

    The General Partner will promptly review, and accept or reject (in its sole and absolute discretion), each subscription. Investors whose subscriptions are accepted by the General Partner will receive prompt written confirmation of such acceptance from the General Partner or its agents.

    The General Partner and any Affiliate of the General Partner and the Selling Dealers (and their respective officers and employees) will have the right, but not the obligation, to subscribe for and purchase Units for their own account for investment purposes, subject to the terms and conditions contained herein, including purchases of Units on or before the Initial Closing Date, which will count, to the extent of 600 Units, toward the achievement of the Minimum Offering. All Units purchased by such parties will be purchased solely for investment purposes and not with a present view towards resale or distribution. The General Partner and its Affiliates (and their respective officers and employees) may not purchase more than ten (10%) percent of all Units subscribed for by all non-Affiliated Persons.

    The NASD's Rules of Fair Practice require that any member of, or Person associated with, the Dealer-Manager or a Selling Dealer who sells or offers to sell Units must make every reasonable effort to assure that such potential subscriber is a suitable investor for a Partnership investment in light of such subscriber's age, education level, knowledge of investments, need for liquidity, net worth and other pertinent factors and further requires each selling broker and each subscriber to make such determination of suitability. The State of Maine requires us to inform you that the Dealer-Manager and each Person selling Units cannot rely upon representations made by a subscriber in a Subscription Agreement alone in making a determination of the suitability of the investment for such subscriber.

Admission of Partners; Closings

    Subscribers will be admitted to a Partnership as Limited Partners, and will for all purposes become and be treated as Limited Partners, as of the first day immediately following the Initial Closing Date or the Final Closing Date or any subsequent Closing Date (other than the Final Closing Date), as the case may be, next following the acceptance of their subscriptions by the General Partner and the receipt by the General Partner of all Subscription Monies payable in connection therewith. Upon the determination by the General Partner that the Minimum Offering has been achieved, the General Partner will set the Initial Closing Date. Following the Initial Closing Date, a Closing may be held each day.


                           SALES MATERIAL


    In addition to and apart from this Prospectus, a Partnership will utilize certain sales material in connection with the Offering of Units. This material may include reports describing the General Partner and its Affiliates, summary descriptions of Investments (including, without limitation, pictures of Equipment or facilities of Lessees), materials discussing the Prior Programs and a brochure and audio-visual materials or taped presentations highlighting various features of this Offering. The General Partner and its Affiliates may also respond to specific questions from Selling Dealers and prospective investors. Business reply cards, introductory letters or similar materials may be sent to Selling Dealers for customer use, and other information relating to this Offering may be made available to Selling Dealers for their internal use. However, this
Offering is made only by means of this Prospectus. Except as described herein or in Supplements hereto, each Partnership has not authorized the use of other sales materials in connection with this Offering. Although the information contained in such material does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete and should not be considered as a part of this Prospectus or the Registration Statement of which this Prospectus is a part, or as incorporated in this Prospectus or the Registration Statement by reference or as forming the basis of this Offering of the Units described herein.

    No dealer, salesman or other Person has been authorized to give any information or to make any representations other than those contained in this Prospectus or in Supplements hereto or in supplemental sales literature issued by a Partnership and described in this Prospectus or in Supplements hereto, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the Units to which it relates or any of such Units to any Person in any jurisdiction in which such solicitation is unlawful. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date.


                            LEGAL MATTERS


    The legality of the securities offered hereby and the tax matters set forth under Federal Income Tax Consequences will be passed upon for the Partnerships by Day, Berry & Howard LLP, Boston, Massachusetts.


                               EXPERTS


    The audited balance sheet of ICON Income Fund Eight A L.P. as of May 6, 1998 and the audited financial statements of ICON Capital Corp. as of March 31, 1998 and 1997 and for each of the years then ended, have been included herein and in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, upon the authority of said firm as experts in accounting and auditing.


                       ADDITIONAL INFORMATION


    A Registration Statement under the Securities Act has been filed with the Securities and Exchange Commission, Washington, D.C., with respect to the securities offered hereby. This
Prospectus,  which  forms  a  part  of the  Registration  Statement
filed  with  the  Securities  and  Exchange  Commission,   contains
information concerning the Partnerships and includes a copy of the Limited Partnership Agreement to be utilized by the Partnerships, but does not contain all the information set forth in the Registration Statement and exhibits thereto. The information omitted may be examined at the principal office of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, without charge, and copies thereof may be obtained from such office upon payment of the fee prescribed by the Rules and Regulations of the Commission.


        TABULAR INFORMATION CONCERNING PRIOR PUBLIC PROGRAMS


    Exhibit B contains prior performance and investment information for the General Partner's previous publicly-offered income-oriented programs, ICON Cash Flow Partners, L.P., Series A; ICON Cash Flow Partners, L.P., Series B,; ICON Cash Flow Partners, L.P., Series C,; ICON Cash Flow Partners, L.P., Series D; ICON Cash Flow Partners, L.P., Series E, ICON Cash Flow
Partners L.P. Six and ICON Cash Flow Partners L.P. Seven (the Prior Public Programs). Table I through V of Exhibit B contain unaudited information relating to such Prior Public Programs and their experience in raising and investing funds and to the compensation paid to the General Partner and its Affiliates by, the operating results of, and sales or dispositions of investments by, such Prior Public Programs. PURCHASERS OF THE UNITS OFFERED BY THIS PROSPECTUS WILL NOT ACQUIRE ANY OWNERSHIP IN INTEREST IN ANY OF THE PRIOR PUBLIC PROGRAMS AND SHOULD NOT ASSUME THAT THE RESULTS OF ANY OF THE PRIOR PUBLIC PROGRAMS WILL BE INDICATIVE OF THE FUTURE RESULTS OF THE PARTNERSHIPS. MOREOVER, THE OPERATING RESULTS FOR THE PRIOR PUBLIC PROGRAMS SHOULD NOT BE CONSIDERED INDICATIVE OF FUTURE RESULTS OF THE PRIOR PUBLIC PROGRAMS NOR OF WHETHER THE PRIOR PUBLIC PROGRAMS WILL ACHIEVE THEIR INVESTMENT OBJECTIVES WHICH WILL IN LARGE PART DEPEND ON FACTS WHICH CANNOT NOW BE DETERMINED, INCLUDING THE RESIDUAL VALUE OF EQUIPMENT HELD BY SUCH PRIOR PUBLIC PROGRAMS.


                        FINANCIAL STATEMENTS


    The audited balance sheet of ICON Income Fund Eight A L.P. as of May 6, 1998 and the audited financial statements of ICON Capital Corp. and subsidiaries as of March 31, 1998 and 1997 and for each of the years then ended are included herein. Notwithstanding the inclusion of the General Partner's unaudited financial statements, purchasers of the Units offered hereby should be aware that they are not thereby purchasing an interest in ICON Capital Corp. and subsidiaries or in any of its Affiliates or in any Prior Public Program.

                             ICON Income Fund Eight A L.P.
                        (a Delaware Limited Partnership)

                                  Balance Sheet

                                   May 6, 1998

                          Independent Auditors' Report





The Partners
ICON Income Fund Eight A L.P.:


We have audited the accompanying balance sheet of ICON Income Fund Eight A L.P. (a Delaware limited partnership) as of May 6, 1998. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ICON Income Fund Eight A L.P. as of May 6, 1998, in conformity with generally accepted accounting principles.





                                                   KPMG PEAT MARWICK LLP







May 6, 1998
New York, New York

                          ICON Income Fund Eight A L.P.
                        (a Delaware Limited Partnership)

                                  Balance Sheet

                                   May 6, 1998







                                     Assets


        Cash                                                            $  2,000
                                                                        --------

                                                                        $  2,000
                                                                        ========



                        Liabilities and Partners' Equity


        Commitments and Contingencies

        Partners' Equity

               General Partner                                          $  1,000
               Limited Partner                                             1,000
                                                                        --------

                                                                        $  2,000
                                                                        ========

                          ICON Income Fund Eight A L.P.
                        (a Delaware Limited Partnership)

                             Notes to Balance Sheet

                                   May 6, 1998






(1)     The Partnership

        ICON Income Fund Eight A L.P. (the "Partnership"), was formed on June 9, 1997 as a Delaware Limited Partnership. The initial capitalization of the Partnership was $2,000. The Partnership will continue until December 31, 2017, unless terminated sooner. The Partnership intends to offer limited partnership units on a "best efforts" basis to the general public with the intention of raising up to $75,000,000 of capital. With the funds raised, the Partnership intends to acquire various types of equipment and to lease such equipment to third parties and, to a lesser degree, to enter into secured financing transactions. The General
        Partner of the Partnership is ICON Capital Corp. (the "General Partner"), a Connecticut corporation. The General Partner will acquire the assets and manage the business of the Partnership.

(2)     Capital Contribution

        The General Partner has made an initial capital  contribution of $1,000,
        and  the  original   limited   partner  has  made  an  initial   capital
        contribution of $1,000 to the Partnership.

(3)     Commitment and Contingencies

        The Partnership has not applied for an advance ruling from the Internal Revenue Service; however, in the opinion of counsel the Partnership will be classified as a Partnership and not as an association taxable for U.S. Federal income tax purposes. In the absence of a ruling, there cannot be assurance that the Partnership will not constitute an association taxable as a corporation.














        See accompanying notes to balance sheet.

                               ICON CAPITAL CORP.


                              Financial Statements


                             March 31, 1998 and 1997

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT





The Board of Directors
ICON Capital Corp.:

We have audited the accompanying balance sheets of ICON Capital Corp. as of March 31, 1998 and 1997, and the related statements of income, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICON Capital Corp. as of March 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                   KPMG Peat Marwick LLP


June 12, 1998
New York, New York

                               ICON CAPITAL CORP.

                                 BALANCE SHEETS

                                    March 31,

                                                               1998          1997
                                                               ----          ----

          ASSETS

Cash ..................................................   $   179,403    $   292,524
Receivables from affiliates ...........................     3,580,727        181,039
Receivables from related parties - managed partnerships       572,990      1,323,502
Prepaid and other assets ..............................       226,855        187,687
Deferred charges ......................................       524,270        379,717
Fixed assets and leasehold improvements, at cost, less
  accumulated depreciation and amortization of
  $1,865,232 and $1,533,265 ...........................       758,680        752,472
                                                          -----------    -----------

Total assets ..........................................   $ 5,842,925    $ 3,116,941
                                                          ===========    ===========

          LIABILITIES AND STOCKHOLDER'S EQUITY

Accounts payable and accrued expenses .................   $ 1,819,003    $ 1,225,726
Notes payable - line of credit ........................     2,000,000           --
Notes payable - capital lease obligations .............       246,386        196,105
Deferred management fees - managed partnerships .......       232,000        758,452
Deferred income taxes, net ............................       583,436        255,176
                                                          -----------    -----------

Total liabilities .....................................     4,880,825      2,435,459
                                                          -----------    -----------

Commitments and contingencies

Stockholder's equity:
  Common stock:  no par value; $10 stated
    value; authorized 3,000 shares;
    issued and outstanding 1,500 shares ...............        15,000         15,000
  Additional paid-in capital ..........................       716,200        716,200
  Retained earnings ...................................     1,330,900      1,050,282
                                                          -----------    -----------
                                                            2,062,100      1,781,482

Note receivable from stockholder ......................    (1,100,000)    (1,100,000)
                                                          -----------    -----------

                                                              962,100        681,482
                                                          -----------    -----------

Total liabilities and stockholder's equity ............   $ 5,842,925    $ 3,116,941
                                                          ===========    ===========



See accompanying notes to financial statements.


Note:  A purchase of units is not acquiring an interest in this corporation.

                               ICON CAPITAL CORP.

                              STATEMENTS OF INCOME

                          For the Years Ended March 31,

                                                            1998          1997
                                                            ----          ----

Revenues:

     Fees - managed partnerships ....................   $12,048,906   $11,517,396
     Management fees - affiliate ....................       716,444       261,003
     Lease consulting fees and other ................        61,025       112,245
     Rental income from investment in operating lease          --       1,541,647
                                                        -----------   -----------

          Total revenues ............................    12,826,375    13,432,291
                                                        -----------   -----------

Expenses:

     Selling, general and administrative ............     9,404,987     7,174,496
     Amortization of deferred charges ...............       844,636       484,579
     Depreciation and amortization ..................       331,967       319,000
     Interest expense - notes payable ...............        80,885         6,818
     Depreciation - equipment under operating lease .          --       1,293,775
     Interest expense - non-recourse financings .....          --         247,872
                                                        -----------   -----------

          Total expenses ............................    10,662,475     9,526,540
                                                        -----------   -----------

     Income before provision for income taxes .......     2,163,900     3,905,751

Provision for income taxes ..........................       554,842       112,010
                                                        -----------   -----------

     Net income .....................................   $ 1,609,058   $ 3,793,741
                                                        ===========   ===========














See accompanying notes to financial statements.


Note:  A purchase of units is not acquiring an interest in this corporation.

                               ICON CAPITAL CORP.

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                   For the Years Ended March 31, 1998 and 1997




                                                                                        Note         Total
                                   Common Stock         Additional                   Receivable      Stock-
                                Shares       Stated      Paid-in      Retained         from         holder's
                             Outstanding     Value       Capital      Earnings      Stockholder      Equity
                             -----------   --------   -----------   -----------    ------------   -----------
March 31, 1996 ........         1,500      $ 15,000   $   716,200   $   889,957    $      --      $ 1,621,157

Issuance of
  note from stockholder          --            --            --            --       (1,100,000)    (1,100,000)

Net income ............          --            --            --       3,793,741           --        3,793,741

Distributions to Parent          --            --            --      (3,633,416)          --       (3,633,416)
                          -----------      --------   -----------   -----------    -----------    -----------

March 31, 1997 ........         1,500        15,000       716,200     1,050,282     (1,100,000)       681,482

Net income ............          --            --            --       1,609,058           --        1,609,058

Distributions to Parent          --            --            --      (1,328,440)          --       (1,328,440)
                          -----------      --------   -----------   -----------    -----------    -----------

March 31, 1998 ........         1,500      $ 15,000   $   716,200   $ 1,330,900    $(1,100,000)   $   962,100
                          ===========      ========   ===========   ===========    ===========    ===========

















See accompanying notes to financial statements.


Note:  A purchase of units is not acquiring an interest in this corporation.

                               ICON CAPITAL CORP.

                            STATEMENTS OF CASH FLOWS

                          For the Years Ended March 31,

                                                                            1998          1997
                                                                            ----          ----
Cash flows from operating activities:
   Net income .......................................................   $ 1,609,058    $ 3,793,741
                                                                        -----------    -----------
   Adjustments to reconcile net income
     to net cash provided by operating activities:
      Depreciation and amortization .................................       331,967      1,612,775
      Amortization of deferred charges ..............................       844,636        484,579
      Deferred income taxes .........................................       328,260       (228,768)
      Rental income paid directly to lender by lessee ...............          --       (1,541,647)
      Interest expense paid directly to lenders by lessees ..........          --          247,872
      Changes in operating assets and liabilities:
         Receivables from managed partnerships, net of
           deferred management fees .................................       224,060        790,506
         Receivables from affiliates ................................    (3,399,688)       155,767
         Deferred charges ...........................................      (989,189)      (561,410)
         Prepaid and other assets ...................................       (39,168)       (54,099)
         Accounts payable and accrued expenses ......................       593,277        353,956
         Other ......................................................          --            4,158
                                                                        -----------    -----------
           Total adjustments ........................................    (2,105,845)     1,263,689
                                                                        -----------    -----------
   Net cash provided by (used in) operating activities ..............      (496,787)     5,057,430
                                                                        -----------    -----------

Cash flows from investing activities:
   Purchases of fixed assets and leasehold improvements .............      (234,336)       (97,279)
                                                                        -----------    -----------

   Net cash used in investing activities ............................      (234,336)       (97,279)
                                                                        -----------    -----------

Cash flows from financing activities:
   Proceeds from notes payable-line of credit .......................     2,000,000           --
   Distributions to Parent ..........................................    (1,328,440)    (3,633,416)
   Principal payments on notes payable-capital lease obligations, net       (53,558)       (49,061)
   Loan to stockholder ..............................................          --       (1,100,000)
                                                                        -----------    -----------

   Net cash provided by (used in) financing activities ..............       618,002     (4,782,477)
                                                                        -----------    -----------

Net (decrease) increase in cash .....................................      (113,121)       177,674

Cash, beginning of year .............................................       292,524        114,850
                                                                        -----------    -----------

Cash, end of year ...................................................   $   179,403    $   292,524
                                                                        ===========    ===========



See accompanying notes to financial statements.



Note:  A purchase of units is not acquiring an interest in this corporation.

                               ICON CAPITAL CORP.

                          Notes to Financial Statements

                                 March 31, 1998

(1)  Organization

     ICON Capital Corp. (the "Company") was incorporated in 1985. Until August 20, 1996, the Company was owned by three individuals. On August 20, 1996, ICON Holdings Corp. ("Holdings" or the "Parent") acquired all of the outstanding stock of the Company, as well as all of the outstanding stock of ICON Securities Corp. ("Securities"), an affiliated company. Holdings is fifty percent owned by Summit Asset Holding L.L.C., a subsidiary of a diversified financial and business services group based in the United Kingdom, and fifty percent owned by Warrenton Capital Partners L.L.C. ("Warrenton"). The primary activity of the Company is the development, marketing and management of publicly registered equipment leasing limited partnerships. The Company will, on occasion, also provide consulting services to unrelated parties in connection with the acquisition and administration of lease transactions.

     The Company is the general partner and manager of ICON Cash Flow Partners, L.P. Series A ("ICON Cash Flow A"), ICON Cash Flow Partners, L.P., Series B ("ICON Cash Flow B"), ICON Cash Flow Partners, L.P., Series C ("ICON Cash Flow C"), ICON Cash Flow Partners, L.P., Series D ("ICON Cash Flow D"), ICON Cash Flow Partners, L.P., Series E ("ICON Cash Flow E") , ICON Cash Flow Partners L.P. Six ("ICON Cash Flow Six") and ICON Cash Flow Partners L.P. Seven ("ICON Cash Flow Seven") (collectively the "Partnerships"), which are publicly registered equipment leasing limited partnerships. The Partnerships were formed for the purpose of acquiring equipment and leasing such equipment to third parties. The Company's investments in the Partnerships which totaled $7,000, are carried at cost and are included in prepaid and other assets.

     The Company earns fees from the Partnerships on the sale of Partnership units. Additionally, the Company also earns acquisition and management fees and shares in Partnership cash distributions. ICON Cash Flow Seven was formed on May 23, 1995 with an initial capital contribution of $1,000 and began offering its units to suitable investors on November 9, 1995. The offering period for ICON Cash Flow Seven will end 36 months after ICON Cash Flow Seven began offering such units, November 9, 1998.

     The  following  table  identifies  pertinent  offering  information  by the
Partnerships:


                        Date Operations        Date Ceased       Gross Proceeds
                             Began            Offering Units         Raised
                       ------------------   -----------------    --------------
ICON Cash Flow A ...   May 6, 1988          February 1, 1989      $  2,504,500
ICON Cash Flow B ...   September 22, 1989   November 15, 1990       20,000,000
ICON Cash Flow C ...   January 3, 1991      June 20, 1991           20,000,000
ICON Cash Flow D ...   September 13, 1991   June 5, 1992            40,000,000
ICON Cash Flow E ...   June 5, 1992         July 31, 1993           61,041,151
ICON Cash Flow Six .   March 31, 1994       November 8, 1995        38,385,712
ICON Cash Flow Seven   January 19, 1996            (1)              81,574,845
                                                                  ------------

                                                                  $263,506,208
(1) Gross proceeds raised through May 31, 1998.

                               ICON CAPITAL CORP.

(2)  Significant Accounting Policies

     (a) Basis of Accounting and Presentation

         The Company's financial statements have been prepared on the historical cost basis of accounting using the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
         Actual results could differ from those estimates.

     (b) Disclosures About Fair Value of Financial Instruments

         The Statement of Financial Accounting Standards No. 107 ("SFAS No. 107"), "Disclosures about Fair Value of Financial Instruments" requires disclosures about the fair value of financial instruments. The Company's financial instruments (cash, receivables and notes payable) are either payable on demand or have short-term maturities and present relatively low credit and interest rate risk, and as a result, their fair value approximates carrying value at March 31, 1998.

     (c) Revenue and Cost Recognition

         Income Fund Fees:

         The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition, management and administration of their lease portfolios. Organization and offering fees are earned based on investment units sold and are recognized at each closing. Acquisition fees are earned based on the purchase price paid or the principal amount of each transaction entered into. Management and administrative fees are earned for managing the Partnership's equipment and financing transactions. Management and administrative fees are earned upon receipt of rental payments from lease and financing transactions.

         Effective September 1, 1993, ICON Cash Flow A, ICON Cash Flow B, and ICON Cash Flow C decreased monthly distributions to the limited partners from the cash distribution rates stated in their prospectuses to an annual rate of 9%. As a result, all management fees payable to the Company related to these entities had been deferred until the limited partners of ICON Cash Flow A, ICON Cash Flow B and ICON Cash Flow C received their stated cash distribution rate of return on a cumulative basis. Due to the approval of amendments to the ICON Cash Flow B and ICON Cash Flow C Partnership Agreements, effective November 15, 1995 and June 19, 1996, The Company eliminated ICON Cash Flow B and ICON Cash Flow C's obligation to pay $220,000 and $529,125, respectively of the original management fees deferred. As of December 31, 1997, ICON Cash Flow A investors had received the stated annual rate of return, and as a result the Company reversed $38,081 in deferred management fees and recognized such fees as income. Management fees in the amount of $232,000 are deferred and outstanding at March 31, 1998, of which $127,000 is due from ICON Cash Flow B and $105,000 is due from ICON Cash Flow C. Such amounts are included in receivables due from managed partnerships as well as in deferred management fees on the March 31, 1998 balance sheet.

                               ICON CAPITAL CORP.

     (d) Deferred Charges

         Under the terms of the Partnerships' agreements, the Company is entitled to be reimbursed for the costs of organizing and offering the units of the Partnerships from the gross proceeds raised, subject to certain limitations, based on the number of investment units sold. The unamortized balance of these costs are included on the balance sheets as deferred charges and are being amortized over the offering period.

     (e) Fixed Assets and Leasehold Improvements

         Fixed assets, which consist primarily of computer equipment, software and furniture and fixtures, are recorded at cost and are being depreciated over three to five years using the straight-line method. Leasehold improvements are also recorded at cost and are being amortized over the estimated useful lives of the improvements, or the term of the lease, if shorter, using the straight-line method.

     (f) Income Taxes

         The Company accounts for its income taxes following the liability method as provided for in Statement of Financial Accounting Standard No. 109 ("SFAS 109"), "Accounting for Income Taxes."

         The Company filed stand alone Federal and state income tax returns for the period April 1, 1996 to August 20, 1996. Thereafter the Company's activity is included in the combined Federal and state income tax returns of Holdings.

(3)  Stockholder's Equity

     As of March 31, 1998, the Company held a demand promissory note for $1,100,000 from Holdings. The note is without interest, except in the case of default, at which time the note would bear interest at the rate of 18%. The note is reflected for financial statement reporting purposes as a reduction from stockholders' equity.

                               ICON CAPITAL CORP.

(4)  Related Party Transactions

     The  Company  earns fees from the  Partnerships  for the  organization  and offering of each Partnership and for the acquisition, management and administration of their lease portfolios. Receivables from managed partnerships relate to such fees, which have been earned by the Company but not paid by the Partnerships. The Company also earns a management fee from Securities for the support and administration of Securities' operations. Receivables from affiliates are due primarily from Holdings. Such receivables relate to the reimbursement of amounts paid by the Company on behalf of Holdings for items such as investment in a securitization trust and debt obligations.

     For the year ended March 31, 1998, the Company paid $1,328,440 in distributions to Holdings.

(5)  Prepaid and Other Assets

     Included in prepaid and other assets are unamortized insurance costs, the Company's investment in the Partnerships and sublease receivables.

(6)  Income Taxes

     The provision (benefit) for income taxes for the years ended March 31, 1998 and 1997 consisted of the following:

                                                1998               1997
                                                ----               ----
     Current
         Federal                           $   172,280         $  185,780
         State                                  54,302            154,998
                                           -----------         ----------

             Total current                     226,582            340,778
                                           -----------         ----------

     Deferred:
         Federal                               100,481            (24,563)
         State                                 227,779           (204,205)
                                           -----------         -----------

             Total deferred                    328,260           (228,768)
                                           -----------         ----------

     Total                                 $   554,842         $  112,010
                                           ===========         ==========

     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The deferred tax liabilities at March 31, 1998 and 1997 of $583,436 and $347,155, respectively, are net of deferred tax assets of $91,979 at March 31, 1997. Deferred income taxes at March 31, 1998 are primarily the result of temporary differences relating to the carrying value of fixed assets, the investments in the Partnerships and deferred charges.

                               ICON CAPITAL CORP.

     The following table reconciles income taxes computed at the federal statutory rate to the Company's effective tax rate for the years ended March 31, 1998 and 1997:

                                                                   1998                   1997
                                                                   ----                   ----

                                                              Tax      Rate          Tax       Rate

     Federal statutory                                    $  735,726   34.00%   $ 1,327,955   34.00%
     State income taxes, net of Federal tax effect           186,174    8.60        (32,477)  (0.83)
     Distribution to Parent                                 (451,670) (20.87)    (1,235,361) (31.63)
     Meals and entertainment exclusion                        20,663     .95         21,979    0.56
     Other                                                    63,949    2.96         29,914    0.77
                                                          ----------  ------    -----------  ------
                                                          $  554,842   25.64%   $   112,010    2.87%
                                                          ==========  ======    ===========  ======

(7)  Notes Payable

      On August 21, 1997, the Company entered into an unsecured line of credit agreement. The maximum amount available and outstanding under the line of credit was $600,000. On December 10, 1997, the Company refinanced the discretionary line of credit with a new line of credit (the "Facility"). The maximum amount available and outstanding under that Facility was $1,300,000. In March 1998, the Facility was increased to $2,000,000, all of which was outstanding at March 31, 1998. The Facility matures on August 31, 1998.

     Interest is payable at prime (8.5% at March 31, 1998) plus 1%. The Facility requires that the Company, among other things, meet certain objectives with respect to financial ratios. At March 31, 1998, the Company was in compliance with the covenants required by the Facility.

     Notes payable at March 31, 1998 and 1997 were as follows:

                                                                          1998         1997
                                                                          ----         ----
     Unsecured line of credit, interest at
        prime (8.5% at March 31, 1998) plus 1%
        due June 30, 1998                                             $ 2,000,000  $      -

     Various obligations under capital leases, payable in monthly
       installments through March 2002                                    246,386     196,105
                                                                      -----------  ----------

                                                                      $ 2,246,386  $  196,105
                                                                      ===========  ==========


                               ICON CAPITAL CORP.

(8)  Investment in Equipment Under Operating Lease

     In December 1993, the Company invested $5,340,436 in manufacturing equipment and leased such equipment to a third party for a two year period. Simultaneously with the purchase of the equipment, the Company, on a non-recourse basis, obtained $5,393,840 in financing from a financial institution, of which $5,340,436 of such proceeds were paid directly to the equipment vendor to satisfy the cost of the equipment. The excess of the proceeds from the financing over the cost of the equipment, $53,404, was paid directly to the Company and was earned over the initial lease term. All rental payments by the lessee were paid directly to the financial institution. The original non-recourse financing bore interest at a rate of 6.6%, and was paid in 24 monthly installments of $55,097 through December 1995, with a final payment of $4,699,584 due in January 1996.

      On January 1, 1996, the lessee renewed the lease and the bank extended the term of the non-recourse note. The terms of the renewal required 24 monthly installments of $171,294 through December 1997. Such rental payments continued to be paid directly to the financial institution to reduce the loan, with interest calculated at 8.95%. The lease terminated in fiscal 1997 and the Company recognized a gain of $1,694 on disposition.

(9)   Commitments and Contingencies

      The Company has operating leases for office space through the year 2004. Rent expense for the years ended March 31, 1998 and 1997 totaled to $497,223 and $347,990, net of sublease income of $155,749 and $170,602, respectively. The future minimum rental commitments under non-cancelable operating leases are due as follows:

               Fiscal Year Ending
                    March 31,                       Amount
               ------------------               ------------
                     1999                       $    988,702
                     2000                            898,017
                     2001                            773,501
                     2002                            521,906
                     Thereafter                    1,376,290
                                                ------------
                                                $  4,558,416

(11)  Supplemental Disclosure of Cash Flow Information

     During the year ended March 31, 1998 and 1997, the Company paid $80,885 and $6,818 in interest on recourse financing, respectively.

                               ICON CAPITAL CORP.

      For the year ended March 31, 1997, payments relating to the Company's non-recourse note payable aggregated $1,541,647, of which $1,293,775 was principal and $247,872 was interest.

      For the year ended March 31, 1998, the Company purchased $103,839 in fixed assets utilizing proceeds from capital lease transactions.















                              EXHIBIT A
                           AGREEMENT OF
                         LIMITED PARTNERSHIP








                    AGREEMENT OF LIMITED PARTNERSHIP

                                   OF

                      ICON INCOME FUND EIGHT 1 L.P.


      This   Agreement   of  Limited   Partnership,   dated  as  of
______________ (this Agreement), is made and entered into by and among ICON Capital Corp., a Connecticut corporation (ICON), as general partner (hereinafter referred to as the General Partner), Thomas W. Martin, as the original limited partner (the Original Limited Partner), and such additional Limited Partners as may be admitted to the Partnership upon the Initial Closing Date or any subsequent Closing Date pursuant to the terms hereof; such additional Limited Partners hereinafter each referred to as a Limited Partner and collectively referred to as the Limited Partners; and the General Partner and the Limited Partners
hereinafter   occasionally   referred   to   collectively   as  the
Partners).

                               WITNESSETH:

      WHEREAS, ICON Income Fund Eight 1 L.P., a Delaware Limited Partnership (the Partnership) was formed as a Delaware limited partnership pursuant to a Certificate of Limited Partnership, dated as of May 30, 2997, and filed on June 9, 1997 under and pursuant to the Delaware Revised Uniform Limited Partnership Act
(the   Delaware   Act)[as   amended  by  an   amendment   to  the
Certificate of Limited Partnership, dated as of April 22, 1998 and filed in the Filing Office on April 23, 19982 and amended by an amendment to the Certificate of Limited Partnership dated May 8, 1998 and filed in the Filing Office on May 8, 19982 and further amended by an amendment to the Certificate of Limited Partnership dated May 22, 1998 and filed in the Filing Office on May 22, 19982].

      NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the General Partner and each Limited Partner, intending to be legally bound, hereby agree as follows:



Section 11.  ESTABLISHMENT OF PARTNERSHIP.

      The parties hereto hereby enter into this Agreement and do hereby set forth the terms of the Partnership established under and pursuant to the provisions of the Delaware Act, which terms shall govern the rights and liabilities of the Partners, except as otherwise herein expressly stated.

Section 22. NAME, PRINCIPAL OFFICE, NAME AND ADDRESS OFREGISTERED AGENT FOR SERVICE OF PROCESS.

      2.11  Legal Name and Address.

      The Partnership shall be conducted under the name ICON Income Fund Eight 1 L.P. The principal office and place of business of the Partnership shall be 600 Mamaroneck Avenue, Harrison, New York 10528 or at such other address as the General Partner may from time to time determine and specify by written notice to the Limited Partners. The Partnership may also maintain such other offices and places of business as the General Partner may deem advisable at any other place or places within the United States and, in connection therewith, the General Partner shall qualify and remain qualified, and shall use its best efforts to qualify and keep the Partnership qualified, to do business under the laws of all such jurisdictions as may be necessary to permit the Partnership legally to conduct its business in such jurisdictions. The registered office of the Partnership in the State of Delaware shall be at 1013 Centre Road, Wilmington, Delaware, 19805. The name of its registered agent at such address shall be The Corporation Service Company. The General Partner may change the registered office and the registered agent of the Partnership, with prior written notice to the Limited Partners.
______________
1 A or B
2  A only

      2.2 Address of Partners.

      The principal place of business of the General Partner and the places of residence of the Limited Partners shall be those addresses set forth opposite their respective names in Schedule A to this Agreement (as such may be supplemented or amended from time to time). Any Partner may change his, her or its respective place of business or residence, as the case may be, by giving Notice of such change to the Partnership (and, in the case of the General Partner, by also giving Notice thereof to all of the Limited Partners), which Notice shall become effective upon receipt.

Section 33.  PURPOSES AND POWERS.

      33.11  Purposes.

      The Partnership has been organized for the objects and purposes of (a) acquiring, investing in, purchasing, owning, purchasing options to purchase in, holding, leasing, re-leasing, financing, refinancing, borrowing, managing, maintaining, operating, improving, upgrading, modifying, exchanging, assigning, encumbering, creating security interests in, pledging, selling, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, Equipment of all kinds and purchasing equity interests in Equipment owning entities, (b) lending and providing financing to other Persons for their acquisition of items of Equipment and other tangible and intangible personal
property  of  all  kinds,   pursuant  to   financing   arrangements   or
transactions secured by various items of Equipment (or interests therein and leases thereof) and other such personal property in any part of the world (including, without limitation, all land, waters and space under, on or above such part of the world), and (c) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith, in order to generate monthly cash distributions to the Limited Partners during the term of the Partnership.

      3.22  Investment Objectives and Policies.

   The Equipment acquired by the Partnership shall be selected from among new, used and reconditioned (i) aircraft, rail and over-the-road transportation equipment and marine vessels; (ii) machine tools and manufacturing equipment, (iii) materials handling equipment, and (iv) miscellaneous equipment of other types satisfying the investment objectives of the Partnership and consistent with the remaining term of the Partnership. The Financing Transactions entered into by the Partnership shall be with Users that shall provide a written promissory note of such User evidencing the irrevocable obligation of such User to repay the principal amount thereof, together with interest thereon, in accordance with the terms thereof, which repayment obligation may be collateralized by a security interest in tangible or intangible personal property and in any lease of such personal property, as well as the revenues arising thereunder, or in such other assets of such User as the General Partner may deem to be appropriate. All funds held by the Partnership (including, without limitation, Subscription Monies released to the Partnership on any Closing Date) that are not invested in Equipment, Financing Transactions, Reserves or Joint Ventures shall be invested by the Partnership in Permitted Investments.

      3.3  Powers.

      In furtherance of the above purposes, the Partnership shall have the power, directly or indirectly:

      (aa) to acquire, invest in, purchase and/or make future commitments to purchase, own, hold, lease, release, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and other tangible and intangible personal property of all kinds in any part of the world (including, without limitation, all land, waters and space under, on or above such part of the world);

      (bb) to invest substantially all Cash From Operations (other than those necessary to pay the expenses of the Partnership and to make First Cash Distributions) and Cash From Sales in additional Investments during the Reinvestment Period as provided in Section 8.1(a) hereof;

      (cc) to enter into joint ventures, partnerships and other business, financing and legal and beneficial ownership arrangements with respect to equipment and other tangible and intangible personal property and financing arrangements deemed prudent by the General Partner in order to achieve successful operations for the Partnership;

      (dd) to purchase and hold trust certificates, debt securities and equity securities issued by any Person if, in the General Partner's opinion, the purchase is an advisable or necessary step in the acquisition and financing by the Partnership of Investments;

      (ee) to hold interests in property, both real and personal, tangible and intangible, including, without limitation, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general and including, subject to the provisions of this Agreement, Affiliated Entities), joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature); provided that the Partnership may make such Investments only in furtherance of its investment objectives and in accordance with its investment policies;

      (ff) subject to any applicable statutes and regulations, to lend and borrow money to further the purposes of the Partnership, to issue and accept evidences of indebtedness in respect thereof, and to secure the same by mortgages or pledges or grants of liens on, or other security interests in, Investments of the Partnership and accept such kinds and amounts of security for loans, leases it makes to others as the General Partner in its sole and absolute discretion shall deem appropriate; and

      (gg) to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary to, connected with, or incidental to, or in furtherance of, the purposes of the Partnership, all so long as such things, activities and contracts may be lawfully done, carried on or entered into by the Partnership under the Delaware Act and the laws of the United States of America and under the terms of this Agreement.

Section 44.  TERM.

      The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on June 9, 1997 and shall terminate at midnight on December 31, 2017, unless sooner dissolved or terminated as provided in
Section 11 of this Agreement.

Section 55.  PARTNERS AND CAPITAL.

      5.11  General Partner.

      The General Partner has contributed $1,000, in cash, as its Capital Contribution to the Partnership.

      The General Partner shall use its best efforts to maintain, at all times from and after the date of this Agreement through and including the Termination Date, a Net Worth that is at least sufficient for the Partnership to qualify, in the opinion of Tax Counsel to the Partnership, as a partnership for federal income tax purposes and to satisfy the net worth requirements for a sponsor under the NASAA Guidelines.

      5.22  Original Limited Partner.

      The Original Limited Partner has made a capital contribution of $1,000 to the Partnership.

      By his execution hereof, the Original Limited Partner hereby agrees to withdraw as Original Limited Partner, and the parties hereto agree to return to him his capital contribution of $1,000 and to retire his original Partnership Interest of ten (10) Units upon the Initial Closing Date and admission of additional Limited Partners.

      5.33  Limited Partners.

      (aa) From and after the Initial Closing Date, there shall be one class of limited partners, the Interests of which shall consist of up to 750,000 Units that shall initially be held by the Limited Partners.

      (bb) Any Person desiring to become a Limited Partner shall execute and deliver to the General Partner a subscription agreement, substantially in the form filed as an exhibit to the Prospectus, and such other documents as the General Partner shall reasonably request, which other documents shall be in form and substance reasonably satisfactory to the General Partner, pursuant to which, among other things, such Person shall, subject to acceptance of his subscription by the General Partner, agree to be bound by all terms and provisions of this Agreement. Units will be sold only to Persons (i) who represent that they have either (a) an annual gross income of at least $30,000 and a net worth of at least $30,000 or (b) a net worth of at least $75,000 or (ii) who satisfy the suitability standards applicable in the state of their residence or domicile, if more stringent than the standards described in clause (i) above.

      (cc) Each Limited Partner (other than Affiliated Limited Partners) shall make a Capital Contribution, in cash, in an amount equal to the Gross Unit Price to the capital of the Partnership for each Unit or fraction thereof purchased. Each Affiliated Limited Partner shall make a Capital Contribution, in cash, in an amount equal to the Net Unit Price for each Unit or fraction thereof purchased.

      (dd) Limited  Partners must purchase a minimum of (i)  twenty-five
(25) whole Units other than (ii) IRA or Qualified Plans (including Keogh Plans) which may purchase a minimum of ten (10) whole Units.
Above such minimum purchase requirements, Limited Partners may subscribe for additional Units or fractions thereof equal to 1/10,000th of a Unit or any multiple thereof (unless prohibited by applicable law) at the Gross Unit Price, Net Unit Price or Gross Unit Price, whichever shall be applicable.

      (ef) The General Partner and any Affiliate of the General Partner shall have the right to subscribe for Units for its own account for investment purposes only; provided that the aggregate number of Units purchased by the General Partner and such Affiliates collectively shall not exceed ten (10%) percent of all Units subscribed for by non-Affiliated Persons.

      (fg) No subscribers shall be admitted to the Partnership unless and until the Minimum Offering shall be achieved. Upon the determination by the General Partner that the Minimum Offering has been achieved, the General Partner shall set the Initial Closing Date. Following the Initial Closing Date, daily Closings may be held. As promptly as is practicable following the admission of each subscriber as Limited Partner, the General Partner shall send notice to such Limited Partner in confirmation thereof.

      (gh) Subscriptions for Units shall promptly be accepted or rejected by the General Partner after their receipt by the Partnership (but in any event not later than 30 days thereafter) and a confirmation of receipt thereof sent by the General Partner. The General Partner retains the unconditional right to refuse to admit any subscriber as a Limited Partner. Each subscriber has the right to cancel his or her subscription during a period of five business days after the date of his or her executed Subscription Agreement.

      (hi) Each Subscriber shall be admitted to the Partnership as a Limited Partner, and shall for all purposes of this Agreement become and be treated as a Limited Partner, as of the first day immediately following the Closing Date as of which such Subscribers is admitted to the Partnership or the Final Closing Date next following the acceptance of their subscriptions by the General Partner and the receipt by the General Partner of all Subscription Monies payable in connection therewith.

      (ij) The name and address of each Limited Partner and the amount of the Capital Contribution made by such Limited Partner are set forth on Schedule A hereto, as such may be supplemented or amended from time to time. Promptly following each Closing Date (and, in any event, within 5 business days thereafter), the General Partner shall amend Schedule A to this Agreement to reflect the name, address and Capital Contribution of each Limited Partner admitted to the Partnership as a result of such Closing; provided that any failure so to amend such Schedule A following any Closing Date shall not in any way affect the admission of any Limited Partner to the Partnership for all purposes of this Agreement if such Limited Partner was duly and properly admitted to the Partnership as a result of such Closing.

      (jk) From the date hereof to, but not including, the Initial Closing Date, all funds in respect of Units for which subscriptions have been received (Subscription Monies) shall be deposited in the Escrow Account. From and after the Initial Closing Date, all Subscription Monies shall be held by the Partnership in a Qualified
Subscription Account until the release thereof on the applicable Closing Date. Both the Escrow Account and any Qualified Subscription Account shall be established by the General Partner for the sole purpose of holding and investing Subscription Monies pending admission of subscribers to the Partnership as Limited Partners.

      (kl) On the Initial Closing Date or any subsequent Closing Date, whichever may be applicable, all Subscription Monies then held in the Escrow Account or any Qualified Subscription Account, as the case may be, with respect to Units purchased by any Limited Partner admitted to the Partnership as a result of such Closing, together with any interest earned thereon, shall be released to the Partnership. Any interest earned on such Subscription Monies prior to such release shall be paid to such Limited Partner promptly after such Closing Date. If the number of Units subscribed for are not sufficient to constitute the Minimum Offering, all Subscription Monies deposited by any subscriber shall be returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. Furthermore, any Subscription Monies deposited by any subscriber who is not accepted by the General Partner to become a Limited Partner shall be promptly returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. In no event shall any Subscription Monies be held in the Escrow Account or a Qualified Subscription Account for more than one year beyond the Effective Date before either being released to the Partnership upon a Closing or returned to the subscriber.

      5.44  Partnership Capital.

      (aa)  No  Partner   shall  be  paid   interest   on  any   Capital
Contribution (except any interest earned on Subscription Monies as provided in Section 5.3(k).

      (bb) Except as provided in Section 10.5 and except that the 10 Units purchased by the Original Limited Partner shall be redeemed at par on the Initial Closing Date as provided in Section 5.2, the Partnership shall not redeem or repurchase any Unit. No Partner shall have the right to withdraw or receive any return of such Partner's Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution may be returned to any Partner in the form of property other than cash.

      (cc) Except as otherwise specifically provided herein, no Limited Partner shall have priority over any other Limited Partner either as to (i) the return of such Limited Partner's Capital Contribution or Capital Account, (ii) such Limited Partner's share of Profits and Losses or (iii) such Limited Partner's share of distributions of Cash From Operations and Cash From Sales.

      (dd) Neither the General Partner nor any Affiliate of the General Partner shall have any personal liability for the repayment of the Capital Contribution of any Limited Partner except, and solely to the extent, provided in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii), above.

      5.55  Capital Accounts.

      (aa)  A  separate   Capital   Account  shall  be  established  and
maintained for the General Partner and for each Limited Partner.

      (bb) The Capital Account of the General Partner initially shall be $1,000.

      (cc) The Capital Account of each Limited Partner initially shall be the amount of such Limited Partner's Capital Contribution.

      (dd) The Capital  Account of each  Partner  shall be  increased by
(i) the amount of any additional money contributed by such Partner to the Partnership, (ii) the fair market value of any property contributed by such Partner to the Partnership (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Code Section 752) and (iii) allocations to such Partner of Partnership Profits (or items thereof), and items of income and gain specially allocated pursuant to Section 8.2(f) hereof. The Capital Account of each Partner shall be decreased by (i) the amount of money distributed to or on behalf of such Partner by the Partnership,
(ii) the fair market value of any property distributed to or on behalf of such Partner by the Partnership (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Code Section 752), and (iii) allocations to such Partner of Partnership Losses (or items thereof) and items of loss and deduction specially allocated pursuant to Section 8.2(f) hereof.

      (ee) For purposes of this Agreement, a Partner who has more than one Interest in the Partnership shall have a single Capital Account that reflects all such Interests, regardless of the class of Interests owned by such Partner (e.g., general or limited) and regardless of the time or manner in which such Interests were acquired.

      (ff) If an Interest is sold or otherwise transferred, the Capital Account of the transferor with respect to such Interest shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l). However, if the transfer causes a termination of the Partnership under Code Section 708(b)(1)(B), the Capital Account that carries over to the transferee will be adjusted in accordance with the constructive contribution and liquidation rules under Treas. Reg.
Section 1.708-1.

      (gg) For any  taxable  year in which  the  Partnership  has a Code
section  754  election  in  effect,   the  Capital   Accounts  shall  be
maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m).

      (hh) Upon the  occurrence of the events  specified in Treas.  Reg.
Section 1.704-1(b)(2)(iv)(f), the Partners' Capital Accounts shall be adjusted and thereafter maintained to reflect the revaluation of Partnership assets on the books of the Partnership in accordance with such Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h).

      (ii) Notwithstanding anything herein to the contrary, the Partners' Capital Accounts shall at all times be maintained in the manner required by Treas. Reg. Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising hereunder shall be resolved by reference to such Treasury Regulations. Further, such Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement is silent as to the treatment of a particular item. In the event Treas. Reg. Section 1.704-1(b)(2)(iv) shall fail to provide guidance as to how adjustments to the Capital Accounts should be made to reflect particular adjustments to Partnership capital on the books of the Partnership, such Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Partners and is based wherever practicable, on federal tax accounting principles.

      5.66  Additional Capital Contributions.

      (aa) The General Partner shall not be required to make any Capital Contributions in addition to its initial $1,000 Capital
Contribution except pursuant to and in accordance with Section 11.2(a)(iii) of this Agreement.

      (bb) No Limited Partner shall be required to make any Capital Contribution in addition to the initial price paid for such Limited Partner's Units pursuant to the Offering.

      55.77  Loans by Partners.

      Except as provided in Section 11.2(a)(iii), no loan by any Partner or any Affiliate of any Partner to the Partnership (including, without limitation, any Partnership Loan) shall constitute a Capital Contribution to the Partnership or increase the Capital Account balance of any Partner, but shall be treated, for all purposes, as indebtedness of the Partnership payable or collectible only out of the assets of the Partnership in accordance with the terms and conditions upon which such loan was made.

      5.88  No Right to Return of Capital.

      No Partner shall be entitled to demand or receive any distribution of or with respect to such Partner's Capital Contribution or Capital Account, except as specifically provided under this Agreement.

Section 66.  GENERAL PARTNER.

      6.11  Extent of Powers and Duties.

      (aa)  General.

      Except as expressly limited by the provisions of this Agreement, the General Partner shall have complete and exclusive discretion in the management and control of the affairs and business of the Partnership and shall be authorized to employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Partnership. Without limiting the generality of the foregoing, the General Partner shall provide such asset management personnel and services as the General Partner, in its sole and absolute discretion, may deem necessary or appropriate to conduct the business activities of the Partnership and the day-to-day management of its assets, including, but not limited to, leasing and re-leasing the Equipment, monitoring the use of collateral for the Leases and Financing Transactions, arranging for necessary registration, maintenance and repair of the Equipment (to the extent Lessees or Users are not contractually obligated to do so and the General Partner expressly assumes such duties), collecting revenues, paying Operating Expenses, determining that the Equipment is used in accordance with all operative contractual arrangements and providing clerical and bookkeeping services necessary to provide tax, financial and regulatory reporting to the Limited Partners and for the operations of the Partnership. The General Partner may employ on behalf of the Partnership, to the extent that it, in its sole judgment shall deem advisable, managerial, sales, maintenance, administrative or secretarial personnel, agents and other Persons, including any of its Affiliates, which it determines are necessary for the maintenance of any of the Partnership's property, and/or the operation of the business of the Partnership, may engage and retain attorneys, accountants or brokers to the extent that, in the judgment of the General Partner, their professional services are required during the term of the Partnership, as well as employ the services of its Affiliates to assist the General Partner in its managerial duties, and may compensate all such Persons from the assets of the Partnership at rates which it, in its sole judgment, deems fair and reasonable; provided that (i) the compensation, price or fee payable to any of its Affiliates shall not exceed an amount which is comparable and competitive with the compensation, price or fee which would be charged by non-Affiliates to render comparable services which could reasonably be made available to the Partnership upon comparable terms; (ii) all services for which the Sponsor is to receive compensation from the Partnership (other than as provided in Section 6.4 hereof) shall be embodied in a written contract which (A) precisely describes the services to be rendered and all compensation to be paid therefor and (B) is terminable by either party without penalty on 60 days notice; (iii) the compensation, price and fees and other terms of any such contract shall be fully disclosed in the prospectus as the Effective Date; and (iv) the Sponsor must, at the time such services are to be rendered, be engaged in the business of providing such services to non-Affiliates and derive at least 75% of its gross revenues for such services therefrom. Any such contract may only be amended in a manner which is either more favorable to the Sponsor or less favorable to the Partnership by the vote or consent of a Majority Interest of the Limited Partners. Except as otherwise provided in this Agreement, the General Partner shall possess and enjoy with respect to the Partnership all of the rights and powers of a partner of a partnership without limited partners to the extent permitted by Delaware law.

      (bb)  Powers and Duties.

           (ii) General Powers and Duties. The General Partner shall diligently and faithfully exercise its discretion to the best of its ability and use its best efforts during so much of its time as the
General Partner, in its sole and absolute discretion, may deem to be necessary or appropriate to carry out the purposes and conduct the business of the Partnership in accordance with this Agreement and in the best interests of the Partnership and so as, consistent therewith, to protect the interests of the Limited Partners. The General Partner shall have responsibility as a fiduciary for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and shall not employ, or permit any other Person to employ, such funds or assets in any manner other than as permitted by this Agreement. Notwithstanding anything to the contrary herein stated or implied, the Limited Partners may not contract away the fiduciary duty owed to such Limited Partners by the Sponsor under common law. The General Partner shall be responsible and shall use its best efforts and exercise discretion to the best of its ability: (A) to acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and Financing Transactions (except as limited by Section 11.1) and to contract with others to do the same on behalf of the Partnership; (B) to select and supervise the activities of any equipment management agents for the Partnership; (C) to assure the proper application of revenues of the Partnership; (D) to maintain proper books of account for the Partnership and to prepare reports of operations and tax returns required to be furnished to (1) the Partners pursuant to this Agreement or (2) taxing bodies or other governmental agencies in accordance with applicable laws and regulations; (E) to employ the Dealer-Manager to select Selling Dealers to offer and sell Units; and (F) to assure the doing of all other things necessary, convenient or advisable in connection with the supervision of the affairs, business and assets of the Partnership. In establishing criteria for the resolution of conflicts of interest between the Partnership, on the one hand, and the General Partner or any Affiliate of the General Partner, on the other hand, the General Partner shall not abdicate or ignore its fiduciary duty to the Partnership.

           (iiii) Amplification of Powers. In amplification, and not by way of limitation, of the powers of the General Partner expressed herein, the General Partner shall have, subject to the provisions of this Agreement, full power and authority, as herein provided or as provided in the Delaware Act, on behalf of the Partnership, in order to carry out and accomplish its purposes and functions: (A) to expend Partnership capital and income; (B) to purchase, lease, sell, exchange, improve, divide, combine and otherwise in all respects transact business with respect to interests in real and personal property of any and all kinds whatsoever, both tangible and intangible, including, without limitation, equipment, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general and including, subject to the provisions of this Agreement, Affiliated Entities), joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature), and, in connection therewith, to execute, deliver, amend, modify and cancel documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, mortgages, leases and other documents of title or conveyance, assumption agreements pertaining to such agreements, powers of attorney and other contracts, instruments and agreements of all kinds and to employ engineers, contractors, attorneys, accountants, brokers, appraisers, and such other consultants, advisors, artisans and workmen as may be necessary or advisable, in the sole and absolute discretion of the General Partner, for all such purposes; (C) to invest any and all funds held by the Partnership in accordance with the provisions of clause (x) of this Section 6.1(b) of this Agreement; (D) to designate depositories of the Partnership's funds, and the terms and conditions of such deposits and drawings thereon; (E) to borrow money or otherwise to procure extensions of credit for the Partnership (except that neither the Partnership nor the Sponsor shall borrow money solely for the purpose of making First Cash Distributions which the Partnership would otherwise be unable to make) and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents constituting obligations or evidences of indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in the Equipment and other assets of the Partnership as security therefor; (F) to hold all or any portion of the Investments and other assets of the Partnership in the name of one or more trustees, nominees, or other entities or agents of or for the Partnership; (G) to establish Reserves in accordance with clause (vii) of this Section 6.1(b); and (H) to take all such actions and execute all such documents and other instruments as the General Partner may deem necessary, convenient or advisable to accomplish or further the purposes of the Partnership or to protect and preserve Partnership assets to the same extent as if the General Partner were itself the owner thereof.

           (iiiiii) Admission of Limited Partners. The General Partner shall have the right to accept or refuse to accept, in its sole and absolute discretion, the admission of any Limited Partner (including any Substitute Limited Partner and the General Partner and any Affiliate of the General Partner) to the Partnership; provided, however, that the General Partner shall not admit any Person as a Limited Partner (except the Original Limited Partner) unless:

           (AA) such Person shall agree, in writing, to be bound by the provisions of this Agreement;

           (BB) such Person shall represent, in writing, that such Person is or is not a United States Person, as the case may be;

           (CC) prior to the admission of such Person, the Minimum Offering shall have been achieved;

           (DD) the General Partner shall believe that such Person is suitable in all respects under the laws of the state in which such Person resides;

           (EE) the General Partner shall have no reason to believe that the admission of such Person to the Partnership (1) would cause the Partnership to lose its Partnership status for federal income tax purposes, (2) would disqualify the Partnership to engage or to continue to engage in any business which it is otherwise eligible to transact or (3) would cause an impermissible percentage of Units to be owned by non-United States citizens for purposes of any applicable title registration law; and

           (FF)   such   admission   would   not   cause   the   equity
           participation   in  the   Partnership   by   benefit   plan
           investors   (both   within   the   meaning  of  DOL  Reg.
           2510.3-101(f)) to equal or exceed 25%.

      In connection with such right, the General Partner shall have the authority to do all things necessary or advisable, in the sole and absolute discretion of the General Partner, to effect the admission of the Limited Partners, including, but not limited to,
      (x) registering the Units under the Securities Act and (y) effecting the qualification of, or obtaining exemptions from the qualification of, the Units for sale with state securities regulatory authorities.

           (iviv) Authority To Enter into Dealer-Manager Agreement. The General Partner shall have the authority to enter into, on behalf of the Partnership, the Dealer-Manager Agreement, substantially in the form filed as an exhibit to the Registration Statement, with the Dealer-Manager.

           (vv)  Authority  to Enter  into  Selling  Dealer  Agreements.
      The General Partner shall have the authority to enter into, on behalf of the Partnership, or to authorize the Dealer-Manager so to enter into, separate selling dealer agreements, each substantially in the form filed as an exhibit to the Registration Statement (the Selling Dealer Agreements and each a Selling Dealer Agreement), with NASD-member broker dealers selected by the General Partner or the Dealer-Manager (the Selling Dealers and each a Selling Dealer).

           (vivi) Authority to Enter Into Escrow Agreement. The General Partner shall have the authority to enter into, on behalf of the Partnership, the Escrow Agreement, substantially in the form filed as an exhibit to the Registration Statement, with the Escrow Agent, pursuant to which, among other things, the Escrow Agent shall agree to act as the Escrow Agent with respect to all Subscription Monies received prior to the Initial Closing Date and the Escrow Agent shall be entitled to receive for its services  in  such  capacity  such  compensation  as  the  General
      Partner may deem reasonable under the circumstances, which compensation shall be deemed to be and shall constitute an Organization and Offering Expense payable by the General Partner.

           (viivii) Reserves. The General Partner shall initially establish for the Partnership, and shall use its best efforts to maintain, Reserves may be treated as having been invested or committed to investment for purposes of Section 8.6 of this Agreement. Reserves, once expended, need not be restored, provided, however, that any such Reserves that are restored in the sole and absolute discretion of the General Partner shall be restored from Cash From Operations.

           (viiiviii) Insurance. The General Partner shall cause the Partnership to purchase and maintain such insurance policies as the General Partner deems reasonably necessary to protect the interests of the Partnership (to the extent that such policies are not maintained by Lessees, Users or other Persons for the benefit of the Partnership). The General Partner is authorized, on behalf of the Partnership, to purchase and pay the premiums for such types of insurance, including, without limitation, extended coverage liability and casualty and workers' compensation, as would be customary for any Person owning comparable property and engaged in a similar business, and the General Partner and any Affiliate of the General Partner and their respective employees and agents may be named as additional insured parties thereunder, provided the cost of premiums payable by the Partnership is not increased thereby. Notwithstanding the foregoing, the Partnership shall not incur or assume the cost of any portion of any insurance which insures any party against any liability the indemnification of which is prohibited by Section
      6.3 of this Agreement.

           (ix) Reinvestment. During the Reinvestment Period, the Partnership may reinvest all or a substantial portion of its Cash From Operations and Cash From Sales in additional Investments in furtherance of, and consistent with, the Partnership's purposes and investment objectives set forth in Sections 3.1 and 3.2.

           (x) Transactions with the General Partner. The General Partner and its Affiliates (including programs sponsored by the General Partner and its Affiliates) may purchase or otherwise make investments in Equipment in its own name, an Affiliate's name, the name of a nominee or nominees, or a trust or trustees or otherwise temporarily (generally not more than six (6) months) hold title thereto for the purpose of facilitating the acquisition of such Equipment by the Company; provided, however, that the Company will not acquire Equipment from a Program in which the Manager or any of its Affiliates has an interest.

      (cc)  Delegation of Powers.

      Except as otherwise provided under this Agreement or by law, the General Partner may, in its sole and absolute discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person (including, without limitation, any Affiliate of the General Partner).

      (dd)  Reliance by Third Parties.

      No Person dealing with the Partnership or its assets, whether as assignee, lessee, purchaser, mortgagee, grantee or otherwise, shall be required to investigate the authority of the General Partner in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Partnership be required to inquire as to whether the approval of the Partners for any such assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority or of any other material fact signed by the General Partner, or in accepting any instrument signed by the General Partner in the name and behalf of the Partnership or the General Partner.

      6.22  Limitations on the Exercise of Powers of General Partner.

      The General Partner shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the General Partner shall be subject to the following in the administration of the Partnership's business and affairs:

      (aa)  Limitations on Indebtedness.

      From and after the date when all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, below), the Partnership shall not incur or assume additional Indebtedness in connection with the acquisition of any Investment to the extent that the sum of (i) the principal amount of any such additional Indebtedness plus (ii) the aggregate principal amount of all Indebtedness then outstanding would exceed 80% of the aggregate Purchase Price paid by the Partnership for Investments then held by the Partnership (inclusive of any Investment then being acquired). Notwithstanding the foregoing, in the event all Capital Contributions exceed $25,000,000 the limitation on Indebtedness set forth in subsection (ii) of the preceding sentence shall be reduced by 0.0000003% for each dollar by which all Capital Contributions exceeds $25,000,000. Following the Offering Period and to the extent the limitations in the immediately preceding sentence require leverage of less than 75%, the Partnerships' permitted leverage may rise to 75% at the time reinvestment proceeds are reinvested by the Partnership.

      (bb)  Investment Company Status.

      The General Partner shall use its best efforts to assure that the Partnership shall not be deemed an investment company as such term is defined in the Investment Company Act of 1940, as amended.

      (cc) Sales and Leases of Equipment From or to the General Partner and its Affiliates.

      The Partnership shall neither purchase or lease Investments from, nor sell or lease Investments to, the General Partner or any Affiliate of the General Partner (including, without limitation, any Program in which the General Partner or any such Affiliate has an interest) except as provided in this Section. The Sponsor shall not purchase any equipment or Financing Transactions from the Partnership or any affiliated program which it has sponsored (whether held by them on an interim basis or otherwise. Notwithstanding the first sentence of this Section (c), the Partnership may purchase Affiliated Investments if:

      (ii) the General Partner determines that the making of such Affiliated Investment is in the best interests of the Partnership;

      (iiii) such Investment is purchased by the Partnership at a Purchase Price which does not exceed the sum of (A) the net cost to the General Partner or such Affiliate of acquiring and holding same (adjusted for any income received and expenses paid or incurred while holding same) plus (B) any compensation to which the General Partner and any Affiliate of the General Partner is otherwise entitled pursuant to this Agreement;

      (iiiiii) there is no difference in the interest terms of the Indebtedness secured by the Investment at the time it is acquired by the General Partner or such Affiliate and the time it is acquired by the Partnership;

      (iviv) neither the General Partner nor any Affiliate of the General Partner realizes any gain, or receives any other benefit, other than compensation for its services, if any, permitted by this Agreement, as a result of the Partnership making such Affiliated Investment; and

      (vv) at the time of transfer thereof to the Partnership, the General Partner or such Affiliate had held such Affiliated Investment on an interim basis (generally not longer than six months) for the purposes of (A) facilitating the acquisition of such Investment by the Partnership, (B) borrowing money or obtaining financing for the Partnership or (C) any other lawful purpose related to the business of the Partnership.

      (dd)  Loans to or from the General Partner and its Affiliates.

      No loans may be made by the Partnership to the General Partner or any Affiliate of the General Partner. The General Partner or any Affiliate of the General Partner, however, may, from time to time, loan or advance funds to the Partnership (each such loan or advance being hereinafter called a Partnership Loan) in accordance with this
Section 6.2(d). The terms of any Partnership Loan permitted to be made hereunder shall include the following:

      (ii) any interest payable by the Partnership in connection with such Partnership Loan shall be charged at an annual rate of interest not in excess of the lesser of the following: (A) the rate of interest payable by the General Partner or such Affiliate in connection with such borrowing (in the event that the General Partner or any Affiliate shall borrow money for the specific purpose of making such Partnership Loan), (B) the rate of interest that would be charged to the Partnership (without reference to the General Partner's or such Affiliate's financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the General Partner nor any such Affiliate has borrowed money to make such Partnership Loan) or (C) a rate of interest equal to the rate of interest from time to time announced by The Chase Manhattan Bank (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% per annum;

      (iiii)  all   payments   of   principal   and   interest  on  such
      Partnership Loan shall be due and payable within twelve months after the date on which such Partnership Loan is made; and

      (iiiiii) neither the General Partner nor any such Affiliate may receive points or other financial charges or fees in any amount in respect of such Partnership Loan (except that the General Partner or such Affiliate may be reimbursed, dollar for dollar, for the actual reasonable out-of-pocket expenses (including, without limitation, any points or other financial charges or fees) incurred by it in connection with the making of such Partnership Loan), provided that nothing in this clause (iii) shall prohibit any increase in Acquisition Fees and Management Fees otherwise payable to the General Partner or such Affiliate in accordance with this Agreement, notwithstanding that such increase may be an indirect result of the making of such Partnership Loan.

   If the General Partner or any Affiliate of the General Partner purchases Equipment in its own name and with its own funds in order to facilitate ultimate purchase by the Partnership, the General Partner or such Affiliate, as the case may be, shall be deemed to have made a Partnership Loan in an amount equal to the purchase price paid for such Equipment and shall be entitled to receive interest on such amount in accordance with clause (i) above. Any advances made by the General Partner or any Affiliate of the General Partner for the purpose of paying Organizational and Offering Expenses shall not constitute a Partnership Loan, but shall be reimbursed to the General Partner or such Affiliate (to the extent possible) from the O & O Expense Allowance without interest thereon in accordance with, and to the extent provided in, Section 6.4(e) of this Agreement.

      (ee) No Exchange of Interests for Investments.

      The Partnership shall not acquire any Investments in exchange for Interests in the Partnership.

      (ff) Joint Venture Investments.

      The Partnership may make Investments in Joint Ventures, provided that:

           (i)  the General Partner shall have determined that:

                (AA) such Investment is in the best interests of the Partnership; and

                (BB) such Investment shall not result in duplicate fees to the General Partner or any Affiliate of the General Partner;

           (ii) in the case of any Joint Venture with any non-Affiliated Person, the Partnership must acquire a controlling interest in such Joint Venture and the non-Affiliate must acquire the non-controlling interest therein and such Joint Venture must own and lease specific Equipment and/or invest in one or more specific Financing Transactions; and

           (iii) in the case of any Joint Venture with any Program sponsored by the General Partner or any Affiliate of the General Partner, all of the following conditions are met:

                (AA) all Programs, including the Partnership, participating in such Joint Venture shall have substantially identical investment objectives and shall participate in such Joint Venture on substantially the same terms and conditions;

                (BB) the compensation payable by the Partnership to the General Partner or any Affiliate of the General Partner by the Partnership and by each other Program sponsored by any of them in connection with such Joint Venture shall be substantially identical;

                (CC) the Partnership shall have a right of first refusal with respect to the purchase of any equipment or other tangible or intangible personal property or financing transactions held by such Joint Venture; and

                (DD) the purpose of such Joint  Venture  shall be either
                (1) to effect appropriate diversification for the Partnership and the other Programs participating in such Joint Venture or (2) to relieve the Sponsor or one or more Programs sponsored by it of the obligation to acquire, or to acquire from any of them, equipment or other tangible or intangible personal property or financing transactions at any time subject to a purchase commitment entered into pursuant to Section 6.2(c) of this Agreement.

      Subject to the other provisions of this Agreement, the Partnership may employ, or transact business with, any Person, notwithstanding the fact that any Partner or any Affiliate thereof may have (or have had) an interest in or connection with such Person and provided that neither the Partnership nor the other Partners shall have any rights by virtue of this Agreement in or to any income or profits derived therefrom.

      (gg)  Exchange,   Merger,   Roll-Up  or   Consolidation  of  the
Partnership Prohibited.

      The Partnership shall not (i) be a party to any exchange offer, merger, Roll-Up or similar combination with any other legal entity (including any Roll-Up Entity) or (ii) reorganize itself if such reorganization would have the effect of an exchange offer, merger, Roll-Up or similar combination. Neither the Partnership nor the General Partner shall solicit, or engage or compensate members, or persons associated with members, of the NASD to solicit, proxies from any Limited Partners authorizing any exchange offer, merger, Roll-Up or similar combination or any such reorganization. The General Partner is not authorized to take any action inconsistent herewith.

      (hh)  No Exclusive Listings.

      No   exclusive   listing  for  the  sale  of  Equipment  or  other
Investments, or of any other Partnership assets, shall be granted to the General Partner or any Affiliate of the General Partner.

      (ii) Other  Transactions  Involving  the General  Partner and its
Affiliates.

      Except as specifically permitted by this Agreement, the General Partner is prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with the General Partner or any Affiliate of the General Partner. Furthermore, neither the General Partner nor any such Affiliate shall receive directly or indirectly a commission or fee (except as permitted by Section 6.4) in connection with the reinvestment of Cash From Sales and Cash From Operations (including casualty insurance proceeds) in new Investments. In addition, in connection with any agreement entered into by the Partnership with the General Partner or any such Affiliate, no rebates or give-ups may be received by the General Partner or any such Affiliate, nor may the General Partner or any such Affiliate participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of this Agreement.
Neither the General Partner nor any Affiliate shall, directly or indirectly, pay or award any commissions or other compensation to any Person engaged by a potential investor as an investment advisor as an inducement to such Person to advise such potential investor of interests in a particular Program; provided, however, that this Section 6.2(i) shall not prohibit the payment to any such Person of the Underwriting Fees and Sales Commissions otherwise in accordance with the terms of this Agreement.

      (j)   Transactions with the General Partner.

      The General Partner and its Affiliates (including programs sponsored by the General Partner or its Affiliates) will not buy or lease Equipment from, or sell or lease Equipment to, the Partnership except as provided by this Section 6.2(j) and by Section . The General Partner and its Affiliates (other than programs sponsored by the General Partner or its Affiliates) shall be permitted to make acquisitions of Equipment for the Partnership (and assume loans in connection therewith), provided that (a) such acquisitions are in the best interests of the Partnership, (b) no benefit arises out of such acquisitions to the General Partner or its Affiliates by the Partnership), (c) such Equipment generally is not held by the General Partner or any such Affiliate for more than six months (provided, however, that with respect to unspecified Equipment, the General Partner or its Affiliates shall not intend to hold such Equipment for more than one hundred and twenty (120) days (but in no event more than six months) prior to the transfer to the Partnership, and (d) there is no difference in interest terms of the loans secured by the Equipment at the time acquired by the General Partner or any such Affiliate and at the time acquired by the Partnership. The General Partner or any Affiliate thereof (other than programs sponsored by the General Partner or its Affiliates) may sell such Equipment to the Partnership at a price equal to the sum of its cost for such Equipment and any acquisition costs relating to the prospective selection and acquisition of or investment in such Equipment (including, but not limited to, legal fees and expenses, travel and communication expenses, cost of appraisal, commissions, accounting fees and other related costs) paid by it with respect to such Equipment.

      (kj)  Sale of All or Substantially All Assets; Dissolution.

      During the Reinvestment Period, the General Partner may not dissolve the Partnership or sell or otherwise dispose of all or substantially all of the assets of the Partnership without the Consent of the Majority Interest.

      (l) No  Investments  in Limited  Partnership  Interests  of other
Programs.

      The Partnership shall not invest in limited partnership interests of any other Program; provided, however, that nothing herein shall preclude the Partnership from making investments in Joint Ventures, to the extent and in the manner provided in this Section.

      6.33   Limitation   on  Liability  of  General   Partner  and  its
Affiliates; Indemnification.

      (a) The General Partner, and any Affiliate engaged in the performance of services on behalf of the Partnership (hereinafter sometimes referred to as an Indemnitee), shall, except as provided to the contrary in this Section 6.3, (i) be indemnified by the Partnership from assets of the Partnership (and not by the Limited Partners) for any liability, loss, cost and expense of litigation (collectively referred to herein as Liabilities) suffered by such Indemnitee, and
(ii) have no liability, responsibility, or accountability in damages or otherwise to the Partnership or any Partner for any loss suffered by the Partnership or any Partner, which arises out of any action or inaction of such Indemnitee if (A) the General Partner has determined, in good faith, that such course of conduct was in the best interests of the Partnership and (B) such course of conduct did not constitute negligence or misconduct by such Indemnitee. Notwithstanding the foregoing, each Indemnitee shall be liable, responsible and accountable, and the Partnership shall not be liable to any such Indemnitee for any portion of such Liabilities, which resulted from such Indemnitee's own fraud, negligence, misconduct or, if applicable, breach of fiduciary duty to the Partnership or any Partner, as determined by a court of competent jurisdiction. Subject to Section 6.3(c) hereof, if any action, suit, or proceeding shall be pending against the Partnership or an Indemnitee which is alleged to relate to, or arise out of, any action or inaction of the General Partner or any Affiliate, the Partnership shall have the right to employ, at the expense of the Partnership, separate counsel of its choice in such action, suit, or proceeding.

      Any amounts payable by the Partnership to an Indemnitee pursuant to this Section 6.3 shall be recoverable only out of the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof. The Partnership shall not incur or assume the cost of that portion of liability insurance which insures the General Partner or any Affiliate for any liability as to which the General Partner or such Affiliate is prohibited from being indemnified pursuant to this
Section 6.3.

      (b)  The  Partnership  shall  not  furnish  indemnification  to an
Indemnitee  or  to  any  person  acting  as a  Selling  Dealer  for  any
Liabilities imposed by a judgment in a suit arising from or out of a violation of federal or state securities laws unless (i)(A) there has been a successful adjudication on the merits in favor of such Indemnitee or Selling Dealer on each count involving alleged securities laws violations by such Indemnitee or Selling Dealer, (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or (C) a court of competent jurisdiction shall have approved a settlement of the claims against the Indemnitee and indemnification in respect of the costs thereof, and (ii) the court shall have been advised by the General Partner as to the current position of the Securities and Exchange Commission, the Securities Divisions of the Commonwealths of Massachusetts and Pennsylvania, the States of Missouri and Tennessee and any other relevant regulatory body with respect to the issue of indemnification for securities law violations.

      (c) The provision of advances from Partnership funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnitee by a Limited Partner of the Partnership in his capacity as such is prohibited. However, the provision of advances from Partnership funds to an Indemnitee for legal expenditures and other costs incurred as a result of any initiated suit, action or proceeding is permissible only if (i) such suit, action or proceeding relates to or arises out of, or is alleged to relate to or arise out of, any action or inaction on the part of the Indemnitee in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and (iii) the Indemnitee undertakes to repay any funds advanced pursuant to this Section 6.3 in cases in which such Indemnitee would not be entitled to indemnification under 6.3(a) and 6.3(b). If advances are permissible under this
Section 6.3, the Indemnitee shall furnish the Partnership with an undertaking as set forth in the foregoing sentence and shall thereafter have the right to bill the Partnership for, or otherwise request that the Partnership pay, at any time and from time to time after such Indemnitee has become obligated to make payment therefor, any and all amounts for which such Indemnitee believes in good faith that such Indemnitee is entitled to indemnification under this Section 6.3. The Partnership shall pay any and all such bills and honor any and all such requests for payment for which the Partnership is liable as determined above. In the event that a final determination is made that the Partnership is not so obligated in respect to all or any portion of the amounts paid by it or if the Indemnitee enters into a stipulation or settlement with like effect, such Indemnitee will refund such amount, plus interest thereon at the then prevailing market rate of interest, within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated in respect to any amount not paid by the Partnership to a particular Indemnitee or if the Partnership enters into a stipulation or settlement with like effect, the Partnership will pay such amount to such Indemnitee.

      6.44  Compensation of General Partner and its Affiliates.

      Neither the General Partner nor any Affiliate of the General Partner shall, in their respective capacities as such, receive any salary, fees, profits, distributions or other compensation except in accordance with this Section 6.4.

      (aa)  Allocations and Distributions.

      The General Partner shall be entitled to receive the allocations and distributions provided for under Section 8 in respect of the Interest held by it as General Partner.

      (bb)  Underwriting Fees.

      Underwriting Fees shall be paid by the Partnership to the Dealer-Manager in respect of each Unit sold.

      (cc)  Sales Commissions.

      Sales Commissions shall be paid by the Partnership to the Dealer-Manager and each Selling-Dealer in respect of the respective Units sold by each of them, provided that no Sales Commissions shall be payable by the Partnership in respect of any Units sold to Affiliated Limited Partners.

      (dd)  Due Diligence Expenses.

      Due Diligence  Expenses  actually  incurred in connection with the
Offering  shall  be  paid  or  reimbursed  by  the  Partnership  to  the
Dealer-Manager and each Selling Manager, provided that the Dealer-Manager shall be entitled to payment of or reimbursement for Due Diligence Expenses only after each Selling Dealer (whether prospective or actual) shall have first been paid or reimbursed for all Due Diligence Expenses of such Selling Dealer, and provided, further, that the amount of Due Diligence Expenses actually paid to the Dealer-Manager shall reduce, dollar-for-dollar, the amount of the O & O Expense Allowance otherwise payable by the Partnership to the General Partner pursuant to Section 6.4(e) of this Agreement.

      (ee)  O & O Expense Allowance.

      The Partnership shall pay, immediately following each Closing Date, the O & O Expense Allowance to the General Partner, whether or not the full amount thereof is actually incurred by the General Partner or any Affiliate of the General Partner, without deduction for
Underwriting Fees and Sales Commissions. The General Partner shall distribute to the Dealer-Manager all or such portion of the O & O Expense as the General Partner shall, in its sole and absolute discretion, deem appropriate and the Partnership shall have no separate liability to the Dealer-Manager for any Organizational and Offering Expenses incurred by it. The General Partner shall bear any Organizational and Offering Expenses incurred by the General Partner or any Affiliate of the General Partner (including, without limitation, the Dealer-Manager) in excess of the O & O Expense Allowance.

      (ff)  Acquisition Fees.

      In connection with any Investment, the Partnership shall pay to the General Partner, for services rendered in connection with acquiring such Investment, an Acquisition Fee equal to the difference (to the extent greater than zero) between (i) 3.0% of the Purchase Price paid by the Partnership for any (A) item of Equipment or (B) Financing Transaction, as the case may be, and (ii) the aggregate amount of Acquisition Fees paid by or on behalf of the Partnership to any other Person in connection with such Investment; provided, however, that:

      (ii) no Acquisition Fees may be paid by or on behalf of the Partnership to any finder or broker that is an Affiliate of the General Partner;

      (iiii) the Partnership shall not pay any Acquisition Fees, or part thereof, that would cause the Partnership's Investment in Equipment and Financing Transactions to be less than the greater of (x) 80% of the Gross Offering Proceeds from the Partnership's sale of Units, reduced by .0625% for each 1% of Indebtedness encumbering any Investment acquired by the Partnership, or (y) 75% of such Gross Offering Proceeds; and

      (iiiiii) the aggregate sum of (A) Acquisition Fees and (B) all other Front-End Fees, which, in each case, may be paid to any Person pursuant to this Agreement in connection with all Investments made by the Partnership from any source (including, without limitation, Net Offering Proceeds, Partnership indebtedness or reinvestment of excess Cash Flows) shall not exceed an amount equal to the product of multiplying (x) the Gross Offering Proceeds by (y) a percentage equal to (1) 100% minus (2) the greater of the two percentages calculated under clause (x) or clause (y) of subsection 6.4(f)(ii), above.

      The following are examples of application of the formula in clause (ii), above:

      (1) No Indebtedness - 80% to be committed to Investment in Equipment and Financing Transactions.
      (2)  50% Indebtedness -  50% x .0625% = 3.125%
                     80%  -  3.125%  =  76.875%  to  be   committed   to
                     Investment in Equipment and Financing Transactions.
      (3)  80% Indebtedness -  80% x .0625% = 5%
                     80% - 5% = 75% to be committed to Investment in Equipment and Financing Transactions.

      To calculate the percentage of Indebtedness encumbering Investments, the aggregate amount of such Indebtedness shall be divided by the aggregate Purchase Price (without deduction for Front-End Fees) paid for all Investments. Such percentage of Indebtedness so calculated would be multiplied by .0625% to determine the percentage to be deducted from 80%.



      Where the Partnership purchases an item of Equipment or any Financing Transaction from the General Partner or one of its Affiliates pursuant to Section 6.2(d) for a Purchase Price which includes an Acquisition Fee amount, such Acquisition Fee amount shall be deemed paid pursuant to this Section 6.4(d) and there shall be no duplicative payment thereof.

      (gg)  Management Fees.

      Each month, for management services rendered, the Partnership shall pay to the General Partner such portion of the Management Fees as shall be attributable to Gross Revenues actually received by the Partnership during such month; provided that Management Fees shall be payable solely out of Gross Revenues received during the month in which paid; and provided, further, that such Management Fees shall be paid in any month only after payment of any accrued and unpaid First Cash Distributions for such month and for any previous month (in each case, up to an amount equal to 8.0% per annum of each respective Limited Partner's unreturned Capital Contribution), and, to the extent that the Partnership does not have sufficient Cash From Operations in any month to pay such proportion of all such First Cash Distributions, the payment of such Management Fees shall be deferred and paid, without interest, in the next following month in which the Partnership generates sufficient Cash From Operations for the payment thereof.

      (hh)  Subordinated Remarketing Fees.

      For rendering services in connection with the sale of any Investment, the Partnership shall pay to the General Partner the applicable Subordinated Remarketing Fee; provided that:

      (ii) no such Subordinated Remarketing Fee shall be paid in connection with the sale of any Investment to the extent that the Cash From Sales realized thereby is reinvested in additional Investments;

      (ii) in no event shall any such Subordinated Remarketing Fee be paid prior to Payout; and

      (iii) the General Partner shall not be entitled to receive any amount of Subordinated Remarketing Fees to the extent that such amount would cause the total commissions paid to all Persons, in connection with the sale of such Investments, to exceed a fee for such services which is reasonable, customary and competitive in light of the size, type and location of such Investment.

After Payout, any and all Subordinated Remarketing Fees previously earned by the General Partner shall be paid, without any interest thereon, by the Partnership, prior to any other distributions to the Partners.

      (ii)  Partnership Expenses.

      (i)   Reimbursement.   Except  as   otherwise   provided  in  this
      Section 6.4(i), expenses of the Partnership, other than those incurred and otherwise reimbursed in accordance with Sections 6.4(b) through (h), shall be billed directly to and paid by the Partnership.

      (ii) Goods and Third-Party Services. The General Partner and any Affiliate of the General Partner may be reimbursed for the actual cost of goods and services used for or by the Partnership and obtained by it or them from non-Affiliates.

      (iii) Administrative Services Provided by the General Partner and Affiliates. Subject to clause (iv) of this Section 6.4(i), the General Partner and any Affiliate of the General Partner may be reimbursed for Operating Expenses which are actually incurred by it or them in connection with the performance or arrangement of administrative services reasonably necessary, convenient or advisable, in the discretion of the General Partner, to the prudent operation of the Partnership (including, without limitation, legal, accounting, remarketing and agency expenses) provided that the reimbursement for same shall be limited to the lesser of (A) its or their actual cost of providing same or (B) the amount the Partnership would be required to pay to non-Affiliates for comparable administrative services in the same geographic location and provided further, that no reimbursement is permitted for such services if the General Partner or any such Affiliate is entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 6.4.

      (iv) Limitations on Reimbursements. Neither the General Partner nor any Affiliate of the General Partner shall be reimbursed by the Partnership for amounts expended by it with respect to the following:

           (AA)  salaries,  fringe  benefits,  travel  expenses or other administrative items incurred by or allocated to any Controlling Person of the General Partner or of any such Affiliate;

           (BB) expenses for rent, depreciation and utilities or for capital equipment or other administrative items (other than as specified respectively in paragraphs (ii) and (iii) of this Section 6.4(i), above).

      6.55  Other Interests of the General Partner and its Affiliates.

      The General Partner shall be required to devote only such time to the affairs of the Partnership as the General Partner shall, in its sole and absolute discretion, determine in good faith to be necessary for the business and operations of the Partnership.

      The General Partner and any Affiliate of the General Partner may engage in, or possess an interest in, business ventures (other than the Partnership) of every kind and description, independently or with others, including, but not limited to, serving as sponsor or general partner of other Programs and participating in the equipment leasing and financing businesses, whether or not such business ventures may be competitive with the business or Investments of the Partnership. Neither the Partnership nor any Limited Partner shall have any rights in and to such independent ventures or the income or profits therefrom by reason of the General Partner's position with the Partnership.

      Neither the General Partner nor any Affiliate of the General Partner shall be obligated to present any particular investment opportunity to the Partnership, and the General Partner and each such Affiliate shall have the right, subject only to the provisions of the next following paragraph, to take for its own account (individually or otherwise), or to recommend to any Affiliated Entity (including the Partnership), any particular investment opportunity, considering, among other things, the following factors with respect to itself and each Affiliated Entity:

      (aa) its own and each Affiliated Entity's general investment objectives and policies, including, without limitation, cash distribution objectives and leverage policies;

      (bb) its own and each Affiliated Entity's existing portfolio, including the diversification thereof (by type of equipment, by length of lease term, by industry and by geographic area) and the effect the making of such investment would have thereon;

      (cc) the cash available to it and to each Affiliated Entity for the purpose of making such investment and the length of time such funds have been available;

      (dd) its own and each Affiliated Entity's current and long-term liabilities; and

      (ee) the estimated income tax consequences of such investment to it and each Affiliated Entity and to the individual investors participating therein.

   Any conflicts in determining and allocating Investments between the General Partner and Affiliates on the one hand and the Partnership will be resolved by the Investment Committee, which will evaluate the suitability of all prospective lease acquisitions and Financing Transactions for investment by the Partnership before it makes a decision about the suitability of the opportunity for the it's own portfolio. In general, the General Partner intends to apply the following criteria and the prospective transaction is expected to be considered for the General Partner's own portfolio only if:

      (a) The required cash investment is greater than the cash available for investment by the Partnership;

      (b) The amount of debt is above levels deemed acceptable for the Partnership;

      (c) The equipment  type is not  appropriate  to the  Partnership's
      objectives,   which  include,   among  others,  the  avoidance  of
      concentration of exposure to any one class of equipment;

      (d) The lessee credit quality does not satisfy the Partnership's objective of maintaining a high-quality portfolio with low credit losses while avoiding a concentration of exposure to any individual lessee or borrower;

      (e) The term remaining exceeds the liquidation period guidelines established in the Partnership Agreement;

      (f)  The   available   cash   flow  (or  lack   thereof)   is  not
      commensurate   with  the   Partnership's   need  to  make  certain
      distributions during the Reinvestment Period (as defined);

      (g) The transaction structure, particularly with respect to the end-of-lease options governing the equipment, does not provide the Partnership with the residual value opportunity commensurate with the total return requirements of the Partnership; and

      (h)  The   transaction   does  not  comply   with  the  terms  and
      conditions of the Partnership Agreements.

      If, considering such factors and any other appropriate factors, the General Partner determines that any investment opportunity would be equally suitable for various Affiliated Entities, the General Partner shall make such investment opportunity available to such Affiliated Entities on a rotation basis, with the order of priority determined by the date of each Affiliated Entity's initial closing.

      Notwithstanding the foregoing, until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, below), the General Partner and each Affiliate of the General Partner shall present to the Partnership first, before any other Affiliated Entity (including any Affiliated Entity that the General Partner or any such Affiliate advises or manages), the opportunity to purchase any Investment meeting the investment objectives and policies of the Partnership, other than a Lease relating to:

      (i) used equipment previously leased by the General Partner or any such Affiliate to third parties that becomes available for re-lease;

      (ii) groups of items of equipment to be leased on terms providing various cost recovery terms for various items, where the Partnership may not, in accordance with this Agreement, purchase all items in the group;

      (iii) equipment to be leased to a third party on favorable terms, from a cost recovery viewpoint, subsequent to the lease by the General Partner or its Affiliates to the same third party of other items of equipment on substantially less favorable terms;

      (iv) equipment as to which a prospective or existing lessee indicates to the General Partner or its Affiliate that it will not lease or continue to lease through the General Partner or such Affiliate unless the General Partner or such Affiliate acquires and retains such equipment in its own equipment portfolio; or

      (v) equipment subject to a lease that by its terms is not assignable to an entity such as the Partnership (leases that permit assignment to a financial institution shall not, without more, be deemed assignable to the Partnership).

      In the event of a conflict between two or more Affiliated Entities (including the Partnership) that are advised or managed by the General Partner and that are seeking to re-lease or sell similar equipment contemporaneously, the first opportunity to re-lease or sell equipment shall generally be allocated to the Affiliated Entity attempting to re-lease or sell equipment that was subject to the lease that expired first or, if two or more leases expire simultaneously, the lease which was first to take effect; provided, however, that the General Partner may, in its discretion, otherwise provide opportunities to re-lease or sell equipment if such equipment is subject to remarketing commitments or if there are other circumstances, in the General Partner's judgment, under which the withholding of such an
opportunity   would  be  inequitable  or  uneconomic  for  a  particular
Affiliated Entity.

      If the financing available from time to time to two or more Affiliated Entities (including the Partnership) is less than the aggregate amount then sought by them, the available financing shall generally be allocated to the investment entity that has been seeking financing the longest.

      Nothing in this Section 6.5 shall be deemed to diminish the General Partner's overriding fiduciary obligation to the Partnership or to act as a waiver of any right or remedy the Partnership or other Partners may have in the event of a breach of such obligation.

Section 77.  POWERS AND LIABILITIES OF LIMITED PARTNERS.

      7.11  Absence of Control Over Partnership Business.

      The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on the General Partner by this Agreement. No Limited Partner shall participate in or have any control over the Partnership's business or have any right or authority to act for, or to bind or otherwise obligate, the Partnership (except one who is also the General Partner, and then only in its capacity as the General Partner). No Limited Partner shall have the right to have the Partnership dissolved and liquidated or to have all or any part of such Limited Partner's Capital Contribution or Capital Account returned except as provided in this Agreement.

      7.22  Limited Liability.

      The liability of each Limited Partner in such capacity shall be limited to the amount of such Limited Partner's Capital Contribution and pro rata share of any undistributed Profits and other assets of the Partnership. Except as may otherwise be required by law or by this Agreement, after the payment of all Subscription Monies for the Units purchased by such Limited Partner, no Limited Partner shall have any further obligations to the Partnership, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Partnership.

      No Limited Partner shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the Partnership under or pursuant to, or otherwise in connection with, this Agreement or the conduct of the business of the Partnership.

Section 88.  DISTRIBUTIONS AND ALLOCATIONS.

      8.11 Distribution of Distributable Cash From Operations and Distributable Cash From Sales.

      (aa) During the Reinvestment Period, the General Partner shall determine in its sole discretion what portion, if any, of the Partnership's Distributable Cash From Operations and Distributable Cash From Sales shall be invested and reinvested in additional Investments and which portion shall be distributed to the Partners; provided, however, that the General Partner shall not reinvest, but shall distribute to the extent available, Distributable Cash From Operations and Distributable Cash From Sales to Limited Partners in an amount equal to the following amounts for the periods specified (pro rated, as necessary, for periods of less than one year):

      (i) For the period beginning with a Limited Partner's admission to the Partnership and ending with the expiration or termination of the Reinvestment Period, each Limited Partner shall be entitled to receive monthly cash distributions, to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose. The annual amount of such distributions will be computed by multiplying 10.75% by each Limited Partner's respective original Capital Contribution reduced by any portion thereof which has been (A) returned to such Limited Partner pursuant to Section 8.6, or (B) redeemed by the Partnership pursuant to Section 10.5, of this Agreement. A ratable portion (i.e., one-twelfth) of such annual distribution amount shall be payable monthly; and

      Any portion of the monthly distribution amounts described in this clause (i) which exceeds the sum of Distributable Cash From Operations and Distributable Cash From Sales for any year (if any) shall be distributable (if at all) solely at the discretion of the General Partner. Each monthly cash distribution amount shall be computed as provided in the preceding sentence on a non-cumulative basis (that is, without increase for any portion of the monthly cash distribution amount computed pursuant to this clause (i) which the Partnership is unable to make, and without reduction for any cash distributions actually made, in any prior period.

      (ii) Each Limited Partner is entitled to receive monthly cash distributions (if the distributions described in paragraph (i) above are not adequate) in amounts which would permit the Limited Partners to pay federal income taxes resulting from Partnership Operations (assuming that all Limited Partners are subject to income taxation at the highest marginal federal income tax rate (determined without regard to state, if any) on taxable income of the Partnership. Such distributions will be made, to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose.

      (bb)  During  the  Disposition  Period,  no  Available  Cash  From
Operations or Available Cash From Sales shall be reinvested in additional Investments, and all Available Cash From Operations and Available Cash From Sales shall be distributed to the Partners.

      (cc) Distributions of Distributable Cash From Operations and Distributable Cash From Sales (collectively, Distributable Cash) shall be made to the Partners monthly. Subject to Section 8.1(a), the amount of each such monthly distribution shall be determined by the General Partner, in its sole discretion, based upon the amount of the Partnership's then available Distributable Cash and other funds of the Partnership and the General Partner's estimate of the Partnership's total Distributable Cash for such Fiscal Year. Prior to Payout, distributions pursuant to this Section 8.1(c) shall be made 99% to the Limited Partners and 1% to the General Partner; provided, however, that prior to the admission to the Partnership of any Limited Partners, such distributions shall be made 1% to the Original Limited Partner and 99% to the General Partner. After Payout, distributions pursuant to this
Section 8.1(c) shall be tentatively attributed and distributed 90% to the Limited Partners and 10% to the General Partner; provided, however, that, if at the time of Payout, each respective Limited Partner has not yet received total cash distributions pursuant to this Section 8.1(c) equal to 150% of such Limited Partner's original Capital Contribution (reduced by any amounts paid to such Limited Partner (i) as a return of his uninvested Capital Contributions pursuant to Section 8.6 and (ii) in redemption of his Units pursuant to Section 10.5), distributions shall continue to be made 99% to the Limited Partners and 1% to the General Partner until the total cash distributions made to the Limited Partners equal 150% of the Limited Partners' aggregate original Capital Contributions. The amount tentatively attributed to the General Partner pursuant to the previous sentence and not theretofore distributed to the General Partner shall be distributed to the General Partner, without interest, out of the first Distributable Cash available to the Partnership after the Limited Partners have received distributions equal to 150% of their aggregate original Capital Contributions.


                                 A-137

      (dd)   Notwithstanding   the   provisions   of   Section   8.1(c),
distributions of Distributable Cash made during the Disposition Period shall be made in accordance with the provisions of Section 11.3.

      8.22  Allocations of Profits and Losses.

      (aa)  The  Profits  and  Losses  of  the   Partnership   shall  be
determined for each Fiscal Year or Fiscal Period.

      (bb) Except as otherwise provided in this Agreement, whenever a proportionate part of the Partnership's Profits or Losses is allocated to a Partner, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses, or arising from the transactions with respect to which such Profits or Losses were realized, shall be allocated to such Partner in the same proportion.

      (cc) Profits for any Fiscal Period during the Reinvestment Period shall be allocated to the Partners as follows:

      (iii) first, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital Account balances;

      (iiiii) next, in a manner that will cause (A) the excess of the Limited Partners' aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the General Partner's Capital Account balance, to be in the ratio of 90% to 10%; and

      (iiiii) thereafter, 90% to the Limited Partners and 10% to the General Partner.

      (dg) Profits for any Fiscal Period during the Disposition Period shall be allocated to the Partners as follows:

      (ii) first, to the Partners in proportion to and to the extent of the deficit balances, if any, in their respective Capital Accounts;

      (iiii) next, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital Account balances;

      (iiiiii) next, in a manner that will cause (A) the excess of the Limited Partners' aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the General Partner's Capital Account balance, to be in the ratio of 90% to 10%; and

      (iviv) thereafter, 90% to the Limited Partners and 10% to the General Partner.

      (eh) Losses for any Fiscal Period shall be allocated to the Partners as follows:

      (ii) first, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Losses equal to the excess, if any, of their aggregate Capital Account balances over their aggregate Adjusted Capital Contributions;

      (iiii) next, to the Partners in proportion to and to the extent of their respective remaining positive Capital Account balances, if any; and

      (iiiiii) thereafter, 1% to the General Partner and 99% to the Limited Partners; provided, however, that if and to the extent that an allocation of Losses to any Limited Partner pursuant to this Section 8.2(e) or Section 8.2(f) would result in any Limited Partner having an Adjusted Capital Account Deficit, such Losses shall be allocated to all other Partners in accordance with this
      Section 8.2(e) and, when no Limited Partner can be allocated any such Losses without violating the limitation contained in this proviso, such remaining Losses shall be allocated to the General Partner.

      (fi)  Special Allocations.

      The following special allocations shall, except as otherwise provided, be made prior to allocations in Section 8.2(a)-(e) in the following order:

      (ii) Minimum Gain Charge-Back. Notwithstanding any other provision of this Section 8, if there is a net decrease in Partnership Minimum Gain or in any Partner Nonrecourse Debt Minimum Gain during any Fiscal Period, prior to any other allocation pursuant this Section 8, each Partner shall be specifically allocated items of Partnership income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.

      (iiii)    Partnership    Nonrecourse    Deductions.    Partnership
      Nonrecourse Deductions for any Fiscal Period shall be allocated 99% to the Limited Partners and 1% to the General Partner.

      (iiiiii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any Fiscal Period shall be allocated to the Partner who made or guaranteed or is otherwise liable with respect to the loan to which such Partner Nonrecourse Deductions are attributable in accordance with principles of Treas. Reg.
      Section 1.704-2(i) or any successor provision.

      (iviv) Qualified Income Offset. If in any Fiscal Period, any Partner has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or otherwise, such Partner shall be allocate items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such Fiscal Period) sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, to the extent required by such Treasury Regulation. It is the intention of the parties that this
      allocation   provision  constitute  a  qualified  income  offset
      within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

      (vv)  Curative  Allocations.   The  special  allocations  provided
      for in the proviso of Section 8.2(e) and in Sections 8.2(f)(i)-(iv) are intended to comply with certain requirements of Treas. Reg. Sections 1.704-1 and 1.704-2. To the extent that any of such special allocations shall have been made, subsequent allocations of income, gains, losses and deductions and items thereof (curative allocations) shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg.
      Sections 1.704-1 and 1.704-2, the Partners' Capital Account balances to be as nearly as possible in the same proportions in which they would have been had such special allocations not occurred. In making such curative allocations, due regard shall be given to the character of the Profits and Losses and items thereof that were originally allocated pursuant to the provision of Sections 8.2(e) and Sections 8.2(f)(i)-(iv) in order to put the Partners as nearly as possible in the positions in which they would have been had such special allocations not occurred.

           If the General Partner determines, after consultation with Tax Counsel, that the allocation of any item of Partnership income, gain, loss or deduction is not specified in this Section 8 (an unallocated item), or that the allocation of any item of Partnership income, gain, loss or deduction hereunder is clearly inconsistent with the Partners' economic interests in the
      Partnership determined by reference to this Agreement, the general principles of Treas. Reg. Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii) (a misallocated item), then the General Partner may allocate such unallocated items and reallocate such misallocated items, to reflect such economic interests.

      (vivi) Special Allocation of State, Local and Foreign Taxes. Any state, local or foreign taxes imposed on the Partnership by reason of a Partner being a citizen, resident or national of such state, locality or foreign jurisdiction, including any item(s) of taxable income or tax loss resulting therefrom, shall be specially allocated to such Partner.

      (viivii) Transactions with Partnership. If, and to the extent that, any Partner is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Partner and the Partnership pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision now or hereafter in effect, any corresponding Profits or Losses or items thereof shall be allocated to the Partner who was charged with such item.

      (viiiviii) Fees and Commissions Paid to General Partner. It is the intent of the Partnership that any amount paid or deemed paid to the General Partner as a fee or payment described in Section
      6.4 shall be treated as a guaranteed payment or a payment to a partner not acting in his capacity as a partner pursuant to
      Section 707(c) of the Code to the extent possible. If any such fee or payment is deemed to be a distribution to the General Partner and not a guaranteed payment or a payment to a partner not acting in his capacity as a partner, the General Partner shall be allocated an amount of Partnership gross ordinary income equal to such payment.

      (ixix) Selling Commissions, Underwriting Fees, Acquisition Fees and O & O Expense Allowance. Selling Commissions, Underwriting Fees, Acquisition Fees and the O & O Expense Allowance shall be allocated 100% to the Limited Partners. Organizational and Offering Expenses, in excess of Sales Commissions, Underwriting Fees and the O & O Expense Allowance, shall be allocated 100% to the General Partner.

      8.33  Distributions and Allocations Among the Limited Partners.

      (aa) Except to the extent otherwise provided herein, all distributions of Distributable Cash and all allocations of Profits and Losses and items thereof for any Fiscal Year or Fiscal Period shall be distributed or allocated, as the case may be, among the Limited Partners in proportion to their respective numbers of Units. Each distribution of Distributable Cash shall be made to the Limited Partners (or their respective assignees) of record as of the last day of the month next preceding the date on which such distribution is made.

      (bb) All distributions of Distributable Cash and all allocations of Profits and Losses or items thereof for any Fiscal Year in which any Limited Partners are admitted to the Partnership, shall be allocated among the Limited Partners as follows:

      (ii) first, the Operations and Sales of the Partnership shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales of the Partnership;
;

      (ii) second, all Profits and Losses for such Fiscal Year shall be allocated among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in such Fiscal Year that such Units were held by such Limited Partner bears to the sum of that calculation for all Limited Partners; and

      (iiiv) third, all monthly distributions of cash made to the Limited Partners pursuant to Section 8.1(c) shall be distributed among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in the month preceding the month in which the distribution is made that such Units were held by such Limited Partner bears to the sum of that calculation for all Limited Partners. If the General Partner determines at any time that the sum of the monthly distributions made to any Limited Partner during or with respect to a Fiscal Year does not (or will not) properly reflect such Limited Partner's share of the total distributions made or to be made by the Partnership for such Fiscal Year, the General Partner shall, as soon as practicable, make a supplemental distribution to such Limited Partner, or withhold from a subsequent distribution that otherwise would be payable to such Limited Partner, such amount as shall cause the total distributions to such Limited Partner for such Fiscal Year to be the proper amount.

      (cc) In the event of a transfer of a Unit during a Fiscal Year in accordance with Section 10, the transferor and transferee shall be allocated a ratable share of Profits and Losses for such Fiscal Year based on the number of days in such Fiscal Year that each held such transferred Units. Monthly distributions made by the Partnership in accordance with Section 8.1(c) shall be allocated between the transferor and transferee (and subsequently adjusted, if necessary) in the manner set forth in clause (iv) and the last sentence of Section 8.3(b).

      (d)  Each  distribution  made to a  Limited  Partner  pursuant  to
Section 8.1(c), 8.6 or 11.3 of this Agreement, any interest on Subscription Monies relating to such Limited Partner's Units paid to such Limited Partner pursuant to Section 5.3(k), and any amount paid to such Limited Partner in redemption of such Limited Partner's Units pursuant to Section 10.5 shall be applied as follows:

      (i)  first,  in  reduction  of  such  Limited   Partner's   Unpaid
      Cumulative   Return,   to  the  extent   thereof,   as  determined
      immediately before such distribution; and

      (ii)  then,  in  reduction  of  such  Limited  Partner's  Adjusted
      Capital  Contribution,   to  the  extent  thereof,  as  determined
      immediately before such distribution.

      8.44  Tax Allocations: Code Section 704(c); Revaluations.

      (aa) In accordance with Code section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction, and items thereof, with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

      (bb) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Clause (b) of the definition of Gross Asset Value herein and Section 5.5(h) hereof, subsequent allocations of income, gain, loss and deduction, and items thereof, with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Proposed Treas. Reg. Section 1.704-3(a)(6) or the corresponding provision of final or successor Treasury Regulations.

      (cc) Any elections or other decisions relating to the allocations required by clauses (a) and (b) of Section 8.4 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this clause (c) of Section 8.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

      8.55  Compliance with NASAA Guidelines Regarding Front-End Fees.

      Notwithstanding anything in this Agreement to the contrary, in the event the Partnership fails, at any time after the expiration of 30 months from the date of the Prospectus, to comply with the restrictions set forth in Section 6.4(b) through (f) above, the General Partner shall appropriately adjust the allocations and distributions set forth in this Section 8 so as to comply with the requirements contained in NASAA Guidelines. No adjustment proposed to be made pursuant to this
Section 8.5 shall require the General Partner to obtain the consent of the Limited Partners unless such proposed adjustment adversely effects the allocations or distributions made, or to be made, to any Limited Partner.

      8.66  Return of Uninvested Capital Contribution.

      In the event that 100% of Net Offering Proceeds have not been used to make Investments or committed to Reserves to the extent permitted to be treated as Investments pursuant to Section 6.1(b)(vii) within the later of (i) twenty-four (24) months after the Effective Date of the Offering or (ii) 12 months of the receipt thereof by the Partnership, the amount of such uninvested Net Offering Proceeds shall be promptly distributed by the Partnership to the Limited Partners, pro rata based upon their respective number of Units, as a return of capital, without interest and without reduction for Front-End Fees in respect of such uninvested Capital Contributions (which distributions shall not in any event exceed the related Capital Contribution of any Limited Partner). Funds shall be deemed to have been committed to investment and need not be returned to a Limited Partner to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings are executed and not terminated during the applicable twenty-four (24) or twelve (12) month period described above, if such investments are ultimately consummated within a further period of twelve (12) months. Funds deemed committed which are not actually so invested within such twelve (12) month period will be promptly distributed, without interest and without reduction for Front-End Fees in respect of such uninvested Net Offering Proceeds, to the Limited Partners on a pro rata basis, as a return of capital.

      8.77  Partner's Return of Investment in the Partnership.

      Each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and for any other distributions with respect to his Partnership Interest. If the assets of the Partnership remaining after payment or discharge, or provision for payment or discharge, of its debts and liabilities are insufficient to return such Capital Contribution or to make any other distribution to such Partner, he shall not have any recourse against the personal assets of any other Partner, except to the limited extent set forth in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii).

      8.88  No Distributions in Kind.

      Distributions in kind shall not be permitted except upon dissolution and liquidation of the Partnership's assets and may only then be made to a liquidating trust established for the purposes of (a) liquidating the assets transferred to it and (b) distributing the net cash proceeds of such liquidation in cash to the Partners in accordance with the provisions of this Agreement.

      8.9  Partnership Entitled to Withhold.

      The Partnership shall at all times be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Partner arising as a result of such Partner's participation in the Partnership. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Section 8 and Section 11, as the case may be, to the extent such Partner is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Partner exceeds the amount to which such Partner is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to twelve percent (12%) per annum simple interest from the date of such payment or withholding until such excess is repaid to the Partnership (i) by deduction from any distributions subsequently payable to such Partner pursuant to this Agreement or (ii) earlier payment of such excess and interest by such Partner to the Partnership. Such excess and interest shall, in any case, be payable not less than 30 days after demand therefore by the General Partner, which demand shall be made only if the General Partner determines that such Partner is not likely to be entitled to distributions within 12 months from the date of such withholding or payment by the Partnership in an amount sufficient to pay such excess and interest. The withholdings and payments referred to in this
Section 8.9 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partner shall have received an opinion of counsel or other evidence, satisfactory to the General Partner, to the effect that a lower rate is applicable, or that no withholding or payment is required.

Section 99.  WITHDRAWAL OF GENERAL PARTNER.

      9.11  Voluntary Withdrawal.

      The General Partner may not voluntarily withdraw as a General Partner from the Partnership unless (a) the Limited Partners have received 60 days' advance written notice of the General Partner's intention to withdraw, (b) the Partnership shall have received an opinion of Tax Counsel to the Partnership to the effect that such withdrawal will not constitute a termination of the Partnership or otherwise materially adversely affect the status of the Partnership for federal income tax purposes and (c) a Substitute General Partner shall have been selected and such Substitute General Partner (i) shall have expressed a willingness to be admitted to the Partnership, (ii) shall have received the specific written Consent of the Majority Interest to such admission and (iii) shall have a Net Worth sufficient, in the opinion of Tax Counsel to the Partnership, for the Partnership to continue to be classified as a partnership for federal income tax purposes and to satisfy the net worth requirements for sponsors under the NASAA Guidelines.

      9.22  Involuntary Withdrawal.

      The General Partner shall be deemed to have involuntarily withdrawn as a General Partner from the Partnership upon the removal of the General Partner pursuant to the Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect.

      For purposes of this Section 9.2 and Section 13, neither the General Partner nor any Affiliate of the General Partner will participate in any vote by the Limited Partners to (a) involuntarily remove the General Partner or (b) cancel any management or service contract with the General Partner or any such Affiliate.

      9.33  Consequences of Withdrawal.

      (aa) Upon the voluntary withdrawal of the General Partner in accordance with Section 9.1, the General Partner, or its estate, successors or legal representatives, shall be entitled to receive from the Partnership (i) an amount equal to the positive balance, if any, in the General Partner's Capital Account (as adjusted to the date of such withdrawal by allocation pursuant to Section 8 of any Profits or Losses or other allocable items realized by the Partnership through such date of Withdrawal and any unrealized gains and losses inherent in the Partnership's assets as of such date), provided, however, that in no event shall such amount exceed the fair market value of the Partnership Interest then held by the General Partner, as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be, (ii) Management Fees payable with respect to Investments acquired by the Partnership prior to the effective date of the withdrawal of the General Partner shall remain payable to the General Partner notwithstanding any such withdrawal as and when the Partnership receives the Cash Flow from such Investments creating the obligation to pay such Management Fees and in the event that the General Partner pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the voluntary or involuntary withdrawal of the General Partner (iii) an amount equal to the difference between (A) any amounts due and owing to the General Partner by the Partnership and (B) any amounts due and owing by the General Partner to the Partnership. The right of the General Partner, or its estate, successors or legal representatives, to receipt of such amount shall be subject to (x) any claim for damages by the Partnership or any Partner against the General Partner, or its estate, successors or legal representatives, that such withdrawal shall have been made in contravention of this Agreement and (y) if the General Partner has a negative balance in its Capital Account after making the adjustments provided for in the first sentence of this clause (a) of Section 9.3, payment to the Partnership of an amount equal to the lesser of (1) the amount of such deficit balance or (2) the excess of 1.01% of the total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner.

      (bb) Upon involuntary withdrawal of the General Partner as such from the Partnership in accordance with Section 9.2, the Partnership shall pay to the General Partner (i) the fair market value of the Partnership Interest then held by the General Partner, as calculated in the manner set forth in clause (c) of this Section 9.3, plus or minus, as the case may be, (ii) Management Fees payable with respect to Investments acquired by the Partnership prior to the effective date of the withdrawal of the General Partner shall remain payable to the General Partner notwithstanding any such withdrawal as and when the Partnership receives the Cash Flow from such Investments creating the obligation to pay such Management Fees and in the event that the General Partner pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the voluntary or involuntary withdrawal of the General Partner (iii) an amount equal to the difference between (A) any amounts due and owing to such withdrawn General Partner by the Partnership and (B) any amounts due and owing by such withdrawn General Partner to the Partnership, and, upon such payment, the General Partner's Interest in the income, losses, distributions and capital of the Partnership shall be terminated.

      (cc) For purposes of this Section 9.3, the fair market value of the withdrawn General Partner's Interest shall be determined, in good faith, by such General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association by two independent appraisers, one selected by the withdrawn General Partner and one by the Limited Partners. In the event that such two appraisers are unable to agree on the value of the withdrawn General Partner's Interest within 90 days, they shall within 20 days thereafter jointly appoint a third independent appraiser whose determination shall be final and binding; provided, however, that if the two appraisers are unable to agree within such 20 days on a third appraiser, the third appraiser shall be selected by the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn General Partner and the Partnership.

      (dd) The method of payment to the General Partner upon withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Partnership. When the withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Partnership, with principal payable, if at all, from distributions that the withdrawn General Partner otherwise would have received under the Partnership Agreement had the General Partner not withdrawn. When the withdrawal is involuntary, the method of payment will be presumed to be fair if it provides for a promissory note bearing interest on the outstanding principal amount thereof at the lesser of (i) the rate of interest (inclusive of any points or other loan charges) which the Partnership would be required to pay to an unrelated bank or commercial lending institution for an unsecured, 60 month loan of like amount or (ii) the rate of interest from time to time announced by The Chase Manhattan Bank (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% and providing for repayments of principal thereunder in sixty (60) equal monthly installments, together with accrued but unpaid interest.

      9.44  Liability of Withdrawn General Partner.

      If the business of the Partnership is continued after withdrawal of the General Partner, the General Partner, or its estate, successors or legal representatives, shall remain liable for all obligations and liabilities incurred by it or by the Partnership while it was acting in the capacity of General Partner and for which it was liable as General Partner, but shall be free of any obligation or liability incurred on account of or arising from the activities of the Partnership from and after the time such withdrawal shall have become effective.

      9.55  Continuation of Partnership Business.

      In the event that the General Partner withdraws from the Partnership, the General Partner, or its estate, successors or legal representatives, shall deliver to the Limited Partners Notice stating the reasons for such withdrawal. If, within 90 days following such withdrawal, any Person shall be admitted to the Partnership as a Substitute General Partner, such Substitute General Partner shall execute a counterpart of this Agreement and the business of the Partnership shall continue. If no Substitute General Partner shall have been so admitted to the Partnership within 90 days following the date of the General Partner's withdrawal, then the Partnership shall be dissolved.

Section 1010.  TRANSFER OF UNITS.

      10.11  Withdrawal of a Limited Partner.

      A Limited Partner may withdraw from the Partnership only by Assigning or having redeemed all Units owned by such Limited Partner in accordance with this Section 10. The withdrawal of a Limited Partner shall not dissolve or terminate the Partnership. In the event of the withdrawal of any Limited Partner because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Limited Partner shall be deemed to be the Assignee of the Partnership Interest of such Limited Partner and may become a Substitute Limited Partner upon compliance with the provisions of
Section 10.3.

      10.22  Assignment.

      (aa)  Subject to the  provisions  of Sections  10.2(b) and (c) and
10.3 of this Agreement, any Limited Partner may Assign all or any portion of the Units owned by such Limited Partner to any Person (the Assignee); provided that

      (ii) such Limited Partner and such Assignee shall each execute a written Assignment instrument, which shall:

           (AA)  set forth the terms of such Assignment;

           (BB) in the case of assignments other than by operation of law, state the intention of such Limited Partner that such Assignee shall become a Substitute Limited Partner and, in all cases, evidence the acceptance by the Assignee of all of the terms and provisions of this Agreement;

           (CC) include a representation by both such Limited Partner and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

           (DD) otherwise be satisfactory in form and substance to the General Partner; and

      (iiii) such Assignee shall pay to the Partnership an aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the Partnership in connection with such Assignment.

      (bb) Notwithstanding the foregoing, unless the General Partner shall specifically Consent, no Units may be Assigned:

      (i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

      (ii) to any Person if, in the Opinion of Tax Counsel, such Assignment would result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes, provided that the Partnership may permit such Assignment to become effective if and when, in the opinion of Tax Counsel, such Assignment would no longer result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes;

      (iii) to any Person if such Assignment would affect the Partnership's existence or qualification as a limited partnership under the Delaware Act or the applicable laws of any other jurisdiction in which the Partnership is then conducting business;

      (iv) to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

      (v) if such Assignment would result in the transfer of a Partnership Interest representing less than twenty-five (25) Units, or ten (10) Units in the case of a Qualified Plan (unless such Assignment is of the entire Partnership Interest owned by such Limited Partner);

      (vi) if such Assignment would result in the retention by such Limited Partner of a portion of its Partnership Interest representing less than the greater of (A) twenty-five (25) Units, or ten (10) Units in the case of a Qualified Plan, and (B) the minimum number of Units required to be purchased under minimum investment standards applicable to an initial purchase of Units by such Limited Partner;

      (vii) if, in the reasonable belief of the General Partner, such Assignment might violate applicable law;

      (viii)  if the  effect  of such  Assignment  would be to cause the
      equity   participation  in  the  Partnership  by  benefit  plan
      investors  (both within the meaning of DOL Reg.   2510.3-101(f))
      to equal or exceed 25%; or

      (ix) if such transfer would cause an impermissible percentage of Units to be owned by non-United States citizens.

      Any attempt to make any  Assignment  of Units in violation of this
      Section 10.2(b) shall be null and void ab initio.

      (cc) So long as there are adverse federal income tax consequences from being treated as a publicly traded partnership for federal income tax purposes, the General Partner shall not permit any interest in a Unit to be Assigned on a secondary public market (or a substantial equivalent thereof) as defined under the Code and any Treasury Regulations or published notices promulgated thereunder (a Secondary Market) and, if the General Partner determines in its sole and absolute discretion, that a proposed Assignment was effected on a Secondary Market, the Partnership and the General Partner have the right to refuse to recognize any such proposed Assignment and to take any action deemed necessary or appropriate in the General Partner's reasonable discretion so that such proposed Assignment is not, in fact, recognized. For purposes of this Section 10.2(c), any Assignment which results in a failure to meet the safe-harbor provisions of Treasury
Regulations   1.7704-1,   or  any  substitute   safe-harbor  provisions
subsequently established by Treasury Regulations or published notices, shall be treated as causing the Units to be publicly traded. The
Limited Partners agree to provide all information respecting Assignments, which the General Partner deems necessary in order to determine whether a proposed transfer occurred or will occur on a Secondary Market.

      (dd) Assignments made in accordance with this Section 10.2 shall be considered terminated on the last day of the month upon which all of the conditions of this Section 10.2 shall have been satisfied and effective for record purposes and for purposes of Section 8 as of the first day of the month following the date upon which all of the
conditions   of  this   Section   10.2   shall   have  been   satisfied.
Distributions to the assignee shall commence the month following effectiveness of the assignment.

      10.33  Substitution.

      (aa) An Assignee of a Limited Partner shall be admitted to the Partnership as a Substitute Limited Partner only if:

      (ii) the General Partner has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Partnership does or may result from such admission; and

      (iiii) such Assignee shall have executed a transfer agreement and such other forms, including a power of attorney to the effect required by Section 15, as the General Partner reasonably may require to determine compliance with this Section 10.

      (bb) An Assignee of Units who does not become a Substitute Limited Partner in accordance with this Section 10.3 and who desires to make a further Assignment of his Units shall be subject to all the provisions of Sections 10.2, 10.3 and 10.4 to the same extent and in the same manner as a Limited Partner desiring to make an Assignment of his Units. Failure or refusal of the General Partner to admit an Assignee as a Substitute Limited Partner shall in no way affect the right of such Assignee to receive distributions from Distributable Cash From Operations and Distributable Cash From Sales and the share of the Profits or Losses for Tax Purposes to which his predecessor in interest would have been entitled in accordance with Section 8.

      10.44  Status of an Assigning Limited Partner.

      Any Limited Partner that shall Assign the entire Partnership Interest owned by such Limited Partner to an Assignee who shall become a Substitute Limited Partner shall cease to be a Limited Partner in the Partnership and shall no longer have any of the rights or privileges of a Limited Partner in the Partnership.

      10.55  Limited Right of Presentment for Redemption of Units.

      (aa) Commencing with the second full calendar quarter following the Final Closing Date and at any time and from time to time thereafter until termination of the Partnership, any Limited Partner (other than an Affiliated Limited Partner) may request that the Partnership redeem, and, subject to the availability of funds in accordance with clause (b) below and the other provisions of this Section 10.5 and provided that the Partnership shall not, in any calendar year, redeem Partnership Interests that, in the aggregate, exceed 2% of the total Partnership Interests outstanding as of the last day of such year, with the prior Consent of the General Partner, the Partnership shall redeem, for cash, up to 100% of the Partnership Interest of such Limited Partner, at the Applicable Redemption Price. The Partnership shall be under no obligation to redeem Units of a Limited Partner and shall do so only in the sole and absolute discretion of the General Partner.

      (bb) No reserves shall be established by the Partnership for the redemption of Units. The availability of funds for the redemption of any Unit shall be subject to the availability of sufficient Distributable Cash. Furthermore, Units may be redeemed only if such redemption would not impair the capital or the Operations of the Partnership and would not result in the termination under the Code of the Partnership's taxable year or of its federal income tax status as a partnership.

      (c) A Limited Partner desiring to have a portion or all of his Units redeemed shall submit a written request to the General Partner on a form approved by the General Partner duly signed by all owners of such Units on the books of the Partnership. Redemption requests hereunder shall be deemed given on the earlier of the date the same is
(i) personally delivered with receipt acknowledged, or (ii) mailed by certified mail, return receipt requested, postage prepaid, at the General Partner's address set forth herein. Requests arising from death, major medical expense and family emergency related to disability
or  a   material   loss  of  family   income,   collectively   Hardship
Redemptions shall be treated as having been received at 12:01 A.M. EST and all other redemption requests shall be deemed received with the start of the business day during which received. The General Partner shall promptly accept or deny each redemption request. The General Partner shall, in its sole discretion, decide whether a redemption is in the best interests of the Partnership.

      (d) In the event that the General Partner receives requests for the Partnership to redeem more Units than there are funds sufficient to redeem, the General Partner shall honor redemption requests in the order in which duly executed and supported redemption requests are received. The General Partner shall use its reasonable efforts to honor requests for redemptions of Units with the same request date first as to Hardship Redemptions, second so as to provide liquidity for IRAs or Qualified Plans to meet required distributions and finally as to all other redemption requests.

      (e) Within 30 days following the date upon which the General Partner receives a written request from any Limited Partner to redeem Units held by such Limited Partner, the General Partner shall deliver written notice to such Limited Partner indicating (i) the number, if any, of such Units to be redeemed and (ii) if appropriate, the date of redemption thereof, which shall be a date within 30 days following the date of such notice, and the Applicable Redemption Price with respect thereto. Not less than ten (10) days prior to the redemption date specified in the Partnership's notice, the Limited Partner requesting redemption shall deliver to the Partnership all transfer instruments and other documents reasonably requested by the Partnership to evidence such redemption and the Partnership shall pay to such Limited Partner the Applicable Redemption Price per Unit redeemed. In the event that all Units of any Limited Partner are so redeemed, such Limited Partner shall be deemed to have withdrawn from the Partnership and shall, from and after the date of the redemption of all Units of such Limited Partner, cease to have the rights of a Limited Partner.

Section 1111.  DISSOLUTION AND WINDING-UP.

      11.11  Events Causing Dissolution.

      The Partnership shall be dissolved upon the happening of any of the following events (each a Dissolution Event):

      (aa) the  withdrawal of the General  Partner,  unless a Substitute
General   Partner  shall  have  been  admitted  to  the  Partnership  in accordance with Section 9.5; or

      (bb) the voluntary dissolution of the Partnership (i) by the General Partner with the Consent of the Majority Interest or (ii) subject to Section 13, by the Consent of the Majority Interest without action by the General Partner; or

      (cc) the Sale of all or substantially all of the assets of the Partnership (which Sale prior to the end of the Reinvestment Period requires the Consent of the Majority Interest); or

      (dd) the expiration of the Partnership term specified in Section 4 of this Agreement; or

      (ee) the Operations of the Partnership shall cease to constitute legal activities under the Delaware Act or any other applicable law; or

      (ff) any other event which causes the dissolution or winding-up of the Partnership under the Delaware Act to the extent not otherwise provided herein.

      11.22 Winding Up of the Partnership; Capital Contribution by the General Partner Upon Dissolution.

      (aa) Upon the occurrence of a Dissolution Event, the winding-up of the Partnership and the termination of its existence shall be accomplished as follows:

           (ii) the General Partner (or if there shall be none, such other Person as shall be selected by the Consent of the Majority Interest, or if no such other Person is so selected, such other Person as is required by law to wind up the affairs of the Partnership, which Person, in either event, may exercise all of the powers granted to the General Partner herein and is hereby authorized to do any and all acts and things authorized by law and by this Agreement for such purposes and any and all such other acts or things consistent therewith as may be expressly authorized by the Majority Interest) shall proceed with the liquidation of the Partnership (including, without limitation, the Sale of any remaining Investments and cancellation of the Certificate of Limited Partnership), and is hereby authorized to adopt such plan, method or procedure as may be deemed reasonable by the General Partner (or such other Person effecting the winding up) to effectuate an orderly winding-up;

           (iiii) all Profits or Losses or items thereof and all amounts required to be specially allocated pursuant to Section 8.2(f) for the period prior to final termination shall be credited or charged, as the case may be, to the Partners in accordance with Section 8;

           (iiiiii) in the event that, after all requirements of clauses (i) and (ii) of this Section 11.2(a) shall have been accomplished, the General Partner shall have a deficit balance in its Capital Account, the General Partner shall contribute within thirty (30) days to the Partnership as a Capital Contribution an amount equal to the lesser of (A) the amount of such deficit balance or (B) the excess of 1.01% of the total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner (for this purpose, any payments made by the General Partner as co-signatory or guarantor of any of the indebtedness of the Partnership and not yet reimbursed to the General Partner at the time of dissolution of the Partnership and any amounts due and unpaid to the General Partner on, under or with respect to any Partnership Loans at the time of such dissolution shall be deemed to be Capital Contributions by the General Partner to the Partnership and any obligation of the Partnership to reimburse or repay such amounts shall thereupon cease);

           (iviv) the proceeds from Sales and all other assets of the Partnership shall be applied and distributed in liquidation as provided in Section 11.3; and

           (vv) the General Partner (or such other Person effecting the winding up) shall file such certificates and other documents as shall be required by the Delaware Act, the Code and any other applicable laws to terminate the Partnership.

      (bb) If the winding-up of the Partnership is effected by the General Partner, the General Partner shall be compensated for its services in connection therewith as provided in Section 6.4 of this Agreement and, if such winding up is effected by any such other Person (whether selected by the Majority Interest or as required by law), such other Person shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third parties rendering similar services in respect of similar entities in the same geographic location.

      11.33  Application of Liquidation Proceeds Upon Dissolution.

      Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Partnership shall be applied as follows and in the following order of priority:

      (aa) first, to the payment of creditors of the Partnership in order of priority as provided by law, except obligations to Partners or their Affiliates;

      (bb) next, to the setting up of any reserve that the General Partner (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Partnership or the Partners; such reserve may, in the sole and absolute discretion of the General Partner (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the General Partner (or such other Person effecting the winding up) may deem advisable, to distribute the balance thereafter remaining as provided in clauses (c)-(e) of this
Section 11.3.

      (cc) next, to the payment of all obligations to the Partners in proportion to and to the extent of advances made by each Partner pursuant to the provisions of this Agreement;

      (dd) next, to the payment of all reimbursements to which the General Partner or any Affiliate of the General Partner may be entitled pursuant to this Agreement; and

      (ee) thereafter, to the Partners in proportion to and to the extent of the positive balances of their Capital Accounts.

      11.44  No Recourse Against Other Partners.

      Following the occurrence of any Dissolution Event, each Limited Partner shall look solely to the assets of the Partnership for the return of, and any return on, such Limited Partner's Capital Contribution. If, after the complete payment and discharge of all debts, liabilities and other obligations of the Partnership, the assets of the Partnership are insufficient to provide the return of, or a return on, the Capital Contribution of any Limited Partner, such Limited Partner shall have no recourse against any other Limited Partner or the General Partner, except to the extent that the General Partner is obligated to make an additional Capital Contribution to the Partnership pursuant to Section 11.2(a)(iii) hereof.
Section 1212.  FISCAL MATTERS.

      12.11  Title to Property and Bank Accounts.

      Except to the extent that trustees, nominees or other agents are utilized as permitted by Section 6.1(b)(ii)(F), all Investments and other assets of the Partnership shall be held in the name of the Partnership. The funds of the Partnership shall be deposited in the name of the Partnership in such bank account or accounts as shall be designated by the General Partner, and withdrawals therefrom shall be made upon the signature of the General Partner or such Person or Persons as shall be designated in writing by the General Partner. The funds of the Partnership shall not be commingled with the funds of any other Person.

      12.22  Maintenance of and Access to Basic Partnership Documents.

      (aa) The General Partner shall maintain at the Partnership's principal office, the following documents:

      (ii)   the Participant List;

      (iiii) a copy of the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate or any such amendment has been executed;

      (iiiiii) copies of this Agreement and any amendments hereto;

      (iviv) copies of the audited financial statements of the Partnership for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Partners' equity at or for such Fiscal Year, together with the report of the Partnership's independent auditors with respect thereto;

      (vv)  copies  of  the  Partnership's   federal,  state  and  local
      income tax returns and reports, if any, for the three most recently completed Fiscal Years;

      (vivi)   records  as  required  by  applicable   tax   authorities
      including those specifically required to be maintained by tax shelters, if so required by the Partnership; and

      (viivii) investor suitability records for Units sold by any Affiliate of the General Partner.

      (bb) Each Limited Partner and his designated representative shall be given access to all of the foregoing records of the Partnership and such other records of the Partnership which relate to business affairs and financial condition of the Partnership, and may inspect the same and make copies of the same (subject, in the case of copying the Participant's List, to compliance with clause (c) of this
Section 12.2) at such Limited Partner's expense, during normal business hours upon reasonable advance written notice to the General Partner, which notice shall specify the date and time of the intended visit and identify with reasonable specificity the documents which such Limited Partner or its representative will wish to examine or copy or both.

      (cc) In addition, the General Partner shall mail a copy of the Participant List to, or as directed by, any Limited Partner within ten
(10) business days of receipt by the Partnership of a written request therefor together with a check in payment of the cost to the General Partner of preparing and transmitting such list to such party or his designated representative; provided that, in connection with any copying or request for a copy of, such Limited Partner shall certify that the Participant List is not being requested for further reproduction and sale or any other commercial purpose unrelated to the Interest of such Limited Partner in the Partnership or for any unlawful purpose.

      (dd) If the General Partner refuses or neglects to (i) permit a Limited Partner or its representative to examine the Participant List at the office of the Partnership during normal business hours and with reasonable notice to the General Partner or (ii) produce and mail a copy of the Participant List within ten (10) days after receipt of the applicable Limited Partner's written request (evidenced by a U.S. Postal Service registered or certified mail receipt), the General Partner shall be liable to such Limited Partner who requested such list for the costs, including reasonable attorneys' fees, incurred by such Limited Partner to compel production of the Participant List, and for the actual damages (if any) suffered by such Limited Partner by reason of such refusal or neglect. It shall be a defense that the requesting Limited Partner has failed or refused to provide the General Partner with either (i) the required fee or (ii) the certification called for in the next sentence and, in the case of clause (ii), the General Partner in good faith believes that the actual purpose and reason for a request for a copy of the Participant List is to secure such List for the purpose of the sale, reproduction or other use thereof for a commercial purpose other than in the interest of the Limited Partner relative to the affairs of the Partnership. In connection with any such request, the General Partner will require the Limited Partner requesting the Participant List to certify that the List is not being requested for a commercial purpose unrelated to such Limited Partner's interest in the Partnership. The remedies provided under this Section
12.2 to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or the laws of any state.

      12.33  Financial Books and Accounting.

      The General Partner shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Partnership. Except to the extent otherwise required by the accounting methods adopted by the Partnership for federal income tax purposes, such books and records shall be kept on an accrual basis and all financial statements of the Partnership shall be prepared for each Fiscal Year in accordance with generally accepted accounting principles as applied within the United States of America.

      12.44  Fiscal Year.

      Except as may otherwise be determined from time to time by the General Partner (in a manner which is consistent with the Code and the Treasury Regulations thereunder or is consented to by the IRS), the Fiscal Year of the Partnership for both federal income tax and financial reporting purposes shall end on December 31 of each year.

      12.55  Reports.

      (aa) Quarterly Reports. Within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the General Partner shall send, to each Person who was a Limited Partner at any time during such Fiscal Quarter, the following written materials:

      (ii) a report containing the same financial information as is contained in the Partnership's quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended, which shall include unaudited financial statements for the Partnership at and for such Fiscal Quarter, including a balance sheet and related statements of operations, cash flows and changes in Partners' equity, all of which financial statements shall be prepared in accordance with Section 12.3;

      (iiii) a tabular summary, prepared by the General Partner, with respect to the fees and other compensation and costs and expenses which were paid or reimbursed by the Partnership to the Sponsor during such Fiscal Quarter, identified and properly allocated as to type and amount. Such tabulation shall (A) include a detailed statement identifying any services rendered or to be rendered to the Partnership and the compensation received therefor and (B) summarize the terms and conditions of any contract, which was not filed as an exhibit to the Registration Statement, as amended and in effect as on the Effective Date. The requirement for such summary shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Sponsor; and

      (iiiiii) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, above), a special report concerning all Investments made during such Fiscal Quarter which shall include
      (A) a description of the types of Equipment acquired and Financing Transactions made, (B) the total Purchase Price paid for such categories of Investments, (C) the amounts of Capital Contributions and indebtedness used to acquire such Investments,
      (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.

      (bb) Annual Reports. Within 120 days after the end of each Fiscal Year, the General Partner shall send to each Person who was a Limited Partner at any time during such Fiscal Year the following written materials:

      (ii) financial statements for the Partnership for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Partners' equity, which shall be prepared in accordance with
      Section 12.3 and shall be accompanied by an auditor's report containing an opinion of the Accountants;

      (iiii) an analysis, prepared by the General Partner (which need not be audited, but shall be reviewed, by the Accountants), of distributions made to the General Partner and the Limited Partners during such Fiscal Year separately identifying the portion (if any) of such distributions from:

           (AA)  Cash Flow during such period;

           (BB)  Cash Flows from prior periods;

           (CC)  Cash From Sales;

           (DD) Capital Contributions originally used to establish a Reserve;

      (iiiiii) a status report with respect to each piece of Equipment and each Financing Transaction which individually represents at least 10% of the aggregate Purchase Price of the Partnership's Investments held at the end of such Fiscal Year, which report shall state:

           (AA) the condition of each such item of Equipment and of any personal property securing any Financing Transaction to which such report applies;

           (BB) how such Equipment was being utilized as of the end of such Fiscal Year (i.e., leased, operated directly by the Partnership or held for lease, repair or sale);

           (CC)  the   remaining   term  of  any  Lease  to  which  such
           Equipment is subject;

           (DD) the projected or intended use of such Equipment during the next following Fiscal Year;

           (EE)  the method used to determine values set forth therein;

           (F) such other information as may be relevant to the value or use of such Equipment or any personal property securing any such Financing Transaction as the General Partner, in good faith, deems appropriate;

      (iviv) the annual report shall contain a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the Sponsor by the Partnership during such Fiscal Year identified (and properly allocated) as to type and amount:

           (A) In the case of any fees and other compensation, such breakdown shall identify the services rendered or to be rendered to the Partnership and the compensation therefor and shall summarize the terms and conditions of any contract which was not filed as an exhibit to the Registration Statement, as amended and in effect on the Effective Date. The requirement for such information shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Sponsor;

           (B) In the case of reimbursed costs and expenses, the General Partner shall also prepare an allocation of the total amount of all such items and shall include support for such allocation to demonstrate how the Partnership's portion of such total amounts were allocated between the Partnership and any other Programs in accordance with this Agreement and the respective governing agreements of such other Programs. Such cost and expense allocation shall be reviewed by the Accountants in connection with their audit of the financial statements of the Partnership for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such Accountants shall state that, in connection with the performance of such audit, such Accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the Sponsor, the cost of whose services were reimbursed; and

           (C) The additional costs of the special review required by this clause will be itemized by the Accountants on a Program by Program basis and may be reimbursed to the Sponsor by the Partnership in accordance with this subparagraph only to the extent such reimbursement, when added to the cost for all administrative services rendered, does not exceed the competitive rate for such services as determined in such report;

      (vv) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, above), a special report concerning all Investments made during such Fiscal Year which shall include (A) a description of the types of Equipment acquired or Financing Transactions made, (B) the total Purchase Price paid for such categories of Investments, (C) the amounts of Capital Contributions and indebtedness used to acquire such Investments,
      (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Year.

      12.66  Tax Returns and Tax Information.

      The General Partner shall:

      (aa) prepare or cause the Accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Partnership for each Fiscal Year within 75 days after the end of such Fiscal Year; and

      (bb) deliver to each Partner by March 15 following each Fiscal Year a Form K-1 or other statement setting forth such Partner's share of the Partnership's income, gains, losses, deductions, and items thereof, and credits if any, for such Fiscal Year.

      12.77  Accounting Decisions.

      All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner in accordance with the accounting methods adopted by the Partnership for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be acceptable to the Accountants, and the General Partner may rely upon the advice of the Accountants as to whether such decisions are in accordance with the methods adopted by the Partnership for federal income tax purposes or generally accepted accounting principles.

      12.88  Federal Tax Elections.

      The Partnership, in the sole and absolute discretion of the General Partner, may make elections for federal tax purposes as follows:

      (a) In case of a transfer of all or part of the Partnership Interest of a Partner, the Partnership, in the absolute discretion of the General Partner, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law), and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee.

      (b) All other elections, including but not limited to the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Partnership under the Code shall be made by the General Partner in such manner as will, in the opinion of the General Partner (as advised by Tax Counsel or the Accountants as the General Partner deems necessary) be most advantageous to the Limited Partners as a group. The Partnership shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

      12.99  Tax Matters Partner.

      (aa) The General Partner is hereby designated as the Tax Matters Partner under Section 6231(a)(7) of the Code and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to
Partnership matters. Any Partner shall have the right to participate in such administrative or judicial proceedings relating to the determination of Partnership items at the Partnership level to the extent provided by Section 6224 of the Code. The Limited Partners shall not act independently with respect to tax audits or tax litigation affecting the Partnership, and actions taken by the General Partner as Tax Matters Partner in connection with tax audits shall be binding in all respects upon the Limited Partners.

      (bb)  The Tax Matters Partner shall have the following duties;

      (ii) To the extent and in the manner required by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, Interest and taxpayer identification number of each Partner to the Secretary of the Treasury or his delegate (the Secretary); and

      (iiiv) To the extent and in the manner required by applicable law and regulations, the Tax Matters Partner shall keep each Partner informed of administrative and judicial proceedings for the adjustment at the Partnership level of any item required to be taken into account by a Partner for income tax purposes (such
      judicial   proceedings   referred  to   hereinafter  as  judicial
      review).

      (cc) Subject to Section 6.3 hereof, the Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such expenses shall be made before any distributions are made from Cash from Operations or Cash From Sales. Neither the General Partner nor any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Partner; and the provisions on limitations of liability of the General Partner and indemnification set forth in Section 6.3 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

      (dd) The Tax Matters Partner is hereby authorized, but not required:

      (ii) to enter in to any settlement with the IRS or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners, except that such settlement agreement shall not bind any Partner who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Partner;

      (iiii) in the event that a notice of a final administrative adjustment at the partnership level of any item required to be taken into account by a Partner for tax purposes (a final adjustment) is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United Sates for the district in which the partnership's principal place of business is located, the United States Court of Claims or any other appropriate forum;

      (iiiiii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

      (iviv) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

      (vv) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken in to account by a Partner for tax purposes, or an item affected by such item; and

      (vivi) to take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

      12.1010  Reports to State Authorities.

      The General Partner shall prepare and file with all appropriate state regulatory bodies and other authorities all reports required to be so filed by state securities or blue sky authorities and by the NASAA Guidelines.

Section 1313.  MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS.

      13.11  Meetings of the Limited Partners.

      (aa) A  meeting  of the  Limited  Partners  may be  called  by the
General  Partner  on its own  initiative,  and  shall be  called  by the
General Partner following its receipt of written request(s) for a meeting from Limited Partners holding 10% or more of the then outstanding Units, to act upon any matter on which the Limited Partners may vote (as set forth in this Agreement). Every such request for a meeting shall state with reasonable specificity (i) the purpose(s) for which such meeting is to be held and (ii) the text of any matter, resolution or action proposed to be voted upon by the Limited Partners at such meeting (which text the General Partner shall, subject to the provisions of Section 13.3, submit an accurate summary of such proposal in its Notice of such meeting to the Limited Partners). Within ten days following the receipt of such a request, the General Partner shall give Notice to all Limited Partners of such meeting in the manner and for a time and place as specified in paragraph 13.1(b). In addition, the General Partner acting on its own initiative may, and following its receipt of written request(s) therefor from Limited Partners holding more than 10% of the then outstanding Units shall, submit for action by Consent of the Limited Partners, in lieu of a meeting, any matter on which the Limited Partners may vote (as set forth in this Section 13.

      (bb) A Notice of any such meeting (or action by written Consent without a meeting) shall be given to all Limited Partners either (i) personally or by mail (if such meeting is being called, or Consent action is being solicited, by the General Partner upon the request of the Limited Partners) or (ii) by regular mail (if such meeting is being called, or Consent action is being solicited, by the General Partner on its own initiative) and a meeting called pursuant to such Notice shall be held (or Consent action taken) not less than 15 days nor more than 60 days after the date such Notice is distributed. Such Notice shall be delivered or mailed to each Limited Partner at his record address, or at such other address as he may have furnished in writing to the General Partner for receipt of Notices, and shall state the place, date and time of such meeting (which shall be the place, date and time, if any, specified in the request for such meeting or such other place, date and time as the General Partner shall determine to be reasonable and convenient to the Limited Partners) and shall state the purpose(s) for which such meeting is to be held. If any meeting of the Limited Partners is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the Majority Interest shall constitute a quorum at all meetings of the Limited Partners; provided, however, that, if there be no such quorum, holders of a majority of the Interests so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notice of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy (except when a Limited Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Limited Partner otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice.

      (cc) For the purpose of determining the Limited Partners entitled to vote on any matter submitted to the Limited Partners at any meeting of such Limited Partners (or to take action by Consent in lieu thereof), or any adjournment thereof, the General Partner or the Limited Partners requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than fifty (50) days nor less than ten (10) days prior to any such meeting (or Consent action), for the purpose of any such determination.

      (dd) Any Limited Partner may authorize any Person or Persons to act for such Limited Partner by proxy in respect of all matters as to which such Limited Partner is entitled to participate, whether by waiving Notice of any meeting, taking action by Consent or voting as to any matter or participating at a meeting of the Limited Partners.
Every proxy must be signed by a Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

      (ee)  At  each  meeting  of  the  Limited  Partners,  the  Limited
Partners present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

      13.22  Voting Rights of the Limited Partners.

      Subject to Section 13.3, the Limited Partners, acting by Consent of the Majority Interest may take the following actions without the concurrence of the General Partner:

      (aa) amend this Agreement, other than (1) in any manner to allow the Limited Partners to take part in the control or management of the Partnership's business, and (2) without the specific Consent of the General Partner, to alter the rights, powers and duties of the General Partner as set forth in this Agreement;

      (bb)  dissolve the Partnership;

      (cc) remove the General Partner and elect one or more Substitute General Partners; and

      (dd) approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Partnership except for any such Sale or series of Sales in the ordinary course of liquidating the Partnership's Investments during the Disposition Period.

      In determining the requisite percentage in interest of Units necessary to approve a matter on which the Sponsor may not vote or consent, any Units owned by the Sponsor shall not be included. With respect to any Interests owned by the Sponsor, the Sponsor may not vote on matters submitted to the Limited Partners regarding the removal of the Sponsor or regarding any transaction between the Program and the Sponsor. In determining the requisite percentage and interest of Interests necessary to approve a matter in which a Sponsor may not vote or consent, any Interests owned by the Sponsor shall not be included.

      13.33  Limitations on Action by the Limited Partners.

      The rights of the Limited Partners under Section 13.2 shall not be exercised or be effective in any manner (a) to subject a Limited Partner to liability as a general partner under the Delaware Act or under the laws of any other jurisdiction in which the Partnership may be qualified or own an item of Equipment or (b) to contract away the fiduciary duty owed to such Limited Partner by the Sponsor under common law. Any action taken pursuant to Section 13.2 shall be void if any non-Affiliated Limited Partner, within 45 days after such action is taken, obtains a temporary restraining order, preliminary injunction or declaratory judgment from a court of competent jurisdiction on grounds that, or an opinion of legal counsel selected by the Limited Partners to the effect that, such action, if given effect, would have one or more of the prohibited effects referred to in this Section 13.3. For purposes of this Section 13.3, counsel shall be deemed to have been selected by the Limited Partners if such counsel is affirmatively approved by the Consent of the Majority Interest within 45 days of the date that the holders of 10% or more of the Units propose counsel for this purpose.

Section 1414.  AMENDMENTS.

      14.11  Amendments by the General Partner.

      Subject to Section 13.2 of this Agreement and all applicable law, this Agreement may be amended, at any time and from time to time, by the General Partner without the Consent of the Majority Interest to effect any change in this Agreement for the benefit or protection of the Limited Partners, including, without limitation:

      (aa) to add to the representations, duties or obligations of the General Partner or to surrender any right or power granted to the General Partner herein;

      (bb) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the terms of this Agreement;

      (cc) to preserve the status of the Partnership as a limited partnership for federal income tax purposes (or under the Delaware Act or any comparable law of any other state in which the Partnership may be required to be qualified);

      (dd) to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any blue sky commission) or by any Administrator or similar such official;

      (ee) to permit the Units to fall within any exemption from the definition of plan assets contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

      (ff) if the Partnership is advised by Tax Counsel, by the Partnership's Accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such Tax Counsel, such Accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; and

      (gg) to change the name of the Partnership or the location of its principal office.

      14.22  Amendments with the Consent of the Majority Interest.

      In addition to the amendments permitted to be made by the General Partner pursuant to Section 14.1, the General Partner may propose to the Limited Partners, in writing, any other amendment to this Agreement. The General Partner may include in any such submission a statement of the purpose for the proposed amendment and of the General Partner's opinion with respect thereto. Upon the Consent of the Majority Interest, such amendment shall take effect; provided, however, that (a) no such amendment shall increase the liability of any Partner or adversely affect any Partner's share of distributions of cash or allocations of Profits or Losses for Tax Purposes or of any investment tax credit amounts of the Partnership without in each case the consent of each Partner affected thereby; and (b) no such amendment shall modify or amend this Section 14 without the consent of each Limited Partner.

Section 1515.  POWER OF ATTORNEY.

      15.11  Appointment of Attorney-in-Fact.

      By their subscription for Units and their admission as Limited Partners hereunder, Limited Partners make, constitute and appoint the General Partner, each authorized officer of the General Partner and each Person who shall thereafter become a Substitute General Partner during the term of the Partnership, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, such Limited Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

      (aa) this Agreement, Schedule A to this Agreement and the Certificate of Limited Partnership under the Delaware Act and any other applicable laws of the State of Delaware and any other applicable jurisdiction, and any amendment of any thereof (including, without limitation, amendments reflecting the addition of any Person as a Partner or any admission or substitution of other Partners or the Capital Contribution made by any such Person or by any Partner) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Partner (including, without limitation, any Substitute General Partner and any Substitute Limited Partner);

      (bb) any other document, certificate or instrument required to reflect any action of the Partners duly taken in the manner provided for in this Agreement, whether or not such Limited Partner voted in favor of or otherwise consented to such action;

      (cc) any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Partnership is doing or intends to do business or that the General Partner deems advisable;

      (dd) any certificate of dissolution or cancellation of the Certificate of Limited Partnership that may be reasonably necessary to effect the termination of the Partnership; and

      (ee) any instrument or papers required to continue or terminate the business of the Partnership pursuant to Sections 9.5 and 11 hereof; provided that no such attorney-in-fact shall take any action as attorney-in-fact for any Limited Partner if such action could in any way increase the liability of such Limited Partner beyond the liability expressly set forth in this Agreement or alter the rights of such Limited Partner under Section 8, unless (in either case) such Limited Partner has given a power of attorney to such attorney-in-fact expressly for such purpose.

      15.22   Amendments  to  Agreement  and   Certificate   of  Limited
Partnership.

      (aa) Each Limited Partner is aware that the terms of this Agreement permit certain amendments of this Agreement to be effected and certain other actions to be taken or omitted by, or with respect to, the Partnership, in each case with the approval of less than all of the Limited Partners, if a specified percentage of the Partners shall have voted in favor of, or otherwise consented to, such action. If, as and when:

      (ii) any amendment of this Agreement is proposed or any action is proposed to be taken or omitted by, or with respect to, the Partnership, which amendment or action requires, under the terms of this Agreement, the Consent of the Partners;

      (iiii) Partners holding the percentage of Interests specified in this Agreement as being required for such amendment or action have consented to such amendment or action in the manner contemplated by this Agreement; and

      (iiiiii)  any Limited  Partner has failed or refused to consent to
      such  amendment  or  action   (hereinafter   referred  to  as  the
      non-consenting Limited Partner),

then each non-consenting Limited Partner agrees that each attorney-in-fact specified in Section 15.1 is hereby authorized and empowered to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish, for and on behalf of such non-consenting Limited Partner, and in his name, place and stead, any and all documents, certificates and instruments that the General Partner may deem necessary, convenient or advisable to permit such amendment to be lawfully made or such action lawfully taken or omitted. Each Limited Partner is fully aware that he has executed this special power of attorney and that each other Partner will rely on the effectiveness of such special power of attorney with a view to the orderly administration of the Partnership's business and affairs.

      (bb) Any amendment to this Agreement reflecting the admission to the Partnership of any Substitute Limited Partner shall be signed by the General Partner and by or on behalf of the Substitute Limited Partner. Any amendment reflecting the withdrawal or removal of the General Partner and the admission of any Substitute General Partner of the Partnership upon the withdrawal of the General Partner need be signed only by such Substitute General Partner.

      15.33  Power Coupled With an Interest.

      The foregoing grant of authority by each Limited Partner:

      (aa) is a special power of attorney coupled with an interest in favor of such attorney-in-fact and as such shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of such Limited Partner;

      (bb) may be exercised for such Limited Partner by a signature of such attorney-in-fact or by listing or referring to the names of all of the Limited Partners, including such Limited Partner, and executing any instrument with a single signature of any one of such attorneys-in-fact acting as attorney-in-fact for all of them; and

      (cc) shall survive the Assignment by any Limited Partner of the whole or any portion of such Limited Partner's Partnership Interest, provided that, if any Assignee of an entire Partnership Interest shall have furnished to the General Partner a power of attorney complying with the provisions of Section 15.1 of this Agreement and the admission to the Partnership of such Assignee as a Substitute Limited Partner shall have been approved by the General Partner, this power of attorney shall survive such Assignment with respect to the assignor Limited Partner for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such Assignment and admission and shall thereafter terminate with respect to such Limited Partner.

Section 1616.  GENERAL PROVISIONS.

      16.11  Notices, Approvals and Consents.

      All Notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same, and shall be deemed to have been delivered when the same are (a) deposited in the United States mail and sent by first class or certified mail, postage prepaid, (b) hand delivered, (c) sent by overnight courier or (d) telecopied. In each case, such delivery shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the
Partnership:

      (aa) If to the Partnership or the General Partner, at the principal office of the Partnership, to:

                ICON Income Fund Eight 1 L.P.
                c/o ICON Capital Corp.
                600 Mamaroneck Avenue
                Harrison, New York  10528
                Attention:  President
                Telephone:  (914) 698-0600
                Telecopy:   (914) 698-0699

      (bb) If to any Limited Partner, at the address set forth in Schedule A hereto opposite such Limited Partner's name, or to such other address as may be designated for the purpose by Notice from such Limited Partner given in the manner hereby specified.

      16.22  Further Assurances.

      The Partners will execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

      16.33  Captions.

      Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

      16.44  Binding Effect.

      Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Partnership.

1 A and B

      16.55  Severability.

      If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

      16.66  Integration.

      This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

      16.77  Applicable Law.

      This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this Agreement), without giving effect to the conflict of laws provisions thereof.

      16.88  Counterparts.

      This Agreement may be signed by each party hereto upon a separate counterpart (including, in the case of a Limited Partner, a separate subscription agreement or signature page executed by one or more such Partners), but all such counterparts, when taken together, shall constitute but one and the same instrument.

      16.99  Creditors.

      No creditor who makes a loan to the Partnership shall have or acquire at any time, as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor except solely by an assignment of the interest of the Limited Partner as provided herein above.

      16.1010  Interpretation.

      Unless the context in which words are used in this Agreement otherwise indicates that such is the intent, words in the singular shall include the plural and in the masculine shall include the feminine and neuter and vice versa.

      16.1111  Successors and Assigns.

      Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. In furtherance of and not in limitation of the foregoing, the General Partner may assign as collateral security or otherwise any items of compensation payable to it pursuant to the terms of this Agreement; notwithstanding any such assignment the General Partner and not any such assignee shall remain solely liable for its obligations hereunder.

      16.1212  Waiver of Action for Partition.

      Each of the parties hereto irrevocably waives, during the term of the Partnership, any right that he may have to maintain any action for partition with respect to the property of the Partnership.

Section 1717.   DEFINITIONS.

      Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and Article and Section references are references to the Articles and Sections of this Agreement.

      Accountants means KPMG Peat Marwick LLP, or such other firm of independent certified public accountants as shall be engaged from time to time by the General Partner on behalf of the Partnership.

      Acquisition  Expenses  means  expenses  (other than  Acquisition
      Fees) incurred and paid to any Person which are attributable to selection and acquisition of Equipment and Financing Transactions, whether or not acquired or entered into, including legal fees and expenses, travel and communications expenses, costs of credit reports and appraisals and reference materials used to evaluate transactions, non-refundable option payments on equipment and other tangible or intangible personal property not acquired, fees payable to finders and brokers which are not Affiliates of the Sponsor, accounting fees and expenses, costs of each acquisition of an item of Equipment or a Financing Transaction (including the negotiation of Leases and the negotiation and documentation of Partnership borrowings, including commitment or standby fees payable to Lenders),
      insurance   costs  and   miscellaneous   other  expenses   however
      designated.

      Acquisition Fees means, in connection with any Investment, the amount payable from all sources in respect of (a) all fees and commissions paid by any party in connection with the selection and purchase of any item of Equipment and the negotiation and consummation of any Financing Transaction by the Partnership, however designated and however treated for tax or accounting purposes, and (b) all finder's fees and loan fees or points paid in connection therewith to a Lender not affiliated with the Sponsor, but not any Acquisition Expenses.

      In calculating Acquisition Fees, fees payable by or on behalf of the Partnership to finders and brokers which are not Affiliates of the Sponsor shall be deducted from the amount of Acquisition Fees payable to the Sponsor, and no such fees may be paid to any finder or broker which is an Affiliate of the Sponsor.

      Adjusted Capital Account Deficit means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, a Partner's Capital Account balance shall be (a) reduced for any items described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4),(5), and (6), (b) increased for any amount such Partner is unconditionally obligated to contribute to the Partnership no later than the end of the taxable year in which his Units, or the General Partner's Partnership Interest, are liquidated (as defined in Treas. Reg. Section 1.704-1(b)(2)(ii)(g)) or, if later, within 90 days after such liquidation, and (c) increased for any amount such Partner is treated as being obligated to contribute to the Partnership pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5) (relating to Minimum
      Gain).

      Adjusted Capital Contribution means, as to any Limited Partner, as of the date of determination, such Limited Partner's Capital Contribution reduced, but not below zero, by all distributions theretofore made to such Limited Partner by the Partnership which are deemed to be in reduction of such Limited Partner's Capital Contribution pursuant to Section 8.3(d)(ii).

      Administrator means the official or agency administering the securities laws of a state.

      Affiliate means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any officer, director or partner of such Person, (c) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person and (d) if such Person is an officer, director or partner, any other Person for which such Person acts in such capacity.

      Affiliated Entity means any investment entity of whatever form that is managed or advised by the General Partner.



                               C-155
      Affiliated Investment means any Investment in which the General Partner, any Affiliate of the General Partner or any Program sponsored by the General Partner or any Affiliate of the General Partner (including, without limitation, any Program in which the General Partner or any such Affiliate has an interest) either has or in the past has had an interest, but excluding any Joint Venture.

      Affiliated Limited Partner means any officer, employee or securities representative of the General Partner or any Affiliate of the General Partner or of any Selling Dealer who is admitted as a Limited Partner at a Closing.

      Agreement means this Agreement of Limited Partnership, as the same may hereafter be amended, supplemented or restated from time to time.

      Applicable Redemption Price means, with respect to any Unit, the amount (determined as of the date of redemption of such Unit) as follows:

      (a) during the second year, each Limited Partner shall receive equal to 90% of the original Capital Contribution of such Limited Partner;
      (b) during the third year, each limited partner shall receive equal to 92% of the original Capital Contribution of such Limited Partner;
      (c) during the fourth year, each limited partner shall receive equal to 94% of the original Capital Contribution of such Limited Partner;
      (d) during the fifth year, each limited partner shall receive equal to 96% of the original Capital Contribution of such Limited Partner;
      (e) during the first year of the Liquidation Period, each limited partner shall receive equal to 98% of the original Capital Contribution of such Limited Partner;
      (f) during the second year of the Liquidation Period and each year thereafter, each limited partner shall receive equal to 100% of the original Capital Contribution of such Limited Partner;

      less the sum of (i) 100% of previous distributions to such Limited Partner of uninvested Capital Contributions, (ii) 100% of previous distributions of Distributable Cash, (iii) 100% of any previous allocations to such Limited Partner of investment tax credit amounts and (iv) the aggregate amount, not exceeding $150.00, of expenses reasonably incurred by a Partnership in connection with the redemption such Unit.
      provided, however, that in no event shall the applicable redemption price computed under either clause (a) or (b) of this definition exceed an amount equal to such Limited
      Partner's  Capital  Account  balance  as of  the  end  of the calendar quarter preceding such redemption minus cash distributions which have been made or are due to be made for the calendar quarter in which the redemption occurs (for a redemption of all Units owned by such Limited Partner or that portion of such amount which is proportionate to the percentage of such Limited Partner's Units which are redeemed in the case of partial redemptions).

      Assignee means any Person to whom any Partnership Interest has been Assigned, in whole or in part, in a manner permitted by Section 10.2 of this Agreement.

      Assignment means, with respect to any Partnership Interest or any part thereof, the offer, sale, assignment, transfer, gift or otherwise disposition of, such Partnership Interest, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure
      with   respect   thereto;   and  the  term   Assign  has  a
      correlative meaning.

      Available Cash From Operations means Cash From Operations as reduced by (a) payments of all accrued but unpaid Management Fees not required to be deferred, and (b) after Payout, payments of all accrued but unpaid Subordinated Remarketing Fees.

      Available Cash From Sales means Cash From Sales, as reduced by (a) payments of all accrued but unpaid Management Fees not required to be deferred, and (b) after Payout, payments of all accrued but unpaid Subordinated Remarketing Fees.

      Book  Value   means,   with  respect  to  any   Partnership
      property, the Partnership's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treas. Reg. Section 1.704-1(b)(2)(iv)(d)-(g).

      Capital Account means the capital account maintained for each Partner pursuant to Section 5.5 of this Agreement

      Capital Contributions means (1) as to the General Partner, its initial $1,000 contribution to the capital of the
      Partnership plus such additional amounts as may be contributed to the capital of the Partnership by the General Partner and (2) as to any Limited Partner, the gross amount of investment in the Partnership actually paid by such Limited Partner for Units, without deduction for Front-End Fees (whether payable by the Partnership or not).

      Cash Flow means the Partnership's cash funds provided from normal operations of the Partnership and from Financing Transactions (but excluding Cash from Sales), without deduction for depreciation, but after deducting cash funds used to pay all other cash expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from reserves).

      Cash From Operations means Cash Flow (a) reduced by amounts allocated to Reserves to the extent deemed reasonable by the General Partner and (b) increased by any portion of Reserves then deemed by the General Partner as not required for Partnership operations.

      Cash From Refinancings means the cash received by the Partnership as a result of any borrowings by the
      Partnership, reduced by (a) all Indebtedness of the Partnership evidencing such borrowings, and (b) the portion of such cash allocated to Reserves to the extent deemed reasonable by the General Partner.

      Cash From Sales means the cash received by the Partnership as a result of a Sale reduced by (a) all Indebtedness of the Partnership required to be paid as a result of the Sale, whether or not then payable (including, without limitation, any liabilities on an item of Equipment sold that are not assumed by the buyer and any remarketing fees required to be paid to Persons who are not Affiliates of the General Partner), (b) the Subordinated Remarketing Fee (to the extent permitted to be paid at the time pursuant to Section 6.4(f) of this Agreement), (c) any accrued but previously unpaid Management Fees to the extent then payable, (d) any Reserves to the extent deemed reasonable by the General Partner and (e) all expenses incurred in connection with such Sale. In the event the Partnership takes back a promissory note or other evidence of indebtedness in connection with any Sale, all payments subsequently received in cash by the Partnership with respect to such note shall be included in Cash From Sales upon receipt, irrespective of the treatment of such payments by the Partnership for tax or accounting purposes. If, in payment for Equipment sold, the Partnership receives purchase money obligations secured by liens on such Equipment, the amount of such obligations shall not be included in Cash From Sales until and to the extent the obligations are realized in cash, sold or otherwise disposed of.

      Closing means the admission of Limited Partners to the Partnership in accordance with Section 5.3 of this Agreement.

      Closing  Date means any date on which any  Limited  Partner shall  be  admitted  to the  Partnership,  and  includes  the
      Initial  Closing  Date  and  any  subsequent   Closing  Date,
      including the Final Closing Date.

      Code means the Internal Revenue Code of 1986, as amended, and in effect from time to time, or corresponding provisions of subsequent laws.

      Commission means the Securities and Exchange Commission.

      Competitive Equipment Sale Commission means that brokerage fee paid for services rendered in connection with the purchase or sale of Equipment and the sale or absolute assignment for value of Financing Transactions which is reasonable, customary and competitive in light of the size, type and location of the Equipment or other collateral securing the applicable Partnership Investment which is so transferred.

      Consent means either (a) consent given by vote at a meeting called and held in accordance with the provisions of
      Section 13.1 of this Agreement or (b) the written consent without a meeting, as the case may be, of any Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

      Controlling Person means, with respect to the General Partner or any of Affiliate of the General Partner, any of its chairmen, directors, presidents, secretaries or corporate clerks, treasurers, vice presidents, any holder of a 5% or larger equity interest in the General Partner or any such Affiliate, or any Person having the power to direct or cause the direction of the General Partner or any such Affiliate, whether through the ownership of voting securities, by contract or otherwise.

      Counsel and Counsel to the  Partnership  means Day, Berry
      & Howard LLP, Boston, Massachusetts, or any successor law firm selected by the General Partner.

      Cumulative Return means, as to any Limited Partner, an amount equal to an eight (8%) percent annual cumulative return on such Limited Partner's Adjusted Capital Contribution (calculated before application of any distribution made to such Limited Partner pursuant on the date of such calculation) as outstanding from time to time, compounded daily from a date not later than the last day of the calendar quarter in which the original Capital Contribution is made

      Dealer-Manager means ICON Securities Corp., an Affiliate of the General Partner.

      Dealer-Manager  Agreement means the agreement  entered into
      between   the  General   Partner   and  the   Dealer-Manager,
      substantially in the form thereof filed as an exhibit to the Registration Statement.

      Delaware  Act means the Delaware  Revised  Uniform  Limited
      Partnership Act, 6 Del. Code Ann. tit. 6, 17-101, et seq., as amended from time to time, and any successor to such Delaware Act.

      Distributable  Cash has the  meaning  specified  in Section
      8.1(c) of this Agreement.

      Distributable Cash From Operations means Available Cash From Operations as reduced by (1) amounts which the General Partner determines shall be reinvested through the end of the Reinvestment Period in additional Equipment and Financing Transactions and which ultimately are so reinvested.

      Distributable Cash From Sales means Available Cash From Sales, as reduced by (1) amounts which the General Partner determines shall be reinvested through the end of the Reinvestment Period in additional Equipment and Financing Transactions and which ultimately are so reinvested.

      Due Diligence Expenses means fees and expenses actually incurred for bona fide due diligence efforts expended in connection with the Offering in a maximum amount not to exceed the lesser of (i) 1/2 of 1% of Gross Offering
      Proceeds and (ii) the maximum amount permitted to be reimbursed under Appendix F to Article III of the NASD Rules of Fair Practice].

      Effective Date means the date the Registration Statement is declared effective by the Commission.

      Equipment means any new, used or reconditioned capital equipment and related property acquired by the Partnership, or in which the Partnership has acquired a direct or indirect interest, as more fully described in Section 3.1 of this Agreement, including, but not limited to, the types of equipment referred to in Section 3.2 of this Agreement and shall also be deemed to include other tangible and intangible personal property which at any time is subject to, or the collateral for, a Lease.

      ERISA means the Employee Retirement Income Security Act of 1974, as amended.

      Escrow   Account   means   an   interest-bearing    account
      established and maintained by the General Partner with the Escrow Agent, in accordance with the terms of the Escrow Agreement, for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any Subscription Monies received from Persons who are to be admitted as Limited Partners as a result of the Closing occurring on the Initial Closing Date.

      Escrow   Agent  means  or  another  United  States  banking
      institution with at least $50,000,000 in assets, which shall be selected by the General Partner to serve in such capacity pursuant to the Escrow Agreement.

      Escrow Agreement means that certain Escrow Agreement, dated as of ___________, between the General Partner and the Escrow Agent, substantially in the form thereof filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

      Final  Closing  Date means the last  Closing  Date on which
      any  Limited   Partner  (other  than  a  Substitute   Limited
      Partner) shall be admitted to the Partnership, which shall be as soon as practicable following the Termination Date.

      Financing Transaction means any extension of credit or loan to any User, which is secured by a security interest in tangible or intangible personal property and in any lease of such property.

      First  Cash  Distributions   means,  with  respect  to  any
      Limited Partner, all distributions made to such Limited Partner by the Partnership during the Reinvestment Period equal to an eight percent (8%) annual, cumulative return on the amount of such Limited Partner's Capital Contribution (as reduced by any amounts of uninvested Capital Contributions distributed to such Limited Partner pursuant to Section 8.6 and by any amount paid to such Limited Partner in redemption of such Limited Partner's Units pursuant to Section 10.5).

      Fiscal   Period   means  any  interim   accounting   period
      established by the General Partner within a Fiscal Year.

      Fiscal   Quarter   means,   for  each  Fiscal   Year,   the
      three-calendar-month period which commences on the first day of such Fiscal Year and each additional three-calendar-month period commencing on the first day of the first month following the end of the preceding such period within such Fiscal Year (or such shorter period ending on the last day of a Fiscal Year).

      Fiscal  Year  means  the  Partnership's  annual  accounting
      period   established   pursuant  to  Section   12.4  of  this
      Agreement.

      Front-End Fees means fees and expenses paid by any Person for any services rendered during the Partnership's organizational and offering or acquisition phases (including Sales Commissions, Underwriting Fees, O & O Expense Allowance, Acquisition Fees and Acquisition Expenses (other than any Acquisition Fees or Acquisition Expenses paid by a manufacturer of equipment to any of its employees unless such Persons are Affiliates of the Sponsor) and Leasing Fees, and all other similar fees however designated).

      Full-Payout   Lease  means  any  lease,   entered  into  or
      acquired from time to time by the Partnership, pursuant to which the aggregate noncancelable rental payments due during the initial term of such lease are at least sufficient to permit the Partnership to recover the Purchase Price of the Equipment subject to such lease.

      General Partner means ICON Capital Corp., a Connecticut corporation, and any Person who subsequently becomes an additional or Substitute General Partner duly admitted to the Partnership in accordance with this Agreement, in such Person's capacity as a general partner of the Partnership.

      Gross Asset Value means, with respect to any asset of the Partnership, the asset's adjusted tax basis, except that:

      (a) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the fair market value of such asset on the date of contribution;

      (b) the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values at such times as the Partners' Capital Accounts are adjusted pursuant to Section 5.5(h) hereof;

      (c)  the  Gross   Asset  Value  of  any   Partnership   asset
      distributed to any Partner shall be the gross fair market value of such asset on the date of distribution;

      (d) to the extent not otherwise reflected in the Partners' Capital Accounts, the Gross Asset Values of Partnership assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b); and

      (e) if on the date of contribution of an asset or a revaluation of an asset in accordance with (b)-(d) above, the adjusted tax basis of such asset differs from its fair market value, the Gross Asset Value of such asset shall thereafter  be  adjusted  by  reference  to the  depreciation
      method         described        in        Treas.         Reg.
      Section 1.704-1(b)(2)(iv)(g)(3).

      Gross  Offering  Proceeds means the gross amount of Capital
      Contributions (before deduction of Front-End Fees payable by the Partnership and the discount for Sales Commissions) of all Limited Partners admitted to the Partnership.

      Gross Revenue means gross cash receipts of the Partnership from whatever source including, but not limited to, (a) rental and royalty payments realized under Leases, (b) principal and interest payments realized under Financing Transactions and (c) interest earned on funds on deposit for the Partnership (other than Subscription Monies).

      Gross Unit Price means $100.00 for each whole Unit, and $.01 for each 1/10,000th Unit, purchased by a Limited Partner (other than an Affiliated Limited Partner).

      Indebtedness means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

      Independent Expert means a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work.

      Initial Closing Date means the first Closing Date for the Partnership on which Limited Partners with Interests equal to, or greater than, the Minimum Offering are admitted to the Partnership.

      Interest  or  Partnership   Interest  means  the  limited
      partnership unit or other indicia of ownership in the Partnership. The entire ownership interest of a Partner in the Partnership, whether held by such Partner or an immediate or subsequent Assignee thereof, including, without limitation, such Partner's right (a) to a distributive share of the Cash From Operations, Cash From Sales and any other distributions of cash from operation or sale of the Partnership's Investments or liquidation of the Partnership and its assets, and of the Partnership's Profits or Losses for Tax Purposes and (b) if a General Partner, to participate in the management of the business and affairs of the Partnership.

      Investment in Equipment and Financing Transactions means the aggregate amount of Capital Contributions actually paid or allocated to the purchase, manufacture or renovation of Equipment acquired, and investment in Financing Transactions entered into or acquired, by the Partnership together with other cash payments such as interest, taxes and Reserves allocable thereto (not exceeding 3% of Capital Contributions) and excluding Front-End Fees.

      Investment Committee means a committee established by the General Partner to establish credit review policies and procedures, supervise the efforts of the credit department and approve significant transactions and transactions which differ from the standards and procedures it has established. The Investment Committee will, at all times, consist of four persons designated by the General Partner.

      Investments   means,   collectively,    the   Partnership's
      portfolio, from time to time, of Equipment, Leases and Financing Transactions, including any equity interest of the Partnership therein, whether direct or indirect, through a nominee, Joint Venture or otherwise.

      IRA means an Individual Retirement Account and its related funding vehicle.

      IRS or Service means the Internal Revenue Service or any successor agency thereto.

      Involuntary  Withdrawal  means, with respect to the General
      Partner,  the  removal  or  involuntary   withdrawal  of  the
      General Partner from the Partnership pursuant to Section 9.2 of this Agreement.

      Joint Venture means any syndicate, group, pool, general partnership, business trust or other unincorporated organization through or by means of which the Partnership acts jointly with any Program sponsored by the General Partner or any Affiliate of the General Partner or with any non-Affiliated Person to invest in Equipment, Leases or Financing Transactions.

      Lease means any Full-Payout Lease and any Operating Lease and any residual value interest therein.

      Leasing Fees means the total of all fees and commissions paid by any party in connection with the initial Lease of Equipment acquired by the Partnership.

      Lender   means  any   Person   that   lends  cash  or  cash
      equivalents to the Partnership, including any Person that acquires by purchase, assignment or otherwise an interest in the future rents payable under any Lease and in the related Equipment or other assets or in payments due under any Financing Transaction, and any property securing, any such transaction.

      Lessee means a lessee under a Lease.

      Limited Partner means any Person who is the owner of at least one Unit and who has been admitted to the Partnership as an Limited Partner and any Person who becomes a
      Substitute Limited Partner, in accordance with this Agreement, in such Person's capacity as a Limited Partner of the Partnership.

      Liquidation Period means the period commencing on the first day following the end of the Reinvestment Period and continuing for the period deemed necessary by the General Partner for orderly termination of its operations and affairs and liquidation or disposition of the Partnership's Investments and other assets and the realization of maximum Liquidation Proceeds therefor, which period is expected to continue not less than twelve (12), and not more than thirty six (36), months beyond the end of the Reinvestment Period and which, in any event, will end no later than eleven (11) years after the Final Closing Date.

      Majority or Majority Interest means Limited Partners owning more than 50% of the aggregate outstanding Units.

      Management Fees means, for any Fiscal Year, a fee in an amount equal to the lesser of (a) the sum of (i) an amount equal to 5% of annual gross rental revenues realized under Operating Leases, (ii) an amount equal to 2% of annual gross rental payments realized under Full-Payout Leases that are Net Leases, (iii) an amount equal to 2% of annual gross principal and interest revenues realized in connection with Financing Transactions or (iv) an amount equal to 7% of annual gross rental revenues from Equipment owned and operated by the Partnership in the manner contemplated by the NASAA Guidelines (i.e., the General Partner provides both asset management and additional services relating to the continued and active operation of such Equipment, such as on-going marketing or re-leasing of Equipment, hiring or arranging for the hiring of crews or operating personnel for such Equipment and similar services), and (b) the amount of reasonable management fees customarily paid to non-affiliated third parties rendering similar services in the same geographic location and for similar types of equipment.

      Maximum Offering means receipt and acceptance by the Partnership of subscriptions by Persons eligible to purchase a total of 750,000 Units of Partnership Interest on or before the Final Closing Date.

      Minimum Offering means receipt and acceptance by the Partnership of subscriptions for not less than 12,000 Units (excluding the ten (10) Units subscribed for by the Original Limited Partner and any Units in excess of 600 Units collectively subscribed for by the General Partner or any Affiliate of the General Partner).

      NASAA  Guidelines  means the Statement of Policy  regarding
      Equipment Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of the Prospectus.

      NASD means the National  Association of Securities Dealers,
      Inc.

      Net Disposition Proceeds means the proceeds realized by the Partnership from the Sale, refinancing or other disposition of an item of Equipment (including insurance proceeds or lessee indemnity payments arising from the loss or destruction of the Equipment), Financing Transactions, or any other Partnership property, less all related Partnership liabilities.

      Net Lease means a Lease under which the Lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the noncancelable rental payments pursuant to such Lease are absolutely net to the Partnership.

      Net Offering Proceeds means the Gross Offering Proceeds minus the Underwriting Fees, Sales Commissions and the O & O Expense Allowance payable by the Partnership.

      Net Unit Price means the Gross Unit Price less an amount equal to 8% of the Gross Unit Price (equivalent to Sales Commissions) for each Unit or fraction thereof purchased by an Affiliated Limited Partner.

      Net Worth means, with respect to any Person as of any date, the excess, on such date, of assets over liabilities, as such items would appear on the balance sheet of such Person in accordance with generally accepted accounting principles.

      Notice means a writing containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person.

      O & O Expense Allowance means the aggregate amount equal to the product of (a) the number of Units subscribed for in the Offering and (b) 3.5% ($3.50 per Unit) of the first $25,000,000 or less of each Unit sold for Gross Offering Proceeds; 2.5% ($2.50 per Unit) of each Unit sold for Gross Offering Proceeds in excess of $25,000,000 but less than $50,000,000; and 1.5% ($1.50 per Unit) for Gross Offering Proceeds exceeding $50,000,000.

      Offering means the offering of Units pursuant to the Prospectus.

      Offering Period means the period from the Effective Date to the Termination Date.

      Operating   Expenses  means  (a)  all  costs  of  personnel
      (including officers or employees of the General Partner or its Affiliates other than Controlling Persons) involved in the business of the Partnership, allocated pro rata to their services performed on behalf of the Partnership, but excluding overhead expenses attributable to such personnel);
      (b) all costs of borrowed money, taxes and assessments on Partnership Investments and other taxes applicable to the Partnership; (c) legal, audit, accounting, brokerage, appraisal and other fees; (d) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the
      Partnership or in connection with the business of the Partnership; (e) fees and expenses paid to independent contractors, bankers, brokers and services, leasing agents and sales personnel consultants and other equipment management personnel, insurance brokers and other agents (all of which shall only be billed directly by, and be paid directly to, the provider of such services); (f) expenses (including the cost of personnel as described in (a) above) in connection with the disposition, replacement, alteration, repair, refurbishment, leasing, licensing, re-leasing, re-licensing, financing, refinancing and operation of Partnership Equipment and Financing Transactions (including the costs and expenses of insurance premiums, brokerage and leasing and licensing commissions, if any, with respect to its Investments and the cost of maintenance of its Equipment; (g) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership; (h) expenses in connection with distributions made by the Partnership to, and communications and bookkeeping and clerical work necessary in maintaining relations with, its Limited Partners, including the costs of printing and mailing to such Person evidences of ownership of Units and reports of meetings of the Partners and of preparation of proxy statements and solicitations of proxies in connection therewith; (i) expenses in connection with preparing and mailing reports required to be furnished to the Limited Partners for investor, tax reporting or other purposes, and reports which the General Partner deems it to be in the best interests of the Partnership to furnish to the Limited Partners and to their sales representatives; (j) any accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the Partnership (including an allocable portion of the Partnership's costs of acquiring and owning computer equipment used in connection with the operations and reporting activities of the Partnership and any other investment programs sponsored by the General Partner or any of its Affiliates, the Partnership's interest in which equipment shall be liquidated in connection with the Partnership's liquidation); (k) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, refinancing or other disposition of Equipment and Financing Transactions;
      (l) the costs and expenses incurred in qualifying the Partnership to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Partnership; and (m) the costs incurred in connection with any litigation or regulatory proceedings in which the Partnership is involved.

      Operating Lease means a lease, entered into or acquired from time to time by the Partnership, pursuant to which the aggregate noncancelable rental payments during the original term of such lease, on a net present value basis, are not sufficient to recover the Purchase Price of the Equipment leased thereby.

      Operations means all operations and activities of the Partnership except Sales.

      Organizational and Offering Expenses means (a) all costs and expenses incurred in connection with, and in preparing the Partnership for, qualification under federal and state securities laws and subsequently offering and distributing the Units to the public (except for Sales Commissions and Underwriting Fees payable to the General Partner, the Dealer-Manager or any Selling Dealer), including but not limited to, (i) printing costs, (ii) registration and filing fees, (iii) attorneys', accountants' and other professional fees and (iv) Due Diligence Expenses and (b) the direct costs of salaries to and expenses (including costs of travel) of officers and directors of the General Partner or any Affiliate of the General Partner while engaged in organizing the Partnership and registering the Units.

      Original Limited Partner means Thomas W. Martin.

      Participant List means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Units held by, each Limited Partner, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

      Partner   means  the   General   Partner   (including   any
      Substitute   General   Partner)   and  any  Limited   Partner
      (including  the Original  Limited  Partner and any Substitute
      Limited Partner).

      Partner Nonrecourse Debt means any Partnership nonrecourse liability for which any Partner bears the economic risk of loss within the meaning of Treas. Reg. Section 1.704-2(b)(4).

      Partner Nonrecourse Debt Minimum Gain has the meaning specified in Treas. Reg. Section 1.704-2(i)(3), and such additional amount as shall be treated as Partner Nonrecourse Minimum Gain pursuant to Treas. Reg.
      Section 1.704-2(j)(1)(iii).

      Partner Nonrecourse Deductions shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(i)(2) and (j).

      Partnership means ICON Income Fund Eight 1 L.P., the limited partnership formed pursuant to, and governed by the terms of, this Agreement.

      Partnership Loan means any loan made to the Partnership by the General Partner or any Affiliate of the General Partner in accordance with Section 6.2(d) of this Agreement.

      Partnership  Minimum  Gain  has the  meaning  specified  in
      Treasury  Regulation    1.704-2(b)(2)   and  (d)  and  such
      additional amount as shall be treated as Partnership Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

      Partnership Nonrecourse Deductions shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(c) and (j).

      Payout means the time when the aggregate amount of cash distributions (from whatever sources) to a Limited Partner equals the amount of such Limited Partner's Capital Contribution plus an amount equal to an eight (8%) percent annual cumulative return on such Capital Contribution, compounded daily from a date not later than the last day of the calendar quarter in which such Capital Contribution is made (determined by treating distributions actually made to a Limited Partner as first being applied to satisfy such 8% return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Limited Partner's Capital Contribution). Income earned on escrowed funds and distributed to Limited Partners may be used to satisfy the cumulative return requirement.

      Permitted Investment means an investment in any of (a) certificates of deposit or savings or money-market accounts insured by the Federal Deposit Insurance Corporation of banks located in the United States; (b) short-term debt securities issued or guaranteed by the United States Government or its agencies or instrumentalities, or bank repurchase agreements collateralized by such United States Government or agency securities, (c) other highly liquid types of money-market investments.

      Person shall mean any natural person, partnership, trust, corporation, association or other legal entity, including, but not limited to, the General Partner and any Affiliate of the General Partner.

      Prior Program means any Program previously sponsored by the General Partner or any Affiliate of the General Partner.

      Prior Public Programs means ICON Cash Flow Partners, L.P., Series A, ICON Cash Flow Partners, L.P., Series B, ICON Cash Flow Partners, L.P., Series C, ICON Cash Flow Partners, L.P., Series D, and ICON Cash Flow Partners, L.P., Series E, ICON Cash Flow Partners L.P. Six and ICON Cash Flow Partners L.P. Seven.

      Profits or Losses means, for any Fiscal Year, the Partnership's taxable income or loss for such Fiscal Year, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

      (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be applied to increase such taxable income or reduce such loss;

      (b) any  expenditure  of the  Partnership  described  in Code section  705(a)(2)(B),  or treated as such pursuant to Treas.
      Reg.   1.704-1(b)(2)(iv)(i)  and not  otherwise  taken  into
      account in computing Profits and Losses shall be applied to reduce such taxable income or increase such loss;

      (c) gain or loss resulting from a taxable disposition of any asset of the Partnership shall be computed by reference to the Gross Asset Value of such asset and the special
      depreciation    calculations   described   in   Treas.   Reg.
       1.704-1(b)(2)(iv)(g),  notwithstanding  that  the  adjusted tax basis of such  asset  may  differ  from its  Gross  Asset
      Value;

      (d) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery determined pursuant to the method described in Treas. Reg. 1.704-1(b)(2)(iv)(g)(3); and

      (e) any  items  which are  specially  allocated  pursuant  to
      Section 8.2(f) shall not be taken into account in computing Profits or Losses.

      Profits from Operations or Losses from Operations means all Profits for Tax Purposes or Losses for Tax Purposes of the Partnership other than Profits for Tax Purposes or Losses for Tax Purposes generated by Sales.

      Profits from Sales or Losses from Sales means all Profits for Tax Purposes or Losses for Tax Purposes of the Partnership generated by Sales.


1 A and B


      Program means a limited or general partnership, Joint Venture, unincorporated association or similar organization, other than a corporation, formed and operated for the primary purpose of investment in and the operation of or gain from an interest in equipment.

      Prospectus means the prospectus included as part of the Registration Statement on Form S-1 (No. __________) in the final form in which such prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act and as thereafter supplemented or amended pursuant to Rule 424(c) under the Securities Act.

      Purchase Price means, with respect to any Investment, the price paid by, or on behalf of, the Partnership for or in connection with the purchase of any item of Equipment or the acquisition or consummation of any Financing Transaction, as the case may be, including the amount of the related Acquisition Fees and all liens and encumbrances on such item of Equipment or Financing Transaction (but excluding points and prepaid interest), plus that portion of the reasonable, necessary and actual expenses incurred by the General Partner or any such Affiliate in acquiring Equipment or Financing Transactions on an arm's length basis with a view to transferring such Equipment or Financing Transaction to the Partnership, which is allocated to the Equipment or Financing Transaction in question in accordance with allocation procedures employed by the General Partner or such Affiliate from time to time and within generally accepted accounting principles. Purchase Price shall also mean, with respect to options to acquire Equipment or any interest therein, the sum of the exercise price and the price to acquire the option.

      Qualified Plan means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq. of the Code, as amended, and its related trust.

      Qualified Subscription Account means the interest-bearing account established and maintained by the Partnership for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, of Subscription Monies received from Persons who are to be admitted as
      Limited Partners as a result of Closings to be held subsequent to the Initial Closing Date.

      Registration  Statement means the Registration Statement on
      Form S-1 (No._________) filed with the Commission under the Securities Act in the form in which such Registration Statement is declared to be effective.

      Reinvestment Period means the period commencing with the Initial Closing Date and ending five (5) years after the Final Closing Date; provided that such period may be extended at the sole and absolute discretion of the General Partner for a further period of not more than an additional 36 months.

      Reserves means reserves established and maintained by the Partnership for working capital and contingent liabilities, including repairs, replacements, contingencies, accruals required by lenders for insurance, compensating balances required by lenders and other appropriate items, in an amount not less than (a) during the Reinvestment Period, 1.0% of Gross Offering Proceeds and (b) during the Disposition Period, the lesser of (1) 1% of Gross Offering Proceeds and (2) 1% of the Partnership's aggregate Adjusted Capital Accounts.

      Roll-Up means any transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include
      (a) a transaction involving securities of the Partnership if they have been listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System for at least 12 months; or (b) a transaction involving the conversion of only the Partnership to corporate, trust or association form if, as a consequence of such transaction, there will be no significant adverse change in (i) Partnership's voting rights; (ii) the term of existence of the Partnership; (iii) Sponsor's compensation; or (iv) the Partnership's investment objectives.

      Roll-Up Entity means any partnership, corporation, trust, or other entity that is created by, or surviving after, the successful completion of a proposed Roll-Up transaction.

      Sale means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of any of the Partnership's Equipment and Financing Transactions.

      Sales  Commissions  means,  with  respect  to any Unit,  an
      amount  equal  to  8.0%  of  the  Gross   Offering   Proceeds
      attributable to the sale of such Unit.

      Schedule A means Schedule A attached to and made a part of, this Agreement, which sets forth the names, addresses, Capital Contributions and Interests of the Partners, as amended or supplemented from time to time to add or delete, as the case may be, such information with respect to any Partner.

      Secondary  Market  has the  meaning  specified  in  Section
      10.2(c) of this Agreement.

      Securities Act means the Securities Act of 1933, as amended.

      Selling Dealer means each member firm of the National Association of Securities Dealers, Inc. which has been selected by the General Partner or the Dealer-Manager to offer and sell Units and which has entered into a Selling Dealer Agreement with the General Partner or the Dealer-Manager.

      Selling Dealer Agreement means each of the agreements entered into between the General Partner or the Dealer-Manager and any Seller Dealer, each substantially in the respective form thereof filed as an exhibit to the Registration Statement.

      Sponsor   means   any   Person   directly   or   indirectly
      instrumental in organizing, in whole or in part, the Partnership or any Person who will manage or participate in the management of the Partnership, and any Affiliate of such Person. The term Sponsor does not include any Person whose only relationship to the Partnership is that of (1) an independent equipment manager and whose only compensation is as such or (2) a wholly independent third party, such as an attorney, accountant or underwriter, whose only compensation is for professional services rendered in connection with the Offering.

      Subordinated Remarketing Fee means, with respect to any Investment, a fee in the amount equal to the lesser of (a) 3% of the contract sales price applicable to such Investment, or (b) one-half of that brokerage fee that is reasonable, customary and competitive in light of the size, type and location of such Investment.

      Subscription Agreement means the Subscription Agreement substantially in the form thereof filed as an exhibit to the Prospectus.

      Subscription  Monies has the meaning  specified  in Section
      5.3(j) of this Agreement.

      Substitute   General  Partner  means  any  Assignee  of  or
      successor to the General Partner admitted to the Partnership in accordance with Section 9.5 of the Agreement.

      Substitute Limited Partner means any Assignee of Units who is admitted to the Partnership as a Limited Partner pursuant to Section 10.3 of this Agreement.

      Tax  Counsel  means  Day,  Berry  &  Howard  LLP,   Boston,
      Massachusetts, or such other tax counsel acceptable to the General Partner.

      Tax Matters Partner means the Person designated pursuant to Section 6231(a)(7) of the Code to manage administrative and judicial tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. The General Partner is designated Tax Matters Partner for the Partnership in Section 12.6(e) of this Agreement.

      Termination Date means the earliest of (a) the date on which the Maximum Offering has been sold, (b) twelve (12) months following the Effective Date provided that such period may be extended at the sole and absolute discretion of the General Partner for a further period of not more than an additional 12 months and (c) the termination of the Offering by the General Partner at any time.

      Treasury   Regulation  or  Treas.  Reg.  means  final  or
      temporary regulations issued by the United States Treasury Department pursuant to the Code.

      Underwriting Fees means, in the aggregate, fees in an amount equal to 2.0% of the Gross Offering Proceeds of Units sold.

      Unit means a Unit of Partnership interest held by any Limited Partner.

      Unpaid Cumulative Return means, as to any Limited Partner, the amount of such Limited Partner's Cumulative Return calculated through the date as of which such Unpaid Cumulative Return is being calculated, reduced (but not below zero) by the aggregate distributions theretofore made to such Limited Partner by the Partnership pursuant to Sections 8.1(c) and 11.3 of this Agreement which are deemed to be a reduction of such Limited Partner's Unpaid Cumulative Return pursuant to Section 8.3(d)(i).

      Unpaid  Target   Distribution  means,  as  to  any  Limited
      Partner,  as of any  given  date,  the sum of such  Partner's
      Adjusted Capital Contribution plus such Limited Partner's Unpaid Cumulative Return.

      User means any equipment user to whom the Partnership provides financing pursuant to a Financing Transaction.

      Voluntary Withdrawal means, with respect to the General Partner, the voluntary withdrawal from the Partnership of the General Partner as the General Partner of the Partnership, or the voluntary sale, assignment, encumbrance or other disposition of all of the General Partner's General Partnership Interest pursuant to Section 9.1 of this Agreement.

      Withdrawal means, with respect to the General Partner, the Voluntary or Involuntary Withdrawal of such General Partner.

      Withdrawn General Partner means a General Partner which has completed a Withdrawal in accordance with the provisions of this Agreement.




      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.



GENERAL PARTNER:                    ORIGINAL LIMITED PARTNER:
ICON CAPITAL CORP.


BY:                                       BY:

/s/Beaufort J. B. Clarke                       /s/Thomas W. Martin
BEAUFORT J. B. CLARKE, President               THOMAS W. MARTIN




                                  SCHEDULE A


            NAMES, ADDRESSES AND CAPITAL CONTRIBUTIONS OF PARTNERS



      Name and Address                    Capital   Contributions
      Made

I.    General Partner

      ICON Capital Corp.                       $1,000
      600 Mamaroneck Avenue
      Harrison, New York 10528


II.   Original Limited Partner

      Thomas W. Martin                         $1,000
      31 Milk Street
      Suite 1111
      Boston, MA  02109


                   AGREEMENT OF LIMITED PARTNERSHIP OF
                      ICON INCOME FUND EIGHT 1 L.P.

                            TABLE OF CONTENTS
                                                                    Page

Section 1. ESTABLISHMENT OF PARTNERSHIP..............................  1

Section 2. NAME,   PRINCIPAL  OFFICE,   NAME  AND  ADDRESS  OF
      REGISTERED AGENT
            FOR SERVICE OF PROCESS...................................  1
      2.1  Legal Name and Address....................................  1
      2.2  Address of Partners.......................................  1

Section 3. PURPOSES AND POWERS.......................................  2
      3.1  Purposes..................................................  2
      3.2  Investment Objectives and Policies........................  2
      3.3  Powers....................................................  2

Section 4. TERM......................................................  3

Section 5. PARTNERS AND CAPITAL......................................  3
      5.1  General Partner...........................................  3
      5.2  Original Limited Partner..................................  3
      5.3  Limited Partners..........................................  3
      5.4  Partnership Capital.......................................  5
      5.5  Capital Accounts..........................................  5
      5.6  Additional Capital Contributions . . . . .................. 6
      5.7  Loans by Partners.......................................... 6
      5.8  No Right to Return of Capital.............................. 6

Section 6. GENERAL PARTNER............................................ 6
      6.1  Extent of Powers and Duties................................ 6
      6.2  Limitations  on the  Exercise  of Powers of General
           Partner.................................................... 9
      6.3  Limitation on Liability of General  Partner and its
           Affiliates; Indemnification............................... 12
      6.4  Compensation of General Partner and its Affiliates........ 13
      6.5  Other  Interests  of the  General  Partner  and its
           Affiliates................................................ 16

Section 7. POWERS AND LIABILITIES OF LIMITED PARTNERS................ 17
      7.1  Absence of Control Over Partnership Business.............. 17
      7.2  Limited Liability......................................... 17

Section 8. DISTRIBUTIONS AND ALLOCATIONS............................. 18
      8.1  Distribution of Distributable  Cash from Operations
           and Distributable Cash from Sales ........................ 18
      8.2  Allocations of Profits and Losses......................... 19
      8.38.3....Distributions and Allocations Among the Limited Partners
            21
      8.4  Tax Allocations: Code Section 704(c); Revaluations........ 22
      8.5  Compliance   with   NASAA   Guidelines    Regarding
           Front-End Fees............................................ 22
      8.6  Return of Uninvested Capital Contribution................. 22
      8.7  Partner's Return of Investment in the Partnership......... 22
      8.8  No Distributions in Kind ................................. 22
      8.9  Partnership Entitled to Withhold.......................... 23

Section 9. WITHDRAWAL OF GENERAL PARTNER............................. 23
      9.1  Voluntary Withdrawal...................................... 23
      9.2  Involuntary Withdrawal.................................... 23
      9.3  Consequences of Withdrawal................................ 23
      9.4  Liability of Withdrawn General Partner.................... 24
      9.5  Continuation of Partnership Business...................... 24

1 A or B

                                   A-i

                                                                    Page

Section 10.............................................TRANSFER OF UNITS
       24
      10.1 Withdrawal of a Limited Partner........................... 24
      10.2 Assignment................................................ 25
      10.3 Substitution.............................................. 26
      10.4 Status of an Assigning Limited Partner.................... 26
      10.5 Limited  Right of  Presentment  for  Redemption  of
           Units..................................................... 26

Section 11....................................DISSOLUTION AND WINDING-UP
       27
      11.1 Events Causing Dissolution................................ 27
      11.2 Winding    Up   of   the    Partnership;    Capital
           Contribution    by   the   General   Partner   Upon
           Dissolution............................................... 27
      11.3 Application    of    Liquidation    Proceeds   Upon
           Dissolution............................................... 28
      11.4 No Recourse Against Other Partners........................ 29

Section 12................................................FISCAL MATTERS
       29
      12.1 Title to Property and Bank Accounts....................... 29
      12.2 Maintenance  of and  Access  to  Basic  Partnership
           Documents................................................. 29
      12.3 Financial Books and Accounting............................ 30
      12.4 Fiscal Year............................................... 30
      12.5 Reports................................................... 30
      12.6 Tax Returns and Tax Information........................... 32
      12.7 Accounting Decisions...................................... 32
      12.8 Federal Tax Elections..................................... 32
      12.9 Tax Matters Partner....................................... 33
      12.10Reports to State Authorities.............................. 34

Section 13............MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS
       34
      13.1 Meetings of the Limited Partners.......................... 34
      13.2 Voting Rights of the Limited Partners..................... 35
      13.3 Limitations on Action by the Limited Partners............. 35

Section 14....................................................AMENDMENTS
       35
      14.1 Amendments by the General Partner......................... 35
      14.2 Amendments   with  the  Consent  of  the   Majority
           Interest.................................................. 36

Section 15.............................................POWER OF ATTORNEY
       36
      15.1 Appointment of Attorney-in-Fact........................... 37
      15.2 Amendments to Agreement and  Certificate of Limited
           Partnership............................................... 37
      15.3 Power Coupled With an Interest............................ 37

Section 16............................................GENERAL PROVISIONS
       37
      16.1 Notices, Approvals and Consents........................... 37
      16.2 Further Assurances........................................ 38
      16.3 Captions.................................................. 38
      16.4 Binding Effect............................................ 38
      16.5 Severability.............................................. 38
      16.6 Integration............................................... 38
      16.7 Applicable Law............................................ 38
      16.8 Counterparts.............................................. 38
      16.9 Creditors................................................. 39
      16.10Interpretation............................................ 39
      16.11Successors and Assigns.................................... 39
      16.12Waiver of Action for Partition............................ 39

Section 17...................................................DEFINITIONS
       39

                                  A-ii





















                              EXHIBIT B

                      PRIOR PERFORMANCE TABLES
                    FOR THE PRIOR PUBLIC PROGRAMS

                            Prior Performance Tables

       The following unaudited tables disclose certain information relating to the performance, operations and investment for seven of the General Partner's previous publicly-offered income-oriented programs, ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E"), ICON Cash Flow Partners L.P. Six ("LP Six") and ICON Cash Flow Partners L.P. Seven ("LP Seven"), collectively the "Prior Public Programs").
Purchasers of the Units of limited partnership interest in ICON Income Fund Eight (the "Partnership") being offered by this Prospectus will not acquire any ownership interest in any of the Prior Public Programs and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in the Prior Public Programs.

       Additional information concerning the Prior Public Programs will be contained in Form 10-K Annual Reports for each such Program which may be obtained (after their respective filing dates) without charge by contacting ICON Capital Corp., 600 Mamaroneck Avenue, Harrison, New York 10528-1632. Such Form 10-K Annual Reports will also be available upon request at the office of the Securities and Exchange Commission, Washington, D.C. The results of the Prior Public Programs should not be considered indicative of the likely results of the Partnership. Moreover, the information presented below should not be considered indicative of the extent to which the Prior Public Programs will achieve their objectives, because this will in large part depend upon facts which cannot now be determined or predicted.

       See "Other Offerings By the General Partner and Its Affiliates" in this Prospectus for a narrative discussion of the general investment objectives of the Prior Public Programs and a narrative discussion of the data concerning the Prior Public Programs contained in these Tables. Additionally, see Table VI "Acquisition of Equipment by the Prior Public Programs" which is contained as an Exhibit to the Registration Statement, as amended, of which this Prospectus is a part.

Table                     Description                                 Page

   I     Experience in Raising and Investing Funds                     B-2

  II     Compensation to the General Partner and Affiliates            B-4

 III     Operating Results of Prior Public Programs

         * Series A                                                    B-5
         * Series B                                                    B-7
         * Series C                                                    B-9
         * Series D                                                   B-11
         * Series E                                                   B-13
         * LP Six                                                     B-15
         * LP Seven                                                   B-17

  IV     Results of Completed Prior Public Programs (None)            B-19

   V     Sales or Disposition of Equipment by Prior Public Programs

         * Series A                                                   B-20
         * Series B                                                   B-23
         * Series C                                                   B-30
         * Series D                                                   B-35
         * Series E                                                   B-41
         * LP Six                                                     B-49
         * LP Seven                                                   B-51

                                     TABLE I

                    Experience in Raising and Investing Funds
                                   (unaudited)

The following table sets forth certain information, as of March 31, 1998, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:

                                                       Series A             Series B             Series C              Series D
                                                 -------------------   ------------------    -----------------    ------------------
Dollar amount offered                            $ 40,000,000          $20,000,000           $20,000,000          $40,000,000
                                                 ============          ===========           ===========          ===========

Dollar amount raised                             $  2,504,500  100.0%  $20,000,000  100.0%  $20,000,000  100.0%  $40,000,000  100.0%

Less:  Offering expenses:
  Selling commissions                                 262,973   10.5%    1,800,000    9.0%    2,000,000   10.0%    4,000,000   10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                 100,180    4.0%      900,000    4.5%      600,000    3.0%    1,400,000    3.5%

  Reserves                                             25,045    1.0%      200,000    1.0%      200,000    1.0%      400,000    1.0%
                                                 ------------  -----   -----------  -----   -----------  -----   -----------  -----

Offering proceeds available for investment       $  2,116,302   84.5%  $17,100,000   85.5%  $17,200,000   86.0%  $34,200,000   85.5%
                                                 ============  =====   ===========  =====   ===========  =====   ===========  =====

Debt proceeds                                    $  4,190,724          $46,092,749          $50,355,399          $70,962,589
                                                 ============          ===========          ===========          ===========

Total equipment acquired                         $  7,576,758          $65,580,973          $70,257,280          $32,771,421
                                                 ============          ===========          ===========          ===========

Acquisition fees paid to General Partner
  and its affiliates                             $    206,710          $ 2,219,998          $ 2,396,810          $ 4,539,336
                                                 ============          ===========          ===========          ===========

Equipment acquisition costs as a percentage of amount raised:

Purchase price                                          81.84%               82.23%               82.70%               82.19%
Acquisition fees paid to General Partner
  or its Affiliates                                      2.66                 3.27                 3.30                 3.31
                                                 ------------          -----------          -----------          -----------

Percent invested                                        84.5%                85.5%                86.0%                85.5%
                                                  ===========           ==========           ==========           ==========

Percent leveraged (non-recourse debt
  financing divided by total purchase price)            55.31%               70.28%               71.67%               53.45%

Date offering commenced                             1/9/87              7/18/89              12/7/90              8/23/91

Original offering period (in months)                   24                  18                   18                   18

Actual offering period (in months)                     24                  17                    7                   10

Months to invest 90% of amount available for
  investment (measured from the beginning of offering) 24                  18                   10                    4

                                     TABLE I

                    Experience in Raising and Investing Funds
                                   (unaudited)

The following table sets forth certain information, as of March 31, 1998, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:

                                                             Series E                  L.P. Six                  L.P. Seven
                                                       --------------------      ---------------------      ---------------------
Dollar amount offered                                  $ 80,000,000              $ 120,000,000              $100,000,000
                                                       ============              =============              ============

Dollar amount raised                                   $ 61,041,151   100.0%     $  38,385,712   100.0%       72,944,549(1) 100.0%

Less:  Offering expenses:
  Selling commissions                                     6,104,115    10.0%         3,838,571    10.0%        7,294,455     10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                     2,136,440     3.5%         1,343,500     3.5%        2,188,336      3.0%

  Reserves                                                  610,412     1.0%           383,857     1.0%          729,446      1.0%
                                                       ------------   -----      -------------    ----      ------------      ---

Offering proceeds available for investment             $ 52,190,184    85.5%     $  32,819,784    85.5%     $ 62,732,312     86.0%
                                                       ============   =====      =============    ====      ============     ====

Debt proceeds                                          $124,431,396              $ 110,105,846              $193,840,785
                                                       ============              =============              ============

Total equipment acquired                               $230,776,762              $ 155,010,713              $258,013,049
                                                       ============              =============              ============

Acquisition fees paid to General Partner
  and its affiliates                                   $  7,021,906              $   4,390,033              $  7,524,928
                                                       ============              =============              ============

Equipment acquisition costs as a percentage of amount raised:

Purchase price                                                82.55%                     82.75%                    83.17%
Acquisition fees paid to General Partner
  or its Affiliates                                            2.95                       2.75                      2.83
                                                       ------------              -------------              ------------

Percent invested                                              85.5%                      85.5%                     86.0%
                                                       ===========               ============               ===========

Percent leveraged (non-recourse debt
  financing divided by total purchase price)                  53.92%                     71.12%                    75.13%

Date offering commenced                                  6/5/92                   11/12/93                     11/9/95

Maximum offering period (in months)                        24                       24                           36

Actual offering period (in months)                         13                       24                           29 (1)

Months to invest 90% of amount available for
  investment (measured from the beginning of offering)      9                       16                           14

(1) L.P. Seven began offering its units to suitable investors on November 9, 1995. As of June 30, 1998, L.P. Seven had raised an aggregate dollar amount of $85,793,834. The offering period for L.P. Seven will end no later than November 8, 1998, 36 months after the Partnership began offering such units.

                                    TABLE II

               Compensation to the General Partner and Affiliates
                                   (unaudited)


          The following table sets forth certain information, as of March 31, 1998, concerning the compensation derived by the General Partner and its affiliates from its Prior Public Programs:

                                                  Series A    Series B     Series C   Series D     Series E      LP Six    LP Seven
                                                  --------    --------     --------   --------     --------      ------    --------

Date offering commenced                            1/9/87      7/18/89     12/7/90     8/23/91      6/5/92      11/12/93    11/9/95

Date offering closed                               1/8/89     11/16/90     6/20/91     6/5/92      7/31/93      11/8/95       (1)

Dollar amount raised                             $2,504,500 $20,000,000 $20,000,000 $40,000,000 $ 61,041,151 $38,385,712 $72,944,549
                                                 ========== =========== =========== =========== ============ =========== ===========

Amounts paid to the General Partner and its Affiliates from proceeds of the offering:

  Underwriting commissions                       $   63,450 $   215,218 $   413,120 $   807,188 $  1,226,111 $   767,714 $ 1,458,891
                                                 ========== =========== =========== =========== ============ =========== ===========

  Organization and offering reimbursements       $  100,180 $   900,000 $   600,000 $ 1,400,000 $  2,136,440 $ 1,343,500 $ 2,188,336
                                                 ========== =========== =========== =========== ============ =========== ===========

  Acquisition fees                               $  206,710 $ 2,219,998 $ 2,396,810 $ 4,539,336 $  7,021,906 $ 4,390,033 $ 7,524,978
                                                 ========== =========== =========== =========== ============ =========== ===========

Dollar amount of cash generated from operations
  before deducting such  payments/accruals to
  the General Partner and Affiliates             $4,879,680 $21,637,059 $22,454,061 $38,448,938 $100,506,618 $37,968,108 $ 3,922,437
                                                 ========== =========== =========== =========== ============ =========== ===========

Amount paid or accrued to
  General Partner and Affiliates:

  Management fee                                 $  308,386 $ 2,782,287 $ 2,685,205 $ 4,530,494 $  6,582,207 $ 3,385,280 $ 2,265,130
                                                 ========== =========== =========== =========== ============ =========== ===========

  Administrative expense reimbursements          $  108,924 $   690,679 $   562,862 $ 1,664,407 $  3,429,748 $ 1,701,219 $   977,676
                                                 ========== =========== =========== =========== ============ =========== ===========













(1) L.P. Seven began offering its units to suitable investors on November 9, 1995. As of June 30, 1998, L.P. Seven had raised an aggregate dollar amount of $85,793,834. The offering period for L.P. Seven will end no later than November 8, 1998, 36 months after the Partnership began offering such units.

                                    TABLE III

              Operating Results of Prior Public Programs - Series A
                                   (unaudited)


The following table summarizes the operating  results of Series A. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                       Three Months Ended
                                                         March 31, 1998             For the Years Ended December 31,
                                                       ------------------   ----------------------------------------------
                                                              1998             1997      1996     1995    1994     1993
                                                              ----             ----      ----     ----    ----     ----

Revenues                                                   $  18,478        $ 40,359  $ 53,041 $128,935 $188,148 $317,069
      Net gain on sales or remarketing of equipment           12,429          82,576   142,237   74,970   87,985  118,143
                                                           ---------        --------  -------- -------- -------- --------
      Gross revenue                                           30,907         122,935   195,278  203,905  276,133  435,212

Less:
      Administrative expense reimbursement
        - General Partner                                        888           4,521     7,133    9,690   11,404    4,125
      General and administrative                                 787          34,565    32,252   36,641   34,468   32,040
      Management fees - General Partner                          507           2,553     4,055    5,951   13,607   36,261
      Interest expense                                           -             7,875    15,092   39,350   63,423   84,324
      Provision for (reversal of) bad debts (2)                  -           (17,000)      -     10,000   33,500   87,551
      Depreciation expense                                       -               -         -     18,236   46,330   97,179
      Amortization of initial direct costs                       -               -         -        -         27      686
                                                           ---------        --------  -------- -------- -------- --------
Net income (loss) - GAAP                                   $  28,725        $ 90,421  $136,746 $ 84,037 $ 73,374 $ 93,046
                                                           =========        ========  ======== ======== ======== ========

Net income (loss) - GAAP - allocable to
      limited partners                                     $  27,289        $ 85,900  $129,909 $ 79,835 $ 69,705 $ 88,394
                                                           =========        ========  ======== ======== ======== ========

Taxable income from operations (1)                             (3)            62,818   198,523 $ 94,532 $111,397  130,892
                                                           =========        ========  ======== ======== ======== ========

Cash generated from operations                             $  22,614        $109,929  $210,327 $268,467 $301,679 $382,184
Cash generated from sales equipment                           14,082         112,356   202,787  136,363  216,200  490,078
Cash generated from refinancing                                  -               -         -        -         -        -
                                                           ---------        --------  -------- -------- -------- -------

Cash generated from operations, sales and
      refinancing                                             36,696         222,285   413,114  320,793  517,879  872,262

Less:
      Cash distributions to investors from operations,
        sales and refinancing                                 56,351         225,405   225,405  225,533  233,651  356,915
      Cash distributions to General Partner from
        operations, sales and refinancing                      2,966          11,863    11,863   11,867   12,297   18,785
                                                           ---------        --------  -------- -------- -------- --------

Cash generated from (used by) operations, sales
      and refinancing after cash distributions             $ (22,621)       $(14,983) $175,846 $ 83,393 $271,931 $496,562
                                                           =========        ========  ======== ======== ======== ========


                                    TABLE III

                                   (unaudited)



                                                            Three Months Ended
                                                                March 31,                  For the Years Ended December 31,
                                                            ------------------   -------------------------------------------------
                                                                  1998              1997      1996       1995       1994      1993
                                                                  ----              ----      ----       ----       ----      ----

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
   Taxable income from operations (1)                               (3)          $ 23.82    $ 37.65    $ 35.86    $ 42.25   $ 49.65
                                                                                 =======    =======    =======    =======   =======

Cash distributions to investors
   Source (on GAAP basis)
     Investment income                                          $ 10.90          $ 34.30    $ 38.13    $ 31.88    $ 27.83   $ 35.29
     Return of capital                                          $ 11.60          $ 55.70    $ 51.87    $ 58.18    $ 65.46   $107.22

   Source (on Cash basis)
     -  Operations                                              $  9.03          $ 43.89    $ 83.98    $ 90.06    $ 93.29   $142.51
     -  Sales                                                   $  5.62          $ 44.87    $  6.02       -          -          -
     -  Refinancing                                                          -          -          -          -          -
     -  Other                                                  $  7.85           $  1.24       -          -          -          -

Weighted average number of limited partnership
   ($500) units outstanding                                       5,009           5,009      5,009      5,009      5,009      5,009
                                                                =======          ======     ======     ======     ======    =======
















(1) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3)  Interim tax information is not available.

                                    TABLE III

              Operating Results of Prior Public Programs - Series B
                                   (unaudited)


The following table summarizes the operating  results of Series B. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                      Three Months Ended
                                                           March 31,                     For the Years Ended December 31,
                                                      ------------------     ------------------------------------------------------
                                                             1998               1997       1996       1995       1994       1993
                                                             ----               ----       ----       ----       ----       ----

Revenue                                                  $  77,990           $  333,775 $  342,739 $  715,841 $1,327,962 $2,526,762
   Net gain on sales or remarketing
     of equipment                                           21,164              228,875    176,924    480,681    288,714    185,542
                                                         ---------           ---------- ---------- ---------- ---------- ----------
   Gross revenue                                            99,154              562,650    519,663  1,196,522  1,616,676  2,712,304

Less:
   Interest expense                                         21,765              106,868     45,619    182,419    612,643  1,285,458
   General and administrative                                7,182               59,847    102,721    102,334    102,444    120,094
   Administrative expense reimbursement
     - General Partner                                       5,848               39,609     50,841     85,848    153,287     38,467
   Management fees - General Partner (4)                       -                    -     (228,906)    84,811    151,316    517,107
   Depreciation expense                                        -                    -          -       54,799    106,001    244,819
   Amortization of initial direct costs                        -                    -            4     33,433    100,949    255,570
   Provision for bad debts (2)                                 -                    -          -       25,000         -      20,000
   Write down of estimated residual values (3)                 -                    -          -          -           -        -
                                                         ---------           ---------- ---------- ---------- ---------- -------

Net income (loss) - GAAP                                 $  64,359           $  356,326 $  549,384 $  627,878 $  390,036 $  230,789
                                                         =========           ========== ========== ========== ========== ==========

Net income (loss) - GAAP - allocable to
   limited partners                                      $  63,715           $  352,763 $  543,890 $  621,599 $  386,136 $  228,461
                                                         =========           ========== ========== ========== ========== ==========

Taxable income from operations (1)                           (5)             $   44,995 $  740,381 $2,363,289 $  475,707 $  103,180
                                                                             ========== ========== ========== ========== ==========

Cash generated from operations                           $ 382,639           $  879,014 $1,002,547 $  999,015 $  800,648 $2,434,478
Cash generated from sales                                   22,335              544,232    600,737  2,148,030  3,443,168  1,129,325
Cash generated from refinancing                            150,000            1,500,000        -          -           -        -
                                                         ---------           ---------- ---------- ---------- ---------- ---------

Cash generated from operations, sales and
   refinancing                                             554,974            2,923,246  1,603,284  3,147,045  4,243,816  3,563,803

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                 449,550            1,798,200  1,798,200  1,799,763  1,800,000  2,466,667
   Cash distributions to General Partner from
     operations, sales and refinancing                       4,540               18,164     18,164     18,180     18,182     24,917
                                                         ---------           ---------- ---------- ---------- ---------- ----------

Cash generated from (used by) operations, sales
   and refinancing after cash distributions              $ 100,884           $1,106,882 $ (213,080)$1,329,102 $2,425,634 $1,072,219
                                                         =========           ========== ========== ========== ========== ==========

                                    TABLE III

                                   (unaudited)

                                                       Three Months Ended
                                                            March 31,                     For the Years Ended December 31,
                                                       ------------------     ------------------------------------------------------
                                                              1998              1997         1996      1995       1994        1993
                                                              ----              ----         ----      ----       ----        ----
Tax data and distributions per $1,000 limited
   partner investment

Federal income tax results:
   Taxable income from operations (1)                           (5)          $    2.23   $   36.69  $ 116.99   $    23.55   $   5.11
                                                                             =========   =========  ========   ==========   ========

Cash distributions to investors
   Source (on GAAP basis)
     Investment income                                    $    3.15          $   17.73   $  27.23  $   31.08   $   19.31   $   11.42
     Return of capital                                    $   19.35          $   72.27   $  62.78  $   58.92   $   70.69   $  111.91

   Source (on Cash basis)
     -  Operations                                        $   19.12          $   44.00   $  50.18  $   49.96   $   39.63   $  120.50
     -  Sales                                             $    1.13          $   27.24   $  30.07  $   40.04   $   50.37   $    2.83
     -  Refinancing                                       $    2.25          $   18.76        -          -           -          -
     -  Other                                                   -                 -      $   9.75        -           -          -

Weighted average number of limited partnership
   ($100) units outstanding                                 199,800            199,800    199,800    199,986     200,000     200,000
                                                          =========           ========   ========   ========    ========   =========







(1) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3) The Partnership records a write down to its residual position if it has been determined to be impaired. Impairment generally occurs for one of two reasons: (1) when the recoverable value of the underlying equipment falls below the Partnership's carrying value or (2) when the primary security holder has foreclosed on the underlying equipment in order to satisfy the remaining lease obligation and the amount of proceeds received by the primary security holder in excess of such obligation is not sufficient to recover the Partnership's residual position.

(4) The Partnership's Reinvestment Period expired on November 15, 1995, five years after the Final Closing Date. The General Partner distributed a Definitive Consent Statement to the Limited Partners to solicit approval of two amendments to the Partnership Agreement. As of March 20, 1996 these amendments were agreed to and are effective from and after November 15, 1995. The amendments: (1) extend the Reinvestment Period for a maximum of four additional years and likewise delay the start and end of the Liquidation Period, and (2) eliminate the Partnership=s obligation to pay the General Partner $220,000 of the $347,000 accrued and unpaid management fees as of November 15, 1995, and any additional management fees which would otherwise accrue during the present Liquidation Period. The portion of the accrued and unpaid management fees that would be payable to the General Partner, or $127,000 ($347,000 less $220,000) will be returned to the Partnership in the form of an additional Capital Contribution by the General Partner.

(5)  Interim tax information not available.

                                    TABLE III

              Operating Results of Prior Public Programs - Series C
                                   (unaudited)



The following table summarizes the operating  results of Series C. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                      Three Months Ended
                                                           March 31,                    For the Years Ended December 31,
                                                      ------------------    -------------------------------------------------------
                                                             1998              1997        1996      1995        1994       1993
                                                             ----              ----        ----      ----        ----       ----

Revenues                                                   $108,896         $  455,472 $  659,218 $  964,104 $ 1,775,547 $3,203,141
   Net gain on sales or remarketing of equipment             79,155            175,860    511,331     95,250     361,407    101,463
                                                           --------         ---------- ---------- ---------- ----------- ----------
   Gross revenue                                            188,051            631,332  1,170,549  1,059,354   2,136,954  3,304,604

Less:
   General and administrative                                15,868             60,248     37,247    107,419     104,307    133,274
   Administrative expense reimbursement
     - General Partner                                        8,622             59,126     93,494    130,482     174,261     78,969
   Interest expense                                              -               4,888     16,809    253,143     920,433  1,715,520
   Management fees - General Partner                             -            (471,463)    92,360    128,533     171,135    695,662
   Amortization of initial direct costs                          -                 -        6,912     38,892     154,879    427,625
   Depreciation expense                                          -                 -         -           -       224,474    393,185
   Provision for/(reversal of) bad debt (2)                      -                 -         -           -       141,000    (90,000)
   Write down of estimated residual values (3)                   -                 -         -           -          -          -
                                                           --------         ---------- ---------- ---------- ----------- -------

Net income (loss) - GAAP                                   $163,561         $  978,533 $  923,727 $  400,885 $   246,645 $  (49,631)
                                                           ========         ========== ========== ========== =========== ==========

Net income (loss) - GAAP - allocable to
  limited partners                                         $161,925         $  968,748 $  914,490 $  396,876 $   244,000 $  (49,135)
                                                           ========         ========== ========== ========== =========== ==========

Taxable income (loss) from operations (1)                      (5)          $  274,376 $1,768,103 $ (649,775)$(3,611,476)$1,780,593
                                                                            ========== ========== ========== =========== ==========

Cash generated from operations                             $533,143         $2,038,710 $1,987,290 $  391,072 $ 2,854,887 $2,694,348
Cash generated from sales                                    92,979            621,621  1,289,421  3,058,969   1,665,032  1,266,452
Cash generated from refinancing                                  -                  -        -           -          -          -
                                                           --------         ---------- ---------- ---------- ----------- -------

Cash generated from operations, sales and
   refinancing                                              626,122          2,660,331  3,276,711  3,450,041   4,519,919  3,960,800

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                  445,921          1,784,993  1,786,992  1,796,363   1,799,100  2,466,667
   Cash distributions to General Partner from
     operations, sales and refinancing                        4,504             18,030     18,050     18,144      18,173     24,916
                                                           --------         ---------- ---------- ---------- ----------- ----------

Cash generated from operations, sales and
   refinancing after cash distributions                    $175,697         $  857,308 $1,471,669 $1,635,534 $ 2,702,646 $1,469,217
                                                           ========         ========== ========== ========== =========== ==========

                                    TABLE III

                                   (unaudited)


                                                    Three Months Ended
                                                         March 31,                      For the Years Ended December 31,
                                                    ------------------     -------------------------------------------------------
                                                           1998               1997      1996        1995       1994        1993
                                                           ----               ----      ----        ----       ----        ----
Tax data and distributions per $1,000 limited
   partner investment

Federal income tax results:

   Taxable income from operations (1)                      (5)              $ 13.70   $   88.16  $  (32.24) $ (178.86)  $  88.14
                                                                            =======   =========  =========  =========   ========

Cash distributions to investors
   Source (on GAAP basis)
     Investment income                                 $     8.17          $  48.85   $  46.06   $  19.87   $   12.21      -
     Return of capital                                 $    14.33          $  41.15   $  43.94   $  70.13   $   77.79   $ 123.33

   Source (on Cash basis)
     -  Operations                                     $    22.50          $  90.00   $  90.00   $  19.59   $   90.00   $ 123.33
     -  Sales                                              -                    -         -      $  70.41        -          -
     -  Refinancing                                        -                    -         -           -          -          -
     -  Other                                              -                    -         -           -          -          -

Weighted average number of limited partnership
   ($100) units outstanding                              198,187            198,332    198,551    199,558     199,900    199,992
                                                       =========           ========   ========   ========    ========   ========




(1) The difference between Net income (loss) - GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3) The Partnership records a write down to its residual position if it has been determined to be impaired. Impairment generally occurs for one of two reasons: (1) when the recoverable value of the underlying equipment falls below the Partnership's carrying value or (2) when the primary security holder has foreclosed on the underlying equipment in order to satisfy the remaining lease obligation and the amount of proceeds received by the primary security holder in excess of such obligation is not sufficient to recover the Partnership's residual position.

(4) The Partnership's Reinvestment Period expired on June 19, 1996, five years after the Final Closing Date. The General Partner distributed a Definitive Consent Statement to the Limited Partners to solicit approval of two amendments to the Partnership Agreement. As of February 19, 1998 these amendments were agreed to and are effective from and after June 19, 1996. The amendments: (1) extend the Reinvestment Period for a maximum of four and one half additional years and likewise delay the start and end of the Liquidation Period, and (2) eliminate the Partnership's obligation to pay the General Partner $529,125 of the $634,125 accrued and unpaid management fees as of December 31, 1997 and any additional management fees which would otherwise accrue during the present Liquidation Period. The portion of the accrued and unpaid management fees that would be payable to the General Partner or $105,000 ($634,125 less $529,125) will be returned to the Partnership in the form of an additional Capital Contribution by the General Partner.

(5)  Interim tax information not available.

                                    TABLE III

              Operating Results of Prior Public Programs - Series D
                                   (unaudited)



The following table summarizes the operating  results of Series D. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                  Three Months Ended
                                                       March 31,                        For the Years Ended December 31,
                                                  ------------------     -----------------------------------------------------------
                                                         1998                1997        1996        1995        1994        1993
                                                         ----                ----        ----        ----        ----        ----

Revenues                                              $  730,736         $ 3,084,705 $ 3,619,457 $ 3,270,722 $ 3,661,321 $ 6,300,753
   Net gain on sales or remarketing of equipment           6,854             452,706   2,391,683   1,931,333   1,199,830     313,468
                                                      ----------         ----------- ----------- ----------- ----------- -----------
   Gross revenue                                         737,590           3,537,411   6,011,140   5,202,055   4,861,151   6,614,221

Less:
   Interest expense                                      239,598           1,121,197   1,651,940     621,199     652,196   1,261,312
   Depreciation expense                                  152,750             356,417         -           -         4,167   1,144,609
   Management fees - General Partner                     130,599             548,400     685,103     594,623     778,568     996,356
   Administrative expense reimbursement
     - General Partner                                    71,978             271,829     301,945     257,401     337,867     423,387
   General and administrative                             48,002             199,751     217,378     273,663     412,655     184,604
   Amortization of initial direct costs                   34,695             363,087     614,441     511,427     580,457     931,983
   Provision for bad debts (3)                               -                   -           -       150,000     475,000     575,000
                                                      ----------         ----------- ----------- ----------- ----------- -----------

Net income - GAAP                                     $   59,968         $   676,730 $ 2,540,333 $ 2,793,742 $ 1,620,241 $ 1,096,970
                                                      ==========         =========== =========== =========== =========== ===========

Net income - GAAP - allocable to limited partners     $   59,368         $   669,963 $ 2,514,930 $ 2,765,805 $ 1,604,039 $ 1,086,000
                                                      ==========         =========== =========== =========== =========== ===========

Taxable income from operations (1)                        (4)            $ 3,483,507 $ 3,097,307 $ 1,641,323 $ 2,612,427 $ 5,766,321
                                                                         =========== =========== =========== =========== ===========

Cash generated from operations                        $  346,598         $ 8,409,703 $ 1,621,624 $ 2,756,354 $ 1,969,172 $ 6,330,281
Cash generated from sales                                638,024           9,741,651  15,681,303   6,776,544   9,054,589   5,143,299
Cash generated from refinancing                              -             2,700,000   5,250,000   4,148,838         -           -
                                                      ----------         ----------- ----------- ----------- ----------- -----------

Cash generated from operations, sales and
   refinancing                                           984,622          20,851,354  22,552,927  13,681,736  11,023,761  11,473,580

Less:
   Cash distributions to investors from operations,
     sales and refinancing                             1,080,945           7,882,867   5,588,508   5,589,207   5,596,503   5,600,000
   Cash distributions to General Partner from
     operations, sales and refinancing                    10,919              79,648      56,450      56,457      56,530      56,564
                                                      ----------         ----------- ----------- ----------- ----------- -----------

Cash generated from (used by) operations, sales and
   refinancing after cash distributions               $ (107,242)        $12,888,839 $16,907,969 $ 8,039,072 $ 5,370,728 $ 5,817,016
                                                      ==========         =========== =========== =========== =========== ===========

                                    TABLE III

                                   (unaudited)

                                                        Three Months Ended
                                                             March 31,                For the Years Ended December 31,
                                                        ------------------   ------------------------------------------------
                                                               1998             1997      1996      1995     1994      1993
                                                               ----             ----      ----      ----     ----      ----
Tax data and distributions per $1,000 limited
      partner investment

Federal income tax results:
      Taxable income from operations (1)                      (4)            $  86.40  $  76.82  $  40.70  $  64.71  $ 142.72
                                                                             ========  ========  ========  ========  ========

Cash distributions to investors (2)
      Source (on GAAP basis)
        Investment income                                  $    1.37         $  16.79  $  63.00  $  69.28  $  40.13  $  27.15
        Return of capital                                      23.63         $ 180.71  $  77.00  $  70.72  $  99.87  $ 112.85

      Source (on Cash basis)
        -  Operations                                      $    8.01         $ 197.50  $  40.62  $  69.04  $  48.77  $ 140.00
        -  Sales                                           $   14.75           $  99.38  $  70.96  $  91.23      -
        -  Refinancing                                                       -         -        -          -        -
        -  Other                                               $  2.24-                  -         -        -          -        -

Weighted average number of limited partnership
      ($100) units outstanding                               399,118          399,138   399,179   399,229   399,703   400,000
                                                           =========         ========  ========  ========  ========  ========














(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on September 13, 1991 and as of its final closing date on June 5, 1992 it had eighteen (18) additional semi-monthly closings. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4)  Interim tax information not available.

                                    TABLE III

               Operating Results of Prior Public Programs-Series E
                                   (unaudited)


The following table summarizes the operating  results of Series E. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                 Three Months Ended
                                                      March 31,                       For the Years Ended December 31,
                                                 ------------------  ---------------------------------------------------------------
                                                        1998              1997        1996         1995         1994         1993
                                                        ----              ----        ----         ----         ----         ----

Revenues                                            $ 2,216,133      $ 6,401,873  $ 7,907,175  $10,570,473  $10,946,254  $ 8,748,076
   Net gain on sales or remarketing of equipment        270,346        1,209,420    1,942,041    1,610,392      628,027    1,486,575
                                                    -----------      -----------  -----------  -----------  -----------  -----------
   Gross revenue                                      2,486,479        7,611,293    9,849,216   12,180,865   11,574,281   10,234,651

Less:
   Interest expense                                   1,019,133        2,471,045    2,957,534    4,377,702    4,868,950    3,023,934
   Management fees - General Partner                    432,694          919,728    1,120,336    1,596,569    1,547,509      949,468
   Administrative expense reimbursement
     - General Partner                                  208,970          486,253      563,107      784,775      408,114      811,966
   Provision for bad debts (3)                          200,000              -        400,000      600,000      250,000    2,186,750
   Amortization of initial direct costs                 173,973          461,620      887,960    1,530,505    1,840,714    1,667,212
   Depreciation                                         105,096          475,619    1,061,711    1,061,712      289,478       18,037
   General and administrative                            90,139          370,705      608,293      638,362      438,569      315,000
   Minority interest in joint venture                    30,795           57,738        6,392        5,438          -            -
                                                    -----------      -----------  -----------  -----------  -----------  -----------

Net income - GAAP                                   $   225,679      $ 2,368,585  $ 2,243,883  $ 1,585,802  $ 1,527,095  $ 1,499,573
                                                    ===========      ===========  ===========  ===========  ===========  ===========

Net income - GAAP - allocable to
  limited partners                                  $   223,422      $ 2,344,899  $ 2,221,444  $ 1,569,944  $ 1,511,824  $ 1,484,577
                                                    ===========      ===========  ===========  ===========  ===========  ===========

Taxable income (loss) from operations (1)                 (4)        $   981,575  $(3,280,008) $ 1,700,386  $ 2,793,029  $ 3,293,140
                                                                     ===========  ===========  ===========  ===========  ===========

Cash generated from operations                      $ 4,759,343      $21,638,350  $13,210,339  $ 8,768,414  $17,597,929  $18,415,294
Cash generated from sales                               580,586       15,313,194   10,358,637    7,419,261    6,492,842    9,416,909
Cash generated from refinancing                       6,257,067       20,765,451   13,780,000    7,400,000           -    38,494,983
                                                    -----------      -----------  -----------  -----------  -----------  -----------

Cash generated from operations,
  sales and refinancing                              11,596,996       57,716,995   37,348,976   23,587,675   24,090,771   66,327,186

Less:
   Cash distributions to investors from
     operations, sales and refinancing                1,939,210        7,768,316    7,771,164    7,773,082    8,390,043    5,796,799
   Cash distributions to General Partner
     from operations, sales and refinancing              19,588           78,468       78,496       78,512       78,582       58,637
                                                    -----------      -----------  -----------  -----------  -----------  -----------

Cash generated from operations, sales and
  refinancings after cash distributions             $ 9,638,168      $49,870,211  $29,499,316  $15,736,081  $15,622,146  $60,471,750
                                                    ===========      ===========  ===========  ===========  ===========  ===========

                                    TABLE III

                                   (unaudited)


                                                                 Three Months Ended
                                                                      March 31,                For the Year Ended December 31,
                                                                 ------------------  -----------------------------------------------
                                                                        1998           1997      1996      1995      1994      1993
                                                                        ----           ----      ----      ----      ----      ----
Tax and distribution data per $1,000 limited partner investment

Federal Income Tax results:
   Taxable income (loss) from operations (1)                           (4)          $  15.95  $ (53.28) $  27.61  $  45.32  $  66.54
                                                                                    ========  ========  ========  ========  ========

Cash distributions to investors (2)
   Source (on GAAP basis)
     Investment income                                               $   3.67       $  38.49  $  36.45  $  25.75  $  24.78  $  30.32
     Return of capital                                               $  28.20       $  89.01  $  91.05  $ 101.75  $ 112.74  $  88.06

Source (on cash basis)
   - Operations                                                      $  31.87       $ 127.50  $ 127.50  $ 127.50  $ 137.52  $ 118.38
   - Sales                                                               -               -         -         -         -        -
   - Refinancings                                                        -               -         -         -         -        -
   - Other                                                               -               -         -         -         -        -

Weighted average number of limited partnership
($100) units outstanding                                              608,381        609,211   609,503   609,650   610,080   489,966
                                                                     ========       ========  ========  ========  ========  ========













(1) The difference between Net income - GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on July 6, 1992 and as of its final closing date of July 31, 1993 it had twenty-six (26) additional semi-monthly closings. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4)  Interim tax information not available.

                                    TABLE III

               Operating Results of Prior Public Programs-L.P. Six
                                   (unaudited)


The following table summarizes the operating  results of L.P. Six. The Program's
records  are  maintained  in  accordance  with  Generally  Accepted   Accounting
Principles ("GAAP") for financial statement purposes.

                                                                 Three Months Ended
                                                                      March 31,              For the Years Ended December 31,
                                                                 ------------------  -----------------------------------------------
                                                                        1998              1997         1996         1995      1994
                                                                        ----              ----         ----         ----      ----

Revenues                                                            $1,488,286       $ 6,452,409  $ 9,238,182  $ 6,622,180  $203,858
    Net gain on sales or remarketing of equipment                       94,149            58,523      338,574      107,733       -
                                                                    ----------       -----------  -----------  -----------  ------
    Gross revenue                                                    1,582,435         6,510,932    9,576,756    6,729,913   203,858

Less:
    Interest expense                                                   588,261         2,648,557    4,330,544    3,003,633     2,142
    Management fees - General Partner                                  254,169         1,092,714    1,333,394      696,096     8,827
    Amortization of initial direct costs                               205,583         1,071,656    1,349,977      828,154    12,748
    Depreciation                                                       159,480           745,275      848,649      636,487       -
    Administrative expense reimbursement - General Partner             123,218           547,382      642,276      381,471     6,872
    Provision for bad debts (3)                                        100,000           183,274      750,000      570,000    63,500
    General and administrative                                          43,559           178,464      657,470      360,235    38,879
    Minority interest in joint venture                                   1,693             7,990       31,413      177,769       -
                                                                    ----------       -----------  -----------  -----------  ------

Net income (loss) - GAAP                                            $  106,472       $    35,620  $  (366,967) $    76,068  $ 70,890
                                                                    ==========       ===========  ===========  ===========  ========

Net income (loss) - GAAP - allocable to limited partners            $  105,407       $    35,264  $  (363,297) $    75,307  $ 70,181
                                                                    ==========       ===========  ===========  ===========  ========

Taxable income (loss) from operations (1)                               (4)          $(1,154,365) $  (574,054) $ 2,239,753  $ 71,033
                                                                                     ===========  ===========  ===========  ========

Cash generated from operations                                      $1,474,692       $12,075,547  $ 9,923,936  $ 8,776,203  $439,913
Cash generated from sales                                              383,797         4,336,675    8,684,744    1,016,807       -
Cash generated from refinancing                                            -           7,780,328    9,113,081   33,151,416       -
                                                                    ----------       -----------  -----------  -----------  ------

Cash generated from operations, sales and refinancing                1,858,489        24,192,550   27,721,761   42,944,426   439,913

Less:
    Cash distributions to investors from operations,
      sales and refinancing                                          1,022,275         4,102,940    4,119,354    2,543,783   311,335
    Cash distributions to General Partner from operations,
      sales and refinancing                                             10,326            41,444       41,613       25,694     3,145
                                                                    ----------       -----------  -----------  -----------  --------

Cash generated from operations, sales and refinancing
    after cash distributions                                        $  825,888       $20,048,166  $23,560,794  $40,374,949  $125,433
                                                                    ==========       ===========  ===========  ===========  ========

                                    TABLE III

               Operating Results of Prior Public Programs-L.P. Six
                                   (unaudited)

                                                        Three Months Ended
                                                             March 31,                 For the Years Ended December 31,
                                                        ------------------        -------------------------------------------
                                                              1998                   1997       1996        1995      1994
                                                              ----                   ----       ----        ----      ----
Tax data and distributions per $1,000 limited
    partner investment

Federal income tax results:
    Taxable income (loss) from operations (1)                 (4)                 $ (29.94)   $ (14.83)   $  85.13   $ 22.15
                                                                                  ========    ========    ========   =======

Cash distributions to investors (2)
    Source (on GAAP basis)
       Investment income                                   $   2.77               $    .86    $     -     $   2.89   $ 22.10
       Return of capital                                   $  24.10               $ 106.64    $ 107.50    $  94.78   $ 75.94

    Source (on cash basis)
       - Operations                                        $  26.87               $ 107.50    $ 107.50    $  97.67   $ 98.04
       - Sales                                                -                        -             -         -           -
       - Refinancing                                          -                        -             -         -           -
       - Other                                                -                        -             -         -           -

Weighted average number of limited partnership
    ($100) units outstanding                                380,379                381,687     383,196     260,453    31,755
                                                           ========               ========    ========    ========   =======















(1) The difference between Net income (loss) - GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on March 31, 1994. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4)  Interim tax information not available.

                                    TABLE III

              Operating Results of Prior Public Programs-L.P. Seven
                                   (unaudited)


The  following  table  summarizes  the  operating  results  of L.P.  Seven.  The
Program's   records  are  maintained  in  accordance  with  Generally   Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                                  Three Months Ended
                                                                      March 31,                  For the Years Ended December 31,
                                                                  ------------------             --------------------------------
                                                                         1998                         1997             1996
                                                                         ----                         ----             ----

Revenues                                                             $ 3,096,163                  $ 8,000,454       $1,564,069
    Net gain on sales or remarketing of equipment                           -                       1,748,790              -
                                                                     -----------                  -----------       ----------
    Gross revenue                                                      3,096,163                    9,749,244        1,564,069

Less:
    Interest expense                                                   1,531,238                    3,652,517          398,200
    Management fees - General Partner                                    478,301                    1,522,045          264,784
    Amortization of initial direct costs                                 423,326                      932,123          230,785
    Administrative expense reimbursement - General Partner               207,548                      652,319          117,809
    Provision for bad debts (3)                                          150,000                      150,000           75,000
    General and administrative                                            57,235                      186,280           72,040
    Minority interest in joint venture                                     1,116                        4,380              -
                                                                     -----------                  -----------       ----------

Net income - GAAP                                                    $   247,399                  $ 2,649,580       $  405,451
                                                                     ===========                  ===========       ==========

Net income - GAAP - allocable to limited partners                    $   244,925                  $ 2,623,084       $  401,396
                                                                     ===========                  ===========       ==========

Taxable income from operations (1)                                        (4)                     $ 2,335,939       $  146,726
                                                                                                  ===========       ==========

Cash generated from operations                                       $    93,208                  $ 2,855,330       $  973,899
Cash generated from sales                                                   -                       7,315,408              -
Cash generated from refinancing                                             -                       4,250,000              -
                                                                     -----------                  -----------       ----------

Cash generated from operations, sales and refinancing                     93,208                   14,420,738          973,899

Less:
    Cash distributions to investors from operations,
      sales and refinancing                                            1,858,176                    4,147,829        1,361,099
    Cash distributions to General Partner from operations,
      sales and refinancing                                               16,036                       41,125           13,749
                                                                     -----------                  -----------       ----------

Cash generated from (used by) operations, sales and refinancing
    after cash distributions                                         $(1,781,004)                 $10,231,784       $ (400,949)
                                                                     ============                 ===========       ==========


                                    TABLE III

              Operating Results of Prior Public Programs-L.P. Seven
                                   (unaudited)

                                                             Three Months Ended
                                                                  March 31,              For the Years Ended December 31,
                                                             ------------------          -------------------------------
                                                                    1998                       1997          1996
                                                                    ----                       ----          ----
Tax data and distributions per $1,000 limited
    partner investment

Federal income tax results:
    Taxable income from operations (1)                               (4)                    $  55.90       $   9.30
                                                                                            ========       ========

Cash distributions to investors (2)
    Source (on GAAP basis)
       Investment income                                         $    3.54                  $  67.94       $  31.71
       Return of capital                                         $   23.33                  $  39.56       $  75.79

    Source (on cash basis)
       - Operations                                              $    1.35                  $  73.96       $  76.97
       - Sales                                                       -                      $  33.54               -
       - Refinancing                                                 -                           -              -
       - Other                                                   $   25.52                       -         $  30.53

Weighted average number of limited partnership
    ($100) units outstanding                                       680,272                   413,677        156,222
                                                                 =========                  ========       ========















(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on January 19, 1996. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4)  Interim tax information not available.

                                    TABLE IV

                   Results of Completed Prior Public Programs
                                   (unaudited)











No Prior Public Programs have completed operations in the five years ended March 31, 1998.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series A for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                            Federal
           Type of                 Year of      Year of    Acquisition   Net Book     Net           GAAP       Taxable
          Equipment              Acquisition  Disposition   Cost (1)     Value (2)  Proceeds(3) Gain (Loss)  Gain (Loss)
--------------------------       -----------  -----------  -----------   ---------  ----------  -----------  -----------

Computers                            1988         1990         $32,352    $13,859    $16,955        $3,096       $1,064
Office Copier                        1988         1990        $180,922    $52,504    $52,504            $0     ($30,400)

Agriculture                          1988         1991         $19,032     $8,921     $7,225       ($1,696)     ($2,214)
Computers                            1988         1991          $8,450         $0       $465          $465           $0
Computers                            1989         1991        $363,540    $28,027    $56,077       $28,050      $14,962
Telecommunications                   1990         1991        $827,804    $49,393         $0      ($49,393)          $0
Medical                              1988         1991         $29,756         $0         $0            $0     ($10,626)
Copiers                              1988         1991        $235,863         $0         $0            $0     ($18,115)

Agriculture                          1988         1992         $61,200    $25,810    $24,152       ($1,658)          $0
Computers                            1988         1992         $51,353         $0         $0            $0           $0
Copiers                              1988         1992        $195,875         $0         $0            $0           $0
Material Handling                    1988         1992         $78,321         $0         $0            $0           $0
Medical                              1988         1992         $50,433    $15,250     $7,000       ($8,250)     $34,389
Computers                            1989         1992         $41,058     $4,553     $6,606        $2,053     ($13,951)
Copiers                              1989         1992         $81,913     $6,495     $6,495            $0       $1,114
Office Equipment                     1989         1992         $81,986     $2,821    $12,298        $9,477     ($28,695)
Computers                            1991         1992          $3,607     $3,196     $4,142          $946       $1,076
Furniture And Fixtures               1992         1992          $4,325     $4,430     $4,390          ($40)         $65

Computers                            1988         1993         $71,813         $0         $0            $0           $0
Furniture                            1988         1993        $350,000         $0         $0            $0           $0
Medical                              1988         1993        $221,191       $182     $2,382        $2,200       $2,341
Agriculture                          1989         1993         $57,975     $2,050     $2,932          $882      ($1,724)
Printing                             1989         1993        $126,900     $5,661     $7,800        $2,139     ($10,729)
Reprographics                        1989         1993        $112,500       $115       $115            $0     ($12,079)
Computers                            1990         1993         $79,043         $0         $0            $0           $0
Reprographics                        1990         1993         $71,805     $8,391    $12,528        $4,137           $0
Retail                               1990         1993        $198,513   ($32,916)   $67,894      $100,810           $0
Video Production                     1990         1993        $341,796    $67,965   $161,615       $93,650      $24,507
Computers                            1991         1993        $135,380     $6,540    $20,134       $13,594     ($50,622)
Fixture                              1992         1993          $2,267     $1,635     $1,824          $189          $11
Telecommunications                   1992         1993         $20,000    $11,840    $11,200         ($640)     ($4,800)
Video Production                     1992         1993          $3,362     $1,110       $592         ($518)     ($2,867)
Manufacturing & Production           1993         1993         $22,660         $0         $0            $0           $0

Agriculture                          1988         1994         $30,000       $288       $288            $0           $0
Medical                              1988         1994         $46,050     $6,438     $6,438            $0           $0
Computers                            1989         1994         $71,152     $6,942       $500       ($6,442)     ($1,449)
Computers                            1991         1994        $156,552     $6,882    $16,611        $9,729     ($41,137)
Material Handling                    1991         1994          $7,013     $1,973     $2,203          $230        ($604)
Medical                              1991         1994         $40,556   ($11,278)    $1,460       $12,738         $375
Fixture                              1992         1994          $3,396       $751       $845           $94      ($1,192)
Manufacturing & Production           1992         1994         $17,103      ($199)        $0          $199      ($5,443)
Furniture                            1993         1994         $26,868         $0         $0            $0           $0
Manufacturing & Production           1993         1994         $27,096    $10,139    $11,054          $915           $0
Agriculture                          1989         1994         $14,191       $350       $350            $0           $0
Printing                             1993         1994         $24,112    $24,030    $27,061        $3,031           $0

Computers                            1991         1995         $17,200       $173     $3,522        $3,349       $1,594
Copiers                              1991         1995         $49,081     $7,350     $7,423           $73      ($3,044)
Sanitation                           1991         1995         $21,452       $560     $4,818        $4,258       $3,010
Agriculture                          1992         1995          $7,828       $462       $737          $275      ($1,901)
Computers                            1993         1995         $64,391    $36,094     $5,863      ($30,231)          $0
Manufacturing & Production           1993         1995         $28,557     $8,752     $8,912          $160           $0
Retail                               1993         1995         $28,507        ($9)      $697          $706           $0

Computers                            1991         1996         $35,618     $1,502    $20,150       $18,648      $19,571
Copiers                              1991         1996        $117,238    $17,784    $32,380       $14,596      $28,006
Material Handling                    1991         1996         $14,996       $843     $3,223        $2,380       $3,432
Sanitation                           1991         1996         $35,854     $5,946     $5,649         ($297)      $5,260
Fixture                              1992         1996         $18,452     $1,909     $1,909            $0      ($1,919)
Computers                            1993         1996         $72,479      ($573)      $515        $1,088           $0
Furniture                            1993         1996          $9,978        ($2)        $0            $2           $0
Material Handling                    1993         1996         $11,824         $0         $0            $0           $0
                                     1993         1996         $33,190       $400       $403            $3           $0
Retail                               1993         1996         $44,673        ($5)        $0            $0           $0
Sanitation                           1993         1996          $5,822         $0         $0            $0           $0
Video Production                     1993         1996         $41,465    $12,099    $12,441          $342           $0
Medical                              1994         1996         $12,166       $960     $2,000        $1,040      ($4,259)

Computers                            1991         1997         $75,602     $4,349    $15,753       $11,403      $19,783
Computers                            1993         1997         $39,593     $6,013         $0       ($6,013)          $0
Retail                               1993         1997        $158,276    $16,960    $23,438       $23,423       $5,373
Video                                1993         1997         $27,273         $0         $0            $0           $0
Sanitation                           1996         1997          $3,571        $43     $1,380        $1,337           $0

Computers                            1993         1998        $123,234         $0       $205          $205           (4)
Manufacturing & Production           1993         1998        $110,906       $366       $706          $340           (4)
Printing                             1993         1998         $33,033         $0       $776          $776           (4)
Retail                               1993         1998         $43,805         $0         $7            $7           (4)
Telecommunications                   1993         1998         $26,238       $591       $605           $14           (4)
Video                                1993         1998         $16,975         $0         $0            $0           (4)
Manufacturing & Production           1995         1998         $14,356         $0         $6            $6           (4)


(1)  Acquisition  cost  includes  Acquisition  Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)  Federal Taxable Gain (Loss) information not yet available for 1998.


                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                      Federal
           Type of               Year of        Year of     Acquisition      Net Book      Net              GAAP         Taxable
          Equipment            Acquisition    Disposition     Cost (1)       Value (2)  Proceeds (3)     Gain (Loss)    Gain (Loss)
---------------------------    -----------    -----------   -----------     ----------  ------------    ------------   ------------

Manufacturing & Production        1990            1990         $31,129        $28,288     $34,142          $5,854          $3,013
Mining                            1990            1990        $145,227       $120,804    $120,804              $0              $0
Video Production                  1990            1990         $10,201         $8,006      $9,086          $1,080            $671

Agriculture                       1989            1991          $5,986         $4,003          $0         ($4,003)             $0
Computers                         1989            1991         $76,899        $52,134      $7,492        ($44,642)             $0
Construction                      1989            1991         $48,299        $43,554      $7,784        ($35,770)        ($7,007)
Copiers                           1989            1991          $7,469         $4,997         $16         ($4,981)             $0
Environmental                     1989            1991         $10,609        $11,546          $0        ($11,546)             $0
Furniture                         1989            1991         $86,965        $62,229     $19,339        ($42,890)             $0
Manufacturing & Production        1989            1991         $55,125        $34,435     $12,807        ($21,628)             $0
Medical                           1989            1991          $9,447         $7,643          $0         ($7,643)             $0
Office Equipment                  1989            1991         $25,171        $24,586         $64        ($24,522)        ($1,985)
Retail                            1989            1991          $4,405         $4,792          $0         ($4,792)             $0
Sanitation                        1989            1991         $15,448        $17,983          $0        ($17,983)             $0
Telecommunications                1989            1991          $2,238             $0         $60             $60              $0
Transportation                    1989            1991          $9,474        $10,801          $0        ($10,801)             $0
Video Production                  1989            1991         $11,925         $1,762          $7         ($1,755)             $0
Agriculture                       1990            1991         $35,245         $4,694          $0         ($4,694)        ($5,210)
Computers                         1990            1991      $2,671,588       $601,346    $136,169       ($465,177)      ($476,397)
Construction                      1990            1991         $64,544        $29,979     $24,379         ($5,600)        ($9,949)
Copiers                           1990            1991         $30,699        $18,760        $911        ($17,849)             $0
Environmental                     1990            1991         $14,658        $15,434          $0        ($15,434)             $0
Fixture                           1990            1991         $29,510        $27,027        $808        ($26,219)             $0
Furniture                         1990            1991         $53,420        $34,771      $3,598        ($31,173)        ($5,953)
Manufacturing & Production        1990            1991        $526,568       $504,823    $226,978       ($277,845)       ($47,036)
Material Handling                 1990            1991        $112,075        $59,977     $34,758        ($25,219)             $0
Medical                           1990            1991         $93,771        $47,016          $0        ($47,016)       ($19,410)
Mining                            1990            1991        $221,706             $0          $0              $0        ($82,375)
Miscellaneous                     1990            1991         $29,443        $28,179          $0        ($28,179)             $0
Office Equipment                  1990            1991         $44,560        $34,289        $760        ($33,529)             $0
Restaurant                        1990            1991         $97,304        $45,062     $18,564        ($26,498)       ($24,787)
Retail                            1990            1991         $43,751        $18,362      $9,230         ($9,132)       ($12,624)
Sanitation                        1990            1991        $171,345        $66,074     $77,146         $11,072        ($78,222)
Telecommunications                1990            1991        $980,613       $119,372          $0       ($119,372)       ($11,618)
Transportation                    1990            1991         $13,434        $13,858          $0        ($13,858)             $0
Video Production                  1990            1991         $46,645        $26,631      $3,754        ($22,877)        $11,741
Material Handling                 1991            1991        $109,115       $108,512    $113,482          $4,970              $0

Agriculture                       1989            1992         $89,766        $19,058     $21,912          $2,854        ($12,999)
Computers                         1989            1992         $60,747         $1,659      $2,593            $934              $0
Copiers                           1989            1992         $79,556        $10,817     $10,839             $22         ($9,798)
Furniture                         1989            1992         $35,512         $2,418      $2,911            $493              $0
Manufacturing & Production        1989            1992        $117,236         $1,924      $1,936             $12              $0
Material Handling                 1989            1992         $16,058           $670        $789            $119         ($7,845)
Medical                           1989            1992         $31,701         $7,548      $1,967         ($5,580)             $0
Office Equipment                  1989            1992         $19,981         $1,381      $1,427             $46              $0
Printing                          1989            1992         $25,000         $3,510      $2,510         ($1,000)        ($8,247)
Telecommunications                1989            1992         $18,779         $1,910      $2,012            $102              $0
Video Production                  1989            1992         $21,849         $3,275      $3,283              $8              $0
Agriculture                       1990            1992         $46,968         $2,847      $3,463            $617         ($4,451)
Computers                         1990            1992      $3,872,456       $671,632    $342,387       ($329,245)    ($1,086,408)
Construction                      1990            1992         $23,493         $1,229      $1,229              $0              $0
Copiers                           1990            1992         $19,240         $2,165      $3,524          $1,358         ($8,884)
Environmental                     1990            1992          $7,195         $1,164      $1,164              $0         ($4,683)
Fixture                           1990            1992         $55,869         $7,661      $9,096          $1,436        ($34,594)
Furniture                         1990            1992         $58,095         $7,193      $7,719            $525        ($26,836)
Manufacturing & Production        1990            1992        $192,143        $47,665     $43,213         ($4,452)       ($45,657)
Material Handling                 1990            1992        $104,852        $23,011      $7,775        ($15,236)       ($15,648)
Medical                           1990            1992         $88,537        $12,382     $13,393          $1,011        ($38,945)
Miscellaneous                     1990            1992          $4,999         $1,313      $1,236            ($77)        ($2,804)
Office Equipment                  1990            1992      $1,203,666       $179,190      $2,513       ($176,678)        ($6,351)
Printing                          1990            1992          $4,055           $787        $787              $0         ($2,487)
Restaurant                        1990            1992         $83,624           $194      $6,850          $6,657        ($12,961)
Retail                            1990            1992         $63,030        $35,999        $581        ($35,419)        ($1,296)
Sanitation                        1990            1992        $200,642        $12,623     $13,101            $478        ($14,846)
Telecommunications                1990            1992         $64,899        $11,997      $4,965         ($7,032)       ($18,620)
Transportation                    1990            1992          $7,610             $1          $1              $0              $0
Video Production                  1990            1992         $18,558         $3,521      $4,302            $781         ($7,177)
Furniture                         1991            1992         $25,909        $28,313          $0        ($28,313)             $0
Manufacturing & Production        1991            1992         $51,311        $47,497     $57,487          $9,990              $0
Material Handling                 1991            1992         $10,023        $10,462     $10,595            $133              $0
Office Equipment                  1991            1992         $15,789             $0          $0              $0              $0
Sanitation                        1991            1992         $18,840        $10,122     $10,516            $394              $0

Agriculture                       1989            1993         $31,500         $4,370     $10,095          $5,725          $1,431
Computers                         1989            1993         $93,554           $267        $661            $394              $0
Copiers                           1989            1993        $168,679        $19,448     $23,072          $3,624        ($26,046)
Furniture                         1989            1993        $116,287        $17,152     $19,536          $2,384         ($9,084)
Manufacturing & Production        1989            1993         $14,804         $2,832      $3,541            $709              $0
Material Handling                 1989            1993         $20,725             $0      $1,650          $1,650              $0
Office Equipment                  1989            1993         $81,777           $990     $17,490         $16,500         ($4,999)
Telecommunications                1989            1993          $2,524             $0          $0              $0              $0
Video Production                  1989            1993         $22,321             $0          $0              $0              $0
Agriculture                       1990            1993        $132,350        $11,556     $11,963            $407        ($42,903)
Automotive                        1990            1993         $75,730        $45,795     $51,888          $6,093         ($3,043)
Computers                         1990            1993      $1,069,393       $140,198    $164,423         $24,225       ($267,270)
Construction                      1990            1993         $41,779         $5,058      $5,075             $17         ($9,774)
Copiers                           1990            1993         $23,318         $3,058      $2,505           ($553)        ($7,670)
Fixture                           1990            1993         $73,038        $10,235     $10,235              $0        ($22,303)
Furniture                         1990            1993        $118,834        $11,204     $11,509            $305        ($10,168)
Manufacturing & Production        1990            1993      $1,120,324       $139,342    $186,899         $47,557       ($271,929)
Material Handling                 1990            1993        $210,922        $20,462     $29,157          $8,695        ($51,481)
Medical                           1990            1993        $380,749        $56,711     $37,821        ($18,890)       ($68,880)
Office Equipment                  1990            1993         $69,232         $8,695      $9,275            $580        ($18,731)
Printing                          1990            1993          $6,061         $1,431      $1,050           ($381)        ($1,388)
Reprographics                     1990            1993         $82,000         $8,200     $40,000         $31,800          $7,109
Restaurant                        1990            1993        $121,682        $10,330     $11,517          $1,187        ($28,626)
Retail                            1990            1993         $11,280           $813      $1,797            $984         ($2,806)
Sanitation                        1990            1993         $43,697         $5,148      $5,152              $4        ($10,588)
Telecommunications                1990            1993        $278,193        $20,246     $22,616          $2,370        ($58,857)
Miscellaneous                     1990            1993        $595,538       ($98,697)   $203,595        $302,292              $0
Video Production                  1990            1993          $7,981           $374        $374              $0         ($1,484)
Computers                         1991            1993        $248,090        $36,021     $36,834            $813         ($9,175)
Construction                      1991            1993         $10,590           $869      $1,875          $1,006         ($4,480)
Furniture                         1991            1993         $73,541           ($66)       $603            $669         ($7,311)
Manufacturing & Production        1991            1993         $12,951             $0          $0              $0              $0
Material Handling                 1991            1993         $43,408        $20,390     $23,147          $2,757         ($1,015)
Medical                           1991            1993          $9,425         $5,708      $6,513            $805            $858
Sanitation                        1991            1993         $37,743        $16,285     $15,506           ($779)             $0
Computers                         1992            1993         $79,557        $38,668     $38,668              $0        ($36,961)
Material Handling                 1992            1993         $30,692           $149      $6,578          $6,429        ($17,976)

Computers                         1989            1994        $468,870       $109,719    $109,720              $1        $102,026
Copiers                           1989            1994         $13,461            $30         $30              $0              $0
Furniture                         1989            1994        $218,655        $79,000     $79,000              $0         $80,901
Manufacturing & Production        1989            1994         $90,725           ($13)         $0             $13              $0
Medical                           1989            1994         $97,017           $699      $1,141            $441              $0
Office Equipment                  1989            1994          $2,796             $0        $126            $126              $0
Printing                          1989            1994         $14,123             $0          $0              $0              $0
Telecommunications                1989            1994         $10,950            ($2)       $127            $129              $0
Agriculture                       1990            1994         $73,503        $11,518     $12,258            $740         ($3,345)
Computers                         1990            1994      $3,937,366       $957,935    $959,231          $1,295        $367,292
Construction                      1990            1994        $141,052        $16,265     $16,265              $0        ($14,659)
Fixture                           1990            1994        $100,514        $10,959     $10,959              $0         ($6,640)
Furniture                         1990            1994        $282,115        $89,792     $94,919          $5,127         $43,164
Manufacturing & Production        1990            1994        $443,855       $121,619    $137,376         $15,757         ($8,207)
Material Handling                 1990            1994        $411,986        $20,972     $20,972              $0        ($33,402)
Medical                           1990            1994        $462,679        $42,572     $62,365         $19,792            $805
Mining                            1990            1994      $9,631,966     $1,298,813  $1,298,813              $0       ($689,039)
Office Equipment                  1990            1994         $34,402         $3,434      $3,434              $0         ($8,258)
Reprographics                     1990            1994         $16,482         $4,547      $4,547              $0            $904
Restaurant                        1990            1994        $297,355        $32,327     $33,776          $1,449        ($29,158)
Retail                            1990            1994        $841,977       $440,914    $440,914              $0        $668,569
Sanitation                        1990            1994          $7,147             $0          $0              $0              $0
Telecommunications                1990            1994        $261,049        ($6,700)    $30,311         $37,011         $11,248
Video Production                  1990            1994         $45,804         $5,357      $5,365              $8         ($4,684)
Agriculture                       1991            1994         $15,633           $625        $629              $4              $0
Computers                         1991            1994        $684,631        $59,296     $59,296              $0       ($213,947)
Copiers                           1991            1994         $39,270         $2,598        $648         ($1,950)       ($15,152)
Environmental                     1991            1994         $44,016           $864        $904             $41              $0
Furniture                         1991            1994         $20,546           $906        $923             $17              $0
Material Handling                 1991            1994         $66,497         $2,470      $2,642            $172         ($5,750)
Medical                           1991            1994        $602,400       $306,415    $373,385         $66,970        $139,985
Sanitation                        1991            1994         $83,638         $4,459      $4,634            $174              $0
Telecommunications                1991            1994         $11,188           $898      $1,146            $248         ($3,419)
Manufacturing & Production        1993            1994         $81,735           ($61)        $34             $95              $0
Material Handling                 1993            1994          $6,578         $3,110      $3,600            $490              $0
Sanitation                        1994            1994          $7,320             $0          $0              $0              $0

Computers                         1989            1995         $24,831         $1,574         $13         ($1,561)             $0
Manufacturing & Production        1989            1995         $11,262         $4,128          $0         ($4,128)             $0
Computers                         1990            1995      $3,151,688       $784,267    $578,324       ($205,942)        $61,278
Construction                      1990            1995        $397,553       $139,680     $93,172        ($46,508)         $2,914
Copiers                           1990            1995         $26,920         $6,048         ($0)        ($6,048)             $0
Furniture                         1990            1995         $64,010         $5,908      $4,760         ($1,148)         $5,171
Material Handling                 1990            1995        $108,329         $7,629      $6,899           ($730)           ($15)
Medical                           1990            1995        $919,987       $320,531    $260,980        ($59,551)        $56,955
Manufacturing & Production        1990            1995        $846,718       $211,207    $244,937         $33,730        $243,103
Office Equipment                  1990            1995         $38,014         $4,192      $2,111         ($2,081)         $1,950
Reprographics                     1990            1995        $102,003             $1          $1              $0              $0
Restaurant                        1990            1995         $63,437         $4,636      $1,896         ($2,740)           $897
Retail                            1990            1995      $2,703,611       $349,429    $193,032       ($156,397)       $184,637
Sanitation                        1990            1995         $58,070         $4,110      $1,738         ($2,372)         $1,518
Video Production                  1990            1995          $3,404           $773          $0           ($773)             $0
Agriculture                       1991            1995         $23,262         $7,034      $7,449            $415          $1,921
Computers                         1991            1995      $2,712,345       $677,342    $648,479        ($28,863)       $126,108
Construction                      1991            1995         $25,214         $1,539      $2,727          $1,188         ($2,122)
Furniture                         1991            1995         $62,471        $16,192      $5,091        ($11,101)        ($4,400)
Material Handling                 1991            1995         $34,473        $12,502     $12,105           ($397)             $0
Manufacturing & Production        1991            1995        $132,184         $5,116     $50,110         $44,993         $27,132
Office Equipment                  1991            1995         $48,350         $7,177      $9,506          $2,329         ($2,320)
Restaurant                        1991            1995         $73,807         $3,637      $2,910           ($728)        ($1,107)
Telecommunications                1991            1995         $52,499         $3,093      $7,262          $4,169         ($3,403)
Audio                             1992            1995        $128,455        $98,566    $122,689         $24,123         $32,942
Computers                         1992            1995         $76,900         $2,447     $15,248         $12,801        ($10,269)
Furniture                         1992            1995        $188,807        $19,652     $19,652              $0        ($57,369)
Telecommunications                1992            1995         $64,731        $47,017     $55,634          $8,616         $23,500
Video Production                  1992            1995        $382,790       $247,199    $298,045         $50,846        $122,650
Copiers                           1993            1995         $35,000             $0          $0              $0              $0
Computers                         1994            1995      $1,043,007       $346,471    $739,181        $392,710        $661,239
Furniture                         1994            1995        $204,779       $171,324    $181,605         $10,281              $0
Medical                           1994            1995         $23,671         $2,015      $2,015              $0              $0
Manufacturing & Production        1994            1995         $21,038        $17,225     $18,733          $1,509          $1,436
Computers                         1995            1995         $17,231        $16,864      $2,383        ($14,481)             $0

Telecommunications                1989            1996         $20,339             $0      $1,566          $1,566              $0
Computers                         1990            1996      $1,056,724       $123,220     $88,594        ($34,626)        $94,675
Fixtures                          1990            1996         $19,989         $1,285        $250         ($1,034)        ($1,034)
Furniture                         1990            1996         $34,265        $10,881          $0        ($10,881)       ($10,881)
Medical                           1990            1996         $49,882         $3,282        $332         ($2,949)        ($2,357)
Manufacturing & Production        1990            1996         $72,805         $2,611      $1,588         ($1,023)         $3,342
Printing                          1990            1996         $26,691           $728          $0           ($728)          ($728)
Reprographics                     1990            1996         $77,770         $5,381      $1,037         ($4,345)             $0
Retail                            1990            1996      $1,332,608       $149,542    $230,752         $81,210        $238,200
Telecommunications                1990            1996         $71,300         $4,781        $895         ($3,886)             $0
Computers                         1991            1996         $70,789         $2,113      $1,000         ($1,113)        ($1,113)
Construction                      1991            1996         $24,724         $3,791      $3,857             $66          $2,506
Furniture                         1991            1996        $281,079        $24,453     $28,755          $4,302          $3,424
Material Handling                 1991            1996         $45,771         $7,124      $3,307         ($3,817)             $0
Restaurant                        1991            1996         $16,013         $1,663      $2,152            $489          $1,976
Video Production                  1991            1996         $56,632         $4,245      $4,245              $0            $538
Printing                          1993            1996         $15,733         $3,714      $3,814            $100              $0
Computers                         1994            1996         $21,284        $13,176          $0        ($13,176)       ($13,176)
Fixtures                          1994            1996         $20,045             $0          $0              $0        ($14,238)
Manufacturing & Production        1994            1996         $16,349         $6,081      $6,191            $109         ($7,085)
Computers                         1995            1996         $36,894        $21,698          $0        ($21,698)       ($29,812)
Fixtures                          1994            1996         $28,449        $25,882          $0        ($25,882)       ($25,882)
Furniture                         1994            1996         $20,000             $0          $0              $0              $0

Computers                         1990            1997         $84,679        $10,369          $0        ($10,369)             $0
Computers                         1993            1997         $31,527         $1,238      $1,492            $254              $0
Retail                            1993            1997      $1,811,259       $166,382    $231,762         $65,380       ($165,810)
Computers                         1994            1997        $106,912           $689      $1,493            $804        ($41,957)
Manufacturing & Production        1994            1997         $43,759         $2,460      $3,548          $1,089        ($15,221)
Telecommunications                1994            1997         $64,781         $1,953      $3,990          $2,037        ($11,293)
Computers                         1995            1997          $9,584             $0          $0              $0              $0
Manufacturing & Production        1995            1997         $74,770             $0          $0              $0              $0
Restaurant                        1995            1997         $12,030             $0          $0              $0         ($7,218)
Video Production                  1995            1997         $27,067         $4,971          $0         ($4,971)             $0
Computers                         1996            1997         $16,033        $15,371      $1,768        ($13,604)             $0
Printing                          1996            1997         $48,047        $36,903     $42,713          $5,811              $0

Computers                         1993            1998         $25,907             $0          $7              $7              (4)
Manufacturing & Production        1993            1998         $26,401             $0          $8              $8              (4)
Computers                         1995            1998         $59,354             $0          $1              $1              (4)
Medical                           1995            1998         $30,287             $0          $0              $0              (4)

(1)  Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)  Federal Taxable Gain (Loss) information not yet available for 1998.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the six years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                           Total                                                        Federal
           Type of             Year of      Year of     Acquisition      Net Book         Net             GAAP          Taxable
          Equipment          Acquisition  Disposition     Cost (1)       Value (2)    Proceeds (3)     Gain (Loss)    Gain (Loss)
--------------------------   -----------  -----------   -----------     ----------    ------------    ------------   ------------

Agriculture                     1991         1991            $2,942             $0              $0              $0            $0
Computers                       1991         1991            $1,389             $0             $31             $31           $31
Construction                    1991         1991              $906           $102            $256            $154          $154
Manufacturing & Production      1991         1991            $1,800           $328            $343             $15           $15
Material Handling               1991         1991            $1,383             $0            $269            $269          $269
Office Equipment                1991         1991            $1,233             $0              $0              $0            $0
Printing                        1991         1991           $19,967             $0              $6              $6            $6
Retail                          1991         1991            $6,714           $557            $639             $83           $83
Sanitation                      1991         1991          $167,899       $168,591        $172,406          $3,815        $3,815

Agriculture                     1991         1992            $7,013         $1,133            $300           ($834)        ($773)
Computers                       1991         1992          $451,724        $57,141         $55,313         ($1,828)     ($38,009)
Construction                    1991         1992          $233,875       $115,470        $119,943          $4,473      ($49,808)
Copiers                         1991         1992            $4,634        ($1,798)           $336          $2,134            $0
Fixture                         1991         1992       $10,326,838     $1,421,047            $614     ($1,420,433)           $0
Furniture                       1991         1992            $3,478             $1              $1              $0            $0
Material Handling               1991         1992           $25,677        $10,492         $11,432            $940       ($3,074)
Medical                         1991         1992           $12,817           $100            $100              $0      ($10,859)
Manufacturing & Production      1991         1992           $43,629        ($1,124)         $1,754          $2,878      ($32,166)
Office Equipment                1991         1992            $8,342         $8,593          $3,261         ($5,332)           $0
Printing                        1991         1992           $16,961           $790            $944            $154       ($9,907)
Restaurant                      1991         1992           $35,504        $22,369          $8,777        ($13,592)           $0
Retail                          1991         1992          $118,527       $273,200         $10,583       ($262,617)     ($69,026)
Sanitation                      1991         1992          $253,845       $111,627        $115,785          $4,158            $0
Telecommunications              1991         1992           $12,916         $7,936          $9,356          $1,420       ($2,588)
Miscellaneous                   1991         1992           $53,827        $21,578         $13,932         ($7,646)       $1,797

Agriculture                     1991         1993           $57,287         $7,456          $9,998          $2,542      ($18,745)
Automotive                      1991         1993            $6,266         $1,328          $1,427             $99       ($2,344)
Computers                       1991         1993        $1,051,652       $162,294        $207,909         $45,615     ($325,207)
Construction                    1991         1993          $464,100        $55,261         $78,501         $23,240      ($73,626)
Fixture                         1991         1993            $2,403             $0              $0              $0      ($15,392)
Furniture                       1991         1993           $99,455        $25,656         $15,551        ($10,105)    ($138,905)
Medical                         1991         1993        $1,313,194       $708,948        $710,991          $2,043      ($81,725)
Manufacturing & Production      1991         1993          $207,168        $25,494         $33,904          $8,410       ($2,771)
Office Equipment                1991         1993           $50,397        $10,621         $11,360            $739      ($12,948)
Printing                        1991         1993           $23,682           $425          $1,500          $1,075            $0
Reprographics                   1991         1993            $3,898           $464            $464              $0      ($12,279)
Restaurant                      1991         1993           $52,281         $8,374         $11,424          $3,050      ($45,442)
Retail                          1991         1993          $107,672         $6,184         $14,538          $8,354       ($5,137)
Sanitation                      1991         1993          $369,044        $58,844         $72,766         $13,922       ($3,854)
Telecommunications              1991         1993           $13,462           $609            $995            $386       ($1,686)
Transportation                  1991         1993            $3,762           $271            $612            $341            $0
Construction                    1992         1993           $14,788          ($961)             $0            $961            $0
Retail                          1992         1993            $4,093          ($139)           $396            $535       ($2,058)

Agriculture                     1991         1994           $37,987        $10,692         $14,276          $3,584       ($1,742)
Automotive                      1991         1994           $54,591           $161            $190             $29            $0
Computers                       1991         1994        $3,845,015       $145,861        $176,290         $30,428     ($761,570)
Construction                    1991         1994          $144,438         $8,068         $10,874          $2,806       ($2,060)
Copiers                         1991         1994            $2,041            ($0)            $89             $89            $0
Environmental                   1991         1994          $213,173        $94,203        $123,051         $28,848      ($38,471)
Fixture                         1991         1994          $234,136        $31,188         $32,228          $1,040      ($64,973)
Furniture                       1991         1994          $544,084       ($33,508)        $42,733         $76,241     ($111,133)
Material Handling               1991         1994           $27,610         $9,861         $12,180          $2,320       ($8,523)
Medical                         1991         1994          $166,398         $1,386         $15,777         $14,391          $490
Manufacturing & Production      1991         1994          $351,497        $31,295         $56,139         $24,844      ($79,430)
Office Equipment                1991         1994           $30,245             $0            $126            $125            $0
Printing                        1991         1994        $1,066,789       $210,962        $210,962              $0     ($222,154)
Restaurant                      1991         1994           $70,707          ($339)           $796          $1,136      ($10,709)
Retail                          1991         1994        $1,381,039       $152,323        $153,469          $1,146     ($361,934)
Sanitation                      1991         1994          $173,772         $2,892          $4,374          $1,482            $0
Telecommunications              1991         1994          $277,162        ($2,629)        $13,384         $16,013      ($57,036)
Video                           1991         1994            $8,139            ($1)           $327            $328            $0
Fixture                         1992         1994           $15,450         $1,223          $1,552            $328       ($8,169)
Manufacturing & Production      1992         1994          $122,247        $21,475         $31,910         $10,435      ($37,107)
Furniture                       1994         1994           $65,659        $69,225         $73,420          $4,195            $0

Computers                       1991         1995       $14,393,689     $1,892,673      $1,681,499       ($211,174)     ($60,114)
Construction                    1991         1995          $238,913        $14,433         $27,420         $12,987     ($149,560)
Copiers                         1991         1995           $39,507         $3,456          $4,077            $621       $13,504
Fixtures                        1991         1995          $804,453       $113,148         $89,760        ($23,388)     ($16,463)
Furniture                       1991         1995          $603,534        $29,758         $76,781         $47,023            $0
Medical                         1991         1995        $3,713,348     $1,692,752      $2,084,752        $392,000     ($260,046)
Manufacturing & Production      1991         1995        $3,123,635       $917,619        $768,141       ($149,478)  ($1,022,443)
Office Equipment                1991         1995          $347,197        $17,431         $17,435              $5       ($3,502)
Retail                          1991         1995        $1,765,207       $206,416        $117,745        ($88,670)     $854,893
Sanitation                      1991         1995           $26,224         $6,541           ($655)        ($7,196)           $0
Telecommunications              1991         1995          $373,595        $37,285         $38,143            $858     ($103,967)
Video Production                1991         1995          $192,070         $4,450         $23,511         $19,062       $55,805
Furniture                       1993         1995           $54,942        $42,999         $23,436        ($19,562)
Material Handling               1993         1995           $46,931        $13,325         $13,753            $428            $0
Restaurant                      1994         1995          $436,966       $379,595        $411,179         $31,584      ($17,421)
Retail                          1994         1995           $35,025        $10,101         $10,120             $19
Telecommunications              1994         1995           $19,591        $11,665          $1,542        ($10,123)     ($13,275)
Fixtures                        1995         1995           $25,958        $26,768         $26,866             $99

Agriculture                     1991         1996            $7,362           $365              $0           ($365)        ($365)
Computers                       1991         1996        $3,287,984       $417,743        $317,557       ($100,185)     $469,256
Fixtures                        1991         1996          $142,743         $1,011              $0         ($1,011)      ($1,011)
Furniture                       1991         1996        $1,670,320      ($155,540)        $83,650        $239,190      $303,948
Medical                         1991         1996        $2,023,960       $774,664        $377,555       ($397,109)     $459,686
Manufacturing & Production      1991         1996          $160,029         $4,540          $1,849         ($2,691)        ($812)
Restaurant                      1991         1996           $85,715          ($780)         $7,296          $8,077       $11,319
Retail                          1991         1996           $71,310         $8,481          $1,150         ($7,331)       $1,390
Sanitation                      1991         1996            $4,363           $433              $0           ($433)        ($433)
Telecommunications              1991         1996           $95,843         $6,362          $9,248          $2,886        $7,641
Transportation                  1991         1996          $815,481        $30,308         $85,288         $54,980       $86,899
Video                           1991         1996          $180,577         $3,186         $12,790          $9,604       $17,915
Automotive                      1992         1996           $97,543        $11,860         $12,140            $278            $0
Environmental                   1992         1996          $157,907         $3,659          $8,533          $4,874      ($11,597)
Retail                          1992         1996           $53,003         $3,147          $3,897            $750            $0
Telecommunications              1992         1996          $362,250       ($28,983)         $4,851         $33,834      ($21,366)
Manufacturing & Production      1993         1996           $16,123             $0              $0              $0            $0
Computers                       1994         1996           $18,698           $216            $441            $255      ($11,060)
Construction                    1994         1996           $14,015         $1,020          $1,020              $0            $0
Medical                         1994         1996           $18,685        $15,364          $3,000        ($12,364)      ($9,364)
Manufacturing & Production      1994         1996           $35,203             $0              $0              $0      ($21,180)
Office Equipment                1994         1996           $17,293           $596            $596              $0            $0
Telecommunications              1994         1996            $4,820             $0              $0              $0            $0

Computer                        1991         1997            $5,327            $94          $3,865          $3,771        $4,461
Medical                         1991         1997        $2,499,782       $258,686        $258,686              $0      $258,686
Retail                          1991         1997           $30,855             $0          $2,500          $2,500        $3,475
Retail                          1992         1997           $97,767             $1             $79             $78            $0
Sanitation                      1992         1997          $147,542             $0          $1,640          $1,640            $0
Video Production                1992         1997           $66,253        $11,586         $12,305            $719        $3,869
Computers                       1993         1997           $21,303             $0             $11             $11            $0
Manufacturing & Production      1993         1997           $36,069            ($0)           $736            $736            $0
Restaurant                      1993         1997           $25,794           $784          $1,400            $616            $0
Retail                          1993         1997        $1,442,919       $134,489        $182,728         $48,239     ($136,145)
Automotive                      1994         1997           $16,431         $5,412          $6,561          $1,149         ($376)
Computers                       1994         1997           $24,615         $1,159          $1,350            $191       ($4,988)
Fixtures                        1994         1997           $16,090           $872            $726           ($146)      ($5,244)
Furniture                       1994         1997           $12,814         $2,514              $0         ($2,514)           $0
Manufacturing & Production      1994         1997           $86,687            $26          $1,462          $1,436      ($26,470)
Material Handling               1994         1997           $15,324             $0            $242            $242       ($5,888)
Medical                         1994         1997          $485,541        $43,278         $31,102        ($12,176)      $12,051
Telecommunications              1994         1997           $28,364         $1,496          $2,201            $705       ($9,751)
Manufacturing & Production      1995         1997           $25,764           $323          $1,349          $1,025            $0
Restaurant                      1995         1997           $15,364            ($0)             $0              $0       ($9,219)
Telecommunications              1995         1997           $34,104        $22,816              $0        ($22,816)           $0
Audio                           1996         1997           $46,335             $0              $0              $0            $0
Auto                            1996         1997           $19,219           $602          $2,799          $2,197            $0
Computers                       1996         1997           $81,936        $30,716         $32,590          $1,873            $0
Restaurant                      1996         1997           $14,346        $13,996         $16,964          $2,968            $0
Telecommunications              1996         1997           $50,797           $886            $886              $0            $0

Construction                    1991         1998           $13,317         $1,046          $1,244            $198            (4)
Fixtures                        1994         1998           $27,381         $2,281          $3,432          $1,152            (4)
Computers                       1995         1998           $19,695             $0            $708            $708            (4)
Manufacturing & Production      1995         1998           $36,284             $0              $0              $0            (4)
Restaurant                      1995         1998           $24,039             $0             $46             $46            (4)
Auto                            1996         1998           $22,278             $0          $2,245          $2,245            (4)
Computers                       1996         1998           $14,663             $0            $894            $894            (4)
Video Production                1996         1998            $8,487             $0              $0              $0            (4)


(1)  Acquisition  cost  includes  Acquisition  Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)  Federal Taxable Gain (Loss) information not yet available for 1998.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the five years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                  Total                                                   Federal
           Type of                 Year of         Year of      Acquisition   Net Book        Net           GAAP          Taxable
          Equipment               Acquisition    Disposition     Cost (1)     Value (2)   Proceeds (3)   Gain (Loss)    Gain (Loss)
---------------------------       -----------    -----------   ------------   ---------   ------------   -----------   ------------

Medical                              1991           1992          $48,364            $0             $0           $0             $0
Medical                              1992           1992         $422,800      $406,812       $180,617    ($226,195)      ($21,855)
Manufacturing & Production           1992           1992         $922,806            $0             $0           $0             $0
Telecommunications                   1991           1992           $2,965        $3,153             $0      ($3,153)            $0
Telecommunications                   1992           1992           $9,287        $2,960        $19,223      $16,262         $9,564
Video Production                     1992           1992          $66,253            $0             $0           $0             $0

Medical                              1991           1993       $1,473,719      $767,962       $767,962           $0      ($367,414)
Manufacturing & Production           1991           1993         $729,750      $554,748       $690,006     $135,258       $230,288
Restaurant                           1991           1993          $10,967        $9,300        $12,098       $2,798         $5,185
Computers                            1992           1993         $804,823       $52,481        $51,141      ($1,340)      ($28,781)
Construction                         1992           1993           $4,788        $1,071         $1,076           $5        ($2,902)
Copiers                              1992           1993           $3,464        $1,071         $1,072           $1        ($1,699)
Furniture                            1992           1993          $38,333          $847         $4,245       $3,398       ($26,422)
Manufacturing & Production           1992           1993       $1,659,018      $235,971       $239,336       $3,365      ($108,394)
Material Handling                    1992           1993           $4,261        $1,826         $1,826           $0        ($1,617)
Medical                              1992           1993       $1,053,825      $421,329       $499,671      $78,342      ($312,299)
Office Equipment                     1992           1993           $7,692          $968         $2,919       $1,951        ($3,263)
Sanitation                           1992           1993           $9,167        $1,457         $1,457           $0        ($6,364)
Telecommunications                   1992           1993         $210,033       $97,163        $97,355         $192      ($118,167)
Medical                              1993           1993         $190,018       $27,839        $31,758       $3,919       ($15,146)

Computers                            1991           1994       $5,918,285    $1,988,610     $1,988,610           $0       $364,917
Medical                              1991           1994       $4,337,672    $1,324,650     $1,325,089         $440       $275,632
Manufacturing & Production           1991           1994         $564,133      $135,237       $139,295       $4,058        ($4,466)
Mining                               1991           1994       $6,882,703    $1,911,959     $1,911,959           $0      ($335,688)
Telecommunications                   1991           1994           $4,457            $0           $207         $207             $0
Agriculture                          1992           1994          $14,661          $308           $392          $84        ($5,218)
Automotive                           1992           1994           $2,180          $596           $596           $0          ($752)
Computers                            1992           1994       $1,742,271      $515,871       $517,638       $1,767      ($202,085)
Construction                         1992           1994           $6,320        $1,583         $1,511         ($72)         ($575)
Copiers                              1992           1994          $27,272        $3,088         $3,088           $0        ($6,206)
Environmental                        1992           1994          $18,502        $3,377         $3,334         ($43)       ($8,169)
Fixtures                             1992           1994          $30,123        $4,000         $4,966         $966             $0
Furniture                            1992           1994         $128,339       $33,457        $34,909       $1,452       ($45,840)
Material Handling                    1992           1994       $1,292,595    $1,131,118     $1,129,165      ($1,953)       ($7,118)
Medical                              1992           1994       $2,243,134      $607,899       $713,599     $105,700      ($627,651)
Manufacturing & Production           1992           1994         $160,816       $85,334        $89,861       $4,527       ($30,668)
Office Equipment                     1992           1994          $15,083        $3,869         $3,866          ($3)       ($5,979)
Photography                          1992           1994           $3,696          $747           $747           $0        ($1,651)
Printing                             1992           1994          $12,680          $728           $728           $0        ($2,409)
Restaurant                           1992           1994          $85,349        $4,717         $3,740        ($977)       ($7,665)
Retail                               1992           1994          $14,260        $1,686         $1,686           $0        ($3,106)
Sanitation                           1992           1994           $2,333          $707           $707           $0             $0
Telecommunications                   1992           1994          $10,655        $3,409         $3,569         $160        ($3,119)
Transportation                       1992           1994           $2,452          $716           $442        ($274)       ($1,046)
Video Production                     1992           1994           $6,320        $2,055         $1,755        ($301)       ($2,283)
Medical                              1993           1994          $99,286       $21,595        $21,772         $178             $0
Restaurant                           1994           1994         $287,433      $276,973       $296,218      $19,245             $0

Computers                            1991           1995          $54,716        $6,105         $8,769       $2,664        $66,761
Fixtures                             1991           1995          $20,592        $6,858           $466      ($6,391)       ($5,577)
Furniture                            1991           1995         $671,313      $182,750       $320,524     $137,774        ($6,770)
Medical                              1991           1995       $4,238,594      $737,052       $700,553      $17,535       ($71,628)
Manufacturing & Production           1991           1995          $27,177        $1,358             $0      ($1,358)       ($1,358)
Retail                               1991           1995         $130,096       $31,986        $65,301      $33,315        ($1,749)
Sanitation                           1991           1995          $74,519        $8,525        $40,968      $32,443        ($3,429)
Agriculture                          1992           1995          $61,210       $12,058        $12,959       $1,475       ($15,540)
Audio                                1992           1995          $15,467        $2,721             $0      ($1,964)       ($1,964)
Automotive                           1992           1995          $21,561       $11,527            ($0)     ($1,840)       ($1,840)
Computers                            1992           1995         $212,151       $24,123        $20,948      ($2,754)      ($21,058)
Construction                         1992           1995          $39,933        $7,207         $6,398           $0            $38
Fixtures                             1992           1995          $18,898        $2,668         $2,668           $0          ($432)
Furniture                            1992           1995          $12,485        $1,209             $0      ($1,209)       ($1,209)
Material Handling                    1992           1995       $2,697,355    $3,586,072     $3,969,642   $1,139,585      ($724,447)
Medical                              1992           1995       $3,348,398      $714,943       $494,343    ($220,601)   ($1,322,760)
Manufacturing & Production           1992           1995       $1,101,940      $268,754       $269,476       $4,782       ($67,950)
Office Equipment                     1992           1995           $2,469            $0           $198         $198             $0
Restaurant                           1992           1995          $21,586        $3,710         $3,732          $22             $0
Retail                               1992           1995         $160,369       $29,643        $26,957       $1,227          ($751)
Sanitation                           1992           1995           $6,460        $1,545         $1,497         ($48)            $0
Telecommunications                   1992           1995         $224,337       $37,338        $70,923      $33,585          ($718)
Video Production                     1992           1995          $95,387       $25,897        $30,829       $5,442          ($428)
Medical                              1993           1995         $426,311            $0             $0           $0             $0
Material Handling                    1993           1995          $26,836       $19,079             $0     ($19,079)      ($19,078)
Agriculture                          1994           1995          $16,304        $9,913        $10,262         $348             $0
Computers                            1994           1995          $16,175       $15,485             $0     ($15,485)      ($15,485)
Medical                              1994           1995          $30,222        $5,772         $8,996       $3,225             $0
Manufacturing & Production           1994           1995          $17,817       $14,606        $15,678       $1,072             $0
Restaurant                           1994           1995         $312,000      $247,116       $271,401      $24,285             $0
Medical                              1995           1995          $10,146        $1,999         $2,000           $1             $0

Computers                            1991           1996          $16,882           ($2)          $105         $107             $0
Fixtures                             1991           1996          $25,308        $1,210         $3,244       $2,034         $4,404
Printing                             1991           1996          $20,891          ($95)          $556         $650         $1,280
Audio                                1992           1996          $16,137        $1,887         $1,905          $18        ($1,367)
Automotive                           1992           1996          $33,805        $5,441         $2,000      ($3,441)         ($722)
Computers                            1992           1996         $280,451       $31,923        $10,348     ($21,575)      ($20,806)
Construction                         1992           1996          $50,624        $5,797         $6,467         $670        ($1,915)
Copiers                              1992           1996          $11,160        $1,449             $0      ($1,449)         ($845)
Environmental                        1992           1996           $6,810          $936             $0        ($936)            $0
Fixtures                             1992           1996          $99,216       $11,745        $20,000       $8,255        ($1,825)
Furniture                            1992           1996          $20,459        $3,706             $0      ($3,706)          ($70)
Material Handling                    1992           1996      $20,615,957   $10,585,846    $12,476,033   $1,891,187       $303,725
Medical                              1992           1996       $2,462,850      $252,786       $243,792      ($8,994)     ($167,648)
Manufacturing & Production           1992           1996       $1,414,399      $117,455        $59,071     ($58,384)      ($74,762)
Office Equipment                     1992           1996          $60,154        $9,886         $9,300        ($586)         ($531)
Photography                          1992           1996           $7,252        $1,286             $0      ($1,286)            $0
Printing                             1992           1996          $16,757        $2,390             $0      ($2,390)       ($2,390)
Restaurant                           1992           1996         $108,729       $13,773         $6,318      ($7,455)       ($3,765)
Retail                               1992           1996          $14,165          $609           $768         $159             $0
Sanitation                           1992           1996          $44,503        $6,313         $4,821      ($1,491)       ($5,206)
Telecommunications                   1992           1996         $427,770       $44,812       $157,751     $112,939        $72,457
Video Production                     1992           1996          $21,426        $3,259         $2,455        ($804)            $0
Medical                              1993           1996         $133,170        $4,221        $61,949      $57,728         $6,191
Manufacturing & Production           1993           1996          $36,441         ($484)            $0         $484             $0
Office Equipment                     1993           1996          $24,195           ($4)            $0           $4             $0
Telecommunications                   1993           1996          $24,949           ($4)          $881         $885             $0
Computers                            1994           1996         $252,860        $4,417        $58,071      $53,654        $14,037
Fixtures                             1994           1996          $12,057            $0           $781         $781        ($6,175)
Furniture                            1994           1996          $27,035       $23,539        $26,106       $2,567         $5,735
Restaurant                           1994           1996          $16,307       $13,051         $4,750      ($8,301)       ($8,301)
Telecommunications                   1994           1996          $15,157       $10,262        $11,572       $1,310        ($7,857)
Computers                            1995           1996           $6,916          $201           $750         $549        ($4,753)
Fixtures                             1995           1996          $15,241        $9,204         $9,796         $593             $0
Medical                              1995           1996           $6,162        $1,353            $19           $0             $0
Manufacturing & Production           1995           1996          $26,538       $25,942             $0     ($25,942)      ($25,942)
Restaurant                           1995           1996         $508,782      $434,244       $487,909      $53,665             $0
Manufacturing & Production           1996           1996          $51,625       $44,861        $48,959       $4,098             $0

Medical                              1991           1997       $1,149,504      $276,606        $96,118           $0       $188,884
Automotive                           1992           1997          $24,515        $4,367         $3,040      ($1,328)        $1,981
Computers                            1992           1997         $347,614       $11,917        $19,814       $7,898        $36,824
Copiers                              1992           1997           $9,748          $976           $976           $0           $850
Fixture                              1992           1997         $104,162            $0             $0           $0             $0
Furniture                            1992           1997          $32,575        $5,708         $2,170      ($3,538)        $1,208
Manufacturing & Production           1992           1997         $141,478       $11,341         $7,043      ($4,298)        $6,046
Medical                              1992           1997         $954,760      $103,649       $109,333       $6,185        $84,846
Printing                             1992           1997          $85,513        $7,321         $5,849      ($1,472)        $5,523
Retail                               1992           1997         $362,443       $60,710        $84,800      $24,090        $79,536
Sanitation                           1992           1997          $32,997        $3,983             $0      ($3,983)           ($0)
Telecommunications                   1992           1997          $18,803        $2,524             $0      ($2,524)            $0
Video Production                     1992           1997          $20,356        $3,472         $3,494          $22         $2,691
Computers                            1993           1997          $39,800        $7,443         $7,997         $554             $0
Fixture                              1993           1997          $79,718        $3,455         $3,455           $0       ($12,386)
Furniture                            1993           1997          $23,436            $0         $1,307       $1,307             $0
Manufacturing & Production           1993           1997          $77,698          $421         $9,876       $9,455         $1,527
Restaurant                           1993           1997          $17,005           ($3)            $0           $3             $0
Retail                               1993           1997          $42,786        $5,800            $32      ($5,769)            $0
Telecommunications                   1993           1997          $76,929        $2,509         $2,622         $113             $0
Video Production                     1993           1997         $233,785       $52,954        $32,076     ($20,879)            $0
Computers                            1994           1997         $125,746        $3,499         $8,344       $4,845       ($14,285)
Fixture                              1994           1997          $90,785        $6,445         $9,149       $2,704       ($33,609)
Manufacturing & Production           1994           1997          $13,760          $962         $1,381         $419        ($3,712)
Restaurant                           1994           1997          $51,400          $488         $2,198       $1,710       ($18,580)
Retail                               1994           1997       $1,501,983      $319,666       $256,568           $2      ($295,191)
Telecommunications                   1994           1997          $56,505          $546         $1,770       $1,224        ($8,729)
Computers                            1995           1997       $1,754,928      $299,886       $568,598       $1,619       $983,173
Manufacturing & Production           1995           1997       $1,732,267            $0       $570,337     $235,733      ($603,350)
Medical                              1995           1997          $88,444          $784         $4,806       $4,022             $0
Printing                             1995           1997         $549,350       $58,767       $451,179           $0       $597,439
Retail                               1995           1997          $20,061       $11,468        $11,761         $292             $0
Computers                            1996           1997          $36,872       $34,667           $400     ($34,267)            $0
Fixture                              1996           1997          $51,207       $40,982             $0     ($32,982)            $0
Manufacturing & Production           1996           1997          $14,123       $12,443         $1,500     ($10,943)            $0
Printing                             1996           1997           $3,795            $0             $0           $0             $0
Computers                            1997           1997          $20,254       $17,290             $0     ($17,290)            $0
Restaurant                           1997           1997          $53,637       $55,316        $64,495       $9,179             $0

Manufacturing & Production           1992           1998       $1,773,568      $510,063       $119,788    ($390,275)            (4)
Medical                              1992           1998          $28,431        $2,072         $3,993       $1,921             (4)
Retail                               1993           1998          $14,272        $1,396             $0      ($1,396)            (4)
Computers                            1994           1998          $24,055            $0           $817         $817             (4)
Restaurant                           1994           1998         $379,600       $27,557        $27,437        ($120)            (4)
Retail                               1994           1998         $254,056       $52,524        $35,943     ($16,581)            (4)
Computers                            1995           1998         $376,491       $42,215        $56,599      $14,384             (4)
Manufacturing & Production           1995           1998          $24,669            $0             $0           $0             (4)
Restaurant                           1995           1998          $59,938            $0           $822         $821             (4)
Video Production                     1995           1998          $21,548            $0             $0           $0             (4)
Computers                            1996           1998           $6,368            $0             $0           $0             (4)
Manufacturing & Production           1996           1998          $49,800        $1,393         $4,500       $3,107             (4)










(1)  Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)  Federal Taxable Gain (Loss) information not yet available for 1998.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the four years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                 Total                                                Federal
           Type of                 Year of        Year of     Acquisition    Net Book        Net           GAAP       Taxable
          Equipment              Acquisition    Disposition     Cost (1)     Value (2)   Proceeds (3)   Gain (Loss)  Gain (Loss)
----------------------------     -----------    -----------  ------------   ----------  -------------  ------------  -----------

Automotive                          1992           1993          $78,708      $20,578      $21,261          $683       ($1,297)
Computers                           1992           1993         $215,949     $106,608     $109,268        $2,660        $2,490
Construction                        1992           1993          $19,166      $19,167      $19,758          $591        $2,748
Copiers                             1992           1993          $20,119      $15,801      $16,186          $385        $2,162
Fixture                             1992           1993          $34,015       $9,860      $11,228        $1,368       ($3,366)
Furniture                           1992           1993          $35,126      $19,425      $19,425            $0            $0
Material Handling                   1992           1993          $10,885       $6,689       $6,261         ($428)      ($3,371)
Medical                             1992           1993          $64,989       $4,223       $7,894        $3,671      ($22,951)
Manufacturing & Production          1992           1993         $214,901     $175,434     $180,435        $5,001        $7,349
Office Equipment                    1992           1993          $56,763      $43,220      $45,905        $2,685        $2,491
Photography                         1992           1993          $26,342      $21,122      $21,730          $608       ($2,163)
Printing                            1992           1993           $5,275       $3,153       $3,153            $0       ($1,923)
Restaurant                          1992           1993         $409,680     $272,826     $287,325       $14,499       $12,819
Sanitation                          1992           1993          $16,288      $15,857      $16,556          $699        $2,098
Telecommunications                  1992           1993          $61,395      $61,417      $62,977        $1,560        $8,481
Video Production                    1992           1993          $17,990      $14,524      $15,710        $1,186        $1,867
Miscellaneous                       1993           1993         $120,994      $77,602      $83,587        $5,985            $0
Agriculture                         1993           1993         $116,298      $66,730      $83,866       $17,136      ($13,187)
Automotive                          1993           1993         $271,300     $116,885     $117,399          $514            $0
Computers                           1993           1993         $195,697      $48,654      $56,378        $7,724            $0
Construction                        1993           1993          $38,791      $21,486      $25,834        $4,348       ($5,210)
Copiers                             1993           1993          $80,019       $9,877      $13,724        $3,847            $0
Environmental                       1993           1993          $14,991           $0           $0            $0            $0
Fixture                             1993           1993         $111,120      $93,400     $109,342       $15,942            $0
Furniture                           1993           1993          $25,242      $19,885      $18,203       ($1,682)           $0
Material Handling                   1993           1993         $176,632     $155,737     $183,099       $27,362       ($1,077)
Medical                             1993           1993          $71,355      $57,939      $61,890        $3,951        $3,111
Manufacturing & Production          1993           1993          $26,412      $13,095      $15,580        $2,485            $0
Office Equipment                    1993           1993          $14,703       $6,487       $7,422          $935            $0
Printing                            1993           1993          $60,010      $12,274      $14,636        $2,362        $1,433
Restaurant                          1993           1993          $63,908      $27,607      $31,424        $3,817            $0
Retail                              1993           1993           $6,477           $1           $0           ($1)           $0
Sanitation                          1993           1993           $2,107          $82          $88            $6       ($1,893)
Telecommunications                  1993           1993       $6,178,527   $5,799,650   $7,119,747    $1,320,097    $1,417,499
Transportation                      1993           1993         $324,407     $260,480     $292,416       $31,936       $34,565
Video Production                    1993           1993          $20,683      $20,683      $25,715        $5,032            $0

Agriculture                         1992           1994          $49,841      $10,474      $10,474            $0       ($6,108)
Audio                               1992           1994          $32,788       $7,383       $7,782          $399            $0
Automotive                          1992           1994         $126,970      $11,657      $12,272          $615            $0
Computers                           1992           1994         $198,376       $8,722       $8,549         ($172)     ($14,333)
Construction                        1992           1994          $54,843      $17,730      $17,730            $0       ($4,433)
Copiers                             1992           1994          $15,376       $1,775       $1,775            $0       ($1,079)
Environmental                       1992           1994          $31,995           $0           $0            $0            $0
Fixture                             1992           1994          $20,674         $164       $1,064          $900       ($9,736)
Furniture                           1992           1994          $61,625       $5,370       $5,636          $266            $0
Manufacturing & Production          1992           1994         $101,122      $13,969      $14,432          $463      ($21,582)
Material Handling                   1992           1994       $2,734,334   $2,174,030   $2,212,133       $38,103            $0
Medical                             1992           1994         $314,509      $34,726      $59,635       $24,909     ($113,150)
Office Equipment                    1992           1994           $2,540         $118         $118            $0            $0
Photography                         1992           1994          $47,692       $6,973       $6,973            $0      ($16,375)
Printing                            1992           1994          $48,147      $36,679      $36,679            $0       $16,360
Restaurant                          1992           1994         $474,258      $92,399      $94,557        $2,158      ($10,127)
Retail                              1992           1994           $8,087         $878         $274         ($604)      ($2,014)
Sanitation                          1992           1994         $103,149      $38,401      $39,685        $1,284         ($358)
Telecommunications                  1992           1994          $66,815      $26,524      $27,991        $1,468       ($1,110)
Video Production                    1992           1994          $12,663       $1,074       $1,074            $0         ($663)
Agriculture                         1993           1994          $43,840      $19,762      $20,825        $1,063            $0
Automotive                          1993           1994         $786,378     $155,107     $163,558        $8,450         ($634)
Computers                           1993           1994         $771,516     $130,886     $181,111       $50,226       ($3,077)
Construction                        1993           1994         $274,175      $30,496      $38,465        $7,969      ($55,502)
Copiers                             1993           1994          $82,454      $24,366      $26,172        $1,806            $0
Environmental                       1993           1994          $49,112          $73          $93           $20            $0
Fixture                             1993           1994          $77,419         $302         $303            $1            $0
Furniture                           1993           1994         $280,317      $46,066      $50,280        $4,214            $0
Material Handling                   1993           1994         $192,609      $37,782      $45,441        $7,659      ($11,521)
Medical                             1993           1994          $77,005      $27,502      $29,111        $1,609            $0
Manufacturing & Production          1993           1994         $173,000      $18,644      $22,629        $3,986       ($2,632)
Miscellaneous                       1993           1994          $10,796       $2,469       $2,469            $0            $0
Office Equipment                    1993           1994          $43,986       $4,723       $5,910        $1,187         ($975)
Photography                         1993           1994           $4,929         $292         $293            $1            $0
Printing                            1993           1994          $77,122       $8,529       $8,530            $1      ($10,269)
Restaurant                          1993           1994         $626,431     $287,444     $335,720       $48,276         ($340)
Retail                              1993           1994         $103,594       $3,848       $4,856        $1,008         ($412)
Telecommunications                  1993           1994       $3,820,321     $919,560   $1,253,601      $334,040     ($102,561)
Transportation                      1993           1994         $287,586      $42,283      $51,224        $8,941            $0
Computers                           1994           1994         $534,310      ($4,957)          $0        $4,957            $0
Telecommunications                  1994           1994           $1,787          $74          $95           $22            $0

Audio                               1992           1995          $67,722       $9,191       $8,143       ($1,048)      ($8,721)
Automotive                          1992           1995         $245,537      $55,390      $30,876      ($24,514)     ($62,029)
Computers                           1992           1995         $670,255     $143,868      $69,402      ($74,466)    ($139,420)
Construction                        1992           1995          $91,856      $12,337      $11,839         ($498)     ($12,399)
Copiers                             1992           1995          $68,193      $17,372       $8,598       ($8,775)     ($14,211)
Fixtures                            1992           1995         $191,523      $41,188      $15,314      ($25,874)     ($49,304)
Furniture                           1992           1995         $321,142      $35,203      $22,974      ($12,230)     ($28,301)
Material Handling                   1992           1995          $34,982      $10,003      $10,666          $662       ($1,678)
Medical                             1992           1995          $89,384       $3,814       $4,681          $867      ($11,772)
Manufacturing & Production          1992           1995         $315,323      $29,833      $26,162       ($3,671)     ($53,473)
Office Equipment                    1992           1995          $33,105      $17,344      $13,159       ($4,185)      ($4,487)
Photography                         1992           1995          $84,703      $13,769      $11,838       ($1,931)     ($17,573)
Printing                            1992           1995          $73,624      $14,780      $12,386       ($2,394)     ($19,388)
Restaurant                          1992           1995         $712,329      $90,616      $75,578      ($15,038)    ($124,260)
Retail                              1992           1995          $32,891      $10,703       $8,863       ($1,840)      ($2,270)
Sanitation                          1992           1995          $38,998         $767         $174         ($594)      ($5,619)
Telecommunications                  1992           1995          $79,770      $15,518      $12,517       ($3,001)     ($14,459)
Video Production                    1992           1995          $49,130       $2,010       $3,312        $1,302       ($6,072)
Agriculture                         1993           1995          $30,211           $1           $0           ($1)           $0
Automotive                          1993           1995       $4,282,836     $349,513     $264,887      ($84,626)    ($136,043)
Computers                           1993           1995       $2,229,596     $188,186     $300,197      $112,011     ($168,156)
Construction                        1993           1995         $156,808      $13,060      $13,838          $778       ($4,890)
Copiers                             1993           1995         $182,402      $34,023      $41,091        $7,068      ($10,107)
Environmental                       1993           1995          $72,193       $5,272      $10,169        $4,897       ($6,179)
Fixtures                            1993           1995          $46,183       $4,458      $11,658        $7,200            $0
Furniture                           1993           1995         $188,312      $22,536      $30,392        $7,856       ($2,545)
Material Handling                   1993           1995         $215,464      $49,495      $47,550       ($1,945)      ($8,613)
Medical                             1993           1995         $321,168      $95,551      $62,632      ($32,918)     ($11,098)
Manufacturing & Production          1993           1995         $214,562      $27,462      $18,400       ($9,062)     ($10,793)
Office Equipment                    1993           1995         $139,093       $6,376       $8,860        $2,485         ($240)
Printing                            1993           1995          $86,115       $4,822       $7,457        $2,635      ($13,293)
Restaurant                          1993           1995         $409,084      $48,198      $13,030      ($35,168)     ($34,988)
Retail                              1993           1995       $1,611,420   $1,042,917   $1,159,756      $116,839      $229,970
Telecommunications                  1993           1995       $4,286,056     $743,382     $725,892      ($17,490)    ($498,634)
Transportation                      1993           1995         $492,417     $107,360      $20,019      ($87,341)     ($41,603)
Video Production                    1993           1995          $44,694         $834       $2,186        $1,353          ($38)
Computers                           1994           1995          $87,124       $6,538       $6,681          $143      ($23,642)
Manufacturing & Production          1994           1995       $4,274,389   $3,282,651   $3,920,390      $637,739      $197,449
Restaurant                          1994           1995         $328,731     $249,347     $279,689       $30,342      ($13,335)
Telecommunications                  1994           1995         $216,656      $23,994     $131,743      $107,749      ($34,910)
Computers                           1995           1995          $36,958      $33,442      $33,448            $6            $0
Copiers                             1995           1995           $7,609       $6,148       $6,493          $346            $0
Medical                             1995           1995           $2,583       $1,128       $2,188        $1,059            $0
Manufacturing & Production          1995           1995           $6,457       $2,849       $2,850            $1            $0

Agriculture                         1992           1996          $31,460           $0           $0            $0         ($682)
Audio                               1992           1996          $92,826      ($2,059)      $3,806        $5,865        $3,870
Automotive                          1992           1996         $287,713       $6,658      $17,197       $10,540       ($3,064)
Boats and Barges                    1992           1996      $11,212,811   $5,847,446   $6,484,930      $997,484    $1,494,529
Computers                           1992           1996         $898,409      $25,742      $43,694       $17,952      ($13,007)
Construction                        1992           1996         $123,305      $14,286       $8,278       ($6,008)     ($16,199)
Copiers                             1992           1996          $68,955      ($1,779)      $1,015        $2,794       ($1,081)
Environmental                       1992           1996          $40,826       $3,783           $0       ($3,783)      ($4,085)
Fixtures                            1992           1996         $111,866       $6,089       $3,401       ($2,688)      ($6,541)
Furniture                           1992           1996         $146,474       $3,363       $5,462        $2,100       ($2,755)
Material Handling                   1992           1996          $21,393       $8,813       $2,100       ($6,713)      ($2,452)
Medical                             1992           1996         $146,946      $11,947       $9,110       ($2,837)      ($6,459)
Manufacturing & Production          1992           1996         $667,197      $65,774      $45,284      ($20,490)     ($46,664)
Mining                              1992           1996         $578,501     $170,022     $185,000       $14,978       $60,364
Office Equipment                    1992           1996          $16,072         $569         $689          $120         ($602)
Photography                         1992           1996         $141,810      $15,166       $6,252       ($8,914)     ($14,371)
Printing                            1992           1996         $145,378      $11,275      $15,431        $4,156        $6,849
Restaurant                          1992           1996         $884,581      $44,176      $26,729      ($17,446)     ($44,464)
Retail                              1992           1996          $96,493       $3,602       $6,900        $3,298       ($1,170)
Sanitation                          1992           1996          $98,510       $3,375         $493       ($2,882)      ($2,914)
Telecommunications                  1992           1996         $761,258      $59,641      $98,290       $38,650       $47,869
Video Production                    1992           1996         $121,200       $6,149       $7,489        $1,339       ($3,760)
Agriculture                         1993           1996          $21,432           $0          $70           $70            $0
Automotive                          1993           1996       $4,857,549     $272,271     $189,368      ($82,903)    ($162,026)
Computers                           1993           1996       $3,479,468     $395,869     $645,770      $249,901     ($677,445)
Construction                        1993           1996          $96,756       $7,966      $30,293       $22,327       $16,919
Copiers                             1993           1996         $106,667       $7,311       $9,624        $2,313         ($303)
Environmental                       1993           1996         $247,777      $17,423       $5,377      ($12,046)     ($30,332)
Fixtures                            1993           1996         $105,895           $0       $1,315        $1,315            $0
Furniture                           1993           1996         $279,345      $35,048      $49,121       $14,073      ($29,464)
Material Handling                   1993           1996         $101,226       $2,241       $3,333        $1,092         ($104)
Medical                             1993           1996         $540,339       $7,760      $17,215        $9,455        $1,594
Manufacturing & Production          1993           1996         $726,873      $36,559      $63,956       $27,397      ($15,009)
Miscellaneous                       1993           1996         $109,700          ($5)      $3,135        $3,141            $0
Office Equipment                    1993           1996         $325,028       $3,026      $12,953        $9,927      ($53,619)
Printing                            1993           1996         $185,965      $10,656      $20,955       $10,299       ($4,786)
Restaurant                          1993           1996         $280,383       $6,137      $12,560        $6,424         ($704)
Retail                              1993           1996         $440,090      $71,872      $57,200      ($14,672)     ($36,991)
Sanitation                          1993           1996          $18,319       $3,870      $14,042       $10,172        $7,122
Telecommunications                  1993           1996       $3,379,187     $417,507     $467,241       $49,735     ($193,057)
Transportation                      1993           1996          $87,016       $8,588      $27,917       $19,330       $14,920
Video Production                    1993           1996         $113,063       $9,869         $472       ($9,397)     ($31,337)
Computers                           1994           1996         $145,099      $18,104      $33,695       $15,591      ($51,596)
Fixtures                            1994           1996           $5,701        ($248)         $15          $263            $0
Furniture                           1994           1996          $43,911       $5,660           $0       ($5,660)     ($13,787)
Material Handling                   1994           1996          $40,874       $4,719       $8,180        $3,462      $265,046
Medical                             1994           1996         $600,290      $58,047      $64,059        $6,012     ($285,307)
Manufacturing & Production          1994           1996         $119,549      $31,979      $25,267       ($6,712)     ($42,424)
Printing                            1994           1996          $39,622       $6,853       $4,000       ($2,853)     ($15,129)
Restaurant                          1994           1996          $27,415      $14,772           $0      ($14,772)     ($16,490)
Telecommunications                  1994           1996          $15,173          ($6)        $302          $308            $0
Computers                           1995           1996         $173,672      $29,108      $20,133       ($8,975)      ($7,703)
Copiers                             1995           1996           $5,041           $0         $378          $378            $0
Fixtures                            1995           1996          $44,435       $9,918       $7,530       ($2,389)      ($2,388)
Furniture                           1995           1996          $11,279           $0           $0            $0       ($9,023)
Material Handling                   1995           1996           $3,725         $125         $420          $295            $0
Medical                             1995           1996         $104,042      $82,701      $37,325      ($45,376)     ($45,738)
Manufacturing & Production          1995           1996         $213,504     $115,772      $77,296      ($38,476)     ($36,655)
Printing                            1995           1996           $6,610       $2,807       $2,967          $160            $0
Restaurant                          1995           1996          $69,892      $66,077      $36,359      ($29,718)     ($29,718)
Retail                              1995           1996         $623,532     $524,555     $584,336       $59,781            $0
Telecommunications                  1995           1996          $57,101       $3,218       $1,541       ($1,677)      ($1,867)
Video Production                    1995           1996          $25,738      $12,618      $13,408          $790            $0
Computers                           1996           1996          $24,535       $7,962           $0       ($7,962)      ($7,962)
Manufacturing & Production          1996           1996          $52,320      $52,930           $0       $52,930            $0
Restaurant                          1996           1996           $7,247         $114       $1,500        $1,386       ($1,312)

Automotive                          1992           1997          $35,277           $0      $10,419       $10,419       $13,003
Computers                           1992           1997          $74,483           $0       $9,165        $9,165       $13,519
Construction                        1992           1997          $22,030       $4,101       $2,891         ($109)       $1,200
Environmntal                        1992           1997          $12,565       $2,224       $2,225            $0        $1,893
Fixture                             1992           1997          $28,886           $0           $0            $0        $2,401
Furniture                           1992           1997          $31,271       $1,531       $1,109         ($422)       $2,063
Manufacturing & Production          1992           1997           $6,943         $819       $1,311            $0        $1,072
Material Handling                   1992           1997       $4,110,891     $925,806   $1,116,242            $0      $858,263
Mining                              1992           1997         $217,414      $71,977      $20,000            $0       $20,000
Photography                         1992           1997          $31,894       $4,950       $3,622            $0        $2,338
Printing                            1992           1997         $168,741      $18,014      $12,537       ($1,610)      $11,395
Restaurant                          1992           1997          $26,616           $0           $0            $0        $2,847
Sanitation                          1992           1997           $9,361           $0           $0            $0        $2,119
Telecommunications                  1992           1997         $412,360      $39,967      $49,682       $12,232       $52,607
Agriculture                         1993           1997          $40,194           $0           $0            $0            $0
Automotive                          1993           1997         $888,312      $47,663      $24,773      ($22,890)           $0
Computers                           1993           1997         $734,252      $93,839      $90,756       ($3,083)       $3,687
Construction                        1993           1997          $63,042       $9,790      $10,459          $670            $0
Copiers                             1993           1997          $63,037           $0           $0            $0            $0
Environmntal                        1993           1997          $32,236       $4,298       $4,796          $497            $0
Fixtures                            1993           1997       $9,044,378   $1,170,547   $1,443,061      $504,440      $743,528
Furniture                           1993           1997         $315,502      $66,485      $67,421          $936            $0
Install Chgs                        1993           1997           $1,837           $0           $0            $0            $0
Manufacturing & Production          1993           1997         $536,057      $69,376      $86,814       $17,438       ($4,079)
Miscellaneous                       1993           1997          $11,404           $0         $262          $262            $0
Material Handling                   1993           1997         $208,966       $8,685       $6,409       ($2,276)           $0
Medical                             1993           1997         $980,345      $14,745       $9,015       ($5,730)      ($4,502)
Office Equipment                    1993           1997         $293,902      $39,096      $48,162        $9,066      ($10,334)
Photography                         1993           1997         $106,420      $25,078      $25,359          $281            $0
Printing                            1993           1997          $69,600       $1,744       $2,253          $508            $0
Restaurant                          1993           1997       $1,033,639     $178,664     $193,503       $14,838      ($13,767)
Retail                              1993           1997         $801,808      $81,489     $108,377       $26,888      ($56,651)
Sanitation                          1993           1997          $38,711      $10,814       $1,093       ($9,721)           $0
Telecommunications                  1993           1997       $2,215,528     $167,220     $191,182       $38,463       $73,235
Transportation                      1993           1997         $155,270      $27,237      $31,561        $4,324        $2,810
Video Production                    1993           1997          $30,290           $0           $0            $0            $0
Agriculture                         1994           1997          $16,669       $2,080       $1,356         ($724)           $0
Automotive                          1994           1997          $17,497       $2,193       $4,453        $2,260       ($2,429)
Computers                           1994           1997         $246,517      $23,978      $19,260         ($201)     ($50,581)
Furniture                           1994           1997          $77,796       $8,383      $13,210        $4,827      ($18,169)
Manufacturing & Production          1994           1997         $770,651     $221,135     $156,719       ($4,256)    ($168,342)
Medical                             1994           1997          $97,293      $13,074      $17,107        $4,033      ($15,151)
Printing                            1994           1997          $33,526           $0           $0            $0            $0
Restaurant                          1994           1997          $17,087         $346       $2,314        $1,968       ($4,605)
Telecommunications                  1994           1997          $17,862         $228           $0         ($228)           $0
Video Production                    1994           1997          $43,569           $0          $70           $70            $0
Audio                               1995           1997          $24,180           $0           $0            $0            $0
Computers                           1995           1997         $370,580      $19,725      $21,722        $1,997            $0
Copiers                             1995           1997          $10,564       $1,482           $0       ($1,482)           $0
Fixture                             1995           1997          $18,012           $0         $518          $518            $0
Furniture                           1995           1997          $25,418       $7,293       $8,354        $1,061            $0
Manufacturing & Production          1995           1997         $399,479      $78,533      $35,135      ($43,397)     ($10,332)
Medical                             1995           1997         $131,557      $30,567      $30,135        $1,728            $0
Office Equipment                    1995           1997          $12,041           $0           $1            $1            $0
Printing                            1995           1997          $10,883           $0         $523          $523            $0
Restaurant                          1995           1997          $41,979       $6,944       $7,090          $145            $0
Telecommunications                  1995           1997          $32,044         $644       $2,025        $1,382            $0
Transport                           1995           1997           $9,915           $0           $0            $0            $0
Video Production                    1995           1997           $5,116       $1,434       $1,619          $185            $0
Aircraft                            1996           1997       $5,690,161   $5,231,289   $5,305,164       $73,875            $0
Computers                           1996           1997          $69,115      $64,613      $28,495      ($36,118)           $0
Manufacturing & Production          1996           1997         $112,286   $2,317,341   $2,316,413         ($929)           $0
Printing                            1996           1997          $30,867      $24,284           $0      ($24,284)           $0
Restaurant                          1996           1997          $21,703      $19,339           $0      ($16,339)           $0
Retail                              1996           1997          $28,814      $24,695           $0      ($24,695)           $0
Telecommunications                  1996           1997         $646,908     $204,268      $81,062     ($123,206)    ($261,441)
Video Production                    1996           1997          $53,503      $41,768      $45,625        $3,857            $0
Computers                           1997           1997          $42,221      $41,673           $0      ($37,673)           $0
Manufacturing & Production          1997           1997          $56,217      $54,750      $89,370       $34,620            $0

Medical                             1992           1998          $28,945           $0      $13,065       $13,065            (4)
Office Equipment                    1992           1998           $3,486           $0       $3,151        $3,151            (4)
Photography                         1992           1998          $11,376       $1,738           $0       ($1,738)           (4)
Automotive                          1993           1998          $43,374           $0       $5,826        $5,826            (4)
Computers                           1993           1998       $1,644,491     $273,716     $392,988      $119,271            (4)
Manufacturing & Production          1993           1998          $19,974           $0           $0            $0            (4)
Materials                           1993           1998          $32,128       $4,221           $0       ($4,221)           (4)
Restaurant                          1993           1998         $115,199         $660         $106         ($554)           (4)
Retail                              1993           1998          $16,046         $774         $855           $81            (4)
Sanitation                          1993           1998          $48,315           $0           $0            $0            (4)
Telecommunications                  1993           1998         $101,076      $21,633      $34,819       $13,186            (4)
Computers                           1994           1998          $22,525          $51         $300          $249            (4)
Furniture                           1994           1998         $114,022      $31,477      $38,909        $7,432            (4)
Manufacturing & Production          1994           1998          $19,962         $485         $485           ($0)           (4)
Computers                           1995           1998          $91,349           $0       $2,178        $2,178            (4)
Manufacturing & Production          1995           1998          $82,681           $0       $3,163        $3,163            (4)
Medical                             1995           1998          $32,578           $0           $0            $0            (4)
Restaurant                          1995           1998          $23,799           $0           $0            $0            (4)
Retail                              1995           1998          $34,492           $0          $58           $58            (4)
Telecommunications                  1995           1998          $26,346           $0         $354          $354            (4)
Transport                           1995           1998          $36,258           $0           $0            $0            (4)
Audio                               1996           1998          $26,373       $1,409       $1,409            $0            (4)



(1)  Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)  Federal Taxable Gain (Loss) information not yet available for 1998.









                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P. Six for the two years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                     Federal
           Type of               Year of        Year of    Acquisition     Net Book         Net            GAAP         Taxable
          Equipment            Acquisition    Disposition    Cost (1)      Value (2)     Proceeds (3)   Gain (Loss)   Gain (Loss)
---------------------------    -----------    -----------  -----------    -----------    -----------   ------------   -----------

Restaurant                        1994            1995        $326,412       $274,229       $292,998       $18,770       ($8,364)
Computers                         1995            1995         $40,355        $36,171         $4,310      ($31,861)           $0
Manufacturing & Production        1995            1995        $107,995        $70,846        $13,253      ($57,593)      ($6,821)
Printing                          1995            1995      $1,820,770     $1,218,354       $847,650     ($370,703)    ($189,624)

Computers                         1994            1996         $18,446         $5,353         $3,560       ($1,793)     ($10,985)
Manufacturing & Production        1994            1996         $17,177         $8,953         $9,433          $480            $0
Telecommunications                1994            1996         $24,655        $18,456        $20,460        $2,004            $0
Computers                         1995            1996      $1,347,917       $329,160       $125,734     ($203,426)    ($541,146)
Construction                      1995            1996     $22,064,270    $16,995,923    $16,995,923            $0     ($623,361)
Medical                           1995            1996        $103,056        $44,801        $50,884        $6,083            $0
Manufacturing & Production        1995            1996      $1,409,938       $812,883       $444,921     ($367,962)    ($374,116)
Printing                          1995            1996      $5,442,336     $2,288,789     $1,412,324     ($876,465)    ($414,037)
Restaurant                        1995            1996        $268,961       $253,439       $269,638       $16,199            $0
Telecommunications                1995            1996      $1,650,391     $1,200,958     $1,315,148      $114,190            $0

Automotive                        1994            1997         $27,829        $14,749             $0      ($14,749)           $0
Computers                         1994            1997        $180,776        $66,976        $75,905        $8,929      ($13,291)
Construction                      1994            1997         $32,848        $17,140             $0      ($17,140)           $0
Fixture                           1994            1997         $45,846         $1,789         $2,750          $961      ($15,349)
Restaurant                        1994            1997         $94,554        $47,563        $52,007        $4,444            $0
Retail                            1994            1997         $26,897             $0         $1,936        $1,936       ($8,598)
Computers                         1995            1997      $3,262,279       $489,867       $501,756     ($140,124)     $185,069
Fixture                           1995            1997         $29,651        $18,427             $0      ($18,427)           $0
Manufacturing & Production        1995            1997      $1,890,353       $255,830       $887,316       $28,163      $191,708
Medical                           1995            1997         $88,067         $1,722         $2,461          $739            $0
Office Equipment                  1995            1997         $27,724             $0             $0            $0            $0
Printing                          1995            1997      $4,015,970       $898,332       $821,964      ($50,660)     ($50,886)
Restaurant                        1995            1997         $39,793        $28,957             $0      ($28,957)           $0
Telecommunications                1995            1997         $19,948         $2,353         $2,428           $75            $0
Transport                         1995            1997         $12,332           $541           $544            $2            $0
Furniture                         1996            1997         $52,450        $51,399         $3,919      ($27,979)           $0
Manufacturing & Production        1996            1997        $640,182        $81,744       $128,607      ($27,601)    ($216,682)
Printing                          1996            1997        $349,511       $243,488       $223,338      ($20,150)           $0
Restaurant                        1996            1997         $30,415             $0            $99           $99            $0
Telecommunications                1996            1997        $216,401       $118,544         $3,044        $3,044       ($7,459)

VIDEO PROD                        1994            1998         $14,310           $100           $112          ($12)           (4)
COMPUTES                          1995            1998      $2,219,673       $187,957       $364,521     ($176,564)           (4)
FURNITURE                         1995            1998         $57,282             $0         $1,415       ($1,415)           (4)
M & P                             1995            1998        $181,790         $1,079        $64,199      ($63,120)           (4)
MEDICAL                           1995            1998         $40,799             $0         $1,154       ($1,154)           (4)
PRINTING                          1995            1998        $413,451        $12,413        $10,382        $2,030            (4)
RESTAURANT                        1995            1998         $10,838             $0             $4           ($4)           (4)
TELECOMM                          1995            1998          $7,707           $542         $1,250         ($708)           (4)
COMPUTERS                         1996            1998         $26,138             $0            $13          ($13)           (4)
M & P                             1996            1998         $11,497             $0             $6           ($6)           (4)
PRINTING                          1996            1998         $39,424             $0           $562         ($562)           (4)







(1)  Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)  Federal Taxable Gain (Loss) information not yet available for 1998.


































                              EXHIBIT C

                       SUBSCRIPTION DOCUMENTS





                      ICON INCOME FUND EIGHT
      INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT
===================================================================
INSTRUCTIONS: To purchase or acquire ownership interests in ICON Income Fund EIGHT, please complete and sign the Subscription Agreement. Please print or type your responses clearly in the spaces provided.
===================================================================

              Units  Purchased.  Indicate the total dollar amount and the number of
1.            Units you wish to purchase  in ICON  Income  Fund  EIGHT.  Each whole
INVESTMENT:   Unit  has a cost of  $100.00  and  each  1/10,000th  of a Unit costs
              $.01.  (Example:  For an  investment  of  $2,723.25,  the
number  of
              units  will  equal  27.2325  Units.)  The  Partnership  has a minimum
              Initial  Investment  requirement of $2,500 except for IRAs,
SEPs and
              Qualified  Pension,  Profit-Sharing  or Stock Option Plans
including
              Keogh Plans for which the minimum  Investment is $1,000.
(Please see
              the  INVESTOR  SUITABILITY  AND  MINIMUM  INVESTMENT
REQUIREMENTS;
              SUBSCRIPTION  PROCEDURES  section in the  Prospectus for
details and
              restrictions).
-----------------------------------------------------------------------------
----------------------------------------------------------------------------

              A.   Subscriber or Investor  Information.  Fill in the name,
address
2.               and tax  identification  number or social security number
for each
REGISTRATION     subscriber.  (If  necessary,  attach an additional  sheet
and have
INFORMATION:     the additional subscribers sign such sheet.)
              B.   Trustee or  Custodian  Information.  Please have the
Trustee(s)
                 or Custodian(s) of your fiduciary  account complete Section
2B, if
                 the  investment  is to be held in a trustee or  custodial
account
                 (such  as  your  IRA,  SEP  or  Qualified  Plan),  or  in
another
                 fiduciary  account.  (Note:  Section 2A must be completely filled
                 out with all subscriber information.)
              C.   Citizenship.  Please  indicate if you are a U.S.
Citizen,  U.S.
                 Resident  Alien or the citizen of a country  other than the
United
                 States.  If so,  please  specify  the  country  of which you are a
                 citizen.
------------------------------------------------------------------------------
-----------------------------------------------------------------------------

              (Mark only one box.  Information as to signatures  that are required,
              depending on the type of ownership, is provided below.)
3. FORM OF    INDIVIDUAL OWNERSHIP-investor's signature required.
OWNERSHIP:    HUSBAND  AND WIFE,  AS  COMMUNITY  PROPERTY-both  parties'
signature
              required.
              JOINT TENANTS-signatures of all parties are required.
              TENANTS IN COMMON-signatures of all parties are required.
              PARTNERSHIP-signature of an authorized partner required.
              CORPORATION-signature of an authorized officer.
              IRA, SEP, KEOGH-signature of trustee or custodian required.
              CUSTODIAL ACCOUNT-signature of custodian required.
             TRUST-signature of trustee required.
------------------------------------------------------------------------------
-------------------------------------------------------------------------------

4. If you want your distribution checks to be mailed to an address DISTRIBUTION other than shown in Section 2, please complete Section 4. If you
ALTERNATIVES: desire multiple payees or direct deposit for your distributions, please complete the Special Payment Instruction Form (Page C-5).
---------------------------------------------------------------------------
-----------------------------------------------------------------------------

5.            Please   complete  the  Investor  Data  Sheet  of  the
Subscription
SIGNATURES:   Agreement (Page C-3) and read the Investor  Suitability
Requirements
              and  Representations  on the reverse side of the Data Sheet
(see Page
              C-4).  After you have done so, please sign and date the
Subscription
              Agreement.  (Please  refer to Section 3 above for  information as to
              who should sign.)
-----------------------------------------------------------------------------

6.            The  Registered  Representative  must  complete  this  section of the
BROKER/DEALER Subscription  Agreement.  An authorized  Branch Manager or
Registered
INFORMATION:  Principal  of the  Broker/Dealer  firm  must  sign  the
Subscription
              Agreement.  Orders  cannot be  accepted  without  this
Broker/Dealer
              authorization.
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

              Until  you are  notified  that the  escrow  condition  of the sale of
7. INVESTMENT 12,000  Units has been  completed,  please  make  checks payable  to
CHECKS &                                        ICON  Income  Fund  EIGHT
Escrow
SUBSCRIPTIONS:Account.  Thereafter,  checks should be made payable to ICON
Income
              Fund EIGHT Your check should be in the amount of your subscription as shown in Section 1 of the Subscription Agreement.

              Mail  your  completed  white  and  pink  copies  of the
Subscription
              Agreement (Page C-3) together with your Special  Payment
Instruction
              Form  (Page  C-5) (if  applicable)  and  subscription  check, in the
              amount of the subscription  price (as shown in Section 1 on page C-3)
              to: ICON  Securities  Corp.,  600 Mamaroneck  Avenue,
Harrison,  New
              York  10528.  An  original  executed  pink copy of this
Subscription
              Agreement will be returned to you for your files.
-----------------------------------------------------------------------------

NO SUBSCRIPTION AGREEMENT WILL BE PROCESSED UNLESS FULLY COMPLETED AND ACCOMPANIED BY PAYMENT IN FULL. ANY SUBSCRIPTION PAYMENT WHICH IS DISHONORED WILL CAUSE THE SUBSCRIPTION AND ANY CERTIFICATE FOR UNITS TO BE VOID AS OF THE SUBSCRIPTION DATE AND SHALL OBLIGATE THE SUBSCRIBER TO PAY ALL COSTS AND CHARGES ASSOCIATED THEREWITH.

PLEASE SEE PAGE C-2 FOR GENERAL INSTRUCTIONS AND PAGE C-4 FOR INVESTOR SUITABILITY REQUIREMENTS AND REPRESENTATIONS.

If you  have  any  questions  about  completing  this  Subscription
Agreement,   please  call  ICON  Securities   Corp.,   Subscription
Processing Desk, at (800) 343-3736.
  White-ICON copy, Yellow-Broker/Dealer copy, Pink-Investor copy




                       GENERAL INSTRUCTIONS


      1. Each Subscriber is hereby instructed that: (a) no offer to sell Units may be made except by means of the Prospectus and, consequently, (b) SUBSCRIBER SHOULD NOT RELY UPON ANY ORAL STATEMENTS BY ANY PERSON, OR UPON ANY WRITTEN INFORMATION OTHER THAN AS SPECIFICALLY SET FORTH IN THE PROSPECTUS AND SUPPLEMENTS THERETO OR IN PROMOTIONAL BROCHURES CLEARLY MARKED AS BEING PREPARED AND AUTHORIZED BY THE GENERAL PARTNER, ICON CAPITAL
CORP., OR BY THE DEALER-MANAGER, ICON SECURITIES CORP., FOR USE IN CONNECTION WITH OFFERING OF UNITS TO THE GENERAL PUBLIC BY MEANS OF THE PROSPECTUS. Subscriber is hereby further advised that an investment in Units of the Partnership involves certain risks including, without limitation, the matters set forth in the
Prospectus  under  the  captions  Risk  Factors,   Conflicts  of
Interest,    Management   and   Income   Tax   Considerations.
Subscriber is hereby advised that the representations set forth herein do not constitute a waiver of any of Subscriber's rights under the Delaware Limited Partnership Act and applicable federal and state securities laws.

      2. Subscriber is hereby instructed that: (a) the Units are subject to substantial restrictions on transferability;
(b) there will be no public market for the Units; and (c) it may not be possible for Subscriber to readily liquidate his investment in the Partnership, if at all, even in the event of an emergency. Any transfer of Units is subject to the General Partner's approval and must comply with the terms of Section 10 of the Partnership Agreement. In particular, any purchaser or transferee must satisfy the minimum investment and investor suitability standards for his domiciliary state set forth in the
INVESTOR   SUITABILITY   AND  MINIMUM   INVESTMENT   REQUIREMENTS;
SUBSCRIPTION PROCEDURES section. Various states may also impose more stringent standards than the general requirements described
under   the   INVESTOR    SUITABILITY   AND   MINIMUM   INVESTMENT
REQUIREMENTS;    SUBSCRIPTION    PROCEDURES    section    in   the
Prospectus. In addition, the State of California has additional transfer requirements as summarized in the following legend, which are in addition to the provisions of Section 10 of the Partnership Agreement:

      IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMISSIONER'S RULES.


                      ICON INCOME FUND EIGHT
SUBSCRIPTION AGREEMENT
A Delaware Limited Partnership
----------------------------------------------------------------------------
1.          A.   UNITS PURCHASED      Dollar                        ICON USE
ONLY
INVESTMENT:    Amount________________________      No. of Units
Subscription
(Check         _________________                                    Received
Appropriate B.   TYPE OF INVESTMENT                                 Date:
Boxes)         _____Initial Investment            _____Additional
________________
               Investment                                           No. of
Units:
                                                                    __________
                                                                    Blue Sky
State:
                                                                    ________
----------------------------------------------------------------------------
            A.   SUBSCRIBER INFORMATION  (Please specify Mr. or Ms.)
               Subscriber's

Name(s)______________________________________________________________________
               ________________________________________      Subscriber Tax
I.D.
2.             No. or Social Security No.______________________________
REGISTRATION   Subscriber's Residential Address
INFORMATION:
(Please
Street_______________________________________________________________________
type or       City/Town________________________________________
print          State___________________  Zip
Code______________________________
clearly)       Telephone No. (Day) _______________________________
            B.   TRUSTEE OR CUSTODIAL INFORMATION  (of IRAs, Qualified Plans,
               other Trustees, etc., if applicable)
               Trustee's or Custodian's
               Name(s)______________________________________Trustee Tax I.D.
No.
               _____________________________
               FBO

_____________________________________________________________Acct.
               No ______________________________________
                   Date Trust or Account Established ___________________
Year to
               which Subscription applicable 19___
               Trustee's or Custodian's Address


Street_______________________________________________________________________
               City/Town________________________________________
               State___________________  Zip Code____________________
               Contact Name_____________________________________
               Phone__________________________________________
            C.   CITIZENSHIP  (Check One)   ___U.S. Citizen      ___U.S.
Resident
               Alien          ___Non-Resident (Specify
Country)________________
--------------------------------------------------------------------------
------------------------------------------------------------------------
3. FORM OF  _____ Individual Ownership       _____ Partnership FIDUCIARY
ACCOUNTS
OWNERSHIP:  _____ Husband and Wife, as Community Property    _____ Corporation
(Mark only  (All Sections in 2B must be filled out)
one box)    _____ Joint Tenants              _____
            Trust                                 ___ IRA, SEP, Keogh    ___
Trust
            _____ Tenants in Common                          ___ Custodial
Account
------------------------------------------------------------------------------
------------------------------------------------------------------------------
4. Check if:____ You wish Distributions of the Partnership to be DISTRIBUTIONreinvested in addition Units during the Offering Period.
ALTERNATIVES:             ____ You wish Direct Deposit of Distributions or
that
(COMPLETE   they be sent to more than one Payee. Complete the Special Payment
ONLY IF     Instruction Form.
PAYEE IS                  ____ You wish Distributions to be sent to the Payee
and
DIFFERENT   Address listed below. Complete the following information:
THAN            Payee Name:
SECTION 2A
_____________________________________________________________________________
or 2B           Branch:          ___________________________________ Account
ABOVE)      Number:__________________________ ABA #:___________________
                Street Address:

______________________________________________________________________________
                City/Town:
            ____________________________________________________  State
            ___________________  Zip Code  ____________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
            (Initial  _________________)  The undersigned confirms that he/she: has
            received a copy of the  Prospectus  and has read the C-2 hereof, makes
            the representations contained on Page C-4 hereof,  acknowledges that an
5.          investment  in  Units  is not  liquid;  declares  that,  to the best of
SIGNATURES  his/her  knowledge,  all information in Sections 1-4 of the Page
C-3 is
AND         accurate  and may be relied upon by the General  Partner;  and appoints
INITIALS:   the  General  Partner  as  his/her  attorney-in-fact  as
described  in
            Paragraph 2 on Page C-4.

            Sign X______________________________________   Sign
            X_______________________________________________________
            Here    Subscriber's Signature
Date    Here
              Authorized Signature (Custodian/Trustee/Officer/Partner)   Date
                 X______________________________________
            X_______________________________________________________
                    Subscriber's Signature                             Date
              Print Name (Custodian/Trustee/Officer/Partner)
            Date
-----------------------------------------------------------------------------
            The Selling  Dealer must sign below to complete the order and, by doing
            so,   thereby   represents   that  (1)  both  it  and  its
registered
6. BROKER/  representative   which  solicited  the  subscription  (the
Registered
DEALER      Representative):  (a) is duly licensed by, and in good standing with,
INFORMATION:the  NASD  and may  lawfully  offer  Units in the  State(s)
listed  in
(Please     Section 2.A above;  (b) has  reasonable  grounds to  believe, based on
type or     information obtained from the Subscriber  concerning his/her investment
 print      objectives,  other investments,  financial  situation and needs and any
clearly)    other   information   known  by  the  Selling   Dealer  or
Registered
            Representative,  that the  Investment  described in Section 1, above is
            suitable  in  light  of  Subscriber's   income,  net  worth  and
other
            characteristics;   and  (c)  the  Registered   Representative
has  (i)
            informed the  Subscriber  as to the limited  liquidity of the
Units and
            (ii)  delivered a current copy of the  Prospectus to the
Subscriber in
            connection with the offering of Units.
                                         PLEASE PRINT
            Brokerage Firm Name_______________________________________
            Supervisor_______________________ Tele. Number _______________
            Registered Representative
Name_______________________________________
            Rep. Number ______________ Tele. Number ______________
            Representative Street

Address______________________________________________________________________
            City/Town_________________________________________________
            State_______________________ Zip Code _______________
            Authorized signature (Branch Manager or Registered Principal).
Order
            cannot be completed without signature.
            X_______________________________________________________
-------------------------------------------------------------------------------
------------------------------------------------------------------------------
7.          Mail the  completed  Subscription  Agreement  with a check payable  as
INVESTMENT  indicated  in  the   instructions   to:  ICON  Securities
Corp.,  600
CHECKS &    Mamaroneck Avenue, Harrison, New York 10528.
SUBSCRIPTIONS.
-------------------------------------------------------------------------------
------------------------------------------------------------------------------
            ACCEPTANCE BY GENERAL PARTNER     ICON Capital Corp., General
Partner
            ICON INCOME FUND EIGHT
            By:_________________________________________________________
                                                      Authorized
            Signature                                      Date
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------




         INVESTOR SUITABILITY SUBSCRIPTION; APPOINTMENT OF
               ATTORNEY-IN-FACT; AND REPRESENTATIONS


      1. Subscription for Units. Each subscriber (a Subscriber) desiring to become a Limited Partner of ICON Income Fund Eight, an equipment leasing program consisting of two Delaware limited partnerships, ICON Income Fund Eight A L.P., a Delaware limited partnership, (ICON Eight A) and ICON Income Fund Eight B L.P., a Delaware limited
   partnership,    (ICON    Eight   B)    (collectively,    the
   Partnerships, or, individually, a Partnership), hereby signs his/her name in Section 5 on Page C-3, and thereby (a) subscribes for the number and dollar amount of limited partnership units (Units) as set forth in Section 1.A on Page C-3; (b) agrees to become a Limited Partner of a Partnership upon acceptance of his/her subscription by the General Partner of such Partnership, ICON Capital Corp. (the General Partner); and (c) adopts, and agrees to be bound by each and every provision of, the Partnership Agreement and this Subscription Agreement. Subscriber hereby subscribes for the number of Units (whole and fractional), and has tenderED good funds herewith in full payment of the
   Dollar   Amount   therefor   (computed  at  $100  per  whole
   Unit/$.01 for each 1/10,100th of a Unit as shown in Section 1.A on Page C-3, subject to (i) discounts (as described in the Plan of Distribution Section of the Prospectus) and to the minimum investment requirements (as described in the INVESTOR SUITABILITY AND MINIMUM REQUIREMENTS; SUBSCRIPTION PROCEDURES Section of the Prospectus).

      2. Appointment of the General Partner as Subscriber's Attorney-in-Fact. By signing his/her name in Section 5 on Page C-3, (and effective upon admission to the Partnership), each Subscriber thereby makes, constitutes and appoints the General Partner, each authorized officer of the General Partner and each Person who shall thereafter become a Substitute General Partner during the term of the Partnership, with full power of substitution, as the true and lawful attorney-in-fact of, in the name, place and stead of, such Limited Partner, to the full extent, and for the purposes and duration, set forth in Section 15 of the Partnership Agreement (all of the terms of which are hereby incorporated herein by this reference). Such purposes include, without limitation, the power to make, execute, sign, acknowledge, affirm, deliver, record and file any (a) document or instrument which the General Partner deems necessary or desirable to carry out fully the provisions of the Partnership Agreement (in the manner and for the purposes provided in Section 15.1 of the Partnership Agreement) and (b) amendment to the Partnership Agreement and to the Certificate of Limited Partnership of the Partnership (in the manner and for the purposes provided in
   Section 15.2 of the Partnership Agreement, including, without limitation, admission of Limited Partners to the Partnership and any application, certificate, instrument, affidavit or other document required or appropriate in connection with registration or documentation of the Partnership's Investments). The foregoing appointment shall not in any way limit the authority of the General Partner as attorney-in-fact for each Limited Partner of the Partnership under Section 15 of the Partnership Agreement. The power of attorney hereby granted is coupled with an interest, is irrevocable and shall survive Subscriber's death, incapacity, insolvency or dissolution or his/her delivery of any assignment of all or any portion of his/her Units.

      3. General Subscriber Representations. As a condition to Subscriber's being admitted to the Partnership, Subscriber hereby represents that he/she: (a) either (i) has annual
   gross   income  of  $30,000   plus  a  net  worth  of  $30,000
   (exclusive of his/her investment in Units, home, home furnishings and automobiles) or a net worth of $75,000
   (determined in the same manner) or (ii) meets any higher investor gross income and/or net worth standards applicable to residents of his/her State, as set forth in the INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES Section of the Prospectus; (b) if Subscriber is an IRA or a Qualified Plan, it has been accurately identified as such in Sections 2.A and 3 on Page C-3; (c) has accurately identified himself/herself in
   Section 2.C on Page C-3 as either a U.S. Citizen or a non-U.S. Citizen (Note: a Subscriber which is a corporation, a partnership or trust should review the requirements for being considered a U.S. Citizen described in the INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES Section of the Prospectus); and (d) each subscriber who is purchasing Units for Individual Ownership (as indicated in Section 3 on Page C-3) is purchasing for his or her own account. If Subscriber is investing in a fiduciary or representative capacity, such investment is being made for one or more persons, entities or trusts meeting the above requirements.

      4. Additional Fiduciary and Entity Representations. If the person signing this Subscription Agreement is doing so on behalf of another person or entity who is the Subscriber, including, without limitation, a corporation, a partnership, an IRA, a Qualified Plan, or a trust (other than a Qualified
   Plan), such signatory by signing his/her/its name in Section 5 of Page C-3 thereby represents and warrants that (a) he is duly authorized to (i) execute and deliver this Subscription Agreement, (ii) make the representations contained herein on behalf of Subscriber and (iii) bind Subscriber thereby and
   (b) this investment is an authorized investment for Subscriber under applicable documents and/or agreements (e.g., articles of incorporation or corporate by-laws or action, partnership agreement, trust indenture, etc.) and applicable law.

      5. Under the penalties of perjury, by signing his/her name in Section 5 on Page C-3, each Subscriber thereby certifies that: (a) the Taxpayer Identification Number or Social Security Number listed in Section 2.A on Page C-3 is correct; and (b) he/she is not subject to backup withholding either because the Internal Revenue Service has (i) not notified such Subscriber that he/she is subject to backup withholding as a result of a failure to report all interest or dividends or (ii) has notified such Subscriber that he/she is no longer subject to backup withholding. (If you have been notified that you are currently subject to backup withholding, strike the language under clause (b) of this paragraph 5 before signing).

      UPON SUBSCRIBER'S EXECUTION OF THIS SUBSCRIPTION AGREEMENT AND ACCEPTANCE THEREOF BY THE GENERAL PARTNER, THIS SUBSCRIPTION AGREEMENT (CONSISTING OF PAGES C-1 THROUGH C-5) WILL BECOME A PART OF THE PARTNERSHIP AGREEMENT.



                         ICON INCOME FUND EIGHT
             600 Mamaroneck Avenue, Harrison, New York 10528


                    SPECIAL PAYMENT INSTRUCTION FORM

          DISTRIBUTIONS TO DIRECT DEPOSIT ACCOUNTS AND/OR
                          MULTIPLE PAYEES

      Please use this form only if you would like your cash distributions to be directly deposited into an account and/or sent to more than one account, location or payee. A maximum of two (2) choices are allowed. If these instructions are being delivered in connection with an additional investment in this Partnership which is being combined with a prior investment, the designations of account, location and payee(s) must be exactly the same unless we are advised that you are requesting prior instructions be changed. Original signatures of all joint investors or custodial authorization are required.

                               First Payee Direct Deposit
                              Checking

      Bank Name____________________________________ Bank
      Address_____________________________________


      City             State              Zip

      Bank ABA#___________________________________  Bank
      Routing No.__________________________________

      Name of Account Holder_________________________
      Account Type_____________________________________
                                          Account
      No.______________________________________

      % to be Paid*__________________________________    New
      instructions:        Yes                  No

==============================================================

                                 Second Payee Direct Deposit
                              Checking


      Bank Name___________________________________  Bank
      Address______________________________________


      City             State              Zip

      Bank ABA#__________________________________   Bank
      Routing No.___________________________________

      Name of Account Holder________________________Account
      Type______________________________________
                                          Account
      No._______________________________________

      % to be Paid*_________________________________New
      instructions:       Yes                 No


      *Please note that the total of First Payee and Second
      Payee (if applicable) should equal 100% of distribution.



      ____________________________________________
      ______________________________________________
      Original Signature - Subscriber - Limited Partner
      Original Signature - Subscriber - Limited Partner or Authorized/Custodial Representative


      ____________________________________________
      ______________________________________________
      Date Signed                         Original Signature
      - Subscriber - Limited Partner


                Please make a copy for your records











No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus or in Supplements hereto or in supplemental sales literature issued by the Partnership and referred to in this Prospectus or in Supplements thereto, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the Units to which it relates or any of such Units to any person in any jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date.

   ============================================================
                     ICON Income Fund Eight
   ============================================================


                  $150,000,000 (Maximum Offering)
           150,000 Units of Limited Partnership Interest
     (two Delaware limited partnerships, each having a minimum
                  capitalization of 12,000 Units)

                         $100.00 per Unit
               Minimum Investment 25 Units ($2,500)
         (10 Units or $1,000 for IRAs or Qualified Plans)

                         -----------------
                         PROSPECTUS
                         -----------------

                       ICON SECURITIES CORP.
                          Dealer-Manager

                       _______________, 1998



                       ICON Securities Corp.
                       600 Mamaroneck Avenue
                     Harrison, New York 10528
                          (914) 698-0600

   UNTIL _________, 1998 (90 DAYS FROM THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT FOR THIS OFFERING, AS AMENDED), ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



















                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS




ITEM 16.

      a)    Exhibits.  See attached Exhibit Index.
      b)    Table VI - Acquisition of Equipment by the Prior
        Public Programs.








                               PART II

               INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution.

      The estimated expenses of the Partnership in connection with the offering (assuming the sale of the maximum of $150,000,000 of Units, $75,000,000 per Partnership) are as follows:

Securities and Exchange Commission Registration Fee...  $
44,250
National Association of Securities Dealers, Inc.
      Filing Fee......................................
12,500
Blue Sky Expenses....................................
75,000
Due Diligence Fees and Expenses......................
375,000
Legal Fees and Expenses..............................
75,000
Accounting Fees and Expenses.........................
60,000
Printing.............................................
150,000
Marketing Material...................................
335,000
Marketing Expenses of the General Partner............
562,500
Advertising..........................................
175,000
Miscellaneous........................................
80,000

      Total...........................................  $
1,944,250

      The Partnerships will be responsible for the payment of these expenses only to the extent of $3.50 per Unit sold. The General Partner has agreed to pay the remainder, if any, of the organizational and offering expenses from its own funds.

Item 14.   Indemnification of Directors and Officers.

      The Registrant's Partnership Agreement contains certain indemnification provisions. Reference is made to the section of the Prospectus captioned Fiduciary Responsibility for a summary of such provisions and to Section 6.3 of the Partnership Agreement.

      Pursuant to Section 6.3 of the Partnership Agreement, the Partnerships shall indemnify the General Partner and it Affiliates from any loss, liability of damage, including legal fees except to the extent indemnification is prohibited by law; and provided that, any such indemnification shall only be from the assets of the Partnerships and not from the Limited Partners. Furthermore, no Person whose action or omission to act caused the loss, liability or damage incurred or suffered may receive indemnification or avoid liability under this provision unless such Person determined in good faith that such course of conduct was in the best interests of the Partnerships, and such course of conduct did not constitute negligence or misconduct.

                                II-2


      Notwithstanding the foregoing indemnification provision, none of the General Partner, any of its Affiliates or any Selling Dealer of the Offering shall be indemnified from any liability, loss or damage incurred by any such party in connection with any liabilities arising from or out of an alleged violation of federal  or  state  securities  laws  by  any  such  other  Person, unless: (i) (a) there has been a successful adjudication on the merits of each count involving alleged securities laws violations as to the General Partner or other Persons seeking indemnification and a court approves indemnification of legal costs; (b) such claims have been dismissed on the merits by a court of competent jurisdiction which approves indemnification of legal costs; or (c) a court of competent jurisdiction has approved settlement of the claims against the indemnitee, and
(ii) such indemnification is specifically approved by a court of law which shall have been advised as to the current position of the Securities and Exchange Commission and any appropriate state securities division regarding indemnification from violations of securities law.

      The  Dealer-Manager  Agreement,  a form of  which is filed as
Exhibit 1.1 to the Registration Statement and the Selling Dealer Agreement, a form of which is filed as Exhibit 1.2 to the Registration Statement, contain certain indemnification provisions. Reference is made to Section 6(a) of the Dealer-Manager Agreement and Section 7(a) of the Selling Dealer Agreement which incorporate by reference the above-referenced provisions of Section 6.3 of the Partnership Agreement.

      Subject to such limitations, the Dealer-Manager Agreement provides that the Dealer-Manager shall indemnify the General Partner and the Partnerships against any losses, claims, damages or liabilities, including legal fees, to which the General Partner and the Partnerships may become subject under the Securities Act of 1933, or otherwise, insofar as much losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement and any amendments thereto, including this Amendment No. 1, or similar document or arise out of or are based upon the omission to state therein a material fact to the extent that such untrue statement or omission was made in the Registration Statement or similar documents in reliance upon written information furnished to the General Partner by the Dealer-Manager expressly for use therein.

      Subject to such limitations, the Selling Dealer Agreement provides that the Selling Dealer shall indemnify the Partnership against any losses, claims, damages or liabilities, including legal fees, to which the Partnerships may become subject under (i) the Act of otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement of similar document or arise out of or are based upon the omission to state therein a material to fact to the extent that such untrue statement or omission was made in the Registration Statement or similar document in reliance upon written information furnished to the Dealer-Manager for use herein, or (ii) under the Act or otherwise, for violations by the Selling Dealer of securities laws in connection with its offer and sale of limited partnership interests in Registrant.

                                II-3




Item 15.   Recent Sales of Unregistered Securities.

      In connection with the formation of each Partnership, ICON Income Fund Eight A. L.P., the first of two limited partnerships in ICON Income Fund Eight issued ten Units of Limited Partnership Interest to Thomas W. Martin on , 1997. Mr. Martin is an officer of the Partnership's General Partner. In consideration of the issuance of such units, he made a capital contribution of $1,000 in cash to the Partnership. It is the opinion of Day, Berry & Howard LLP, counsel for the Partnership and the General Partner, that the issuance by the Partnership of such Units of Limited Partnership Interest to such individual was exempt from registration under the Securities Act of 1933, as a private placement within the meaning of Section 4(2) of the Act.

Item 16.   Exhibits and Financial Statement Schedules.

      (a)  Exhibits.      See Exhibits Index.

      (b)  Financial Statement Schedules.

      All schedules have been omitted as the requested information is inapplicable or is presented in the Prospectus, in the balance sheets, financial statements or related notes.

Item 17.   Undertakings.

      (a)  The Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

             (i)     To include any prospectus  required by section
                10(a)(3) of the Securities Act of 1933;



                II-4



             (ii)    To  reflect  in the  prospectus  any  facts or
                events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii)   To  include  any  material   information  with
                respect to the plan of distribution not previously disclosed in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

      (2)  That,  for the  purpose  of  determining  any  liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3)  To   remove   from    registration   by   means   of   a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           (c) The registrant undertakes (1) to file any prospectuses required by Section 10(a)(3) as post-effective amendments to the registration statement, (2) that for the purpose of determining any liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof, (3) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

           (d) The registrant undertakes to send to each limited partner at least on an annual basis a detailed statement of any transactions with the General Partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

           (e) The registrant undertakes to provide to the limited partners the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

           (f) The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment files at least once every three months, with the information contained in such amendment provided simultaneously to the existing Limited Partners. Each such sticker supplement should disclose all compensation and fees received by the General Partner(s) and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

                The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Limited Partners at least once each quarter after the distribution period of the offering has ended.

                               II-5



                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the locations and on the dates indicated.

                          ICON INCOME FUND EIGHT,
                          ICON INCOME FUND EIGHT A  L.P.
                          (a Delaware limited partnership)
                          ICON INCOME FUND EIGHT B L.P.
                          (a Delaware limited partnership)

                          By:  ICON CAPITAL CORP.,
                               General Partner


                          By:  _/s/ Beaufort J. B. Clarke
                               Beaufort J. B. Clarke, President

      Pursuant to the requirements of the Securities Act of 1933, the Amendment No. 1 to the S-1 Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated, on this 24th day of July, 1998.

Signatures                          Title(s)


_/s/ Beaufort J. B. Clarke                     Chairman,  President
(Chief Executive
Beaufort J. B. Clarke                          Officer)         and
                     Director of ICON
                                    Capital   Corp.,   the  General
Partner
                                    of the Registrant



_/s/ Thomas W. Martin                     Executive            Vice
President, Treasurer
Thomas W. Martin                          and   Director   of  ICON
Capital Corp.


_/s/ Gary N. Silverhardt                  Vice President
Gary N. Silverhardt                       (Chief          Financial
                     Officer) and
                                    Assistant Treasurer of ICON
                                    Capital Corp.








                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549


                       ______________________




                              EXHIBITS

                          AMENDMENT NO. 1

                                TO

                              FORM S-1

                       REGISTRATION STATEMENT

                                UNDER

                     THE SECURITIES ACT OF 1933




                       ______________________



                       ICON INCOME FUND EIGHT





                      ICON INCOME FUND EIGHT

                              EXHIBIT INDEX

Exhibit
  No.      DESCRIPTION
Page

1.    Underwriting agreements.
      1.1  Form of Dealer-Manager Agreement...................E-*
      1.2  Form of Selling Dealer Agreement...................E-*

4.    Instruments defining the rights of security holders.
      4.1  The  Partnership's  Agreement of Limited  Partnership is
included
           as Exhibit A to the Prospectus.
      4.2 The Subscription Agreement, including the Limited Partner Signature Page and Power of Attorney,
           whereby a subscriber agrees to purchase Units and
           adopts the provisions of the Agreement of Limited Partnership is included in Exhibit C to the Prospectus.
      4.3 Copy of the Partnership's Certificate of Limited Partnership filed with the Delaware Secretary of State
           On June 9, 1997........................................
           E-*

5.    Opinion re legality.
      5.1  Opinion of Day, Berry & Howard LLP with
           respect to securities being registered.................
           E-

8.    Opinion re tax matters.
      8.1  Opinion of Day, Berry & Howard LLP with
           respect to certain tax matters.........................
           E-

10.   Material Contracts.
      10.2 Escrow Agreement.......................................
           E-

23.   Consents of experts and counsel.
      23.1 Consent of KPMG Peat Marwick LLP.......................
           E-*
      23.2 Consent of Day, Berry & Howard LLP appears in that firm's opinion (Exhibit 5.1) and is incorporated herein by reference.
      23.3 Consent of Day, Berry & Howard LLP appears in that firm's opinion (Exhibit 8.1) and is incorporated herein by reference.

24.   Power of Attorney.
      24.1 Powers of Attorney ....................................
           E-*

99.   Additional Exhibits.
      99.1 Table VI - Acquisition of Equipment by the Prior
           Public Programs........................................
           E-


* Filed as an Exhibit to the S-1 Registration Statement filed on May 29, 1998 and is incorporated herein by reference.



















                            EXHIBIT 10.2

                              FORM OF

                          ESCROW AGREEMENT


                          ESCROW AGREEMENT

   This Escrow Agreement is dated and effective as of the __ day of ______, 1998 and is made among ICON Securities Corp. (the Dealer Manager), ICON Income Fund Eight, an equipment leasing program consisting of two limited partnerships, ICON Income Fund Eight A L.P., a Delaware Limited Partnership, (ICON Eight A) and ICON Income Fund Eight B L.P., a Delaware Limited
Partnership, (ICON Eight B)(collectively, the Partnership), and The Bank of New York (NJ), a New Jersey banking corporation (the Escrow Agent).

                              RECITALS

   A. The Partnership proposes to offer and sell up to 1,500,000 units (the Units) of limited partnership interest to investors at $100 per Unit pursuant to a registration statement (the Registration Statement) filed with the U.S. Securities and Exchange Commission (the SEC).

   B. The Partnership has agreed that the subscription price paid in cash by subscribers will be refunded to them if less than 12,000 Units (the Minimum Offering) have been sold and payment therefore received by the earlier to occur of the date (the Escrow Termination Date) which is (1) the anniversary of the date on which the Offering Period (as defined in the Registration Statement) commenced or (2) any earlier date on which the General Partner of the Partnership may elect to terminate the Offering Period (as defined in Partnership's Prospectus).

   C. The Partnership desires to establish an escrow with Escrow Agent for subscription payments pending receipt of aggregate subscriptions for not less than (1) 12,000 Units ($1,200,000 of
Units) have been received (the time at which the escrow established by this Agreement as to subscriptions from residents of all states other than Pennsylvania may be released) or (2) 37,500 Units ($3,750,000 of Units) have been received (the time at which the escrow established by this Agreement as to subscriptions from residents of Pennsylvania may be released).

   D. The Escrow Agent is willing to serve as Escrow Agent upon the terms and conditions hereinbelow set forth.

   NOW, THEREFORE, in consideration of the premises and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties covenant and agree as follows:

1. Deposit with Escrow Agent. The Escrow Agent agrees that it will, from time to time, accept subscription payments for Units
(the  Escrow  Deposits)   received  by  it  from  subscribers  or
broker-dealers authorized to sell Units (the Selling Dealers). Until such time at least 37,500 Units have been sold and the related Escrow Deposits in an aggregate amount not less than $3,750,000 have been duly distributed in accordance with Section
3.1 hereof, all subscription checks shall be made payable to the Escrow Agent. Subscription Agreements for the Units received by the Partnership shall be reviewed for accuracy by the Partnership and, immediately thereafter, the Partnership shall deliver to Escrow Agent information describing (1) the name, address and Federal Tax Identification Number of the subscriber, (2) that number of Units subscribed for by subscriber, and (3) the subscription price.

2. Investment of Escrow Deposit. The Escrow Agent shall, upon receipt of the checks remitted to it, deposit all Escrow Deposits in federally insured interest-bearing savings or money market accounts.

3. Distribution of Escrow Deposit. The Escrow Agent shall distribute the Escrow Deposits as set forth in this Section 3, and the Escrow Agent's obligations (other than those of Sections
3.3 and 5 hereof which by their nature must survive this Agreement) shall terminate upon such distributions, and the Escrow Agent shall be irrevocably released and discharged from any and all further responsibility or liability with respect to this Agreement.

   3.1 At any time following sale of at least 12,000 Units (exclusive of subscriptions from residents of The Commonwealth of Pennsylvania), the Dealer-Manager or the General Partner of the Partnership, ICON Capital Corp. (ICON), may (a) certify that the sale of such Units has satisfied the Minimum Offering required for the Partnership to break escrow as to the subscription payments of residents of States other than The Commonwealth of Pennsylvania and (b) stipulate the date on which the first Closing Date and subsequent Closing Dates of the
Partnership and the release of the Escrow Deposits with respect to such subscribers to the Partnership and all related earnings thereon to such subscribers shall occur. At any time following sale of at least 37,500 Units (inclusive of subscriptions by residents of all States inclusive of subscriptions from residents of The Commonwealth of Pennsylvania), the Dealer-Manager or ICON may (a) certify that the sale of such Units has satisfied the escrow conditions required for the Partnership to break escrow as to all subscription payments (including those from residents of The Commonwealth of Pennsylvania) and (b) stipulate the date on which the next Closing Date of the Partnership and the release of the Escrow Deposits then being held on behalf of all subscribers (including, without limitation, residents of The Commonwealth of Pennsylvania) to the Partnership and all related earnings thereon to such subscribers shall occur. Upon collection by the Escrow Agent of good funds for such subscription payments, the Escrow Agent shall make such distributions on the applicable Closing Date. Certification by an officer of ICON that at least 12,000 Units or 37,500 Units (as the case may be) have been timely sold as described in the first two sentences of this Section 3.1 and the receipt by Escrow Agent of $1,200,000 or $3,750,000 (as the case may be) in cash from subscribers for Units, shall constitute sufficient evidence for the purposes of this Section 3.1 that such events have occurred.

   3.2 After satisfaction of the conditions of Section 3.1 above, all checks, payable to the Escrow Agent, shall, upon receipt by Escrow Agent, be endorsed (without recourse to Escrow Agent) for deposit into such accounts as directed by the Partnership.

   3.3  If any Escrow  Deposits  do not become  deliverable  to the
Partnership pursuant to Section 3.1 above on or prior to the Escrow Termination Date (as defined above), the Escrow Agent shall return such Escrow Deposits to the applicable subscribers in an amount equal to the subscription amount theretofore paid by each of them together with interest earned thereon. In the event that (a) rescission of an individual subscription is required to be offered to an individual subscriber under provisions of applicable state law or (b) a subscription for a resident of a state may only be held in escrow for a shorter period of time than provided in the preceding sentence under provisions of applicable state law, then the Escrow Agent shall promptly, following receipt of such subscriber's duly executed request for rescission (in the case of rescission) or ICON's direction to release such subscription (in the case of expiration of an applicable state statutory maximum escrow period), return such subscriber's Escrow Deposit to him in an amount equal to the subscription amount theretofore paid by him together with interest earned thereon. For purposes of the preceding sentence, rescission must be offered to each Pennsylvania subscriber for whom an Escrow Deposit is held by the Escrow Agent at the end of the 120 day period which began with the Escrow Agent's receipt of his or her subscription payment. If such rescission offer is not accepted, such Escrow Deposit may continue to be held for one or more successive 120 day escrow periods at the end of each of which rescission must again be offered to each such subscriber.

   In no event shall any Escrow Deposit be held in escrow for more than one year before either being (a) released to the Partnership (upon a Closing pursuant to Section 3.1 and 3.2) or (b) returned to the applicable Subscriber (in the event such Escrow Deposit is returned the applicable subscriber for whom it is being held pursuant to Section 3.3).

4. Distribution of Interest. If the Escrow Deposits become deliverable to the Partnership pursuant to Section 3.1 or to the subscribers pursuant to Section 3.3 above, the Escrow Agent shall compute for distribution by the General Partner in accordance with such computations the pro rata share of the investment earnings of each Escrow Deposit. Each subscriber's pro rata share of investment earnings shall be computed as follows:

   Investment Earnings times (Individual subscription amount times days held)
                                                   Total
subscription amounts times days held

   Such pro rata share of investment earnings shall be distributed to each subscriber upon admission of the subscriber as a limited partner of the Partnership or upon return of his/her subscription amounts.


5. Duties and Liability of Escrow Agent.

   5.1 The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and shall be limited to the performance of such duties and obligations as are specifically set forth herein.

   5.2 In performing any of its duties under this Escrow Agreement, or upon the claimed failure to perform its duties hereunder, Escrow Agent shall not be liable to anyone for any damages, losses, or expenses which it may incur as a result of the Escrow Agent so acting, or failing to act; provided, however, Escrow Agent shall be liable for damages arising out of its willful default or gross negligence under this Agreement. Accordingly, Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for the Partnership given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Escrow Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by proper person or persons and to conform with the provision of this Agreement.

   5.3  Each  of  the   Partnership   and   Dealer-Manager   hereby
respectively  agrees to  indemnify  and hold  harmless  the  Escrow
Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursement which may be incurred by it resulting from any act or omission of the Partnership or the Escrow Agent; except, that if Escrow Agent shall be found guilty of willful default or gross negligence under this Agreement by any court of competent jurisdiction, then, in that event, Escrow Agent shall bear all such losses, claims, damages and expenses. The indemnity provided by this
Section 5.3 shall survive the termination of this Agreement.

   5.4 If a dispute ensues between the parties hereto as to the proper investment or distribution of Escrow Deposits and earnings thereon sufficient, in the discretion of Escrow Agent, to require it doing so, the Escrow Agent shall be entitled to tender into the custody of any court of competent jurisdiction within the state of New York, including the Supreme Court of Westchester County, New York, all money or property in its hands under the terms of this Agreement and to file an appropriate proceeding to obtain a court order or declaratory judgment interpreting this Agreement, resolving such dispute in accordance herewith and determining the proper disposition of all Escrow funds subject to this Agreement. Upon Escrow Agent's completion of all acts called for in any such order or declaratory judgment including distribution in full of all Escrow Deposits and earnings thereon, Escrow Agent shall thereupon to be discharged from all further duties under this Agreement. Any such legal action may be brought in any court as Escrow Agent shall determine to have jurisdiction thereof. The Partnership and Dealer-Manager shall indemnify Escrow Agent against its court costs and attorneys' fees incurred in filing such legal proceedings.

6. Inability to Deliver. In the event that any check for a subscription which is delivered to the Escrow Agent by the Dealer-Manager on behalf of the Partnership pursuant to this
Escrow   Agreement  is  not  cleared  within  30  days  after  such delivery and deposit by Escrow Agent for collection (and redeposited in the case of insufficient or uncollected funds), the Escrow Agent shall thereupon return any such check to the Dealer-Manager for its prompt return of such uncleared check to the applicable subscriber.

7. Notices.    All   notices,    requests,    demands   and   other
communication or deliveries required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telegram or deposited for mailing, first class, postage prepaid, registered or certified mail, as follows:

If to the subscribers for Units:
                    to their respective addresses
           as specified in their Subscription Agreements.

If to the Partnerships:
   ICON Income Fund Eight A L.P., a Delaware Limited Partnership, and ICON Income Fund Eight B L.P., a Delaware Limited Partnership
                     c/o ICON Income Fund Eight
                        600 Mamaroneck Avenue
                      Harrison, New York 10528
       Attention:  Thomas W. Martin, Executive Vice President

If to the Escrow Agent:
                      The Bank of New York (NJ)
                      226 South Broad Street
                         Trenton, NJ 08608
                       Attention: __________

8. Resignation  or Removal of Escrow Agent.  The Escrow  Agent,  or
any successor to it hereafter appointed, may at any time resign and be discharged from the duties and obligations created by this Agreement by giving at least thirty (30) days prior written notice to the  Partnership  and the  Dealer-Manager  and accounting in full for all sums delivered to, and held, by it and all earning thereon while Escrow Agent hereunder to the Partnership, Dealer-Manager and successor Escrow Agent. The Escrow Agent may be removed at any time upon sixty (60) days prior written notice by any instrument purportedly signed by an authorized representative of the Partnership and the Dealer-Manager. Any successor Escrow Agent shall deliver to the Escrow Agent, Partnership and Dealer-Manager a written instrument accepting such appointment hereunder and shall take delivery of the Escrow Account to hold and distribute same in accordance with the terms of this Agreement. If no successor Escrow Agent shall have been appointed within thirty (30) days after the Partnership and Dealer-manager receive notice of the Escrow Agent's intention to resign or within sixty (60) days of the Escrow Agent's receipt of notice of its removal, the Escrow Agent shall deliver all amounts deposited with it in the Escrow Account and all earnings thereon to a national bank with a net worth of not less than $100,000,000 designated by the Escrow Agent which has agreed in writing to accept such monies and to act as substitute Escrow Agent in compliance with the terms of this Agreement. Upon such delivery and acceptance, the Escrow Agent shall be discharged from any future obligations under this Agreement.

9. General.

   9.1 This Escrow Agreement shall be governed by and be construed and enforced in accordance with the laws of the State of New York, exclusive of conflicts of laws provisions thereunder. The parties hereto consent to the jurisdiction of all courts of the State of New York and the venue of the courts located in the county in which the Escrow Agent is located to resolve all disputes pertaining to this Agreement and any ancillary agreements entered into in furtherance of the purposes hereof and agree that such jurisdiction shall be exclusive.

   9.2 The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Escrow Agreement.

   9.3 This Escrow Agreement sets forth the entire agreement and understanding of the parties in respect to this escrow transaction and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

   9.4 This Escrow Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Escrow Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other terms of this Escrow Agreement.

   9.5 This Escrow Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   9.6 This Escrow Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns.

   10. Representation of the Partnership. The Partnership hereby acknowledges that the status of the Escrow Agent with respect to the offering of the Units is that of agent only for the limited purposes herein set forth, and hereby agrees it will not represent or imply that Escrow Agent, by serving as Escrow Agent hereunder or otherwise, has investigated the desirability or a viability of investment in the Units, or has approved, endorsed or passed upon the merits of the Units, nor shall the
Partnership use the name of Escrow Agent in any manner whatsoever in connection with the offer or sale of the Units, other than by acknowledgment that it has agreed to serve as Escrow Agent for the limited purposes herein set forth.



   IN  WITNESS  WHEREOF,   the  parties  have  duly  executed  this
Agreement as of the date first above written.

ICON SECURITIES CORP.,
as Dealer-Manager



By:   _______________________________
      Thomas W. Martin
      Executive Vice President


ICON Income Fund Eight A L.P., a Delaware Limited Partnership, and ICON Income Fund Eight B L.P., a Delaware Limited Partnership, by ICON CAPITAL CORP., its General Partner



By:   _______________________________
   Thomas W. Martin
      Executive Vice President


THE BANK OF NEW YORK (NJ),
as ESCROW AGENT



By:   _______________________________
















                             EXHIBIT 5.1

                         OPINION OF COUNSEL
                             ON LEGALITY




                                    July 24, 1998



ICON Capital Corp.
600 Mamaroneck Avenue
Harrison, NY   10528

Ladies and Gentlemen:

      We have acted as counsel to ICON Capital Corp., a Connecticut corporation (ICON), in connection with the offering of Units (as hereinafter defined) in ICON Income Fund Eight A L.P., a Delaware limited partnership (ICON Eight A) and ICON Income Fund Eight B L.P., a Delaware limited partnership (ICON Eight B), each of which has been or is expected to be formed as a Delaware limited partnership. ICON Eight A and ICON Eight B are hereinafter referred to individually as a Partnership and collectively as the Partnerships.

      We have participated in the preparation of the Registration Statement on Form S-1 (the Registration Statement) under the Securities Act of 1933, as amended (the Securities Act), to be filed with the Securities and Exchange Commission (the Commission) on or about the date hereof covering the issuance of up to an aggregate of 150,000 units (the Units) of limited partnership interests in the Partnerships.

      We have examined (i) the Certificate of Limited Partnership of ICON Eight A, as amended to date, (ii) the Agreement of Limited Partnership of ICON Eight A dated as of May 28, 1998 (the ICON Eight A Partnership Agreement), (iii) the form of Certificate of Limited Partnership of ICON Eight B to be filed with the Secretary of State of the State of Delaware, (iv) the form of Agreement of Limited Partnership of ICON Eight B (the ICON Eight B Partnership Agreement) filed as Exhibit A to the Prospectus constituting part of the Registration Statement (the Prospectus), and such other documents pertaining to the Partnerships as we have deemed necessary or appropriate for purposes of rendering this opinion. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.



      Based upon and subject to the foregoing, and assuming that sales of the Units will be made in accordance with the terms and conditions stated in the Registration Statement, the ICON Eight A Partnership Agreement and the ICON Eight B Partnership Agreement, as the case may be, we are of the opinion that (i) each of the Units to be issued pursuant to the ICON Eight A Partnership Agreement will be duly authorized and, when issued and paid for as described in the Prospectus, will be fully paid and non-assessable and (ii) upon execution and filing of the Certificate of Limited Partnership of ICON Eight B with the Secretary of State of the State of Delaware and the execution of the ICON Eight B Partnership Agreement, each of the Units to be issued pursuant to the ICON Eight B Partnership Agreement will be duly authorized and, when issued and paid for as described in the Prospectus, will be fully paid and non-assessable, in each case except as provided in Section 17-607(b) of the Delaware Revised Uniform Limited Partnership Act.

      We consent to the use of our name in the Registration Statement under the heading LEGAL MATTERS and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

                                    Very truly yours,



                                    Day, Berry & Howard LLP


JAC/pac

















                             EXHIBIT 8.1

                         OPINION OF COUNSEL
                               ON TAX







                                    July 24, 1998



ICON Capital Corp.
600 Mamaroneck Avenue
Harrison, NY 10528

Ladies and Gentlemen:

      You have asked for our opinion as to the material federal income tax issues associated with the formation and operation of ICON Income Fund Eight A L.P. (the Partnership), a Delaware limited partnership formed pursuant to the Agreement of Limited Partnership (the Partnership Agreement) dated as of May 28, 1998, among ICON Capital Corp., as General Partner, Thomas W. Martin, as the Original Limited Partner, and such additional Limited Partners as may subsequently be admitted to the Partnership. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Partnership Agreement.

      In rendering the opinions set forth herein, we have examined originals or copies, the authenticity of which has been established to our satisfaction, of (1) the Certificate of Limited Partnership of the Partnership as filed with the Delaware Secretary of State on July 9, 1997, as amended, (2) the Partnership Agreement, (3) the Registration Statement on Form S-1 (the Registration Statement) to be filed on behalf of the Partnership with the Securities Exchange Commission (the Commission) on even date, and its enclosures, including the preliminary prospectus (the Preliminary Prospectus), and (4) such other instruments and documents as we deemed necessary as a basis for the opinions set forth herein, and we have assumed the accuracy of the facts set forth in the Preliminary Prospectus.
We have also relied, with your consent and without independent investigation, on your representations that:

      1. The activities and operations of the Partnership will be carried on in the manner contemplated by the Partnership
Agreement and the Preliminary Prospectus and in accordance with applicable law.

      2. Partnership Units will not be listed on a securities exchange or NASDAQ and, as required by the Partnership Agreement, the General Partner will not permit transfers of Units if any such transfers would cause the Partnership to be treated as a publicly traded partnership within the meaning of Section 7704 of the Code.


      Based on the foregoing, we are of the opinion that for federal income tax purposes under current law the Partnership will be treated as a partnership and not as an association taxable as a corporation and it will not be treated as a publicly traded partnership within the meaning of Section 7704 of the Code.

      We have reviewed the discussion set forth in the Preliminary Prospectus under the headings RISK FACTORS -Federal Income Tax Risks and ERISA Matters, FEDERAL INCOME TAX CONSEQUENCES and 'INVESTMENT BY QUALIFIED PLANS. To the extent such discussion contains statements or conclusions of law, we are of the opinion that, subject to the qualifications contained in such discussion relating to issues as to which we decline to opine and the reasons therefor, such statements and conclusions are correct.

      Our opinion is based on existing laws, regulations, published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change (possibly with retroactive effect) and reinterpretation, and there can be no assurance that the Internal Revenue Service will take a similar view as to any of the tax consequences described.

      We hereby consent to the use of our name in the Registration Statement under the heading FEDERAL INCOME TAX CONSEQUENCES - Opinion of Tax Counsel and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

                                    Very truly yours,


                                    Day, Berry & Howard LLP

















                           Exhibit 23.1

                          Consent of KPMG







        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


ICON Income Fund Eight A L.P.


We consent to the use of our reports on (i) ICON Income Fund
Eight A L.P. and (ii) ICON Capital Corp. included herein, and to the reference to our firm under the heading Experts in the prospectus.




                                    KPMG Peat Marwick LLP







New York, New York
July 24, 1998








                            EXHIBIT 99.1

                              TABLE VI

                      ACQUISITION OF EQUIPMENT
                    BY THE PRIOR PUBLIC PROGRAMS

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series A at March 31, 1998:

      Original Lessee                                                           Date         Total          Cash        Acquisition
     or Equipment User             Location               Equipment           Purchased    Financing(1)  Expended(2)      Cost(3)
----------------------------   ------------------   -----------------------  ------------  ------------  -----------    ------------

Campbell Soup Company          Sacramento, CA       Computers                  Sep-91           $0          $27,411        $27,411
Center For The Media Arts      New York, NY         Audio Visual               Nov-88            0          377,126        377,126
Center For The Media Arts      New York, NY         Audio Visual               Mar-90            0           82,204         82,204
Chesebrough Ponds              Westport, CT         Material Handling          Jun-88       23,058            4,475         27,533
Chesebrough Ponds              Westport, CT         Material Handling          Jun-88            0           54,508         54,508
Ciba-Geigy Corp.               Greensboro, NC       Copiers                    Sep-91            0           49,081         49,081
Ciba-Geigy Corp.               Greensboro, NC       Computers                  Sep-91            0           74,389         74,389
Ciba-Geigy Corp.               Summit, NJ           Computers                  Sep-91            0           39,459         39,459
Corporate Mailings, Inc.       Whippany, NJ         Office Copier              Jun-88      130,113           29,440        159,553
Data Broadcasting Corporation  Vienna, VA           Computers                  Jun-90      771,520           56,283        827,803
Doran &  Doran PC              Ames, IA             Medical                    Jun-88       25,642            4,115         29,757
First Boston Corp.             New York, NY         Copiers                    Feb-89       73,438            8,475         81,913
First Hudson Equipment Leasing White Plains, NY     Computer                   Jun-88            0           75,224         75,224
Godiva Chocolatier, Inc.       Reading, PA          Computers                  Sep-91            0           32,561         32,561
Gould, Inc.                    Ft. Lauderdale, FL   Office Copier              Jun-88       34,982           14,857         49,839
Hospital Authority Of Gwinnett Lawrenceville, GA    Medical                    Jun-88       49,274            7,117         56,391
Ingalls Same Day Surgery       Tinley Park, IL      Medical                    Jun-88       71,572            9,490         81,062
Ingersoll-Rand Company         Mayfield, KY         Copiers                    Sep-91            0          117,238        117,238
Intelligent Light              Fairlawn, NJ         Computers                  Jun-88       46,131            7,662         53,793
Internal Revenue Service       Philadelphia, PA     Office Equipment           May-89            0           83,114         83,114
Ivan C. Namihas MD             Las Vegas, NV        Medical                    Jun-88            0           29,784         29,784
L & H Abstracts                White Plains, NY     Telecommunications         Jul-89            0           41,229         41,229
Laclede Steel Company          St. Louis, MO        Computers                  Jun-89       69,618            2,513         72,131
Ladera Heights Hospital        Los Angeles, CA      Computers                  May-89            0          271,415        271,415
Liverpool Blueprint, Inc.      Liverpool, NY        Commercial Copier          May-89            0          114,048        114,048
Liverpool Blueprint, Inc.      Liverpool, NY        Reprographics              Jul-93            0           53,149         53,149
Marvin Sugarman Productions    Valencia, CA         Audio Visual               Aug-90      179,379            4,617        183,996
Massachusetts General Life     Englewood, CO        Computers                  Dec-89      327,971           19,220        347,191
Mcginn Tool & Engineering Co.  Franklin, IN         Manufacturing & Production Jun-95            0           27,000         27,000
Medical Center Of Independence Independence, MO     Medical                    Jun-88       59,838            8,192         68,030
New York Telephone             New York, NY         Copiers                    Jun-88      173,024           32,155        205,179
Newark Beth Israel Medical Ctr Newark, NJ           Medical                    Sep-91            0           40,556         40,556
Pandick Technologies, Inc.     New York, NY         Office Copier              Jun-88      184,910           44,661        229,571
Payless Cashways/Parctec       New York, NY         Retail                     Dec-93      141,791            7,365        149,156
Professional Blueprinters      Norfolk, VA          Commercial Copier          Mar-89            0          120,682        120,682
Quality Plants                 Manorville, NY       Agriculture                May-89            0           37,991         37,991
Rainbow Abstracts              White Plains, NY     Office Copier              Jul-88            0          107,503        107,503
Ralph's Foods                  Edroy, TX            Printing                   May-89            0           83,027         83,027
Richman Gordman Stores, Inc.   Omaha, NE            Retail                     Dec-90      172,690           25,823        198,513
Richman Gordman Stores, Inc.   Omaha, NE            Retail                     Dec-93            0           39,887         39,887
Ridgebury Equestrian Center    New Hampton, NY      Agriculture                Sep-88            0           27,968         27,968
S.J.C. Video Corporation       Valencia, CA         Video Production           Aug-90            0          341,796        341,796
Santangelo dba Valley Shopping Derby, CT            Agriculture                Dec-88            0           31,425         31,425
Sparta, Inc.                   La Jolla, CA         Computer                   Jun-88       33,587            7,593         41,180
Stamford Lithographics         Stamford, CT         Printing                   Feb-89            0           50,258         50,258
Staten Island Ob & Gyn Assoc.  Staten Island, NY    Medical                    Jun-88            0           26,215         26,215
Taco Amigo                     Audubon, NJ          Restaurant                 Mar-89            0          103,459        103,459
Texas Instruments, Inc.        Dallas, TX           Computers                  Jun-88      175,382           35,954        211,336
The Guardian Life Insurance Co.Spokane, WA          Office Copier              Jun-88      221,181           46,190        267,371
Triangle Reproductions, Inc.   Houston, TX          Commercial Copier          Dec-90            0           74,677         74,677
Tucker Anthony                 New York, NY         Office Copier              Jun-88       22,813            7,083         29,896
V. Bruce Mccord                Gardiner, NY         Agriculture                Sep-88            0           36,139         36,139
Wakefern Food Corp.            Elizabeth, NJ        Office Copier              Jun-88       41,749           22,756         64,505
William F. Hineser Dpm, P.C.   Arvada, CO           Medical                    Jun-88            0           25,695         25,695
                               Total Equipment transactions less than $25,000              266,061        1,385,490      1,651,551

                                                                                        ----------       ----------     ----------
                                                                                        $3,295,724       $4,487,744     $7,783,468
                                                                                        ==========       ==========     ==========

(1)  This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1998.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series B at March 31, 1998:

       Original Lessee                                                            Date          Total         Cash       Acquisition
      or Equipment User             Location                Equipment           Purchased    Financing(1)  Expended(2)     Cost (3)
------------------------------  ------------------   ------------------------   ---------    ------------  -----------   -----------

A & E Reprographics & Supply    Memphis, TN          Reprographics                Jan-90              0      $102,003      $102,003
A Action Rental, Inc.           Pittsburg, PA        Environmental Equipment      Sep-91              0        45,514        45,514
Ad Art Design Co., Inc.         Gaitherburg, MD      Computers                    Aug-94              0        26,405        26,405
Adams Optics                    Athens, GA           Furniture                    Jun-90              0        26,278        26,278
Advance Waste                   Mableton, GA         Sanitation                   Dec-91              0        24,282        24,282
Aladdin Carpet Cleaning & Rest  Huntington Bch, CA   Manufacturing & Production   May-95              0        28,292        28,292
Alan Williams & Associates      N. Hollywood, CA     Computers                    Jun-95              0        40,975        40,975
Aluminum Company of America     Pittsburgh, PA       Computers                    Dec-89              0       107,733       107,733
American Disposal, Inc.         Palmyra, PA          Front Load Containers        Sep-91              0        57,847        57,847
American Senior Citizens All.   Orlando, FL          Computers                    Jul-90              0        54,290        54,290
American Senior Citizens All.   Orlando, FL          Telecommunications           Aug-90              0        56,219        56,219
AP Propane, Inc.                King Of Prussia, PA  Computers                    Nov-90        352,251        43,294       395,545
AP Propane, Inc.                King Of Prussia, PA  Computers                    Nov-90      1,216,935       115,673     1,332,608
AP Propane, Inc.                King Of Prussia, PA  Computers                    Nov-90        458,472        43,819       502,291
Ascom Communications, Inc.      Bronx, NY            Telecommunications           Apr-94              0        36,547        36,547
Assix International, Inc.       Tampa, MA            Computers                    Nov-89        192,258        20,187       212,445
Assix International, Inc.       Tampa, FL            Furniture                    Nov-89              0        75,299        75,299
B & D Hauling, Inc.             Columbus, OH         Front Load Containers        Sep-91              0        51,268        51,268
B & P Refuse Disposal, Inc.     Manassas, VA         Containers & Carts           Jul-90              0        47,913        47,913
Badalaty, DMD Madeline M.       Ocean Township, NJ   Medical                      Oct-90              0        25,882        25,882
Ballingers USA, Inc.            New York, NY         Furniture                    May-92              0       188,807       188,807
Barry S. Kaplan Md Pa           Miami, FL            Computers                    Jun-95              0        35,313        35,313
Bell Telephone of Pennsylvania  Pittsburgh, PA       Office Equipment             Oct-89              0        85,048        85,048
Bendor Corp.                    Dallas, TX           Fixture                      Dec-90         24,599         3,048        27,648
BJ's Kountry Kitchen            Fresno, CA           Restaurant Equipment         Jun-91              0        60,255        60,255
Blispak, Inc.                   Whippany, NJ         Manufacturing & Production   Aug-90              0       125,371       125,371
Bluebonnet Milling Company      Ardmore, OK          Material Handling            Dec-90         34,378         3,014        37,391
BOC, Inc.                       Murray Hill, NJ      Computers                    Sep-89        178,212        36,246       214,459
Bowers Sanitation               Vickery, OH          Sanitation                   Dec-91              0        32,682        32,682
Braintec Corporation            Irvine, CA           Computers                    Apr-95              0        27,291        27,291
Brenlar Investments, Inc.       Novaro, CA           Furniture                    Oct-94              0       303,000       303,000
Bull Run Metal Fabricators      Powel, TN            Manufacturing & Production   Mar-90              0        31,129        31,129
Buntastic, Inc.                 Savannah, GA         Restaurant Equipment         Dec-90         36,986         2,989        39,975
Business Application Soures     Costa Mesa, CA       Furniture                    Dec-90              0        29,806        29,806
Cal Rentals & Sales, Inc.       Pittsburg, PA        Construction                 Jun-91              0        24,724        24,724
Captain Cookie Company          Shreveport, LA       Restaurant Equipment         Jun-90              0        26,305        26,305
Card Brothers Equipment, Inc.   Merrill, MI          Computers                    Dec-90         55,570         4,943        60,513
Career Systems, Inc.            Knoxville, TN        Computers                    Mar-90              0        26,489        26,489
Centran Mississippi Farm        Vicksburg, MS        Agriculture                  Sep-90              0       126,048       126,048
Channel 17 Associates Ltd.      Birmingham, AL       Video Production             Sep-92              0       104,457       104,457
Channel 17 Associates Ltd.      Birmingham, AL       Video Production             Sep-92              0       278,333       278,333
Channel 17 Associates Ltd.      Birmingham, AL       Telecommunications           Sep-92              0        64,731        64,731
Channel 17 Associates, Ltd.     Birmingham, AL       Audio Equipment              Aug-93              0       128,455       128,455
Chester Wojda Dba               Zephyrhills, FL      Material Handling            Oct-95              0        26,533        26,533
Chris & John's Auto Body, Inc.  Milwaukie, OR        Material Handling            Dec-90         43,082         3,740        46,822
Chrysler Motor Corp.            Highland, MI         Computers                    Mar-91      2,039,527       649,217     2,688,744
Ciba-Geigy                      Ardsley, NY          Computers                    Sep-89        123,897         9,984       133,882
Circuit Wise, Inc.              North Haven, CT      Manufacturing & Production   Jan-91              0       108,613       108,613
Circuit Wise, Inc.              North Haven, CT      Manufacturing & Production   Jan-95              0        50,110        50,110
CIS Corp.                       College Park, GA     Telecommunications           Mar-97              0       822,592       822,592
Clark Bagels Inc.               Clark, NJ            Fixture                      Apr-95              0        27,790        27,790
Clear Film Printing, Inc.       Kaufman, TX          Printing                     Sep-89              0        26,000        26,000
Coastal Blue, Inc.              S.J.Capistrano, CA   Copiers                      Nov-89              0       130,000       130,000
Colorgraphics of Arizona, Inc.  Phoenix, AZ          Reprographics                Dec-90         48,787         4,289        53,076
Concord Chrysler Plymouth       Concord, MA          Manufacturing & Production   Jun-93              0        26,401        26,401
Consolidated Waste Ind., Inc.,  Washington, DC       Sanitation                   Jun-90              0        31,990        31,990
Criterion Labs, Inc.            San Jose, CA         Manufacturing & Production   Mar-95              0        37,594        37,594
D & V Carting                   Wellington, FL       Sanitation                   Dec-91              0        28,137        28,137
Dalane Machining, Inc.          Tampa, FL            Material Handling            Jul-92              0        30,692        30,692
Dalla Corte Lumber, Inc.        Stafford Spring, CT  Manufacturing & Production   Jul-90              0        28,875        28,875
Data Broadcasting Corp.         Vienna, VA           Satellite Dishes             Jun-90        771,520        56,283       827,803
Days Inn Motel                  Orlando, FL          Telecommunications           Dec-90         65,891         5,409        71,300
Dennis Owens Dba                Dekalb, IL           Manufacturing & Production   Apr-95              0        28,253        28,253
Dow Chemical Company            Midland, MI          Manufacturing & Production   Aug-90        612,686       187,631       800,317
Dr. Alexander A. Tocher, MD     Millerplace, NY      Furniture                    Jun-90              0        56,460        56,460
Dr. Peter Williams              Brooklyn, NY         Medical                      Nov-89              0        25,919        25,919
Dr. Ronald C. Pluese            Boca Raton, FL       Medical                      Jun-90              0        41,659        41,659
Dr. Travis A. Gresham           Bonita Springs, FL   Medical                      Jun-90              0        28,408        28,408
DSC Corporate Services, Inc.    Plano, TX            Computers                    Jun-90        934,676       476,765     1,411,441
Durand's Meat & Grocery Co.     Youngsville, LA      Computers                    Sep-90              0        27,391        27,391
East Tennessee Warehousing      Ooltewah, TN         Material Handling            Apr-90              0       135,655       135,655
Edward Lewis and Sons           Mineola, NY          Furniture                    Sep-89              0        25,392        25,392
EPI Technologies, Inc.          Richardson, TX       Medical                      May-90              0       168,516       168,516
Expedi Printing, Inc.           New York, NY         Manufacturing & Production   Jun-90              0        32,435        32,435
Express Food Stores, Inc.       Flagstaff, AZ        Restaurant Equipment         Dec-90         28,595         2,759        31,354
First Coast Paralegal Clinic    Jacksonville Bch.,FL Computers                    Sep-90              0        46,267        46,267
FMC Corporation                 Chrcago, IL          Computers                    Nov-90        326,531        41,141       367,673
Ford Motor Company              Dearborn, MI         Computers                    Feb-91        194,951        32,193       227,144
Fred Meyer, Inc.                Portland, OR         Computers                    Sep-90      1,288,916       130,877     1,419,794
Fred Meyer, Inc.                Portland, OR         Retail                       Sep-90      2,274,335       300,261     2,574,596
Fred Meyer, Inc.                Portland, OR         Computers                    Oct-90      1,134,269       149,549     1,283,818
Fred Meyer, Inc.                Portland, OR         Computers                    Oct-90      2,767,380       351,826     3,119,206
Fred Meyer, Inc.                Portland, OR         Retail                       Oct-90        585,706        59,424       645,130
Fred Meyer, Inc.                Portland, OR         Retail                       Oct-90        101,709        12,845       114,554
Fred Meyer, Inc.                Portland, OR         Computers                    Jun-94        475,927       193,466       669,394
Fred Meyer, Inc.                Portland, OR         Computers                    Jun-94        271,472       116,806       388,278
Frymaster Corporation           Shrevport, LA        Copiers                      Feb-91              0        40,840        40,840
Gary Baldwin                    Dallas, TX           Agriculture                  Apr-90              0        26,036        26,036
Gaton St. Clement Corp.         Chavin, LA           Point Of Sale Registers      Jul-90              0        27,679        27,679
GE Plastics                     Pittsfield, MA       Copiers                      Sep-89         45,069         5,579        50,648
GE Plastics                     Pittsfield, FL       Furniture                    Dec-89              0        31,376        31,376
GE Plastics                     Pittsfield, MA       Furniture                    May-90         91,362        14,539       105,901
GE Plastics                     Pittsfield, MA       Telecommunications           May-90         29,988         4,862        34,850
Gem City Engineering Co.        Dayton, OH           Electrical                   Dec-90              0        68,755        68,755
Goshen Crossing Mobile          Gaithersburg, MD     Material Handling            Jul-90              0        26,219        26,219
Greystone Drugs, Inc.           Bronx, NY            Fixture                      Jan-95              0        28,449        28,449
Harlan M. Kretch Dba            Mankato, MN          Manufacturing & Production   Nov-95              0        31,312        31,312
Harnischfeger Industries        Pensacola, FL        Medical                      Dec-90              0        44,148        44,148
Harnischfeger Industries        Brookfield, WI       Computers                    Oct-92         79,557             0        79,557
Henry Guzmah                    Fountain Valley, CA  Furniture                    Jun-91              0        26,005        26,005
Hexcel Corp.                    Dublin, CA           Computers                    Nov-90        566,036        76,534       642,571
HMS Property Management Group   Beachwood, OH        Furniture                    Jul-90              0        34,265        34,265
Hometown Buffet, Inc.           San Diego, CA        Restaurant                   Feb-95              0       618,000       618,000
Hughes Aircraft Company         Los Angeles, CA      Computers                    Apr-90         37,907       502,692       540,599
Imperial Plastics, Inc.         Lakeville, MN        Manufacturing & Production   Aug-90              0       530,400       530,400
Indy Pro Audio Production Srvc  Indianapolis, IN     Manufacturing & Production   Aug-95              0        35,155        35,155
Institutional Laundry Services  Lakewood, NJ         Manufacturing & Production   May-95              0        39,006        39,006
International Business Software St. Louis, MO        Computers                    Feb-90              0        28,642        28,642
International Tollers, Inc.     Grand Haven, MI      Material Handling            Dec-90         28,688         2,540        31,228
Iowa Electric Light & Power Co. Cedar Rapids, IA     Computers                    Nov-90              0        42,714        42,714
J & M Enterprises, Inc.         Fletcher, OH         Manufacturing & Production   Mar-94              0        27,927        27,927
J & P Party Supply              Garden City Park, NY Computers                    Oct-90              0        26,174        26,174
J. K. & Susie L. Wadley         Dallas, TX           Medical                      Apr-90              0       140,608       140,608
JGQ Corp.                       Medina, OH           Computers                    Aug-90              0        26,000        26,000
Jim Malhart Piano & Organ Co.   Mcallen, TX          Computers                    May-90              0        69,222        69,222
Joe Ledbetter                   Visalia, CA          Material Handling            Dec-90         81,012         6,659        87,672
Joel Rubenstein MD PhD          Reno, NV             Medical                      Feb-91              0       527,280       527,280
Joseph A Seagrams & Sons, Inc.  New York, NY         Telecommunications           May-90         67,199         6,068        73,266
Joseph A Seagrams & Sons, Inc.  New York, NY         Computers                    Oct-90         68,287         8,086        76,373
Joseph L. Taylor Dba            Las Vegas, NV        Computers                    Apr-95              0        26,752        26,752
K-Jon, Inc.                     Lake Charles, LA     Restaurant Equipment         Jun-90              0        29,620        29,620
K & M Fashion, Inc.             South Gate, CA       Retail                       Oct-90              0        44,385        44,385
Ken Davis                       Watertown, MA        Manufacturing & Production   Sep-89              0        42,659        42,659
Kimberling Inn, Inc.            Kimberling City, MO  Computers                    Dec-90         23,230         1,884        25,113
L. Cade Havard                  Plano, TX            Computers                    Jul-90              0        25,795        25,795
Lageroza, Inc.                  Atlantic City, NJ    Computers                    Sep-90              0        25,549        25,549
Lee's Famous Recipe Country     Muskegon, MI         Restaurant Equipment         Dec-90        100,200         8,995       109,195
Legal Arts                      Dallas, TX           Reprographics                Feb-90              0        85,280        85,280
Letap of St. George, Inc.       St. George, SC       Furniture                    Jan-91              0       239,742       239,742
Liberty Collection Bureau, Inc. Antamonte Spr., FL   Computers                    Dec-90         42,434         3,495        45,929
Logic Automation, Inc.          Beauerton, OR        Computers                    Jul-90              0       249,135       249,135
Lorelei Productions, Inc.       Sevierville, TN      Video Production             Apr-90              0        26,174        26,174
Louisiana Interests Inc Dba Oz  New Orleans, LA      Restaurant Equipment         Dec-95              0        36,672        36,672
Lusk Onion, Inc.                Clovis, NM           Manufacturing & Production   Dec-90         37,414         2,956        40,369
M.J.M. Research, Inc.           Mission, KS          Computers                    Apr-96              0        52,676        52,676
Maddox Resources, Inc.          Riverbank, CA        Restaurant                   May-96              0        49,262        49,262
Madison Auto Body Shop Inc.     Madison, NJ          Automotive                   Apr-95              0        44,157        44,157
Main Street Cafe                Medina, OH           Point Of Sale Registers      Aug-90              0        26,000        26,000
Maxtor Corp.                    San Jose, CA         Computers                    Feb-91        233,149        32,500       265,649
McCaw-Benzi Insurnace Agency    Greenville, TX       Computers                    Dec-90         33,922         2,845        36,767
Medfone Nationwide, Inc.        Wantagh, NY          Telecommunications           Feb-91              0        52,499        52,499
Medical Home Health, Inc.       Sallisaw, OK         Telecommunications           Mar-94              0        28,233        28,233
Melhart Piano                   McAllen, TX          Network System               May-90              0        69,222        69,222
Message X Communications, Inc.  Hartford, CT         Telecommunications           Jun-90              0        41,237        41,237
Mosta Corp.                     Miami, FL            Manufacturing & Production   Sep-89              0        33,997        33,997
Mott General Contractors, Inc.  Chaplin, CT          Agriculture                  Dec-89              0        32,760        32,760
Mountain Air Systems            Burlington, VT       Computers                    Oct-90              0        25,630        25,630
National News Network           Los Angeles, CA      Satellite Dishes             Jun-90      1,622,934       114,499     1,737,433
Neuro Electric Test Associates  Oakland, CA          Printing                     Oct-90              0        26,691        26,691
Nevada Medical Red Rock         Las Vegas, NV        Medical                      Dec-89              0        39,799        39,799
New Century Marble & Granite    Oakland, CA          Manufacturing & Production   Nov-94              0        30,157        30,157
New England Digital             Lebanon, NH          Office Equipment             Aug-90        136,268        13,828       150,096
Niagara Mohawk Power Corp.      Syracuse, NY         Computers                    Feb-91        182,483        39,082       221,565
Niagara Mohawk Power Corp.      Syracuse, NY         Computers                    Feb-91        168,889        45,288       214,176
Nice & Fresh Bakery             Bridgeport, CT       Manufacturing & Production   Nov-90              0        98,792        98,792
Nice & Fresh Bakery             Bridgeport, CT       Fixture                      Dec-90              0        54,500        54,500
One Hour Martinizing            Fresno, CA           Sanitation                   Dec-90         53,640         4,430        58,070
Orman Brothers                  Rosser, TX           Agriculture                  Dec-90         25,972         2,396        28,369
Packaging Plus Services         Middletown, NY       Furniture                    Jul-90              0        27,572        27,572
Parametric Technology Corp.     Waltham, MA          Computers                    May-90        302,349        57,334       359,683
Parctec, Inc.                   New York, NY         Retail                       Nov-93         42,759         1,976        44,736
Parctec, Inc.                   New York, NY         Retail                       Nov-93        143,882         6,651       150,533
Parctec, Inc.                   New York, NY         Retail                       Nov-93        304,074        14,055       318,130
Parctec, Inc.                   New York, NY         Retail                       Nov-93         84,329         3,898        88,227
Parctec, Inc.                   New York, NY         Retail                       Nov-93         82,018         3,791        85,810
Parctec, Inc.                   New York, NY         Retail                       Nov-93        123,588         5,713       129,301
Parctec, Inc.                   New York, NY         Retail                       Nov-93         80,898         3,739        84,637
Parctec, Inc.                   New York, NY         Retail                       Nov-93        427,938        19,781       447,719
Parctec, Inc.                   New York, NY         Retail                       Nov-93        165,227         7,637       172,864
Parctec, Inc.                   New York, NY         Retail                       Nov-93         41,570         1,921        43,491
Parctec, Inc.                   New York, NY         Retail                       Dec-93         42,395         1,946        44,341
Parctec, Inc.                   New York, NY         Retail                       Dec-93              0        45,788        45,788
Parctec, Inc.                   New York, NY         Retail                       Dec-93              0        86,612        86,612
Parctec, Inc.                   New York, NY         Retail                       Dec-93         30,941         1,420        32,361
Parctec, Inc.                   New York, NY         Retail                       Dec-93         35,099         1,611        36,710
Paul's Market & Deli            Knoxville, TN        Restaurant Equipment         Apr-90              0        27,487        27,487
Paul-Scott Industries           Tampa, FL            Manufacturing & Production   Nov-89              0        69,264        69,264
Pepperidge Farms, Inc.          Norwalk, CT          Computers                    May-90        321,109       264,074       585,183
Pepperidge Farms, Inc.          Norwalk, CT          Manufacturing & Production   Aug-90        122,085        99,631       221,716
Performance Semiconductor       Sunnyvale, CA        Computers                    Oct-90        513,117        55,895       569,012
Performance Semiconductor       Sunnyvale, CA        Medical                      Oct-90        591,377        76,009       667,386
Performance Semiconductor       Sunnyvale, CA        Computers                    Oct-90        292,735        33,332       326,067
Performance Semiconductor       Sunnyvale, CA        Computers                    Oct-90        401,560        47,546       449,107
Performance Semiconductor       Sunnyvale, CA        Construction                 Oct-90        353,899        43,655       397,553
Perry Morris                    Irvine, CA           Manufacturing & Production   Mar-92              0       600,000       600,000
Pete Williams, MD               Brooklyn, NY         Medical                      Nov-89              0        25,919        25,919
Pfister Industries, Inc.        Fair Lawn, NJ        Manufacturing & Production   Nov-94              0        31,025        31,025
Phil's Place for Ribs           Mentor, OH           Restaurant Equipment         Jun-90              0        54,040        54,040
Phyliss Moriarty                Poughkeepsie, NY     Medical                      Jan-95              0        30,287        30,287
Physiologic Reps, Inc.          Glendadle, CA        Medical                      Jun-91              0        41,924        41,924
Pineville Piggly-Wiggly, Inc.   New Iberia, LA       Computers                    Dec-90              0        44,854        44,854
Plante Construction, Inc.       Huntington, CT       Agriculture                  Sep-89              0        44,200        44,200
Polk Opticians, Inc.            Lakeland, FL         Medical                      Dec-89              0        37,733        37,733
Prestige Auto Body, Inc.        Springfield, VA      Paint Booth                  Jul-90              0        34,599        34,599
Putnam Companies, Inc.          Boston, MA           Computers                    Nov-90        269,294        43,844       313,138
Pyramid Vitamins & Health       Metuchen, NJ         Fixture                      Dec-95              0        26,465        26,465
Qualicare Medical Labs          Astoria, NY          Medical                      Aug-90              0        47,403        47,403
R/T Enterprises, Inc.           Richmond, VA         Construction                 Jun-90              0        43,914        43,914
Raleigh Athletic Equipment Corp.New Rochelle, NY     Computers                    Jun-93              0        25,907        25,907
Raleigh Crane Corp.             Raleigh, NC          Material Handling            Jun-90              0        33,613        33,613
Randy's General Merchandise     Boyce, LA            Computers                    Sep-90              0        43,536        43,536
Raynet Corporation              Menlo Park, CA       Computers                    Oct-90         98,601        12,540       111,140
Red Rock Surgical Center        Las Vegas, NV        Medical                      Dec-89              0        39,799        39,799
Refuse Systems, Inc.            Cleveland, OH        Sanitation                   Jun-90              0        32,228        32,228
Registered Films Inc.           New York, NY         Video Production             May-96              0        53,797        53,797
Rehab Management, Inc.          Midlothian, VA       Furniture                    Jun-90              0        33,055        33,055
Richman Gordman Stores, Inc.    Omaha, NE            Office Equipment             Dec-90        902,150       177,729     1,079,880
Richman Gordman Stores, Inc.    Omaha, NE            Office Equipment             Dec-90        518,068       101,291       619,360
Richman Gordman Stores, Inc.    Omaha, NE            Retail                       Dec-93              0       119,662       119,662
Robert A. Masters               San Pedro, CA        Video Production             Jun-91              0        56,632        56,632
Rocky Mountain                  Denver, CO           Computers                    Oct-90        469,838        62,796       532,633
Romano's Pack & Save, Inc.      Baton Rouge, LA      Computers                    Jul-90              0        32,186        32,186
Roulette P.C.H., Inc.           San Jose, CA         Computers                    Aug-94              0        26,964        26,964
Royal Glass Corporation         Englewood, NJ        Manufacturing & Production   Jul-94              0        25,395        25,395
Rsvp Services                   Edmond, OK           Telecommunications           Dec-95              0        33,014        33,014
Safeguard Business Systems, Inc.Fort Washington, PA  Material Handling            Jul-90              0        99,148        99,148
Safeguard Business Systems, Inc.Fort Washington, PA  Manufacturing & Production   Jul-90              0       109,753       109,753
Safeguard Business Systems, Inc.Fort Washington, PA  Manufacturing & Production   Jul-90              0        99,148        99,148
Safeguard Business Systems, Inc.Fort Washington, PA  Manufacturing & Production   Jul-90              0        99,148        99,148
Schremp                         Fairfax, VA          Manufacturing & Production   Nov-89              0        26,067        26,067
Serologicals, Inc.              Brookfield, WI       Computers                    Nov-90        551,499       140,680       692,179
Serologicals, Inc.              Pensacola, FL        Computers                    May-91              0        70,789        70,789
Serologicals, Inc.              Pensacola, FL        Office Equipment             Nov-91              0        46,490        46,490
Serologicals, Inc.              Pensacola, FL        Computers                    May-92              0        76,900        76,900
Sigmatel, Inc.                  Tenafly, NJ          Telecommunications           Aug-90              0        37,492        37,492
Snyder / Newell , Inc.          San Francisco, CA    Telecommunications           Dec-95              0        33,636        33,636
Solar Graphics Inc.             St. Petersburg, FL   Computers                    Oct-95              0        34,749        34,749
Soltex Polymer Corp.            Houston, TX          Computers                    Feb-90              0       170,882       170,882
Southeastern Microfilm Inc.     Raleigh, NC          Manufacturing &  Production  May-96              0        43,686        43,686
Star Liminators, Inc.           Anaheim, CA          Manufacturing &  Production  May-96              0        42,371        42,371
Steve Oglesby Productions Inc.  Evansville, IN       Video Production             Dec-95              0        42,495        42,495
Streets, Ltd.                   Long Island City, NY Computers                    Jun-93              0        29,329        29,329
Structural Steel Inc.           Rockledge, FL        Manufacturing & Production   May-95              0        32,728        32,728
Sunrise Duplication Services    Englewood, CO        Video Production             Apr-95              0        27,067        27,067
Sunset Estates of Watonaga, Inc.Watonga, OK          Fixture                      Dec-90         36,763         3,212        39,975
T.B.G. of Merrick, Inc.         Whitestone, NY       Furniture                    Nov-94              0       204,779       204,779
Tarzar, Inc.                    Evansville, IN       Manufacturing & Production   Jul-91              0        51,311        51,311
Teel Lumber Company             Pocahontas, AR       Manufacturing & Production   Jun-93              0        26,412        26,412
Telebit Corp.                   Sunnyvale, CA        Computers                    Mar-90        925,370       148,270     1,073,640
Telebit Corp.                   Sunnyvale, CA        Medical                      May-90        139,567        15,671       155,238
Telebit Corp.                   Sunnyvale, CA        Computers                    May-90        367,953        47,582       415,535
Terrance Reay, Inc.             Mission Viejo, CA    Furniture                    Jun-91              0        60,351        60,351
Terrance Reay, Inc.             Mission Viejo, CA    Furniture                    Jun-91              0        59,064        59,064
The Gaton Clement Corp.         Chavin, LA           Computers                    Jul-90              0        27,679        27,679
The Real Estate Collection      Hermosa Beach, CA    Furniture                    Jun-91              0        27,732        27,732
Thermal Dynamics Corporation    West Lebanon, NH     Manufacturing & Production   Dec-90              0       189,364       189,364
Tri Star Optics, Inc.           New York, NY         Furniture                    Jun-90              0        47,990        47,990
U.S. Communications of Westch.  Boca Raton, FL       Telecommunications           Sep-90              0       104,000       104,000
U.S. Pipeline Service, Inc.     Clearwater, FL       High Pressure Jetter         Jul-90              0        25,232        25,232
Unity Broadcasting Network      New York, NY         Telecommunications           Sep-89              0        80,231        80,231
Unity Broadcasting Network      New York, NY         Telecommunications           Jul-90              0        36,082        36,082
Upper Crust Pizza               San Luis Obispo, CA  Restaurant Equipment         Dec-90         40,991         3,341        44,332
USX Corporation                 Pittsburgh, PA       Computers                    Mar-90        862,520       156,933     1,019,453
USX Corporation                 Pittsburgh, PA       Computers                    Mar-90      1,295,084       228,447     1,523,531
USX Corporation                 Pittsburgh, PA       Mining                       May-90      2,540,177       944,382     3,484,559
USX Corporation                 Pittsburgh, PA       Mining                       Aug-90      5,454,428     1,078,257     6,532,685
Viridis Corp.                   Los Angeles, CA      Computers                    Jul-95              0        29,409        29,409
Visual Productions, Inc.        San Diego, CA        Printing                     Apr-96              0        48,047        48,047
Voice Genesis, Inc.             Brecksville, OH      Computers                    May-96              0        49,905        49,905
Volvo North America Corporation Rockleigh, NJ        Telecommunications           Nov-90        140,737        20,163       160,900
Walnut Valley Auto Body         Walnut, CA           Material Handling            Dec-90         32,567         3,172        35,739
Weissinger Steel Erection       Orlando, FL          Construction                 Dec-90         29,666         2,692        32,358
Weron, Inc.                     Englewood, CO        Automotive                   Dec-90              0        68,782        68,782
West Atlantic Medical Center    Delray Beach, FL     Medical                      Apr-90              0        27,594        27,594
Westside Sanitaion, Inc.        Miami, FL            Steel Refuse Containers      Jul-90              0        35,548        35,548
Wil-Ray Cabinets & Millwork     Temple, TX           Material Handling            Feb-91              0        45,771        45,771
Wmd Green Inc.                  Gresham, OR          Printing                     May-96              0        48,492        48,492
Xerox Corporation               Blauvelt, NY         Copiers                      Sep-89         40,053         5,373        45,426
Yumi Yogurt                     San Mateo, CA        Material Handling            Dec-90         24,201         2,246        26,447
                                Total Equipment transactions less than $25,000                1,312,672     6,122,204     7,434,876

                                                                                            -----------   -----------   -----------
                                                                                            $40,950,305   $26,850,666   $67,800,971
                                                                                            ===========   ===========   ===========

(1)  This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1998.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series C at March 31, 1998:

      Original Lessee                                                               Date          Total        Cash      Acquisition
     or Equipment User                Location                Equipment           Purchased    Financing     Expended        Cost
                                                                                                  (1)           (2)          (3)
-----------------------------   ---------------------  -------------------------- ---------   ----------    ----------   -----------

A & S Shotcrete Inc.            Phoenix, AZ            Manufacturing & Production   Apr-95            $0       $36,284       $36,284
Abco Cesspol Services, Inc.     Marston Mills, MA      Construction                 Jun-91             0        34,858        34,858
Access, Inc.                    Birmingham, AL         Fixture                      Jun-96             0        54,244        54,244
Adamson Tire & Brake            Sun City, CA           Retail                       Jan-92             0        97,767        97,767
Adirondack Obstetrics & Gyn     Glens Falls, NY        Medical                      May-96             0        55,200        55,200
Adzima Funeral Home, Inc.       Stratford, CT          Computers                    Dec-94             0        25,266        25,266
All Star Premium Products, Inc  Sturbridge, MA         Computers                    Jun-96             0        31,452        31,452
Alliant Techsystems Inc.        Everett, WA            Manufacturing & Production   Oct-95             0        25,764        25,764
Alliant Techsystems, Inc.       Edina, MN              Video Production             Oct-91             0        38,401        38,401
Alliant Techsystems, Inc.       Edina, MN              Manufacturing & Production   Dec-91             0        76,982        76,982
American Association of Retired Washington, DC         Computers                    Mar-91       238,596        35,284       273,880
Andrew L. Pettit Architect      New York, NY           Computers                    Jun-96             0        40,010        40,010
Aneree Associates               Palmdale, CA           Retail                       Feb-92             0        53,003        53,003
Apollo Group, Inc.              Phoenix, AZ            Computers                    Mar-91             0       238,708       238,708
Apollo Group, Inc.              Phoenix, AZ            Telecommunications           Jul-91             0        42,923        42,923
Arias Research Associates, Inc  Whittier, CA           Medical                      Jun-96             0        54,528        54,528
Avel Hotel of Naples            Boca Raton, FL         Furniture                    Mar-91             0       267,800       267,800
Avel Hotel of Naples            Boca Raton, FL         Furniture                    Jun-94             0        65,659        65,659
Baptist Health Care of Oklahoma Oklahoma City, OK      Medical                      Jun-91       304,538       129,016       433,554
Barry'S Photography             La Porte, IN           Photography                  May-96             0        40,299        40,299
Bath Ironworks Corp.            Bath, ME               Computers                    Jun-91       720,683        80,405       801,088
Bath Ironworks Corp.            Bath, ME               Computers                    Jun-91     1,036,469       244,135     1,280,604
Benson Brothers Disposal, Inc.  Wyantskill, NY         Sanitation                   Mar-91             0        27,469        27,469
Benson Brothers Disposal, Inc.  Wynantskill, NY        Sanitation                   May-91             0        28,205        28,205
Blackhawk Audio Inc.            Goodlettsville, TN     Audio Equipment              Feb-96             0        46,335        46,335
Bnk Industries, Inc.            Woburn, MA             Manufacturing &  Production  Jun-96             0        58,891        58,891
Bobby Rubino's USA, Inc.        Fort Lauderdale, FL    Computers                    Oct-91             0        96,121        96,121
Brad & Sharon Sessions          Lafayette, CO          Manufacturing & Production   Sep-91             0        25,529        25,529
Bradlees                        Braintree, MA          Fixture                      Feb-91        77,880         9,706        87,587
Bradlees                        Braintree, MA          Computers                    Feb-91        94,175        10,954       105,129
Bradlees                        Braintree, MA          Computers                    Feb-91        57,531         6,603        64,134
Bradlees                        Braintree, MA          Fixture                      Feb-91       228,418        27,426       255,844
Bradlees                        Braintree, MA          Fixture                      Feb-91       193,191        25,093       218,284
Bradlees                        Braintree, MA          Fixture                      Feb-91       219,521        26,358       245,878
Bradlees                        Braintree, MA          Fixture                      Feb-91       192,081        23,063       215,144
Bradlees                        Braintree, MA          Computers                    Feb-91       157,979        17,611       175,590
Brenlar Investments, Inc.       Novaro, CA             Furniture                    Oct-94             0       303,000       303,000
Brennick Constuction, Inc.      Marston Mills, MA      Construction                 Jun-91             0        25,101        25,101
Bullet Proof, Inc.              Encino, CA             Restaurant Equipment         Aug-91             0        74,344        74,344
Cadbury Beverages, Inc.         Stamford, CT           Computers                    May-91             0        57,654        57,654
California Micro Devices Corp.  Milpitas, CA           Computers                    Sep-91       738,362       219,596       957,958
Carter Hill Sanitation, Inc.    Kingston, NC           Sanitation                   May-91             0        27,334        27,334
Carter Mckenzie Inc.            West Orange, NJ        Computers                    May-95             0        36,088        36,088
Centocor Inc.                   Malvern, PA            Furniture                    Jan-96             0       470,368       470,368
Centocor, Inc.                  Malvern, PA            Furniture                    Mar-91     1,383,374       286,946     1,670,320
Christ The King Regional        Middle Village, NY     Computers                    Jun-95             0       167,544       167,544
Chrysler Corp.                  Highland Park, MI      Computers                    Apr-91     2,258,176       718,751     2,976,927
Chrysler Financial Corp.        Southfield, MI         Computers                    Jun-91     7,414,503       969,294     8,383,797
Ciba-Geigy Corp.                Tarrytown, NY          Telecommunications           May-91             0        35,553        35,553
Ciba-Geigy Corp.                Tarrytown, NY          Video Production             May-91             0       139,950       139,950
Ciba-Geigy Corp.                Tarrytown, NY          Telecommunications           May-91             0        38,589        38,589
Clem Fab Associates             Atlantic City, NJ      Fixture                      Oct-94             0        25,973        25,973
Community Health Services, Inc. Hartford, CT           Computers                    May-91             0       117,739       117,739
Community Home Nursing Care     Atlanta, GA            Telecommunications           Aug-91             0        30,068        30,068
Consolidated Waste Industries   Washington, DC         Sanitation                   Mar-91             0        29,081        29,081
Conway Excavating               Lakeville, MA          Construction                 Jun-91             0        34,334        34,334
Cup or Cone, Inc.               Philadelphia, PA       Restaurant Equipment         Mar-95             0        36,144        36,144
Cuza Corp.                      Cathederal City, CA    Transportation               Dec-91             0        94,354        94,354
Cyrus Hosiery Inc.              Gardena, CA            Manufacturing &  Production  May-96             0        54,115        54,115
D & V Carting, Inc.             Wellington, FL         Sanitation                   Mar-91             0        31,982        31,982
Databank South, Inc.            Thompson, GA           Computers                    Apr-91       763,377        79,680       843,057
Dave Sanborn                    San Bernadino, CA      Material Handling            Jun-93             0        26,724        26,724
Decorel                         Mundelein, IL          Retail                       Oct-91             0        30,855        30,855
Delmar's Body Shop, Inc.        Staunton, VA           Automotive                   Mar-91             0        39,741        39,741
Dennis Aagard, Inc.             Sanford, FL            Construction                 May-91             0        60,721        60,721
Detroit-Malcomb Hospital Corp.  Detroit, MI            Medical                      Jun-91       980,422       462,219     1,442,641
Diamond Head, Inc.              Leesville, LA          Sanitation                   May-91             0        43,396        43,396
Douglas Pelleymounter           Rocklin, CA            Manufacturing & Production   Apr-91             0        33,612        33,612
Dr. Norman M. Kline, MD         Coral Springs, FL      Medical                      Jun-91             0        28,523        28,523
Dvonch Inc. Dba                 Signal Hill, CA        Copiers                      Apr-95             0        32,912        32,912
EMJ/McFarland                   Binghamton, NY         Computers                    Mar-91       268,119        34,957       303,076
Enkon Environmental Services    Livonia, MI            Environmental                Sep-91             0       210,728       210,728
Enviroclean Systems, Inc.       Vernon Parish, LA      Front Load Containers        May-91             0        43,396        43,396
Environmental Construction Co.  North Scituate, RI     Construction                 Jun-91             0        34,613        34,613
Episcopal Hospital              Philadelphia, PA       Medical                      Sep-91       224,403       112,369       336,773
Executone Information           Darien, CT             Construction                 May-91             0        85,692        85,692
Executone Information           Darien, CT             Office Equipment             May-91             0       139,427       139,427
Exterior Home Designs Inc.      Shawnee Mission, KS    Telecommunications           Feb-96             0        37,927        37,927
F. Scott Ulch, Individual       Reno, NV               Construction                 Jun-96             0        29,353        29,353
Forte Hotels International      El Cajon, CA           Computers                    Feb-91     1,184,673       110,605     1,295,278
Forte Hotels International      El Cajon, CA           Computers                    Feb-91       780,651        71,016       851,667
Fotoball Usa Inc.               San Diego, CA          Printing                     Dec-95             0        71,477        71,477
Fourth Shift Corp.              Bloomington, MN        Computers                    Aug-91             0       155,240       155,240
G.I. Apparel, Inc.              Farmingdale, NJ        Computers                    Apr-96             0        43,814        43,814
G.S. Tire Center, Inc.          Grand Junction, CO     Manufacturing & Production   May-91             0        32,077        32,077
General Electric, CIT           Bridgeport, CT         Printing                     Mar-91       958,130       151,330     1,109,460
Getchell'S Distributing Co.     Beaverton, OR          Automotive                   Jun-96             0        28,051        28,051
Grant Dahlstrom, Inc.           Passadena, CA          Printing                     Jun-96             0        36,278        36,278
Guest Quarters Hotel Limited    Boston, MA             Furniture                    Jun-91             0        33,790        33,790
Guest Quarters Hotel Limited    Boston, MA             Computers                    Jun-91             0        48,041        48,041
Guest Quarters Hotel Limited    Boston, MA             Computers                    Jun-91             0        30,924        30,924
Guest Quarters Hotel Limited    Boston, MA             Computers                    Jun-91             0        48,065        48,065
Guest Quarters Hotel Limited    Boston, MA             Computers                    Jun-91             0        47,969        47,969
Guest Quarters Hotel Limited    Boston, MA             Computers                    Jun-91             0        47,969        47,969
Guest Quarters Hotel Limited    Boston, MA             Computers                    Jun-91             0        48,129        48,129
H & K Tires, Inc.               Rancho Cucamong, CA    Automotive                   Jan-92             0        97,543        97,543
H & O Technology, Inc.          Ballston Spa, NY       Computers                    May-91             0        29,048        29,048
Hardy Construction Co., Inc.    Hillsboro, WI          Construction                 May-96             0        28,878        28,878
Harte Toyota, Inc.              Dartmouth, MA          Manufacturing & Production   Jun-91             0        51,331        51,331
Healthtrust, Inc.               Nashville, TN          Medical                      Sep-91       446,586       114,285       560,871
High Point Regional Hospital    High Point, NC         Medical                      Sep-91       657,013       471,709     1,128,722
Highlands Hospital Corp.        Prestonburg, KY        Medical                      Jun-91       341,892       200,517       542,409
Hometown Buffet, Inc.           San Diego, CA          Restaurant Equipment         Jan-95             0       618,000       618,000
Honling Food, Inc.              Brisbane, CA           Manufacturing & Production   Sep-91             0        99,407        99,407
Horizon Imaging & Therapy       Columbus, OH           Medical                      Sep-91        96,052        41,989       138,041
Horizon Imaging & Therapy       Columbus, OH           Medical                      Sep-91       327,493       150,741       478,234
I. Spence, N. Constantinople    Washington, DC         Medical                      Jun-91             0        90,150        90,150
Iberia General Hospital         New Iberia, LA         Medical                      Sep-91       259,382        77,855       337,237
Imperial Plastic                Lakeville, MN          Manufacturing & Production   Jun-91             0       124,803       124,803
Imperial Plastic                Lakeville, MN          Manufacturing & Production   Jan-92             0       122,247       122,247
In Time Entertainment Corp      Warren, OH             Computers                    Oct-95             0        38,443        38,443
Ingersall Rand                  Woodcliff Lake, NJ     Computers                    May-91             0        26,610        26,610
Interactive Telecom Network     Sherman Oaks, CA       Computers                    Jun-96             0        27,235        27,235
James E. Connolly               Manchester, NH         Furniture                    Dec-93             0        54,942        54,942
James E. Houtz                  Midpines, CA           Restaurant Equipment         Aug-91             0        60,489        60,489
Jason Tynan & Company, Inc.     New York, NY           Telecommunications           Sep-94             0        28,289        28,289
Johnson & Dugan Ins. Services   Redwood City, CA       Computers                    Mar-96             0        44,246        44,246
Kendall Diagnostic Center Ltd.  Miami, FL              Medical                      Jun-91       217,894       105,722       323,616
Kendall Diagnostic Center Ltd.  Miami, FL              Medical                      Sep-91     1,195,860       770,230     1,966,090
Kim Vanaman, Individual         Hayward, CA            Manufacturing &  Production  Jun-96             0        32,684        32,684
King Carpet Mart, Inc.          King Of Prussia, PA    Fixture                      Dec-94             0        29,856        29,856
Landtech Data Corporation       West Palm Beach, FL    Computers                    Jun-95             0        29,774        29,774
Local Favorite, Inc.            Newport Beach, CA      Restaurant Equipment         Dec-94             0       525,049       525,049
Lone Star Disposal, Inc.        Cedar Park, TX         Sanitation                   Mar-91             0        29,366        29,366
Malone Display Inc.             Decatur, GA            Computers                    May-96             0        60,725        60,725
Marriott Corp.                  Washington, DC         Transportation               Aug-91        61,960         6,210        68,170
Marriott Corp.                  Scottsdale, AZ         Transportation               Aug-91        83,184         8,336        91,520
Marriott Corp.                  El Paso, TX            Transportation               Aug-91        25,189         2,524        27,713
Marriott Corp.                  Greensboro, NC         Transportation               Aug-91        24,004         2,406        26,410
Marriott Corp.                  Tampa, FL              Computers                    Aug-91        65,637         6,578        72,215
Marriott Corp.                  Miami, FL              Video Production             Aug-91        29,941         3,001        32,942
Marriott Corp.                  Chicago, IL            Computers                    Aug-91       140,201        14,051       154,251
Marriott Corp.                  Point Clear, AL        Sanitation                   Aug-91       149,148        14,947       164,096
Marriott Corp.                  Scottsdale, AZ         Transportation               Aug-91        56,365         5,653        62,018
Marriott Corp.                  Miami, FL              Transportation               Aug-91        47,487         4,759        52,246
Marriott Corp.                  Albuquerque, NM        Furniture                    Aug-91        58,628         5,876        64,503
Masterforce, Inc.               Jordon, MN             Manufacturing & Production   Jul-91             0        48,422        48,422
MBS Business Products Inc.      Whippany, NJ           Computers                    Feb-96             0        34,492        34,492
Message X Communications, Inc.  Hartford, CT           Telecommunications           May-91             0        25,594        25,594
Microwave Power Devices, Inc.   Hauppauge, NY          Computers                    Apr-96             0        65,797        65,797
Mitech, Inc.                    Rockville, MD          Furniture                    Aug-91             0       547,330       547,330
Mitzel's American Kitchen       Seattle, WA            Fixture                      Mar-95             0        35,143        35,143
MPQ Business Suppliers, Inc.    Upland, CA             Office Equipment             Sep-91             0        29,466        29,466
National Board for Prof. Teach  Cortez, FL             Furniture                    Mar-91             0       152,675       152,675
Navarra Insurance Associates    Warrendale, PA         Computers                    Feb-95             0        34,232        34,232
Network Telephone Services      Woodland Hills, CA     Telecommunications           Aug-91             0       330,123       330,123
New England Marina              Dorchester, MA         Restaurant Equipment         Jun-91             0        27,528        27,528
New Liberty Hospital District   Liberty, MI            Medical                      Dec-91     1,368,794       251,343     1,620,137
Newark Beth Israel Medical Ctr. Newark, NJ             Computers                    May-91             0        38,181        38,181
Nissan Lift Trucks of Memphis   Memphis, TN            Forklifts                    Jun-91             0       231,239       231,239
North Star Foods, Inc.          St Charles, MN         Computers                    Mar-91             0       406,135       406,135
Paine's, Inc.                   Simsbury, CT           Environmental                Jan-92             0       157,907       157,907
Panoramic Press, Inc.           Phoenix, AZ            Printing                     May-96             0        51,086        51,086
Parctec, Inc.                   New York, NY           Retail                       Nov-93       243,961        11,166       255,128
Parctec, Inc.                   New York, NY           Retail                       Nov-93        91,777         4,110        95,887
Parctec, Inc.                   New York, NY           Retail                       Dec-93       374,247        17,130       391,377
Parctec, Inc.                   New York, NY           Retail                       Dec-93        51,592         2,361        53,954
Parctec, Inc.                   New York, NY           Retail                       Dec-93        45,585         2,086        47,671
Parctec, Inc.                   New York, NY           Retail                       Dec-93        40,779         1,867        42,645
Parctec, Inc.                   New York, NY           Retail                       Dec-93       132,493         5,933       138,426
Parctec, Inc.                   New York, NY           Retail                       Dec-93       220,006         9,851       229,857
Parctec, Inc.                   New York, NY           Retail                       Dec-93       262,388        11,749       274,137
Parctec, Inc.                   New York, NY           Retail                       Dec-93        45,369         2,031        47,400
Parctec, Inc.                   New York, NY           Retail                       Dec-93        33,035         1,512        34,547
Parctec, Inc.                   New York, NY           Retail                       Dec-93        76,610         3,559        80,169
Parctec, Inc.                   New York, NY           Retail                       Dec-93        31,034         1,420        32,455
Parctec, Inc.                   New York, NY           Retail                       Dec-93       121,275         5,550       126,825
Parctec, Inc.                   New York, NY           Retail                       Dec-93       169,961         7,610       177,571
Parctec, Inc.                   New York, NY           Retail                       Dec-93       206,603         9,251       215,854
Parctec, Inc.                   New York, NY           Retail                       Dec-93        47,944         2,147        50,091
Parctec, Inc.                   New York, NY           Retail                       Dec-93        38,352         1,755        40,108
Parctec, Inc.                   New York, NY           Retail                       Dec-93        39,391         1,803        41,194
Parctec, Inc.                   New York, NY           Retail                       Dec-93       204,537         9,159       213,696
Parctec, Inc.                   New York, NY           Retail                       Dec-93        78,596         3,597        82,193
Pepperidge Farm                 Newark, NJ             Telecommunications           May-91             0        50,938        50,938
Perry Morris                    Irvine, CA             Manufacturing & Production   Mar-92             0     1,000,000     1,000,000
Peter Kim                       Santa Monica, CA       Fixture                      Mar-95             0        25,958        25,958
Phar-Mor, Inc.                  Youngstown, OH         Fixture                      Feb-91     4,402,289       590,339     4,992,627
Phar-Mor, Inc.                  Youngstown, OH         Fixture                      Feb-91     5,060,835       672,186     5,733,022
Philadelphia HSR Ltd. Partners  Sharon Hills, PA       Manufacturing & Production   Jun-91             0        31,733        31,733
Phillips Productions, Inc.      Dallas, TX             Video Production             May-91             0        71,636        71,636
Pizza Factory                   Susanville, CA         Restaurant Equipment         Aug-91             0        25,003        25,003
Planned Parenthood of NYC       New York, NY           Computers                    Jun-91             0        26,637        26,637
Planning Sciences, Inc.         Littleton, CO          Furniture                    Mar-96             0        51,853        51,853
Postal Systems, Inc.            San Mateo, CA          Printing                     Jun-96             0        50,702        50,702
Progress Realty, Inc.           Plympton, MA           Construction                 Jun-91             0        43,260        43,260
Pullano'S Pizza, Inc.           Glendale, AZ           Restaurant                   Apr-96             0        39,423        39,423
R & H Group, Inc.               Oviedo, FL             Retail                       Feb-94             0        35,025        35,025
Read-Rite Corp.                 Milpitas, CA           Manufacturing & Production   Sep-91       867,854       250,377     1,118,231
Read-Rite Corp.                 Milpitas, CA           Manufacturing & Production   Sep-91       269,574        78,071       347,645
Read-Rite Corp.                 Milpitas, CA           Manufacturing & Production   Sep-91       447,292       120,375       567,667
Read-Rite Corp.                 Milpitas, CA           Computers                    Sep-91       456,308       119,765       576,073
Read-Rite Corp.                 Milpitas, CA           Manufacturing & Production   Sep-91       655,369       191,571       846,940
Redman Movies And Stories       Salt Lake City, UT     Video Production             Jun-96             0        44,885        44,885
Rez-N-8 Productions, Inc.       Hollywood, CA          Video Production             Jun-96             0        65,815        65,815
Richard A. Rennolds Dba         Santa Clara, CA        Manufacturing & Production   Jun-95             0        30,477        30,477
Rico's Place, Inc.              San Carlos, CA         Restaurant Equipment         Jun-93             0        25,794        25,794
RJM Equipment Corp.             Boston, MA             Construction                 Jun-91             0        41,194        41,194
Robert Dayan                    Los Angeles, CA        Computers                    Jul-95             0        29,594        29,594
Robert Jones                    Mission Viejo, CA      Video Production             Sep-91             0        28,684        28,684
Robinson, Brebner & Moga        Lake Bluff, IL         Computers                    Jun-91             0        36,530        36,530
Samuel & Sandy Stephens         Midland, VA            Construction                 May-91             0        45,158        45,158
Sep Tech, Inc.                  South Chatham, MA      Material Handling            Jun-91             0        32,946        32,946
Separation Technology Inc.      St. Paul, MN           Computers                    Aug-95             0        36,013        36,013
Sessions                        Lafayette, CO          Embroidery Equipment         Sep-91             0        25,529        25,529
Sfuzzi, Inc.                    New York, NY           Office Equipment             Aug-91             0       180,084       180,084
Sheraton Portland Airport Hotel Portland, OR           Computers                    Mar-96             0        31,193        31,193
Sliphod Graphics, Inc.          San Diego, CA          Video Production             May-94             0        29,696        29,696
South Shore Rehabilitation      Rockland, MA           Medical                      Jun-91             0        25,793        25,793
Southern Refrigerated           Ashdown, AR            Telecommunications           Nov-92             0       362,250       362,250
Southern Refrigerated Transprt  Ashdown, AR            Telecommunications           Dec-96             0        50,797        50,797
Specialty Metals, Inc.          Stamford, CT           Furniture                    Jun-91             0        92,560        92,560
Spitz Clinic, PC                Morton, PA             Medical                      Mar-91             0        30,956        30,956
St. Louis University            St. Louis, MO          Medical                      Sep-91       295,414       202,779       498,193
Star Tire And Service, Inc.     Columbus, IN           Fixture                      Oct-91             0        45,775        45,775
Stop & Shop                     Braintree, MA          Computers                    Feb-91       116,332        14,454       130,786
Stop & Shop                     Braintree, MA          Computers                    Feb-91       569,145        68,131       637,276
Stop & Shop                     Braintree, MA          Retail                       Feb-91       387,311        50,308       437,619
Stop & Shop                     Braintree, MA          Computers                    Feb-91       114,090        14,773       128,863
Stop & Shop                     Braintree, MA          Retail                       Feb-91       175,093        21,822       196,915
Stop & Shop                     Braintree, MA          Computers                    Feb-91        35,126         4,205        39,331
Stop & Shop                     Braintree, MA          Retail                       Feb-91       169,376        20,337       189,713
Stop & Shop                     Braintree, MA          Computers                    Feb-91       141,920        17,634       159,554
Stop & Shop                     Braintree, MA          Retail                       Feb-91       118,084        13,053       131,136
Stop & Shop                     Braintree, MA          Retail                       Feb-91       367,507        40,617       408,124
Stop & Shop                     Braintree, MA          Retail                       Feb-91        99,072        11,896       110,968
Stop & Shop                     Braintree, MA          Computers                    Feb-91        30,019         3,594        33,613
Stop & Shop                     Braintree, MA          Retail                       Feb-91        64,032         7,187        71,219
Stop & Shop                     Braintree, MA          Retail                       Feb-91       284,138        33,367       317,506
Stop & Shop                     Braintree, MA          Retail                       Feb-91        50,920         5,727        56,647
Stop & Shop                     Braintree, MA          Retail                       Feb-91       209,029        27,151       236,179
Stop & Shop                     Braintree, MA          Retail                       Feb-91       169,841        20,393       190,234
Stop & Shop                     Braintree, MA          Retail                       Feb-91       121,255        13,982       135,237
Stop & Shop                     Braintree, MA          Retail                       Feb-91       103,621        12,442       116,062
Stop & Shop                     Braintree, MA          Retail                       Feb-91        82,969         9,456        92,425
Stop & Shop                     Braintree, MA          Computers                    Feb-91        26,428         2,946        29,374
Stop & Shop                     Braintree, MA          Retail                       Feb-91       184,177        22,114       206,291
Stop & Shop                     Braintree, MA          Retail                       Feb-91        62,067         7,736        69,803
Stop & Shop                     Braintree, MA          Computers                    Feb-91       726,459        84,499       810,958
Stop & Shop                     Braintree, MA          Retail                       Feb-91       198,850        23,876       222,725
Sun Presentations, Inc.         Palm Springs, CA       Video Production             Nov-92             0        66,253        66,253
Super-Miami Ltd                 Concord, CA            Fixture                      Nov-91             0        96,968        96,968
Superior Disposal Service, Inc. Newfield, NY           Sanitation                   May-91             0        35,048        35,048
Superior Tire, Inc.             Canoga Park, CA        Transportation               Dec-91             0        92,236        92,236
Surface Specialists Inc.        Harvey, LA             Manufacturing & Production   Feb-96             0        59,358        59,358
Synoptic Systems Corp.          Springfield, VA        Computers                    May-91             0       164,520       164,520
T.B.G. of Fresh Meadows, Inc.   Whitestone, NY         Restaurant Equipment         Dec-94             0       395,221       395,221
T.W. Productivity Centers       San Francisco, CA      Computers                    Feb-96             0        46,549        46,549
Transportation Corp. of America Minneapolis, MN        Telecommunications           Sep-91             0        38,224        38,224
Transportation Corp. of America Minneapolis, MN        Telecommunications           Oct-91             0        51,588        51,588
U.S. Public Technologies Inc.   San Diego, CA          Computers                    Jun-95             0        37,362        37,362
United Diagnostics, Inc.        Miami, FL              Medical                      Jun-91             0        27,181        27,181
USA Waste Services, Inc.        Dallas, TX             Material Handling            Mar-91             0        30,352        30,352
USA Waste Services, Inc.        Dallas, TX             Material Handling            Mar-91             0        32,422        32,422
USA Waste Services, Inc.        Dallas, TX             Telecommunications           Mar-91             0        45,637        45,637
Vacation Escape Inc.            Boca Raton, FL         Telecommunications           Apr-95             0        34,104        34,104
Valley Porge HSR Ltd            Wayne, PA              Manufacturing & Production   Jun-91             0        31,733        31,733
Vermont Sand & Stone, Inc.      Waterbury, VT          Construction                 Jun-91             0        45,396        45,396
Walid J. Talia                  San Diego, CA          Fixture                      Dec-94             0        27,381        27,381
William N. Cann Inc.            Willington, DE         Computers                    Dec-95             0        47,838        47,838
Wrap Up Productions             Castro Valley, CA      Video Production             Oct-91             0        47,315        47,315
                                Total Equipment transactions less than $25,000                    55,673     4,247,670     4,303,343

                                                                                              -----------  -----------   -----------
                                                                                              $45,800,967  $26,853,123   $72,654,090
                                                                                              ===========  ===========   ===========

(1)  This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1998.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.
                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series D at March 31, 1998:

      Original Lessee                                                                Date       Total         Cash       Acquisition
     or Equipment User             Location                Equipment              Purchased   Financing     Expended        Cost
                                                                                                 (1)           (2)           (3)
----------------------------   ------------------   --------------------------    ---------  ----------    ----------   ------------

1st Choice Physicians          Rockville, MD        Medical                         Feb-97           $0       $33,992        $33,992
4Th Street Cleaners            St. Petersburg, FL   Manufacturing & Production      Mar-92            0        49,130         49,130
5Th Street Pharmacy, Inc.      Philadelphia, PA     Medical                         Mar-92            0        25,694         25,694
Aacro Precision Griding        Sparks, NV           Manufacturing & Production      Sep-92       24,200         3,047         27,247
ABC Cleaners                   Pasadena, CA         Manufacturing & Production      Mar-92            0        93,410         93,410
Abracadabra Presentation       Santa Ana, CA        Video Production                Sep-96            0        31,580         31,580
Absolute Maintenance, Inc.     Tampa, FL            Material Handling               Oct-93            0        26,836         26,836
Accrurate Color & Compound     Aurora, IL           Manufacturing &  Production     Feb-97            0        25,719         25,719
Active Periodicals             Deerfield Beach, FL  Computers                       Feb-97            0        52,398         52,398
Adult Career Training Corp.    Farmington Hill, MI  Medical                         Mar-92            0        32,035         32,035
Advanced Communication         Minneapolis, MN      Computers                       Feb-95            0        33,517         33,517
Advantage Metal Products       Tracy, CA            Manufacturing &  Production     Mar-97            0        51,296         51,296
Adventure Components Inc.      Westlake Villge, CA  Manufacturing & Production      Apr-95            0        25,719         25,719
Aero Bookbinding               Sterling, VA         Manufacturing & Production      Mar-96            0        30,440         30,440
AHF Marketing Research, Inc.   New York, NY         Computers                       Dec-92            0       105,114        105,114
AHS/USC Imaging Equipment      Newport Beach, CA    Medical                         Dec-91            0     1,546,288      1,546,288
AHS/USC Imaging Equipment      Newport Beach, CA    Medical                         Dec-91            0     1,178,775      1,178,775
AHS/USC Imaging Equipment      Newport Beach, CA    Medical                         Dec-91            0       114,911        114,911
AHS-Kosciusko Comm. Hosp.      Warsaw, IN           Medical                         Dec-91            0       773,178        773,178
Ajc Associates Inc.            Fort Lauderdale, FL  Manufacturing & Production      Apr-95            0        26,538         26,538
Alamance Knit Fabrics Inc.     Burlington, NC       Manufacturing & Production      Aug-92            0        46,776         46,776
Alexander & Alexander Srvs     Owings Mill, MD      Computers                       Jan-96    3,263,945       548,331      3,812,276
Alpharetta-Woodstock Ob/Gyn    Canton, GA           Medical                         Mar-92            0        40,974         40,974
Ambe, Kishore S., Ph.D., MD    Anaheim, CA          Medical                         Mar-92       25,597         9,937         35,534
Ambel Precision Manuf. Corp.   Bethel, CT           Manufacturing & Production      Mar-95            0        39,487         39,487
Ambrose Dry Cleaners           South Yarmouth, MA   Manufacturing & Production      Mar-92            0        91,239         91,239
American Garment Care Co.      Huntington Park, CA  Sanitation                      Oct-92       29,030         3,283         32,313
Antelope Valley MRI            Lancaster, CA        Medical                         Dec-91      806,855       863,495      1,670,350
Ap Propane, Inc.               King Of Prussia, PA  Computers                       Dec-92      359,756       152,563        512,319
Apollo Group, Inc.             Phoenix, AZ          Furniture                       Dec-91            0       120,110        120,110
Arter & Hadden                 Cleveland, OH        Telecommunications              Mar-92            0        62,795         62,795
Aspen Cleaners                 Cincinnati, OH       Manufacturing & Production      Mar-92            0        97,627         97,627
Associates In Family Care      Olathe, KS           Medical                         Mar-92            0        56,126         56,126
Associates In Family Care      Olathe, KS           Medical                         Mar-92            0        31,693         31,693
Atlantic Care Medical Center   Lynn, MA             Medical                         Dec-91        5,235        46,420         51,655
Atlas Stamp & Marking Supp.    Portland, OR         Manufacturing &  Production     Feb-97            0        40,211         40,211
Audio Mixers, Inc.             New York, NY         Manufacturing & Production      May-92            0        29,777         29,777
Bakery Concepts                Medfield, MA         Restaurant                      Jun-96            0        45,531         45,531
Bakowski, George M., O.D.      Shreveport, LA       Medical                         Mar-92            0        36,211         36,211
Ball-Incon Glass Pckg Corp.    Muncie, IN           Manufacturing & Production      Dec-92      795,970       297,574      1,093,544
Ball-Incon Glass Pckg Corp.    Muncie, IN           Manufacturing & Production      Dec-92      515,021       162,816        677,836
Barber Coleman, Co.            Loves Park, IL       Computers                       Jun-95    1,216,864        63,692      1,280,556
Barrios, Jose A., MD           Boynton Beach, FL    Medical                         Mar-92            0        44,322         44,322
Batniji, Sobhi A., D.D.S.      Laguna Niguel, CA    Medical                         Mar-92            0        39,802         39,802
Bay Center Corporation         Tampa, FL            Manufacturing & Production      Jul-92            0       108,814        108,814
Bayou Cleaners                 Tarpon Springs, FL   Manufacturing & Production      Mar-92            0        90,557         90,557
Beck-Ola Productions, Inc.     Santa Monica, CA     Computers                       Mar-96            0        53,292         53,292
Bell Family Health Center      Bell, CA             Medical                         Mar-92            0        35,146         35,146
Bell'S Answering Service Inc.  Greenwich, CT        Telecommunications              Jul-95            0        33,747         33,747
Blount, Inc.                   Portland, OR         Manufacturing & Production      Jun-95      720,176        43,877        764,053
Bob's Cylinder Head Service    Fresno, CA           Manufacturing & Production      Sep-92       23,958         3,360         27,318
Boca Raton Outpatient Surgery  Boca Raton, FL       Medical                         Mar-92            0        47,202         47,202
Bombay Duck Company Ltd.       Concord, MA          Fixture                         Feb-96            0        57,507         57,507
Bordwell And Bratton, D.D.S.   Memphis, TN          Medical                         Mar-92            0        43,328         43,328
Boulgourjian Brothers Corp.    West Hills, CA       Furniture                       Feb-96            0        46,132         46,132
Bourns, Inc.                   Riverside, CA        Telecommunications              Mar-92            0       129,155        129,155
Brenlar Investments, Inc.      Novaro, CA           Furniture                       Oct-94            0       315,120        315,120
Brookside                      Northbrook, IL       Manufacturing & Production      Mar-92            0        59,494         59,494
C.D. Grahn Auto Repair         Rockville, MD        Automotive                      Aug-96            0        28,695         28,695
Caio Bella Gelato Co., Inc.    New York, NY         Fixture                         Feb-97            0        46,790         46,790
Campo, Alphonse, MD            Stamford, CT         Medical                         Mar-92            0        38,489         38,489
Cardiff Beach House            Laguna Beach, CA     Retail                          Jul-96            0        50,470         50,470
Cardinale Bread & Baking       Pittsburg, CA        Restaurant                      Jul-96            0        26,384         26,384
Cardiovascular Consultants     Louisville, KY       Medical                         Mar-92            0       108,549        108,549
Carullo, Emilio J., MD         Coral Gables, FL     Medical                         Mar-92            0        25,389         25,389
Centennial Technologies Inc.   Billerica, MA        Computers                       Jan-96       29,261         2,606         31,867
Centennial Technologies Inc.   Billerica, MA        Office Equipment                Jan-96       29,691         2,659         32,350
Centennial Technologies Inc.   Billerica, MA        Manufacturing & Production      Jan-96      174,139        15,592        189,732
Centennial Technologies Inc.   Billerica, MA        Manufacturing & Production      Jan-96      248,039        22,215        270,254
Centennial Technologies Inc.   Billerica, MA        Manufacturing & Production      Jan-96      349,484        31,125        380,608
Center For Special Immunology  Ft. Lauderdale, FL   Medical                         Mar-92            0        65,945         65,945
Center For Special Immunology  Ft. Lauderdale, FL   Medical                         Mar-92            0        27,292         27,292
Central Bakery, Inc.           Albany, NY           Restaurant                      Feb-97            0        26,226         26,226
Century Hosiery                Denton, NC           Manufacturing &  Production     Aug-96            0        42,535         42,535
Chacko Dry Cleaner             Winchester, MA       Manufacturing & Production      Mar-92            0        80,875         80,875
Champlain Cable Corp.          Colchester, VT       Manufacturing & Production      Jan-96       24,790         2,041         26,831
Champlain Cable Corp.          Colchester, VT       Manufacturing & Production      Jan-96      827,839       123,382        951,220
Charcon Enterprises            Charlotte, NC        Manufacturing & Production      Mar-92            0        79,086         79,086
Charlie & Jakes Bar-B-Q Inc.   Melbourne, FL        Manufacturing & Production      Dec-95            0       285,762        285,762
Chef's Pride, Inc.             Seaside, CA          Restaurant                      Oct-92       28,370         3,061         31,431
Childrens & Presbyterian       Plano, TX            Medical                         Mar-92            0        31,037         31,037
Chrysler Capital               Highland Park, MI    Computers                       Apr-92      390,050       249,974        640,025
Chrysler Corp.                 Highland Park, MI    Computers                       Sep-91      231,979       117,821        349,800
Chrysler Corp.                 Highland Park, MI    Computers                       Apr-92      128,043        58,753        186,797
Chrysler Corp.                 Highland Park, MI    Computers                       Sep-91      131,105       125,194        256,299
Chrysler Motors Corp.          Highland Park, MI    Computers                       Sep-91      109,254       117,190        226,444
Chrysler Motors Corp.          Highland Park, MI    Computers                       Sep-91      110,329        86,469        196,798
Chrysler Motors Corp.          Highland Park, MI    Computers                       Sep-91      123,405       117,839        241,244
Chrysler Motors Corp.          Highland Park, MI    Computers                       Sep-91      394,760       191,056        585,817
Chrysler Motors Corp.          Highland Park, MI    Computers                       Sep-91      588,742       257,475        846,217
Chrysler Motors Corp.          Highland Park, MI    Computers                       Sep-91       33,771        16,346         50,116
Chrysler Motors Corp.          Highland Park, MI    Computers                       Sep-91      122,627        51,378        174,004
Chrysler Motors Corp.          Highland Park, MI    Computers                       Sep-91      435,087       173,683        608,770
Chrysler Motors Corp.          Highland Park, MI    Computers                       Sep-91      567,404       217,122        784,526
Chrysler Motors Corp.          Highland Park, MI    Computers                       Sep-91      640,401       245,050        885,450
Chrysler Motors Corp.          Highland Park, MI    Computers                       Sep-91      643,095       239,344        882,439
Chung King Studios Dba         New York, NY         Audio                           Feb-97            0        47,933         47,933
Clancy's, Inc.                 Noblesville, IN      Restaurant Equipment            Dec-95            0       624,000        624,000
Cobe Laboratories              Pico Rivera, CA      Manufacturing &  Production     Feb-97            0        32,473         32,473
Co-Care Eye Centers, Inc.      Germantown, TN       Medical                         Mar-92       26,940        10,458         37,398
Colby, Harker Desoto           Bradenton, FL        Dry Cleaning Equipment          May-92            0       119,600        119,600
Commercial Printing            Virginia Beach, VA   Manufacturing & Production      Mar-96            0        29,218         29,218
Conceptions, Reproductive      Denver, CO           Medical                         Jun-92            0        27,338         27,338
Concepts Marketing             Aloha, OR            Telecommunications              Sep-96            0        52,264         52,264
Coopwestein Dry Cleaner        Brooklyn, NY         Manufacturing & Production      Jul-92            0        89,776         89,776
Copyman Copy & Printing        San Mateo, CA        Repographics                    Sep-96            0        47,115         47,115
Corpus Christi Diagnostic      Corpus Christi, TX   Medical                         Aug-92       21,757         8,446         30,203
Costa, Giovanni, MD            Orchard Park, NY     Medical                         Mar-92            0        35,304         35,304
Coventry                       Cleveland Hghts, OH  Restaurant                      Sep-93            0       350,000        350,000
Cox Brothers Dairy             Elkhorn, KY          Manufacturing &  Production     Feb-97            0        31,285         31,285
Cruttenden & Company           Irvine, CA           Telecommunications              Mar-92            0        33,494         33,494
D. Maddox, MD.                 Bakersfield, CA      Medical                         Feb-97            0        91,710         91,710
Daga, Inc.                     Hilton Head, SC      Fixture                         Nov-92            0        99,216         99,216
Danbury Ob/Gyn                 Danbury, CT          Medical                         Mar-92            0        25,921         25,921
David Klee                     Poway, CA            Manufacturing & Production      Mar-96            0        26,918         26,918
Defcon                         Carisbed, CA         Computers                       Jul-95            0        40,744         40,744
Delong Sportswear, Inc.        Grinnell, IA         Manufacturing & Production      Jun-95      479,073        12,042        491,115
Delta Point, Inc.              Monterey, CA         Computers                       Dec-91            0        67,293         67,293
Delta Point, Inc.              Monterey, CA         Computers                       Feb-92            0        78,920         78,920
Delta Point, Inc.              Monterey, CA         Computers                       Mar-92            0        91,459         91,459
Delta Point, Inc.              Monterey, CA         Computers                       Apr-92            0        32,190         32,190
Deltapoint, Inc.               Monterey, CA         Computers                       Sep-94            0        31,309         31,309
Deltapoint, Inc.               Monterey, CA         Computers                       Sep-94            0        36,743         36,743
Deltapoint, Inc.               Monterey, CA         Computers                       Sep-94            0        51,415         51,415
Denton Hall Burgin & Warrens   Los Angeles, CA      Telecommunications              Mar-92            0        30,906         30,906
Desert Diecutting, Inc.        Las Vegas, NV        Manufacturing &  Production     Feb-97            0        43,934         43,934
Design Design, Inc.            Rutland, VT          Manufacturing & Production      May-92            0        28,109         28,109
Dettmer Hospital               Troy, OH             Medical                         Mar-92            0        53,209         53,209
Dimaano, Cecilia D., MD, PC    Mesa, AZ             Medical                         Mar-92            0        28,431         28,431
Doctors Hospital               Houston, TX          Medical                         Mar-92            0        34,772         34,772
Dominion Medical Associates    Richmond, VA         Medical                         Mar-92            0        25,231         25,231
Doria Enterprises, Inc.        New York, NY         Retail                          Jul-96            0        27,135         27,135
Douglas General Hospital       Douglasville, GA     Medical                         Dec-91            0        45,129         45,129
Downtown Press Inc.            Baltimore, MD        Manufacturing & Production      Mar-96            0       134,240        134,240
Dr. Robert S. Guminey DDS      Tomball, TX          Medical                         Oct-91            0       162,864        162,864
Draffin, David S., MD, PA      Summerville, SC      Medical                         Mar-92            0        26,385         26,385
Drs. Eade, J.D. & Brooks, B.J. Campbellsville, KY   Medical                         Mar-92            0        69,800         69,800
Dumfries Pharmacy, Inc.        Dumfries, VA         Medical                         Mar-92            0        68,276         68,276
Duracell, Inc.                 Bethel, CT           Computers                       Jun-95    2,152,323       101,227      2,253,550
Duracell, Inc.                 Bethel, CT           Computers                       Jun-95    1,078,280        28,573      1,106,853
East Mission Valley Copy       San Diego, CA        Printing                        Sep-96            0        58,216         58,216
East Point Hospital            Lehigh Acres, FL     Medical                         Dec-91            0       175,044        175,044
Eaton Coin Laundry             Dunwoody, GA         Manufacturing & Production      Mar-92            0        94,704         94,704
Emanuel Hospital & Health Ctr. Portland, OR         Medical                         Dec-91            0       438,498        438,498
Eskaton                        Carmichael, CA       Telecommunications              Mar-92            0       143,943        143,943
Ettrick Medical Center         Ettrick, VA          Medical                         Mar-92            0        40,539         40,539
Executive Dry Cleaners         Cranston, RI         Manufacturing & Production      Mar-92            0        70,054         70,054
Fawcett Memorial Hospital      Port Charlotte, IL   Medical                         Dec-91       77,159       190,178        267,337
FCR, Inc.                      Weymouth, MA         Manufacturing & Production      Dec-94            0        27,805         27,805
Federal Express                Memphis, TN          Aircraft                        Sep-96            0     8,756,291      8,756,291
Ferson Dry Cleaner             Miami, FL            Manufacturing & Production      Mar-92            0        77,400         77,400
Festival Cleaners              Chantilly, VA        Manufacturing & Production      Mar-92            0       133,664        133,664
Fiesta                         Lilburn, GA          Manufacturing & Production      Mar-92            0       191,108        191,108
First Security                 Atlanta, GA          Manufacturing & Production      Mar-92            0       454,480        454,480
First Universal Trading, Inc   Long Beach, CA       Computers                       Mar-97            0        34,562         34,562
Florida Hospitality Resorts    Pompano Beach, FL    Furniture                       Jun-94            0       200,251        200,251
Florida Hospitality Resorts    Pompano Beach, FL    Furniture                       Jun-94            0       296,849        296,849
Foggy Bottom                   Washington, DC       Medical                         Mar-92            0        68,280         68,280
Fountain Valley Regional       Fountain Valley, CA  Medical                         Dec-91            0       897,554        897,554
Fountain Valley Regional       Fountain Valley, CA  Medical                         Oct-93            0       409,914        409,914
Frone'S Brokerage Inc.         Central Point, OR    Fixture                         Jan-96            0        80,468         80,468
G&S Foundry & Manufacturing    Red Bud, IL          Manufacturing & Production      Jan-95            0        36,288         36,288
G.T.R. Inc. Dba                Atlanta, GA          Restaurant                      Apr-95            0        55,991         55,991
Garmar Medical Group           Montebello, CA       Medical                         Mar-92            0        25,085         25,085
Gary J. Elmer                  Huntington Bch, CA   Manufacturing & Production      Nov-95            0        27,441         27,441
Gary'S Pub & Billiards         Marathon, FL         Retail                          Oct-96            0        31,248         31,248
General Electric Co.           Hartford, CT         Computers                       Dec-95      575,464       102,647        678,111
Geotek Communications Inc.     Montvale, NJ         Telecommunications              Mar-97            0       263,816        263,816
Gerlay Gary S., MD             Deming, NM           Medical                         Mar-92            0        51,551         51,551
Gilroy Printers & Office Supp. Gilroy, CA           Computers                       Sep-95            0        44,482         44,482
Goldstar Cabinets, Inc.        Phoenix, AZ          Computers                       Jun-96            0        36,872         36,872
Graphic Consultants Inc        Paul Ramsey, MN      Manufacturing & Production      Mar-96            0        25,030         25,030
Graphix, Inc.                  Savage, MD           Printing                        Feb-97            0        29,020         29,020
Gray Television, Inc.          Greensboro, NC       Computers                       Mar-95            0        39,376         39,376
Great American Cleaners        Friendswood, TX      Manufacturing & Production      Mar-92            0        93,880         93,880
Greenbrier Family Medical Ctr. Chesapeake, VA       Medical                         Mar-92            0        28,178         28,178
Greene Dot Inc.                San Diego, CA        Video Production                Jul-92            0        25,273         25,273
Gustafson Master Cleaners      N. Providence, RI    Manufacturing & Production      Mar-92            0        94,241         94,241
Half Inch Video Dba, Scott,    San Francisco, CA    Video Production                Feb-97            0        25,598         25,598
Hamilton Communications        Wauwatosa, WI        Computers                       Jul-96            0        60,262         60,262
Hanley, III, James R., MD      Macclenny, FL        Medical                         Mar-92            0        28,330         28,330
Harbor Truck Bodies, Inc.      Brea, CA             Automotive                      Feb-97            0        49,711         49,711
Hasley Dry Cleaner             Ft. Smith, AR        Manufacturing & Production      Mar-92            0        76,356         76,356
Hatfield, Bonnie               Louisville, KY       Medical                         Mar-92            0        52,195         52,195
Healthtrust, Inc.              Sun City, FL         Medical                         Dec-91            0       257,223        257,223
Hempstead Park Nursing Home    Hempstead, NY        Medical                         Mar-92            0        25,947         25,947
Hendrixson & Sons Install.     Round Lake, IL       Computers                       Feb-97            0        29,732         29,732
Highland Tap                   Atlanta, GA          Furniture                       Mar-92            0        39,866         39,866
Hometown Buffet, Inc.          San Diego, CA        Restaurant                      Feb-95            0       642,720        642,720
Hookset Bagel & Deli           Hooksett, NH         Restaurant                      Jul-96            0        60,852         60,852
Hope-Gill, Herbert F., MD      Sarasota, FL         Medical                         Mar-92            0        34,917         34,917
Horrigan Enterprises           Colton, CA           Computers                       Apr-96            0        32,587         32,587
Howard, Donald C., D.O.        Hallandale, FL       Medical                         Mar-92            0        33,618         33,618
Howard's Tavern Snacks, Inc.   Portland, OR         Fixture                         Mar-95            0        30,445         30,445
Hrangl Medical Development     Estherville, IA      Medical                         Mar-92            0        31,521         31,521
Human Resources Contract       Los Angeles, CA      Furniture                       Mar-97            0        58,248         58,248
Humana Inc.                    Louisville, KY       Medical                         Dec-92            0        37,181         37,181
Hurricane Graphics             Miami Lakes, FL      Manufacturing & Production      Mar-96            0        32,734         32,734
Hydratec, Inc.                 Baltimore, MD        Manufacturing &  Production     Feb-97            0        25,374         25,374
I.V.L. Inc.                    Ft. Lauderdale, FL   Computers                       Jan-96            0        55,589         55,589
IMP, Inc.                      San Jose, CA         Manufacturing & Production      Mar-95    1,376,519       315,061      1,691,580
IMP, Inc.                      San Jose, CA         Manufacturing &  Production     Mar-97            0     1,074,631      1,074,631
In The Mix Inc.                New York, NY         Computers                       Feb-97            0        33,389         33,389
Information Storage Devices    San Jose, CA         Computers                       Jun-94            0       126,414        126,414
Information Storage Devices    San Jose, CA         Computers                       Jun-94            0       358,927        358,927
Information Storage Devices    San Jose, CA         Computers                       Aug-94            0        67,381         67,381
Inliner Americas,  Inc.        Houston, TX          Manufacturing &  Production     Feb-97            0        58,243         58,243
Innovo, Inc.                   Springfield, TN      Fixture                         Jun-94            0        90,785         90,785
Intermark Components, Inc.     Huntington Bch, CA   Manufacturing & Production      Feb-95            0        32,242         32,242
Internal Medicine Group        Little Rock, AR      Medical                         Mar-92            0        34,769         34,769
Internal Medicine Specialists  Las Vegas, NV        Medical                         Mar-92            0        34,803         34,803
International Communications   Elizabeth, NJ        Computers                       Jun-95            0        42,344         42,344
International Power Devices    Boston, MA           Telecommunications              Jan-96       30,916         2,381         33,297
International Power Devices    Boston, MA           Computers                       Jan-96       35,567         2,782         38,349
International Power Devices    Boston, MA           Manufacturing & Production      Jan-96       35,567       782,577        818,144
International Rectifier Corp.  Temecula, CA         Telecommunications              Mar-92            0       118,882        118,882
International Rectifier Corp.  El Segundo, CA       Telecommunications              Jul-93            0       175,626        175,626
J & B Finishers                Tucker, GA           Manufacturing & Production      Mar-96            0        31,949         31,949
Jack Vanden Brulle             Berkeley, CA         Printing                        Jun-96            0        45,929         45,929
Jimenez Soft Touch             Tampa, FL            Manufacturing & Production      Mar-92            0        85,349         85,349
John Corkery Jr.               Canton, MA           Printing                        Jun-95            0        38,679         38,679
John J. Prescott               Washington, DC       Video Production                Jun-96            0        57,930         57,930
Johnny P. Singh                Brawley, CA          Material Handling               Sep-92       41,049         8,068         49,117
K & I Plastics, Inc.           Jacksonville, FL     Manufacturing & Production      Oct-91            0        25,720         25,720
Katz & Klein                   Sacramento, CA       Manufacturing &  Production     Mar-97            0        27,684         27,684
Ka-Va Inc Dba Clothes Clinic   Watertown, MA        Manufacturing & Production      Jun-95            0        39,148         39,148
Kehne, Susan M & Diaz, Luis    Las Vegas, NV        Medical                         Mar-92            0        34,859         34,859
Kerr Glass Manufacturing Corp. Los Angeles, CA      Manufacturing & Production      Dec-92      239,822       103,386        343,208
Kerr Glass Manufacturing Corp. Los Angeles, CA      Manufacturing & Production      Dec-92    1,046,565       348,824      1,395,388
King, Purtich & Morrice        Los Angeles, CA      Telecommunications              Apr-93            0        53,799         53,799
Kingman Hospital, Inc.         Kingman, AZ          Medical                         Dec-91            0       256,524        256,524
Kings Meat & Seafood Corp.     Houston, TX          Restaurant                      Aug-96            0        32,701         32,701
Kissimee Memorial Hospital     Kissimee, FL         Medical                         Dec-91            0       487,203        487,203
Klasky & Csupo, Inc.           Hollywood, CA        Office Equipment                Sep-92       28,448         4,759         33,207
Klein, Roger MD                Ashland, KY          Medical                         Mar-92            0        45,195         45,195
Knox Insurance Agency Inc.     Albany, NY           Computers                       Jun-95            0        28,558         28,558
Kopy King Inc.                 Chattanooga, TN      Manufacturing & Production      Mar-96            0        30,284         30,284
Kreegr Dry Cleaner             Arvada, CO           Manufacturing & Production      Mar-92            0        80,343         80,343
Kurusu, Shozo, MD              Charleston, WV       Medical                         Mar-92            0        50,433         50,433
L & S Enterprises              Dayton, OH           Office Equipment                Jul-96            0        54,021         54,021
L.W. Blake Hospital            Bradenton, FL        Medical                         Dec-91            0       319,245        319,245
Laclede Steel, Inc.            St. Louis, MO        Fixture                         Sep-93            0        79,718         79,718
Laguna Graphic Arts Inc        Irvine, CA           Manufacturing & Production      Mar-96            0        72,146         72,146
Lawrence Medical Laboratory    Monrovia, CA         Medical                         Mar-92            0        51,876         51,876
Lee Family Clinic              Durant, OK           Computers                       Aug-96            0        66,646         66,646
Lee-Koh Medical Corporation    Reseda, CA           Medical                         Mar-92            0        44,052         44,052
Leroy Gorzell                  Falls City, TX       Manufacturing & Production      Mar-95            0        34,762         34,762
Little Rock Internal Medicine  Little Rock, AR      Medical                         Mar-92            0        53,858         53,858
Littletown Pattern Works       Littlestown, PA      Manufacturing &  Production     Mar-97            0        26,426         26,426
Long Beach Acceptance Corp.    Oradell, NJ          Computers                       Jul-96            0        56,574         56,574
Long Beach Acceptance Corp.    Oradell, NJ          Computers                       Aug-96            0       146,238        146,238
Long Beach Acceptance Corp.    Oradell, NJ          Computers                       Sep-95            0       569,155        569,155
Long Beach Acceptance Corp.    Oradell, NJ          Computers                       Nov-95            0       110,452        110,452
Long, Nancy L., MD             Henderson, NV        Medical                         Mar-92            0        25,072         25,072
Loy Loy Restaurant             Clovis, CA           Restaurant                      Sep-92       36,956         4,907         41,863
LTK Litho, Inc.                Deer Park, NY        Manufacturing &  Production     Mar-97            0        39,504         39,504
Mallory Smith Management Srvc. Santa Barbara, CA    Computers                       Apr-94            0        32,683         32,683
Marble & Granite Fabricators   Warren, MI           Manufacturing &  Production     Feb-97            0        49,386         49,386
Martin Paul, Ltd.              Boston, MA           Photography                     Sep-96            0        50,672         50,672
Marvista Pub, Inc.             Longboat Key, FL     Retail                          Feb-97            0        31,122         31,122
Matassa'S Market - Dauphine    New Orleans, LA      Fixture                         Jan-96            0        51,207         51,207
Matsco Financial Corp.         Emeryville, CA       Manufacturing & Production      Dec-91            0       151,308        151,308
Matsco Financial Corp.         Emeryville, CA       Manufacturing & Production      Dec-91            0        81,041         81,041
Matsco Financial Corp.         Emeryville, CA       Manufacturing & Production      Dec-91            0        36,106         36,106
Matsco Financial Corp.         Emeryville, CA       Manufacturing & Production      Dec-91            0        33,980         33,980
Matsco Financial Corp.         Emeryville, CA       Manufacturing & Production      Dec-91            0        29,862         29,862
Matsco Financial Corp.         Emeryville, CA       Manufacturing & Production      Dec-91            0        29,549         29,549
Matsco Financial Corp.         Emeryville, CA       Manufacturing & Production      Dec-91            0        28,390         28,390
Mc Hargue, Chauncey A., MD     Culpeper, VA         Medical                         Mar-92            0        25,400         25,400
Med Access                     Stafford, TX         Medical                         Mar-92            0        26,344         26,344
Merle West Medical Center      Klamath Falls, OR    Medical                         Mar-92            0       108,517        108,517
Merritt, Melvin D., MD         Aurora, CO           Medical                         Mar-92            0        50,555         50,555
Metro Design Center            Saratoga, CA         Telecommunications              Sep-96            0        26,014         26,014
Metro-Continental, Inc.        Dayton, TX           Manufacturing & Production      Mar-92            0        78,792         78,792
MGM Enterprises, Inc.          Amarillo, TX         Fixture                         Jun-94            0        28,291         28,291
Micro Strategies, Inc.         Denville, NJ         Telecommunications              Jul-96            0        53,851         53,851
Milpitas Cleaners              Milpitas, CA         Sanitation                      Sep-92       29,977         3,019         32,997
Mind's Eye Graphics, Inc.      Richmond, VA         Computers                       Mar-95            0        26,972         26,972
Missouri Eye Institute         Springfield, MO      Medical                         Mar-92            0        37,398         37,398
Mojabe Chiropractic            Rncho Cucamong,CA    Medical                         Mar-92            0        30,595         30,595
Mondo Media                    San Francisco, CA    Computers                       May-96            0        49,405         49,405
Montgomery City Hospital       Rockville, MD        Medical                         Dec-91            0     1,148,225      1,148,225
Montgomery City Hospital       Rockville, MD        Medical                         Dec-91            0       296,171        296,171
Montgomery City Hospital       Rockville, MD        Medical                         Dec-91            0       171,735        171,735
Morgan's Creative Restaurant   Beachwood, OH        Restaurant                      Mar-95            0       234,091        234,091
Morgan's Foods                 Saratoga, CA         Restaurant                      Mar-95            0       189,746        189,746
Morgan's Foods                 Beachwood, OH        Computers                       Sep-94            0       102,805        102,805
Mount Pleasant Spinal Health   Mount Pleasant, SC   Medical                         Mar-92            0        26,797         26,797
Mount Sinai Medical Center     Miami Beach, FL      Medical                         Dec-91      954,276       195,228      1,149,504
Mount Sinai Medical Center     Miami Beach, FL      Medical                         Dec-91    1,138,257       356,746      1,495,003
Nadler'S Bakery & Deli         San Antonio, TX      Restaurant                      Oct-96            0        32,362         32,362
Nair Dry Cleaner               Oak Lawn, IL         Manufacturing & Production      Mar-92            0        98,653         98,653
Nasco Sportswear, Inc.         Springfield, TN      Manufacturing & Production      Jun-92            0        87,360         87,360
Nasco Sportswear, Inc.         Springfield, TN      Manufacturing & Production      Jun-92            0        87,360         87,360
Nasco Sportswear, Inc.         Springfield, TN      Manufacturing & Production      Jun-92            0        87,360         87,360
Nasco Sportswear, Inc.         Springfield, TN      Computers                       Sep-92            0        46,691         46,691
Nasco, Inc.                    Springfield, TN      Computers                       Jun-92            0       780,000        780,000
New London Press Inc.          Alpharetta, GA       Manufacturing & Production      Mar-96            0        26,903         26,903
New World Rising, Inc.         Birmingham, AL       Computers                       Feb-97            0        45,888         45,888
Ngo Dry Cleaner                Beltsville, MD       Manufacturing & Production      Mar-92            0        73,242         73,242
Norfolk Warehouse Distribution Norfolk, VA          Furniture                       Jul-95            0        36,945         36,945
Norgetown Cleaners             Clarendon Hills, IL  Manufacturing & Production      Mar-92            0        78,588         78,588
Norman's Food Store's, Inc.    Nebraska City, NE    Computers                       Dec-93            0        99,615         99,615
Ohio Power Company             Columbus, OH         Material Handling               Oct-92   11,846,000       473,840     12,319,840
Ohio Power Company             Columbus, OH         Material Handling               Oct-92            0     9,525,880      9,525,880
Olash And Van Vooren, MD       Louisville, KY       Medical                         Mar-92            0        35,430         35,430
Old Dominion Carstar           Eugene, OR           Computers                       Apr-94            0        29,854         29,854
Omni Mortgage Group, Inc.      Lawrenceville, GA    Computers                       Feb-97            0        34,676         34,676
One Hour Martinizing           Stone Mountain, GA   Manufacturing & Production      Mar-92            0        27,289         27,289
Oswego Cleaners                Oswego, IL           Manufacturing & Production      Mar-92            0        71,745         71,745
Oswego Village Clinic          Lake Oswego, OR      Medical                         Mar-92            0        25,669         25,669
Pacific Equity Service         Vancouver, WA        Computers                       Aug-96            0        31,273         31,273
Palo Alto Car Wash Partners    San Francisco, CA    Manufacturing & Production      Jul-92            0       122,425        122,425
Panama Hatties                 Huntington Stat, NY  Restaurant                      Mar-97            0        53,637         53,637
Paolo'S Italian Kitchen        Melbourne, FL        Restaurant                      Feb-97            0        49,404         49,404
Parker K. Bagley MD            Inverness, FL        Medical                         Feb-95            0        88,444         88,444
Parker K. Bagley, MD PA        Inverness, FL        Medical                         Dec-91            0       323,733        323,733
Parks, Sheryl L., MD, PC       Garden City, MI      Medical                         Mar-92            0        29,018         29,018
PCMAC Consultants              San Francisco, CA    Computers                       Feb-97            0        31,212         31,212
Performance A/V, Inc.          Alexandria, VA       Video Production                Sep-93            0       233,785        233,785
Perry Morris                   Irvine, CA           Manufacturing & Production      Mar-92            0     5,200,000      5,200,000
Phoenix Analysis & Design      Gilbert, AZ          Printing                        Aug-96            0        33,255         33,255
Photo Center, Inc.             Costa Mesa, CA       Manufacturing &  Production     Mar-97            0        40,986         40,986
Physician Hospital             Cedar Knolls, NJ     Medical                         Dec-91            0       234,870        234,870
Pivaroff Chiropractic Corp.    Corona Del Mar, CA   Medical                         Mar-92            0        35,324         35,324
Pleasant Hill Cleaners         Duluth, GA           Manufacturing & Production      Mar-92            0       115,657        115,657
Pro Photo Connection, Inc      Irvine, CA           Computers                       Mar-97            0        29,180         29,180
Pro Sew                        Cincinnati, OH       Manufacturing & Production      Dec-91            0        40,018         40,018
Quail Cleaners                 Missouri City, TX    Manufacturing & Production      Mar-92            0        90,402         90,402
Quality Baking L.L.C.          Maplewood, MO        Restaurant Equipment            Dec-95            0       296,400        296,400
R & M Baking Corp.             Oceanside, NY        Manufacturing & Production      Nov-93            0        27,490         27,490
R & M Levy                     Lafayette, CA        Manufacturing & Production      Sep-92            0        73,668         73,668
R.E. Smith Printing, Co.       Fall River, MA       Printing                        Jun-95      487,200        41,021        528,221
R.U.R. Enterprises, Inc.       Houston, TX          Furniture                       Dec-94            0        27,035         27,035
Radiology Assoc. of Mc Allen   Mc Allen, TX         Medical                         Dec-91            0       190,800        190,800
Radiology Assoc. of Mc Allen   Mc Allen, TX         Medical                         Dec-91            0        40,776         40,776
Radiology Assoc. of Mc Allen   Mc Allen, TX         Medical                         Jun-93            0        97,644         97,644
Radiology Assoc. of Westport   Westport, CT         Retail                          May-92      309,873        39,188        349,061
Rain-Master Roofing            Portland, OR         Computers                       Jun-96            0        26,464         26,464
Raintree Cleaners              Roswell, GA          Manufacturing & Production      Mar-92            0       105,265        105,265
Re/Max Fireside                Blue Jay Villag, CA  Telecommunications              Sep-92       27,089         4,030         31,119
Re/Max International, Inc.     Englewood, CO        Furniture                       Sep-92       25,462        10,615         36,077
Red Bank Volvo, Inc.           Shrewsbury, NJ       Automotive                      Feb-97            0        42,070         42,070
Red Bug Cleaners               Winter Springs, FL   Manufacturing & Production      Mar-92            0        58,238         58,238
Redwood Medical Offices        Crescent City, CA    Medical                         Mar-92            0        25,997         25,997
Reino Linen Service, Inc.      Gibsonburg, PA       Manufacturing & Production      Oct-91            0       759,040        759,040
Reino Linen Service, Inc.      Gibsonburg, OH       Material Handling               Dec-92            0        34,022         34,022
Reiter And Perkes, MD          Medford, NY          Medical                         Dec-91            0       282,435        282,435
Restaurant Management Nw Inc.  Portland, OR         Restaurant                      Jun-95            0       373,379        373,379
RLL                            Miami, FL            Manufacturing & Production      Mar-92            0       110,112        110,112
Rmc Environmental Service      Spring City, PA      Computers                       Mar-92            0        27,592         27,592
Robert M. Jones                Laguna Hills, CA     Video Production                Jun-96            0        58,497         58,497
Roberts, J.N., MD              Boaz, AL             Medical                         Mar-92            0        27,787         27,787
Rockwood Clinic, P.S.          Spokane, WA          Medical                         Dec-91    1,120,875       280,122      1,400,997
Roger Colby                    Cortez, FL           Manufacturing & Production      Mar-92            0       111,697        111,697
Rogers, Gene W., MD            Sonora, TX           Medical                         Mar-92            0        25,821         25,821
Rose Casual Dining, Inc.       Newtown, PA          Restaurant Equipment            Dec-95            0       135,403        135,403
S. Johnson And Sons, Inc.      Belvidere, NJ        Manufacturing & Production      Sep-93            0        77,698         77,698
S.C.W. Corporation             Scituate, MA         Restaurant                      May-94            0        27,259         27,259
S.W. FL Regional Medical Ctr.  Fort Meyers, FL      Medical                         Dec-91       44,580       161,521        206,102
Sage Enterprises, Inc.         Des Plains, IL       Computers                       Jun-94            0       119,252        119,252
Salinas Construction           Pleasanton, TX       Construction                    May-96            0        47,058         47,058
Salon 2000                     Eden Prairie, MN     Fixture                         Feb-96            0        37,237         37,237
Sam Houston Memorial Hospital  Houston, TX          Medical                         Dec-91            0       585,021        585,021
San Angelo Medical Practice    San Angelo, TX       Medical                         Mar-92            0        68,346         68,346
San Angelo Medical Practice    San Angelo, TX       Medical                         Mar-92            0        39,846         39,846
Sass, Friedman & Associates    Cleveland, OH        Medical                         Mar-92            0        39,205         39,205
Sass, Friedman & Associates    Cleveland, OH        Medical                         Mar-92            0        48,444         48,444
Sbs Commercial Leasing Inc.    Jericho, NY          Computers                       Jan-96            0       128,369        128,369
Schooley-Steen Medical         Fresno, CA           Furniture                       Sep-92       40,167         5,899         46,065
Sharon - John Dry Cleaner      Kensigton, CT        Manufacturing & Production      Mar-92            0        64,410         64,410
Shift & Goldman, Inc.          Somerset, NJ         Computers                       Sep-93            0        26,738         26,738
Shin & Washinsky, MD's         Las Vegas, NV        Medical                         Mar-92            0        32,602         32,602
Siebe North, Inc.              Rockford, IL         Computers                       Jun-95      411,535        19,451        430,986
Sierra Nevada Mem. Hospital    Grass Valley, CA     Medical                         Mar-92            0        53,349         53,349
Sign America, Inc.             Richmond, OH         Manufacturing &  Production     Feb-97            0        28,109         28,109
Sirius Solutions               San Francisco, CA    Computers                       May-96            0        26,193         26,193
Skal Beverages East, Inc.      Easton, MA           Restaurant                      Feb-95            0        37,626         37,626
Skolniks Bagel Bakery          Springfield, PA      Restaurant                      Mar-92            0        68,997         68,997
Snaderson Group                Escondido, CA        Computers                       Aug-96            0        34,444         34,444
Solomon Page Group Ltd.        New York, NY         Furniture                       Sep-94            0        42,697         42,697
Solom-Page Group Ltd.          New York, NY         Computers                       Feb-94            0        42,908         42,908
South Florida Family Phy.      Pembroke Pines, FL   Medical                         Mar-92            0        68,320         68,320
Southhill Company              Beverly Hills, CA    Fixture                         Dec-91            0        25,308         25,308
Springfield Tool & Dye, Inc.   Springfield, NJ      Printing                        May-92            0        26,256         26,256
St. Elizabeth Hospital, Inc.   Appleton, WI         Medical                         Mar-92            0        90,033         90,033
St. Louis Leasing Corp.        Ellisville, MO       Manufacturing & Production      Oct-92            0       780,181        780,181
Staples, Inc.                  Framingham, MA       Retail                          Feb-94       25,041         5,124         30,165
Staples, Inc.                  Framingham, MA       Retail                          Feb-94       23,547         4,657         28,204
Staples, Inc.                  Framingham, MA       Retail                          Feb-94       27,258         5,577         32,835
Staples, Inc.                  Framingham, MA       Retail                          Feb-94       22,895         4,248         27,142
Staples, Inc.                  Framingham, MA       Retail                          Feb-94       25,493         4,730         30,223
Staples, Inc.                  Framingham, MA       Retail                          Feb-94       25,493         4,730         30,223
Staples, Inc.                  Framingham, MA       Retail                          Feb-94       21,250         3,789         25,040
Staples, Inc.                  Framingham, MA       Retail                          Feb-94       21,250         3,789         25,040
Staples, Inc.                  Framingham, MA       Retail                          Feb-94       23,546         4,652         28,198
Staples, Inc.                  Framingham, MA       Retail                          Feb-94       22,895         4,248         27,142
Staples, Inc.                  Framingham, MA       Retail                          Feb-94       23,612         4,262         27,874
Staples, Inc.                  Framingham, MA       Retail                          Feb-94       22,075         4,517         26,591
Staples, Inc.                  Framingham, MA       Retail                          Feb-94       23,329         4,609         27,938
Stater Brothers Markets        Colton, CA           Furniture                       Sep-91            0       551,203        551,203
Stater Brothers Markets        Colton, CA           Retail                          Sep-91      104,149        25,947        130,096
Stater Brothers Markets        Colton, CA           Sanitation                      Sep-91       56,680        17,839         74,519
Staubach, Co.                  Dallas, TX           Telecommunications              Jun-95      455,273        21,858        477,131
Stein-Sloan                    Blue Bell, PA        Medical                         Mar-92            0        28,366         28,366
Steven B. Zelicof, MD          White Plains, NY     Medical                         Feb-96            0        57,971         57,971
Steven Braff, MD               Clifton Springs, NY  Medical                         Dec-91       95,724       165,555        261,280
Subco East, Inc.               Wauwatosa, WI        Restaurant                      Aug-96            0        60,031         60,031
Summit Cleaners                Houston, TX          Manufacturing & Production      Mar-92            0       131,372        131,372
Summit Health Inc.             Fort Worth, TX       Computers                       Sep-95            0        55,952         55,952
Sun Presentations, Inc.        Palm Springs, CA     Computers                       Jun-92            0        25,909         25,909
Sun Presentations, Inc.        Palm Springs, CA     Video Production                Nov-92            0        68,903         68,903
Sunset Screening Room          Los Angeles, CA      Video Production                Jun-95            0        31,136         31,136
Super Miami Ltd                Concord, CA          Fixture                         Jun-92            0       104,162        104,162
Svogun, John A., MD            Norwalk, CT          Medical                         Mar-92            0        31,203         31,203
Sweet Potato Pie, Inc.         Hawthorne, NJ        Manufacturing & Production      Oct-93            0        26,055         26,055
Synder Machine Co.             Somerville, NJ       Manufacturing &  Production     Feb-97            0        34,385         34,385
System Fuels Inc.              New Orleans, LA      Manufacturing & Production      Dec-95            0     2,648,916      2,648,916
T & L Creative Salads, Inc.    Brooklyn, NY         Computers                       Jan-95            0        27,307         27,307
T.B.G. of Little Neck, Inc.    Whitestone, NY       Restaurant                      Oct-94            0       312,000        312,000
Tender Touch Dry Cleaners      Winter Haven, FL     Manufacturing & Production      Mar-92            0        61,819         61,819
The Beach House                Laguna Beach, CA     Retail                          Feb-97            0        41,446         41,446
The Breakers Dba, Claddagh     New Smyrna Bch,FL    Retail                          Feb-97            0        27,933         27,933
The Coin Laundry               Grayson, GA          Manufacturing & Production      Mar-92            0        99,672         99,672
The Foxboro Company            Foxboro, MA          Fixture                         Sep-95      117,682        12,711        130,393
The Foxboro Company            Foxboro, MA          Computers                       Sep-95      814,341        87,452        901,793
The Foxboro Company            Foxboro, MA          Manufacturing & Production      Sep-95      944,934        84,060      1,028,995
The Foxboro Company            Foxboro, MA          Furniture                       Jan-96       26,942         2,480         29,421
The Foxboro Company            Foxboro, MA          Fixture                         Jan-96      286,844        27,311        314,154
The Foxboro Company            Foxboro, MA          Manufacturing & Production      Jan-96    1,018,693        86,626      1,105,319
The Foxboro Company            Foxboro, MA          Computers                       Jan-96    1,388,929       133,331      1,522,260
The Gar Wood Restaurant        Carnelian Bay, CA    Retail                          Feb-97            0        53,928         53,928
The Imaging Bureau Ltd, Inc.   Arlington, TX        Printing                        Mar-97            0        50,151         50,151
The Mountain Corp.             Marlborough, NH      Computers                       Nov-95            0        26,299         26,299
The Printing Post              Orange, CA           Printing                        Sep-96            0        34,787         34,787
Thompson Medical Specialists   Lenoir, NC           Medical                         Mar-92            0        37,859         37,859
Triangle Eye Institute         Bakersfield, CA      Computers                       Jul-95            0        25,280         25,280
TSC Funding, Inc.              S.Burlington, VT     Computers                       Feb-97            0        44,158         44,158
Tuckers Square Laundry         Atlanta, GA          Manufacturing & Production      Mar-92            0        84,476         84,476
Tuttle Bowling Enterprises     Scotia, NY           Restaurant Equipment            Mar-96            0        40,560         40,560
Twin Cities Hospital           Niceville, FL        Medical                         Dec-91            0       154,751        154,751
Ultimate Cleaners              Tempe, AZ            Manufacturing & Production      Mar-92            0        48,143         48,143
United Communications Center   Los Alamitos, CA     Medical                         Mar-92            0        35,534         35,534
United Consumers Club          Tacoma, WA           Telecommunications              Feb-97            0        53,548         53,548
Us Airways, Inc.               Arlington, VA        Aircraft                         35582    3,200,000     3,619,250      6,819,250
Usindo Corporation             Pasadena, CA         Computers                       Feb-97            0        29,365         29,365
USX Corp.                      Pittsburgh, PA       Mining                          Dec-91    5,952,703     1,205,308      7,158,011
Ventura Toyota                 Ventura, CA          Computers                       Sep-92       30,105         2,958         33,064
Victoria Cleaners              Ocala, FL            Manufacturing & Production      Mar-92            0        47,599         47,599
Video Eye                      Houston, TX          Video Production                Sep-96            0        49,335         49,335
Video Tape Magazines, Inc.     Sun Valley, CA       Telecommunications              Oct-93            0        27,247         27,247
Vihlene & Associates           Laguna Hills, CA     Computers                       Jun-96            0        56,746         56,746
Visiting Nurse Association     Carmichael, CA       Telecommunications              Mar-92            0       143,943        143,943
Watkins-Johnson Company        Palo Alto, CA        Telecommunications              Mar-92            0       373,874        373,874
Watkins-Johnson Company        Palo Alto, CA        Telecommunications              Mar-92            0        26,650         26,650
Wayfield Foods, Inc.           Atlanta, GA          Retail                          Sep-92       70,367         9,359         79,726
Wayfield Foods, Inc.           Atlanta, GA          Retail                          Sep-92       64,377         9,769         74,146
Weir Partners                  Rancho Santa, CA     Restaurant                      Mar-94            0       365,000        365,000
Western Mailing Service        Las Vegas, NV        Printing                        Sep-92       37,970         4,552         42,522
Westgate Cleaners              Spring City, PA      Manufacturing & Production      Mar-92            0        85,984         85,984
Westlight                      Los Angeles, CA      Computers                       Nov-91            0        27,771         27,771
Wheaton Body Shop, Inc.        Wheaton, MD          Automotive                      Sep-96            0        36,946         36,946
Wilkinson, Maurice G., MD      Shiner, TX           Medical                         Mar-92            0        30,692         30,692
Windy City Bagels, Inc.        Clinton, NY          Restaurant                      Jun-94            0       138,653        138,653
Windy City Bagels, Inc.        Clinton, NY          Restaurant                      Jun-94            0       160,277        160,277
Wright Way Sales               Longwood, FL         Telecommunications              Jun-96            0        40,486         40,486
Young Dry Cleaner              N. Dartmouth, MA     Manufacturing & Production      Mar-92            0       130,601        130,601
Young, Walter Russell, MD      Waldron, AZ          Medical                         Mar-92            0        60,625         60,625
Zan Productions, Inc.          New York, NY         Manufacturing &  Production     Feb-97            0        33,899         33,899
Zisman, Frank & Katerina,O.D.  Hercules, CA         Medical                         Mar-92            0        40,182         40,182
                               Total Equipment transactions less than $25,000                 2,738,306     3,036,059      5,774,365

                                                                                            -----------   ------------  ------------
                                                                                            $55,577,669   $81,733,088   $137,310,757
                                                                                            ===========   ============  ============

(1)  This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1998.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.
                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at March 31, 1998:

     Original Lessee                                                            Date         Total          Cash        Acquisition
    or Equipment User              Location               Equipment          Purchased     Financing      Expended         Cost
                                                                                              (1)            (2)            (3)
---------------------------   -------------------   -----------------------  ---------    ------------  ------------   -------------

19 March Street, Inc.         Stamford, CT          Furniture                   Mar-93             $0        $47,942         $47,942
21-42 Meat Food Dba Super     Whitestone, NY        Retail                      Feb-98              0         42,927          42,927
2Xtreme Performance Intern.   Addison, TX           Telecommunications          Sep-97              0         53,170          53,170
301 BP Service Station        Fayetteville, NC      Automotive                  Nov-92              0         30,129          30,129
4 Star Laundry & Supply, Inc. Plattsmouth, NE       Manufacturing & Production  Nov-92              0         31,043          31,043
4-Guys Supermarket            Paterson, NJ          Fixture                     Sep-96              0         29,433          29,433
8803 Castle Caterers, Inc.    Brooklyn, NY          Retail                      Nov-96              0         30,364          30,364
A & E Clothing Contractor     Brooklyn, NY          Manufacturing & Production  Nov-97              0         27,147          27,147
A & S Rental                  Tifton, GA            Computers                   Nov-92              0         30,183          30,183
A & V Photo Lab Dba Mvm Ent.  Fresno, CA            Photo                       Sep-97              0         25,832          25,832
A. I. Leasing Inc.            Herndon, VA           Aircraft                    Aug-96              0      5,690,161       5,690,161
Aaa Ansafone Answering Srvc   Santa Ana, CA         Manufacturing & Production  Aug-95              0         25,804          25,804
AATW, Inc.                    Oakland, CA           Material Handling           Aug-93              0         31,375          31,375
Abco Oil Corp.                Montgomery, PA        Computers                   Dec-97              0         53,764          53,764
Abel Hosiery, Inc.            Fort Payne, AL        Manufacturing & Production  Sep-97              0         38,316          38,316
Abington Obstetrical          Windsor, CT           Medical                     Mar-93              0         49,501          49,501
Able Pallet Mfg               Hilliard, OH          Manufacturing & Production  Dec-92         23,518          2,217          25,735
Accent Improvement, Inc.      Fargo, ND             Fixture                     Dec-96              0         36,089          36,089
Access Medical Imaging, Inc.  Beverly Hills, CA     Medical                     Sep-97              0         77,601          77,601
Accutrac Recovery Systems     Memphis, TN           Computers                   Feb-98              0         29,925          29,925
Ace Tree Movers, Inc.         Gaithersburg, MD      Transportation              Mar-93              0         29,412          29,412
Action Technologies, Inc.     Alameda, CA           Computers                   Dec-92              0         66,976          66,976
Action Technologies, Inc.     Alameda, CA           Computers                   Apr-93              0         71,102          71,102
Addison Tool Inc              Oxford, MI            Computers                   Aug-95              0         36,504          36,504
Adriano - T Co.               Los Angeles, CA       Manufacturing & Production  Dec-97              0         55,252          55,252
Advance Presort Service Inc   Chicago, IL           Office Equipment            May-93              0        235,358         235,358
Advance Presort Service Inc   Chicago, IL           Retail                      May-93              0        101,761         101,761
Advanced Precision            Newbury, MA           Manufacturing & Production  Mar-93              0         38,297          38,297
Advanced Research Concepts    Simi Valley, CA       Sanitation                  Nov-92              0         33,493          33,493
Advantage Kbs Inc.            Edison, NJ            Computers                   Aug-95              0         27,195          27,195
Adventure Sportswear, Inc.    Doraville, GA         Manufacturing & Production  Nov-92              0         30,174          30,174
Advertising Specialty Co.     Reno, NV              Printing                    Sep-96              0         52,559          52,559
Advo System, Inc.             Windsor, CT           Telecommunications          May-93              0         77,530          77,530
Advo System, Inc.             Hartford, CT          Telecommunications          May-93              0         68,167          68,167
Advo System, Inc.             Windsor, CT           Telecommunications          Jan-95              0         43,466          43,466
A-Grocery Warehouse           Los Angeles, CA       Fixture                     Aug-96              0         46,867          46,867
Air Show, Inc.                Springfield, VA       Computerss                  Jan-97              0         44,420          44,420
Alaska Airlines, Inc.         Seattle, WA           Transportation              Oct-94     16,808,912      4,778,717      21,587,628
Albert & Dolores Gaynor       Menlo Park, CA        Computers                   Feb-96              0         40,739          40,739
Albert Kemperle Inc.          Valley Stream, NY     Manufacturing & Production  Aug-95              0         29,726          29,726
Alfa Color, Inc.              Gardena, CA           Computers                   Oct-97              0         33,293          33,293
Alfa Color, Inc.              Gardena, CA           Computers                   Nov-97              0         48,516          48,516
All New Remodeling Inc.       Yonkers, NY           Computers                   Feb-98              0         35,157          35,157
Allentuck Printing & Graphics Gaithersburg, MD      Printing                    Jan-98              0         76,451          76,451
Alliance Business Center      New York, NY          Office Equipment            Mar-97              0         44,000          44,000
Allied Sporting Goods, Inc.   Louisville, KY        Fixture                     Sep-97              0         25,670          25,670
Alpha Music Productions       Lenexa, KS            Computers                   Nov-92              0         27,166          27,166
Alpine Pictures, Inc.         Van Nuys, CA          Printing                    Sep-96              0         55,473          55,473
Alternate Curcuit Technology  Ward Hill, MA         Manufacturing & Production  Aug-93              0        529,545         529,545
Alves Precision Engineered    Watertown, CT         Manufacturing & Production  Mar-93              0         41,366          41,366
AMCA International            Newington, CT         Telecommunications          May-93              0         31,308          31,308
American Bingo Dba American   Sumter, SC            Fixture                     Oct-97              0         47,077          47,077
American Deburring Dba Afab   Irvine, CA            Manufacturing & Production  May-95              0         29,755          29,755
American Energy Services      Houston, TX           Telecommunications          Nov-92              0         30,824          30,824
American Red Cross Hartford   Farmington, CT        Telecommunications          Mar-93              0         25,138          25,138
American Rest Group           Newport Beach, CA     Restaurant                  Mar-94              0        652,404         652,404
American Rest Group           Newport Beach, CA     Retail                      Mar-94              0         31,606          31,606
American Rest Group           Newport Beach, CA     Restaurant                  Mar-94              0        526,016         526,016
American T-Shirts             Mesquite, TX          Computers                   Nov-92              0         30,502          30,502
AMI Resort Telecommunications San Clemente, CA      Fixture                     Nov-92              0         31,847          31,847
Amodeo Petti & Flatiron       New York, NY          Computers                   Aug-95              0         39,169          39,169
Anderson Film Industries      Universal City, CA    Video Production            Jul-96              0         31,600          31,600
Anderson Glass Co. Inc.       Columbus, OH          Manufacturing & Production  Aug-95              0         26,645          26,645
Anthony V. Cillis, Dvm        Yorktown Heights, NY  Medical                     Aug-96              0         35,816          35,816
Anthony Vasselli Md PC        Princeton, NJ         Medical                     Aug-95              0         26,143          26,143
Anthony's Auto Body, Inc.     Bridgeport, CT        Telecommunications          Mar-93              0         26,661          26,661
Anton's Airfood Of Bakersfld  Bakersfield, CA       Restaurant                  Nov-92              0         26,994          26,994
Ap Parts Manufacturing        Goldsboro, NC         Furniture                   Aug-96              0        101,538         101,538
Apec Display Inc.             Clifton, NJ           Manufacturing & Production  Aug-95              0         35,567          35,567
Applause Management, Inc.     Little Falls, NJ      Computers                   Nov-92              0         25,588          25,588
Appleray, Inc.                Longwood, FL          Restaurant                  Oct-97              0         74,429          74,429
Apt Advertising,Inc.          Farmingdale, NY       Fixture                     Dec-97              0         48,230          48,230
Aqualon Incorporated          Louisiana, MO         Environmental               Feb-93              0         25,243          25,243
Arby's                        Gainesville, FL       Fixture                     Nov-92              0         28,892          28,892
Arden Nursing Home Inc        Hamden, CT            Telecommunications          May-93              0         29,232          29,232
ARG Enterprises               Newport Beach, CA     Restaurant                  Jul-94              0        436,451         436,451
Arianne Productions Corp.     Clearwater, FL        Audio Equipment             Jan-96              0         48,014          48,014
Arnold Foradory Landscaping   Austin, TX            Material Handling           Sep-97              0         31,164          31,164
Ars Enterprises, Inc.         Alsip, IL             Audio                       Nov-96              0         27,966          27,966
Art Leather Manufacturing Co. Elmhurst, NY          Manufacturing & Production  Nov-97              0         51,031          51,031
Artistry Presentations        Mattapoisett, MA      Computerss                  Oct-96              0         27,630          27,630
A'S Match Dye Co., Inc.       Compton, CA           Manufacturing & Production  Oct-97              0         45,601          45,601
Asbestos Transportation       Moncks Conrner, SC    Transportation              Mar-93              0         27,697          27,697
Ashland Machine Company       Ashland, VA           Manufacturing & Production  Jan-98              0         79,287          79,287
Associated Detailers          Brandon, MS           Computers                   Aug-96              0         50,126          50,126
Atex Knitting Mills Inc.      Ridgewood, NY         Manufacturing & Production  Aug-95              0         31,120          31,120
Athena Healthcare Assoc. Inc. Southington, CT       Computers                   Feb-98              0         38,219          38,219
Athens Obstetrics             Windsor, CT           Medical                     Mar-93              0         48,302          48,302
Atlantic Baking Company, Inc. Los Angeles, CA       Restaurant                  Dec-97              0         37,669          37,669
Atlantic Coast Fulfillment    North Haven, CT       Fixture                     Nov-97              0         45,173          45,173
Atlantic Development          Arnold, MO            Printing                    Jun-96              0         30,867          30,867
Atlantic Paste & Glue Co      Brooklyn, NY          Manufacturing & Production  Nov-92              0         26,664          26,664
AU Technologies               Providence, RI        Manufacturing & Production  Nov-92              0         27,685          27,685
Audioforce                    New York, NY          Telecommunications          Aug-95              0         33,295          33,295
Auto Lube Express             Siloam Spring, S   AR Automotive                  Oct-97              0         37,658          37,658
Automated Building Systems    Johnson City, TN      Computers                   Mar-93              0         35,807          35,807
Automated Component           Hudson, MA            Manufacturing & Production  Mar-94              0        102,089         102,089
Automated Transaction Svcs.   W. Los Angele CA      Furniture                   Nov-97              0         59,492          59,492
Automation, Inc.              Canton, MA            Telecommunications          Mar-93              0         25,240          25,240
Aziz Edib                     Poughkeepsie, NY      Fixture                     Dec-95              0         74,135          74,135
B & B Coffee Service, Inc.    Fairfield, CT         Restaurant                  Mar-93              0         31,923          31,923
B.M.F. Fitness Of Irving, Inc.Irving, TX            Medical                     Nov-92              0         30,268          30,268
Baer Aggregates Inc.          Phillipsburg, NJ      Manufacturing & Production  Aug-95              0         30,695          30,695
Bagel Boss America Corp.      Hicksville, NY        Restaurant                  Nov-96              0         52,228          52,228
Bagel Boy, Llc                So. Whitehall, PA     Restaurant                  Dec-97              0         30,228          30,228
Bagel Chalet Inc.             Commack, NY           Restaurant Equipment        Jan-96              0         39,003          39,003
Bagels & A Hole Lots More     Bohemia, NY           Restaurant                  Nov-97              0         57,700          57,700
Bankers Direct Mortgage Corp. W. Palm Beach, FL     Computers                   Jan-98              0         39,045          39,045
Bank-Up Dba, J.D.B. & Assoc.  San Ramon, CA         Computers                   Oct-97              0        180,712         180,712
Baron Consulting Co.          Milford, CT           Medical                     Aug-95              0         26,444          26,444
Barton & Cooney Inc.          Trenton, NJ           Manufacturing & Production  Aug-95              0         27,637          27,637
Base & Base Enterprises, Inc  Woodinville, WA       Computerss                  Dec-96              0         56,380          56,380
Baskin Robbins                Houston, TX           Restaurant                  Nov-92              0         30,824          30,824
Bassetts of Ft. Lauderdale    Ft Lauderdale, FL     Restaurant                  Nov-92              0         31,822          31,822
Bauer Sign Dba, Baseline      Muskego, WI           Material Handling           Dec-97              0         28,410          28,410
Bay City Associates, Llc      Manning, SC           Fixture                     Sep-97              0         47,674          47,674
Bay Foods, Inc.               Providence, RI        Restaurant                  Mar-93              0         28,766          28,766
Beirut Times                  Los Angeles, CA       Computers                   Oct-97              0         32,985          32,985
Bella Roma, Inc.              Taunton, MA           Restaurant                  Mar-93              0         29,291          29,291
Berol Corp.                   Brentwood, TN         Telecommunications          May-93              0         25,651          25,651
Besser Company                Alpena, MI            Computers                   Aug-94              0         47,498          47,498
Besser Company                Alpena, MI            Computers                   Feb-94        506,779         48,903         555,682
Best Approach Publications    Chandler, AZ          Printing                    Oct-97              0         54,998          54,998
Best Brew, Inc.               Elk Grove Villa, IL   Restaurant                  Mar-93              0         41,386          41,386
Best Brew, Inc.               Elk Grove Villa, IL   Restaurant                  Mar-93              0         40,221          40,221
Bethlehem Baptist Church      Fairfax, VA           Retail                      Mar-93              0         32,348          32,348
Beverly Hills Studio, Inc.    Santa Monica, CA      Video Production            Jan-97              0         44,233          44,233
Big "O" Tires                 Valencia, CA          Computers                   Sep-97              0         51,947          51,947
Big Star of Many, Inc.        Many, LA              Retail                      Feb-93              0         70,442          70,442
Biocontrol Technology, Inc.   Pittsburgh, PA        Computers                   Jan-98              0         48,895          48,895
Black Canyon Surveying, Inc.  Phoenix, AZ           Manufacturing & Production  Dec-97              0         51,828          51,828
Bless Your Hearts Dba, Hopeth Midland, TX           Restaurant                  Dec-97              0         19,351          19,351
Blimpie of Cornwell           Cromwell, CT          Restaurant                  Nov-92              0         30,093          30,093
Blue Cross&Blue Shield Of CT  North Haven, CT       Telecommunications          May-93              0         93,286          93,286
Blue Cross&Blue Shield Of CT  North Haven, CT       Telecommunications          May-93              0        362,317         362,317
Blue Cross&Blue Shield Of CT  North Haven, CT       Computers                   May-93              0         25,020          25,020
Blue Cross&Blue Shield Of CT  North Haven, CT       Telecommunications          May-93              0         92,259          92,259
Blue Cross&Blue Shield Of CT  North Haven, CT       Telecommunications          May-93              0        242,250         242,250
Blue Cros &Blue Shield Of CT  North Haven, CT       Telecommunications          May-93              0         38,924          38,924
Blue Grass Business Service   Lexington, KY         Office Equipment            May-93              0        263,303         263,303
Blume USA Auto Sales, Inc.    Pearland, TX          Manufacturing & Production  Nov-92              0         25,908          25,908
Bml Productions Inc.          Raritan, NJ           Retail                      Oct-95              0         37,173          37,173
Bob's Cleaner                 Santa Ana, CA         Manufacturing & Production  Nov-92              0         30,824          30,824
Bodine Corp.                  Bridgeport, CT        Telecommunications          May-93              0         60,751          60,751
Bolkema Fuel Company Inc.     Wyckoff, NJ           Computers                   Sep-97              0         54,797          54,797
Boozer Lumber Co., Inc.       Columbia, SC          Computers                   Mar-93              0         27,382          27,382
Borealis Corp.                Carson City, NV       Computerss                  Jun-96              0         52,031          52,031
Borealis Incorporated         Ottertail, MN         Manufacturing & Production  Dec-97              0         37,017          37,017
Boston Pie, Inc.              Melrose, MA           Restaurant                  Apr-93              0         26,916          26,916
Bowling, Inc.                 Jackson, MS           Fixture                     Mar-93              0         45,109          45,109
Boxley Enterprises, Inc.      Oviedo, FL            Restaurant                  Aug-94              0         27,415          27,415
Bradley Memorial              Southington, CT       Telecommunications          May-93              0         69,398          69,398
Brainard Pig, Inc.            Fremont, NE           Fixture                     Feb-98              0         54,296          54,296
Brandt Farms                  Versailles, OH        Fixture                     Oct-96              0         56,207          56,207
Branford Hall Career InstituteBranford, CT          Furniture                   Dec-97              0         36,416          36,416
Brazos Valley Sand & Gravel   Cameron, TX           Construction                Oct-97              0         32,171          32,171
Breaktime Refreshments, Ltd.  West Babylon, NY      Fixture                     Feb-98              0         47,758          47,758
Breckenridge Food Systems     Rancho Santa, CA      Restaurant Equipment        Sep-95              0        241,206         241,206
Brenlar Investments, Inc.     Novato, CA            Furniture                   Oct-94              0        840,320         840,320
Brewskis Gaslamp Pub, Inc.    San Diego, CA         Furniture                   Nov-92              0         30,359          30,359
Bridgeport Machines           Bridgeport, CT        Telecommunications          May-93              0         32,411          32,411
Bridgeport Metal Goods        Bridgeport, CT        Fixture                     Mar-93              0         52,425          52,425
Bristol Babcock Inc.          Watertown, CT         Telecommunications          May-93              0         82,427          82,427
Bristol Babcock Inc.          Watertown, CT         Telecommunications          Dec-95              0         42,646          42,646
Bronx Harbor Healthcare       Bronx, NY             Computers                   Sep-96              0         46,775          46,775
Buckeye Pressure Washes       Cambridge, OH         Manufacturing & Production  Nov-92              0         30,538          30,538
Burch Trash Service, Inc.     Capital Heights, MD   Transportation              Mar-93              0         41,489          41,489
Burger King                   Naples, FL            Fixture                     Nov-92              0         31,751          31,751
Burgess Marketing, Inc.       Waco, TX              Manufacturing & Production  Oct-97              0         28,195          28,195
Business Office Systems & Srv Peterborough, NH      Furniture                   Nov-92              0         29,913          29,913
Business Television           Washington, DC        Video Production            Apr-93              0         28,754          28,754
C & B Cleaning                Fairfax, VA           Sanitation                  Nov-92              0         30,824          30,824
C & C Duplicators Inc.        Bohemia, NY           Manufacturing & Production  Jan-96              0         37,799          37,799
C & C Skate, Inc.             Kissimee, FL          Restaurant                  Jul-96              0         27,316          27,316
C & J Contracting, Inc.       Campbell, CA          Manufacturing & Production  Jun-94         30,444          3,105          33,549
C H Dexter                    Windsor Locks, CT     Computers                   May-93              0         68,086          68,086
Caa Marketing Inc.            Westmont, IL          Manufacturing & Production  Aug-95              0         31,397          31,397
Cable Usa, Inc.               Scottbluff, NE        Telecommunications          Nov-97              0         48,749          48,749
Cad Scan Reprographic         Vacaville, CA         Computerss                  Dec-96              0         29,584          29,584
Cafe Chardonnay, Inc.         Palm Beach Gar, FL    Restaurant                  Dec-92              0        150,231         150,231
Cain's Drain & Plumbing Co    Newport News, VA      Fixture                     Dec-93              0         25,948          25,948
Calico Welding Supply Co.     Texas City, TX        Manufacturing & Production  Feb-98              0         34,508          34,508
California School Furnishings Fresno, CA            Telecommunications          Feb-96              0         51,659          51,659
Callen Photo Mount Corp.      Jersey City, NJ       Manufacturing & Production  Oct-97              0         81,854          81,854
Camellia Color Corp.          Sacramento, CA        Computers                   May-96              0         40,576          40,576
Cape Fear Supply Co., Inc.    Fayetteville, NC      Computers                   Mar-93              0         50,808          50,808
Capital Home Mortgage         Miami, FL             Computers                   Aug-96              0         28,253          28,253
Career & Eductn Consult       New York, NY          Computers                   Jul-96              0         51,027          51,027
Caregivers Home Health        Montgomery, AL        Computers                   May-93              0         29,142          29,142
Cargill Investor Services,    Chicago, IL           Computers                   Mar-93              0         56,109          56,109
Carolina Amusement            Columbia, SC          Fixture                     Dec-97              0         48,889          48,889
Carolina Mold Works, Llc      Fletcher, NC          Manufacturing & Production  Dec-96              0         54,484          54,484
Carolina Truss & Manufact.    Monroe, NC            Computers                   Mar-93              0         32,415          32,415
Carolina Volkswagen           Charlotte, NC         Automotive                  Dec-97              0         31,878          31,878
Casa Ole Dba, Sbwy&C C        Wichita Falls, TX     Restaurant                  Nov-97              0         55,167          55,167
Catalog Media Corp.           Memphis, TN           Computers                   Nov-92              0         30,705          30,705
Cavalleria Rusticana, Inc.    Miami, FL             Restaurant                  Nov-92              0         30,180          30,180
CDI Medical Services Inc.     Bloomfield, CT        Computers                   May-93              0         30,494          30,494
Centennial Printing           King Of Prussia, PA   Computers                   Mar-93              0         44,207          44,207
Center For Continuing Care    Stamford, CT          Telecommunications          Mar-93              0         27,468          27,468
Centocor                      Malvern, PA           Computers                   May-96              0        361,672         361,672
Centocor, Inc.                Melvern, PA           Medical                     Mar-94              0        557,191         557,191
Centra Collison, Inc.         Long Island City, NY  Automotive                  Mar-93              0         29,122          29,122
Century Consulting Group, Inc.Kennesaw, GA          Computers                   Nov-97              0         47,697          47,697
Cercom, Inc.                  Vista, CA             Manufacturing & Production  Sep-97              0         49,492          49,492
Champions Pure Fitness, Inc.  Fayetteville, NY      Medical                     Nov-92              0         29,217          29,217
Charten, Inc.                 Southbury, CT         Restaurant                  Mar-93              0         36,934          36,934
Chase Collections Ltd.        Fall River, MA        Manufacturing & Production  Mar-93              0         25,128          25,128
Chattanooga Men'S Medical     Roswell, GA           Medical                     Sep-96              0         54,751          54,751
Chef's Requested Foods, Inc.  Oklahoma City, OK     Restaurant                  Mar-93              0         35,449          35,449
Chestnut Mart Of Bloomingburg Bloomingburg, NY      Fixture                     Jan-97              0        132,301         132,301
Chestnut Mart Of Bloomingburg Bloomingburg, NY      Fixture                     Feb-97              0         63,900          63,900
Chicago Food Corp.            Chicago, IL           Manufacturing & Production  Nov-92              0         25,728          25,728
Chinnici & Associates         New York, NY          Computerss                  Apr-96              0         39,515          39,515
Choice-Professional Overnight New Orleans, LA       Copiers                     Jan-98              0         41,360          41,360
Christopher Productions & Ent.Los Angeles, CA       Video Prodroduction         Sep-97              0         33,006          33,006
Circuitboard Fabrications Co. Waltham, MA           Manufacturing & Production  Jan-97              0         51,561          51,561
CIS Corporation               Washington, DC        Telecommunications          Nov-96              0      1,142,103       1,142,103
City of West Haven            West Haven, CT        Telecommunications          Mar-93              0         37,611          37,611
City of West Haven            West Haven, CT        Telecommunications          Mar-93              0         26,365          26,365
Clarklift Of Orlando, Inc.    Orlando, FL           Computerss                  Jan-97              0         28,326          28,326
Clarklift Of Orlando, Inc.    Orlando, FL           Office Equipmnt             Feb-98              0         40,189          40,189
Clearwater Health Club        Clearwater Beach, FL  Medical                     Mar-93              0         42,058          42,058
Clearwater Health Club        Clearwater Beach, FL  Medical                     Mar-93              0         35,565          35,565
Clement's Supermarket, Inc.   Chauvin, LA           Retail                      Mar-93              0         66,711          66,711
Cliquer'S Vernon Corp.        Mt. Vernon, NY        Telecommunications          Nov-97              0         55,082          55,082
Clonetics Corporation         San Diego, CA         Computers                   Apr-93              0         29,198          29,198
Club 2520                     Tucson, AZ            Video Production            Nov-92              0         30,176          30,176
Cm Clark Enterprises, Inc.    Bernardsville, NJ     Furniture                   Jun-95              0         27,551          27,551
Cnc Machining Service         Visalla, CA           Manufacturing & Production  Aug-96              0         40,159          40,159
Cnc Systems, Inc.             Kennebunk, ME         Computers                   Mar-93              0         27,552          27,552
Coastal Carting, Ltd., Inc.   Hollywood, FL         Fixture                     Aug-97              0         25,291          25,291
Coastal Septic                Sharpes, FL           Transportation              Mar-93              0         36,493          36,493
Coburn & Meredith Inc.        Hartford, CT          Telecommunications          May-93              0         27,879          27,879
Coffee Time, Inc.             Anaheim, CA           Restaurant                  Mar-93              0         49,936          49,936
Coffee Time, Inc.             Anaheim, CA           Restaurant                  Mar-93              0         28,256          28,256
Coldwell Banker Apex Realtors Rowlett, TX           Furniture                   Dec-97              0         42,955          42,955
Cole River Transportation     Winstead, CT          Construction                Feb-98              0         29,753          29,753
Color Masters Digital Imaging Little Rock, AK       Manufacturing & Production  Nov-97              0         45,076          45,076
Color Xl, Inc.                Middleton, WI         Printing                    Nov-97              0         53,929          53,929
Colorado Prime Corp.          Farmingdale, NY       Telecommunications          Nov-92              0         42,117          42,117
Colorado Prime Corp.          Farmingdale, NY       Telecommunications          Nov-92              0         43,872          43,872
Colorado Prime Corp.          Farmingdale, NY       Telecommunications          Nov-92              0         43,932          43,932
Colorado Prime Corp.          Farmingdale, NY       Telecommunications          Nov-92              0         38,225          38,225
Colorado Prime Corp.          Farmingdale, NY       Telecommunications          Nov-92              0         45,436          45,436
Colorado Prime Corp.          Farmingdale, NY       Telecommunications          Nov-92              0         41,342          41,342
Colorado Prime Corp.          Farmingdale, NY       Telecommunications          Nov-92              0         57,433          57,433
Colorado Prime Corp.          Farmingdale, NY       Telecommunications          Nov-92              0         42,117          42,117
Colorado Prime Corp.          Farmingdale, NY       Telecommunications          Nov-92              0         60,818          60,818
Colorado Prime Corp.          Farmingdale, NY       Telecommunications          Nov-92              0         43,266          43,266
Colorado Prime Corp.          Farmingdale, NY       Telecommunications          Nov-92              0         75,268          75,268
Colorado Prime Corp.          Farmingdale, NY       Telecommunications          Nov-92              0         39,471          39,471
Colorado Prime Corp.          Farmingdale, NY       Telecommunications          Nov-92              0         87,592          87,592
Colorado Prime Corp.          Farmingdale, NY       Telecommunications          Nov-92              0         42,117          42,117
Colorado Prime Corp.          Farmingdale, NY       Telecommunications          Nov-92              0         41,562          41,562
Colorado Prime Corp.          Farmingdale, NY       Telecommunications          Nov-92              0         91,474          91,474
Colour Impressions            Anaheim, CA           Printing                    Dec-92         30,529          2,903          33,432
Columbia Services Group, Inc. Arlington, VA         Fixture                     Nov-92              0         32,543          32,543
Commercial Brick Corp.        Maspeth, NY           Construction                Oct-97              0         76,340          76,340
Commonwealth Associates       New York, NY          Telecommunications          Sep-97              0        105,616         105,616
Community Health Center Inc   Middletown, CT        Telecommunications          May-93              0         32,205          32,205
Community Health Service      Hartford, CT          Telecommunications          Mar-93              0         29,344          29,344
Complete Tool & Grinding Inc. Minneapolis, MN       Manufacturing & Production  Feb-96              0         28,720          28,720
Comprehensive Id Products     Burlington, MA        Furniture                   Jun-96              0         51,484          51,484
Computer Science Resources    Williamsport, PA      Telecommunications          Sep-97              0         75,298          75,298
Comtec Computer Services      Houston, TX           Computers                   Mar-93              0         27,306          27,306
Concord Teacakes Excetra Inc. Concord, MA           Fixture                     Mar-96              0         55,768          55,768
Conn Medical Adjustment       East Hartford, CT     Telecommunications          May-93              0         25,602          25,602
Connecticut College           New London, CT        Telecommunications          May-93              0      2,211,435       2,211,435
Connecticut College           New London, CT        Telecommunications          May-93              0        223,296         223,296
Connecticut College           New London, CT        Telecommunications          May-93              0         81,898          81,898
Connecticut College           New London, CT        Telecommunications          May-93              0         97,710          97,710
Connecticut State             Newington, CT         Telecommunications          May-93              0         64,744          64,744
Connecticut Water Company     East Windsor, CT      Telecommunications          May-93              0         46,084          46,084
Connecticut Yankee Atomic     Hartford, CT          Telecommunications          May-93              0        304,754         304,754
Consolidated Fitness Ent.     Bedford, TX           Manufacturing & Production  Nov-92              0         30,485          30,485
Consolidated Waste Industries North Haven, CT       Material Handling           Mar-93              0         61,323          61,323
Consolidated Waste Industries N.E. Washington, DC   Transportation              Mar-93              0         66,455          66,455
Constantine G. Scrivanos      Atklnson, NH          Restaurant                  Mar-93              0         29,182          29,182
Contento & Kaplan Optomet     Bronx, NY             Medical                     Aug-95              0         26,327          26,327
Continental Airlines, Inc.    Houston, TX           Aircraft                    Dec-96              0        702,508         702,508
Continental Coin Processors   Buffalo, NY           Manufacturing & Production  Feb-96              0         52,320          52,320
Continental Contractors       Audubon, PA           Material Handling           Mar-93              0         32,128          32,128
Convalescent Ctr Bloomfield   Bloomfield, CT        Medical                     May-93              0         30,761          30,761
Convention Express Inc.       Ocean City, NJ        Computers                   Feb-98              0         73,997          73,997
Core Group Ltd.               Boston, MA            Video Prodroduction         Feb-98              0         45,566          45,566
Corporate Health              New Haven, CT         Telecommunications          May-93              0         40,114          40,114
Corral Associates             Rochester, NY         Telecommunications          May-96              0         53,461          53,461
Cosmopolitan Medical Com.     Phoenix, AZ           Computers                   Oct-97              0         44,665          44,665
Costello Lomasney & Denapoli  Manchester, NH        Computers                   Mar-93              0         29,771          29,771
Country Club Liquors          Largo, FL             Restaurant                  Nov-92              0         26,942          26,942
Countryside Manor, Inc.       Bristol, CT           Telecommunications          Mar-93              0         26,257          26,257
Covalent Systems Corp.        Fremont, CA           Computers                   Mar-93              0         27,216          27,216
Craftsman Auto Body           Sterling, VA          Computers                   Aug-95              0         33,202          33,202
Creative Entertainment Group  Los Angeles, CA       Video Prodroduction         Nov-97              0         61,777          61,777
Creative Sound Productions    Houston, TX           Audio                       May-96              0         37,940          37,940
Creative Vision Graphics      Marina Del Ray, CA    Printing                    May-95              0         33,037          33,037
Crs Design, Inc.              New York, NY          Computers                   Sep-97              0         26,032          26,032
Crystal Clear Dsgn Dba,.Baker Patterson, NJ         Computers                   Nov-97              0         55,021          55,021
Csk Auto Inc                  Phoenix, AZ           Other                       Mar-98              0        696,718         696,718
CT Junior Rebulic Assoc.      Litchfield, CT        Telecommunications          Mar-93              0         26,061          26,061
CT Transit/HNS Management     Hartford, CT          Transportation              May-93              0         44,728          44,728
C-Town                        Jersey City, NJ       Retail                      Dec-96              0         28,658          28,658
Cumberland Cap. Dba Mcintyre  Brentwood, TN         Telecommunications          Oct-97              0         31,498          31,498
Cunningham Assoc.             Mission Viejo, CA     Audio                       Oct-97              0         63,534          63,534
Curagen Corp.                 New Haven, CT         Computers                   Aug-97              0         69,436          69,436
Custom Paint & Body           Moncks Corner, SC     Automotive                  Jan-97              0         33,354          33,354
Custom Print, Inc.            Pleasanton, CA        Computers                   Mar-93              0         29,993          29,993
D & B Computing               Wilton, CT            Telecommunications          May-93              0        132,764         132,764
D & L Offset Lithography Co.  New York, NY          Printing                    Oct-97              0         52,873          52,873
D & M Contractors, Inc.       Suwanee, GA           Construction                Dec-96              0         53,441          53,441
D & V Sound                   San Jose, CA          Audio                       Aug-96              0         39,778          39,778
D B Basics, Inc.              Raleigh, NC           Computers                   Dec-97              0         41,900          41,900
D' La Colmena Mexican Food    Watsonville, CA       Restaurant                  Nov-92              0         28,211          28,211
D.A.O.R. Security, Inc.       Bronx, NY             Telecommunications          Sep-97              0         28,025          28,025
D2 Entertainment Corp.        Rosemead, CA          Audio                       Nov-96              0         59,239          59,239
Dal Baffo                     Menlo Park, CA        Restaurant                  Jan-97              0         53,520          53,520
Dallas Recording Co., Inc.    Denton, TX            Audio                       Nov-92              0         27,036          27,036
Dallo & Co.                   National City, CA     Fixture                     Aug-96              0         81,278          81,278
Danbury Eye Physicians        Danbury, CT           Telecommunications          Mar-93              0         25,267          25,267
Danbury Printing & Litho      Danbury, CT           Telecommunications          May-93              0         69,330          69,330
Danville Ob/Gyn Assoc.        Windsor, CT           Medical                     Mar-93              0         41,481          41,481
Dark House Comics, Inc.       Milwaukie, OR         Manufacturing & Production  May-94         57,129          6,362          63,492
Data Works                    Glen Avon, CA         Printing                    Nov-92              0         27,068          27,068
Datahr Rehabilitation         Brookfield, CT        Telecommunications          Mar-93              0         27,960          27,960
David A. Grossman DDA         Baldwin, NY           Medical                     Aug-95              0         86,381          86,381
David A. Kamlet, MD           New York, NY          Medical                     Aug-95              0         27,479          27,479
Debra L. Bowers,  Dds         Largo, FL             Medical                     Sep-96              0         55,750          55,750
Deburr Company Inc.           Plantsville, CT       Manufacturing & Production  May-95              0         34,928          34,928
Decarlo & Doll Inc.           Hamden, CT            Telecommunications          May-93              0         25,611          25,611
Deitsch Plastic Co. Inc.      West Haven, CT        Telecommunications          May-93              0         32,671          32,671
Dejean Construction Co.       Texas City, TX        Computers                   Apr-95              0         36,633          36,633
Del Taco                      Laguna Hills, CA      Restaurant                  Apr-96              0        492,266         492,266
Del Taco                      Laguna Hills, CA      Restaurant                  Apr-96              0        459,026         459,026
Delta Video Duplicating       Anaheim, CA           Video Production            Nov-92              0         30,301          30,301
Delta Video, Inc.             Anaheim, CA           Video Production            May-94              0         43,569          43,569
Delta Video, Inc.             Anaheim, CA           Audio                       Sep-97              0         27,595          27,595
Denville Bagel Baking         Denville, NJ          Restaurant                  Nov-92              0         25,863          25,863
Detroit Osteopathic Hospital  Southfield, MI        Medical                     Mar-93              0         47,853          47,853
Digital Computing System      Bryan, TX             Furniture                   Mar-93              0         39,735          39,735
Digital Operations Technical  New York, NY          Computers                   Mar-93              0         41,797          41,797
Dillon Video Production       Ocala, FL             Video Production            Apr-93              0         28,363          28,363
Dino's                        Dallas, TX            Agriculture                 Nov-92              0         31,460          31,460
Discovery Research Group      Salt Lake City, UT    Copiers                     Nov-92              0         25,820          25,820
Distrib. Svcs. Of Atlanta,Inc Hapeville, GA         Fixture                     Nov-96              0         29,892          29,892
Distribution Svcs Of Atlnta   Hopeville, GA         Fixture                     Sep-96              0         34,488          34,488
Diversified Business Svcs.    Newport Beach, CA     Telecommunications          Nov-97              0         31,019          31,019
Do Net Inc.                   Dayton, OH            Computers                   Sep-97              0         29,221          29,221
Donald L. Eger Jr., Inc.      Cincinnati, OH        Computers                   May-94         27,791          2,788          30,579
Double Day, Inc.              Grand Island, NY      Mining                      Dec-97              0        558,796         558,796
Douglas F. Johnson            Hillsboro, TX         Manufacturing & Production  Jun-94         25,853          2,848          28,701
Dralco, Inc.                  Weatherford, TX       Manufacturing & Production  Aug-96              0         46,589          46,589
Driscoll Motors, Inc.         Hartford, CT          Telecommunications          May-93              0         44,565          44,565
Drs. Nat-Grant Associates     Windsor, CT           Medical                     Mar-93              0         54,018          54,018
Drs. Tobin, Zwiebel & Aptman  Miami, FL             Telecommunications.         Aug-96              0         39,334          39,334
Drummey Donuts, Inc.          Norwood, MA           Restaurant                  Mar-93              0         34,171          34,171
Dubois Growers, Inc.          Boynton Beach, FL     Retail                      Dec-96              0         29,755          29,755
Dunk Donuts&Baskin Robbins    Austin, TX            Restaurant                  Jan-98              0         26,586          26,586
Dynaco Corp.                  Tempe, AZ             Computers                   Nov-97              0         57,044          57,044
Dynatenn, Inc.                Weymouth, MA          Manufacturing & Production  Mar-93              0         55,208          55,208
Dynatenn, Inc.                Weymouth, MA          Computers                   Mar-93              0         55,262          55,262
E & V Bakery Dba, Morris Park Bronx, NY             Restaurant                  Dec-97              0         66,216          66,216
Eagle Vision, Inc.            Stamford, CT          Video Production            Jan-97              0         33,538          33,538
East Hartford Ltd.            Windsor, CT           Medical                     Mar-93              0         37,746          37,746
Easter Seal Society           Hebron, CT            Telecommunications          Mar-93              0         27,304          27,304
Eastway Metals                Cleveland Heigh, OH   Manufacturing & Production  Nov-92              0         29,361          29,361
Edison Brothers Stores, Inc.  St. Louis, MO         Retail                      Jun-94      7,642,182        606,511       8,248,693
Edmond's Corner Body Shop     Chesapeake, VA        Automotive                  Nov-92              0         28,783          28,783
Edward Greenberg              Nyack, NY             Video Production            Mar-95              0         35,848          35,848
Elderhaus Concepts, Ltd.      Madison, WI           Furniture                   Nov-96              0         39,966          39,966
Electronic Imaging Center,    Boston, MA            Printing                    Oct-97              0         31,245          31,245
Electronic Media Equip.       West Bond, WI         Material Handling           Dec-96              0         53,542          53,542
Ellen Fitzenrider             Barnwell, SC          Medical                     Nov-92              0         27,619          27,619
Ellit Fms Ht Dgs dba 1st Ell. N. Chelmsford, MA     Restaurant                  Sep-97              0         48,899          48,899
Ellman Hahn Schwartz          Windsor, CT           Medical                     Mar-93              0         39,195          39,195
Emco Sales & Service Inc      North Bergen, NJ      Manufacturing & Production  Aug-95              0         28,568          28,568
Emerald Studios, Inc.         San Diego, CA         Video Prodroduction         Oct-97              0         52,446          52,446
Empac Design, Inc.            Dallas, TX            Printing                    Mar-93              0         30,984          30,984
Empire of Orange Realtors     Pomona, NY            Furniture                   Nov-92              0         31,271          31,271
Engineers Country Club, Inc.  Rosalyn Harbor, NY    Medical                     Mar-93              0         31,210          31,210
Enthone Omi, Inc.             West Haven, CT        Telecommunications          Mar-93              0         29,686          29,686
Enthone Omi, Inc.             West Haven, CT        Telecommunications          Nov-93              0         53,318          53,318
Enthone Omi, Inc.             West Haven, CT        Telecommunications          May-93              0         34,295          34,295
Enthone Omi, Inc.             West Haven, CT        Telecommunications          Mar-93              0         35,855          35,855
Eratex Enterprise, Inc.       Los Angeles, CA       Manufacturing & Production  Dec-97              0         28,769          28,769
Ernie Sandoval Enterprises    Oceanside, CA         Restaurant                  May-96              0         38,992          38,992
Ernie'S Auto Parts Dba WES    Monrovia, CA          Computers                   Sep-97              0         29,575          29,575
Ernie'S Auto Parts Dba WES    Monrovia, CA          Computers                   Dec-97              0         35,795          35,795
ESM/Exton, Inc.               Blue Bell, PA         Restaurant                  Dec-94              0        416,000         416,000
ETS Water & Waste Mgt.        Roanoke, VA           Manufacturing & Production  Jan-97              0         34,310          34,310
Eugene Shiffett               Stafford, VA          Transportation              Mar-93              0         35,688          35,688
Evernet Education Services    Los Angeles, CA       Computers                   May-94         24,423          3,043          27,466
Evolution Film & Tape         North Hollywood, CA   Video Production            Jul-96              0         43,749          43,749
Ewing Farms, Inc.             Smyrna, DE            Transportation              Mar-93              0         39,403          39,403
Excel Mortgage Corp.          Grand Rapids, MI      Computerss                  Jan-97              0         56,631          56,631
Executrain of Texas           Dallas, TX            Computers                   Apr-95              0         53,872          53,872
Extech Instruments Corp.      Waltham, MA           Computers                   Mar-93              0         34,725          34,725
Eye Care Centers              San Antonio, TX       Retail                      Dec-97              0      1,506,853       1,506,853
F.D. Mcginn, Inc.             Providence, RI        Material Handling           Jul-96              0         44,150          44,150
Fair Auto Supply              Bridgeport, CT        Telecommunications          Mar-93              0         32,206          32,206
Fairmont Re-Bar Fabricators   Miami, FL             Computers                   Aug-97              0         31,791          31,791
Faith Pleases God Church      Harlingen, TX         Fixture                     Apr-95              0         30,127          30,127
Fallick Klein Partnership     Houston, TX           Manufacturing & Production  Apr-95              0         27,615          27,615
Family Foodservice, Inc.      Ft. Pierce, FL        Restaurant                  Sep-97              0         51,164          51,164
Fantastic Sam Dba Alverben    St. Petersbur, G   FL Fixture                     Oct-97              0         27,759          27,759
Fantastic Sam'S Dba Gorski    Mobile, AL            Fixture                     Sep-97              0         53,427          53,427
Farah H Vikoren, MD           Windsor, CT           Medical                     Mar-93              0         48,666          48,666
Farish Media Dba Robert Far.  Kailua Kona, HI       Telecommunications          Aug-97              0         45,919          45,919
Farm Acquisitions Corporation Pomfret, CT           Telecommunications          May-93              0         52,754          52,754
Farm To Market Inc.           Laguna Niguel, CA     Retail                      Oct-96              0         55,257          55,257
Farmco, Inc.                  Seguin, TX            Manufacturing & Production  Jul-93              0        160,202         160,202
Felecia L. Dawson Md          Atlanta, GA           Medical                     May-95              0         33,861          33,861
Fergy's Expresso              Seattle, WA           Restaurant                  Nov-92              0         32,458          32,458
Fi-Del, Inc.                  Bridgeville, PA       Fixture                     Nov-97              0         49,896          49,896
Fidelity Funding Financial    Dallas, TX            Furniture                   Sep-97              0         42,052          42,052
Field's Bakery, Inc.          Pleasentville, NJ     Restaurant                  Mar-93              0         37,631          37,631
Figs                          West Hollywood, CA    Restaurant                  Nov-92              0         25,400          25,400
Filterfresh Denver, Inc.      Denver, CO            Restaurant                  Mar-93              0         33,886          33,886
First Quality Health Care     Chicago, IL           Medical                     Nov-92              0         31,460          31,460
First Stop Bagel, Inc.        Babylon, NY           Restaurant                  Nov-92              0         31,460          31,460
Fiserv New Haven, Inc.        Wallingford, CT       Computers                   May-93              0         39,751          39,751
Fit Physique, Inc.            Longview, WA          Manufacturing & Production  Nov-92              0         34,174          34,174
Flextex                       Pinellas Park, FL     Printing                    Nov-92              0         33,251          33,251
Flint Hill School             Oakton, VA            Retail                      Mar-93              0         26,950          26,950
Floor Covering Interiors, Inc.Tucson, AZ            Manufacturing & Production  Aug-94              0         28,449          28,449
Florida Health, Inc.          Boca Raton, FL        Medical                     Oct-97              0         55,017          55,017
Florida Homes Showcase, Inc.  Lake City, FL         Telecommunications          Mar-93              0         26,532          26,532
Food Dude, Inc.               Torrance, CA          Computers                   May-96              0         35,835          35,835
Food For Thought              Exton, PA             Restaurant                  Nov-92              0         30,609          30,609
Footprints Blueprinting       San Luis Bispop, CA   Photography                 Aug-96              0         35,757          35,757
Forward Logistics Group       Orlando, FL           Material Hndlng             Feb-98              0         39,743          39,743
Foster Medical Supply Inc     Hartford, CT          Telecommunications          May-93              0         30,034          30,034
Foto 1 Dba, N Focus, Inc.     Morgantown, WV        Manufacturing & Production  Dec-97              0         25,902          25,902
Francis Poirier               Ellington, CT         Printing                    Mar-93              0         42,219          42,219
Francis Poirier               Ellington, CT         Manufacturing & Production  Mar-93              0         33,236          33,236
Fred Talarico MD              Utica, NY             Manufacturing & Production  Aug-95              0         26,788          26,788
Freedman & Lorry, P.C.        Philadelphia, PA      Computers                   Oct-97              0         77,364          77,364
Freemont House Of Pizza, Inc. Fremont, NH           Restaurant                  Nov-92              0         26,510          26,510
Fuel Cell Manufacturing       Danbury, CT           Telecommunications          May-93              0         25,265          25,265
Fuller Roberts Clinic, Inc.   Windsor, CT           Medical                     Mar-93              0         50,236          50,236
Future Hopes, Inc.            Miami, FL             Restaurant                  Dec-96              0         50,356          50,356
Future Productions, Inc.      New York, NY          Video Production            Mar-93              0         41,473          41,473
G And M Music Co., Inc.       Sumter, SC            Fixtures                    May-97              0        100,000         100,000
Gale H. Pike                  Laguna Beach, CA      Furniture                   Dec-92              0         40,283          40,283
Gale H. Pike                  Laguna Beach, CA      Furniture                   Dec-92              0         63,573          63,573
Gale H. Pike                  Laguna Beach, CA      Furniture                   Dec-92              0         60,286          60,286
Game Creek Video L.P.         Amherst, NH           Video Prodroduction         Oct-97              0         63,004          63,004
Gamma One, Inc.               North Haven, CT       Telecommunications          May-93              0         31,131          31,131
Garcia Masonry Inc.           San Diego, CA         Computerss                  Dec-96              0         39,688          39,688
Garrison Fuel Oil Of L.I.     Plainview, NY         Office Equipment            Aug-95              0         29,013          29,013
Gary Eagan                    Easton, MA            Restaurant                  Mar-93              0         38,295          38,295
Gas Post & Savemart Stores    Pelham Manor, NY      Fixture                     Jan-97              0         31,718          31,718
Gasoline Merchants, Inc.      Waltham, MA           Automotive                  Mar-93              0         29,568          29,568
Gasoline Merchants, Inc.      Waltham, MA           Environmental               Mar-93              0         35,439          35,439
Gaspari Corp.                 Ocean Township, NJ    Medical                     Mar-93              0         48,434          48,434
GCSG Ob-Gyn Associates        Windsor, CT           Medical                     Mar-93              0         38,372          38,372
General Foam                  Sun Valley, CA        Construction                Mar-93              0         39,399          39,399
General Video-Tex Corp.       Cambridge, MA         Computers                   Mar-93              0         27,775          27,775
Genesis Mobile Diagnostic,    Miami, FL             Medical                     Nov-92              0         31,772          31,772
Geno's                        West Jefferson, NC    Restaurant                  Nov-92              0         27,626          27,626
Gibson Co.                    Norwalk, CT           Telecommunications          May-93              0        237,384         237,384
Glastonbury                   Glastonbury, CT       Telecommunications          May-93              0         57,940          57,940
Gldbrg&Assoc. Dba Max. Reloj  Omaha, NE             Manufacturing & Production  Sep-97              0         33,266          33,266
Goldbergs New York Bagels     Bethlehem, PA         Restaurant                  Dec-97              0        106,434         106,434
Golden Corral Steakhouse      Hueytown, AL          Restaurant                  Nov-92              0         28,005          28,005
Goldgate Enterprises, Inc.    Corpus Christi, TX    Manufacturing & Production  Jun-95              0         27,357          27,357
Gold's Gym                    Canton, MA            Medical                     Nov-92              0         29,529          29,529
Gourmet Boutique, Llc         Jamaica, NY           Restaurant                  Dec-97              0         68,231          68,231
Grace Marketplace Dba Doria   New York, NY          Restaurant                  Sep-97              0         74,456          74,456
Grady & Dicks, A Law Corp.    San Diego, CA         Computers                   Jan-98              0         84,977          84,977
Grand Union                   Wayne, NJ             Retail                      Dec-93              0        331,713         331,713
Grand Union                   Wayne, NJ             Retail                      Dec-93              0        260,075         260,075
Grand Union                   Passaic, NJ           Retail                      Dec-93              0        217,409         217,409
Grandma'S Bagels, Inc.        Bend, OR              Restaurant                  Dec-97              0         64,586          64,586
Graphic Data of New Jersey    Mount Laurel, NJ      Computers                   Mar-93              0         46,867          46,867
Graphic Options Inc.          Plainview, NY         Printing                    Jan-96              0         42,141          42,141
Graphic Press                 Flint, MI             Printing                    Dec-92         24,124          2,371          26,495
Graphic Services, Inc.        Tacoma, WA            Manufacturing & Production  Jun-94         39,350          4,899          44,249
Graphic Trends                Paramount, CA         Printing                    Jan-97              0         53,233          53,233
Graphik Dimensions Ltd.       Flushing, NY          Computers                   Mar-93              0         29,999          29,999
Great American Remodeling     Ft Walton Bea, CH  FL Construction                Sep-97              0         53,767          53,767
Greaves, Walker, Inc.         Mobile, AL            Retail                      Dec-96              0         49,573          49,573
Green Acres Land Dev.         Powells Point, NC     Manufacturing & Production  Feb-98              0         33,617          33,617
Grolier, Inc.                 Danbury, CT           Telecommunications          Mar-93              0         32,525          32,525
Grolier, Inc.                 Danbury, CT           Telecommunications          Mar-93              0         29,427          29,427
Gruen Optika Corp.            New York, NY          Medical                     Dec-97              0         47,076          47,076
Guadalajara Mexican Deli      Tracy, CA             Restaurant                  Nov-92              0         26,037          26,037
Gulf Coast Landscaping Corp.  Mobile, AL            Construction                Aug-97              0         31,881          31,881
Gumby'S Pizza Systems Inc.    Gainesville, FL       Restaurant                  Apr-95              0         26,879          26,879
Gun Hill Collision            Bronx, NY             Manufacturing & Production  Apr-93              0         26,341          26,341
H & J Amoco                   Gambrills, MD         Fixture                     Sep-96              0         98,987          98,987
H & R Block                   Lebanon, TN           Computers                   Nov-92              0         28,540          28,540
H & R Family Foods, Inc.      Lancaster, SC         Fixture                     Sep-97              0         46,439          46,439
H & S Construction            New Salisbury, IN     Construction                Feb-98              0         73,104          73,104
H & T Tool                    Fairfield, NJ         Manufacturing & Production  Nov-92              0         27,286          27,286
H. John Schutze DDS           Queensbury, NY        Computers                   Aug-95              0         33,429          33,429
Hahner, Foreman & Harness     Wichita, KS           Computers                   Mar-96              0         41,888          41,888
Haig Press, Inc.              Hauppauge, NY         Printing                    Sep-96              0         37,617          37,617
Harco Laboratories, Inc.      Branford, CT          Telecommunications          Mar-93              0         25,156          25,156
Harlan King & Associates      Reno, NV              Computers                   May-96              0         46,553          46,553
Harold Hawes                  Charlottesville, VA   Transportation              Mar-93              0         33,760          33,760
Harold Hawes                  Charlottesville, VA   Transportation              Mar-93              0         47,557          47,557
Harold Wasson, Jr.            Corona, CA            Furniture                   Mar-93              0         38,041          38,041
Harrison & King Music Co.,    Hartsville, SC        Fixtures                    May-97              0        100,000         100,000
Harr'S Surf & Turf Markets    Palm Harbor, FL       Fixture                     Jan-98              0         55,740          55,740
Harry's Oyster Bar Club       Oklahoma City, OK     Restaurant                  Nov-92              0         30,806          30,806
Hazen Inc                     East Moline, IL       Manufacturing & Production  Dec-92         27,486          4,926          32,412
Hazen, Inc.                   East Moline, IL       Environmental               Feb-93              0         52,425          52,425
HBO & Co.                     Atlanta, GA           Computers                   Sep-93        843,016        113,310         956,326
HBO & Co.                     Atlanta, GA           Computers                   Sep-93        269,389         49,673         319,063
HBO & Co.                     Atlanta, GA           Computers                   Sep-93        385,363         69,995         455,358
HBO & Co.                     Atlanta, GA           Computers                   Sep-93         58,230         10,750          68,980
HBO & Co.                     Atlanta, GA           Computers                   Sep-93        100,579         18,568         119,147
HBO & Co.                     Atlanta, GA           Computers                   Sep-93        152,343         28,124         180,467
HBO & Co.                     Atlanta, GA           Computers                   Sep-93        332,268         61,340         393,608
Health Systems International  Wallingford, CT       Telecommunications          May-93              0         55,360          55,360
Hearndon Construction, Inc.   Micco, FL             Construction                Nov-97              0         43,478          43,478
Hebrew Home & Hospital        West Hartford, CT     Telecommunications          May-93              0        110,600         110,600
Hedges, David C.              Nashville, TN         Retail                      Mar-93              0         32,425          32,425
Helotes Contractors, Inc.     Austin, TX            Video Prodroduction         Nov-97              0         30,891          30,891
Helvetia Coal Company         Indiana, PA           Mining                      Dec-92        151,276         66,138         217,414
Helvetia Coal Company         Indiana, PA           Mining                      Dec-92        427,481        151,020         578,501
Hendersonville Obst.          Windsor, CT           Medical                     Mar-93              0         44,348          44,348
Hesco, Inc.                   Watertown, SD         Manufacturing & Production  Jun-94         39,746          4,586          44,333
Hickey Chemists Ltd.          New York, NY          Computers                   Aug-95              0         28,393          28,393
Hi-G Company Inc.             Pitman, NJ            Telecommunications          May-93              0         26,945          26,945
Himani Enterprises, Inc.      Rego Park, NY         Restaurant                  Mar-93              0         27,299          27,299
Hi-Tech of DFW                Hurst, TX             Automotive                  Nov-92              0         29,299          29,299
Hms Steakhouse Of Tampa       Tampa, FL             Retail                      Nov-97              0         56,990          56,990
Hocking Chemical Corp.        National City, CA     Manufacturing & Production  Apr-93              0         29,699          29,699
Holy Bagel                    Hackettstown, NJ      Restaurant                  Nov-92              0         30,904          30,904
Homecare, Inc.                Wallingford, CT       Computers                   Oct-97              0         43,764          43,764
Homesteaders Life Company     Des Moines, IA        Printing                    Feb-93              0         26,777          26,777
Hometown Buffet, Inc.         San Diego, CA         Restaurant                  Feb-95              0        618,000         618,000
Honey Dew Associates, Inc.    Planville, MA         Restaurant                  Mar-93              0         47,019          47,019
Hospitality Franchise Systems Parsippany, NJ        Furniture                   Mar-93              0         40,219          40,219
Hospitality Springs           Atlanta, GA           Restaurant                  Dec-93              0        126,000         126,000
Hot Spot Casino, Inc.         Surfside, SC          Fixture                     Aug-97              0         49,131          49,131
Hough Krating, Inc.           Richburg, SC          Material Handling           Sep-97              0         27,771          27,771
Houston Sportsco, Inc.        Houston, TX           Restaurant                  Jan-97              0         27,110          27,110
HPK Corporation               Mesquite, TX          Manufacturing & Production  Mar-95              0         26,949          26,949
HTB Restaurant, Inc.          Salt Lake City, UT    Restaurant                  Mar-94              0        425,871         425,871
HTB Restaurant, Inc.          Salt Lake City, UT    Restaurant                  Mar-94              0        426,137         426,137
Huggos Rest. Dba Olu Kai Ltd  Kailua-Kona, HI       Restaurant                  Sep-97              0         52,935          52,935
Huston-Lynn Enterprises Inc.  Indianapolis, IN      Restaurant Equipment        Jan-96              0         26,384          26,384
Icm Conversion, Inc.          Phoenix, AZ           Retail                      Dec-96              0         50,118          50,118
Idea Television               Washington, DC        Video Production            Aug-96              0         49,286          49,286
Il Bacio, Inc.                Marlboro, NJ          Restaurant                  Nov-92              0         30,866          30,866
Ild Teleservices, Inc.        Dallas, TX            Telecommunications          Dec-97              0      1,080,625       1,080,625
Image Data Management Systems Orange, CA            Manufacturing & Production  Nov-92              0         25,762          25,762
Immaculate Conception Church  Towson, MD            Retail                      Mar-93              0         25,891          25,891
Impressions, Inc.             East Windsor, CT      Computers                   Mar-93              0         44,541          44,541
In Hyun Cho                   Whitestone, NY        Manufacturing & Production  Aug-95              0         34,285          34,285
Indiana Michigan Power Co.    Columbus, OH          Material Handling           Sep-92      9,082,384        363,295       9,445,679
Indiana Michigan Power Co.    Columbus, OH          Material Handling           Sep-92              0      4,610,840       4,610,840
Industrial Electric Service   Hawthorne, NJ         Manufacturing & Production  Jan-97              0         61,390          61,390
Innerdyne Medical, Inc.       Sunnyvale, CA         Furniture                   May-94         24,481          2,600          27,081
Inquo, Inc.                   Draper, UT            Computers                   Oct-97              0         40,118          40,118
Inrad, Inc.                   Northvale, NJ         Computers                   Mar-93              0         57,087          57,087
Inrad, Inc.                   Northvale, NJ         Manufacturing & Production  Mar-93              0         41,547          41,547
Intense Bodyworks, Inc.       Edgewood, NY          Medical                     Mar-93              0         48,200          48,200
Inter-Church Residences Inc   Bridgeport, CT        Telecommunications          May-93              0         74,453          74,453
Intercommunictns Amer.        Adventura, FL         Computerss                  Nov-96              0         54,788          54,788
Inter-Financial Group         Schaumburg, IL        Furniture                   Apr-93              0         27,943          27,943
International Biotechnologies New Haven, CT         Telecommunications          May-93              0         68,672          68,672
International Rectifier Corp. El Segundo, CA        Material Handling           Dec-92         91,681         16,147         107,828
International Rectifier Corp. El Segundo, CA        Material Handling           Dec-92         59,963         10,194          70,157
International Rectifier Corp. El Segundo, CA        Material Handling           Dec-92         27,603          4,837          32,439
International Rectifier Corp. El Segundo, CA        Material Handling           Dec-92         40,710          7,022          47,732
International Rectifier Corp. El Segundo, CA        Material Handling           Dec-92        928,919        168,139       1,097,058
International Rectifier Corp. El Segundo, CA        Material Handling           Dec-92        366,711         60,948         427,660
International Rectifier Corp. El Segundo, CA        Material Handling           Dec-92        540,297         92,579         632,877
International Rectifier Corp. El Segundo, CA        Material Handling           Dec-92        337,702         56,148         393,850
International Software        Frederick, MD         Printing                    Dec-92         22,653          3,445          26,098
Internet Broadcasting Corp.   New York, NY          Video Prodroduction         Sep-97              0         54,042          54,042
Investors Fudiciary Services  Atlanta, GA           Computers                   Nov-92              0         27,580          27,580
Isx Corp.                     Westlake Vila, GE  CA Computers                   Nov-97              0         31,342          31,342
Item Nine                     Montpeller, VT        Restaurant                  Mar-93              0         29,163          29,163
Itt Flygt Corporation         Trumbull, CT          Telecommunications          May-93              0         56,986          56,986
Iverson Financial  System     Sunnyvale, CA         Computers                   Jan-98              0         35,980          35,980
IVF America, Inc.             Greenwich, CT         Medical                     Dec-92              0        165,805         165,805
IVF America, Inc.             Greenwich, CT         Medical                     Dec-92              0        123,254         123,254
IVI Travel, Inc.              Northbrook, IL        Furniture                   Mar-93              0         35,784          35,784
IVI Travel, Inc.              Northbrook, IL        Furniture                   Mar-93              0         39,314          39,314
J & H Auto & Truck Repair     Peabody, MA           Fixture                     Dec-96              0         63,141          63,141
J&J Burger Dba Burger King    Harrisburg, PA        Restaurant                  Dec-93              0        149,773         149,773
J&J Burger Dba Burger King    Harnsburg, PA         Restaurant                  Dec-93              0        167,885         167,885
J. Baker, Inc.                Canton, MA            Manufacturing & Production  Mar-94              0        265,815         265,815
J. Sunset Enterprises         Sandy, UT             Furniture                   Oct-97              0         27,111          27,111
J. Walter Thompson            New York, NY          Audio                       Jul-96              0         43,506          43,506
J. Walter Thompson USA, Inc.  New York, NY          Video Production            Sep-93              0         80,952          80,952
J.L. Thompson Construction Co.Mt. Holly, NC         Fixture                     Nov-97              0         47,285          47,285
J.M. Ney Company              Bloomfield, CT        Telecommunications          Apr-96              0         41,813          41,813
J.W. Wood & Associates, Inc.  Battle Creek, MI      Retail                      Feb-98              0         81,331          81,331
Jackson Bistro&Bar Oidc       Tampa, FL             Telecommunications          Dec-97              0         38,989          38,989
Jacobs Mfg                    Bloomfield, CT        Telecommunications          May-93              0         48,356          48,356
James Hill, Inc.              New Milford, CT       Automotive                  Jul-96              0         39,121          39,121
James Lyver                   East Hartford, CT     Construction                Mar-93              0         46,909          46,909
Janin Corp.                   Perth Amboy, NJ       Computers                   Apr-93              0         26,047          26,047
Jardon & Howard Technologies  Winter Park, FL       Computerss                  Jan-97              0         39,743          39,743
Jaymee Housefield             Ft. Walton Beac, FL   Medical                     Mar-93              0         30,539          30,539
Jefferson Harvey Paschal      Jeffeeersonville, GA  Restaurant                  Jul-96              0         30,796          30,796
Jetson'S Inc.                 Edison, NJ            Restaurant                  Feb-98              0         48,904          48,904
Jetstream Cafe                Avon, CT              Furniture                   Mar-93              0         28,537          28,537
Jim Whitman Studios, Inc.     Clifton, NJ           Computers                   Jun-94         35,732          4,183          39,914
Jimmy Mac'S Roadhouse Dba     Renton, WA            Retail                      Feb-98              0         36,861          36,861
Jo-Ann's Nut House            Garden City, NY       Manufacturing & Production  Jun-93              0         28,691          28,691
John & Frank Chaung DDS       New York, NY          Medical                     Aug-95              0         36,143          36,143
John Baird, Inc.              Palm Desert, CA       Construction                May-96              0         39,648          39,648
John F. Almeida Dairy         Tulare, CA            Agriculture                 Nov-92              0         28,070          28,070
John Hassell's Dry Cleaning   Plano, TX             Sanitation                  Nov-92              0         30,824          30,824
John Kruse DDS                New York, NY          Medical                     Aug-95              0         31,470          31,470
John M. Hulbrook              New York, NY          Furniture                   Mar-93              0         26,020          26,020
John Sandy Productions, Inc.  Englewood, CO         Video Prodroduction         Dec-97              0         56,633          56,633
Jones Body Shop               Omaha, NE             Automotive                  Oct-97              0         42,058          42,058
Joseph H. Tees & Son Inc.     Bensalem, PA          Manufacturing & Production  Aug-95              0         27,044          27,044
Joseph P. Mccain DMD PA       Miami, FL             Computers                   Aug-95              0         26,667          26,667
Joseph-Beth Booksellers OH    Cincinnati, OH        Audio Equipment             Jan-96              0         26,373          26,373
Joyland Country Enterprises   Clearwater, FL        Restaurant                  Dec-92              0         52,369          52,369
Jpr Enterprises Inc.          Marina Del Ray, CA    Computers                   Jul-95              0         40,681          40,681
Jst Consultants, Inc.         St. Charles, MO       Computerss                  Nov-96              0         41,495          41,495
Juliet Cafe Billiards         Poughkeepsie, NY      Furniture                   Nov-92              0         25,428          25,428
K & K Ellsperman, Inc.        Newburgh, IN          Restaurant                  Sep-96              0         52,077          52,077
K & M Machine Co., Inc.       Newport, NH           Manufacturing & Production  Mar-93              0         32,185          32,185
K.S. Fashions Inc.            Los Angeles, CA       Manufacturing & Production  May-95              0         37,210          37,210
Kallmart Telecom, Inc.        Satellite Beach, FL   Computers                   Jan-98              0         49,152          49,152
Kaman Aerospace               Bloomfield, CT        Telecommunications          May-93              0        276,151         276,151
Kaman Aerospace               Bloomfield, CT        Telecommunications          May-93              0         55,660          55,660
Kaman Aerospace               Bloomfield, CT        Telecommunications          Nov-95              0        131,743         131,743
Kaman Aerospace               Bloomfield, CT        Telecommunications          Nov-95              0         70,544          70,544
Kaman Aerospace               Bloomfield, CT        Telecommunications          Jan-94              0        208,323         208,323
Kaman Corp.                   Boston, MA            Manufacturing & Production  Mar-94      1,391,054        159,268       1,550,321
Karen Lietz                   Ionia, NY             Material Handling           May-94         24,280          3,135          27,415
Keja Associates Inc.          Vista, CA             Manufacturing & Production  Aug-95              0         29,942          29,942
Kent Hylton                   Santa Paula, CA       Construction                Jun-96              0         56,620          56,620
Kent School Corp.             Kent, CT              Telecommunications          May-93              0         69,262          69,262
Kerr Steamship Company, Inc.  Rosemont, IL          Telecommunications          Mar-93         45,117          8,993          54,110
Kerrin Graphics & Printing    Southbridge, MA       Printing                    Sep-97              0         35,863          35,863
Keywest Instant Images        Keywest, FL           Computers                   Nov-92              0         25,361          25,361
Kidco Enterprises, Inc.       New York, NY          Computers                   Mar-95              0         31,667          31,667
Kiddoo, Roger                 Joy, IL               Manufacturing & Production  Jan-97              0         47,304          47,304
Kings Restaurant, Inc.        Newark, NJ            Restaurant                  Dec-97              0         28,601          28,601
Kinkos Of Thousand Oaks       W. Lake Village, CA   Furniture                   Aug-95              0         25,418          25,418
Kinnett Dairies, Inc.         Columbus, GA          Manufacturing & Production  Aug-94              0        361,275         361,275
Klein Rubbish Removal         Sarasota, FL          Material Handling           Mar-93              0         42,636          42,636
Knight-Ridder, Inc.           Washington, DC        Printing                    Mar-93              0         25,689          25,689
KNNC-FM                       Georgetown, TX        Audio                       Nov-92              0         29,938          29,938
Koerner,Silberberg&Weiner     New York, NY          Furniture                   Aug-97              0         51,622          51,622
Koman Sportswear Manufac.     Carlstadt, NJ         Computers                   Mar-95              0         35,731          35,731
Komplete Packaging Service    Arlington, TX         Manufacturing & Production  Dec-97              0         34,571          34,571
Kouri Capital Group, Inc.     New York, NY          Computers                   May-94         24,132          2,628          26,759
Kurzweil Applied Intelligence Waltham, MA           Computers                   Mar-93              0         46,598          46,598
Kustaards Ltd.                Bethel, CT            Fixture                     Aug-95              0         49,980          49,980
L & N Label Co., Inc.         Clearwater, FL        Printing                    Mar-94              0         33,526          33,526
L.A. Food Services            Sommerville, NJ       Restaurant                  Nov-97              0         78,586          78,586
L.J. Construction, Inc.       S. Brunswick, NC      Construction                Sep-97              0         44,931          44,931
La Bella Sausage, Inc.        Brooksville, FL       Fixture                     Nov-96              0         52,779          52,779
La Parisienne Bakery, Inc.    Austin, TX            Restaurant                  Nov-92              0         29,234          29,234
Laminaide, Inc.               Bayshore, NY          Manufacturing & Production  Oct-97              0         42,348          42,348
Landsdale Hot. Assoc.Norfolk  Norfolk, VA           Retail                      Oct-97              0         39,319          39,319
Lane Foods, Inc.              Providence, RI        Restaurant                  Mar-93              0         39,811          39,811
Lane Randolph                 New Castle, DE        Transportation              Mar-93              0         39,868          39,868
Latham Tire                   St. Louis, MO         Automotive                  Feb-93              0         37,371          37,371
Lawrence Dlghts Dba,Le-Liban  Atlanta, GA           Restaurant                  Dec-97              0         33,981          33,981
Lawrence Friedman             Brooklyn, NY          Furniture                   Mar-93              0         48,739          48,739
Lawrence Ob-Gyn               Windsor, CT           Medical                     Mar-93              0         47,062          47,062
Lechters, Inc.                Harrison, NJ          Copiers                     Mar-93              0         60,876          60,876
Lee Family Clinic             Durant, OK            Computers                   Aug-96              0         25,945          25,945
Legal Eagles Copy Service     Irvine, CA            Copiers                     Nov-92              0         29,195          29,195
Lenders Bagel Bakery          West Haven, CT        Computers                   Mar-93              0         49,402          49,402
Lester Telemarketing, Inc.    Branford, CT          Computers                   Dec-97              0         45,705          45,705
Life Reassur. Corp.America    Stamford, CT          Telecommunications          Mar-93              0         48,004          48,004
Lilyblad Petroleum, Inc.      Tacoma, WA            Sanitation                  Mar-93              0         32,085          32,085
Linc Systems Corp.            Bloomfield, CT        Computers                   Mar-93              0         52,621          52,621
Linguistic Systems, Inc.      Cambridge, MA         Printing                    Mar-93              0         33,176          33,176
Lino Press                    New York, NY          Manufacturing & Production  Aug-95              0         49,039          49,039
Little Angel Foods, Inc.      Daytona Beach, FL     Restaurant                  Jan-98              0         58,027          58,027
LNS Group, Inc.               Yantic, CT            Telecommunications          May-93              0         34,809          34,809
Load Star, Inc.               Lavonia, GA           Computers                   Mar-93              0         34,963          34,963
Lo-Est Printing Co., Inc.     Carmel, IN            Computers                   Mar-93              0         31,658          31,658
Loh Corporation               Arlington, TX         Computers                   Apr-95              0         42,005          42,005
Long Beach Acceptance Corp.   Oradell, NJ           Computerss                  Mar-97              0        366,242         366,242
Long Beach Acceptance Corp.   Paramus, NJ           Computers                   Dec-97              0        345,530         345,530
Long View Dyeing & Finishing  Hickory, NC           Manufacturing & Production  Oct-97              0         28,349          28,349
Longford Homes of Nevada      Las Vegas, NV         Computers                   Nov-92              0         26,524          26,524
Louis Frey Co., Inc.          New York, NY          Computers                   Mar-93              0         39,059          39,059
Louis Vinagro                 Johnston, RI          Construction                Mar-93              0         45,714          45,714
Louis Vinagro                 Johnston, RI          Manufacturing & Production  Mar-93              0         58,707          58,707
Lowes Service Center, Inc.    Northborough, MA      Automotive                  Jan-98              0         86,125          86,125
Lung Diagnostics, Inc.        Glenridge, NJ         Medical                     Sep-96              0         35,492          35,492
Lustig & Brown                Buffalo, NY           Computers                   Sep-96              0         45,976          45,976
Mac Scan, Inc.                Monterey Park, CA     Computerss                  Nov-96              0         27,617          27,617
Machining Ctr Dba, Paul Gajda Slippery Rock, PA     Manufacturing & Production  Dec-97              0         43,539          43,539
Madeux Vending                Fernandina, FL        Restaurant                  Nov-92              0         30,824          30,824
Madison Board of Education    Madison, CT           Computers                   Mar-93              0         56,540          56,540
Magnetek Century Electric     St. Louis, MO         Telecommunications          Dec-92         25,906          2,385          28,291
Magnitude Eight Productions   Arieta, CA            Audio                       Aug-97              0         59,823          59,823
Magnolia Studios, Inc.        Burbank, CA           Audio                       Nov-97              0         61,871          61,871
Management Professional       Redondo Beach, CA     Computers                   May-93              0         27,082          27,082
Manchester Ob/Gyn Associates  Windsor, CT           Medical                     Mar-93              0         43,662          43,662
Mancuso Sr. Inc.              Houston, TX           Manufacturing & Production  Feb-96              0         35,600          35,600
Mandell Armor Design & Mfg    Phoenix, AZ           Manufacturing & Production  Aug-97              0         54,192          54,192
Manhattan Cable Television    New York, NY          Copiers                     Mar-93              0         41,371          41,371
Manufacturer's Lease Co.      Norwalk, CT           Printing                    Mar-93              0         40,538          40,538
Manzo Contracting Co.         Old Bridge, NJ        Construction                Aug-96              0         55,252          55,252
Marikina Engineers            West Haven, CT        Construction                Mar-93              0         32,958          32,958
Marine Container, Inc.        Los Angeles, CA       Computers                   Jul-93              0         25,899          25,899
Marine Mgt Systems            Stamford, CT          Computers                   May-96              0         33,038          33,038
Mario J. Dominquez, DC        La Puente, CA         Medical                     Mar-95              0         25,922          25,922
Marios Of Boca Dba            Boca Raton, FL        Restaurant                  Dec-96              0         59,923          59,923
Mario'S Of Boca Dba,M.O.B     Boca Raton, FL        Retail                      Dec-97              0         25,899          25,899
Market Street Grill           Columbus, OH          Computers                   Nov-92              0         26,808          26,808
Maro Electronic's             Bristol, PA           Audio                       Jun-93              0         27,123          27,123
Marshall Real Sign Dba Real   Chicago, IL           Manufacturing & Production  Oct-97              0         31,052          31,052
Martin Mcgrath DPM            New York, NY          Medical                     Aug-95              0         30,379          30,379
Martin'S, Inc.                Baltimore, MD         Fixture                     Sep-97              0        334,930         334,930
Marymount University          Arlington, VA         Retail                      Mar-93              0         40,501          40,501
Marymount University          Arlington, VA         Retail                      Mar-93              0         28,867          28,867
Masco Corporation of Indiana  Cumberland, IN        Computers                   Mar-93              0         28,127          28,127
Mashantucket Pequot Gaming    Ledyard, CT           Fixture                     Mar-93              0         44,078          44,078
Mashantucket Pequot Gaming    Ledyard, CT           Furniture                   Mar-93              0         26,271          26,271
Mashantucket Pequot Gaming    Ledyard, CT           Manufacturing & Production  Mar-93              0         32,783          32,783
Mashantucket Pequot Gaming    Ledyard, CT           Computers                   Mar-93              0         35,365          35,365
Mashantucket Pequot Gaming    Ledyard, CT           Photography                 Mar-93              0         41,581          41,581
Mashantucket Pequot Gaming    Ledyard, CT           Fixture                     Mar-93              0         45,174          45,174
Mashantucket Pequot Gaming    Ledyard, CT           Photography                 Mar-93              0         36,441          36,441
Mashantucket Pequot Gaming    Ledyard, CT           Fixture                     Mar-93              0         29,456          29,456
Mashantucket Pequot Gaming    Ledyard, CT           Restaurant                  Mar-93              0         40,352          40,352
Mashantucket Pequot Gaming    Ledyard, CT           Furniture                   Mar-93              0         40,895          40,895
Mashantucket Pequot Gaming    Ledyard, CT           Restaurant                  Mar-93              0         33,126          33,126
Mashantucket Pequot Gaming    Ledyard, CT           Computers                   Mar-93              0         28,576          28,576
Mashantucket Pequot Gaming    Ledyard, CT           Telecommunications          Mar-93              0         43,122          43,122
Mashantucket Pequot Gaming    Ledyard, CT           Furniture                   Mar-93              0         41,487          41,487
Mashantucket Pequot Gaming    Ledyard, CT           Computers                   Mar-93              0         40,460          40,460
Master Power Brakes, Ltd.     Mooresville, NC       Computers                   May-96              0         33,623          33,623
Masterweld Products           South Bend, IN        Manufacturing & Production  Nov-97              0         53,431          53,431
Mazzetti & Associates, Inc.   San Francisco, CA     Computers                   Jul-96              0         31,565          31,565
Mc Cue Mortgage Co., Inc.     New Britain, CT       Telecommunications          May-93              0         36,360          36,360
McCullough Oil Service        Glen Rock, PA         Fixture                     Dec-96              0        130,515         130,515
McKibben Communications       Chatsworth, CA        Video Production            Dec-96              0         31,858          31,858
Med-Com & Health Services     Pleasantville, NJ     Computers                   Nov-97              0         40,569          40,569
Medeast, Inc.                 Pelham Manor, NY      Medical                     Sep-97              0        115,664         115,664
Medical Deveploment Corp Of   Hudson, FL            Medical                     Jan-98              0         67,679          67,679
Medical Industries Of America Boynton Beach, FL     Computers                   Jan-98              0         31,543          31,543
Medserve, Inc.                Huntington, NY        Medical                     Jan-98              0         32,691          32,691
Medstar Inc.                  Waterbury, CT         Telecommunications          May-93              0        115,110         115,110
Medstar, Inc.                 Waterbury, CT         Medical                     Nov-92              0         28,789          28,789
Mee Mee Bakery                San Francisco, CA     Restaurant                  Sep-96              0         35,995          35,995
Mefa, Inc.                    Medford, MA           Manufacturing & Production  Nov-92              0         31,429          31,429
Megawats Dba,Saladin Westco   San Francisco, CA     Computers                   Dec-97              0        429,880         429,880
Mei-Chi-Na Beauty Intern.     Irvine, CA            Retail                      Oct-97              0         27,337          27,337
Meikejohn & Stone Clinic Pc   Windsor, CT           Medical                     Mar-93              0         53,763          53,763
Meirose & Friscia, P.A.       Tampa, FL             Computerss                  Nov-96              0         38,362          38,362
Mekka Java                    San Diego, CA         Restaurant                  Nov-92              0         27,416          27,416
Melvin J.Kordon, MD PA        Ellicott City, MD     Medical                     Nov-92              0         28,945          28,945
Meridian Off-Road Center      Butler, PA            Automotive                  Jan-98              0         38,733          38,733
Merlin Printing, Inc.         Amityville, NY        Computers                   Jan-98              0         29,262          29,262
Mesh, Inc.                    Iselin, NJ            Restaurant                  Mar-93              0         27,921          27,921
Met Fd & Jan Fd Corp Dba Swf  Jackson Heights, NY   Fixture                     Oct-97              0         50,581          50,581
Met Life Insurance Co.        Clayton, MO           Furniture                   Feb-94              0         37,773          37,773
Metal Leve                    Ann Arbor, MI         Manufacturing & Production  Sep-93        256,817         61,114         317,931
Metal Leve                    Ann Arbor, MI         Manufacturing & Production  Sep-93        241,282         54,650         295,931
Metal Leve                    Ann Arbor, MI         Manufacturing & Production  Sep-93      1,856,605        425,263       2,281,868
Metal Leve                    Ann Arbor, MI         Manufacturing & Production  Sep-93        963,924        220,375       1,184,300
Metal Leve                    Ann Arbor, MI         Manufacturing & Production  Sep-93        590,764        134,986         725,751
Metal Leve                    Ann Arbor, MI         Manufacturing & Production  Sep-93        504,410        115,125         619,534
Metal Leve                    Ann Arbor, MI         Manufacturing & Production  Sep-93        176,119         30,921         207,040
Metal Leve                    Ann Arbor, MI         Manufacturing & Production  Sep-93      1,636,613        389,489       2,026,102
Metric Display Corp. Dba,     Providence, RI        Manufacturing & Production  Feb-98              0         29,595          29,595
Metrology Systems, Inc.       Santa Ana, CA         Manufacturing & Production  Aug-93              0         29,446          29,446
Mhd, Inc.                     Wingate, TX           Fixture                     Oct-97              0         46,655          46,655
Michael Gulotta DDS           Holtsville, NY        Medical                     Aug-95              0         25,070          25,070
Microgenesys, Inc.            Meriden, CT           Computers                   Mar-93              0         32,634          32,634
Microgenesys, Inc.            Meriden, CT           Manufacturing & Production  Mar-93              0         27,458          27,458
Microgenesys, Inc.            Meriden, CT           Material Handling           Mar-93              0         37,064          37,064
Microgenesys, Inc.            Meriden, CT           Manufacturing & Production  Mar-93              0         53,737          53,737
Microgenesys, Inc.            Meriden, CT           Manufacturing & Production  Mar-93              0         34,763          34,763
Micrographic Imaging          Cameron Park, CA      Printing                    Oct-96              0         31,114          31,114
Microwave Satellite           Wycoff, NJ            Computers                   Mar-93              0         37,346          37,346
Microwave Satellite Tech.     Wyckoff, NJ           Telecommunications          Mar-96              0         49,538          49,538
Mid America Truck & Equip     Rosemont, IL          Material Handling           Aug-95              0         29,476          29,476
Minute Mart Dba Breaux's Mart Lafayette, LA         Computers                   May-93              0         57,277          57,277
Mirkin'S Ideal Cleaning       Springfield, MA       Manufacturing & Production  Aug-95              0         30,185          30,185
Mission Fitness Center        Mission, KS           Furniture                   Nov-92              0         28,092          28,092
Mission Fitness Center        Mission, KS           Office Equipment            Nov-92              0         29,404          29,404
Mntn Comprehensive Health     Whitesbury, KY        Computers                   Aug-96              0         25,864          25,864
Mobile Clean, Inc.            Adel, IA              Construction                Oct-97              0         55,667          55,667
Mobile Imaging                Smithtown, NY         Medical                     Oct-96              0         50,736          50,736
Mobile Radiology Services     Philadelphia, PA      Medical                     Aug-95              0         42,109          42,109
Mohawk Ltd.                   Chadwicks, NY         Manufacturing & Production  Aug-95              0         33,624          33,624
Mold Clinic Inc               West Union, SC        Computerss                  Oct-96              0         26,652          26,652
Mona Lisa Bakery              Brooklyn, NY          Manufacturing & Production  Nov-96              0         32,391          32,391
Money Concepts, Inc.          Dallas, TX            Computers                   Nov-97              0         44,014          44,014
Monmouth Mower, Inc.          Middletown, NJ        Computers                   Jun-93              0         28,614          28,614
Moore Special Tool Co.        Bridgeport, CT        Telecommunications          May-93              0         92,193          92,193
Morande Ford, Inc.            Berlin, CT            Telecommunications          May-93              0         45,398          45,398
Moreau & Moreau               South Barre, VT       Fixture                     Jul-96              0        102,455         102,455
Morgan's Creative Restaurant  Brachwood, OH         Restaurant                  Dec-94              0        205,463         205,463
Morgan's Creative Restaurant  Beachwood, OH         Restaurant                  Nov-94              0        191,984         191,984
Mt Administrative Corp        Roswell, NM           Restaurant                  Dec-96              0         46,940          46,940
Murphy & Beane                New London, CT        Telecommunications          Mar-93              0         34,887          34,887
Mutnick Productions           Santa Monica, CA      Video Production            Sep-96              0         54,449          54,449
N & N Petroleum, Inc.         Pelham, NH            Fixture                     Jan-97              0        270,523         270,523
N & T Supermarkets Inc.       Warminster, PA        Retail                      Aug-95              0         31,866          31,866
Nassau Mobil, LLC             Nassau, NY            Fixture                     Mar-96              0         56,035          56,035
National Bio Systems, Inc.    Rockville, MD         Copiers                     Mar-93              0         44,574          44,574
National Sales Services, Inc. Danbury, CT           Computerss                  Feb-97              0         41,485          41,485
National Tele-Communications  Bloomfield, NJ        Computers                   Sep-97              0        363,630         363,630
Natural Pantry                Simi Valley, CA       Environmental               Nov-92              0         25,027          25,027
Nedlloyd Unitrans             Duesseldorf,Germany   Material Handling           Jun-97              0        724,982         724,982
Nelco Rehab. Medical Services Jackson Heights, NY   Computers                   Aug-95              0         38,811          38,811
Neptune Dental Associates     Brooklyn, NY          Medical                     Aug-95              0         35,976          35,976
Network Programs Network      Piscataway, NJ        Computers                   Oct-97              0         51,172          51,172
Neumonics, Inc.               Hopkinton, MA         Computers                   Mar-93              0         25,436          25,436
New Age Auto Repair           Culver City, CA       Automotive                  Nov-97              0         43,444          43,444
New Britain Memorial Hospital New Britain, CT       Telecommunications          Mar-93              0         48,190          48,190
New Canaan Public Schools     New Canaan, CT        Telecommunications          Mar-93              0         29,708          29,708
New Country Motors Cars       Hartford, CT          Telecommunications          Dec-95              0         27,644          27,644
New Horizons Com. Lrnng       Metairie, LA          Computers                   Nov-97              0         27,183          27,183
New Mexico Eye Clinic         Albuquerque, NM       Medical                     May-94         43,200          5,269          48,469
New Opportunities             Waterbury, CT         Telecommunications          Mar-93              0         39,030          39,030
New Wave Graphics             Costa Mesa, CA        Computers                   Nov-92              0         29,982          29,982
New York Institute            Tarrytown, NY         Computers                   Mar-93              0         52,840          52,840
Nidec Corporation             Torrington, CT        Telecommunications          May-93              0         48,477          48,477
Nissa High Resolution Cmyk    Woodland Hills,   CA  Copiers                     Dec-97              0         29,743          29,743
Nistico Inc.                  Yonkers, NY           Restaurant                  Sep-97              0         38,514          38,514
Nordberg Capital Inc.         New York, NY          Computers                   Aug-95              0         26,936          26,936
Normandy Station, Inc.        Sanford, FL           Medical                     Mar-93              0         41,866          41,866
North Aurora Inn, Inc.        North Aurora, IL      Fixture                     Dec-96              0         30,482          30,482
North Central Broadcasting    Nappanee, IN          Furniture                   Nov-92              0         25,828          25,828
North Island Amusement, Inc.  Conway, SC            Fixture                     Sep-97              0         46,838          46,838
Northeast Nuclear Energy Co.  Hartford, CT          Telecommunications          May-93              0        776,263         776,263
Nos Communications, Inc.      Bethesda, MD          Computers                   Aug-97              0        229,916         229,916
Novametrix Medical            Wallingford, CT       Telecommunications          May-96              0         28,317          28,317
Novametrix Medical Sys. Inc.  Wallingford, CT       Telecommunications          May-93              0         62,676          62,676
NTN Communications, Inc.      Carsbad, CA           Telecommunications          Oct-96              0      1,137,500       1,137,500
Oak Park Electronics          Raleigh, NC           Computers                   Nov-92              0         26,707          26,707
Oakdale Images Inc.           Binghamton, NY        Video Production            Nov-96              0         55,008          55,008
Oakdale Locksmith             Oakdale, CA           Manufacturing & Production  Apr-93              0         26,398          26,398
Oakdale Printing Company      Detroit, MI           Printing                    Nov-97              0         75,000          75,000
Oaks Mill, Inc.               Gainsville, FL        Retail                      May-96              0         28,814          28,814
Oakwood Card & Gifts          Edison, NJ            Fixture                     Nov-92              0         28,886          28,886
Ob-Gyn Assoc. of Arlington    Windsor, CT           Medical                     Mar-93              0         44,475          44,475
Ob-Gyn Columbus               Windsor, CT           Medical                     Mar-93              0         50,961          50,961
Obstetrics & Gynecolgoy       Windsor, CT           Medical                     Mar-93              0         38,828          38,828
Old World Foods & Spaghetti   Portland, OR          Restaurant                  Jan-97              0         44,710          44,710
Oldies 98 Diner               Bartlett, TN          Restaurant                  Nov-92              0         28,102          28,102
Olympian Discount Mart, Inc.  Los Angeles, CA       Fixture                     Oct-97              0         52,760          52,760
Omni Surgical Cupply          Farmingdale, NY       Office Equipment            May-96              0        117,539         117,539
On Line Data, Inc.            Richardson, TX        Computers                   Mar-93              0         27,576          27,576
On Site Deland, Inc.          Altamonte Springs, FL Telecommunications          Mar-93              0         35,575          35,575
On Site Dyer Square, Inc.     Altamonte Springs, FL Telecommunications          Mar-93              0         39,329          39,329
Onty Casting Corp.            New York, NY          Manufacturing & Production  Oct-97              0         28,324          28,324
Orange Police                 Orange, CT            Telecommunications          Mar-93              0         33,493          33,493
Orient Exquisite              Orlando, FL           Fixture                     Apr-96              0         53,913          53,913
Our Front Porch               Pittsford, NY         Computers                   Jun-93              0         29,125          29,125
Oyster River Petroleum, Inc.  West Haven, CT        Transportation              Mar-93              0         33,045          33,045
Ozone Diagnostics Inc.        Ozone Park, NY        Medical                     Aug-95              0         27,759          27,759
P.D. Ricci                    Kent, NY              Construction                Feb-98              0         34,414          34,414
Pacific Access Computers      Rancho Cordova, CA    Computerss                  Jan-97              0         36,537          36,537
Pacific Bagel                 Rancho Margarita, CA  Restaurant                  Jun-96              0        220,000         220,000
Pacific Bagel Partners        Rancho Margarita, CA  Restaurant                  May-96              0        220,000         220,000
Pacific Diezo Products        Gardenia, CA          Fixture                     Nov-97              0         51,870          51,870
Pacific Shore Funding         Lake Forest, CA       Furniture                   Dec-97              0         66,733          66,733
Palestrini Film Editing, Inc. New York, NY          Video Production            Mar-93              0         30,290          30,290
Palm Beach Kennel Club        W.Palm Beach, FL      Telecommunications          Jan-97              0         29,457          29,457
Panagos Services Station      Queens Village, NY    Automotive                  Mar-93              0         37,489          37,489
Panama City Disposal, Inc.    Panama City, FL       Construction                Aug-97              0         54,509          54,509
Panaram International         Belleville, NJ        Automotive                  Oct-96              0         34,890          34,890
Panoram Technologies Inc.     Burbank, CA           Video Production            Jan-97              0         51,147          51,147
Papa Kelsey's Pizza           Twin Falls, ID        Restaurant                  Nov-92              0         28,098          28,098
Paragon Receivable Mgmt       Goose Creek, SC       Computers                   Sep-97              0         50,899          50,899
Paragon Steak House           San Diego, CA         Restaurant                  Dec-93              0        412,517         412,517
Paragon Steak House           San Diego, CA         Restaurant                  Dec-93              0        427,214         427,214
Paragon Steakhouse Rest       San Diego, CA         Restaurant                  Dec-94        395,347         46,582         441,929
Paragon Steakhouse Rest       San Diego, CA         Furniture                   Jul-94        326,431         38,238         364,669
Paragon Steakhouse Rest       San Diego, CA         Restaurant                  May-94        781,885         91,434         873,319
Paragon Steakhouse Rest       San Diego, CA         Restaurant                  Sep-94        418,639         48,960         467,599
Paragon Steakhouse Rest       San Diego, CA         Restaurant                  Mar-95      1,944,996        138,637       2,083,633
Paragon Steakhouse Rest       San Diego, CA         Furniture                   Oct-94        390,849         45,968         436,817
Paragon Steakhouse Rest       San Diego, CA         Restaurant                  Nov-94        269,224         31,488         300,712
Paragon Steakhouse Rest       San Diego, CA         Restaurant                  Jan-95         79,578          5,892          85,470
Paragon Steakhouse Rest       San Diego, CA         Restaurant                  Apr-95        186,883         21,789         208,672
Parctec, Inc.                 New York, NY          Retail                      Dec-93         39,158          3,565          42,723
Parctec, Inc.                 New York, NY          Retail                      Dec-93         79,437          7,231          86,669
Parctec, Inc.                 New York, NY          Retail                      Nov-93         88,165          7,670          95,836
Parctec, Inc.                 New York, NY          Retail                      Dec-93         83,894          7,299          91,192
Parctec, Inc.                 New York, NY          Retail                      Nov-93         40,752          3,545          44,298
Parctec, Inc.                 New York, NY          Retail                      Dec-93        119,197         10,851         130,048
Parctec, Inc.                 New York, NY          Retail                      Dec-93         41,400          3,769          45,168
Parctec, Inc.                 New York, NY          Retail                      Dec-93        131,040         11,400         142,440
Parctec, Inc.                 New York, NY          Retail                      Dec-93         74,954          6,823          81,778
Parctec, Inc.                 New York, NY          Retail                      Dec-93        321,220         29,242         350,462
Parctec, Inc.                 New York, NY          Retail                      Dec-93         49,912          4,544          54,456
Parctec, Inc.                 New York, NY          Retail                      Nov-93        203,367         17,693         221,059
Parker Oil Co., Inc.          South Hill, VA        Fixture                     Dec-96              0        320,737         320,737
Parkside Mill, Inc.           Atlanta, GA           Retail                      Jul-96              0         49,393          49,393
Parkview Nursing Home         Bountiful, UT         Manufacturing & Production  Nov-92              0         31,620          31,620
Parthenon Glass, Inc          Brooklyn, NY          Manufacturing & Production  Jan-98              0         28,153          28,153
Pasta Blitz, Inc.             Rockaway, NJ          Restaurant                  Mar-93              0         49,972          49,972
Pathmark Stores Inc           Carteret, NJ          Fixture                     Mar-98              0        745,612         745,612
Patterson Country Club        Fairfield, CT         Telecommunications          May-93              0         31,844          31,844
Paul Evans                    Germantown, MD        Transportation              Mar-93              0         55,519          55,519
Paul Evans                    Germantown, MD        Transportation              Mar-93              0         57,517          57,517
Paul Robinson                 Cannon Falls, NM      Agriculture                 Feb-95              0         35,080          35,080
Pct Services                  Tucker, GA            Manufacturing & Production  Jun-93              0         28,348          28,348
PDH Enterprises, Inc.         Merrifield, VA        Restaurant                  Mar-93              0         42,591          42,591
PDH Enterprises, Inc.         Merrifield, VA        Restaurant                  Mar-93              0         48,624          48,624
PDH Enterprises, Inc.         Merrifield, VA        Restaurant                  Mar-93              0         48,853          48,853
PDH Enterprises, Inc.         Merrifield, VA        Restaurant                  Mar-93              0         49,577          49,577
PDH Enterprises, Inc.         Merrifield, VA        Restaurant                  Mar-93              0         46,337          46,337
Peacock Cleaners              San Marcos, CA        Sanitation                  Nov-92              0         31,460          31,460
Pegasus Communications        Encino, CA            Video Production            Jul-96              0         54,422          54,422
Penguin Natural Foods         San Francisco, CA     Manufacturing & Production  Dec-96              0         45,161          45,161
Peninsula Beauty Supply       Burlingme, CA         Retail                      Oct-96              0         27,419          27,419
Peninsular Printing           Daytona Beach, FL     Manufacturing & Production  Jun-94         36,636          4,198          40,834
Penn National Race Course     Grantville, PA        Computers                   Mar-93              0         30,377          30,377
Penncro Asociates, Inc.       Southhampton, PA      Computers                   Feb-98              0         65,477          65,477
Perfect Impressions Hair      Greenville, NC        Fixture                     Nov-92              0         27,609          27,609
Perry & Perry, Inc.           Rockland, MA          Sanitation                  May-96              0         32,278          32,278
Pet Foods Plus, Inc.          Houston, TX           Furniture                   Mar-93              0         34,822          34,822
Peterson's Guides, Inc.       Princeton, NJ         Computers                   Mar-93              0         34,845          34,845
Philbrick Booth & Spencer     Hartford, CT          Construction                Mar-93              0         34,674          34,674
Phillips Medical Systems      Shelton, CT           Transportation              May-93              0        233,501         233,501
Phillips Medical Systems      Shelton, CT           Telecommunications          May-93              0        558,853         558,853
Phillips Medical Systems      Shelton, CT           Telecommunications          May-93              0         75,647          75,647
Phipps Construction Dba,      Siloam Springs, AR    Manufacturing & Production  Jan-98              0         68,131          68,131
Photo Price Dba, Sang Rok Kim Van Nuys, CA          Photography                 Jan-98              0         76,201          76,201
Photocircuits                 Glen Cove, NY         Manufacturing & Production  Apr-96              0      2,738,693       2,738,693
Photonika Inc.                Richmond Hill, NY     Manufacturing & Production  Aug-95              0         52,556          52,556
Physical Therapy Services     Leesville, LA         Medical                     Aug-95              0         47,272          47,272
Physiologic Reps              Glendale, CA          Manufacturing & Production  Mar-93              0         42,553          42,553
Physiques Unlimited, Inc.     Belleville, NJ        Medical                     Mar-93              0         31,341          31,341
Physiques Unlimited, Inc.     Belleville, NJ        Medical                     Mar-93              0         35,380          35,380
Piedmont Tool & Supply Co.    Bowling Green, SC     Fixture                     Jan-98              0         28,730          28,730
Pinski Weiner Grasso, MD      Windsor, CT           Medical                     Mar-93              0         41,481          41,481
Pizza Innovative Equipment    Rancho Cordova, CA    Restaurant                  Nov-92              0         25,351          25,351
Pk Graphics, Inc.             Clarksville, MD       Computers                   Sep-97              0         33,330          33,330
Plainfield Medical Center     Windsor, CT           Medical                     Mar-93              0         46,899          46,899
Planet Video, Inc.            Waukesha, WI          Fixture                     Oct-97              0         53,954          53,954
Poli-Twine Western, Inc.      Dead Deal             Manufacturing & Production  Mar-95      1,082,910         92,090       1,175,000
Poly Tech Industries, Inc.    Madison Heights, MI   Computers                   Mar-93              0         28,085          28,085
Polygraphex Systems, Inc.     Clearwater, FL        Computers                   Sep-97              0         86,475          86,475
Postma Dairy                  Stephenville, TX      Agriculture                 Sep-97              0         29,159          29,159
Precision Automotive Eng.     Birmingham, AL        Automotive                  Nov-92              0         26,170          26,170
Preferred Health Strategies   Rye, NY               Computers                   Aug-95              0         25,469          25,469
Preferred Leads               Indianapolis, IN      Computers                   Feb-98              0         25,591          25,591
Preferred Packaging           San Dimas, CA         Manufacturing & Production  Aug-96              0         51,578          51,578
Premier Graphics, Inc.        Phoenix, AZ           Printing                    Oct-97              0         38,541          38,541
Presbyterian Hospital In The  New York, NY          Material Handling           Feb-93         76,925          6,483          83,408
Presta & Associates Dba,      San Bruno, CA         Computers                   Jan-98              0         37,876          37,876
Prestige Financial Services   Deerfield Bea, CH  FL Computers                   Nov-97              0         33,173          33,173
Prime Energy Mgmt Corp.       Stamford, CT          Telecommunications          May-93              0         26,479          26,479
Prime Tanning                 Berwick, ME           Manufacturing & Production  Mar-94              0         59,796          59,796
Princeton Armored Services    Trenton, NJ           Manufacturing & Production  Aug-95              0         37,790          37,790
Printing Plus, Inc.           Tucson, AZ            Copiers                     May-96              0         58,996          58,996
Pro Car Care of Garland       Garland, TX           Automotive                  Nov-92              0         25,738          25,738
Producto Machine Company      Bridgeport, CT        Manufacturing & Production  Mar-93              0         50,289          50,289
Professional Dental Assoc.    Franklin, MA          Medical                     Dec-97              0         29,004          29,004
Professional Touch Answering  Grapevine, TX         Computers                   Nov-92              0         25,738          25,738
Pro-Lign (A Partnership)      Orange, CA            Manufacturing & Production  Aug-95              0         25,973          25,973
Pros, Inc.                    Stratford, CT         Computers                   Mar-93              0         35,512          35,512
Pro-Tech Manufacturing, Inc.  San Antonio, TX       Computers                   Mar-93              0         31,754          31,754
Prudential Empire of NY       Pomona, NY            Furniture                   Nov-92              0         28,211          28,211
PSCU Service Centers, Inc.    Tampa, FL             Computers                   Jul-93              0        110,031         110,031
PTC Aerospace                 Litchfield, CT        Telecommunications          May-93              0         25,565          25,565
Public Petroleum Inc.         Marshfield, MA        Fixture                     Oct-96              0         52,025          52,025
Pulmonary Dis. Spec. Center   Passaic, NJ           Medical                     Aug-95              0         28,150          28,150
Purcell Natural Jojoba        Avila Beach, CA       Manufacturing & Production  Jul-96              0         56,559          56,559
Pure Software Inc.            Sunnyvale, CA         Furniture                   Apr-93              0         94,119          94,119
Pure Software, Inc.           Sunnyvale, CA         Computers                   Mar-93              0        124,107         124,107
Purvis Disposal               Houston, TX           Transportation              Mar-93              0         57,589          57,589
Qmed, Inc.                    Laurence Harbor, NJ   Furniture                   Mar-93              0         30,872          30,872
Quality Care Review, Inc.     Middletown, CT        Computers                   Mar-93              0         27,033          27,033
Quality Web Dba Michael Roach Gainsville, FL        Computers                   Aug-97              0         58,303          58,303
Queen Anne Hotel              San Francisco, CA     Fixture                     Jun-95              0         38,625          38,625
Quick Set Mailers, Inc.       Monroe, NY            Printing                    Oct-97              0         38,468          38,468
R.B. Ventures, Inc.           Channelview, TX       Manufacturing & Production  Sep-97              0         55,247          55,247
Rain Tree Cafe                San Francisco, CA     Restaurant                  Dec-96              0         34,841          34,841
Rainbow Industries, Inc.      Chantilly, VA         Material Handling           Mar-93              0         44,799          44,799
Raje Inc.                     Ocean, NJ             Medical                     Aug-95              0         28,724          28,724
Ralin Medical, Inc.           Buffalo Grove, IL     Medical                     Feb-98              0         39,863          39,863
Ramada Inn Dba Lifetime Fort. Livingston, TX        Furniture                   Aug-97              0         52,091          52,091
Ramada Inn Mystic             Mystic, CT            Telecommunications          May-93              0         54,027          54,027
Ramsey Taylor Johnston        Windsor, CT           Medical                     Mar-93              0         48,753          48,753
Rappoport/Metropolitan        New York, NY          Computers                   Mar-93              0         43,566          43,566
Ratchford & Mc Daniel         Windsor, CT           Medical                     Mar-93              0         37,917          37,917
Raymond Engineering, Inc.     Middletown, CT        Telecommunications          May-93              0         39,102          39,102
Ray Mchines Dba, Ray Staples  Milton, NH            Manufacturing & Production  Nov-97              0         26,978          26,978
Re/Max Acclaimed Reality      Cincinnati, OH        Office Equipment            Nov-92              0         30,844          30,844
Red Blazer Restaurant & Pub   Concord, NH           Restaurant                  Nov-92              0         30,824          30,824
Refuse Systems                Cleveland, OH         Construction                Mar-93              0         51,059          51,059
Regan Engineering & Srvc Corp.Providence, RI        Manufacturing & Production  May-95              0         30,268          30,268
Regency Telecommunications    Houston, TX           Computers                   Apr-95              0         29,883          29,883
Regina O. Hillsman MD         Naugatuck, CT         Medical                     Aug-95              0         27,389          27,389
Regional School District      Higganum, CT          Telecommunications          Mar-93              0         25,165          25,165
Rembrandt Stampng & Embos     Pennsauken, NJ        Manufacturing & Production  Aug-95              0         36,098          36,098
Remington Products Inc.       Bridgeport, CT        Telecommunications          May-93              0         80,745          80,745
Rent Savers V Dba,            Ft Lauderdale, FL     Telecommunications          Dec-97              0         33,021          33,021
Reserve Iron & Metal          Chicago, IL           Structure                   Mar-94              0        361,000         361,000
Restaurant Management Nw      Portland, OR          Retail                      Jun-95              0        605,814         605,814
Rhone-Poulenc Basic           Shelton, CT           Computers                   Mar-93              0         35,517          35,517
Ricardo'S Of Las Vegas, Inc.  Las Vegas, NV         Restaurant                  Jan-98              0         62,575          62,575
Richard Marrus, Md            Cohoes, NY            Medical                     Dec-96              0         71,643          71,643
Richwood Fd.Strs.Dba, Zenith  South Houston, TX     Restaurant                  Nov-97              0         54,964          54,964
Rick's Quality Printing       Cocoa, FL             Printing                    May-93              0         25,077          25,077
Riverside Gas & Oil, Inc.     Chestertown, NY       Computers                   Nov-97              0         35,837          35,837
Riverside Sand Company        Jones, OK             Office Equipment            Nov-92              0         26,981          26,981
Riviera Quality Cleaners      Redondo Beach, CA     Computers                   Nov-92              0         28,342          28,342
Roadhouse Grill Dba,Roadhouse Las Vegas, NV         Restaurant                  Nov-97              0        435,339         435,339
Robert Gohrs Photography      Montoursville, PA     Computerss                  Jan-97              0         42,221          42,221
Robert Morgan & Company, Inc. Battle Creek, MI      Manufacturing & Production  Jun-94         28,137          3,141          31,278
Robustelli Coporate Services  Stamford, CT          Telecommunications          May-93              0         28,108          28,108
Robustelli Corporate Services Stamford, CT          Telecommunications          May-93              0         48,281          48,281
Rockbestos Company, Inc.      East Granby, CT       Telecommunications          May-93              0        179,251         179,251
Rockville Family Physician    Windsor, CT           Medical                     Mar-93              0         29,106          29,106
Rocuant Crop.                 Culver City, CA       Computers                   Jun-96              0         55,212          55,212
Rod's Sign & Neon Company     Elberton, GA          Manufacturing & Production  Jan-95              0         26,935          26,935
Ron Baker Chevrolet/Isuzu     National City, CA     Automotive                  Sep-97              0         31,149          31,149
Ron'S Wood World, Inc.        Richmond Hills, GA    Manufacturing & Production  Jul-96              0         46,508          46,508
Rowland Inc.                  Rocky Hill, CT        Telecommunications          May-93              0         30,157          30,157
Royal Laundry Of Texas, Inc.  Arlington, TX         Fixture                     Aug-97              0         53,030          53,030
Rubber Craft Corp.            Gardena, CA           Manufacturing & Production  Mar-93              0         46,391          46,391
Rudolph G. Bruhel, DDS        Bullhead, AZ          Medical                     Nov-92              0         30,428          30,428
S.J.A. Society Inc            Virginia Beach, VA    Computers                   Feb-96              0         37,165          37,165
S.M.F. American Inc.          Billerica, MA         Furniture                   Mar-96              0         91,530          91,530
S.W.L. Corporation            Denver, CO            Fixture                     Sep-97              0        261,555         261,555
Safe-T-Child, Inc.            Austin, TX            Video Production            Jul-96              0         35,206          35,206
Saigon Moi Supermarket, Inc.  Westminster, CA       Fixture                     Nov-97              0         47,390          47,390
Sandefur Companies            Sanford, FL           Medical                     Mar-93              0         31,538          31,538
Sandefur Companies            Sanford, FL           Medical                     Mar-93              0         44,402          44,402
Sandvik Milford Corp.         Branford, CT          Telecommunications          Mar-93              0         27,414          27,414
Santa Anna Smog Repair        Santa Anna, CA        Manufacturing & Production  Dec-97              0         36,863          36,863
Saraga Oriental Market        Bloomington, IN       Fixture                     Nov-97              0         26,472          26,472
Sargent Manufacturing Co.     New Haven, CT         Telecommunications          May-93              0        202,316         202,316
Sat Link,  Inc.               Stamford, CT          Telecommunications          Aug-96              0         60,148          60,148
Savco Drugs, Inc.             Baton Rouge, LA       Computers                   Mar-93              0         27,197          27,197
Savings Bank Life Insurance   Hartford, CT          Telecommunications          May-93              0         45,086          45,086
Scan Code, Inc.               East Hartford, CT     Retail                      Mar-93              0         42,670          42,670
Schmidt & Sons, Inc.          Gonzales, TX          Fixture                     Nov-97              0         25,628          25,628
Schwartz Coffee Enterprises   Deer Park, NY         Restaurant                  Mar-93              0         43,741          43,741
Schwartz Coffee Enterprises   Deer Park, NY         Restaurant                  Mar-93              0         43,202          43,202
Screen Printing Plus          Indianapolis, IN      Manufacturing & Production  Nov-92              0         30,599          30,599
Scriver                       Oklahoma City, OK     Retail                      Sep-93      1,171,883        265,692       1,437,575
Scriver                       Oklahoma City, OK     Retail                      Sep-93         42,220          9,397          51,618
SDC Properties, Inc.          Hilton Head, SC       Computers                   Jan-95              0         26,186          26,186
Sea Empress Seafood Rest.     Gardenia, CA          Restaurant                  Oct-97              0         60,996          60,996
Seaberg Audio Services        Fresno, CA            Computers                   Nov-92              0         30,144          30,144
Seabrite Corp.                Denver, PA            Automotive                  Dec-97              0         49,060          49,060
Seabury And Smith Inc.        Washington, DC        Telecommunications          Jun-97              0         95,077          95,077
Seacoast Telecommunciations   Dover, NH             Telecommunications          Nov-92              0         28,726          28,726
Seafare Seafood Restaurant    Murrells Inlet, SC    Restaurant                  Nov-92              0         32,713          32,713
Selective Chiropractic Serv   Dillon, SC            Medical                     Sep-97              0         34,029          34,029
Senior Care Center Of America Cherry Hill, NJ       Furniture                   Feb-98              0         49,567          49,567
Sentinal Printers Dba Gong    Santa Cruz, CA        Printing                    Aug-97              0         39,772          39,772
Seoul House&Cheonwon Corp.    Edison, NJ            Restaurant                  Jan-98              0         57,041          57,041
Shaffner Coffee Company, Inc. Winston-Salem, NC     Restaurant                  Mar-93              0         42,903          42,903
Shake Nations Dba Wrld Focus  Sacramento, CA        Video Prodroduction         Sep-97              0         33,380          33,380
Shalimar Sportswear           Carle Place, NY       Computerss                  Apr-96              0         37,083          37,083
Shelburg of Tucson            Tucson, AZ            Computers                   Nov-92              0         30,750          30,750
Sheplers, Inc.                Witchita, KS          Computers                   Oct-93              0        991,120         991,120
Sheppard Ambulance Transport  Philadelphia, NJ      Medical                     Oct-96              0         29,814          29,814
Shirey Thomason OD            Thousand Oaks, CA     Medical                     Aug-95              0         32,187          32,187
Shoreline Care Ltd Partnershp North Branford, CT    Telecommunications          May-93              0         80,886          80,886
Shutterbug Photo Centers      Aiken, SC             Telecommunications          Aug-95              0         43,769          43,769
Sibson & Co., Inc.            Princeton, NJ         Computers                   Mar-93              0         29,009          29,009
Sigma Associates Dba Apogee   Columbus, GA          Video Prodroduction         Oct-97              0         51,657          51,657
Signs Now Of Oregon           Portland, OR          Printing                    Nov-97              0         29,574          29,574
Signs of the Times            Las Vegas, NV         Telecommunications          Nov-92              0         31,772          31,772
Sikorsky Aircraft Divison     Stratford, CT         Telecommunications          May-93              0         65,692          65,692
Silver Systems, Inc.          Wyndmoor, PA          Printing                    Sep-96              0         43,053          43,053
Skf Usa, Inc.                 King Of Pruss, IA  PA Telecommunications          Jun-97              0        247,947         247,947
Smugglers Enterprises, Inc.   Punta Gorda, FL       Restaurant                  Jul-93              0         25,081          25,081
SNA, Inc.                     Cincinnati, OH        Restaurant                  Mar-93              0         44,367          44,367
SNA, Inc.                     Cincinnati, OH        Restaurant                  Mar-93              0         48,187          48,187
SNA, Inc.                     Cincinnati, OH        Restaurant                  Mar-93              0         45,248          45,248
SNA, Inc.                     Cincinnati, OH        Restaurant                  Mar-93              0         45,350          45,350
Soaring Eagle Outerwear LLC   Minot, ND             Manufacturing & Production  Sep-95              0         29,329          29,329
Soccer Wrld Dba Soccer Sprts  Hayward, CA           Fixture                     Sep-97              0         49,475          49,475
Softaware, Inc.               Marina Del Re, Y   CA Fixture                     Oct-97              0         47,548          47,548
Solid Waste Disposal, Inc.    Larose, LA            Transportation              Mar-93              0         26,777          26,777
Somerset Diner                Somerset, NJ          Restaurant                  Nov-97              0         52,503          52,503
Somerville Foreign Auto Rep.  Cambridge, MA         Automotive                  Nov-92              0         26,298          26,298
Soothe Your Soul Dba,         Redondo Beach, CA     Furniture                   Jan-98              0         27,053          27,053
Sophtech Dba, Sphstctd.Tech.  Torrance, CA          Computerss                  Jan-97              0         48,293          48,293
Soup Exchange                 Hollywood, FL         Restaurant                  Nov-92              0         31,157          31,157
South Bay Cardiovascular      Bayshore, NY          Computers                   Aug-95              0         40,506          40,506
South Shore Veterinary        Staten Island, NY     Computers                   Aug-95              0         29,256          29,256
South Texas Deli Partners     San Antonio, TX       Restaurant                  Dec-97              0         57,980          57,980
South Windsor                 South Windsor, CT     Telecommunications          May-93              0         64,368          64,368
Southern Cross                O'Fallon, MO          Computers                   Mar-93              0         30,431          30,431
Southern New England Federal  New Haven, CT         Telecommunications          Mar-93              0         25,489          25,489
Southwest Auto Supply         Little Rock, AR       Computers                   Mar-93              0         38,858          38,858
Southwest Nephrology          Evergreen Park, IL    Computers                   Sep-96              0         33,872          33,872
Spa Elysium Ltd.              Erdenheim, PA         Retail                      Nov-92              0         26,558          26,558
Spectral Systems, Inc.        Irvington, NY         Manufacturing & Production  Mar-93              0         35,687          35,687
Spectrascan Imaging Services  Windsor, CT           Medical                     Mar-93              0         28,668          28,668
Spectrascan Imaging Systems   Windsor, CT           Medical                     Mar-93              0         38,828          38,828
Spectrum Color Images         San Luis Bispop, CA   Printing                    Jan-97              0         57,825          57,825
Speer Air Conditioning        Denville, NJ          Manufacturing & Production  Aug-95              0         47,513          47,513
Spic 'N Span Cleaners, Inc    Memphis, TN           Manufacturing & Production  Dec-96              0         48,200          48,200
Spring House Inn              Lagrange, GA          Restaurant                  Nov-92              0         34,054          34,054
Spruce Creek Development      Summerfield, FL       Agriculture                 Mar-93              0         45,594          45,594
St John's Home Health Agency  Miramar, FL           Furniture                   May-94         23,857          2,668          26,525
Standard Knapp Inc.           Portland, CT          Telecommunications          May-93              0         40,961          40,961
Standard Oil Of Connecticut   Bridgeport, CT        Telecommunications          May-93              0         29,552          29,552
Stanley Rockwell Co.          Hartford, CT          Environmental               Mar-93              0         26,466          26,466
Staples, Inc.                 Framingham, MA        Retail                      Jun-94        136,194         19,100         155,295
Staples, Inc.                 Framingham, MA        Computers                   Jun-94      1,818,271        277,723       2,095,995
Starter Sportswear, Inc.      New Haven, CT         Telecommunications          May-93              0        274,772         274,772
Stephen C. Allen MD PC        New York, NY          Medical                     Aug-95              0         37,267          37,267
Steve A. Hamric               Memphis, TN           Restaurant                  Apr-95              0         51,132          51,132
Stirling & Stirling Inc.      Milford, CT           Telecommunications          May-93              0         47,474          47,474
STM Industries, Inc.          Randolph, MA          Computers                   Mar-93              0         25,753          25,753
Stockbridge Truck Painting    Stockbridge, GA       Manufacturing & Production  Dec-97              0         30,254          30,254
Stone Safety Corp.            Fairfield, CT         Telecommunications          May-93              0         28,286          28,286
Structured Computer Systems   Avon, CT              Telecommunications          Mar-93              0         26,453          26,453
Studio One, Inc.              New York, NY          Fixture                     Jan-97              0         34,135          34,135
Sturm Ruger & Company Inc.    Southport, CT         Telecommunications          May-93              0         28,340          28,340
Sturm Ruger & Company Inc.    Southport, CT         Telecommunications          May-93              0         63,815          63,815
Suarez, Omar E., D.M.D.       North Bergen, NJ      Medical                     Jan-97              0         26,701          26,701
Sublime Music, Inc.           Hollywood, CA         Audio                       Dec-96              0         33,001          33,001
Subway Enterprises, Inc.      Quincy, FL            Restaurant                  Nov-92              0         29,283          29,283
Summit Imaging Inc            Akron, OH             Medical                     Oct-95              0         58,146          58,146
Sun & Skin Care Research, Inc.Melbourne, FL         Manufacturing & Production  Dec-97              0         58,216          58,216
Sunshine Products Dba,Linkens Cerritos, CA          Computers                   Nov-97              0         35,258          35,258
Super Star Video Dba, Tejal   Winthrop, MA          Furniture                   Dec-97              0         30,449          30,449
Super Textile, Inc.           Knoxville, TN         Manufacturing & Production  Mar-93              0         38,919          38,919
Superior Bar & Grill Inc.     Birmingham, AL        Restaurant Equipment        Oct-95              0        347,480         347,480
Susan Domuczicz               West Briggwater, MA   Restaurant                  Mar-93              0         40,637          40,637
Sutter Audio                  Tallahassee, FL       Automotive                  Nov-92              0         31,496          31,496
Sweet Water Restaurant        New York, NY          Computers                   Nov-92              0         26,681          26,681
Swen'S Schwinn Cyclery, Inc.  Salt Lake Cit, Y   UT Video Prodroduction         Oct-97              0         55,030          55,030
Synquest, Inc.                Norcross, GA          Computerss                  Dec-96              0         27,324          27,324
Synquest, Inc.                Norcross, GA          Computerss                  Jan-97              0         26,151          26,151
T & T Liquors Inc.            Lake Hopatcong, NJ    Retail                      Aug-95              0         34,492          34,492
T.B.G. of Great Neck, Inc.    Whitestone, NY        Restaurant                  Oct-94              0        312,000         312,000
Taco Mac Dba, Subway & CC     Tucker, GA            Fixture                     Nov-97              0         60,361          60,361
Tans R Us, Inc.               West Palm Beach, FL   Manufacturing & Production  Nov-92              0         27,751          27,751
Technovision Communications   San Diego, CA         Video Prodroduction         Nov-97              0         54,948          54,948
Tectonic Industries           Berlin, CT            Telecommunications          May-93              0         25,813          25,813
Tele-Pizza Gift Services      Vista, CA             Computers                   Nov-92              0         31,468          31,468
Telescope Casual Fixture      Granville, NY         Computers                   Mar-93              0         33,398          33,398
Teltronics, Inc.              Sarasota, FL          Computers                   Dec-97              0         39,377          39,377
Terence Murphy Md PC          Mamaroneck, NY        Medical                     Aug-95              0         29,368          29,368
Texas Provisions, Inc.        Houston, TX           Manufacturing & Production  Dec-97              0         49,294          49,294
Texas State Communications    Houston, TX           Telecommunications          Nov-92              0         26,067          26,067
Textile Unlimited Corp.       Torrance, CA          Computers                   Feb-98              0         36,337          36,337
Thai Classic Corp.            Chantilly, VA         Restaurant                  Nov-92              0         28,207          28,207
The Aaron Group Dba Aaron     Chatsworth, CA        Printing                    Aug-97              0         53,349          53,349
The Allen Products Co.        Milford, CT           Computers                   Mar-93              0         32,047          32,047
The Alley Companies           Little Rock, AR       Retail                      Dec-94              0        130,739         130,739
The Amity Street Cafe         Homestead, PA         Restaurant                  Jan-97              0         78,840          78,840
The Burbank Tennis Center     Burbank, CA           Fixture                     Sep-97              0         33,444          33,444
The Connecticut Muffin Co.    New York, NY          Restaurant                  Jan-98              0         32,702          32,702
The Consortium For Wrker Ed.  New York, NY          Furniture                   Oct-97              0        388,702         388,702
The Cyberweb Cafe             New City, NY          Computers                   Sep-97              0         60,444          60,444
The Electric Beach            San Bruno, CA         Furniture                   Nov-92              0         27,492          27,492
The Futures Group Inc.        Glastonbury, CT       Telecommunications          May-93              0         25,019          25,019
The Grand Union Company       Wayne, NJ             Retail                      Mar-95              0        281,978         281,978
The Grand Union Company       Wayne, NJ             Retail                      Dec-93              0        344,982         344,982
The Herzog-Hart Group, Inc.   Boston, MA            Computers                   Jun-94         24,317          2,652          26,969
The Hollywood Stage Dba,      Hollywood, CA         Video Prodroduction         Jan-98              0         44,095          44,095
The Hull Printing Company     Meriden, CT           Computers                   Mar-93              0         32,490          32,490
The J.M. Ney Company          Bloomfield, CT        Telecommunications          May-93              0         75,786          75,786
The Keith Companies           Costa Mesa, CA        Computers                   Nov-97              0         52,597          52,597
The LTA Group, Inc.           North Bergen, NJ      Computers                   Mar-94              0         85,143          85,143
The Magnolia Studios, Inc.    Burbank, CA           Audio                       Oct-97              0         57,208          57,208
The Maiden Foundry            Sandy, OR             Computerss                  Sep-96              0         28,629          28,629
The Negative Shop             Charlotte, NC         Printing                    Jan-97              0         52,913          52,913
The Planet 4 Kidz, Inc.       Jackson, MS           Video Production            Jan-97              0         34,020          34,020
The Printing Press, Inc.      Boise, ID             Printing                    Mar-95              0         28,965          28,965
The Royal Bank Of Scotland    New York, NY          Computers                   Mar-93              0         37,575          37,575
The Sand Bar Restaurant       Anna Maria, FL        Retail                      Jan-97              0         46,563          46,563
The Sherwood Group Inc.       Northbrook, IL        Computers                   Jan-96              0         29,044          29,044
The Sports Center By Ron      Langhorne, PA         Medical                     Mar-93              0         35,904          35,904
The Women's Health Group      Windsor, CT           Medical                     Mar-93              0         50,236          50,236
Thornburg Logging             Wallace, CA           Manufacturing & Production  Nov-97              0         39,693          39,693
Thunderbird Greely Inc.       San Diego, CA         Furniture                   Feb-98              0        139,688         139,688
Thurston Foods, Inc.          Wallingford, CT       Computers                   May-93              0         41,872          41,872
Timex                         Waterbury, CT         Telecommunications          May-93              0        164,926         164,926
Tims Amusements Inc.          Hickory Taver, N   SC Fixtures                    May-97              0        100,000         100,000
Tire Eagle, Inc.              Apopka, FL            Material Handling           Mar-93              0         36,264          36,264
Titan Sports, Inc.            Stamford, CT          Telecommunications          Mar-93              0         25,223          25,223
Titan Sports, Inc.            Stamford, CT          Telecommunications          Mar-93              0         36,065          36,065
Tkc Reprographics             Omaha, NE             Copiers                     Dec-97              0         73,810          73,810
Tokarczyk Enterprises, Inc.   Eastwood, KY          Manufacturing & Production  Jan-98              0         50,991          50,991
Tom Orza Distribution         Selden, NY            Restaurant                  Mar-93              0         40,857          40,857
Tony's Guns & Police Supplies Sumter, SC            Fixture                     Nov-97              0         46,439          46,439
Topolewski America, Inc.      Encino, CA            Material Handling           Dec-96              0         46,177          46,177
Torrington Co                 Torrington, CT        Telecommunications          May-93              0        572,136         572,136
Torsys, Inc.                  Manhattan Bea, CH  CA Computers                   Sep-97              0         34,968          34,968
Tournament Players Club       Cromwell, CT          Telecommunications          May-93              0        107,027         107,027
Town of Plymouth              Terryville, CT        Telecommunications          Mar-93              0         26,456          26,456
Trad-A-House Corp.            Slidell, LA           Fixture                     Mar-94              0        850,949         850,949
Trading Merchandise           Stafford, VA          Restaurant                  Aug-96              0         51,620          51,620
Trager And Trager, PC         Fairfield, CT         Telecommunications          Mar-93              0         45,368          45,368
Transformer Service, Inc.     Concord, NH           Fixture                     Mar-93              0         41,384          41,384
Transit Air Conditining       Winter Garden, FL     Restaurant                  Jul-96              0         97,037          97,037
Transtrachael Systems, Inc.   Englewood, CO         Fixture                     Sep-97              0         38,394          38,394
Travelers Insurance Company   Hartford, CT          Telecommunications          May-93              0         55,906          55,906
Travelers Insurance Company   Hartford, CT          Telecommunications          May-93              0         47,518          47,518
Treats Bakery Cafe            Washington, DC        Restaurant                  Nov-92              0         31,460          31,460
Tri Con Geophysics, Inc.      Denver, CO            Computerss                  Nov-96              0         30,252          30,252
Tri State Communications      Tarrytown, NY         Telecommunications          Sep-97              0         26,681          26,681
Triangle Funding Corp.        Sterling, VA          Computers                   Nov-97              0         52,308          52,308
Tri-Star Machines             Tewsbury, MA          Manufacturing & Production  Aug-96              0         34,176          34,176
Tri-State Communications,     Tarrytown, NY         Telecommunications          Nov-97              0         30,444          30,444
Triton Fuel Group, Inc.       Dallas, TX            Material Handling           Mar-93              0         37,320          37,320
Triton Fuel Group, Inc.       Dallas, TX            Fixture                     Mar-93              0         28,892          28,892
Triton Fuel Group, Inc.       Dallas, TX            Fixture                     Mar-93              0         28,892          28,892
Triton Fuel Group, Inc.       Dallas, TX            Material Handling           Mar-93              0         37,320          37,320
Triton Fuel Group, Inc.       Dallas, TX            Fixture                     Mar-93              0         57,783          57,783
Triumph Corporation           Tempe, AZ             Manufacturing & Production  Jan-98              0        768,583         768,583
Tropical Screw Products       Miami, FL             Manufacturing & Production  Nov-92              0         31,460          31,460
TW Recreational Services,     Orlando, FL           Telecommunications          Mar-93              0         42,388          42,388
Tyler Cooper                  New Haven, CT         Telecommunications          May-93              0         73,532          73,532
Tyler Cooper & Alcorn         New Haven, CT         Computers                   May-93              0         39,170          39,170
Tyler Cooper & Alcorn         New Haven, CT         Computers                   May-93              0         30,544          30,544
Tyler Cooper & Alcorn         New Haven, CT         Computers                   May-93              0         34,673          34,673
Typed Letters Corp.           Wichita, KS           Manufacturing & Production  Sep-92              0        106,105         106,105
Typed Letters Corp.           Wichita, KS           Manufacturing & Production  Sep-92              0         40,019          40,019
Typography Plus               Dania, FL             Computerss                  Apr-96              0         26,129          26,129
U.S. Health Care Reports      Falmouth, ME          Computerss                  Jan-97              0         32,331          32,331
U.S. Osiris Corp.             Dallas, TX            Computerss                  Dec-96              0         95,220          95,220
U3S Corp/Dba Must Software    Norwalk, CT           Telecommunications          May-93              0         27,440          27,440
U3S Corp/Dba Must Software    Norwalk, CT           Telecommunications          May-93              0         57,859          57,859
Ultimate Dog, Inc.            Pittsburgh, PA        Restaurant                  Dec-97              0         55,131          55,131
Ultra Diagnostics, Inc.       Hingham, MA           Medical                     Mar-93              0         41,462          41,462
Ultra Mart, Inc.              La Grange, GA         Computers                   Nov-97              0         78,341          78,341
Union Camp                    Richmond, VA          Telecommunications          May-93              0         44,735          44,735
United Credit Counseling Svc. Columbia, MD          Furniture                   Nov-97              0         38,600          38,600
United Credit Counseling Svc. Columbia, MD          Furniture                   Nov-97              0         75,198          75,198
United Credit Counseling Svc. Columbia, MD          Furniture                   Nov-97              0        177,028         177,028
United Illuminating           New Haven, CT         Telecommunications          May-93              0         26,306          26,306
United Medical Centers        Eagle Pass, TX        Computers                   Mar-95              0        299,376         299,376
United Way of Connecticut     Hartford, CT          Telecommunications          Mar-93              0         43,407          43,407
Universal Seismic Assoc.      Sugerland, TX         Fixture                     Apr-95              0         26,318          26,318
University Cardiovascular     Los Angeles, CA       Medical                     Dec-97              0         47,444          47,444
University Of Southern Ca     Farmington Hill, MI   Telecommunications          Nov-96        315,847        195,912         511,759
Uno Mill, Inc.                Tempe, AZ             Restaurant                  Mar-94              0        602,000         602,000
Up Town Body & Fender         Oakland, CA           Automotive                  Nov-92              0         32,654          32,654
Urban League of Grtr. Hart    Hartford, CT          Telecommunications          Mar-93              0         29,690          29,690
Us Mortgage Reduction, Inc.   Jensen Beach, FL      Computers                   Aug-97              0         35,728          35,728
US Repeating Arms Co.         New Haven, CT         Telecommunications          May-93              0        219,508         219,508
USI Of Westchester            Elmsford, NY          Computers                   May-93              0         27,309          27,309
USI, Inc.                     Branford, CT          Telecommunications          May-93              0         61,353          61,353
USX Corp.                     Pittsburgh, PA        Manufacturing & Production  Sep-94              0      2,862,296       2,862,296
USX Corp.                     Pittsburgh, PA        Manufacturing & Production  Sep-94      1,236,437         49,457       1,285,895
Uvalde County Clinic          Uvalde, TX            Computerss                  Apr-96              0         83,134          83,134
V & J Restaurant              Red Bank, NJ          Restaurant                  Jan-98              0         54,863          54,863
Vacation Escape, Inc.         Boca Raton, FL        Telecommunications          Jul-96              0         39,535          39,535
Valley Best Way Building      Spokane, WA           Computers                   Mar-93              0         26,664          26,664
Valley Stream Sch Dist.       Valley Stream, NY     Telecommunications          May-93              0         27,288          27,288
Valve Technologies, Inc.      Houston, TX           Manufacturing & Production  Jan-97              0         56,217          56,217
Van Den Bergh Foods Company   Atlanta, GA           Environmental               Feb-93              0         78,864          78,864
Van Gogh Offset Plat Co.      New York, NY          Manufacturing & Production  Aug-95              0         40,008          40,008
Van Gorderr Studios Inc       Fairfield, CT         Fixture                     Aug-95              0         34,638          34,638
Vaxa International Inc.       San Diego, CA         Computers                   Apr-95              0         35,070          35,070
Venerable Companies, Ltd.     New York, NY          Fixture                     Nov-97              0         38,176          38,176
Venice Bakery Dba,Ronic, Inc. Garfield, NJ          Restaurant                  Nov-97              0         42,899          42,899
Vermont Yankee Nuclear        Brattleboro, VT       Manufacturing & Production  Mar-94              0        165,888         165,888
Vertex Group, Inc.            Los Angeles, CA       Telecommunications          Jan-98              0         26,856          26,856
Veterinary Emergency          Richmond, VA          Medical                     Dec-96              0         37,865          37,865
Video-It, Inc.                Culver City, CA       Video Production            Jan-97              0         44,072          44,072
Viking Air Tools, Inc.        Indanapolis, IN       Manufacturing & Production  Dec-93              0         89,992          89,992
Viking Air Tools, Inc.        Indianapolis, IN      Manufacturing & Production  Jan-94              0        110,663         110,663
Viking Air Tools, Inc.        Indianapolis, IN      Manufacturing & Production  Mar-94              0         43,874          43,874
Villa Enterprises Ltd.        Morristown, NJ        Restaurant                  Mar-93              0         56,147          56,147
Villa Enterprises Ltd.        Morristown, NJ        Restaurant                  Mar-93              0         31,568          31,568
Villa Enterprises Ltd.        Morristown, NJ        Restaurant                  Mar-93              0         37,513          37,513
Virtuoso Dba, Wm. S. Sparling Greensboro, NC        Telecommunications          Nov-97              0         29,502          29,502
Visicom Laboratories Inc.     San Diego, CA         Manufacturing & Production  Aug-95              0         32,964          32,964
Vitrex Corp.                  Ogden, UT             Computers                   Oct-97              0         27,945          27,945
Vk Productions, dba Van Karn  W. Hollywood, CA      Audio                       Nov-96              0         55,145          55,145
Vnr-1 Video Public Relations  Arlington, TX         Video Prodroduction         Oct-97              0         55,124          55,124
Vogt Construction Co., Inc.   Omaha, NE             Computers                   Mar-95              0         32,368          32,368
Volante's Ranch Market, Inc.  Rancho Santa Fe, CA   Retail                      Nov-92              0         29,972          29,972
Voyale Corp.                  Cleveland, OH         Computers                   Aug-95              0         34,843          34,843
Vraneberry'S, Inc.            Brandon, OR           Manufacturing & Production  Dec-97              0         59,716          59,716
Waggoner Shumate Printing     Rogers, AR            Printing                    Dec-92         59,662          5,778          65,440
Wagner College                Staten Island, NY     Environmental               Mar-93              0         44,174          44,174
Waltec American Forgings,    .Waterbury, CT         Computers                   Mar-93              0         26,944          26,944
Wang's International, Inc.    Memphis, TN           Material Handling           Dec-92        946,723        333,462       1,280,185
Wang's International, Inc.    Memphis, TN           Fixture                     Dec-93        591,042        285,442         876,484
Warren/Kremer/Cmp/Adv.        New York, NY          Computers                   Aug-97              0         52,558          52,558
Warren-Taylor Corp.           New York, NY          Restaurant                  Aug-96              0         56,630          56,630
Waterford Hotel Group, Inc.   Waterford, CT         Computers                   Mar-93              0         38,174          38,174
Welding Equip & Supply Corp.  Greenwich, CT         Material Handling           Mar-93              0         50,739          50,739
West Coast Video Falls Chrch  Falls Church, VA      Computers                   Nov-92              0         32,713          32,713
West Hollywood Printing       Los Angeles, CA       Printing                    Jan-97              0         39,918          39,918
Western Franchise Development Dublin, CA            Restaurant                  Sep-97              0        284,878         284,878
Western Franchise Development Dublin, CA            Restaurant                  Oct-97              0        103,584         103,584
Western Giant Enterprises     Los Angeles, CA       Medical                     Dec-97              0         66,888          66,888
Western Interstate Mortgage   Orange, CA            Computers                   Oct-97              0         52,679          52,679
Western Property Financial    Irvine, CA            Telecommunications          Feb-93              0         27,205          27,205
Western State Univ. Of So. Ca Fullerton, CA         Other - Books               Nov-97              0         51,233          51,233
West-Reeves, Inc.             Waxahatchie, TX       Manufacturing & Production  Feb-95              0         34,101          34,101
WFSB TV-3                     Hartford, CT          Telecommunications          May-93              0         65,647          65,647
What's Cooking                Newport Beach, CA     Computers                   Nov-92              0         31,460          31,460
Whelen Engineering Company    Chester, CT           Telecommunications          May-93              0         85,982          85,982
Whiting Products Inc          Hamden, CT            Telecommunications          May-93              0         33,153          33,153
William A Schmidt & Sons      Chester, PA           Manufacturing & Production  Mar-93              0         28,961          28,961
William Carter Company        Shelton, CT           Telecommunications          May-93              0         47,049          47,049
William Pressley & Associates Cambridge, MA         Computers                   Nov-92              0         25,232          25,232
Willow Oaks Farm, Inc.        Columbia, SC          Restaurant                  Dec-96              0         27,674          27,674
WINK Investment Group         Bloomingdale, IL      Restaurant                  Nov-92              0         30,388          30,388
Winn Associates, Inc.         Foster City, CA       Copiers                     Aug-94              0         30,026          30,026
Wisconsin Color Press, Inc.   Milwaukee, WI         Printing                    Jan-98              0         47,272          47,272
Wisconsin Truss, Inc.         Cornell, WI           Computers                   Mar-93              0         26,664          26,664
Witter Gas & Oil              Port Allegany, PA     Fixture                     Aug-96              0         37,346          37,346
Women's Health Consultants    Chicago, IL           Computers                   Feb-93              0         37,576          37,576
Women's Medical Care          Newburgh, NY          Medical                     Mar-93              0         30,101          30,101
Woodlawn Construction Co.     Ashland, VA           Computers                   Oct-97              0         28,217          28,217
Woodway Country Club          Darien, CT            Telecommunications          Mar-93              0         28,071          28,071
Worcester Brothers Company    Baltimore, MD         Manufacturing & Production  Mar-93              0         30,735          30,735
World Gym Poughkeepsie, Inc.  Poughkeepsie, NY      Medical                     Mar-93              0         26,500          26,500
World Gym Stamford            Stamford, CT          Medical                     Mar-93              0         25,883          25,883
World Wide Security Systems   Garden City, NY       Computers                   Dec-97              0         57,336          57,336
Wymore Ob-Gyn                 Windsor, CT           Medical                     Mar-93              0         47,995          47,995
Xerox Corp.                   Webster, NY           Fixture                     Jan-97        243,065        111,141         354,206
Young Men's Christian Center  Stamford, CT          Fixture                     Mar-93              0         34,635          34,635
Your Video Productions        Costa Mesa, CA        Video Prodroduction         Sep-97              0         48,296          48,296
Yves' Bistro                  Anaheim, CA           Restaurant                  Nov-92              0         28,556          28,556
YWC, Inc.                     Monroe, CT            Telecommunications          Mar-93              0         30,856          30,856
Zbr Publications, Inc.        Haverhill, MA         Printing                    Sep-97              0         46,025          46,025
                              Total Equipment transactions less than $25,000                1,798,978     61,649,681      63,448,659

                                                                                          -----------    ------------   ------------
                                                                                          $63,066,702    $174,731,966   $237,798,668
                                                                                          ===========    ============   ============

(1)  This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1998.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.




                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Six at March 31, 1998:

      Original Lessee                                                             Date          Total        Cash        Acquisition
     or Equipment User              Location                Equipment           Purchased     Financing    Expended          Cost
                                                                                                 (1)         (2)             (3)
-----------------------------   ------------------   -------------------------- ---------    -----------  -----------   ------------

21-44 Utopia Parkway Restaurant Washingtonville, NY  Fixture                      Mar-95              $0      $29,650        $29,650
3 East 48th Restaurant, Inc.    New York, NY         Retail                       Jun-94               0       26,897         26,897
A C Color Separators            Los Angeles, CA      Printing                     Feb-95               0       41,118         41,118
A. I. Leasing  Inc.             Herndon, VA          Aircraft                     Aug-96      18,186,117    1,409,839     19,595,956
A.F. Salciccia, Inc.            Campbell, CA         Retail                       Apr-94               0       27,931         27,931
A.J.L.C. Inc.                   Alamonte Spring, FL  Restaurant Equipment         Dec-95               0       31,118         31,118
A.J.L.C. Inc.                   Altamonte Spring, FL Restaurant Equipment         Sep-95               0       39,620         39,620
A.W. Chesterton Company         Stoneham, MA         Manufacturing & Production   Jan-96         118,415       12,062        130,477
A.W. Chesterton Company         Stoneham, MA         Manufacturing & Production   Jan-96         217,267       22,296        239,563
A.W. Chesterton Company         Stoneham, MA         Copiers                      Jan-96         206,026       14,099        220,126
A.W. Chesterton Company         Stoneham, MA         Telecommunications           Jan-96         114,538       11,923        126,461
Act Manufacturing Inc.          Hudson, MA           Furniture                    Jan-96          71,318        6,643         77,961
Act Manufacturing Inc.          Hudson, MA           Computers                    Jan-96         589,879       55,535        645,414
Act Manufacturing Inc.          Hudson, MA           Manufacturing & Production   Jan-96         618,516       64,137        682,653
Act Manufacturing Inc.          Hudson, MA           Telecommunications           Jan-96         134,943       14,228        149,172
Action Printech, Inc.           Westland, MI         Printing                     Feb-95               0      163,066        163,066
Ad Press Communications         Greensboro, NC       Printing                     Feb-95               0       54,897         54,897
Ad-Mat Coasters USA, Inc.       Johnson City, TN     Printing                     Feb-95               0       55,658         55,658
Advance Mailing & Fulfillment   Marietta, GA         Printing                     Feb-95               0       32,885         32,885
Advanced Graphics, Inc.         Sandy, UT            Printing                     Feb-95               0       53,999         53,999
Advanco Fore Protection         Montclair, CA        Material Handling            Jul-96               0       44,189         44,189
Advertising Systems, Inc.       Marlton, NJ          Computers                    Jul-96               0       56,727         56,727
Aero Bookbinding                Sterling, VA         Printing                     Feb-95               0       91,318         91,318
Afc Cable Systems Inc.          New Bedford, MA      Manufacturing & Production   Jan-96       2,083,928      233,936      2,317,864
Air Age Images                  Valencia, CA         Computers                    Apr-96               0       26,138         26,138
Alaska Air                      Seatle, WA           Transportation               Mar-95      16,316,603    3,630,337     19,946,940
Alberto's Printing              San Francisco, CA    Printing                     Feb-95               0       26,813         26,813
Alden Graphics, Inc.            Lincoln Park, MI     Printing                     Feb-95               0       55,763         55,763
Alexander & Alexander           Owings Mills, MD     Computers                    Jan-96       2,699,221      347,976      3,047,197
All Pro Photo Lab,Inc.          River Grove, IL      Printing                     Oct-96               0       53,499         53,499
All Star Printing, Inc.         Woodstock, GA        Printing                     Feb-95               0       51,579         51,579
Allen Printing Co.              Nashville, TN        Printing                     Feb-95               0      122,663        122,663
Allied Printing Services Inc.   Manchester, CT       Manufacturing & Production   Jan-96         401,449       54,708        456,157
Allied Printing Services Inc.   Manchester, CT       Computers                    Jan-96          84,339        7,259         91,598
Alvmar, Inc.                    Lawrence, KS         Agriculture                  Mar-95               0       37,934         37,934
American Advertising Federation Washington, DC       Printing                     Feb-95               0       35,792         35,792
American Foundrymen's Society   Des Plaines, IL      Printing                     Feb-95               0       36,551         36,551
Amvets National Headquarters    Lanham, MD           Printing                     Feb-95               0       29,071         29,071
Anderson Performance Printing   Cookeville, TN       Printing                     Feb-95               0      580,736        580,736
Antoine Bonsorte                N. Hollywood, CA     Computers                    Aug-96               0       44,049         44,049
ARG Enterprises, Inc.           Newport Beach, CA    Restaurant                   Dec-94               0      583,037        583,037
Arrow Comp, Inc.                West Boylston, MA    Manufacturing & Production   Feb-95               0       55,110         55,110
Artco Printing, Inc.            Boiceville, NY       Printing                     Feb-95               0       69,370         69,370
Artcraft Photo Lab, Inc.        Statesville, NC      Printing                     Feb-95               0       40,079         40,079
Arthur Morgan Publishing Co.    Morton Grove, IL     Computers                    Feb-95               0      237,800        237,800
Asa  Solutions, Inc             Scottsdale, AZ       Computerss                   Jan-97               0       39,262         39,262
Atlanta Printing & Design       Smyrna, GA           Printing                     Feb-95               0       48,510         48,510
Augat, Inc.                     Mansfield, MA        Computers                    Mar-95       1,111,386       97,107      1,208,493
Augustin Graphics               Fullerton, CA        Printing                     Feb-95               0       72,442         72,442
Aveka, Inc.                     Woodbury, MN         Manufacturing & Production   Feb-97               0       49,904         49,904
Bailey Oil Co., Inc.            Heyburn, ID          Material Handling            Mar-95               0      115,273        115,273
Banana Blueprint, Inc.          Costa Mesa, CA       Printing                     Feb-95               0       68,351         68,351
Best Shot, Inc.                 Landover, MD         Printing                     Feb-95               0       43,209         43,209
Bet Inc.                        Atlanta, GA          Construction                 Dec-95      16,990,448    5,073,822     22,064,270
Birchwood Marketing Graphics    Rncho Cucamong,CA    Computers                    Feb-95               0       27,414         27,414
Bistro 821 Dba, Mikli Enterpr.  Naples, FL           Retail                       Jan-97               0       27,608         27,608
Black Lab, Inc.                 Richmond, VT         Printing                     Feb-95               0       35,945         35,945
Blacktop Industries             Kenova, WV           Manufacturing & Production   Aug-95               0       54,335         54,335
Blazing Pages, Inc.             Huntington Beac, CA  Printing                     Feb-95               0      118,039        118,039
Bmg Printing                    Holbrook, NY         Printing                     Feb-95               0      121,201        121,201
Boge/Nelson, Inc.               Anaheim, CA          Manufacturing & Production   Feb-95               0       70,269         70,269
Brenlar Investments, Inc.       Novaro, CA           Furniture                    Oct-94               0      312,090        312,090
Brett Corp.                     San Diego, CA        Printing                     Feb-95               0       33,178         33,178
Brett Corp.                     San Diego, CA        Printing                     Feb-95               0       86,013         86,013
Brevard County School Board     Melbourne, FL        Printing                     Feb-95               0       43,978         43,978
Brian D. Mudd DDS               Oceanside, CA        Computers                    Aug-95               0       35,593         35,593
Brookville Group, Inc.          Melville, NY         Medical                      May-96               0       37,239         37,239
Brt Video Inc.                  Ft. Lauderdale, FL   Computers                    Nov-95               0       50,193         50,193
Burns & Kent, Inc.              Atlanta, GA          Printing                     Feb-95               0       25,609         25,609
Bybee Studios                   San Francisco, CA    Computers                    Oct-96               0       30,985         30,985
C&A Industries, Inc.            Omaha, NE            Printing                     Feb-95               0      104,341        104,341
California  Bottling Co.        Auburn, CA           Manufacturing & Production   Jan-97               0       34,230         34,230
Camino West Coast Service       Redlands, CA         Computers                    Aug-95               0       32,857         32,857
Carrousel Saloon, Inc.          West Mifflin, PA     Restaurant                   Sep-94               0       94,554         94,554
Cartersville Letter Shop, Inc.  Cartersville, GA     Printing                     Feb-95               0       33,952         33,952
Central Typesetting, Inc.       San Diego, CA        Printing                     Feb-95               0      362,431        362,431
Chia Financial Group            Pico Rivers, CA      Retail                       Jan-96               0       30,958         30,958
CIS Corporation                 Montvale, NJ         Telecommunications           Nov-96               0    2,753,118      2,753,118
CIS Corporation                 Collegeville, PA     Telecommunications           Nov-96       8,265,902    2,880,326     11,146,228
CJ Printing                     Montclair, CA        Printing                     Feb-95               0       63,150         63,150
Clancy's Inc.                   Noblesville, IN      Restaurant                   Oct-96               0      618,000        618,000
Coastal Offset Preparations     Santa Ana, CA        Printing                     Feb-95               0       42,061         42,061
Color On Line                   New Berlin, WI       Printing                     Feb-95               0       39,236         39,236
Coloredge, Inc.                 Newport Beach, CA    Printing                     Feb-95               0      185,685        185,685
Colour Concepts                 Riverside, CA        Manufacturing & Production   Feb-95               0      183,665        183,665
Colours Printing & Graphics     Irvine, CA           Printing                     Feb-95               0       64,543         64,543
Com/Tech Communication          New York, NY         Manufacturing & Production   Aug-95               0       58,004         58,004
Commercial Food Equipment Co.   Tempe, AZ            Computerss                   Jan-97               0       33,299         33,299
Compuflex Systems               Edison, NJ           Computers                    Jun-96               0       99,228         99,228
Concept II Graphics, Inc.       Baltimore, MD        Manufacturing & Production   Feb-95               0      117,790        117,790
Coppinger & Affiliates          Cleveland, TN        Printing                     Feb-95               0       47,018         47,018
Copy Corner, Inc.               San Diego, CA        Printing                     Feb-95               0       25,592         25,592
Corporate Printing, Inc.        Tampa, FL            Printing                     Feb-95               0       30,602         30,602
Creative Directors, Inc.        Coral Gables, FL     Manufacturing & Production   Feb-95               0       26,041         26,041
Creative Playthings             Herndon, PA          Manufacturing & Production   Jun-95         343,336       35,301        378,637
Creative Playthings Ltd.        Framingham, MA       Material Handling            Jan-96          39,397        4,607         44,004
Creative Playthings Ltd.        Framingham, MA       Manufacturing & Production   Jan-96         272,439       30,196        302,634
Creative Printing & Graphic     Orlando, FL          Printing                     Feb-95               0       26,196         26,196
Crooks Printing Service, Inc.   Hollywood, FL        Printing                     Feb-95               0       27,801         27,801
Crooks Printing Service, Inc.   Hollywood, FL        Printing                     Feb-95               0       29,214         29,214
Cumberland Farms Inc.           Canton, MA           Manufacturing & Production   Oct-95               0    3,200,554      3,200,554
Curtin & Pease/Peneco, Inc.     Tampa, FL            Printing                     Feb-95               0       28,549         28,549
Custom Black & White            Santa Ana, CA        Printing                     Feb-95               0       55,227         55,227
D.G.A. Printing, Inc.           Sterling Height, MI  Printing                     Feb-95               0       25,710         25,710
D.S.I. Graphics, Inc.           Irvine, CA           Printing                     Feb-95               0       47,158         47,158
David Levey                     Concord, CA          Restaurant Equipment         Aug-95               0       85,143         85,143
David  Levey                    Concord, CA          Restaurant Equipment         Sep-95               0      117,421        117,421
Delco Oil, Inc.                 Deland, FL           Fixtures                     Oct-96               0      124,673        124,673
Dicon Inc.                      Fairlawn, NJ         Manufacturing & Production   Aug-95               0       46,388         46,388
Digit Imaging Centers, Inc.     Minneapolis, MN      Computers                    Feb-95               0      163,080        163,080
Diversifax, Inc.                Valley Stream, NY    Manufacturing & Production   Feb-97               0       59,690         59,690
DJ's Woodshop                   St. Augustine, FL    Computers                    Oct-96               0       33,377         33,377
DLD Partners                    Sand City, CA        Manufacturing & Production   Apr-96               0       30,875         30,875
Doran Printing Co. Inc.         New Brunswick, NJ    Manufacturing & Production   Aug-95               0       31,505         31,505
Doyle Printing & Offset Co.     Landover, MD         Printing                     Feb-95               0      126,596        126,596
Draughon Brothers, Inc.         Fayetteville, NC     Audio                        Nov-96               0       59,049         59,049
Duncan Oil Company, Inc.        Beavercreek, OH      Fixture                      Mar-94               0      116,421        116,421
E. John Schmitz & Sons, Inc.    Sparks, MD           Printing                     Feb-95               0       32,377         32,377
E.R.S. Wash Inc.                Glouster, MA         Restaurant Equipment         Nov-95               0       52,487         52,487
Eagle Graphics, Inc.            Wall, NJ             Printing                     Feb-95               0       49,511         49,511
Eberle Communications Group     Mclean, VA           Furniture                    Nov-94               0      119,407        119,407
Economy Motels, Inc.            Shreveport, LA       Fixture                      Jun-94               0       42,320         42,320
Econ-O-Plate, Inc.              Los Angeles, CA      Printing                     Feb-95               0       39,520         39,520
Econ-O-Plate, Inc.              Los Angeles, CA      Printing                     Feb-95               0      316,135        316,135
Editran, Inc.                   Milwaukee, WI        Video Production             Oct-96               0       31,807         31,807
Edwards Graphic Arts, Inc.      Des Moines, IA       Printing                     Feb-95               0       38,291         38,291
Electric Pencil                 Los Angeles, CA      Computers                    Feb-95               0       37,768         37,768
Electro Graphics                Fountain Valley, CA  Printing                     Feb-95               0       58,499         58,499
Electronic Publishing Services  Kahului, HI          Printing                     Feb-95               0       88,012         88,012
Eli's, Inc.                     Omaha, NE            Manufacturing & Production   Mar-95               0      410,745        410,745
Eli's, Inc.                     Omaha, NE            Printing                     Feb-95               0      362,433        362,433
Eli's, Inc.                     Omaha, NE            Computers                    Feb-95               0       33,797         33,797
Elk Litho Service, Inc.         Fraser, MI           Printing                     Feb-95               0       35,633         35,633
Elmwood Park Physcl Therapy     Elmwood Park, NJ     Medical                      Aug-95               0       38,614         38,614
Enhanced Commnctns              New Castle, DE       Furniture                    Jul-96               0       50,544         50,544
Entrepreneur, Inc.              Irvine, CA           Printing                     Feb-95               0       43,448         43,448
Equinox Travel Inc.             Manhasset, NY        Manufacturing & Production   Aug-95               0       30,195         30,195
Eurocolor Corp.                 San Francisco, CA    Office Equipment             Aug-95               0       27,724         27,724
Ever Ready Printers             San Francisco, CA    Printing                     Feb-95               0       25,092         25,092
Executive Computer Services     Clearwater, FL       Printing                     Feb-95               0       27,373         27,373
Eye Four Color, Inc.            Marina Del Rey, CA   Printing                     Feb-95               0       47,067         47,067
F & F General Corp.             Brooklyn, NY         Computers                    Aug-95               0       47,752         47,752
Fairfield Center                East Orange, NJ      Manufacturing & Production   Aug-95               0       50,393         50,393
Fender Mender, Inc.             Ft. Lauderdale, FL   Automotive                   Jan-97               0       60,969         60,969
Fidelity Printing Corp.         Saint Petersbur, FL  Printing                     Feb-95               0       33,213         33,213
Fidelity Printing Corp.         Saint Petersbur, FL  Printing                     Feb-95               0       75,061         75,061
Field Fresh Foods Inc.          Inglewood, CA        Restaurant                   Feb-97               0       55,524         55,524
Fitch Graphics Ltd.             New York, NY         Printing                     Feb-95               0       62,674         62,674
For Color                       Springfield, IL      Printing                     Feb-95               0       25,014         25,014
Fordick Corp.                   Lenexa, KS           Manufacturing & Production   Jan-95               0       28,250         28,250
Fox Family Printing             Las Vegas, NV        Printing                     Feb-95               0      115,553        115,553
Fox Family Printing             Las Vegas, NV        Printing                     Feb-95               0       51,829         51,829
France Croissant, Ltd.          New York, NY         Restaurant                   Oct-96               0       52,450         52,450
Frantz Printing Service, Inc.   Dallas, TX           Printing                     Feb-95               0       43,863         43,863
Fredco Manufacturer's           Mission Viego, CA    Computers                    Apr-94               0       26,079         26,079
G & W Enterprises, Inc.         Sacramento, CA       Printing                     Feb-95               0       81,747         81,747
General Computer Corp.          Twinsburg, OH        Computers                    Aug-95               0       46,784         46,784
Gesek's, Inc.                   Glen Burnie, MD      Automotive                   Nov-94               0       27,829         27,829
Girardo & Decaro Cardiolo       Philadelphia, PA     Medical                      Aug-95               0       31,874         31,874
Glenville Family Dental         Glenville, NY        Computers                    Aug-95               0       26,209         26,209
Global Graphics, Inc.           Elmhurst, IL         Computers                    Feb-95               0       51,499         51,499
Global Group, Inc.              Fort Worth, TX       Printing                     Feb-95               0       33,277         33,277
Glory Bound                     Nashville, TN        Printing                     Feb-95               0       51,168         51,168
Gopher State Litho Corp.        Minneapolis, MN      Printing                     Feb-95               0       69,910         69,910
Graphicomm                      San Diego, CA        Printing                     Feb-95               0       26,212         26,212
Graphics Plus Printing, Inc.    Cortland, NY         Printing                     Feb-95               0      260,067        260,067
Great Impressions, Inc.         Nashville, TN        Printing                     Feb-95               0       42,082         42,082
Greece Central School District  North Greece, NY     Printing                     Feb-95               0       41,635         41,635
Grossmont Medical Center        La Mesa, CA          Computers                    Aug-95               0       27,239         27,239
Guffey Enterprises, Inc.        Mammoth Lakes, CA    Retail                       Jul-96               0       31,757         31,757
H.W. Shepherd & Sons, Inc       Richburg, SC         Manufacturing & Production   Dec-96               0       38,812         38,812
Hafer Marketing Corp.           Clearwater, FL       Manufacturing & Production   Oct-95               0       47,614         47,614
Haig Press, Inc.                Plainview, NY        Printing                     Feb-95               0       48,906         48,906
Haig's Printing                 Palm Springs, CA     Printing                     Feb-95               0       33,566         33,566
Hamco Corp.                     Poughkeepsie, NY     Printing                     Feb-95               0      443,524        443,524
Hamco Corp.                     Poughkeepsie, NY     Printing                     Feb-95               0       26,382         26,382
Hampton Pediatric Dental        Southampton, NY      Medical                      Aug-95               0       28,955         28,955
Harvard Pinnacle Group          Harvard, MA          Manufacturing & Production   Aug-95               0       30,535         30,535
Hauppauge Record Manuf.         Hauppauge, NY        Manufacturing & Production   Nov-96               0       65,759         65,759
Healthsmart Inc.                Ossining, NY         Manufacturing & Production   Aug-95               0       36,202         36,202
Heritage Printing & Graphics    Lexington Park, MD   Printing                     Feb-95               0       62,626         62,626
Hodgins Printing Co., Inc.      Batavia, NY          Printing                     Feb-95               0       36,113         36,113
Home Paramount Pest Control Co. Baltimore, MD        Printing                     Feb-95               0       37,676         37,676
Hotopp Associates Limited       New York, NY         Computers                    Feb-96               0       58,646         58,646
Howard Schwartz Recording       New York, NY         Audio Equipment              Aug-95               0       43,608         43,608
Howard University               Washington, DC       Printing                     Feb-95               0      125,401        125,401
HSM  Packaging                  Syracuse, NY         Printing                     Feb-95               0       26,008         26,008
Hunt Valley Motor Coach, Inc.   Hunt Valley, MD      Computers                    Mar-95               0       34,977         34,977
Ibbetson Enterprises            Mount Laurel, NJ     Manufacturing & Production   Apr-96               0       56,511         56,511
Idom Inc.                       Newark, NJ           Furniture                    Aug-95               0       35,487         35,487
Industrial Printing             Anaheim, CA          Manufacturing & Production   Feb-95               0       52,197         52,197
Ink On Paper Printing Co.       Farmington Hill, MI  Printing                     Feb-95               0       37,979         37,979
Inland Color Graphics           Corona, CA           Printing                     Feb-95               0      201,733        201,733
Inland Color Graphics           Corona, CA           Printing                     Feb-95               0       28,353         28,353
Inland Printworks               Riverside, CA        Printing                     Feb-95               0      110,604        110,604
Institute Publishing, Inc.      Loganville, GA       Printing                     Feb-95               0      227,055        227,055
Institute Publishing, Inc.      Loganville, GA       Printing                     Feb-95               0       27,568         27,568
Institutional Laundry Services  Lakewood, NJ         Manufacturing & Production   Aug-95               0       39,636         39,636
Intellisys Technology Corp.     Fairfax, VA          Printing                     Feb-95               0       28,768         28,768
Interactive Sites, Inc.         Phoenix, AZ          Office Equipment.            Nov-96               0       28,701         28,701
Inter-Link Investment           Visalia, CA          Furniture                    Jun-96               0       55,078         55,078
International Circuits & Comp.  Anaheim, CA          Computers                    Jul-96               0       59,350         59,350
International Software          Frederick, MD        Printing                     Feb-95               0       50,695         50,695
International Software          Frederick, MD        Printing                     Feb-95               0      177,146        177,146
International Software          Frederick, MD        Printing                     Feb-95               0       42,216         42,216
Intersolv, Inc.                 Rockville, MD        Computers                    Dec-94         956,149       99,775      1,055,923
Intersolve, Inc.                Rockville, MD        Computers                    Mar-95       2,373,543      314,047      2,687,590
Interstate Graphics             Dayton, OH           Printing                     Feb-95               0       58,119         58,119
IPS Corporation                 Gardena, CA          Printing                     Feb-95               0       26,606         26,606
Isons Kwick Printing Center     Winter Park, FL      Printing                     Feb-95               0       36,636         36,636
J & B Finishing                 Tucker, GA           Printing                     Feb-95               0       47,067         47,067
J & M Ventures                  Morgan Hill, CA      Manufacturing & Production   Apr-96               0       54,083         54,083
J & M Ventures, Inc.            Morgan Hill, CA      Manufacturing & Production   Mar-96               0       46,382         46,382
J & R Graphics, Inc.            Hanover, MA          Printing                     Feb-95               0      207,509        207,509
J K Strauss, Inc.               Indianapolis, IN     Printing                     Feb-95               0       26,872         26,872
J.M. Rosen Corp.                Petaluma, CA         Retail                       Jul-96               0       50,375         50,375
Jaguar Litho, Inc.              Anaheim, CA          Computers                    Feb-95               0      166,979        166,979
Jimmy the Printer               Upland, CA           Printing                     Feb-95               0       48,982         48,982
John M. Riddle                  Mendota, CA          Medical                      Feb-96               0       58,295         58,295
Joseph Sansevere DMD            Flemington, NJ       Medical                      Aug-95               0       41,026         41,026
JP Graphics & Printing          Lake Elsinore, CA    Printing                     Feb-95               0       27,996         27,996
JRS Trucking &  A & J Container Springfld Gdns, NY   Material Handling            Jan-97               0       31,079         31,079
K T Press                       Orlando, FL          Printing                     Feb-95               0       49,745         49,745
K.C. Gutenberg, Inc.            Phoenix, AZ          Printing                     Feb-95               0      249,944        249,944
Kaminer & Thomson, Inc.         Charlottesville, VA  Printing                     Feb-95               0      122,579        122,579
Kandall Fabr. & Supply          East Rutherford, NJ  Computers                    Aug-95               0       32,696         32,696
Kennel-Aire, Inc.               Plymouth, MN         Fixtures                     Nov-96               0       43,777         43,777
Kevin Berg & Assoc., Inc.       Chicago, IL          Office Equipment.            Nov-96               0       57,676         57,676
Keystone Custodian Funds        Boston, MA           Computers                    Mar-95       2,000,558      242,355      2,242,913
Keystone Investment Mgmt Co.    Boston, MA           Computers                    Sep-95         421,324       49,527        470,851
Kilpatrick Graphics             Marietta, GA         Printing                     Feb-95               0       34,382         34,382
Kilpatrick Graphics             Marietta, GA         Printing                     Feb-95               0       34,230         34,230
Kilpatrick Graphics             Marietta, GA         Manufacturing & Production   Feb-95               0       48,083         48,083
Kings Smile Dental & Medical    Brooklyn, NY         Medical                      Aug-95               0       34,647         34,647
Knight's Inc.                   Beebe, AR            Retail                       Oct-95               0      128,694        128,694
Knight'S Inc.                   Beebe, AR            Retail                       Jun-95               0      125,141        125,141
Kobayashi Electronics Corp.     Long Beach, CA       Furniture                    Jan-97               0       31,584         31,584
Kochar/Gurprett MD              Ridley Park, PA      Medical                      Aug-95               0       41,546         41,546
Kohn, Inc.                      Owings Mills, MD     Printing                     Feb-95               0       51,178         51,178
Kolton/Shimlock & Gruss         New York, NY         Medical                      Aug-95               0       29,853         29,853
Korobkin & Associates           Irvine, CA           Computers                    Feb-95               0       25,614         25,614
Kovin Corp., Inc.               San Diego, CA        Printing                     Feb-95               0       26,330         26,330
L.A.W. Development Corp.        N. Miami Beach, FL   Restaurant                   Jul-96               0       36,386         36,386
La Grange Printers, Inc.        La Grange, IL        Printing                     Feb-95               0       36,537         36,537
Laberge Printers, Inc.          Orlando, FL          Printing                     Feb-95               0       27,512         27,512
Laguna Graphic Design           Irvine, CA           Printing                     Feb-95               0       25,076         25,076
Laguna Graphics Arts            Irvine, CA           Printing                     Feb-95               0       49,380         49,380
Lasergraphics Printing          Torrance, CA         Printing                     Feb-95               0       45,049         45,049
Laws Technology, Inc.           Hickory, NC          Manufacturing & Production   Jul-96               0       46,205         46,205
Leavens Awards Co Inc.          Attleboro, MA        Computers                    Aug-95               0       54,711         54,711
Legend Lithograph               Van Nuys, CA         Printing                     Feb-95               0       30,884         30,884
Lenexa Dental Group Chartered   Lenexa, KS           Telecommunications           Dec-94               0       35,338         35,338
Lettermen Inc.                  Blane, MN            Manufacturing & Production   Sep-95               0       26,525         26,525
Limra International Inc.        Windsor, CT          Computers                    Jan-96         490,477       46,494        536,971
Lisa M Mcconnell, Inc.          San Diego, CA        Printing                     Feb-95               0      104,938        104,938
Litho Impressions, Inc.         Temple Hills, MD     Printing                     Feb-95               0      195,078        195,078
Litho Legends, Inc.             Fairfax, VA          Printing                     Feb-95               0       34,845         34,845
Lodge Laser Graphics            Las Vegas, NV        Printing                     Feb-95               0       40,214         40,214
Lote Enterprises                Chicago, IL          Restaurant Equipment         Feb-96               0       30,415         30,415
Lotus Productions Inc           Atlanta, GA          Video Production             Oct-96               0       43,639         43,639
Lowes & Kendis, Inc.            Tustin, CA           Computers                    Feb-95               0      343,309        343,309
M Copiers, Inc.                 San Diego, CA        Printing                     Feb-95               0       58,378         58,378
Mac Press Group, Inc.           Hyde Park, MA        Printing                     Feb-95               0      209,961        209,961
Main Office Supply              Coshocton, OH        Printing                     Feb-95               0       42,963         42,963
Manufacturer's Products         Warren, MI           Manufacturing & Production   Sep-96               0      258,267        258,267
Manufacturers Products Co.      Warren, MI           Manufacturing & Production   Dec-95               0      846,717        846,717
Manufacturers Products Co.      Warren, MI           Manufacturing & Production   Apr-96               0      218,566        218,566
Marick, Inc.                    Phoenix, AZ          Printing                     Feb-95               0       52,869         52,869
Mario G. Loomis  MD PC          Middletown, NY       Computers                    Aug-95               0       31,252         31,252
Mark Levenson MD                New York, NY         Medical                      Aug-95               0       37,475         37,475
Mark Popkin MD                  Morristown, NJ       Medical                      Aug-95               0       31,076         31,076
Marsh Printing, Inc.            Gainesville, FL      Printing                     Feb-95               0       28,217         28,217
Mates Graphics Corp.            Clifton, NJ          Computers                    Mar-96               0       36,865         36,865
Max Loftin's Quality Graphics   Santa Ana, CA        Printing                     Feb-95               0      326,634        326,634
Mazhar Elamir MD                Jersey City, NJ      Medical                      Aug-95               0       41,805         41,805
McK's Tavern dba, Claddagh, Inc.New Smyrna Bch., FL  Retail                       Feb-97               0       28,212         28,212
Mega Mart Inc.                  Astoria, NY          Retail                       Aug-95               0       45,774         45,774
Mekong Printing                 Santa Ana, CA        Printing                     Feb-95               0      137,276        137,276
Mekong Printing                 Santa Ana, CA        Printing                     Feb-95               0       65,238         65,238
Mel Printing Co., Inc.          Melvindale, MI       Printing                     Feb-95               0       36,206         36,206
Melco Group, Inc.               Fishers, IN          Printing                     Feb-95               0       36,193         36,193
Meldrum Associates, Inc.        Sommersville, NJ     Computers                    Jul-96               0       29,419         29,419
Merlin Group                    Colorado Spring, CO  Fixtures                     Jul-96               0       44,404         44,404
Met Food Dba, JCA Food Corp     Jamaica, NY          Fixtures                     Jan-97               0       51,937         51,937
Metro Graphics, Inc.            Orlando, FL          Printing                     Feb-95               0       52,588         52,588
Michael Gershanok DDS           Scarsdale, NY        Medical                      Aug-95               0       27,174         27,174
Microtrek Enterprises Inc.      New York, NY         Telecommunications           Jun-95               0       44,888         44,888
Millflow Spice Corp.            Lindenhurst, NY      Manufacturing & Production   Aug-95               0       29,345         29,345
Miltburne Drug Co.              Melrose Park, IL     Retail                       Aug-95               0       33,425         33,425
Mini-Maid Systems, Inc.         Coeur D Alene, ID    Printing                     Feb-95               0      289,781        289,781
Mise En Place Inc.              Tampa, FL            Computers                    Mar-96               0       27,086         27,086
Mixed Media Dba, M. Bamanian    Glendale, CA         Printing                     Feb-97               0       36,547         36,547
Modern Age Business Forms       Phoenix, AZ          Manufacturing & Production   Feb-95               0       52,456         52,456
Mohammed Jawed                  Garland, TX          Manufacturing & Production   Jun-95               0       31,828         31,828
Monitor, Co.                    Cambridge, MA        Computers                    Jun-95         779,370       58,517        837,887
Moon & Stars Specialty Foods    Los Angeles, CA      Restaurant                   Jun-95               0       28,043         28,043
Morgan's Creative Restaurant    Beachwood, OH        Restaurant                   Jun-95               0      138,653        138,653
Morris Lithostrippers           Anaheim, CA          Printing                     Feb-95               0       30,619         30,619
Moss Beach Distillery           Moss Beach, CA       Restaurant                   Oct-96               0       50,757         50,757
Multi-Image Graphics, Inc.      Buffalo, NY          Manufacturing & Production   Feb-95               0      115,349        115,349
My Own Printing Co.             Anaheim, CA          Printing                     Feb-95               0       27,654         27,654
N.Y.C.B.  Enterprises,Inc.      Parsipanny, NJ       Restaurant                   Oct-96               0       32,948         32,948
Nanda D'Aleo DDS                Inwood, NY           Medical                      Aug-95               0       34,230         34,230
Nassau County Eye Associcates   Garden City, NY      Medical                      Aug-95               0       29,907         29,907
National Wire Alloy, Inc.       Fountain Inn, SC     Manufacturing & Production   Nov-94               0       33,180         33,180
Nationwide Business Systems     Norcross, GA         Printing                     Feb-95               0       29,922         29,922
Needleworks Inc.                Millersburg, PA      Manufacturing & Production   Aug-95               0       48,740         48,740
Nehoc Enterprises               Coral Springs, FL    Manufacturing & Production   Jul-96               0       53,029         53,029
Network Circuit Technologies    Redmond, WA          Manufacturing & Production   Nov-95               0       93,598         93,598
Network Printing, Inc.          Gaithersburg, MD     Manufacturing & Production   Feb-95               0       39,297         39,297
News World Communications       Washington, DC       Manufacturing & Production   Feb-95               0      204,921        204,921
Newscape Technology             Seattle, WA          Computers                    Jul-96               0       61,213         61,213
NFA Corp.                       Chestnut Hill, MA    Manufacturing & Production   Jan-96       2,251,872      260,524      2,512,396
Niehaus Ryan Group              S.San Francisco, CA  Furniture                    Oct-96               0       50,255         50,255
Nix Printing                    Columbus, GA         Printing                     Feb-95               0       41,675         41,675
No Anchovies Italian Restaurant Palm Beach, FL       Restaurant                   Mar-95               0      205,485        205,485
Norman Smith MD                 Florham Park, NJ     Computers                    Aug-95               0       30,802         30,802
Nyt Video News International    Conshohocken, PA     Manufacturing & Production   Aug-95               0       25,421         25,421
Oakdale Printing                Pleasant Ridge, MI   Printing                     Feb-95               0       40,176         40,176
Occupational & Hand Therapy     Orland Park, IL      Manufacturing & Production   Aug-95               0       26,237         26,237
Ocean Medical Group PC          Brooklyn, NY         Medical                      Aug-95               0       26,111         26,111
Ohio Clinic For Aesthetic C/O   Westlake, OH         Medical                      Aug-95               0       30,250         30,250
Old Dominion Freight Line       Highpoint, NC        Manufacturing & Production   Mar-95         402,443       42,460        444,903
Omni Printing, Inc.             Clearwater, FL       Printing                     Feb-95               0      141,345        141,345
Onfopower Internat'L.,Inc.      Heathrow, FL         Furniture                    Oct-96               0       52,450         52,450
Open Development Corp.          Norwood, MA          Computers                    Apr-96               0       55,125         55,125
Open Development Corp.          Norwood, MA          Computers                    Jun-96               0       53,303         53,303
Orange County Nameplate Co.     Santa Fe Spring, CA  Printing                     Feb-95               0       35,942         35,942
Orthodontics For Children       Haddonfield, NJ      Medical                      Aug-95               0       27,807         27,807
Output                          San Francisco, CA    Printing                     Feb-95               0       36,829         36,829
Ozark Printing, Inc.            Ozark, MO            Printing                     Feb-95               0       61,954         61,954
Pacific Bagel Partners, L.P.    Rancho Snta Mar, CA  Restaurant                   Jan-97               0      304,273        304,273
Pacific Equity Services         Vancouver, WA        Computers                    Jul-96               0       50,127         50,127
Pacific Homes                   Woodland Hills, CA   Telecommunications           Mar-96               0       31,272         31,272
Pacific Homes                   Woodland Hills, CA   Telecommunications           Apr-96               0       32,562         32,562
Pacific West Litho, Inc.        Anaheim, CA          Printing                     Feb-95               0      118,017        118,017
Palm Print, Inc.                West Palm Beach, FL  Printing                     Feb-95               0       27,921         27,921
Patricia L. Johnson DMD         Philadelphia, PA     Medical                      Aug-95               0       32,381         32,381
Peninsula Blueprint, Inc.       Mountain View, CA    Computers                    Mar-96               0       31,270         31,270
Peninsula Printing Corporation  Newport News, VA     Printing                     Feb-95               0       37,967         37,967
People'S Value Services, Inc.   West Orange, NJ      Fixtures                     Jan-97               0       25,461         25,461
Performance Press, Inc.         Orlando, FL          Printing                     Feb-95               0       67,956         67,956
Phillips Productions, Inc.      Dallas, TX           Video Production             Jun-94               0       82,844         82,844
Phoenix Manufacturers Inc.      Mcallen, TX          Manufacturing & Production   Aug-95               0       27,816         27,816
Photo Finish                    Las Vegas, NV        Manufacturing & Production   Aug-95               0       26,758         26,758
Pioneer Press, Inc.             Rockville, MD        Printing                     Feb-95               0       49,752         49,752
Platinum Communications Inc.    Dallas, TX           Computers                    Feb-96               0       37,781         37,781
Ponte Vedra Printing, Inc.      Ponte Vedra Bea, FL  Printing                     Feb-95               0       43,480         43,480
Popcorn Press, Inc.             Troy, MI             Printing                     Feb-95               0      150,780        150,780
Post Modern Edit, Inc.          Santa Ana, CA        Video Production             Jan-97               0       37,456         37,456
Potomac Press, Inc.             Sterling, VA         Printing                     Feb-95               0       40,861         40,861
Precision Converter             Oxford, PA           Printing                     Feb-95               0       51,328         51,328
Precision Graphics              Amherst, NY          Printing                     Feb-95               0       36,038         36,038
Precision Pallets & Lumber      Addison, PA          Manufacturing & Production   Aug-95               0       33,215         33,215
Precision Pre Press, Inc.       Burke, VA            Printing                     Feb-95               0       61,335         61,335
Press Express, Inc.             Hanover, MD          Printing                     Feb-95               0       35,157         35,157
Prestige Graphics, Inc.         New Berlin, WI       Printing                     Feb-95               0      135,363        135,363
Prestige Graphics, Inc.         Las Vegas, NV        Printing                     Feb-95               0       40,349         40,349
Prestige Graphics, Inc.         New Berlin, WI       Printing                     Feb-95               0       29,542         29,542
Primary Color Systems Corp.     Irvine, CA           Printing                     Feb-95               0       58,058         58,058
Prime Mover                     Irvine, CA           Printing                     Feb-95               0       33,823         33,823
Print Perfect, Inc.             Batavia, IL          Printing                     Feb-95               0       63,112         63,112
Print Rite Printing & Graphics  San Diego, CA        Printing                     Feb-95               0       25,416         25,416
Printastic, Inc.                Carlsbad, CA         Printing                     Feb-95               0       75,619         75,619
Printing By Rodney              Campbell, CA         Printing                     Feb-95               0       86,395         86,395
Printing Gallery                Florence, KY         Printing                     Feb-95               0       77,448         77,448
Printing Impressions, Inc.      Pompano Beach, FL    Printing                     Feb-95               0       31,980         31,980
Prism Printing & Design         Warren, NJ           Printing                     Aug-95               0       35,752         35,752
Professional Litho Art, Inc.    Minneapolis, MN      Printing                     Feb-95               0      111,430        111,430
Professional Packaging          Fairfield, NJ        Manufacturing & Production   Aug-95               0       28,250         28,250
Prospect Park Press, Inc.       West Chesterfie, NH  Printing                     Feb-95               0      106,705        106,705
Proteus Typography, Inc.        Palo Alto, CA        Printing                     Feb-95               0       94,788         94,788
Prout/Ross Dds Inc.             Tarzana, CA          Medical                      Aug-95               0       28,304         28,304
PRW Holding Corporation         Greenwich, CT        Retail                       Apr-94               0       27,050         27,050
Psinet Inc.                     Herndon, VA          Telecommunications           Aug-95               0    1,626,078      1,626,078
Quality House Envelope          Grants Pass, OR      Printing                     Feb-95               0       37,306         37,306
Quality Printing Services, Inc. Athens, TN           Printing                     Feb-95               0       83,981         83,981
Quick Print & Bindery of FloridaTallahassee, FL      Printing                     Feb-95               0      100,769        100,769
R Martin Printing & Design, Inc.Costa Mesa, CA       Printing                     Feb-95               0       34,916         34,916
Racing Technology Corp.         Milwaukee, WI        Video Production             Nov-96               0       53,819         53,819
Rainbow Printing, Inc.          Marietta, GA         Printing                     Feb-95               0      240,561        240,561
Rainbow Printing, Inc.          Marietta, GA         Printing                     Feb-95               0       29,592         29,592
Rainbow Property Mgt.           West Orange, NJ      Computers                    Aug-96               0       33,658         33,658
Reading Cleaner & Tailoring In  Reading, MA          Manufacturing & Production   Jun-95               0       43,243         43,243
Rehabilitation Associates       Utica, NY            Manufacturing & Production   Aug-95               0       37,152         37,152
Reliance Graphics, Inc.         Marietta, GA         Printing                     Feb-95               0       56,332         56,332
River Valley Family Medical     Barryville, NY       Manufacturing & Production   Aug-95               0       45,114         45,114
Rmh Sales & Marketing           Wynnewood, PA        Manufacturing & Production   Aug-95               0       28,478         28,478
Robertshaw Controls Co.         New Stanton, PA      Manufacturing & Production   Oct-95          49,806        5,904         55,711
Robertshaw Controls Co.         Kittery, ME          Manufacturing & Production   Oct-95         114,190       14,239        128,428
Roc Communities, Inc.           Ellenton, FL         Manufacturing & Production   Aug-96               0       63,149         63,149
Rose Casual Dining Inc.         Newtown, PA          Restaurant Equipment         Sep-95               0      268,961        268,961
Royal Business Group, Inc.      Oceanside, CA        Printing                     Feb-95               0      393,783        393,783
Royal Press of Central Florida  Longwood, FL         Printing                     Feb-95               0       44,349         44,349
RPM Color Graphics              San Diego, CA        Printing                     Feb-95               0       67,066         67,066
RSE, Inc.                       Bakersfield, CA      Printing                     Feb-95               0      184,184        184,184
Ryden, Inc.                     Austin, TX           Printing                     Feb-95               0      111,669        111,669
Santoro Printing                North Hollywood, CA  Printing                     Feb-95               0       28,846         28,846
Satterwhite Printing Co., Inc.  Richmond, VA         Manufacturing & Production   Feb-95               0       41,603         41,603
Scannercraft, Inc.              Salt Lake City, UT   Computers                    Feb-95               0       98,903         98,903
Schmidt-Fletcher Medical        Newton, NJ           Medical                      Aug-95               0       31,209         31,209
Schonfeld Securities, Inc.      Jericho, NY          Furniture                    Dec-94               0      362,371        362,371
Sciandra Enterprises, Inc.      Jacksonville, FL     Printing                     Feb-95               0       33,110         33,110
Scores International, Inc.      Boston, MA           Audio                        Feb-97               0       25,206         25,206
Scott E. Newman MD PC           Yonkers, NY          Medical                      Aug-95               0       28,054         28,054
Scott-Merriman, Inc.            Dallas, TX           Printing                     Feb-95               0       35,583         35,583
Sentinel Printing Co., Inc.     Saint Cloud, MN      Printing                     Feb-95               0       45,234         45,234
Shasta Graphics, Inc.           El Toro, CA          Printing                     Feb-95               0       35,003         35,003
Shasta Graphics, Inc.           El Toro, CA          Printing                     Feb-95               0      189,656        189,656
Shriji Corp.                    Gallup, NM           Furniture                    Mar-94               0      138,094        138,094
Siebe North Inc.                Rockford, IL         Manufacturing & Production   Sep-95         242,278       23,016        265,294
Siebe North Inc.                Cranston, RI         Manufacturing & Production   Sep-95         151,257       14,561        165,818
Simon/Drabkin & Margulies       New York, NY         Computers                    Aug-95               0       26,705         26,705
Sir Speedy Printing             Canoga Park, CA      Printing                     Feb-95               0       35,056         35,056
Smith Lithographic Arts, Inc.   Tustin, CA           Printing                     Feb-95               0      146,438        146,438
Smithkline Beecham Clinical LabsCollegeville, PA     Telecommunications           Jun-97               0       78,627         78,627
Snewo Graphics, Inc.            Tempe, AZ            Printing                     Feb-95               0       41,548         41,548
So. Island Medical Associates   Far Rockaway, NY     Medical                      Aug-95               0       26,955         26,955
Somers Leasing Corp.            Somers, NY           Medical                      Feb-97               0       25,817         25,817
Sound Chamber Records           N. Hollywood, CA     Audio                        Jan-97               0       39,986         39,986
Spc Semaan Printing Co., Inc.   Placentia, CA        Printing                     Feb-95               0       57,450         57,450
Spectrum Graphics               Roswell, GA          Printing                     Feb-95               0       26,888         26,888
Spectrum Press, Inc.            Richmond, VA         Printing                     Feb-95               0       32,051         32,051
Spectrum Press, Inc.            Richmond, VA         Manufacturing & Production   Feb-95               0       25,090         25,090
Spectrum Press, Inc.            Richmond, VA         Printing                     Feb-95               0       28,300         28,300
Spectrum Press, Inc.            Richmond, VA         Manufacturing & Production   Feb-95               0       72,886         72,886
Spectrum Press, Inc.            Richmond, VA         Printing                     Feb-95               0       48,353         48,353
Spectrum Press, Inc.            Richmond, VA         Printing                     Feb-95               0       98,636         98,636
Speedy Bindery, Inc.            San Diego, CA        Printing                     Feb-95               0       32,003         32,003
Speedy Bindery, Inc.            San Diego, CA        Printing                     Feb-95               0      150,175        150,175
Spindler/Andre & Bellovin       Bayside, NY          Medical                      Aug-95               0       31,398         31,398
St. Bernard R.C. Church         Levittown, NY        Manufacturing & Production   Aug-95               0       36,862         36,862
St. George Quality Car Wash     St.George, UT        Manufacturing & Production   Feb-97               0       25,380         25,380
St. Joseph's University         Philadelphia, PA     Manufacturing & Production   Feb-95               0       38,535         38,535
St. Mary's Children             Syosset, NY          Computers                    Jun-94               0       42,682         42,682
St. Mary's Children             Syosett, NY          Computers                    Dec-94               0       91,213         91,213
Staines, Inc.                   Somerdale, NJ        Printing                     Feb-95               0       25,209         25,209
Standard-Hart Printing Co., Inc.Topeka, KS           Manufacturing & Production   Feb-95               0      233,870        233,870
Starr Printing Co.              Casselberry, FL      Printing                     Feb-95               0       25,970         25,970
Staunton-Chow Engineers         Jersey City, NJ      Furniture                    Oct-96               0       52,752         52,752
Sterling Litho                  Placentia, CA        Printing                     Feb-95               0      153,287        153,287
Stinnett Printing               Maryville, TN        Printing                     Feb-95               0       26,032         26,032
Strube Packing Co.              Rowena, TX           Restaurant                   Jul-96               0       34,204         34,204
Sun Photo                       Morehead City, NC    Printing                     Feb-95               0       48,400         48,400
Supreme Printing Co.            Dallas, TX           Printing                     Feb-95               0      204,496        204,496
Swell Printing                  Irvine, CA           Printing                     Feb-95               0      191,289        191,289
T W Recreational Services, Inc. Yellowstone Nat,WY   Printing                     Feb-95               0       34,014         34,014
T.B.G. of Flushing, Inc.        Whitestone, NY       Restaurant                   Nov-94               0      309,000        309,000
Takahiro Kono, Inc.             Honolulu, HI         Printing                     Feb-95               0       29,220         29,220
Tani Farms, Inc.                Santa Maria, CA      Manufacturing & Production   Oct-96               0       55,551         55,551
Taufig Ahmed                    Ft. Worth, TX        Manufacturing & Production   Apr-95               0       27,720         27,720
TBJ Graphic Arts Supply, Inc.   Coventry, RI         Computers                    Feb-95               0       29,602         29,602
Technical Graphics Services     Severna Park, MD     Manufacturing & Production   Feb-95               0       38,390         38,390
Technographics                  Pontiac, MI          Printing                     Feb-95               0       89,093         89,093
Tendler Printing, Inc.          Mableton, GA         Printing                     Feb-95               0      104,956        104,956
Terrapin Cleaners, Inc.         Ft. Lauderdale, FL   Manufacturing & Production   Sep-94               0       27,001         27,001
Terry W. Slaughter DDS          Salinas, CA          Computers                    Aug-95               0       40,120         40,120
Terry'S Autobody & Paint        Oceanside, CA        Computers                    Aug-95               0       27,953         27,953
Texas Utilities Services Inc.   Dallas, TX           Telecommunications           Mar-97               0       46,349         46,349
Texas Utilities Services Inc.   Dallas, TX           Telecommunications           Mar-97         186,715       31,830        218,545
Texas Utilities Services, Inc.  Dallas, TX           Telecommunications           Dec-97               0      139,209        139,209
Tex-World, Inc.                 Marietta, GA         Manufacturing & Production   Oct-96               0       50,287         50,287
The Art Department of Rome      Rome, GA             Printing                     Feb-95               0       30,291         30,291
The Automobile Club of Missouri Saint Louis, MO      Manufacturing & Production   Feb-95               0      113,154        113,154
The Bagel Peddler Inc.          Tallahassee, FL      Restaurant Equipment         Nov-95               0       42,669         42,669
The Barton-Gillet Co., Inc.     Baltimore, MD        Computers                    Feb-95               0       36,207         36,207
The Big Room                    Irvine, CA           Printing                     Feb-95               0      124,780        124,780
The Elson Sudi Corporation      Pittsburgh, PA       Printing                     Feb-95               0       25,669         25,669
The Fisher Co.                  Grand Rapids, MI     Printing                     Feb-95               0       25,456         25,456
The Fisher Co.                  Grand Rapids, MI     Printing                     Feb-95               0       96,944         96,944
The Foxboro Company             Foxboro, MA          Manufacturing & Production   Dec-94       2,208,437      318,179      2,526,616
The Foxboro Company             Foxboro, MA          Computers                    Mar-95       2,719,251      344,980      3,064,231
The Foxboro Company             Foxboro, MA          Computers                    Jun-95       1,226,129       88,589      1,314,718
The George Group Inc.           Dallas, TX           Audio Equipment              Feb-96               0       47,167         47,167
The Grand Union Company         Wayne, NJ            Retail                       Mar-94               0      285,267        285,267
The Monitor Company             Cambridge, MA        Computers                    Mar-95       2,436,477      196,773      2,633,250
The Print Shop                  Orlando, FL          Printing                     Feb-95               0       42,838         42,838
The Print Shop                  Orlando, FL          Printing                     Feb-95               0       44,990         44,990
The Printery                    Greensboro, NC       Printing                     Feb-95               0       30,954         30,954
The Printing Gallery            Florence, KY         Printing                     Feb-95               0       39,198         39,198
The Printing Standard Corp.     Kennesaw, GA         Printing                     Feb-95               0       36,554         36,554
The Printmaker Ltd.             Santa Fe, NM         Manufacturing & Production   Feb-95               0       37,174         37,174
The Proceres Companies, Inc.    Savage, MD           Construction                 Nov-94               0       32,848         32,848
The West Company                Lionville, PA        Manufacturing & Production   Mar-95         754,335      100,354        854,689
The World & News Communic.      Washington, DC       Computers                    Feb-95               0      107,248        107,248
Thorpe Printing Services, Inc.  Marysville, MI       Printing                     Feb-95               0      499,345        499,345
Thunder Audio Inc.              Lincoln Park, MI     Audio Equipment              Jan-96               0       61,281         61,281
Thunderbird Press               Titusville, FL       Printing                     Feb-95               0       90,708         90,708
TJ Printing, Inc.               New Berlin, WI       Printing                     Feb-95               0       40,678         40,678
TLC Printing & Copying Co., Inc.Metairie, LA         Printing                     Feb-95               0       50,498         50,498
Tollgate Laundry Ctr            Groton, CT           Manufacturing & Production   Aug-96               0       43,057         43,057
Tomken Die Cutting, Inc.        Opa Locka, FL        Printing                     Feb-95               0       47,916         47,916
Trade Bindery, Inc.             Fort Lauderdale, FL  Manufacturing & Production   Feb-95               0       26,310         26,310
Trade Bindery, Inc.             Fort Lauderdale, FL  Printing                     Feb-95               0       39,030         39,030
Truck Toys, Inc.                Sedro Wooley, WA     Automotive                   Jul-96               0       34,777         34,777
Twin Rivers Printing            Madison, NC          Manufacturing & Production   Feb-95               0       45,105         45,105
Typography Plus, Inc.           Dania, FL            Printing                     Feb-95               0       38,994         38,994
Ultrasound Health Systems       Brooklyn, NY         Medical                      Aug-95               0       29,194         29,194
Ultrasound Hlth.Sys Inc.        Brooklyn, NY         Medical                      Oct-96               0       48,823         48,823
United Consumers Club           San Diego, CA        Telecommunications           Jan-97               0       37,437         37,437
Universal Press Ltd.            San Clemente, CA     Printing                     Feb-95               0       34,585         34,585
Universal Press Ltd.            San Clemente, CA     Printing                     Feb-95               0       30,290         30,290
University Residential          Bridgeport, CT       Furniture                    Jun-96               0       58,986         58,986
Unlimited Design Resources, Inc.Lawrenceville, GA    Manufacturing & Production   Jan-97               0       42,362         42,362
US Exterior Distributors        Phoenix, AZ          Telecommunications           Apr-96               0       33,478         33,478
U-Save Auto Rental of America   Hanover, MD          Printing                     Feb-95               0       38,371         38,371
V I P Printing, Inc.            Hauppauge, NY        Printing                     Feb-95               0       44,860         44,860
Versatype, Inc.                 Long Beach, CA       Printing                     Feb-95               0       39,883         39,883
Video Plaza                     Milford, CT          Furniture                    Mar-95               0       29,923         29,923
Vkng Bkry dba  Vkng Bake Shop   Denville, NJ         Restaurant                   Jan-97               0       27,938         27,938
Viking Color Separations, Inc.  Fairfield, CT        Printing                     Feb-95               0       79,584         79,584
Village Of Freeport Inc.        Freeport, NY         Office Equipment             Aug-95               0       39,090         39,090
Vinings Printing Co., Inc.      Atlanta, GA          Printing                     Feb-95               0       44,873         44,873
Vinro, Inc.                     Albuquerque, NM      Printing                     Feb-97               0       45,331         45,331
W C G P, Inc.                   Van Nuys, CA         Printing                     Feb-95               0       63,728         63,728
Warners,A Div.Of Warnaco        Bridgeport, CT       Fixtures                     Nov-96               0       27,722         27,722
Warren & Stiles, Inc.           Calhoun, GA          Printing                     Feb-95               0       58,612         58,612
Wayne Provision Co.             Vernon, CA           Manufacturing & Production   Apr-96               0       56,374         56,374
Wegman Companies, Inc.          Rochester, NY        Computers                    Nov-94               0      103,000        103,000
Westcott Press, Inc.            Altadena, CA         Printing                     Feb-95               0      316,150        316,150
Westwind Forms & Graphics       San Diego, CA        Printing                     Feb-95               0       28,787         28,787
Wholesale Printers, Inc.        Norfolk, VA          Printing                     Feb-95               0       27,575         27,575
Wilderness Plantation Holdings  Jane Lew, WV         Furniture                    Feb-97               0       49,667         49,667
Winnett Motels, Inc.            Asheville, NC        Fixture                      Sep-94               0       32,998         32,998
Winterhawk Graphics, Inc.       Hunt Valley, MD      Printing                     Feb-95               0      132,666        132,666
Wissing's, Inc.                 San Diego, CA        Printing                     Feb-95               0      131,986        131,986
Woodbridge Stereo               Woodbridge, NJ       Computers                    Aug-95               0       38,287         38,287
Woodfine Printing Co., Inc.     Buffalo, NY          Printing                     Feb-95               0       26,646         26,646
XL Graphics, Inc.               Phoenix, AZ          Printing                     Feb-95               0      105,295        105,295
York International Corp.        New York, NY         Telecommunications           Aug-95               0       37,252         37,252
Young Phillips                  Clemmons, NC         Computers                    Feb-95               0       29,055         29,055
Z T  Enterprisess, Inc.         Irving, TX           Manufacturing & Production   Apr-95               0       35,670         35,670
                                Total Equipment transactions less than $25,000                   168,351   10,963,469     11,131,820

                                                                                            ------------  ------------  ------------
                                                                                             $88,798,428  $70,602,318   $159,400,746
                                                                                            ============  ============  ============

(1)  This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1998

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.








































                                    TABLE VI
                Acquisition of Equipment - Prior Public Programs
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Seven at March 31, 1998:

     Original Lessee                                                               Date        Total           Cash      Acquisition
    or Equipment User              Location                Equipment            Purchased    Financing       Expended        Cost
                                                                                                (1)            (2)           (3)
---------------------------   -------------------   --------------------------  ---------  -------------   ------------  -----------
AAR                           Chicago, IL           Aircraft                      Nov-97       1,832,359     1,942,300     3,774,659
AJK Associates                Islandia, NY          Manufacturing & Production    Oct-96              $0       $56,361       $56,361
Alexander & Alexander         Owings Mills, MD      Computers                     Jan-96       2,805,739       366,163     3,171,902
All Car Distributors          Antigo, WI            Automotive                    May-96               0       129,745       129,745
All Car Distributors          Antigo, WI            Automotive                    Aug-96               0       147,658       147,658
All Car Distributors Inc.     Antigo, WI            Automotive                    Mar-96               0       101,445       101,445
Alpha 1 Products Inc,         Hauppauge, NY         Computers                     Oct-96               0        36,546        36,546
America Online , Inc.         Dulles, VA            Computers                     Jun-97      11,770,673       714,189    12,484,862
America Online, Inc.          Dulles, VA            Computers                     Feb-97       5,574,241       801,620     6,375,861
Ans Communications, Inc.      Purchase, NY          Manufacturing & Production    Dec-97       2,141,857       193,993     2,335,849
Ans Communications, Inc.      Purchase, NY          Manufacturing & Production    Dec-97       2,386,664       217,433     2,604,096
Ans Communications, Inc.      Purchase, NY          Manufacturing & Production    Dec-97       2,457,862       223,919     2,681,781
Ans Communications, Inc.      Purchase, NY          Manufacturing & Production    Dec-97       2,681,039       244,251     2,925,291
Ans Communications, Inc.      Purchase, NY          Computers                     Oct-97       3,186,815       301,047     3,487,862
Ans Communications, Inc.      Purchase, NY          Manufacturing & Production    Dec-97       3,641,398       329,809     3,971,208
Ans Communications, Inc.      Purchase, NY          Computers                     Oct-97       3,687,562       348,351     4,035,913
Ans Communications, Inc.      Purchase, NY          Computers                     Oct-97       3,798,716       358,851     4,157,568
Arcade Printing Services      North Highlands, CA   Printing                      Nov-96               0        27,652        27,652
Arcade Textiles, Inc.         Rock Hill, SC         Manufacturing & Production    Aug-96               0       116,364       116,364
Audio By The Bay              Garden Grove, CA      Audio                         Aug-96               0        59,925        59,925
Automotive Sevice & Parts     Wilmington, OH        Automotive                    Sep-96               0        33,062        33,062
AZ 3, Inc.                    Vernon, CA            Mnfctrg & Prdtn               Feb-98               0       539,349       539,349
Bio-Medical Devices, Inc.     Irvine, CA            Manufacturing & Production    May-96               0        40,310        40,310
Blount Inc.                   Montgomery, AL        Computers                     Jan-96         471,271        37,083       508,354
Boca Tecca Cleaners           Boca Raton, FL        Manufacturing & Production    Sep-96               0        53,029        53,029
C & C Finishing               No. Babylon, NY       Manufacturing & Production    Sep-96               0        25,792        25,792
C.J. Menendez Co.             Miami, FL             Construction                  May-96               0        50,702        50,702
C.M. Repographics, Inc.       Las Vegas, NV         Reprographics                 Jul-96               0        44,804        44,804
C.P. Shades Inc.              Sausalito, CA         Manufacturing & Production    Mar-96               0       247,608       247,608
Carlos Remolina, Md           Roselle, NJ           Medical                       Dec-96               0        55,028        55,028
Carnival Cruise Lines         Miami, FL             Computers                     Jun-96         877,527        77,826       955,353
CCI Diversified, Inc.         Newport Beach, CA     Computers                     Jul-96               0        57,766        57,766
CID Hosiery Mills, Inc.       Lexington, NC         Manufacturing & Production    Oct-96               0        47,658        47,658
CIS Corp.                     Norcross, GA          Telecommunications            Mar-97               0       364,823       364,823
CIS Corp.                     Jersey City, NJ       Telecommunications            Nov-96       3,870,877     1,319,304     5,190,181
Cleaners Plus                 Boca Raton, FL        Manufacturing & Production    Oct-96               0        63,937        63,937
Comm. Task Group,Inc.         Buffalo, NY           Telecommunications            Oct-96               0        51,470        51,470
Comshare Inc.                 Ann Arbor, MI         Computers                     Sep-96               0       426,019       426,019
Continental Airlines          Houston, TX           Aircraft                      Dec-96       9,309,759     2,462,884    11,772,643
Continental Airlines          Houston, TX           Aircraft                      Jul-97      13,102,299     1,667,694    14,769,993
Creative Financial Svcs       Fayetteville, NC      Computers                     Jul-96               0        37,193        37,193
CT Plastics & Fabrications    Simsbury, CT          Manufacturing & Production    Oct-96               0        39,769        39,769
Dads Farms                    Henderson, NE         Agriculture                   Oct-96               0        50,835        50,835
DCR Communications Inc.       Washington, DC        Furniture                     Feb-96               0       123,781       123,781
Digio,  Inc.                  Woodland Hills, CA    Computers                     Sep-96               0        45,176        45,176
Dryclean USA Dba Osmar,Inc    Miami, FL             Manufacturing & Production    Nov-96               0        61,964        61,964
Environmental Resources       Epping, NH            Material Handling             Dec-96               0        55,854        55,854
Federal Express Corp.         Memphis, TN           Aircraft                      Aug-96      34,973,585     7,229,208    42,202,793
First Consumer Funding        Kenilworth, NJ        Computers                     Oct-96               0        43,207        43,207
G & G Amusement               Commerce, CA          Computers                     Sep-96               0        27,375        27,375
Golden Blasting, Inc.         Windham, NH           Manufacturing & Production    Oct-96               0        58,333        58,333
Golden City Chinese           Margate, FL           Restaurant                    Dec-96               0        42,104        42,104
Golden Pharmaceutical         Golden, CO            Computers                     Apr-96               0        56,357        56,357
Haemonetics Corp.             Braintree, MA         Telecommunications            Nov-96               0        36,529        36,529
Hollywood Recording Srvcs     Hollywood, CA         Audio                         Nov-96               0        45,631        45,631
Horizon Financial Corp        Fairfield, NJ         Computers                     Oct-96               0        54,008        54,008
ICT Group, Inc.               Langhorne, PA         Furniture                     Aug-96         211,809        61,034       272,843
Infinity Studios, Inc.        Brooklyn, NY          Audio                         Jul-96               0        53,561        53,561
Intersolv Inc.                Rockville, MD         Computers                     Jan-96         576,678        47,155       623,834
J.C. Penney, Inc.             Plano, TX             Office Equipment              Jun-96       2,199,583       406,402     2,605,985
Kent-Transamericas            Brooklyn, NY          Computers                     Aug-96               0        34,946        34,946
Kim Hannaford, Dds            Los Alamitos, CA      Medical                       Apr-96               0        38,775        38,775
Knoxville Men's Medical       Knoxville, TN         Medical                       Oct-96               0        42,156        42,156
La Dolce Vita Of Mt Ver.      Mount Vernon, NY      Restaurant                    Oct-96               0        26,952        26,952
LAN Chile                     Chicago, IL           Aircraft                      Mar-98      11,752,300     1,802,500    13,554,800
Leomar Miami, Inc.            Miami, FL             Retail                        Jul-96               0        43,506        43,506
Lindy Bixby Dds               Capitola, CA          Medical                       Oct-96               0        27,794        27,794
Long Beach Acceptance         Oradell, NJ           Computers                     Sep-96               0       721,382       721,382
LVL, Inc.                     Minneapolis, MN       Computers                     Jul-96               0        49,526        49,526
Market Service, Inc.          Great Neck, NY        Telecommunications            Sep-96               0        48,898        48,898
Mazda Motors of America, Inc. Irvine, CA            Computers                     Mar-97       5,874,729       977,449     6,852,178
Michael Stephenson            Evanston, IL          Photography                   Aug-96               0        35,648        35,648
Miracle Mortgage              Orem, UT              Computers                     Jul-96               0        98,589        98,589
MNP Enterprises               Miami Lakes, FL       Retail                        Sep-96               0        27,556        27,556
Modern Planning LI, Inc.      Brooklyn, NY          Computers                     Dec-96               0        57,324        57,324
Nashville Men's Medical       Nashville, TN         Medical                       Oct-96               0        42,161        42,161
New Horizons Computer         Fairborn, OH          Computers                     Sep-96               0        53,974        53,974
Newport Shores Financial      Mission Viego, CA     Furniture                     Jul-96               0        55,093        55,093
Occidental                    Los Angeles, CA       Vessels                       Mar-97       5,853,364     3,708,501     9,561,865
OEO, Inc.                     Springfield, VA       Telecommunications            Mar-97         160,103       215,453       375,556
Pacific Bagel Partners        Rncho St.Margarita,CA Restaurant                    Sep-96               0       609,000       609,000
Pat's Bug Shop                Donalds, SC           Automotive                    Oct-96               0        53,596        53,596
Peppino's Inc. & Peppino's    Irvine, CA            Restaurant                    Aug-96               0        31,171        31,171
Petsmart, Inc.                Pheonix, AZ           Fixtures                      Dec-97               0     2,658,049     2,658,049
Photocircuits                 Glen Cove, NY         Computers                     Aug-96               0     1,995,051     1,995,051
Pollinaise Intimate Apparel   Boyertown, PA         Computers                     Aug-96               0        48,000        48,000
Progressive Technology        Miami, FL             Manufacturing & Production    Sep-96               0        32,397        32,397
Progrssve Extrsn Die Corp     Anahiem, CA           Manufacturing & Production    Dec-96               0        46,832        46,832
Quality Baking, LLC           Maplewood, MO         Furniture                     Jul-96               0       283,250       283,250
Quality Baking, LLC           Maplewood, MO         Furniture                     Sep-96               0       315,404       315,404
R.B. Apparel Co., Inc.        Hialeah, FL           Manufacturing & Production    Sep-96               0        46,114        46,114
Rainbow Abstracts Group       Glandale, CA          Video                         Oct-96               0        56,347        56,347
Ral III Trading Inc.          Biloxi, MS            Manufacturing & Production    Oct-96               0        51,077        51,077
Rehab Excel, Inc.             Lafayettle, CO        Computers                     Dec-96               0        34,545        34,545
Roger Doss Catering, Inc.     Lyndhurst, NJ         Restaurant                    Dec-96               0        29,222        29,222
Rowan Companies               Memphis, TN           Oil Rig                       Aug-96      12,325,000       369,750    12,694,750
Seacor Smit, Inc.             Houston, TX           Vessel                        Sep-97      12,825,000     4,788,000    17,613,000
Seacor Smit, Inc. #2          Houston, TX           Vessel                        Jan-98      14,232,634     4,822,366    19,055,000
Seacor Smit, Inc. #3          Houston, TX           Vessel                        Mar-98      11,742,000     2,935,500    14,677,500
Siamac A. Najah               Redondo Beach, CA     Video                         Jul-96               0        51,970        51,970
Sportscare Specialists        Troy, MI              Medical                       Sep-96               0        29,411        29,411
Steamtech Environmental       Bakersfield, CA       Enviromental                  Sep-96               0        55,557        55,557
Stratford Studios             Phoenix, AZ           Printing                      Sep-96               0        42,525        42,525
Sturgeon & Sturgeon,DDS       West Hills, CA        Medical                       Nov-96               0        61,736        61,736
Sunfire Prod. Dba Sequoia     Aspen, CO             Video                         Oct-96               0        46,760        46,760
Third Coast Productions       Ft. Worth, TX         Video                         Aug-96               0        52,682        52,682
Threespace Imagery            Reseda, CA            Computers                     Oct-96               0        53,169        53,169
Tierce, Inc.                  Fort Worth, TX        Medical                       Jun-96               0        33,310        33,310
Title Escrow Inc.             Nashville, TN         Computers                     Oct-96               0        51,946        51,946
Tucson Bagel Company, LLC     Brainerd, MN          Restaurant Equipment          Mar-96               0       261,319       261,319
Tucson Bagel Company, LLC     Brainerd, MN          Restaurant                    Sep-96               0       298,886       298,886
Uinta Brewing Company         Salt Lake City, UT    Manufacturing & Production    May-96               0       183,600       183,600
United Consumers Club         Elmsford, NY          Telecommunications            Oct-96               0        48,670        48,670
United Consumers Club         Fishkill, NY          Telecommunications            Dec-96               0        48,670        48,670
Visual Impulse Co.            Quincy, FL            Computers                     Dec-96               0        40,635        40,635
Wal-Mart Stores,Inc.          Bentonville, AR       Material Handling             Oct-96       1,751,640     2,939,819     4,691,459
Waterwrks Restaurant          Winooski, VT          Retail                        May-96               0        33,323        33,323
Westover Investment Corp      Richmond, VA          Computers                     Dec-96               0        26,625        26,625
WH Smith Limited              London, England       Retail                        Mar-97      20,049,773     1,495,109    21,544,881
                              Total Equipment transactions less than $25,000                           0     1,284,306     1,284,306

                                                                                            ------------   -----------  ------------
                                                                                            $208,124,855   $57,413,121  $265,537,977
                                                                                            ============   ===========  ============


(1) This is the financing at the date of acquisition.
(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1998 (3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.